Filed Pursuant to Rule 424(B)(5)
Registration Statement No. 333-140804

PROSPECTUS SUPPLEMENT (To Prospectus Dated March 9, 2007)

$4,783,549,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
UBS Real Estate Securities Inc.
Nomura Credit & Capital, Inc.
Eurohypo AG, New York Branch
PNC Bank, National Association

Sponsors and Mortgage Loan Sellers

AIG Mortgage Capital, LLC
Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2007-LDP10 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10. The assets of the issuing entity will primarily be 227 fixed rate mortgage loans secured by first liens on 328 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2007-LDP10 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement. In addition, JPMorgan Chase Bank, N.A. will provide an interest rate swap agreement for the benefit of the Class A-2SFL certificates and an interest rate swap agreement for the benefit of the Class A-JFL certificates as described under ‘‘Description of the Swap Contracts’’ in this prospectus supplement. The Series 2007-LDP10 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-LDP10 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 15th day of each month (or if the 15th day is not a business day, the following business day), commencing on April 16, 2007.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/Fitch)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$41,831,000		5.1220%	Fixed		March 15, 2012	Aaa/AAA	January 15, 2049
Class A-2(6)	$250,000,000		5.4340%	Fixed		November 15, 2016	Aaa/AAA	January 15, 2049
Class A-3(6)	$1,714,136,000		5.4200%	Fixed		February 15, 2017	Aaa/AAA	January 15, 2049
Class A-1A(6)	$507,300,000		5.4390%	Fixed		March 15, 2017	Aaa/AAA	January 15, 2049
Class A-M(6)	$359,038,000		5.4640%	Fixed	(7)	March 15, 2017	Aaa/AAA	January 15, 2049
Class A-J(6)	$200,694,000		5.5030%	Fixed	(7)	March 15, 2017	Aaa/AAA	January 15, 2049
Class A-JFL(6)	$100,000,000	(8)	LIBOR + 0.2600%	Floating	(7)(9)	March 15, 2017	Aaa/AAA(10)	January 15, 2049
Class X	$5,331,517,186	(11)	0.5269%	Variable	(12)	April 15, 2022	Aaa/AAA	January 15, 2049
Class A-1S(6)	$200,000,000		4.9300%	Fixed		November 15, 2011	Aaa/AAA	January 15, 2049
Class A-2S(6)	$688,857,000		5.3050%	Fixed		March 15, 2012	Aaa/AAA	January 15, 2049
Class A-2SFL(6)	$150,000,000	(13)	LIBOR + 0.1300%	Floating	(9)	March 15, 2012	Aaa/AAA(10)	January 15, 2049
Class A-3S(6)	$179,937,000		5.3170%	Fixed		April 15, 2013	Aaa/AAA	January 15, 2049
Class A-MS(6)	$174,114,000		5.3420%	Fixed	(14)	December 15, 2013	Aaa/AAA	January 15, 2049
Class A-JS(6)	$145,820,000		5.3950%	Fixed	(14)	January 15, 2014	Aaa/AAA	January 15, 2049
Class B-S(6)	$34,823,000		5.4370%	Fixed	(14)	January 15, 2014	Aa2/AA	January 15, 2049
Class C-S(6)	$13,058,000		5.4660%	Fixed	(14)	January 15, 2014	Aa3/AA-	January 15, 2049
Class D-S(6)	$23,941,000		5.5160%	Fixed	(14)	January 15, 2014	A2/A	January 15, 2049

(Footnotes to table on page S-9)

You should carefully consider the risk factors beginning on page S-51 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., UBS Securities LLC, Citigroup Global Markets Inc., Commerzbank Capital Markets Corp. and PNC Capital Markets LLC, will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and UBS Securities LLC are acting as co-lead managers for this offering with respect to each of the offered certificates. Citigroup Global Markets Inc., Commerzbank Capital Markets Corp. and PNC Capital Markets LLC are acting as co-managers for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 29, 2007. We expect to receive from this offering approximately 103.2% of the initial aggregate principal balance of the offered certificates, plus accrued interest (except with respect to the Class A-2SFL and Class A-JFL Certificates) from March 1, 2007, before deducting expenses payable by us.

JPMorgan	UBS Investment Bank

Citigroup Global Markets, Inc.	Commerzbank Corporates & Markets	PNC Capital Markets LLC

March 26, 2007

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10

Idaho
1 property
$1,278,200
0.0% of total
Wyoming
1 property
$3,920,000
0.1% of total
Nebraska
1 property
$2,095,649
0.0% of total
Missouri
3 properties
$11,940,000
0.2% of total
Iowa
1 property
$660,000
0.0% of total
Minnesota
5 properties
$34,105,662
0.6% of total
Illinois
16 properties
$125,823,000
2.4% of total
Wisconsin
7 properties
$53,205,995
1.0% of total
Washington
3 properties
$7,272,400
0.1% of total
Michigan
15 properties
$85,258,763
1.6% of total
New York
24 properties
$781,258,466
14.6% of total
Massachusetts
7 properties
$26,945,000
0.5% of total
Rhode Island
1 property
$3,393,746
0.1% of total
Oregon
2 properties
$12,428,100
0.2% of total
Indiana
10 properties
$97,341,291
1.8% of total
Pennsylvania
6 properties
$103,285,000
1.9% of total
New Jersey
2 properties
$4,650,000
0.1% of total
Utah
4 properties
$31,034,000
0.6% of total
Ohio
14 properties
$137,090,613
2.6% of total
District of Columbia
1 property
$105,000,000
2.0% of total
Delaware
1 property
$1,852,500
0.0% of total
Nevada
9 properties
$121,587,539
2.3% of total
Maryland
4 properties
$93,221,349
1.7% of total
Virginia
26 properties
$537,320,000
10.1% of total
California
59 properties
$907,372,070
17.0% of total
North Carolina
8 properties
$49,012,629
0.9% of total
Arizona
11 properties
$187,800,957
3.5% of total
South Carolina
4 properties
$39,988,000
0.7% of total
Guam
1 property
$105,000,000
2.0% of total
Colorado
2 properties
$33,465,000
0.6% of total
Georgia
10 properties
$264,306,325
4.9% of total
Kansas
2 properties
$56,062,600
1.0% of total
Oklahoma
2 properties
$7,234,000
0.1% of total
Kentucky
6 properties
$21,372,600
0.4% of total
Alabama
2 properties
$40,400,000
0.8% of total
Hawaii
3 properties
$129,745,000
2.4% of total
Texas
17 properties
$313,217,979
5.9% of total
Arkansas
3 properties
$4,672,100
0.1% of total
Tennessee
8 properties
$137,949,040
2.6% of total
Florida
28 properties
$664,868,612
12.4% of total
< 1.0% Cut-off Date Balance
1.0% - 9.99% Cut-off Date Balance
≥10.0% Cut-off Date Balance

west elm

Coconut Point — Estero, FL

599 Lexington Avenue — New York, NY

Skyline Portfolio — Falls Church, VA

Lafayette Property Trust — Alexandria, VA

1680

StratREAL Industrial Portfolio II — Various

Augusta Mall — Augusta, GA

Solana — Westlake, TX

BEST BUY

Centro Heritage Portfolio V — Various

Colony VI Portfolio — Various

Southland Mall — Miami, FL

SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-12
RISK FACTORS	S-51
Geographic Concentration Entails Risks	S-51
Risks Relating to Mortgage Loan Concentrations	S-52
Risks Relating to Enforceability of Cross-Collateralization	S-54
The Borrower’s Form of Entity May Cause Special Risks	S-54
Ability to Incur Other Borrowings Entails Risk	S-56
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date	S-60
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-61
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-61
Tenant Concentration Entails Risk	S-62
Certain Additional Risks Relating to Tenants	S-63
Substitution of Mortgaged Properties May Lead to Increased Risks	S-65
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-65
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-66
Tenant Bankruptcy Entails Risks	S-67
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-67
Office Properties Have Special Risks	S-67
Retail Properties Have Special Risks	S-68
Multifamily Properties Have Special Risks	S-69
Industrial Properties Have Special Risks	S-70
Hotel Properties Have Special Risks	S-72
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-72
Risks Relating to Certain Assistance Programs	S-73
Lack of Skillful Property Management Entails Risks	S-74
Tax Considerations Relating to Property in Guam	S-74
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-74
Condominium Ownership May Limit Use and Improvements	S-75
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-75
Shari’ah Compliant Loans	S-76
Limitations of Appraisals	S-77
Risks Relating to Underwritten Net Cash Flow	S-77
Potential Conflicts of Interest	S-78
Special Servicer May Be Directed to Take Actions	S-80
Bankruptcy Proceedings Entail Certain Risks	S-81
Risks Relating to Prepayments and Repurchases	S-82
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-85
Sensitivity to LIBOR and Yield Considerations	S-85
Risks Relating to the Swap Contracts	S-85
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-86
Risks Relating to Interest on Advances and Special Servicing Compensation	S-87
Risks of Limited Liquidity and Market Value	S-87
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-87
Subordination of Subordinate Offered Certificates	S-88

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX A-4	DECREMENT TABLES
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS
ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2007-LDP10 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the Series 2007-LDP10 certificates;

Summary of Terms, commencing on page S-12 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2007-LDP10 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-51 of this prospectus supplement, which describe risks that apply to the Series 2007-LDP10 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-285 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE

PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)(i)    IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT IN ACQUIRING, HOLDING, MANAGING, OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS AND (ii) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE CERTIFICATES OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES WHERE THE ISSUE OF THE CERTIFICATES WOULD OTHERWISE CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’);

(B)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(C)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED

ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

 SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(2)	Pass- Through Rate Description		Assumed Final Distribution Date(3)	Initial Approx. Pass-Through Rate		Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ Fitch)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$41,831,000		30.000%	Fixed		March 15, 2012	5.1220%		2.78	Aaa/AAA	04/07 — 03/12
A-2(6)	$250,000,000		30.000%	Fixed		November 15, 2016	5.4340%		8.38	Aaa/AAA	03/12 — 11/16
A-3(6)	$1,714,136,000		30.000%	Fixed		February 15, 2017	5.4200%		9.80	Aaa/AAA	11/16 — 02/17
A-1A(6)	$507,300,000		30.000%	Fixed		March 15, 2017	5.4390%		9.71	Aaa/AAA	04/07 — 03/17
A-M(6)	$359,038,000		20.000%	Fixed	(7)	March 15, 2017	5.4640%		9.96	Aaa/AAA	03/17 — 03/17
A-J(6)	$200,694,000		11.625%	Fixed	(7)	March 15, 2017	5.5030%		9.96	Aaa/AAA	03/17 — 03/17
A-JFL(6)	$100,000,000	(8)	11.625%	Floating	(7)(9)	March 15, 2017	LIBOR	+ 0.2600%	9.96	Aaa/AAA(10)	03/17 — 03/17
X	$5,331,517,186	(11)	N/A	Variable	(12)	April 15, 2022	0.5269%		N/A	Aaa/AAA	N/A
A-1S(6)	$200,000,000		30.000%	Fixed		November 15, 2011	4.9300%		4.51	Aaa/AAA	04/07 — 11/11
A-2S(6)	$688,857,000		30.000%	Fixed		March 15, 2012	5.3050%		4.82	Aaa/AAA	11/11 — 03/12
A-2SFL(6)	$150,000,000	(13)	30.000%	Floating	(9)	March 15, 2012	LIBOR	+ 0.1300%	4.82	Aaa/AAA(10)	11/11 — 03/12
A-3S (6)	$179,937,000		30.000%	Fixed		April 15, 2013	5.3170%		5.42	Aaa/AAA	03/12 — 04/13
A-MS(6)	$174,114,000		20.000%	Fixed	(14)	December 15, 2013	5.3420%		6.51	Aaa/AAA	04/13 — 12/13
A-JS(6)	$145,820,000		11.625%	Fixed	(14)	January 15, 2014	5.3950%		6.71	Aaa/AAA	12/13 — 01/14
B-S(6)	$34,823,000		9.625%	Fixed	(14)	January 15, 2014	5.4370%		6.79	Aa2/AA	01/14 — 01/14
C-S(6)	$13,058,000		8.875%	Fixed	(14)	January 15, 2014	5.4660%		6.79	Aa3/AA−	01/14 — 01/14
D-S(6)	$23,941,000		7.500%	Fixed	(14)	January 15, 2014	5.5160%		6.79	A2/A	01/14 — 01/14
Non-Offered Certificates
B(6)	$71,808,000		9.625%	Fixed	(7)	N/A	5.5820%		N/A	Aa2/AA	N/A
C(6)	$26,928,000		8.875%	Fixed	(7)	N/A	5.6120%		N/A	Aa3/AA−	N/A
D(6)	$49,367,000		7.500%	WAC	(15)	N/A	5.7676%		N/A	A2/A	N/A
E(6)	$40,392,000		6.375%	WAC	(15)	N/A	5.8656%		N/A	A3/A−	N/A
F(6)	$44,880,000		5.125%	WAC	(16)	N/A	5.9266%		N/A	Baa1/BBB+	N/A
G(6)	$44,880,000		3.875%	WAC	(16)	N/A	5.9266%		N/A	Baa2/BBB	N/A
H(6)	$40,392,000		2.750%	WAC	(16)	N/A	5.9266%		N/A	Baa3/BBB−	N/A
E-S(6)	$19,588,000		6.375%	WAC	(17)	N/A	5.7356%		N/A	A3/A−	N/A
F-S(6)	$21,764,000		5.125%	WAC	(18)	N/A	5.9296%		N/A	Baa1/BBB+	N/A
G-S(6)	$21,764,000		3.875%	WAC	(18)	N/A	5.9296%		N/A	Baa2/BBB	N/A
H-S(6)	$19,588,000		2.750%	WAC	(18)	N/A	5.9296%		N/A	Baa3/BBB−	N/A
J	$19,993,000		2.375%	Fixed	(19)	N/A	5.0810%		N/A	Ba1/BB+	N/A
K	$19,993,000		2.000%	Fixed	(19)	N/A	5.0810%		N/A	Ba2/BB	N/A
L	$13,329,000		1.750%	Fixed	(19)	N/A	5.0810%		N/A	Ba3/BB−	N/A
M	$6,665,000		1.625%	Fixed	(19)	N/A	5.0810%		N/A	B1/B+	N/A
N	$6,664,000		1.500%	Fixed	(19)	N/A	5.0810%		N/A	B2/B	N/A
P	$13,329,000		1.250%	Fixed	(19)	N/A	5.0810%		N/A	B3/B−	N/A
NR	$66,644,186		N/A	Fixed	(19)	N/A	5.0810%		N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The credit support percentages set forth for the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3 Class A-3S and Class A-1A Certificates are, in each case, represented in the aggregate without regard to loan groups and taking into account each certificate with a lower distribution priority; the Class A-M and Class A-MS Certificates are represented in the aggregate in the same manner, as are the Class A-J, Class A-JFL and Class A-JS Certificates and each subsequent group of certificates with the same certificate rating.

(3)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement. The rated final distribution date for each class of certificates is January 15, 2049. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Fitch, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S certificates and the Class A-2SFL and Class A-JFL regular interests, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group S and loan group R. As of the cut-off date, loan group S will consist of 58 mortgage loans, representing approximately 32.6% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R will consist of 171 mortgage loans, representing approximately 67.4% of the aggregate principal balance of the pool of mortgage loans. For purposes of making distributions on the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, from amounts distributable in respect of loan group R, the pool of mortgage loans in loan group R will be further deemed to consist of two distinct loan groups, loan group R-1 and loan group R-2. As of the cut-off date, loan group R-1 will consist of 134 mortgage loans, representing approximately 57.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will consist of 37 mortgage loans, representing approximately 9.6% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will include approximately 59.3% of all the mortgage loans secured by multifamily and manufactured housing community properties.

Generally amounts available for distribution from the mortgage loans in loan group S will generally be applied to make distributions to the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class A-2SFL regular interest and amounts available for distribution from the mortgage loans in loan group R will generally be applied to make distributions to the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class A-JFL regular interest. So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-1A and Class X certificates, interest and principal distributions on the Class A-1, Class A-2 and Class A-3 certificates will be based upon amounts available relating to mortgage loans in loan group R-1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group R-2. In addition, generally the Class A-1, Class A-2 and Class A-3 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group R-2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group R-1 after the certificate principal balance of the Class A-3 certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M and Class A-MS through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A certificates and the Class A-2SFL regular interest, pro rata.

(7)	For any distribution date, if the group R WAC rate, which is the weighted average of the net interest rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period, is less than the rate specified for any of the Class A-M, Class A-J, Class B and Class C certificates and the Class A-JFL regular interest with respect to the distribution date, then the pass-through rate for that class of certificates or regular interest on that distribution date will equal the weighted average of the net interest rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(8)	The certificate balance of the Class A-JFL certificates will be equal to the certificate balance of the Class A-JFL regular interest.

(9)	The pass through rate applicable to the Class A-JFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.2600%; provided, however, that interest payments on the Class A-JFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal balance of the Class A-JFL Certificates at 5.4380% per annum over interest payments calculated at a per annum rate equal to the group R WAC rate, which is the weighted average of the net interest rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass through rate applicable to the Class A-JFL certificates may convert to a fixed rate equal to 5.4380% per annum subject to a maximum rate equal to the group R WAC rate. The pass through rate applicable to the Class A-2SFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1300% In addition, under certain circumstances described in this prospectus supplement, the pass through rate applicable to the Class A-2SFL certificates may convert to a fixed rate equal to 5.1870% per annum. The initial LIBOR rate will be determined on March 27, 2007 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(10)	The ratings assigned to the Class A-2SFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.1870% per annum. The ratings assigned to the Class A-JFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.4380% per annum, subject to a maximum rate equal to the group R WAC rate, which is the weighted average of the net interest rates on the mortgage loans in loan group R. See ‘‘Ratings’’ in this prospectus supplement.

(11)	The Class X notional amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-2SFL, Class A-JFL, Class X, Class R, Class S, Class MR and Class LR certificates) and the Class A-2SFL and Class A-JFL regular interests.

(12)	The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(13)	The certificate balance of the Class A-2SFL certificates will be equal to the certificate balance of the Class A-2SFL regular interest.

(14)	For any distribution date, if the group S WAC rate, which is the weighted average of the net interest rates on the mortgage loans in loan group S (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-MS, Class A-JS, Class B-S, Class C-S and Class D-S certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans in loan group S (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(15)	The pass through rate applicable to the Class D and Class E certificates on each distribution date will be a per annum rate equal to the group R WAC Rate, minus 0.1590% and 0.0610%, respectively.

(16)	The pass through rate applicable to the Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the group R WAC rate.

(17)	The pass through rate applicable to the Class E-S certificates on each distribution date will be a per annum rate equal to the group S WAC Rate, minus 0.1940%.

(18)	The pass through rate applicable to the Class F-S, Class G-S and Class H-S certificates on each distribution date will be a per annum rate equal to the group S WAC rate.

(19)	For any distribution date, if the pool WAC rate as described below as of the first day of the related due period is less than the rate specified for any of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for the class of certificates on that distribution date will equal the pool WAC rate. The ‘‘pool WAC rate’’ is the weighted average of (x) the group S WAC rate and (y) the group R WAC rate, in each case weighted on the basis of the related group subordinate amount. The group subordinate amount for any distribution date of (i) for the mortgage loans in loan group R, will be equal to the excess of the aggregate principal balance of the mortgage loans in loan group R as of the beginning of the related due period over the outstanding principal balance of the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the Class A-JFL regular interest immediately prior to that distribution date and (ii) for the mortgage loans in loan group S will be equal to the excess of the aggregate principal balance of the mortgage loans in loan group S as of the beginning of the related due period over the aggregate outstanding principal balance of the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S certificates and the Class A-2SFL regular interest immediately prior to that distribution date.

The Class R, Class S, Class MR and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9299. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this prospectus supplement.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, UBS Real Estate Securities Inc., a Delaware corporation, Nomura Credit & Capital, Inc., a Delaware corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, PNC Bank, National Association, a national banking association, and AIG Mortgage Capital, LLC, a Delaware limited liability company. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this prospectus supplement.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
JPMCB	63	$1,568,017,511	29.4%	38.4%	26.0%	19.4%	25.1%
UBS Real Estate Securities Inc.	50	1,260,002,686	23.6	17.6	27.7	19.9	26.6
Nomura Credit & Capital, Inc.	61	1,224,679,553	23.0	19.6	20.6	48.9	24.6
Eurohypo AG, New York Branch	17	925,251,311	17.4	23.3	16.6	1.5	14.5
PNC Bank, National Association	33	274,466,125	5.1	0.6	6.9	10.3	7.4
AIG Mortgage Capital, LLC	3	79,100,000	1.5	0.6	2.2	0.0	1.9
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

Master Servicers	Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to 116 of the mortgage loans, representing approximately 53.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (35 mortgage loans in loan group S, representing approximately 62.9% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, 67 mortgage loans in loan group R-1, representing approximately 51.7% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date, 14 mortgage loans in loan group R-2, representing approximately 31.1% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date and 81 mortgage loans in loan group R, representing approximately 48.8% of the aggregate principal balance of the mortgage loans in loan group R as of the cut-off date). Its servicing offices are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters. See ‘‘Transaction Parties—The Master Servicers’’ in this prospectus supplement.

Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to 111 of the mortgage loans, representing approximately 46.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (23 mortgage loans in loan group S, representing approximately 37.1% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, 66 mortgage loans in loan group R-1, representing approximately 48.3% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date, 22 mortgage loans in loan group R-2, representing approximately 68.9% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date and 88 mortgage loans in loan group R, representing approximately 51.2% of the aggregate principal balance of the mortgage loans in loan group R as of the cut-off date). Its servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina, 28262 and its telephone number is 800-326-1334. See ‘‘Transaction Parties—The Master Servicers’’ in this prospectus supplement.

The Skyline Portfolio loan and the Solana loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1. The master servicer that will service the Skyline Portfolio loan and the Solana loan under the Banc of America

Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 pooling and servicing agreement is Bank of America, National Association. The servicing offices of Bank of America, National Association are located at NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255 and its telephone number is (704) 317-4501. Additionally, the primary servicer that services the Solana whole loan is Wells Fargo Bank, N.A. The servicing offices of Wells Fargo Bank, N.A. are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105 and its telephone number is 1-800-986-9711.

The Americold Pool 2 loan is being serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18. The master servicer that services the Americold Pool 2 companion loan under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 pooling and servicing agreement is Capmark Finance Inc., a California corporation. The servicing offices of Capmark Finance Inc. are located at 200 Witmer Road, Horsham, Pennsylvania, 19044 and its telephone number is (215) 328-1258. Additionally, the primary servicer that services the Americold Pool 2 whole loan is Midland Loan Services, Inc.

The master servicers will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement.

Special Servicer	J.E. Robert Company, Inc., a Virginia corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of the special servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000. We anticipate that the initial controlling class representative will be JER Investors Trust Inc., an affiliate of the special servicer. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

The special servicer that will specially service the Skyline Portfolio loan and the Solana loan under the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 pooling and servicing agreement and will specially service the Americold Pool 2 loan under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 pooling and servicing agreement is LNR Partners, Inc., a Florida corporation. The primary servicing offices of LNR Partners, Inc. are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.

Trustee	Wells Fargo Bank, N.A., a national banking association, with its principal offices located in Columbia, Maryland. The trustee’s address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services-J.P. Morgan 2007-LDP10 and its telephone number is (301) 815-6600. See ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the Skyline Portfolio loan and the Solana loan for which LaSalle Bank National Association, as trustee, is the mortgagee of record under the Banc of America Commercial Mortgage Trust 2007-1 and the Americold Pool 2 loan for which Wells Fargo Bank, N.A. is the mortgagee of record under the J.P. Morgan Commercial Mortgage Securities Trust 2007-CIBC18.

Co-Trustee	LaSalle Bank National Association. The co-trustee will be responsible for (among other things) making certain advances on the mortgage loans included in the trust fund that either master servicer fails to make. See ‘‘Transaction Parties—The Co-Trustee’’ in this prospectus supplement.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, UBS Real Estate Securities Inc., a Delaware corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation and PNC Bank, National Association, a national banking association. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also the swap counterparty and an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. UBS Real Estate Securities Inc., a sponsor, mortgage loan seller and originator, is an affiliate of UBS Securities LLC, one of the underwriters. Nomura Credit & Capital, Inc. is a sponsor, mortgage loan seller and originator. Eurohypo AG, New York Branch, a sponsor, mortgage loan seller and originator, is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. PNC Bank, National Association, a sponsor, mortgage loan seller and originator, is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘Risk Factors—Potential Conflicts of Interest’’ in this prospectus supplement.

Swap Counterparty	JPMorgan Chase Bank, N.A. will provide two interest rate swap contracts for the benefit of the Class A-2SFL and Class A-JFL certificates, respectively.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in March 2007 or, with respect to those mortgage loans that have their first due date after March 2007, the origination date of that mortgage loan.

Closing Date	On or about March 29, 2007.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, the next succeeding business day, beginning in April 2007.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-2SFL and Class A-JFL certificates) and the Class A-2SFL and Class A-JFL regular interests during the calendar month prior to the related distribution date. With respect to the Class A-2SFL and Class A-JFL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-2SFL and Class A-JFL certificates, interest will be calculated on the offered certificates and the Class A-2SFL and Class A-JFL regular interests assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2SFL and Class A-JFL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rate for the Class A-2SFL or Class A-JFL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-2SFL or Class A-JFL certificates will be the same as the Class A-2SFL or Class A-JFL regular interest.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs; provided, that the first due period with respect to any mortgage loan with its first due date in April 2007 or May 2007 will begin on the day immediately following the cut-off date of such mortgage loan. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contracts	The trust will have the benefit of two interest rate swap contracts: one contract relating to the Class A-2SFL certificates and one contract relating to the Class A-JFL certificates, each issued by JPMorgan Chase Bank, N.A., which, as of the date of this prospectus supplement, has a long-term certificates of deposit rating of ‘‘Aa2’’ by Moody’s Investors Service, Inc. and ‘‘A+’’ by Fitch, Inc.

The initial notional amount of the A-2SFL swap contract will be equal to the initial certificate balance of the Class A-2SFL regular interest (and correspondingly, the Class A-2SFL certificates). The notional amount of the A-2SFL swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-2SFL regular interest (and correspondingly, the Class A-2SFL certificates). The A-2SFL swap contract will have a maturity date of January 15, 2049 (the same date as the rated final distribution date of the Class A-2SFL certificates). Under the A-2SFL swap contract, the trust will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-2SFL regular interest and (ii) the product of (A) the notional amount of the A-2SFL swap contract and (B) the pass-through rate on the Class A-2SFL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the A-2SFL swap contract and (ii) LIBOR plus 0.1300% per annum. If there is an interest shortfall with respect to the Class A-2SFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-2SFL certificates for that distribution date.

The initial notional amount of the A-JFL swap contract will be equal to the initial certificate balance of the Class A-JFL regular interest (and correspondingly, the Class A-JFL certificates). The notional amount of the A-JFL swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-JFL regular interest (and correspondingly, the Class A-JFL certificates). The A-JFL swap contract will have a maturity date of January 15, 2049 (the same date as the rated final distribution date of the Class A-JFL certificates). Under the A-JFL swap contract, the trust will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-JFL regular interest and (ii) the product of (A) the notional amount of the A-JFL swap contract and (B) the pass-through rate on the Class A-JFL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the A-JFL swap contract and (ii) LIBOR plus 0.2600% per annum. If the pass-through rate on the Class A-JFL regular interest is reduced below 5.4380% per annum or if there is an interest shortfall with respect to the Class A-JFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-JFL certificates for that distribution date.

See ‘‘Risk Factors—Risks Relating to the Swap Contracts’’ and ‘‘Description of the Swap Contracts’’ in this prospectus supplement.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2007 among the depositor, the master servicers, the special servicer, the co-trustee and the trustee. The master servicers will service the mortgage loans (other than the specially serviced mortgage loans, the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2007-LDP10:

•	Class A-1

•	Class A-1S

•	Class A-2

•	Class A-2S

•	Class A-2SFL

•	Class A-3

•	Class A-3S

•	Class A-1A

•	Class X

•	Class A-M

•	Class A-MS

•	Class A-J

•	Class A-JFL

•	Class A-JS

•	Class B-S

•	Class C-S

•	Class D-S

The Series 2007-LDP10 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus: Class B, Class C, Class D, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R, Class MR and Class LR.

The Series 2007-LDP10 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 227 fixed rate mortgage loans secured by first liens on 328 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$41,831,000
Class A-1S	$200,000,000
Class A-2	$250,000,000
Class A-2S	$688,857,000
Class A-2SFL	$150,000,000
Class A-3	$1,714,136,000
Class A-3S	$179,937,000
Class A-1A	$507,300,000
Class X	$5,331,517,186
Class A-M	$359,038,000
Class A-MS	$174,114,000
Class A-J	$200,694,000
Class A-JFL	$100,000,000

Class A-JS	$145,820,000
Class B-S	$34,823,000
Class C-S	$13,058,000
Class D-S	$23,941,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	5.1220%
Class A-1S	4.9300%
Class A-2	5.4340%
Class A-2S	5.3050%
Class A-2SFL	LIBOR + 0.1300%(1)
Class A-3	5.4200%
Class A-3S	5.3170%
Class A-1A	5.4390%
Class X	0.5269%(2)
Class A-M	5.4640%(3)
Class A-MS	5.3420%(4)
Class A-J	5.5030%(3)
Class A-JFL	LIBOR + 0.2600%(3)(5)
Class A-JS	5.3950%(4)
Class B-S	5.4370%(4)
Class C-S	5.4660%(4)
Class D-S	5.5160%(4)

(1)	The pass-through rate applicable to the Class A-2SFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1300% per annum. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-2SFL certificates may convert to a fixed rate equal to 5.1870% per annum. The initial LIBOR rate will be determined on March 27, 2007, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this prospectus supplement.

(2)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class A-2SFL, CLass A-JFL, Class X, Class R, Class MR and Class LR certificates) and the Class A-2SFL and Class A-JFL regular interests. The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(3)	For any distribution date, if the group R WAC rate, which is the weighted average of the net interest rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-M and Class A-J certificates and the Class A-JFL regular interest with respect to the distribution date, then the pass-through rate for that class of certificates or regular interest on that distribution date will equal the weighted average of the net interest rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(4)	For any distribution date, if the group S WAC rate, which is the weighted average of the net interest rates on the mortgage loans in loan group S (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-MS, Class A-JS, Class B-S, Class C-S and Class D-S certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans in loan group S (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(5)	The pass through rate applicable to the Class A-JFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.2600%; provided, however, that interest payments on the Class A-JFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal balance of the Class A-JFL Certificates at 5.4380% per annum over interest payments calculated at a per annum rate equal to the group R WAC rate, which is the weighted average of the net interest rates on the mortgage loans in loan group R (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass through rate applicable to the Class A-JFL certificates may convert to a fixed rate equal to 5.4380% per annum subject to a maximum rate equal to the group R WAC rate.

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-2SFL and Class A-JFL certificates) and the Class A-2SFL and Class A-JFL regular interests will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the Class A-2SFL and Class A-JFL certificates will be calculated based on the actual number of days in each accrual period and a 360-day year, or an ‘‘actual/360 basis.’’ However, if the pass-through rate for the Class A-2SFL or Class A-JFL certificates converts to a fixed rate, interest will be calculated on 30/360 basis.

For purposes of calculating the pass-through rates on any class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on all the mortgage loans or the mortgage loans in any loan group, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates— Distributions—Pass-Through Rates’’ and ‘‘—Interest Distribution Amount’’ in this prospectus supplement.

C. Servicing and Administration Fees	The master servicers and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.02% to 0.14%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan or REO loan (excluding the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan, which will be subject to a special servicing fee pursuant to their respective pooling and servicing agreements) that is a specially serviced mortgage loan or REO loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicers and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan) in the trust fund at the trustee fee rate equal to a per annum rate equal to 0.00039%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A and Class X certificates and the Class A-2SFL regular interest: To pay interest concurrently, (a) on the Class A-1, Class A-2 and Class A-3 certificates, pro rata, from the group R available distribution amount up to an amount equal to their respective entitlements to interest, from the portions of the funds available for distribution attributable to mortgage loans in loan group R-1, (b) on the Class A-1S, Class A-2S and Class A-3S certificates and the Class A-2SFL regular interest, pro rata, from the group S available distribution amount up to an amount equal to their respective entitlements to interest, (c) on the Class A-1A certificates from the group R available distribution amount from the portions of the funds available for distribution attributable to mortgage loans in loan group R-2, up to an amount equal to its entitlement to interest, and (d) on the Class X certificates from the group R available distribution amount, in an amount up to the Class X-R distribution amount and from the group S available distribution amount, in an amount up to the Class X-S distribution amount (each as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement). However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the Class A-1, Class A-2, Class A-3, Class A-1A or Class X certificates, the funds available for distribution from the group R available distribution amount will be allocated among all those classes, pro rata, without regard to loan group R-1 or loan group R-2, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A certificates and the Class A-2SFL regular interest: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to principal on the Class A-1 certificates, in an amount equal to the group R available distribution amount from the funds attributable to the mortgage loans in loan group R-1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group R-2, in each case, until the certificate balance of the Class A-1 certificates has been reduced to zero, (2) then to principal on the Class A-2 certificates, in an amount equal to the group R available distribution amount remaining after the payments specified in clause (a)(1) above have been made from the funds attributable to the mortgage loans in loan group R-1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group R-2, until the certificate balance of the Class A-2 certificates has been reduced to zero and (3) then to principal on the Class A-3 certificates, in an amount equal to the group R available distribution amount remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made from the funds attributable to mortgage loans in loan group R-1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group R-2, until the certificate principal balance of the Class A-3 Certificates has been reduced to zero, (b)(1) first, to principal on the Class A-1S certificates, in an amount equal to the group S available distribution amount, until the certificate balance of the Class A-1S certificates has been reduced to zero, (2) then to principal on the Class A-2S certificates and the Class A-2SFL regular interest, pro rata, based on certificate balances, in an amount equal to the group S available distribution amount remaining after the payments specified in clause (b)(1) above have been made, until the certificate balances of each of the Class A-2S certificates and the Class A-2SFL regular interest have been reduced to zero, and (3) then to principal on the Class A-3S certificates in an amount equal to the group S available distribution amount remaining after the payments specified in clauses (b)(1) and (b)(2) above have been made, until the certificate balance of the Class A-3S certificates has been reduced to zero, and (c) to the Class A-1A certificates, in an amount equal to the group R available distribution amount from the funds attributable to mortgage loans in loan group R-2 and, after the certificate balance of the Class A-3 certificates has been reduced to zero, the funds attributable to mortgage loans in loan group R-1 remaining after the payments specified in clause (a) above have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A certificates and the Class A-2SFL regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A certificates and the Class A-2SFL regular interest, pro rata, rather than sequentially, without regard to loan groups or the distribution priorities above.

Third/Class A-1, Class A-1S, Class A2, Class A-2S, Class A-3, Class A-3S and Class A-1A certificates and the Class A-2SFL regular interest: To the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A certificates and the Class A-2SFL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M and Class A-MS certificates: To the Class A-M and Class A-MS certificates: as follows: (a) first, concurrently, (1) to interest on the Class A-M certificates from the group R available distribution amount up to their interest entitlement and (2) to interest on the Class A-MS Certificates from the group S available distribution amount up to their interest entitlement, (b) second, (i) from the group R available distribution amount to the extent of funds allocated to principal and available for distribution from loan group R remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-1A certificates), to principal on the Class A-M certificates, until the certificate balance of the Class A-M certificates has been reduced to zero, and (ii) from the group S available distribution amount to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1S, Class A-2S and Class A-3S certificates, and the Class A-2SFL regular interest) to principal on the Class A-MS certificates until the certificate balance of the Class A-MS certificates has been reduced to zero; and (c) third, to reimburse the Class A-M and Class A-MS certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, without regard to loan group.

Fifth/Class A-J and Class A-JS certificates and the Class A-JFL regular interest: To the Class A-J and Class A-JS certificates and the Class A-JFL regular interest in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Sixth/Class B and Class B-S certificates: To the Class B and Class B-S certificates in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Seventh/Class C and Class C-S certificates: To the Class C and Class C-S certificates in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Eighth/Class D and Class D-S certificates: To the Class D and Class D-S certificates in a manner analogous to the Class A-M and Class A-MS certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates (other than the Class S certificates): In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

For purposes of making distributions on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S certificates and the Class A-2SFL and Class A-JFL regular interests, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group S and loan group R. As of the cut-off date, loan group S will consist of 58 mortgage loans, representing approximately 32.6% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R will consist of 171 mortgage loans, representing approximately 67.4% of the aggregate principal balance of the pool of mortgage loans. For purposes of making distributions on the Class A-1, Class A-2, Class A-3 and Class A-1A certificates from amounts distributable in respect of loan group R, the pool of mortgage loans in loan group R will be further deemed to consist of two distinct loan groups, loan group R-1 and loan group R-2. As of the cut-off date, loan group R-1 will consist of 133 mortgage loans, representing approximately 57.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will consist of 36 mortgage loans, representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group R-2 will include approximately 59.1% of all the mortgage loans secured by multifamily and manufactured housing community properties.

On each distribution date, funds available for distribution on the Class A-2SFL certificates (which include any net swap payments related to the Class A-2SFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-2SFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-2SFL regular interest, to principal on the Class A-2SFL certificates until the certificate balance of the Class A-2SFL certificates has been reduced to zero; and (c) third, to reimburse the Class A-2SFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

On each distribution date, funds available for distribution on the Class A-JFL certificates (which include any net swap payments related to the Class A-JFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-JFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-JFL regular interest, to principal on the Class A-JFL certificates until the certificate balance of the Class A-JFL certificates has been reduced to zero; and (c) third, to reimburse the Class A-JFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-2SFL and Class A-JFL regular interests can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-2SFL and Class A-JFL regular interests entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions —Principal Distribution Amount’’ in this prospectus supplement.

C. Prepayment Premiums; Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class A-2SFL and Class A-JFL certificates) and the Class A-2SFL and Class A-JFL regular interests as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement.

For so long as the swap contracts are in effect, any yield maintenance charges distributable in respect of the Class A-2SFL and Class A-JFL regular interests, respectively, will be payable to the swap counterparty pursuant to the terms of their respective swap contract. If the applicable swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-2SFL or Class A-JFL regular interest will be paid to the holders of the Class A-2SFL or Class A-JFL certificates, respectively.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class S certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-2SFL and Class A-JFL regular interests will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-2SFL and Class A-JFL regular interests. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-2SFL and Class A-JFL regular interests (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order (beginning with the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A and Class X certificates) and the Class A-2SFL and Class A-JFL regular interests. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-2SFL and Class A-JFL regular interests in ascending order (beginning with the other classes of certificates (other than the Class S, Class R, Class MR and Class LR certificates) that are not being offered by this prospectus supplement). No principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class MR, Class LR or Class X certificates, although principal payments and mortgage loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-2SFL and Class A-JFL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-2SFL and Class A-JFL regular interests, in reduction of the certificate balance of the Class A-2SFL and Class A-JFL regular interests, respectively, and the amount of their interest entitlement. Any decrease in the certificate balance of the Class A-2SFL and Class A-JFL regular interests will result in a corresponding decrease in the certificate balance of the Class A-2SFL and Class A-JFL certificates, respectively, and any interest shortfalls suffered by the Class A-2SFL and Class A-JFL regular interests will reduce the amount of interest distributed on the Class A-2SFL and Class A-JFL certificates, respectively, to the extent described in this prospectus supplement.

*	The Class X certificates are interest-only certificates.

**	The Class A-2SFL and Class A-JFL certificates are entitled to receive floating rate payments from a swap provider under their respective interest rate swap contracts in exchange for the fixed rate payments to which the Class A-2SFL and Class A-JFL regular interests are entitled.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X, Class S, Class R, Class MR, Class LR, Class A-2SFL or Class A-JFL certificates) or the Class A-2SFL or Class A-JFL regular interest will reduce the certificate balance of that class of certificates or the Class A-2SFL or Class A-JFL regular interest (and correspondingly the Class A-2SFL or Class A-JFL certificates) respectively.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates and the Class A-2SFL or Class A-JFL regular interest with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by a master servicer, the special servicer or the co-trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-2SFL or Class A-JFL regular interest will cause a corresponding reduction in distributions to the Class A-2SFL or Class A-JFL certificates, respectively, to the extent described in this prospectus supplement. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the applicable master servicer are required to be allocated to the certificates (other than the Class A-2SFL and Class A-JFL certificates) and the Class A-2SFL and Class A-JFL regular interests (and thus to the Class A-2SFL and Class A-JFL certificates, respectively, to the extent described in this prospectus supplement). See ‘‘Description of the Certificates—Distributions— Priority’’ in this prospectus supplement.

Advances

A. P&I Advances	Each master servicer, with respect to those mortgage loans for which it is acting as master servicer, is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable (unless the special servicer determines that the advance would be non-recoverable). The applicable master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. There may be other circumstances in which the applicable master servicer will not be required to advance one full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the co-trustee will be required to make the advance. Neither the applicable master servicer nor the co-trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicers or the co-trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-2SFL or Class A-JFL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘Description of the Certificates —Advances’’ in this prospectus supplement.

B. Property Protection Advances	Each master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the applicable master servicer fails to make a required advance of this type, the co-trustee is required to make this advance. None of the master servicers, the special servicer or the co-trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

C. Interest on Advances	The applicable master servicer, the special servicer and the co-trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the co-trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 227 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 328 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $5,331,517,186.

The 599 Lexington Avenue loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $225,000,000 and representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of four mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the 599 Lexington Avenue loan, which is included in the trust. The rest of these mortgage loans, the 599 Lexington Avenue pari passu companion loans, are part of the split loan structure but are not included in the trust, and are pari passu in right of payment with the 599 Lexington Avenue loan. The 599 Lexington Avenue A2 pari passu companion loan, the 599 Lexington Avenue A3 pari passu companion loan and the 599 Lexington Avenue A4 pari passu companion loan have outstanding principal balances as of the cut-off date of $225,000,000, $150,000,000 and $150,000,000, respectively.

The 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holders of a majority of the aggregate outstanding principal balance of the 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans will have certain consent rights, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the 599 Lexington Avenue loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the 599 Lexington Avenue loan is the aggregate principal balance of the 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans.

The Skyline Portfolio loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $203,400,000 and representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of three mortgage loans that is part of a split loan structure, secured by the same mortgage instrument on the related mortgaged property, in which one companion loan, referred to in this prospectus supplement as the Skyline Portfolio loan, is included in the trust. The second of these mortgage loans, the Skyline Portfolio A1 pari passu companion loan, is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1, and is pari passu in right of payment to the Skyline Portfolio loan and to the third mortgage loan, the Skyline Portfolio A2 pari passu companion loan, which is also not in the trust. The Skyline Portfolio A1 pari passu companion loan and the Skyline Portfolio A2 pari passu companion loan have outstanding principal balances as of the cut-off date of $271,200,000 and $203,400,000, respectively.

The Skyline Portfolio loan and the Skyline Portfolio pari passu companion loans will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1, by the applicable master servicer and special servicer, and in accordance with the servicing standards provided in that pooling and servicing agreement. In addition, the holder of one of the Skyline Portfolio pari passu companion loans (the directing certificateholder of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 will be the holder of the Skyline Portfolio pari passu companion loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Skyline Portfolio loan that is included in the trust. See

‘‘Description of the Mortgage Pool—The Skyline Portfolio Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Skyline Portfolio loan is the aggregate principal balance of the Skyline Portfolio loan and both of the Skyline Portfolio pari passu companion loans.

The Solana loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $140,000,000 and representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, secured by the same mortgage instrument on the related mortgaged property, in which one companion loan, referred to in this prospectus supplement as the Solana loan, is included in the trust. The second of these mortgage loans, the Solana pari passu companion loan, is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1, and is pari passu in right of payment to the Solana loan. The Solana pari passu companion loan has an outstanding principal balance as of the cut-off date of $220,000,000.

The Solana loan and the Solana pari passu companion loan will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1, by the applicable master servicer and special servicer, and in accordance with the servicing standards provided in that pooling and servicing agreement. In addition, the holder of the Solana pari passu companion loan (the directing certificateholder of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 will be the holder of the Solana pari passu companion loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Solana loan that is included in the trust. See ‘‘Description of the

Mortgage Pool—The Solana Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Solana loan is the aggregate principal balance of the Solana loan and the Solana pari passu companion loan.

The Americold Pool 2 loan (identified as Loan No.61 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $35,000,000 and representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of five mortgage loans that is part of a split loan structure, secured by the same mortgage instrument on the related mortgaged property, in which one companion loan, referred to in this prospectus supplement as the Americold Pool 2 loan (which is evidenced by note A-2B), is included in the trust. The second of these mortgage loans, the Americold Pool 2 A-2A pari passu companion loan, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18, and is pari passu in right of payment to the Americold Pool 2 loan and to the third, fourth and fifth mortgage loans, the Americold Pool 2 A-1A pari passu companion loan, the Americold Pool 2 A-1B pari passu companion loan and the Americold Pool 2 A-2C pari passu companion loan. The Americold Pool 2 A-1A pari passu companion loan, the Americold Pool 2 A-1B pari passu companion loan, the Americold Pool 2 A-2A pari passu companion loan and the Americold Pool 2 A-2C pari passu companion loan have outstanding principal balances as of the cut-off date of $180,000,000, $30,000,000, $70,000,000 and $35,000,000, respectively.

The Americold Pool 2 loan and the Americold Pool 2 pari passu companion loans will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 by the applicable servicer and special servicer, and in accordance with the servicing standards provided in that pooling and servicing agreement. In addition, the holder of the Americold Pool 2 pari passu companion loan A-1A will have certain consent rights, subject to certain conditions set forth in the related intercreditor agreement, with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Americold Pool 2 loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Americold Pool 2 Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Americold Pool 2 loan is the aggregate principal balance of the Americold Pool 2 loan and the Americold Pool 2 pari passu companion loans.

In addition, 4 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the subordinate companion loan not being part of the trust fund.

The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Overland Park Trade Center, Anchor Government Assets, Timberline Apartments and Turtle Creek Park, and are set forth below.

Mortgage Loan	A Note Cut-off Date Loan Balance	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance	B Note Original Balance
Overland Park Trade Center	$55,000,000	1.0%	3.2%	0.0%	0.0%	0.0%	$10,000,000	(1)
Anchor Government Assets	$30,781,211	0.6%	0.0%	1.0%	0.0%	0.9%	$1,930,000
Timberline Apartments	$4,109,000	0.1%	0.0%	0.0%	0.8%	0.1%	$267,000
Turtle Creek Park	$3,125,000	0.1%	0.0%	0.0%	0.6%	0.1%	$204,000

(1)	The subordinate loan evidenced by the B note secures repayment of future advances that may be made by the related mortgage loan seller in a maximum aggregate amount of up to $10,000,000. The related mortgage loan seller’s commitment to advance these amounts is subject to certain conditions and no funds have yet been advanced.

Each AB mortgage loan and its related companion loan(s) are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related subordinate companion loan. The applicable master servicer and the special servicer will service and administer each AB mortgage loan and its companion loan(s) pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust, and will be beneficially owned by the holder of the companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Groups’’ in this prospectus supplement. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool— AB Mortgage Loan Groups’’ in this prospectus supplement.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) (i) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan, and in the case of the 599 Lexington Avenue loan, the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balances and debt service payments of each of the 599 Lexington Avenue pari passu companion loans, the Skyline Portfolio pari passu companion loans, the Solana pari passu companion loan, and the Americold Pool 2 pari passu companion loans, respectively, and (ii) with respect to mortgage loans with permitted subordinate debt or pari passu debt in the future, particularly as it relates to debt service coverage ratios and loan-to-value ratios, does not include any potential subordinate or pari passu debt.

In addition, because the Colony VI Portfolio Loan has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 11 properties, respectively, solely for purposes of the statistical and numerical information presented in this prospectus supplement, it is treated as 11 cross-collateralized and cross-defaulted mortgage loans each of which is secured by a single mortgaged property.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group S, the mortgage loans in loan group R-1, the mortgage loans in loan group R-2 or the mortgage loans in loan group R, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement. Whenever percentages are presented in this prospectus supplement in the format (x%, x%, x%, x%), those percentages represent, in order, the approximate percentage the indicated mortgage loans represent as of the cut-off date of: (i) the aggregate principal balance of the mortgage loans in loan group S, (ii) the aggregate principal balance of the mortgage loans in loan group R-1, (iii) the aggregate principal balance of the mortgage loans in loan group R-2 and (iv) the aggregate principal balance of the mortgage loans in loan group R.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group S	Loan Group R-1	Loan Group R-2	Loan Group R
Aggregate outstanding principal balance(1)	$5,331,517,186	$1,741,135,664	$3,083,080,757	$507,300,765	$3,590,381,522
Number of mortgage loans	227	58	133	36	169
Number of mortgaged properties	328	78	213	37	250
Number of crossed loan pools	7	2	3	2	5
Crossed loan pools as a percentage	6.3%	11.8%	3.6%	4.0%	3.6%
Range of mortgage loan principal balances	$1,080,000 to $230,000,000	$1,405,000 to $175,000,000	$1,200,000 to $230,000,000	$1,080,000 to $65,500,000	$1,080,000 to $230,000,000
Average mortgage loan principal balances	$23,486,860	$30,019,580	$23,181,058	$14,091,688	$21,244,861
Range of mortgage rates	5.2925% to 6.9800%	5.2925% to 6.8670%	5.3230% to 6.9800%	5.4810% to 6.2600%	5.3230% to 6.9800%
Weighted average mortgage rate	5.76168%	5.76116%	5.76069%	5.76951%	5.76193%
Range of original terms to maturity(2)	60 months to 180 months	60 months to 84 months	109 months to 180 months	120 months to 120 months	109 months to 180 months
Weighted average original term to maturity(2)	103 months	68 months	120 months	120 months	120 months
Range of remaining terms to maturity(2)	52 months to 180 months	52 months to 84 months	107 months to 180 months	115 months to 120 months	107 months to 180 months
Weighted average remaining term to maturity(2)	102 months	66 months	119 months	119 months	119 months
Range of original amortization term(3)	120 months to 420 months	300 months to 420 months	120 months to 420 months	360 months to 360 months	120 months to 420 months
Weighted average original amortization term(3)	350 months	342 months	349 months	360 months	351 months
Range of remaining amortization terms(3)	119 months to 420 months	299 months to 360 months	119 months to 420 months	355 months to 360 months	119 months to 420 months
Weighted average remaining amortization term(3)	350 months	342 months	349 months	359 months	351 months
Range of loan-to-value ratios(4)	32.7% to 89.3%	46.9% to 80.0%	32.7% to 81.4%	59.7% to 89.3%	32.7% to 89.3%
Weighted average loan-to-value ratio(4)	73.2%	69.3%	74.8%	77.3%	75.1%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	21.2% to 83.8%	46.1% to 80.0%	21.2% to 80.0%	50.3% to 83.8%	21.2% to 83.8%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	71.3%	68.9%	72.2%	74.5%	72.5%
Range of debt service coverage ratios(6)	1.04x to 2.42x	1.09x to 2.42x	1.10x to 2.09x	1.04x to 1.43x	1.04x to 2.09x
Weighted average debt service coverage ratio(6)	1.40x	1.51x	1.36x	1.25x	1.34x
Percentage of aggregate outstanding principal balance consisting of:
Interest Only	78.0%	91.8%	72.9%	61.5%	71.3%
Partial Interest-Only(7)	11.4%	5.8%	11.5%	29.8%	14.1%
Balloon	10.5%	2.4%	15.3%	8.8%	14.4%
Fully Amortizing Loans	0.2%	0.0%	0.3%	0.0%	0.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the mortgage loans with an anticipated repayment date (identified as Loan Nos. 90, 96, 147 and 209 on Annex A-1 to this prospectus supplement), as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that pay interest-only to maturity.

(4)	In the case of 7 mortgage loans (identified as Loan Nos. 5, 23, 31, 56, 71, 86 and 146 on Annex A-1 to this prospectus supplement), the loan-to-value ratio was based on the ‘‘as-stabilized’’ values or portfolio valuation. For example, see ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—StratREAL Industrial Portfolio II’’ and ‘‘—Long Island Marriott and Conference Center’’ in this prospectus supplement. In the case of one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), the appraised value includes $4.0 million in annual income provided by a master lease from a borrower affiliate that is payable upon specified trigger events. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ in this prospectus supplement. In the case of one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), the appraised value for the hotel component of the mortgaged property includes $3.3 million in annual income provided by a master lease from a borrower affiliate. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Solana’’ in this prospectus supplement.

(5)	Excludes the fully amortizing mortgage loans.

(6)	For certain mortgage loans, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ basis or netting certain reserve or other amounts or other adjustments. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—StratREAL Industrial Portfolio II’’ and ‘‘—Long Island Marriott and Conference Center’’ in this prospectus supplement and Annex A-1 to this prospectus supplement. In the case of certain mortgage loans , the debt service coverage ratio was calculated based on income from a master lease provided by a borrower affiliate. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ and ‘‘—Solana’’ in this prospectus supplement and Annex A-1, to this prospectus supplement.

(7)	8 of the crossed loan pools include 3 mortgage loans in loan group S, 3 mortgage loans in loan group R-1, 2 mortgage loans in loan group R-2 and 5 mortgage loans in loan group R, which in the aggregate represent approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.8%, 3.6%, 4.0%, 3.6%).

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Actual/360	221	$5,282,854,991	99.1%	99.2%	98.9%	100.0%	99.0%
30/360	6	48,662,195	0.9	0.8	1.1	0.0	1.0
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Balloon Loans
Interest-Only	107	$4,158,477,957	78.0%	91.8%	72.9%	61.5%	71.3%
Partial Interest-Only	64	607,007,000	11.4	5.8	11.5	29.8	14.1
Balloon	54	557,538,272	10.5	2.4	15.3	8.8	14.4
Subtotal	225	$5,323,023,229	99.8%	100.0%	99.7%	100.0%	99.8%
Fully Amortizing Loans	2	$8,493,957	0.2%	0.0%	0.3%	0.0%	0.2%
Total	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

4 mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date) provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans’ anticipated repayment dates. See ‘‘Description of the Mortgage Pool—ARD Loans’’ in this prospectus supplement.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Defeasance	171	$4,292,379,575	80.5%	75.4%	83.6%	79.2%	83.0%
Yield Maintenance(2)(3)	46	701,562,662	13.2	6.3	15.8	20.8	16.5
Defeasance/Yield Maintenance	2	151,000,000	2.8	8.7	0.0	0.0	0.0
None	1	120,500,000	2.3	6.9	0.0	0.0	0.0
Defeasance, Defeasance/Fixed Penalty	1	26,000,000	0.5	1.5	0.0	0.0	0.0
Yield Maintenance, Defeasance/ Yield Maintenance	4	18,493,442	0.3	0.0	0.6	0.0	0.5
Defeasance, Defeasance/Yield Maintenance	1	11,181,508	0.2	0.6	0.0	0.0	0.0
Fixed Penalty	1	10,400,000	0.2	0.6	0.0	0.0	0.0
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

(2)	With respect to 7 mortgage loans (identified as Loan Nos. 45, 57, 174, 182, 190, 201 and 205 on Annex A-1 to this prospectus supplement), the related borrower may prepay the mortgage loan with payment of a yield maintenance premium at any time after the first anniversary of the origination date.

(3)	With respect to 1 mortgage loan (identified as Loan No. 139 on Annex A-1 to this prospectus supplement), the related borrower may prepay the mortgage loan with payment of a yield maintenance premium at any time after the second anniversary of the origination date.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
1	34	$480,746,047	9.0%	4.2%	11.6%	9.7%	11.3%
2	4	55,500,000	1.0	2.5	0.4	0.0	0.3
3	62	1,040,042,301	19.5	17.5	17.4	38.9	20.5
4	81	1,914,172,820	35.9	40.2	34.2	31.1	33.8
5	8	543,740,000	10.2	4.4	15.2	0.0	13.0
6	10	155,725,000	2.9	5.2	0.0	12.9	1.8
7	6	451,225,000	8.5	6.3	11.1	0.0	9.5
10	2	405,000,000	7.6	10.1	7.5	0.0	6.4
12	13	97,931,017	1.8	0.0	2.0	7.4	2.7
13	5	60,935,000	1.1	2.6	0.5	0.0	0.4
16	1	6,000,000	0.1	0.0	0.2	0.0	0.2
25	1	120,500,000	2.3	6.9	0.0	0.0	0.0
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Office	81	$1,874,808,697	35.2%	28.7%	44.6%	0.0%	38.3%
Retail	90	1,393,016,066	26.1	31.2	27.6	0.0	23.7
Industrial	66	547,014,334	10.3	9.2	12.5	0.0	10.8
Multifamily	62	836,350,239	15.7	14.8	2.4	99.3	16.1
Hotel	16	288,127,849	5.4	5.8	6.0	0.0	5.2
Mixed Use	6	352,750,000	6.6	9.2	6.3	0.0	5.4
Manufactured Housing	4	22,190,000	0.4	1.1	0.0	0.7	0.1
Self Storage	2	12,960,000	0.2	0.0	0.4	0.0	0.4
Parking Garage	1	4,300,000	0.1	0.0	0.1	0.0	0.1
Total:	328	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

The mortgaged properties are located in 38 states, the District of Columbia and the Territory of Guam. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	59	$907,372,070	17.0%
New York	23	$773,338,466	14.5%
Florida	28	$664,868,612	12.5%
Virginia	26	$537,320,000	10.1%
Texas	17	$313,217,979	5.9%
Georgia	10	$264,306,325	5.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Geographic Distribution—Loan Group R-1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group R-1 Balance
New York	20	$631,538,466	20.5%
California	31	$492,574,105	16.0%
Virginia	22	$472,410,000	15.3%
Florida	19	$396,937,104	12.9%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Geographic Distribution—Loan Group S(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group S Balance
California	25	$397,565,495	22.8%
Florida	6	$221,281,508	12.7%
Georgia	3	$193,285,000	11.1%
Texas	4	$161,845,000	9.3%
District of Columbia	1	$105,000,000	6.0%
Arizona	4	$104,800,000	6.0%
New York	2	$89,800,000	5.2%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Geographic Distribution—Loan Group R-2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group R-2 Balance
Maryland	1	$65,500,000	12.9%
Arizona	3	$59,599,000	11.7%
New York	1	$52,000,000	10.3%
Florida	3	$46,650,000	9.2%
Texas	2	$40,500,000	8.0%
Ohio	2	$34,120,000	6.7%
Virginia	1	$30,850,000	6.1%
Nevada	2	$27,732,654	5.5%
Indiana	4	$27,555,000	5.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Geographic Distribution—Loan Group R(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group R Balance
New York	21	$683,538,466	19.0%
California	34	$509,806,576	14.2%
Virginia	23	$503,260,000	14.0%
Florida	22	$443,587,104	12.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Additional Aspects of Certificates

Denominations	The offered certificates (other than Class A-2SFL, Class A-JFL and Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. The Class A-2SFL and Class A-JFL certificates will be offered in minimum denominations of $100,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the trustee’s website initially located at www.ctslink.com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class S, Class R, Class MR and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates (other than the Class X certificates) and the Class B, Class C, Class D, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Notwithstanding the foregoing, the AB subordinate companion loan holders may also have a purchase option with respect to defaulted AB mortgage loans and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

Tax Status	Elections will be made to treat a portion of the trust (exclusive of the Class A-2SFL and Class A-JFL regular interests, the swap contracts, the floating rate accounts and the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs—a lower-tier REMIC, a middle-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes, and the Class S certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust also will hold the Class A-2SFL and Class A-JFL regular interests, the swap contracts and the floating rate accounts and the Class A-2SFL and Class A-JFL certificates will represent undivided beneficial interests in the related portions of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates, other than the Class A-2SFL and Class A-JFL certificates, and the Class A-2SFL and Class A-JFL regular interests will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class A-2SFL and Class A-JFL regular interests, and the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S and Class D-S certificates will be issued at a premium, that the Class X certificates will be issued with original issue discount and that the Class A-1S certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-2SFL or Class A-JFL certificates should review the additional requirements for purchases of Class A-2SFL or Class A-JFL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this prospectus supplement.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Fitch, Inc.:

	Moody’s	Fitch
Class A-1	Aaa	AAA
Class A-1S	Aaa	AAA
Class A-2	Aaa	AAA
Class A-2S	Aaa	AAA
Class A-2SFL	Aaa	AAA
Class A-3	Aaa	AAA
Class A-3S	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-MS	Aaa	AAA
Class A-J	Aaa	AAA
Class A-JFL	Aaa	AAA
Class A-JS	Aaa	AAA
Class B-S	Aa2	AA
Class C-S	Aa3	AA-
Class D-S	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Moody’s Investors Service, Inc. and Fitch, Inc. do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-2SFL and Class A-JFL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-2SFL and Class A-JFL certificates, Moody’s Investors Service, Inc. and Fitch, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-2SFL and Class A-JFL regular interests. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates— Advances’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in California, New York, Florida, Virginia, Texas and Georgia secure mortgage loans, representing approximately 17.0%, 14.5%, 12.5%, 10.1%, 5.9% and 5.0% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in California, Florida, Georgia, Texas, District of Columbia, Arizona and New York secure mortgage loans, representing approximately 22.8%, 12.7%, 11.1%, 9.3%, 6.0%, 6.0% and 5.2% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group S as of the cut-off date.

Mortgaged properties located in New York, California, Virginia and Florida secure mortgage loans, representing approximately 20.5%, 16.0%, 15.3% and 12.9% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group R-1 as of the cut-off date.

Mortgaged properties located in Maryland, Arizona, New York, Florida, Texas, Ohio, Virginia, Nevada and Indiana secure mortgage loans, representing approximately 12.9%, 11.7%, 10.3% 9.2%, 8.0%, 6.7%, 6.1%, 5.5% and 5.4% respectively, by allocated loan amount, of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date.

Mortgaged properties located in New York, California, Virginia and Florida secure mortgage loans, representing approximately 19.0%, 14.2%, 14.0% and 12.4% respectively, by allocated loan amount, of the aggregate principal balance of the mortgage loans in loan group R as of the cut-off date.

With respect to the mortgaged properties located in California, 38 of the mortgaged properties, securing mortgage loans representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California (13.5%, 13.3%, 2.2%, 11.7%), and 21 of the mortgaged properties, securing mortgage loans representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California (9.3%, 2.7%, 1.2%, 2.5%). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas, Florida or the Territory of Guam may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Hurricanes May Cause Extensive Damage to Coastal Areas’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group S (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, the largest mortgage loan in loan group R-1 represents approximately 7.5% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date and the largest mortgage loan in loan group R-2 represents approximately 12.9% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group S (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 20.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, the 3 largest mortgage loans in loan group R-1 represent approximately 21.4% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date and the 3 largest mortgage loans in loan group R-2 represent approximately 31.6% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 32.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group S (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 63.2% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date, the 10 largest mortgage loans in loan group R-1 represent approximately 50.2% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date and the 10 largest mortgage loans in loan group R-2 represent approximately 66.3% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement.

Each of the other mortgage loans represents approximately no more than 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group S represents approximately no more than 1.7% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date. Each of the other mortgage loans in loan group R-1 represents approximately no more than 2.9% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date. Each of the other mortgage loans in loan group R-2 represents approximately no more than 2.8% of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Office	81	$1,874,808,697	35.2%	28.7%	44.6%	0.0%	38.3%
Retail	90	$1,393,016,066	26.1%	31.2%	27.6%	0.0%	23.7%
Multifamily	62	$836,350,239	15.7%	14.8%	2.4%	99.3%	16.1%
Industrial	66	$547,014,334	10.3%	9.2%	12.5%	0.0%	10.8%
Mixed Use	6	$352,750,000	6.6%	9.2%	6.3%	0.0%	5.4%
Hotel	16	$288,127,849	5.4%	5.8%	6.0%	0.0%	5.2%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	16 groups of mortgage loans, representing approximately 8.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.4%, 10.0%, 24.6%, 12.1%), have borrowers related to each other, but the related mortgage loans are not cross-collateralized or cross-defaulted. No group of mortgage loans having borrowers that are related to each other represents more than approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this prospectus supplement.

•	7 groups of mortgage loans (comprised of 40 mortgage loans), representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.8%, 3.6%, 4.0%, 3.6%), are cross-collateralized and cross-defaulted and have related borrowers.

•	22 mortgage loans, representing approximately 22.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10.8%, 31.9%, 8.5%, 28.6%), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 7 groups of mortgage loans, comprised of 40 mortgage loans, representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.8%, 3.6%, 4.0%, 3.6%), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this prospectus supplement as Loan Nos. 8, 9, 10, 11, 12 ,13, 14, 15, 16, 17, 18, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 46, 47, 48, 49, 105, 119, 128, 129, 131, 132, 144, 177, 180, 213, 218, 224, 227 and 229. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness (other than trade payables). These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single-purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 14 mortgage loans (identified as Loan Nos. 73, 81, 83, 84, 90, 95, 103, 108, 121, 140, 152, 162, 219 and 226 on Annex A-1 to this prospectus supplement, including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.1%, 3.5%, 7.9%, 4.1%), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 4 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are identified on Annex A-1 to this prospectus supplement as Loan Nos. 50, 65, 193 and 207, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.2%, 1.0%, 1.4%, 1.1%). In each case, one or more senior loans in the related mortgage loan group is an AB mortgage loan, which is included in the trust fund. In each case, at least one other loan in the split loan structure is an AB subordinate companion loan and is not included in the trust fund. However, the subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under ‘‘—Special Servicer May Be Directed to Take Actions’’ below, the holders of the subordinate companion loan for each of the Anchor Government Assets loan, the Timberline Apartments loan and the Turtle Creek Park loan will have the right, under certain conditions, to consent to certain waivers or modifications proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related senior loan.

In addition to the AB mortgage loans, the 599 Lexington Avenue loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $225,000,000, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the 599 Lexington Avenue loan (which is evidenced by note A1), which is included in the trust fund. The second of these mortgage loans, the 599 Lexington Avenue pari passu companion loan note A2, is held by JPMorgan Chase Bank, N.A. and is anticipated to be included in a future securitization. The 599 Lexington Avenue pari passu companion loan note A2 has an outstanding principal balance as of the cut-off date of $225,000,000. The third and fourth of these loans, the 599 Lexington Avenue pari passu companion loan note A3 and the 599 Lexington Avenue pari passu companion loan note A4, are held by unrelated third parties and may be included in future securitizations. The

599 Lexington Avenue pari passu companion loan note A3 and the 599 Lexington Avenue pari passu companion loan note A4 have outstanding principal balances as of the cut-off date of $150,000,000 and $150,000,000, respectively. The 599 Lexington Avenue pari passu companion loans will be always pari passu in right of payment with the 599 Lexington Avenue loan. See ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement.

In addition to the AB mortgage loans and the 599 Lexington Avenue loan, the Skyline Portfolio loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $203,400,000, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Skyline Portfolio loan, which is included in the trust. The second of these mortgage loans, the Skyline Portfolio pari passu companion loan note A-1, is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 (the ‘‘BACM 2007-1 Securitization’’). The third of these mortgage loans, the Skyline Portfolio pari passu companion loan note A-2, is not included in the trust. The Skyline Portfolio pari passu companion loan note A-1 and the Skyline Portfolio pari passu companion loan note A-2 have outstanding principal balances as of the cut-off date of $271,200,000 and $203,400,000, respectively. The Skyline Portfolio pari passu companion loans will be always pari passu in right of payment with the Skyline Portfolio loan. See ‘‘Description of the Mortgage Pool—The Skyline Portfolio Whole Loan’’ in this prospectus supplement.

In addition to the AB mortgage loans, the 599 Lexington Avenue loan and the Skyline Portfolio loan, the Solana loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $140,000,000, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Solana loan, which is included in the trust. The second of these mortgage loans, the Solana pari passu companion loan, is included in the BACM 2007-1 Securitization and has an outstanding principal balance as of the cut-off date of $220,000,000. The Solana pari passu companion loan will be always pari passu in right of payment with the Solana loan. See ‘‘Description of the Mortgage Pool—The Solana Whole Loan’’ in this prospectus supplement.

In addition to the AB mortgage loans and the 599 Lexington Avenue loan, the Skyline Portfolio loan and the Solana loan, the Americold Pool 2 loan (identified as Loan No. 61 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the mortgage loans as of the cut-off date (approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), is is one of five mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Americold Pool 2 loan (which is evidenced by note A-2B), which is included in the trust. The second of these mortgage loans, the Americold Pool pari passu companion loan note A-2A, is included in the trust established in connection with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18. and has an outstanding principal balance as of the cut-off date of $70,000,000. The third, fourth and fifth of these mortgage loans, the Americold Pool 2 pari passu companion loan note A-1A, the Americold Pool 2 pari passu companion loan note A-1B and the Americold Pool 2 pari passu companion loan note A-2C have outstanding principal balances as of the cut-off date of $180,000,000, $30,000,000 and $35,000,000, respectively. The Americold Pool 2 pari passu companion loans will be always pari passu in right of payment with the Americold Pool 2 loan. See ‘‘Description of the Mortgage Pool—The Americold Pool 2 Whole Loan’’ in this prospectus supplement.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances. In exercising such rights, the holder of the AB subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement.

Although the 599 Lexington Avenue pari passu companion loans, the Skyline Portfolio pari passu companion loans, the Solana pari passu companion loan, the Americold Pool 2 pari passu companion loans and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the related mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the 599 Lexington Avenue loan, the Skyline Portfolio loan, the Solana loan, the Americold Pool 2 loan or the AB mortgage loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable), and the subordinate obligations upon the maturity of those mortgage loans.

See ‘‘Description of the Mortgage Pool—General’’, ‘‘—Additional Debt’’, ‘‘—AB Mortgage Loan Groups’’, ‘‘—The 599 Lexington Avenue Whole Loan’’, ‘‘—The Skyline Portfolio Whole Loan’’, ‘‘—The Solana Whole Loan’’ and ‘‘—The Americold Pool 2 Whole Loan’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this prospectus supplement for a description of certain permitted additional debt. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ above. 17 mortgage loans (identified as Loan Nos. 2, 3, 7, 29, 30, 52, 53, 57, 61, 65, 105, 119, 128, 134, 193, 207 and 223 on Annex A-1 to this prospectus supplement), representing approximately 18.4% of the aggregate principal balance of the pool of mortgage loan, as of the cut-off date (14.9%, 21.7%, 10.3%, 20.1%), have some form of existing additional indebtedness including, without limitation, additional secured indebtedness, mezzanine indebtedness or pari passu indebtedness.

Under the terms of 1 mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.2%, 0.0%, 0.0%, 0.0%), the related mortgage loan seller has an obligation, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, to make certain future advances in a maximum amount of up to $10,000,000. The repayment of such advances, if made, is secured by a subordinate B-note.

52 mortgage loans (identified as Loan Nos. 1, 4, 5, 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 23, 26, 28, 44, 46, 47, 48, 49, 56, 57, 58, 59, 78, 87, 103, 106, 111, 113, 120, 121, 122, 126, 129, 135, 139, 145, 157, 164, 166, 169, 176, 179, 185, 210, 211 and 224 on Annex A-1 to this prospectus supplement) representing approximately 34.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (38.7%, 33.8%, 28.8%, 33.1%), have some form of specifically permitted additional indebtedness, including without limitation, additional secured indebtedness, permitted mezzanine indebtedness or future pari passu indebtedness. For a specific definition of the additional indebtedness, see ‘‘Description of the Mortgage Pool—Additional Debt,’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers or an affiliate of such owner and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that substantially all of the mortgage loans are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 64 mortgage loans, representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5.8%, 11.5%, 29.8%, 14.1%), which pay interest-only for the first 12 to 60 months of their respective terms and 107 mortgage loans, representing approximately 78.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (91.8%, 72.9%, 61.5%, 71.3%), which pay interest-only until their maturity dates.

The applicable mortgage loan sellers have informed us that 140 of the mortgage loans, representing approximately 54.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 81.2%, 82.4%, 81.3%), mature in the year 2017.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 35 mortgage loans, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.8%, 9.3%, 0.0%, 8.0%), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. For example, with respect to 18 mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.6%, 3.9%, 0.0%, 3.4%), the related mortgaged properties are leased to single tenants under leases that will expire within 12 months after the related maturity dates. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates of those mortgage loans. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant although the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50.0% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement. Also, certain properties have tenants who have leases on a month-to-month basis. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark. Also, certain properties may require tenants to pay rent only during certain months of the year.

In the case of one mortgage loan (identified as Loan No. 75 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.4%, 0.0%, 0.0%, 0.0%), the largest tenant at the related mortgaged property is now over 60 days in arrears in payments under its lease and the tenant has left the space unoccupied and ‘‘dark’’.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 21 mortgage loans (identified as Loan Nos. 4, 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 25, 32, 46, 47, 48, 49 and 61 on Annex A-1 to this prospectus supplement), representing approximately 16.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (28.6%, 13.0%, 0.0%, 11.1%), the related borrowers are permitted to substitute properties (or portions of the mortgaged properties) of a similar quality or substantially similar use for the mortgaged properties (or portions of the mortgaged properties) currently securing the related mortgage loans or letters of credit. As a result, it is possible that the mortgaged properties (or portions thereof) that secure those mortgage loans as of the cut-off date may not secure the related mortgage loans for their entire term. Any substitution of a mortgaged property will require the borrower to meet certain conditions, including, in most cases, debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. With respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group S), the borrower is redeveloping the approximately 152,000 square foot anchor space and replacing it with approximately 91,014 square feet of new in-line space, demolishing approximately 12,827 square feet of existing mall shop space and constructing approximately 93,177 square feet of open-air lifestyle and specialty store space and approximately 22,717 square feet of sit-down restaurant space that will include outdoor seating. To date, the project is approximately 20% complete with a final completion date expected to be in November 2007. In connection with the redevelopment, a borrower principal has provided a master lease of the anchor space, as well as a guaranty not to exceed $18,000,000 for the completion of the planned improvements. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ in this prospectus supplement. With respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group S), $21,000,000 of loan proceeds was held back at closing in connection with the renovation of the existing 198 rooms at the Solana Marriott Hotel and the expansion of an additional 96 rooms. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Solana’’ in this prospectus supplement. With respect to one mortgage loan

(identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group R-1), $20,000,000 of loan proceeds was held back at closing in connection with the ongoing renovation at the related mortgaged property. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Long Island Marriott and Conference Center’’ in this prospectus supplement. Also, with respect to one mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group S), the borrower is planning a renovation to reposition the Mortgaged Property that is estimated to cost approximately $12,670,000; however, the borrower principal provided a guaranty not to exceed $13,500,000 for the completion of the planned improvements at the mortgaged property. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10.0% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third-party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Office Properties Have Special Risks

81 of the mortgaged properties, representing approximately 35.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (28.7%, 44.6%, 0.0%, 38.3%), are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Retail Properties Have Special Risks

90 of the mortgaged properties, representing approximately 26.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (31.2%, 27.6%, 0.0%, 23.7%), are retail properties.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

67 of the mortgaged properties, securing mortgage loans representing approximately 23.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (30.4%, 23.4%, 0.0%, 20.0%), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 7 of the mortgaged properties, securing mortgage loans representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.5%, 1.4%, 0.0%, 1.2%), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 16 of the mortgaged properties, securing mortgage loans representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.3%, 2.9%, 0.0%, 2.5%), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including, for example, the mortgaged properties securing 3 mortgage loans (identified as Loan Nos. 1, 20 and 109 on Annex A-1 to this prospectus supplement), representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.9%, 7.9%, 0.0%, 6.8%), have a movie theater as part or all of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Multifamily Properties Have Special Risks

62 of the mortgaged properties, representing approximately 15.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (14.8%, 2.4%, 99.3%, 16.1%), are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state unfair and deceptive practices acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In the case of 4 mortgage loans (identified as Loan Nos. 51, 54, 88 and 223 on Annex A-1 to this prospectus supplement) representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 2.1%, 10.7%, 3.3%), certain of the units are subject to New York City rent control laws and other units are subject to rent stabilization laws.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Hurricanes May Cause Extensive Damage to Coastal Areas’’ below.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Industrial Properties Have Special Risks

66 of the mortgaged properties, representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (9.2%, 12.5%, 0.0%, 10.8%) are industrial properties. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Risks Associated With Refrigerated Distribution/Warehouse Facilities.    With respect to 3 mortgage loans (identified as Loan Nos. 32, 61 and 120 on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the aggregate principal of the pool of mortgage loans as of the cut-off date (0.0%, 3.6%, 0.0%, 3.1%), the related mortgaged properties consist of refrigerated distribution/warehouse facilities (‘‘cold storage facilities’’). Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs which are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

Cold storage facilities are often located near or adjacent to tenants’ processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics which are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

Hotel Properties Have Special Risks

16 of the mortgaged properties, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (5.8%, 6.0%, 0.0%, 5.2%), are hotel properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘Risk Factors—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Most of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Risks Relating to Certain Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program.

Certain of the mortgaged properties are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Tax Considerations Relating to Property in Guam

The mortgage loan identified as Loan No. 22 on Annex A-1 to this prospectus supplement, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property located in the Territory of Guam. In connection with the origination of such mortgage loan, the borrower received a ruling from the Guam Department of Revenue and Taxation and an opinion of a local accounting firm stating to the effect that payments of interest by the related borrower to a common law trust treated as a REMIC, such as the trust fund, would not be subject to Guam withholding tax. However, in case of any withholding or other taxes imposed by the Territory of Guam, whether by change of law or otherwise, the loan documents require the related borrower to ‘‘gross-up’’ payments due under the loan so that the lender (i.e. the trust fund) receives payments at a net rate equal to the loan rate of such loan. Any such gross-up would result in the borrower being required to make additional payments to the lender; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan, including such gross-up payments.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. Certain of the mortgaged properties are part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space or other performing arts space would not easily be converted to other uses due to the unique construction requirements of such theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property or a portion of the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. The related borrower’s interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

8 mortgaged properties, securing mortgage loans representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 8.6%, 0.0%, 7.2%), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property, but not by any mortgage lien on the corresponding fee interest. In addition, 5 mortgaged properties, securing mortgage loans representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10.1%, 8.7%, 0.0%, 7.5%), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold was to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Shari’ah Compliant Loans.

One mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group R-1), is structured to comply with Islamic law (Shari’ah). See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—StratREAL Industrial Portfolio II’’ in this prospectus supplement. Title to each mortgaged property is held by the related borrower, each of which is owned by a corporate service company. Each borrower has master leased the related mortgaged property to a master lessee, each of which is owned by certain Muslim investors. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. Each master lease is expressly subordinate to the related mortgage loan pursuant to the terms of a subordination agreement. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, each master tenant has been formed as a special purpose entity. In addition, the mortgage has been dated prior to the execution of each master lease. No master tenant can enter into its master lease until after the related mortgage has been executed. Thus, each mortgage will be prior in time to the related master lease even if such master lease is recharacterized as a financing lease.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as stabilized’’ and ‘‘as-is’’ values although the appraised value reflected herein with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect only ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 7 mortgage loans (identified as Loan Nos. 5, 23, 31, 56, 71, 86 and 146 on Annex A-1 to this prospectus supplement), representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5.1%, 12.0%, 0.0%, 10.3%), the appraised value represented is the ‘‘as-stabilized’’ value or portfolio valuation and the related loan-to-value ratio is based on the ‘‘as-stabilized’’ value. Additionally, with respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), the appraised value includes $4.0 million in annual income provided by a master lease from a borrower affiliate that is payable upon specified trigger events and with respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), the appraised value for the hotel component of the mortgaged property includes $3.3 million in annual income provided by a master lease from a borrower affiliate. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ and ‘‘—Solana’’ in this prospectus supplement. In some cases, including 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—StratREAL Industrial Portfolio II’’ in this prospectus supplement. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases, interest reserves or interest guarantees) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders.

In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow. For example, in the case of one mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the debt service coverage ratio was calculated assuming that the loan proceeds are net of a $6.0 million dollar letter of credit posted by the borrower relating to the anticipated expansion of an existing tenant space. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—StratREAL Industrial Portfolio II’’ in this prospectus supplement.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2007-LDP10 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust Inc., which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2007-LDP10 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2007-LDP10 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), the interests in the related borrower secure $35,000,000 in mezzanine debt, which is held by the related mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Solana’’ in this prospectus supplement. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. UBS Real Estate Securities Inc. is one of the mortgage loan sellers and is an affiliate of UBS Securities LLC, one of the underwriters. Eurohypo AG, New York Branch is one of the mortgage loan sellers and is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. PNC Bank, National Association is one of the mortgage loan sellers and is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

8 mortgage loans (identified as Loan Nos. 2, 3, 7, 50, 61, 65, 193 and 207 on Annex A-1 to this prospectus supplement), representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.2%, 16.0%, 1.4%, 14.0%), are each evidenced by one of two or more notes secured by a single mortgage and a single assignment of leases. With respect to 1 of these mortgage loans (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.2%, 0.0%, 0.0%, 0.0%), the related AB subordinate companion loan is evidenced by a B note that secures repayment of future advances that may be made by the related mortgage loan seller; however, the related mortgage loan seller’s commitment to advance any additional funds is subject to certain conditions and no funds have yet been advanced. Each related companion loan, in each case, will not be included as an asset of the trust fund. However, each loan and its companion loan, other than the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan, will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, which may include the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or to purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Groups’’ in this prospectus supplement. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

None of the Skyline Portfolio pari passu companion loans, the Solana pari passu companion loan, and the Americold Pool 2 pari passu companion loans will be included as assets of the trust fund and such loans will be serviced under pooling and servicing agreements separate from the pooling and servicing agreement under which the Series 2007-LDP10 certificates are issued.

The holder of any companion loan may have interests in conflict with, and its decisions or other actions may adversely affect, the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to certain AB mortgage loans, in certain circumstances, the holder of a related AB subordinate companion loan) take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder, the operating advisor and the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. It is expected that an affiliate of the special servicer will be the directing certificateholder for the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder (or in the case of the Skyline Portfolio loan, the Solana loan and the Americold Portfolio 2 loan, by the holder of a related pari passu companion loan (or if the companion loan is in a securitization, the related controlling class representative) and, if the subordinate companion loan to the Overland Park Trade Center loan is funded, the holder of that subordinate companion loan) as described in this prospectus supplement. See ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ , ‘‘—The Skyline Portfolio Whole Loan’’, ‘‘—The Solana Whole Loan’’, ‘‘—The Americold Pool 2 Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’, ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

In addition, the special servicer for the Skyline Portfolio loan and the Solana loan and the special servicer for the Americold Pool 2 loan under separate pooling and servicing agreements that govern the servicing of the applicable loan and the related companion loan may, at the direction of the controlling class representative under the applicable separate pooling and servicing agreement, take actions with respect to the applicable mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. The controlling class representative for each of the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan will exercise their rights pursuant to the separate pooling and servicing agreements pursuant to which those mortgage loans and the related companion loans are serviced. The controlling class representative for each of the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative for each of the Skyline Portfolio loan, the Solana loan and the Americold Pool 2 loan may direct the related special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the related special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. See ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘—The Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S certificates and the Class A-2SFL and Class A-JFL regular interests (and correspondingly, the Class A-2SFL and Class A-JFL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, and Class H certificates and the Class A-JFL regular interest will be particularly sensitive to prepayments on mortgage loans in loan group R and the yield on the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S certificates and the Class A-2SFL regular interest will be particularly sensitive to prepayments on mortgage loans in loan group S. With respect to distributions in respect of loan group R, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in loan group R-1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group R-2.

In addition, as a result of the allocations of principal and interest distributions with respect to the mortgage loans in loan group S and loan group R on a loan group by loan group basis, a class of certificates in a particular loan group may not receive complete distributions of principal and interest it would otherwise be entitled to on that distribution date (or may not receive any distributions on that distribution date or at all) notwithstanding that other classes of certificates with lower ratings related to a different loan group receive all amounts they are entitled to on that distribution date or future distribution dates.

The yield on each class of Certificates with a pass-through rate equal to, based on, or limited by the Group R WAC Rate, Group S WAC Rate or Pool WAC Rate could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the Group R WAC Rate, Group S WAC Rate or Pool WAC Rate even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Additionally, the Class X certificates are entitled to a pass-through rate composed of strips from each other Class of certificates (other than the Class A-2SFL, Class A-JFL, Class R, Class MR and Class LR certificates) and the Class A-2SFL and Class A-JFL regular interests. However, interest is allocated to the Class X certificates from funds from loan group R and loan group S separately based on the Class X-R distribution amount and the Class X-S distribution amount as described in this prospectus supplement. As a result, distributions on the Class X certificates on any distribution date may have a shortfall as a result of shortfalls in respect of a particular loan group even if certificates with a lower rating may be receiving interest from the other loan group without a shortfall. See ‘‘Descriptions of the Certificates—Distributions’’ and ‘‘Yield and Maturity Considerations—Yield Considerations’’ in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although most of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 24 months prior to the stated maturity date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the applicable master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-2SFL and Class A-JFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-2SFL and Class A-JFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2SFL and Class A-JFL certificates.

In addition, because interest payments on the Class A-2SFL and Class A-JFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject, in the case of the Class A-JFL certificates, to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans in loan group R, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-2SFL and/or Class A-JFL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-2SFL and Class A-JFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contracts and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-2SFL and/or Class A-JFL certificates. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

Risks Relating to the Swap Contracts

The trust will have the benefit of two swap contracts relating to the Class A-2SFL and Class A-JFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-2SFL and Class A-JFL regular interests accrue interest at a fixed rate of interest, subject, in the case of the Class A-JFL regular interest, to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans in loan group R, the ability of the holders of the Class A-2SFL or Class A-JFL certificates to obtain the payment of interest at the designated pass-through rates (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the applicable swap contract. See ‘‘Description of the Swap Contracts—The Swap Counterparty’’ in this prospectus supplement.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or ‘‘A−’’ by Fitch, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-2SFL or Class A-JFL certificates, as applicable, to enforce the rights of the trust under their respective swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-2SFL or Class A-JFL certificates, as applicable. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contracts.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-2SFL or Class A-JFL, as applicable, certificate pass-through rate will convert to a fixed interest rate subject, in the case of the Class A-JFL certificates, to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans in loan group R, . Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-2SFL or Class A-JFL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-2SFL or Class A-JFL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

Distributions on the Class A-JFL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans in loan group R. If this weighted average drops below the nominal fixed rate on the Class A-JFL regular interest, the amount paid to the related swap counterparty will be reduced and interest payments by the related swap counterparty under the related swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the related swap counterparty and the amount that would have been paid if the weighted average had not dropped below the nominal fixed rate. This will result in a corresponding reduction in the amounts paid by the related swap counterparty pursuant to the related swap contract, which will result in a reduced interest payment on the Class A-JFL certificates.

In addition, if the funds allocated to payment of interest distributions on the Class A-2SFL or Class A-JFL regular interest are insufficient to make all required interest payments on the Class A-2SFL or Class A-JFL regular interest, respectively, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the applicable swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2SFL or Class A-JFL regular interest, as applicable, had been sufficient to make all required interest payments on the Class A-2SFL or Class A-JFL regular interest. As a result, the holders of the Class A-2SFL and/or Class A-JFL certificates, respectively, may experience an interest shortfall. See ‘‘Description of the Swap Contracts’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the applicable master servicer, the special servicer or the co-trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus. Certain certificates may be sold to affiliates of underwriters and underwriters may retain certain certificates for investment purposes.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool or group of mortgage loans, the pool or group will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority (particularly with respect to the Group R Certificates and the mortgage loans in loan group R and with respect to the Group S Certificates and the mortgage loans in loan group S) are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates (or offered certificates entitled to payments from a particular loan group) is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans in loan group R will be subordinated with respect to distributions in respect of that loan group to those of the holders of the group R certificates with an earlier sequential designation. Similarly, unless your certificates are Class A-1S, Class A-2S, Class A-3S, Class A-2SFL Certificates or Class X Certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans in loan group S will be subordinated with respect to distributions in respect of that loan group to those of the holders of the group S certificates with an earlier sequential designation.

In addition, each class of certificates that is part of the group S certificates will be subordinate to each class of certificates that is part of the group R certificates with respect to distributions in respect of the mortgage loans in loan group R. Similarly, each class of certificates that is part of the group R certificates will be subordinate to each class of certificates that is part of the group S certificates with respect to distributions in respect of the mortgage loans in loan group S.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. For example, with respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group S), the anchor parcel recently acquired by the borrower contains petroleum-contaminated soil and groundwater that is likely associated with releases from one or more of off-site gas station sources. The remediation costs are estimated to be approximately $1.4 million, of which up to $400,000 will be paid by the seller of the anchor parcel. Remediation is currently nearing completion, and upon completion, the borrower is required to obtain a ‘‘no further action’’ letter from the Georgia Environmental Protection Division. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—The Sponsors’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10.0% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax (including, in the case of 1 mortgage loan identified as Loan No. 22 on Annex A-1 to this prospectus supplement, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 3.4%, 0.0%, 2.9%), taxes imposed under Guam law). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events.

In addition, approximately 17.0%, 5.9%, 12.5%, 0.0% and 0.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.0%, 3.6%, 12.9%, 0.0% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date, approximately 22.8%, 9.3%, 12.7%, 0.0% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date and approximately 3.4%, 8.0%, 9.2%, 0.0% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group R-2 as of the cut-off date) by allocated loan amount, are located in California, Texas, Florida, Mississippi and Louisiana, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing ‘‘special’’ form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

Terrorism Insurance

With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $850,000. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—599 Lexington Avenue’’ in this prospectus supplement.

With respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium that is not in excess of $625,000.

With respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $60,000, if the Terrorism Risk Insurance Act is in effect on the date of determination, or $85,000, if the Terrorism Risk Insurance Act is not in effect on the date of determination. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Lafayette Property Trust’’ in this prospectus supplement.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required in an amount greater than the amount of terrorism insurance that is available for an annual premium 2 times the amount of the annual premium for the all-risk coverage then in effect.

With respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required in an amount greater than the amount of terrorism insurance that is available for an annual premium 1.5 times the amount of the annual premium for the all-risk coverage then in effect.

With respect to 11 mortgage loans (identified as Loan Nos. 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of amounts that range from $5,000 to $85,000 per applicable mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 19 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.4% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $175,000.

With respect to 1 mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $125,000. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Southland Mall’’ in this prospectus supplement.

With respect to 1 mortgage loan (identified as Loan No. 21 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group S as of the cut-off date), so long as the Terrorism Risk Insurance Act of 2002 or a similar statute is in effect, terrorism insurance in an amount equal to the lesser of (including a waiver of coinsurance) (a) the principal amount of the loan and (b) the full replacement cost of the mortgaged property plus twelve months of business interruption coverage; however, if the Terrorism Risk Insurance Act of 2002 or a similar statute is no longer in effect, terrorism insurance in the same amounts is required, but the borrower will not be required to spend more than two times the current aggregate property insurance premium payable with respect to (or otherwise allocable to) the mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 3.4%, 0.0%, 2.9%), terrorism insurance is only required to the extent that such terrorism insurance can be purchased for an annual premium equal to 150% of the current terrorism coverage on a stand alone policy basis, adjusted for inflation.

With respect to 1 mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that the premium per annum is less than or equal to $65,000.

With respect to 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group R-1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $150,000.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive casualty insurance providing ‘‘special’’ form coverage but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its policy providing ‘‘special’’ form coverage or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain casualty insurance providing ‘‘special’’ form coverage or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment. For example, in the case of 12 mortgage loans (identified as Loan Nos. 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43 and 79 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 2.0%, 4.6%, 2.3%), members of the family-owned real estate concern that ultimately controls the related mortgaged properties have been involved in litigation for approximately 3 and a half years regarding the ownership and control of various properties, including the mortgaged properties securing the mortgage loans. If the eventual outcome of the litigation is adverse to the sponsors of such mortgage loans, the performance of the related mortgaged properties may be adversely affected. In the case of 1 mortgage loan (identified as Loan No. 53 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.7%, 0.0%, 0.0%, 0.0%), the sponsor of the related borrowers and affiliated entities are currently the subject of various lawsuits, including lawsuits by the City of San Francisco, which allege, among other things, that the sponsor and its principals have, in their capacity as landlords, consistently engaged in illegal practices with respect to multi-family dwellings they own. There can be no assurance that these lawsuits and the negative publicity generated by them and the actions of the sponsor and its affiliates will not have a negative effect on the operations of the sponsor and on the mortgaged property securing such mortgage loan.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Hurricanes May Cause Extensive Damage to Coastal Areas.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf

Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 227 fixed rate mortgage loans secured by 328 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $5,331,517,186 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ is the due date in March 2007 or, with respect to those mortgage loans that have their first due date after March 2007, the origination date of that mortgage loan. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two primary loan groups (‘‘Loan Group S’’, and ‘‘Loan Group R’’. Loan Group R is deemed to further consist of two distinct loan groups (‘‘Loan Group R-1’’ and ‘‘Loan Group R-2’’) with Loan Group S, Loan Group R, Loan Group R-1 and Loan Group R-2 comprising the four total loan groups (collectively, the ‘‘Loan Groups’’)) for the purpose of principal and interest distributions on the Certificates (as described in this prospectus supplement). Loan Group S will consist of 58 mortgage loans, representing approximately 32.7% of the Initial Pool Balance (the ‘‘Initial Loan Group S Balance’’). Loan Group R-1 will consist of 133 mortgage loans, representing approximately 57.8% of the Initial Pool Balance (the ‘‘Initial Loan Group R-1 Balance’’). Loan Group R-2 will consist of 36 mortgage loans, representing approximately 9.5% of the Initial Pool Balance (the ‘‘Initial Loan Group R-2 Balance’’). Loan Group R will consist of 169 mortgage loans, representing approximately 67.3% of the Initial Pool Balance (the ‘‘Initial Loan Group R Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios and DSCRs (i) with respect to the mortgage loans with one or more Subordinate Companion Loans is calculated without regard to the related Subordinate Companion Loans, and with respect to each Whole Loan or AB Mortgage Loan Group with pari passu companion loans, such information, especially as it relates to DSCRs and LTV Ratios, includes the principal balance and debt service payments of the related companion loan and (ii) with respect to mortgage loans with permitted subordinate debt or permitted pari passu debt in the future, particularly as it relates to DSCRs and LTV Ratios, does not include any potential subordinate or pari passu debt. In addition, because the Colony VI Portfolio has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 11 properties, solely for purposes of the statistical and numerical information presented in this prospectus supplement, it is treated as 11 cross-collateralized and cross-defaulted mortgage loan properties. Whenever percentages are presented in this prospectus supplement in the format (x%, x%, x%, x%), those percentages represent, in order, the approximate percentage the indicated mortgage loans represent as of the Cut-off Date of: (i) the Initial Loan Group S Balance, (ii) the Initial Loan Group R-1 Balance, (iii) the Initial Loan Group R-2 Balance and (iv) the Initial Loan Group R Balance.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related AB subordinate companion loan, with respect to the 599 Lexington Avenue Loan, is calculated including the 599 Lexington Avenue Pari Passu Companion Loans, with respect to the Skyline Portfolio Loan, is calculated including the Skyline Portfolio Pari Passu Companion Loans, with respect to the Solana Loan, is calculated including the Solana Pari Passu Companion Loan and with respect to the Americold Pool 2 Loan, is calculated including the Americold Pool 2 Pari Passu Companion Loans.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 8 mortgaged properties securing mortgage loans (identified as Loan Nos. 23, 27, 67, 81, 171, 174, 190 and 201 on Annex A-1 to this prospectus supplement), representing approximately 4.8% of the Initial Pool Balance (0.0%, 8.6%, 0.0% 7.2%), on a leasehold estate in one or more commercial properties but not on the corresponding fee interest with respect to such properties; and

(3)    with respect to 5 mortgaged properties securing mortgage loans (identified as Loan Nos. 1, 6, 94, 113 and 116 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the Initial Pool Balance (10.1%, 8.7%, 0.0%, 7.5%) on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about March 29, 2007 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., UBS Real Estate Securities Inc., Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association and AIG Mortgage Capital, LLC (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to six separate mortgage loan purchase agreements (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller (or, with respect to one such Purchase Agreement, among the Depositor, AIG Mortgage Capital, LLC and SOME II, LLC). The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, each of the applicable Mortgage Loan Sellers will be required to remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until May 2007. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between June 2006 and March 2007. 81 of the mortgage loans, representing approximately 31.3% of the Initial Pool Balance (22.1%, 36.1%, 34.1%, 35.8%), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The 599 Lexington Avenue Loan.    The 599 Lexington Avenue Loan, with a principal balance as of the Cut-off Date of $225,000,000, is part of a split loan structure with the 599 Lexington Avenue Pari Passu Companion Loans which are pari passu with the 599 Lexington Avenue Loan and are not included in the trust. See ‘‘—The 599 Lexington Avenue Whole Loan’’ below.

The Skyline Portfolio Loan.    The Skyline Portfolio Loan, with a principal balance as of the Cut-off Date of $203,400,000, is part of a split loan structure with the Skyline Portfolio Pari Passu Companion Loans which are pari passu with the Skyline Portfolio Loan and are not included in the trust. See ‘‘—The Skyline Portfolio Whole Loan’’ below.

The Solana Loan.    The Solana Loan, with a principal balance as of the Cut-off Date of $140,000,000, is part of a split loan structure with the Solana Pari Passu Companion Loan which is pari passu with the Solana Loan and is not included in the trust. See ‘‘—The Solana Whole Loan’’ below.

The Americold Pool 2 Loan.    The Americold Pool 2 Loan, with a principal balance as of the Cut-off Date of $35,000,000, is part of a split loan structure with the Americold Pool 2 Pari Passu Companion Loans which are pari passu with the Americold Pool 2 Loan and are not included in the trust. See ‘‘—The Americold Pool 2 Whole Loan’’ below.

AB Mortgage Loans.    4 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 50, 65, 193 and 207 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the Initial Pool Balance, are each one or more senior loans in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Group’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Group is evidenced by one or more separate senior notes and a subordinate note, all of which are secured by a single mortgage instrument on the related Mortgaged Property.

The first such AB Mortgage Loan (the ‘‘Overland Park Trade Center AB Mortgage Loan’’) (identified as Loan No. 50 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $55,000,000. The related AB Subordinate Companion Loan, which is not included in the trust, is evidenced by a B-note that secures repayment of certain future advances in a maximum aggregate amount equal to $10,000,000, that the related mortgage loan seller has committed, subject to certain conditions, to make (each, an ‘‘Overland Park Trade Center Future Advance’’). See ‘‘—AB Mortgage Loan Groups—The Overland Park Trade Center AB Loan’’ in this prospectus supplement.

The second such AB Mortgage Loan (the ‘‘Anchor Government Assets AB Mortgage Loan’’) (identified as Loan No. 65 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $30,781,211. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,930,000.

The third such AB Mortgage Loan (the ‘‘Timberline Apartments AB Mortgage Loan’’) (identified as Loan No. 193 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $4,109,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $267,000.

The fourth such AB Mortgage Loan (the ‘‘Turtle Creek Park AB Mortgage Loan’’) (identified as Loan No. 207 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $3,125,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $204,000.

The Anchor Government Assets AB Mortgage Loan, the Timberline Apartments AB Mortgage Loan and the Turtle Creek Park AB Mortgage Loan are together referred to in this prospectus supplement as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Groups are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans, the 599 Lexington Avenue Pari Passu Companion Loans, the Skyline Portfolio Pari Passu Companion Loans, the Solana Pari Passu Companion Loan and the Americold Pool 2 Pari Passu Companion Loans are referred to as a ‘‘Companion Loan’’ in this prospectus supplement. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—AB Mortgage Loan Groups’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios taking into account any related pari passu companion loan but without taking into account the related AB Subordinate Companion Loans and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan, as applicable.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Overland Park Trade Center	S	1.49x	1.26x	80.0%	94.5	%(1)
Anchor Government Assets	R-1	1.37x	1.24x	79.7%	84.7%
Timberline Apartments	R-2	1.20x	1.09x	73.4%	78.1%
Turtle Creek Park	R-2	1.18x	1.06x	72.7%	77.4%

(1)	Assumes full funding of the Overland Park Trade Center Future Advance in an amount of $10,000,000.

Other Secured Subordinate Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 169 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 1.2%, 0.2%), the primary owner of the related mortgage borrower shall be permitted to incur secondary, subordinate financing secured by a second lien on the related mortgaged property, subject to certain conditions including, but not limited to: (i) no event of default may have occurred and be continuing under the related mortgage loan, (ii) the subordinate debt shall be incurred during the period beginning one year from the date of the related deed of trust, and ending two years prior to the maturity date of the related mortgage loan, (iii) the holder of the subordinate debt shall be approved by the mortgagee and shall not be an affiliate of the related mortgage borrower, (iv) the mortgagee and the holder of the subordinate debt shall enter into a mortgagee approved subordination and standstill agreement, (v) the combined loan to value ratio for the subordinate debt and the mortgage loan debt, at the time of the subordinate financing, must not exceed 75.0%, (vi) the combined debt service coverage ratio for the subordinate debt and the mortgage loan debt, at the time of the subordinate financing shall be equal to or greater than 1.20x, (vii) the subordinate loan documents must provide: (A) the subordinate debt must be fully non-recourse as to principal and interest; (B) the subordinate debt must be payable only to the extent of available net cash flow; and (C) the amortization schedule of the subordinate loan must be no less than the effective remaining amortization scheduled on the related deed of trust and (viii) the mortgagee must have the right of first refusal to provide the subordinate financing.

•	In the case of 1 mortgage loan (identified as Loan No. 179 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 1.0%, 0.1%), in lieu of a mezzanine loan, the related mortgage borrower is permitted to incur secured subordinate debt subject to certain conditions including, but not limited to: (i) no event of default may then exist under the related mortgage loan, (ii) the subordinate debt must be incurred during the period beginning one year from the date of the related deed of trust, and ending two years prior to the maturity date of the related mortgage loan, (iii) the aggregate amounts of the related mortgage loan and the subordinate debt (as of the effective date of the subordinate loan) may not exceed 80% of the fair market value of the related mortgaged property, (iv) the aggregate debt service coverage ratio must be at least 1.15x, (v) the subordinate lender must execute and deliver to the mortgagee an acceptable subordination and standstill agreement, (vi) the related mortgage borrower may not incur any obligation or liability to the subordinate lender with respect to the subordinate loan, (vii) the terms and conditions of the subordinate loan, and the subordinate loan documents, must be satisfactory to the mortagee and must provide that the subordinate debt will be payable only to the extent of available net cash flow, (viii) the amortization schedule of the subordinate loan must be no less than the effective remaining amortization scheduled on the related deed of trust and (ix) the mortgagee must have the right of first refusal to provide the subordinate loan.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, if a borrower does not meet single-purpose entity criteria, those with ownership interests in the borrower may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the Initial Pool Balance (10.1%, 0.0%, 0.0%, 0.0%), under certain circumstances, the direct and indirect equity holders of the related mortgage borrower and certain affiliates of the related borrower are permitted to pledge their respective equity interests in the related mortgage borrower or certain affiliates of the related mortgage borrower, as applicable, to a lender meeting certain criteria specified in the related mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including that the pledge may not result in a change in the manager of the related Mortgaged Property (unless a replacement manager meets certain eligibility criteria). See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ in this prospectus supplement.

•	In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance (8.0%, 0.0%, 0.0%, 0.0%), a mezzanine loan with an original principal amount of $35,000,000 has been made by the related Mortgage Loan Seller to the owner of the related borrower, secured by such owner’s ownership interests in the related mortgage borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (0.0%, 2.7%, 0.0%, 2.3%), a mezzanine loan with a principal balance of $4,000,000 was made by the related Mortgage Loan Seller to an equity owner of the related mortgage borrower on the origination date of such mortgage loan and is secured by the equity owner’s ownership interests in the related borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 30 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial Pool Balance (4.1%, 0.0%, 0.0%, 0.0%), a third party lender made a mezzanine loan with a principal balance of $24,049,000 as of the date of origination of the mortgage loan to an affiliate of the related mortgage borrower secured by the partnership interests owned by the mezzanine borrower in the sole limited partner of the related mortgage borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 52 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance (0.0%, 1.6%, 0.0%, 1.4%), a mezzanine loan with an original principal amount of $8,000,000, has been made to the owner of the related mortgage borrower, secured by such owner’s ownership interests in the related mortgage borrower.

•	In the case of 1 mortgage loan secured by eight properties (identified as Loan No. 53 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance (2.7%, 0.0%, 0.0%, 0.0%), the related Mortgage Loan Seller made a mezzanine loan to a member of the related mortgage borrower and affiliates of the related mortgage borrower with a principal balance of $10,000,000 secured by the limited liability company interests owned by the mezzanine borrowers in the related mortgage borrower and the managing member of the related mortgage borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 57 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (0.0%, 0.0%, 8.5%, 1.2%), a mezzanine loan with a principal balance of $5,700,000 (subject to being increased in the future if certain loan-to-value and debt service coverage ratio tests are satisfied) as of the origination date of the mortgage loan has been made by the related Mortgage Loan Seller to a member of the related mortgage borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 111 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (0.7%, 0.0%, 0.0%, 0.0%), the related mortgage borrower’s members or partners (or the members or partners of the related mortgage borrower’s members or partners) (each, a ‘‘mezzanine principal’’), are permitted to incur future mezzanine debt from an approved mezzanine principal as the mezzanine lender, subject to certain conditions including, but not limited to: (i) no event of default shall have occurred and be continuing under the mortgage loan, (ii) the debt must be unsecured or must be secured only by a pledge of the membership or partnership interests in the related mortgage borrower or mezzanine principal, (iii) the debt may only result from the failure of the mezzanine borrower to make a capital call, (iv) the payments for such debt may be made in the normal course of distributions in favor of the mezzanine borrower, (v) the holder of the mezzanine debt must be a mezzanine principal such that the sole remedy for default under the mezzanine debt may be a transfer of a membership or partnership interest, as the case may be, from one mezzanine principal to another mezzanine principal; provided, however, that the foregoing is not intended to supersede or carveout an additional exception to a restricted transfer and the transfer of a membership or partnership interest must remain subject to the security agreement, and (vi) the mezzanine lender and the mezzanine borrower must have executed and delivered to the mortgagee a form of subordination and standstill agreement acceptable to the mortgagee.

•	In the case of 3 mortgage loans (identified as Loan Nos. 105, 119 and 128 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (0.0%, 1.1%, 0.0%, 1.0%), mezzanine loans with principal balances of $634,000, $525,000 and $446,000, respectively, as of the origination date of the related mortgage loan, were made by the related mortgage loan seller to members of the related mortgage borrower and each mezzanine loan is secured by such member’s pledge of its ownership interests in the related mortgage borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 134 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (0.0%, 0.3%, 0.0%, 0.3%), a mezzanine loan with an original principal amount of $4,764,000 has been made to the owner of the related mortgage borrower, secured by such owner’s ownership interests in the related mortgage borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 179 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 1.0%, 0.1%), a mezzanine borrower is permitted to pledge its direct or indirect equity interest in the related mortgage borrower (but not of any direct interest in the related Mortgaged Property), to a mezzanine lender as security for a mezzanine loan subject to certain conditions including, but not limited to: (i) no event of default may then exist under the related mortgage loan, (ii) the mezzanine debt must be incurred during the period beginning one year from the date of the related deed of trust, and ending two years prior to the maturity date of the mortgage loan, (iii) the aggregate amounts of the principal indebtedness and the mezzanine debt (as of the effective date of the mezzanine loan) may not exceed 80% of the fair market value of the related Mortgaged Property, (iv) the aggregate debt service coverage ratio must be at least 1.15x, (v) the mezzanine lender must execute and deliver to the mortgagee an acceptable intercreditor agreement, (vi) the related mortgage borrower may not incur any obligation or liability to the mezzanine lender with respect to the mezzanine loan and (vii) the terms and conditions of the mezzanine loan, and the mezzanine loan documents, must be satisfactory to the mortgagee.

•	In the case of 50 mortgage loans representing approximately 34.5% of the Initial Pool Balance (38.7%, 33.7%, 25.0%, 32.4%), the direct or in some cases, indirect owners of the related borrowers are permitted to pledge their direct or indirect ownership interests in the related borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender (and some mortgage loans may alternatively or additionally require confirmation from the Rating Agencies that such action will not cause a downgrade, withdrawal or qualification of the ratings on any of the certificates) and satisfaction of specified debt service coverage ratio and loan-to-value ratio tests.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following existing or permitted unsecured debt with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 59 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (0.0%, 1.3%, 0.0%, 1.2%), the related mortgage borrower is permitted to obtain future unsecured subordinate debt from its members in an amount up to $10,000,000 or an amount which would cause the related Mortgaged Property to have a 100% LTV.

•	In the case of 1 mortgage loan (identified as Loan No. 87 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (0.0%, 0.0%, 3.7%, 0.5%), the general partner of the related mortgage borrower may make unsecured loans to the related mortgage borrower subject to the terms of a subordination and standstill agreement executed at the closing of the mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 210 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.1%, 0.0%, 0.1%), the borrower is permitted to obtain future unsecured subordinate debt from its direct or indirect owners for business related expenses in an amount not greater than 10% of the aggregate outstanding balance of the mortgage loan and the unsecured loans.

•	In the case of 1 mortgage loan (identified as Loan No. 223 on Annex A-1 to this prospectus supplement), representing approximately 0.0% of the Initial Pool Balance (0.0%, 0.0%, 0.4%, 0.1%), the related mortgage borrower has obtained an unsecured loan in the original principal amount of $935,000 subject to a subordination and standstill agreement in favor of the mortgagee.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

Future Pari Passu Indebtedness.    The applicable mortgage loan seller is aware of the following pari passu indebtedness permitted in the future:

•	The Colony VI Portfolio Pari Passu Loan. The mortgage loan (identified as Loans Nos. 8 to 18 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance (7.9%, 0.0%, 0.0%, 0.0%), permit the related mortgage borrower to obtain additional debt secured by a lien on the related Mortgaged Property which is pari passu with the lien securing the mortgage loans (the ‘‘Colony VI Portfolio Pari Passu Loan’’); provided that the related mortgage borrower has made certain capital improvements to the related Mortgaged Property, the related Mortgaged Property has a loan-to-value ratio equal to or less than 60% after considering both the mortgage loan and the Colony VI Portfolio Pari Passu Loan, the debt service coverage ratio with respect to the Colony VI Portfolio Pari Passu Loan and the mortgage loan will not exceed 1.72x, and the Colony VI Portfolio Pari Passu Loan will not cause the Rating Agencies to qualify, reduce or withdraw the current ratings assigned to the Certificates and the related mortgage borrower has met certain other terms and conditions included in the related mortgage loan documents.

•	The Centro Heritage Portfolio V Pari Passu Loan. The mortgage loan (identified as Loan No.19 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance (7.4%, 0.0%, 0.0%, 0.0%), permits the related mortgage borrower to obtain an additional loan secured by a lien on the related Mortgaged Property which is pari passu with the lien securing the mortgage loan (the ‘‘Centro Heritage Portfolio V Pari Passu Loan’’); provided that the related Mortgaged Property has a loan-to-value ratio equal to or less than 53.9% after considering both the mortgage loan and the Centro Heritage Portfolio V Pari Passu Loan, the debt service coverage ratio with respect to the Centro Heritgage Portfolio V Pari Passu Loan and the mortgage loan will not exceed 2.40x, and the Centro Heritage Portfolio V Pari Passu Loan will not cause the Rating Agencies to qualify, reduce or withdraw the current ratings assigned to the Certificates and the related mortgage borrower has met certain other terms and conditions included in the related mortgage loan documents.

The 599 Lexington Avenue Whole Loan

The 599 Lexington Avenue Loans.    1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the ‘‘599 Lexington Avenue Loan’’), representing approximately 4.2% of the Initial Pool Balance (0.0%, 7.3%, 0.0%, 6.3%), is part of a split loan structure comprised of five mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘599 Lexington Avenue Mortgaged Property’’). The 599 Lexington Avenue Loan is evidenced by promissory note A1. The mortgage loans evidenced by promissory notes A2, A3 and A4 (with outstanding principal balances as of the Cut-off Date of $225,000,000, $150,000,000 and $150,000,000, respectively) are each referred to in this prospectus supplement as a ‘‘599 Lexington Avenue Pari Passu Companion Loan.’’ The 599 Lexington Avenue Pari Passu Companion Loans are not included in the trust. Only the 599 Lexington Avenue Loan is included in the trust. The 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans are collectively referred to in this prospectus supplement as the ‘‘599 Lexington Avenue Whole Loan.’’ The notes evidencing the 599 Lexington Avenue Whole Loan are collectively referred to in this prospectus supplement as the ‘‘599 Lexington Avenue Notes.’’

The 599 Lexington Avenue Pari Passu Companion Loan evidenced by note A2 is owned by JPMorgan Chase Bank, N.A. or an affiliate and it is anticipated it will be deposited into a trust fund relating to a future securitization. The 599 Lexington Avenue Pari Passu Companion Loans evidenced by notes A3 and A4 are held by unrelated third parties and may be deposited into trust funds relating to future securitizations.

For purposes of the information presented in this prospectus supplement with respect to the 599 Lexington Avenue Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans.

Distributions.    Pursuant to the 599 Lexington Avenue Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the 599 Lexington Avenue Loan and/or the 599 Lexington Avenue Pari Passu Companion Loans (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Trustee and the Co-Trustee under the Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the 599 Lexington Avenue Pari Passu Companion Loans and any other service providers with respect to the 599 Lexington Avenue Pari Passu Companion Loans) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

Servicing.    The 599 Lexington Avenue Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (the ‘‘599 Lexington Avenue Intercreditor Agreement’’). The 599 Lexington Avenue Intercreditor Agreement generally provides that the 599 Lexington Avenue Whole Loan will be serviced by the applicable Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

The applicable Master Servicer or Special Servicer will need to obtain the consent of the holders of 599 Lexington Avenue Notes representing greater than 50% of the outstanding principal balance of the 599 Lexington Avenue Whole Loan (the ‘‘599 Lexington Avenue Majority Holders’’), with respect to certain servicing actions set forth below, (provided that generally a failure by the 599 Lexington Avenue Majority Holders to approve or disapprove any proposed action within 30 days (or such shorter time frame as is provided for in the related loan documents will have the effect of a deemed consent)). Additionally, the holder of any 599 Lexington Avenue Note will have the right to consult with the applicable Master Servicer or Special Servicer with respect to the servicing actions set forth below:

(1)    any proposed or actual foreclosure upon or comparable conversion of the ownership of the 599 Lexington Avenue Mortgaged Property;

(2)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term of the 599 Lexington Avenue Whole Loan or material modification or waiver of any terms of the 599 Lexington Avenue Whole Loan relating to the nature or amount of required insurance coverage;

(3)    any sale of the 599 Lexington Avenue Whole Loan or related REO Property for less than the outstanding principal balance of the 599 Lexington Avenue Whole Loan plus all accrued and unpaid interest thereon;

(4)    any determination to bring an REO Property related to the 599 Lexington Avenue Whole Loan into compliance with applicable environmental laws or to address hazardous materials located at a related REO Property;

(5)    any release of collateral or any acceptance of substitute or additional collateral for the 599 Lexington Avenue Whole Loan (other than pursuant to the specific terms of the loan documents);

(6)    any waiver of a ‘‘due-on-sale’’ clause or ‘‘due-on-encumbrance’’ clause with respect to the 599 Lexington Avenue Whole Loan or a transfer of the 599 Lexington Avenue Mortgaged Property or interests in the related borrower (other than pursuant to the specific terms of the loan documents);

(7)    any property management changes with respect to the 599 Lexington Avenue Whole Loan as to which lender is required to consent or approve under the loan documents;

(8)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves with respect to the 599 Lexington Avenue Whole Loan, in an amount greater than or equal to $1,500,000 (other than those required pursuant to the specific terms of the loan documents);

(9)    any acceptance of an assumption agreement releasing the borrower from liability under the 599 Lexington Avenue Whole Loan (other than pursuant to the specific terms of the loan documents);

(10)    any approval of a material capital expenditure (if lender’s approval is required under the 599 Lexington Avenue Whole Loan); and

(11)    any adoption or approval of a plan in bankruptcy of the borrower under the 599 Lexington Avenue Whole Loan.

Notwithstanding the above, no advice, direction or objection from or by the 599 Lexington Avenue Majority Holders may (and the applicable Master Servicer or the Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable Master Servicer or the Special Servicer, as applicable, to violate any provision of the 599 Lexington Avenue Intercreditor Agreement or the Pooling and Servicing Agreement (including the applicable Master Servicer’s and Special Servicer’s obligation to act in accordance with the Servicing Standards, the related loan documents or applicable law) or result in an adverse REMIC event or an adverse grantor trust event.

If a servicing event of default with respect to the Master Servicer under the Pooling and Servicing Agreement has occurred and remains unremedied that materially and adversely affect the holder of any 599 Lexington Avenue Pari Passu Companion Loan, the 599 Lexington Avenue Majority Holders will have the right to require the Master Servicer to appoint a sub-servicer solely with respect to the 599 Lexington Avenue Whole Loan, subject to confirmation by the Rating Agencies that such appointment will not cause the downgrade, qualification or withdrawal of the ratings on any securities backed by the 599 Lexington Avenue Loan or any 599 Lexington Avenue Pari Passu Companion Loan.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the 599 Lexington Avenue Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the 599 Lexington Avenue Pari Passu Companion Loans. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement will have an option to purchase the 599 Lexington Avenue Loan and the holders of the 599 Lexington Avenue Pari Passu Companion Loans (or its designees) will have an option to purchase the related 599 Lexington Avenue Pari Passu Companion Loans, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Distributions.    Under the terms of the 599 Lexington Avenue Intercreditor Agreement, any payment (whether principal or interest or prepayment under the 599 Lexington Avenue Notes, or proceeds relating to the 599 Lexington Avenue Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Co-Trustee and the Trustee and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

The Skyline Portfolio Whole Loan

The Skyline Portfolio Loans.    1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) (the ‘‘Skyline Portfolio Loan’’), representing approximately 3.8% of the Initial Pool Balance (0.0%, 6.6%, 0.0%, 5.7%), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (collectively, the ‘‘Skyline Portfolio Mortgaged Property’’). The Skyline Portfolio Loan is evidenced by promissory note A-3. The mortgage loans evidenced by promissory notes A-1 and A-2 are each referred to in this prospectus supplement as a ‘‘Skyline Portfolio Pari Passu Companion Loan.’’ The Skyline Portfolio Pari Passu Companion Loans evidenced by note A-1 and note A-2 have outstanding principal balances as of the Cut-off Date of $271,200,000 and $203,400,000, respectively. The Skyline Portfolio Pari Passu Companion Loans are not included in the trust. Only the Skyline Portfolio Loan is included in the trust. The note A-3 evidencing the Skyline Portfolio Loan and the notes A-1 and A-2 evidencing the Skyline Portfolio Pari Passu Companion Loans are referred to in this prospectus supplement as the ‘‘Skyline Portfolio Notes’’. The Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans are collectively referred to in this prospectus supplement as the ‘‘Skyline Portfolio Whole Loan.’’

The Skyline Portfolio Pari Passu Companion Loan evidenced by note A-1 (the ‘‘Skyline Portfolio Pari Passu Companion Loan A-1’’) is included in the trust established in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 (the ‘‘BACM 2007-1 Securitization’’). The Skyline Portfolio Pari Passu Companion Loan evidenced by note A-2 (the ‘‘Skyline Portfolio Pari Passu Companion Loan A-2’’) is owned by Bank of America, National Association or an affiliate and it is anticipated it will be deposited into a trust fund relating to a future securitization.

For purposes of the information presented in this prospectus supplement with respect to the Skyline Portfolio Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans.

Distributions.    Pursuant to the Skyline Portfolio Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Skyline Portfolio Loan and/or the Skyline Portfolio Pari Passu Companion Loans (in each case, subject to the rights of the BACM 2007-1 Master Servicer, the BACM 2007-1 Special Servicer and the BACM 2007-1 Trustee under the BACM 2007-1 Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to any Skyline Portfolio Pari Passu Companion Loan and any other service providers with respect to the Skyline Portfolio Pari Passu Companion Loans) to payments and reimbursements pursuant to and in accordance with the terms of the BACM 2007-1 Pooling and Servicing Agreement) will be applied to the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

Servicing.    Only the Skyline Portfolio Loan is included in the trust. The trust fund relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 transaction (the ‘‘BACM 2007-1 Transaction’’ and the related trust fund, the ‘‘BACM 2007-1 Trust Fund’’) is the holder of the Skyline Portfolio Pari Passu Companion Loan A-1. The Skyline Portfolio Whole Loan is being serviced under the pooling and servicing agreement relating to the BACM 2007-1 Transaction (the ‘‘BACM 2007-1 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the BACM 2007-1 Pooling and Servicing Agreement (the ‘‘BACM 2007-1 Master Servicer’’) will generally remit collections on the Skyline Portfolio Loan to or on behalf of the Trust Fund. Although many pooling and servicing agreements relating to rated commercial mortgage-backed securities contain customary provisions regarding servicing, the servicing arrangements under the BACM 2007-1 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement. In that regard, investors should consider that the description of the servicing arrangements with respect to the mortgage loans serviced under the Pooling and Servicing Agreement differs from the servicing arrangements with respect to the Skyline Portfolio Loan under the BACM 2007-1 Pooling and Servicing Agreement in certain respects, including, but not limited to: (i) Bank of America, National Association is the BACM 2007-1 Master Servicer, and LNR Partners, Inc. is the special servicer (the ‘‘BACM 2007-1 Special Servicer’’); and (ii) the BACM 2007-1 Trustee is LaSalle Bank National Association (the ‘‘BACM 2007-1 Trustee’’), who will be the mortgagee of record for the Skyline Portfolio Loan. The Master Servicer, the Special Servicer, the Co-Trustee or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the BACM 2007-1 Master Servicer, the BACM 2007-1 Special Servicer or the BACM 2007-1 Trustee or (b) make servicing advances with respect to the Skyline Portfolio Loan.

The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Skyline Portfolio Loan is dependent on its receipt of the corresponding information and/or collections from the BACM 2007-1 Master Servicer or the BACM 2007-1 Special Servicer. The Master Servicer (or the Co-Trustee, if applicable) will be required to make P&I Advances with respect to the Skyline Portfolio Loan, unless (i) the applicable Master Servicer, after receiving the necessary information from the BACM 2007-1 Master Servicer, has determined that such Advance would not be recoverable from collections on the Skyline Portfolio Loan or (ii) the BACM 2007-1 Master Servicer has made a similar determination with respect to an advance on the related Companion Loan. The BACM 2007-1 Master Servicer is obligated to make servicing advances with respect to the Skyline Portfolio Whole Loan. If the BACM 2007-1 Master Servicer determines that a servicing advance it made with respect to the Skyline Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all mortgage loans and with respect to the Skyline Portfolio Pari Passu Companion Loans, from the holder of the related Skyline Portfolio Pari Passu Companion Loans (or in the

case of the Skyline Portfolio Pari Passu Companion Loan A-1, from general collections of the BACM 2007-1 Trust Fund), on a pro rata basis (based on each such loan’s outstanding principal balance).

If (i) an event of default under the BACM 2007-1 Pooling and Servicing Agreement occurs and is continuing with respect to the BACM 2007-1 Master Servicer that materially and adversely affects only the Skyline Portfolio Loan, (ii) the BACM 2007-1 Master Servicer fails to make any payment on the Skyline Portfolio Loan when required under the terms of the BACM 2007-1 Pooling and Agreement, which failure is not cured within one business day or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of Certificates occurs solely as a result of an action of the BACM 2007-1 Master Servicer, then the BACM 2007-1 Master Servicer may not be terminated but the Trustee, acting at the direction of the Directing Certificateholder, will be entitled to require the BACM 2007-1 Master Servicer to appoint a sub-servicer solely with respect to the Skyline Portfolio Whole Loan (or if the related Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). A replacement sub-servicer shall be selected jointly by the Directing Certificateholder, the controlling class representative of the BACM 2007-1 Securitization and the holder of the Skyline Portfolio Pari-Passu Companion Loan A-2 (or its designee); provided that if the Directing Certificateholder, the controlling class representative under the BACM 2007-1 Securitization and the holder of the Skyline Portfolio Pari-Passu Companion Loan A-2 (or its designee) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the controlling class representative of the BACM 2007-1 Securitization. Any appointment (or replacement) of a sub-servicer in accordance with this paragraph will be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and any class of certificates backed by any Skyline Portfolio Pari Passu Companion Loan.

Rights of the Directing Certificateholder.    Pursuant to the Skyline Portfolio Intercreditor Agreement, the controlling class representative under the BACM 2007-1 Trust Fund is permitted to advise and direct the BACM 2007-1 Master Servicer and/or the BACM 2007-1 Special Servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure. These rights will generally include but are not limited to rights that are similar but not identical to the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder’’ and ‘‘—Modifications, Waiver and Amendments’’ in this prospectus supplement.

Termination of Special Servicer.    The controlling class representative under the BACM 2007-1 Securitization, after consultation with the Directing Certificateholder and the holder of the Skyline Portfolio Pari Passu Companion Loan A-2 (or its designee), will be entitled to terminate the Special Servicer with respect to the special servicing of the Skyline Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the BACM 2007-1 Pooling and Servicing Agreement and the Skyline Portfolio Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by any Skyline Portfolio Pari Passu Companion Loan.

Sale of Defaulted Mortgage Loan.    Under the BACM 2007-1 Pooling and Servicing Agreement, if the Skyline Portfolio Pari Passu Companion Loan A-1 is subject to a fair value purchase option, the BACM 2007-1 Special Servicer will be required to determine the purchase price for the Skyline Portfolio Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement will have an option to purchase the Skyline Portfolio Loan and the holder of each Skyline Portfolio Pari Passu Companion Loan (or its designees) will have an option to purchase the related Skyline Portfolio Pari Passu Companion Loan, at the purchase price determined by the BACM 2007-1 Special Servicer under the BACM 2007-1 Pooling and Servicing Agreement.

The Solana Whole Loan

The Solana Loans.    1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement) (the ‘‘Solana Loan’’), representing approximately 2.6% of the Initial Pool Balance (8.0%, 0.0%, 0.0%, 0.0%), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Solana Mortgaged Property’’). The Solana Loan is evidenced by promissory note A-2. The mortgage loan evidenced by promissory note A-1 is referred to in this prospectus supplement as the ‘‘Solana Pari Passu Companion Loan.’’ The Solana Pari Passu Companion Loan has an outstanding principal balance as of the Cut-off Date of $220,000,000. The Solana Pari Passu Companion Loan is not included in the trust. Only the Solana Loan is included in the trust. The note A-2 evidencing the Solana Loan and the note A-1 evidencing the Solana Pari Passu Companion Loan are referred to in this prospectus supplement as the ‘‘Solana Notes’’. The Solana Loan and the Solana Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Solana Whole Loan.’’

The Solana Pari Passu Companion Loan is included in the BACM 2007-1 Trust Fund.

For purposes of the information presented in this prospectus supplement with respect to the Solana Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Solana Loan and the Solana Pari Passu Companion Loan.

Distributions.    Pursuant to the Solana Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Solana Loan and/or the Solana Pari Passu Companion Loan (in each case, subject to the rights of the BACM 2007-1 Master Servicer, the BACM 2007-1 Special Servicer and the BACM 2007-1 Trustee under the BACM 2007-1 Pooling and Servicing Agreement (and any other service providers with respect to the Solana Pari Passu Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the BACM 2007-1 Pooling and Servicing Agreement) will be applied to the Solana Loan and the Solana Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

Servicing.    Only the Solana Loan is included in the trust. The BACM 2007-1 Trust Fund is the holder of the Solana Pari Passu Companion Loan. The Solana Whole Loan is being serviced under the BACM 2007-1 Pooling and Servicing Agreement. Accordingly, the BACM 2007-1 Master Servicer will generally remit collections on the Solana Loan to or on behalf of the Trust Fund. Although many pooling and servicing agreements relating to rated commercial mortgage-backed securities contain customary provisions regarding servicing, the servicing arrangements under the BACM 2007-1 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement. In that regard, investors should consider that the description of the servicing arrangements with respect to the mortgage loans serviced under the Pooling and Servicing Agreement differs from the servicing arrangements with respect to the Solana Loan under the BACM 2007-1 Pooling and Servicing Agreement in certain respects, including, but not limited to: (i) the master servicer is the BACM 2007-1 Master Servicer, the primary servicer is Wells Fargo Bank, N.A. (the ‘‘Solana Primary Servicer’’), and the special servicer is the BACM 2007-1 Special Servicer; and (ii) the BACM 2007-1 Trustee is the mortgagee of record for the Solana Loan. The Master Servicer, the Special Servicer, the Co-Trustee or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the BACM 2007-1 Master Servicer, the Solana Primary Servicer, the BACM 2007-1 Special Servicer or the BACM 2007-1 Trustee or (b) make servicing advances with respect to the Solana Loan.

The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Solana Loan is dependent on its receipt of the corresponding information and/or collections from the BACM 2007-1 Master

Servicer or the BACM 2007-1 Special Servicer. The Master Servicer (or the Co-Trustee, if applicable) will be required to make P&I Advances with respect to the Solana Loan, unless (i) the applicable Master Servicer, after receiving the necessary information from the BACM 2007-1 Master Servicer, has determined that such Advance would not be recoverable from collections on the Solana Loan or (ii) the BACM 2007-1 Master Servicer has made a similar determination with respect to an advance on the related Companion Loan. The BACM 2007-1 Master Servicer is obligated to make servicing advances with respect to the Solana Whole Loan. If the BACM 2007-1 Master Servicer determines that a servicing advance it made with respect to the Solana Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Solana Loan and the Solana Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all mortgage loans and with respect to the Solana Pari Passu Companion Loan, from general collections of the BACM 2007-1 Trust Fund, on a pro rata basis (based on each such loan’s outstanding principal balance).

If (i) an event of default under the BACM 2007-1 Pooling and Servicing Agreement occurs and is continuing with respect to the BACM 2007-1 Master Servicer that materially and adversely affects only the Solana Loan, (ii) the BACM 2007-1 Master Servicer fails to make any payment on the Solana Loan when required under the terms of the BACM 2007-1 Pooling and Agreement, which failure is not cured within one business day or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of Certificates occurs solely as a result of an action of the BACM 2007-1 Master Servicer, then the BACM 2007-1 Master Servicer may not be terminated but the Trustee, acting at the direction of the Directing Certificateholder, will be entitled to require the BACM 2007-1 Master Servicer to appoint a sub-servicer solely with respect to the Solana Whole Loan (or if the related Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). A replacement sub-servicer shall be selected jointly by the Directing Certificateholder and the controlling class representative of the BACM 2007-1 Securitization; provided that if the Directing Certificateholder and the controlling class representative of the BACM 2007-1 Securitization are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the controlling class representative of the BACM 2007-1 Securitization. Any appointment (or replacement) of a sub-servicer in accordance with this paragraph will be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and any class of certificates backed by the Solana Pari Passu Companion Loan.

Consultation Rights of the Directing Certificateholder.    Pursuant to the Solana Intercreditor Agreement, the controlling class representative under the BACM 2007-1 Securitization is required to provide the Directing Certificateholder with an opportunity to review any proposed action to be taken in respect of the Solana Whole Loan or the Solana Mortgaged Property and is required to consult with the Directing Certificateholder in respect thereof. These actions will generally include but are not limited to rights that are similar but not identical to the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder’’ and ‘‘—Modifications, Waiver and Amendments’’ in this prospectus supplement. If the Directing Certificateholder and the controlling class representative under the BACM 2007-1 Securitization are not able to agree on a course of action that satisfies the servicing standards under the BACM 2007-1 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the BACM 2007-1 Master Servicer or the BACM 2007-1 Special Servicer, as applicable, the controlling class representative under the BACM 2007-1 Trust Fund will be entitled to direct the BACM 2007-1 Master Servicer or the BACM 2007-1 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the BACM 2007-1 Pooling and Servicing Agreement (including that such action does not violate the servicing standards or another provision of the BACM 2007-1 Pooling and Servicing Agreement, the Solana Whole Loan or any applicable REMIC provisions of the Code), and the BACM 2007-1 Master Servicer or the BACM 2007-1 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standards under the BACM 2007-1 Pooling and Servicing Agreement.

Termination of Special Servicer.    The controlling class representative under the BACM 2007-1 Securitization, after consultation with the Directing Certificateholder, will be entitled to terminate the BACM 2007-1 Special Servicer with respect to the special servicing of the Solana Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the BACM 2007-1 Pooling and Servicing Agreement and the Solana Intercreditor Agreement, and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, the controlling class representative under the BACM 2007-1 Trust Fund will be entitled to appoint a replacement special servicer. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by the Solana Pari Passu Companion Loan.

Sale of Defaulted Mortgage Loan.    Under the BACM 2007-1 Pooling and Servicing Agreement, if the Solana Pari Passu Companion Loan is subject to a fair value purchase option, the BACM 2007-1 Special Servicer will be required to determine the purchase price of the Solana Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement will have an option to purchase the Solana Loan (and the option holder of the Solana Pari Passu Companion Loan will have an option to purchase the Solana Pari Passu Companion Loan), at the purchase price determined by the BACM 2007-1 Special Servicer under the BACM 2007-1 Pooling and Servicing Agreement.

The Americold Pool 2 Whole Loan

The Americold Pool 2 Loans.    1 mortgage loan (identified as Loan No. 61 on Annex A-1 to this prospectus supplement) (the ‘‘Americold Pool 2 Loan’’), representing approximately 0.7% of the Initial Pool Balance (0.0%, 1.1%, 0.0%, 1.0%), is one of five mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (collectively, the ‘‘Americold Pool 2 Mortgaged Property’’). The Americold Pool 2 Loan is evidenced by promissory note A-2B. The mortgage loans evidenced by promissory notes A-1A, A-1B, A-2A and A-2 C are each referred to in this prospectus supplement as an ‘‘Americold Pool 2 Pari Passu Companion Loan’’. The Americold Pool 2 Pari Passu Companion Loans evidenced by notes A-1A, A-1B, A-2A and A-2C have outstanding principal balances as of the Cut-off Date of $180,000,000, $30,000,000, $70,000,000 and $35,000,000, respectively. The Americold Pool 2 Pari Passu Companion Loans are not included in the trust. Only the Americold Pool 2 Loan is included in the trust. The Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans are pari passu with each other and are referred to in this prospectus supplement as the ‘‘Americold Pool 2 Notes.’’ The Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans are collectively referred to in this prospectus supplement as the ‘‘Americold Pool 2 Whole Loan.’’

The Americold Pool 2 Pari Passu Companion Loan evidenced by note A-2A is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 (the ‘‘JPMCC 2007-CIBC18 Securitization’’). The Americold Pool 2 Pari Passu Companion Loan evidenced by note A-2C is owned by JPMorgan Chase Bank, N.A. or an affiliate and it is anticipated it will be deposited into a trust fund relating to a future securitization. The Americold Pool 2 Pari Passu Companion Loans evidenced by notes A-1A and A-1B are owned by an unrelated third party and may be deposited into a trust fund relating to a future securitization.

The holders of the Americold Pool 2 Notes (the ‘‘Americold Pool 2 Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Americold Pool 2 Noteholder (the ‘‘Americold Pool 2 Intercreditor Agreement’’). Pursuant to the terms of the Americold Pool 2 Intercreditor Agreement, the Americold Pool 2 Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement entered into in connection with the issuance of the JPMCC 2007-CIBC18 Securitization (the ‘‘JPMCC 2007-CIBC18 Pooling and Servicing Agreement’’). The JPMCC 2007-CIBC18 Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Americold Pool 2 Whole Loan will be allocated, on a pro rata and pari passu basis, to the Americold Pool 2 Noteholders.

Servicing. Only the Americold Pool 2 Loan is included in the trust. The trust fund relating to the JPMCC 2007-CIBC18 transaction (the ‘‘JPMCC 2007-CIBC18 Transaction’’ and the related trust fund, the ‘‘JPMCC 2007-CIBC18 Trust Fund’’) is the holder of the Americold Pool 2 Pari Passu Companion Loan evidenced by note A-2A. In accordance with the Americold Pool 2 Intercreditor Agreement, the primary servicer under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (the ‘‘JPMCC 2007-CIBC18 Primary Servicer’’) will generally be responsible for servicing the Americold Pool 2 Whole Loan and remitting collections on the Americold Pool 2 Loan to or on behalf of the Trust Fund in accordance with the JPMCC 2007-CIBC18 Pooling and Servicing Agreement. Although many pooling and servicing agreements relating to rated commercial mortgage-backed securities contain customary provisions regarding servicing, the servicing arrangements under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement, including but not limited to: (i) Capmark Finance Inc. is the master servicer under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement with respect to the Americold Pool 2 companion loan (the ‘‘JPMCC 2007-CIBC18 Master Servicer’’), Midland Loan Services, Inc. is the JPMCC 2007-CIBC18 Primary Servicer and LNR Partners, Inc. is the special servicer for the Americold Pool 2 Whole Loan (the ‘‘JPMCC 2007-CIBC18 Special Servicer’’ and together with the JPMCC 2007-CIBC18 Master Servicer and JPMCC 2007-CIBC18 Primary Servicer, the ‘‘JPMCC 2007-CIBC18 Servicers’’); and (ii) Wells Fargo Bank, N.A. is the trustee under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (the ‘‘JPMCC 2007-CIBC18 Trustee’’) and will be the mortgagee of record for the Americold Pool 2 Loan. The Master Servicer, the Special Servicer, the Trustee or the Co-Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the JPMCC 2007-CIBC18 Servicers or the JPMCC 2007-CIBC18 Trustee or (b) make servicing advances with respect to the Americold Pool 2 Loan.

The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Americold Pool 2 Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2007-CIBC18 Servicers. The Master Servicer (or the Co-Trustee, if applicable) will be required to make P&I Advances with respect to the Americold Pool 2 Loan, unless the applicable Master Servicer, after receiving the necessary information from the JPMCC 2007-CIBC18 Servicers has determined that such Advance would not be recoverable from collections on the Americold Pool 2 Loan.

If a servicing event of default under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement has occurred and remains unremedied that affects the holder of the Americold Pool 2 Loan or the holder of any Americold Pool 2 Pari Passu Companion Loan (or any class of securities backed by any such loan) and the defaulting servicer is not terminated, then the Americold Pool 2 Noteholders are entitled to direct the JPMCC 2007-CIBC18 Trustee to appoint a replacement sub-servicer for the Americold Pool 2 Whole Loan. The appointment of any replacement sub-servicer will be subject to confirmation by the Rating Agencies that such appointment will not cause the downgrade, qualification or withdrawal of the ratings on any securities backed by the Americold Pool 2 Loan or any Americold Pool 2 Pari Passu Companion Loan.

Rights of the Directing Certificateholder. As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, the JPMCC 2007-CIBC18 Servicers will need to obtain the consent of the holder of the Americold Pool 2 Pari Passu Companion Loan evidenced by note A-1A (the ‘‘Americold Pool 2 Controlling Holder’’), with respect to certain actions set forth below, (provided that generally a failure by the Americold Pool 2 Controlling Holder to respond within 10 business days will be deemed a consent and that no refusal by the Americold Pool 2 Controlling Holder may prevent the JPMCC 2007-CIBC18 Servicers from taking any action (or refraining from taking any action) that would violate applicable law or the terms of the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, including the servicing standard under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement):

(1) any modification of, or waiver with respect to, the Americold Pool 2 Whole Loan that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Americold Pool 2 Whole Loan or a modification or waiver of any other monetary term of the Americold Pool 2 Whole Loan relating to the amount of any payment of principal or interest or any other sums due and payable under the Americold Pool 2 Whole Loan documents or a modification or waiver of any material non-monetary provision of the Americold Pool 2 Whole Loan, including, but not limited to, provisions that restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the Americold Pool 2 Mortgaged Property or the related borrower;

(2) any modification of, or waiver with respect to, the Americold Pool 2 Whole Loan that would result in a discounted pay-off of the Americold Pool 2 Whole Loan;

(3) any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the Americold Pool 2 Mortgaged Property or any acquisition of the Americold Pool 2 Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(4) any sale of all or any portion of the Americold Pool 2 Mortgaged Property or REO property;

(5) any action to bring the Americold Pool 2 Mortgaged Property or REO property into compliance with any laws relating to hazardous materials;

(6) the sale of the Americold Pool 2 Whole Loan for less than the outstanding principal balance of the Americold Pool 2 Whole Loan plus all accrued and unpaid interest thereon;

(7) any substitution or release of collateral for the Americold Pool 2 Whole Loan;

(8) any release of the related borrower or guarantor from liability with respect to the Americold Pool 2 Whole Loan including, without limitation, by acceptance of an assumption of the Americold Pool 2 Whole Loan by a successor borrower or replacement guarantor;

(9) any determination not to enforce a due-on-sale’’ or due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

(10) any transfer of the Americold Pool 2 Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as expressly permitted by the Americold Pool 2 Whole Loan documents;

(11) any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement;

(12) any approval of a replacement special servicer for the Americold Pool 2 Whole Loan (other than in connection with the JPMCC 2007-CIBC18 Trustee’s becoming the successor special servicer upon the occurrence of an event of default under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement with respect to the applicable Special Servicer);

(13) consenting to any modification or waiver of any provision of any Americold Pool 2 Whole Loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the related borrower;

(14) approval of any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required by the Americold Pool 2 Whole Loan documents);

(15) the execution, renewal or material modification of any major lease, to the extent lender approval is required by the Americold Pool 2 Whole Loan documents;

(16) approval of the termination or replacement of a manager or of the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required by the Americold Pool 2 Whole Loan documents;

(17) any waiver of amounts required to be deposited into escrow reserve accounts under the Americold Pool 2 Whole Loan documents, or any amendment to any of the Americold Pool 2 Whole Loan documents that would modify the amount required to be deposited into reserve accounts established under the Americold Pool 2 Whole Loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

(18) the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the Americold Pool 2 Whole Loan, if such settlement would result in a shortfall of amounts due and payable to the Americold Pool 2 Noteholders;

(19) the approval or adoption of any annual budget for, or material alteration at, the Americold Pool 2 Mortgaged Property (if lender approval is required by the Americold Pool 2 Whole Loan documents);

(20) (A) the release to the related borrower of any escrow to which the related borrower is not entitled under the Americold Pool 2 Whole Loan documents or under applicable law; and (B) the approval of significant repair or renovation projects (other than in connection with casualty or condemnation events) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the Americold Pool 2 Whole Loan documents (to the extent the lender’s consent is required by the Americold Pool 2 Whole Loan documents); or

(21) the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty.

Termination of the Special Servicer. The Americold Pool 2 Controlling Holder will be entitled to terminate the JPMCC 2007-CIBC18 Special Servicer with respect to the Americold Pool 2 Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the JPMCC 2007-CIBC18 Pooling and Servicing Agreement and the Americold Pool 2 Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by any Americold Pool 2 Pari Passu Companion Loan.

Distributions.    Under the terms of the Americold Pool 2 Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Americold Pool 2 Notes, or proceeds relating to the Americold Pool 2 Mortgaged Property (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, and any related sub-servicer or applicable service provider to payments and reimbursements pursuant to and in accordance with the terms of the JPMCC 2007-CIBC18 Pooling and Servicing Agreement) will be applied to the Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

AB Mortgage Loan Groups

General

Each AB Mortgage Loan is evidenced by the senior of two or more notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two or more notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Groups and the related Mortgaged Properties will be serviced and administered by the applicable Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement, but subject to the terms of the related Intercreditor Agreement to the extent set forth therein. In servicing an AB Mortgage Loan Group, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicers and the Special Servicer to take into account the interests of the Certificateholders and the holder of any related AB Subordinate Companion Loans as a collective whole. The applicable Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, each AB Mortgage Loan Group.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of a related Companion Loan will be distributed to such holder net of certain fees and expenses on the related Companion Loan to the extent set forth in the related Intercreditor Agreement.

The Overland Park Trade Center AB Loan

One mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement) (the ‘‘Overland Park Trade Center Mortgage Loan’’), representing approximately 1.0% of the Initial Pool Balance (3.2%, 0.0%, 0.0%, 0.0%), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Overland Park Trade Center Mortgaged Property’’). The related companion loan (the ‘‘Overland Park Trade Center Subordinate Companion Loan’’), which is not included in the trust, is an obligation subject to certain conditions to make certain future advances in a maximum aggregate amount up to $10,000,000 (each, an ‘‘Overland Park Trade Center Future Advance’’) that, when funded, will be subordinate to the Overland Park Trade Center Mortgage Loan. The Overland Park Trade Center Mortgage Loan and the Overland Park Trade Center Subordinate Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Overland Park Trade Center AB Loan’’.

Each Overland Park Trade Center Future Advance will be advanced to the related borrower by the related Mortgage Loan Seller for approved leasing expenses, in each case upon the fulfillment of the conditions for each Overland Park Trade Center Future Advance that are contained in the related mortgage loan documents. The conditions for an Overland Park Trade Center Future Advance include, among other conditions, that (A) there is no existing default or event of default under the terms of the related mortgage loan documents, (B) the proceeds of such Overland Park Trade Center Future Advance do not exceed the lesser of either (i) the amount allocated for such leasing expenses or (ii) an amount calculated pursuant to the formula in the related mortgage loan documents, which is based on the DSCR, and (C) each Overland Park Trade Center Future Advance cannot occur more than monthly.

Overland Park Trade Center Intercreditor Agreement.    An intercreditor agreement (the ‘‘Overland Park Trade Center AB Intercreditor Agreement’’) between the holders of the Overland Park Trade Center Mortgage Loan (the ‘‘Overland Park Trade Center Note A Holder’’) and the Overland Park Trade Center Subordinate Companion Loan (the ‘‘Overland Park Trade Center Note B Holder’’) sets forth the rights of such noteholders. The Overland Park Trade Center AB Intercreditor Agreement generally provides that the mortgage loans that comprise the Overland Park Trade Center AB Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    Pursuant to the Overland Park Trade Center AB Intercreditor Agreement, to the extent described below, the right of the Overland Park Trade Center Note B Holder to receive payments with respect to the Overland Park Trade Center Subordinate Companion Loan is subordinate to the payment rights of the Overland Park Trade Center Note A Holder to receive payments with respect to the Overland Park Trade Center Mortgage Loan.

Prior to the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in the Overland Park Trade Center AB Loan becoming a Specially Serviced Mortgage Loan, after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, all payments and proceeds (of whatever nature) received with respect to the Overland Park Trade Center AB Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

first, to the Overland Park Trade Center Note A Holder in an amount equal to any unreimbursed costs and advances paid, together with interest thereon by the Overland Park Trade Center Note A Holder with respect to the Overland Park Trade Center Mortgage Loan or the related mortgaged property;

second, to the Overland Park Trade Center Note A Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation earned with respect to the Overland Park Trade Center AB Loan;

third, to the Overland Park Trade Center Note A Holder in an amount equal to accrued and unpaid interest with respect to the Overland Park Trade Center Mortgage Loan;

fourth, to the Overland Park Trade Center Note A Holder in an amount equal to its pro rata portion of any scheduled principal payments received with respect to the Overland Park Trade Center AB Loan and its pro rata portion of any prepayments with respect to the Overland Park Trade Center AB Loan;

fifth, to the Overland Park Trade Center Note B Holder in an amount equal to any unreimbursed costs and advances paid by the Overland Park Trade Center Note B Holder with respect to the Overland Park Trade Center Subordinate Companion Loan or the related mortgaged property;

sixth, to the Overland Park Trade Center Note B Holder in an amount equal to any interest accrued on any advances made by the Overland Park Trade Center Note B Holder in respect to delinquent principal or interest allocable to the Overland Park Trade Center Mortgage Loan;

seventh, to the Overland Park Trade Center Note B Holder in an amount equal to accrued and unpaid interest with respect to the Overland Park Trade Center Subordinate Companion Loan;

eighth, to the Overland Park Trade Center Note B Holder in the amount equal to its pro rata portion of any scheduled principal payments received with respect to the Overland Park Trade Center AB Loan and its pro rata portion of any prepayments with respect to the Overland Park Trade Center AB Loan;

ninth, pro rata, to (i) to the Overland Park Trade Center Note A Holder, its pro rata portion of any penalty charges and any default interest with respect to the Overland Park Trade Center Mortgage Loan (net of any interest on advances payable to the Overland Park Trade Center Note A Holder pursuant to clause first above and any interest on advances payable to the Overland Park Trade Center Note B Holder pursuant to clause sixth above) and (ii) to the Overland Park Trade Center Note B Holder, its pro rata portion of any penalty charges and any default interest with respect to the Overland Park Trade Center Subordinate Companion Loan (net of any interest on advances payable to the Overland Park Trade Center Note A Holder pursuant to clause first above and any interest on advances payable to the Overland Park Trade Center Note B Holder pursuant to clause sixth above);

tenth, pro rata, to (i) to the Overland Park Trade Center Note A Holder, its percentage interest of any exit fees and extension fees allocated to the Overland Park Trade Center Mortgage Loan, to the extent actually paid, and (ii) the Overland Park Trade Center Note B Holder, its percentage interest of any exit fees and extension fees allocated to the Overland Park Trade Center Subordinate Companion Loan, to the extent actually paid; and

eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the Overland Park Trade Center Note A Holder and the Overland Park Trade Center Note B Holder, pro rata based on their respective percentage interests (assuming all permitted Overland Park Trade Center Future Advances have been made prior to the application of funds under the foregoing clauses first through tenth of this paragraph).

Following the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in the Overland Park Trade Center AB Loan becoming a Specially Serviced Mortgage Loan, after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, all payments and proceeds (of whatever nature) received with respect to the Overland Park Trade Center AB Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

first, to the Overland Park Trade Center Note A Holder in an amount equal to any unreimbursed costs and advances paid together with interest thereon by the Overland Park Trade Center Note A Holder with respect to the Overland Park Trade Center Mortgage Loan or the related mortgaged property;

second, to the Overland Park Trade Center Note A Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation (including any workout fees and liquidation fees payable to the related Special Servicer) earned with respect to the Overland Park Trade Center AB Loan;

third, to the Overland Park Trade Center Note A Holder in an amount equal to accrued and unpaid interest with respect to the Overland Park Trade Center Mortgage Loan;

fourth, to the Overland Park Trade Center Note A Holder in an amount equal to the outstanding principal balance of the Overland Park Trade Center Mortgage Loan, until such principal balance has been paid in full;

fifth, to the Overland Park Trade Center Note B Holder in an amount equal to any unreimbursed costs and advances paid by the Overland Park Trade Center Note B Holder with respect to the Overland Park Trade Center Subordinate Companion Loan or the related mortgaged property;

sixth, to the Overland Park Trade Center Note B Holder in an amount equal to any interest accrued on any advances made by the Overland Park Trade Center Note B Holder in respect to delinquent principal or interest allocable to the Overland Park Trade Center Mortgage Loan and any advance made with respect to the Overland Park Trade Center Subordinate Companion Loan prior to the securization of the Overland Park Trade Center Mortgage Loan;

seventh, to the Overland Park Trade Center Note B Holder in an amount equal to accrued and unpaid interest with respect to the Overland Park Trade Center Subordinate Companion Loan;

eighth, to the Overland Park Trade Center Note B Holder in an amount equal to the outstanding principal balance of the Overland Park Trade Center Subordinate Companion Loan, until such principal balance has been paid in full;

ninth, pro rata, to (i) to the Overland Park Trade Center Note A Holder, its pro rata portion of any penalty charges and any default interest with respect to the Overland Park Trade Center Mortgage Loan (net of any interest on advances payable to the Overland Park Trade Center Note A Holder pursuant to clause first above and any interest on advances payable to the Overland Park Trade Center Note B Holder pursuant to clause sixth above) and (ii) to the Overland Park Trade Center Note B Holder, its pro rata portion of any penalty charges and any default interest with respect to the Overland Park Trade Center Subordinate Companion Loan (net of any interest on advances payable to the Overland Park Trade Center Note A Holder pursuant to clause first above and any interest on advances payable to the Overland Park Trade Center Note B Holder pursuant to clause sixth above);

tenth, pro rata, to (i) to the Overland Park Trade Center Note A Holder, its percentage interest of any exit fees and extension fees allocated to the Overland Park Trade Center Mortgage Loan, to the extent actually paid, and (ii) the Overland Park Trade Center Note B Holder, its percentage interest of any exit fees and extension fees allocated to the Overland Park Trade Center Subordinate Companion Loan, to the extent actually paid; and

eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the Overland Park Trade Center Note A Holder and the Overland Park Trade Center Note B Holder, pro rata based on their respective percentage interests (assuming all permitted Overland Park Trade Center Future Advances have been made prior to the application of funds under the foregoing clauses first through tenth of this paragraph).

Consent Rights of the Overland Park Trade Center Note B Holder.    Unless either an Overland Park Trade Center Control Appraisal Period exists, the Overland Park Trade Center Note B Holder, or an advisor on its behalf, will be entitled to advise and direct the related Master Servicer and/or Special Servicer with respect to certain matters, including among other things, any modification or waiver of a monetary term of the Overland Park Trade Center AB Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on the Overland Park Trade Center Subordinate Companion Loan or the monthly debt service payment payable on the Overland Park Trade Center Subordinate Companion Loan or a deferral or forgiveness of interest on or principal of the Overland Park Trade Center Subordinate Companion Loan or a modification or waiver of any other monetary term of the Overland Park Trade Center Subordinate Companion Loan relating to the timing or amount of any payment of principal and interest (other than default interest); any modification of, or waiver with respect to, the Overland Park Trade Center AB Loan that would result in a discounted pay-off of the Overland Park Trade Center Subordinate Companion Loan; any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the related mortgaged property or any acquisition of the mortgaged property by deed-in-lieu of foreclosure; any sale of the Overland Park Trade Center AB Loan, the related mortgaged property or REO property; any release of the related borrower or any guarantor from liability with respect to the Overland Park Trade Center AB Loan; any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); any action to bring the related mortgaged property or an REO property into compliance with environmental laws; any substitution or release of collateral for the Overland Park Trade Center AB Loan, except as permitted by the related mortgage loan documents; any transfer of the related mortgaged property or any portion thereof; the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; and any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related mortgage loan documents. However, no advice or direction may require or cause the related Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standards.

A ‘‘Overland Park Trade Center Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Overland Park Trade Center Subordinate Companion Loan (plus the amount of all Overland Park Trade Center Future Advances made through the date of determination), minus the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received on, the Overland Park Trade Center Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Overland Park Trade Center Subordinate Companion Loan and (iii) any realized principal losses allocated to the Overland Park Trade Center Subordinate Companion Loan, is less than 25% of (A) the initial principal balance of the Overland Park Trade Center Subordinate Companion Loan (plus the amount of all Overland Park Trade Center Future Advances made through the date of determination) minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Overland Park Trade Center Subordinate Companion Loan.

Termination of Special Servicer. Prior to an Overland Park Trade Center Control Appraisal Period, the Overland Park Trade Center Note B Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Overland Park Trade Center AB Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Overland Park Trade Center AB Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

Cure Rights. In the event of any monetary default with respect to the Overland Park Trade Center AB Loan, or to the extent of the related Master Servicer’s knowledge thereof, a non-monetary default with respect to the Overland Park Trade Center AB Loan, the Overland Park Trade Center Note B Holder will be entitled to cure (i) a monetary default within five (5) business days of receipt of notice thereof and (ii) a non-monetary default within 30 days of receipt of notice thereof.

Purchase Option. The Overland Park Trade Center Note B Holder has the right, by written notice to the Overland Park Trade Center Note A Holder, following the occurrence of (i) any event of default with respect to an obligation of the related borrower to pay principal and interest payments or any other monetary obligations due under the Overland Park Trade Center AB Loan or (ii) any non-monetary event of default as to which the Overland Park Trade Center AB Loan becomes a Specially Serviced Mortgage Loan, to purchase the Overland Park Trade Center Mortgage Loan from the Overland Park Trade Center Note A Holder subject to the terms and conditions contained in the Overland Park Trade Center AB Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Overland Park Trade Center Mortgage Loan, together with all unpaid interest on the Overland Park Trade Center Mortgage Loan at the related interest rate (excluding default interest and any prepayment premium) and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the Pooling and Servicing Agreement.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The applicable Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to a material event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the applicable Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of such AB Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘—Purchase Options’’ below and ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the related borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the applicable Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on that Mezz Cap AB Mortgage Loan, and the amounts with respect to that Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the applicable Master Servicer, Special Servicer, Trustee or Co-Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan (or any servicer or trustee on its behalf);

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

Eleventh, to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer, the Trustee or Co-Trustee; and

Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the initial principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans.    Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the related AB Subordinate Companion Loans.

Amendments and Consents.    The applicable Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any Mezz Cap Loan Pair or the related loan documents without obtaining the prior written consent of the holder of the related AB Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan Pair or the related loan documents adversely affects the lien priority of the related mortgage or constitutes a material modification as specified in the related Intercreditor Agreement.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under an AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the applicable Master Servicer or the Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related

Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on that Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, Servicing Advances, interest on Advances and Servicing Fees and Trustee Fees payable prior to the date of purchase. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)		Cut-off LTV Ratio(2)	Property Type
Coconut Point	R-1	$230,000,000	4.3%	$275	1.30	x	78.9%	Retail
599 Lexington Avenue.	R-1	225,000,000	4.2	$728	1.25	x	75.0%	Office
Skyline Portfolio	R-1	203,400,000	3.8	$264	1.24	x	77.8%	Office
Lafayette Property Trust	R-1	203,250,000	3.8	$242	1.45	x	77.5%	Office
StratREAL Industrial Portfolio II(3)	R-1	186,000,000	3.5	$37	1.35	x	79.5%	Industrial
Augusta Mall(4)(5)	S	175,000,000	3.3	$372	1.44	x	77.8%	Retail
Solana(6)	S	140,000,000	2.6	$192	1.34	x	71.3%	Mixed Use
Colony VI Portfolio	S	138,270,000	2.6	$67	1.72	x	60.0%	Various
Centro Heritage Portfolio V	S	129,235,662	2.4	$57	2.37	x	53.9%	Retail
Southland Mall	S	120,500,000	2.3	$181	1.32	x	77.3%	Retail
Franklin Tower	S	105,000,000	2.0	$486	1.21	x	70.0%	Office
Outrigger Guam Resort	R-1	105,000,000	2.0	$175,000	1.39	x	70.9%	Mixed Use
Long Island Marriott and Conference Center(7)	R-1	103,500,000	1.9	$167,476	1.48	x	68.1%	Hotel
The Orchard at Saddleback	R-1	100,000,000	1.9	$359	1.16	x	79.9%	Retail
Osprey Portfolio	R-1	96,240,000	1.8	$139	1.39	x	80.0%	Office
Total /Weighted Average		$2,260,395,662	42.4%		1.41	x	73.9%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans, the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans, the Solana Loan and the Solana Pari Passu Companion Loan, and the Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans, each as of the Cut-off Date.

(3)	The debt service coverage ratio was calculated assuming that the loan proceeds of the mortgage loan are net of the $6.0 million letter of credit posted by the borrower relating to the anticipated expansion of an existing tenant space. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information— StratREAL Industrial Portfolio II’’ in this prospectus supplement.

(4)	UW DSCR was calculated including $4.0 million in income from a master lease provided by a borrower affiliate for the proposed expansion space. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ in this prospectus supplement.

(5)	The appraised value reflects the $4.0 million of income from a master lease provided by a borrower affiliate. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ in this prospectus supplement.

(6)	UW DSCR was calculated including the $3.3 million in income from the master lease provided by the sponsor that supplements the performance of the Solana Marriott Hotel during renovation and expansion. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Solana’’ in this prospectus supplement.

(7)	The appraised value and corresponding loan-to-value ratio is based on the property’s stabilized value of $152,000,000, which reflects the property’s projected performance after the PIP. The property’s ‘‘as-is’’ loan-to-value ratio is 77.1% based on the ‘‘as-is’’ appraised value of $107,000,000 and the loan balance net of the upfront FF&E Reserve and Debt Service Reserve.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this prospectus supplement.

ARD Loans

4 mortgage loans (identified as Loan Nos. 90, 96, 147 and 209 on Annex A-1 to this prospectus supplement), (the ‘‘ARD Loans’’), representing approximately 0.8% of the Initial Pool Balance (0.0%, 1.4%, 0.0%, 1.2%), provide that, if after a certain date (the ‘‘Anticipated Repayment Date’’), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Repayment Date for each ARD Loan is approximately 10 years after origination. The Revised Rate for 3 of the ARD Loans (identified as Loan Nos. 96, 147 and 209 on Annex A-1 to this prospectus supplement) is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period plus at least 2% per annum and the Revised Rate for 1 of the ARD Loans (identified as Loan No. 90 on Annex A-1 to this prospectus supplement) is generally equal to the lesser of the maximum rate permitted by law and the Initial Rate plus 2%. After the Anticipated Repayment Date, the ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the ARD Loans. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their respective Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the Anticipated Repayment Date. See ‘‘—Lockbox Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the related borrower on or about the Anticipated Repayment Date. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
1st	104	$2,166,865,679	40.6%	40.7%	42.0%	32.4%	40.6%
6th	3	36,889,100	0.7	0.0	1.0	1.2	1.0
9th	39	691,021,179	13.0	11.4	14.4	9.7	13.7
10th	10	628,281,508	11.8	6.2	15.2	10.3	14.5
11th	71	1,808,459,721	33.9	41.8	27.4	46.4	30.1
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
0	142	$3,430,836,550	64.4%	64.7%	63.2%	70.4%	64.2%
2	1	175,000,000	3.3	10.1	0.0	0.0	0.0
5	45	1,139,216,125	21.4	2.9	31.5	23.2	30.3
7	36	457,493,511	8.6	15.5	5.0	6.5	5.2
8	1	6,321,000	0.1	0.0	0.2	0.0	0.2
10	2	122,650,000	2.3	6.9	0.1	0.0	0.1
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

As used in this prospectus supplement, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof). Some mortgage loans, for example, allow for a notice and cure right prior to acceleration of the mortgage loan. Some mortgage loans also provide exceptions in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Actual/360	221	$5,282,854,991	99.1%	99.2%	98.9%	100.0%	99.0%
30/360	6	48,662,195	0.9	0.8	1.1	0.0	1.0
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Balloon Loans
Interest Only	107	$4,158,477,957	78.0%	91.8%	72.9%	61.5%	71.3%
Partial Interest Only	64	607,007,000	11.4	5.8	11.5	29.8	14.1
Balloon	54	557,538,272	10.5	2.4	15.3	8.8	14.4
Subtotal	225	$5,323,023,229	99.8%	100.0%	99.7%	100.0%	99.8%
Fully Amortizing Loans	2	$8,493,957	0.2%	0.0%	0.3%	0.0%	0.2%
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
Defeasance	171	$4,292,379,575	80.5%	75.4%	83.6%	79.2%	83.0%
Yield Maintenance	46	701,562,662	13.2	6.3	15.8	20.8	16.5
Defeasance/Yield Maintenance	2	151,000,000	2.8	8.7	0.0	0.0	0.0
None	1	120,500,000	2.3	6.9	0.0	0.0	0.0
Defeasance, Defeasance/Fixed Penalty	1	26,000,000	0.5	1.5	0.0	0.0	0.0
Yield Maintenance, Defeasance/Yield Maintenance	4	18,493,442	0.3	0.0	0.6	0.0	0.5
Defeasance, Defeasance/Yield Maintenance	1	11,181,508	0.2	0.6	0.0	0.0	0.0
Fixed Penalty	1	10,400,000	0.2	0.6	0.0	0.0	0.0
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group S Balance	% of Initial Loan Group R-1 Balance	% of Initial Loan Group R-2 Balance	% of Initial Loan Group R Balance
1	34	$480,746,047	9.0%	4.2%	11.6%	9.7%	11.3%
2	4	55,500,000	1.0	2.5	0.4	0.0	0.3
3	62	1,040,042,301	19.5	17.5	17.4	38.9	20.5
4	81	1,914,172,820	35.9	40.2	34.2	31.1	33.8
5	8	543,740,000	10.2	4.4	15.2	0.0	13.0
6	10	155,725,000	2.9	5.2	0.0	12.9	1.8
7	6	451,225,000	8.5	6.3	11.1	0.0	9.5
10	2	405,000,000	7.6	10.1	7.5	0.0	6.4
12	13	97,931,017	1.8	0.0	2.0	7.4	2.7
13	5	60,935,000	1.1	2.6	0.5	0.0	0.4
16	1	6,000,000	0.1	0.0	0.2	0.0	0.2
25	1	120,500,000	2.3	6.9	0.0	0.0	0.0
Total:	227	$5,331,517,186	100.0%	100.0%	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. In the case of 1 mortgage loan (identified as Loan No. 202 on Annex A-1 to this prospectus supplement) representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 0.7%, 0.1%), the related mortgage borrower is permitted to partially prepay up to 10% of the balance of the related mortgage loan (over the life thereof) from the proceeds of sales of additional shares of the related mortgage borrower. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 179 of the mortgage loans, representing approximately 84.4% of the Initial Pool Balance (86.2%,84.2%,79.2%,83.5%), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums then due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan), and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel making up the related Mortgaged Property that permit release of one or more of such parcels without releasing all of such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels making up the related Mortgaged Property after the partial Defeasance.

In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 4.3% of the Initial Pool Balance (0.0%, 7.5%, 0.0%, 6.4%), the related loan documents permit the borrower to obtain the release of the air rights above the improvements on the Mortgaged Property to a third party in connection with the development of a condominium or vertical space subdivision of improvements to be constructed by such third party or sold in the air space from the lien of the Mortgage upon satisfaction of certain conditions, including but not limited to: delivery by the related mortgage borrower to the mortgagee of (i) a site plan showing the proposed air space development, (ii) legal description of the air rights, (iii) ALTA survey showing the air rights area, (iv) any air space documentation submitted to a governmental authority, (v) an endorsement to the mortgage lender’s policy for the remaining property, (vi) zoning approvals and (vii) other documentation set forth in the related loan agreement. The air rights were given no value or were not material for underwriting purposes in the related mortgage loan.

In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the Initial Pool Balance (0.0%, 6.6%, 0.0%, 5.7%), the related mortgage loan documents permit the borrower, at any time after the earlier of three years from the origination date and the date that is two years from the ‘‘start-up date’’ of the last portion of the related companion loan that has been securitized (a portion of the related whole loan that has not been included in the trust or in another securitization as of the Closing Date), to obtain the release of one or more of the individual Mortgaged Properties through a partial defeasance of such mortgage loan, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of (a) 100% of the allocated loan amount related to such property or properties to be released which, when taken together with any property previously released, is less than or equal to $135,600,000; (b) 110% of the allocated loan amount which, when taken together with any property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the allocated loan amount which, when taken together with any property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the allocated loan amount which, when taken together with any property previously released, is greater than $406,800,000; (ii) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates or any securities backed by a related companion loan; and (iii) after giving effect to such release, the debt service coverage ratio must be not less than the greater of (a) (1) 80% of the debt service coverage ratio for the trailing 12 months immediately preceding the release or (2) a debt service coverage ratio in an amount sufficient to obtain a Rating Agency confirmation or (b) the debt service coverage ratio as of the origination date of such mortgage loan. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Skyline Portfolio’’ in this prospectus supplement.

In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the Initial Pool Balance (0.0%, 6.0%, 0.0%, 5.2%), the related mortgage loan documents permit the borrower to obtain the release of one or more individual Mortgaged Properties: (a) prior to the expiration of the defeasance lockout period through partial prepayment, subject to certain conditions, including (i) the allocated loan amounts for the individual Mortgaged Properties being released and the individual Mortgaged Properties released to date in the aggregate do not exceed 20% of the original principal amount of the Mortgage Loan, and (ii) the borrower is required to pay an amount equal to 100% of the aggregate of the allocated loan amounts for the individual Mortgaged Properties to be released together with the payment of the applicable yield maintenance premium; and (b) after the expiration of the defeasance lockout period through partial defeasance, subject to certain conditions, including (i) if the allocated loan amounts for the individual Mortgaged Properties being released and the individual Mortgaged Properties released to date in the aggregate do not exceed 30% of the original principal amount of the loan, the borrower is required to pay 100% of the aggregate of the allocated loan amounts to be released, (ii) if the allocated loan amounts for the individual Mortgaged Properties being released and the individual Mortgaged Properties released to date in the aggregate do not exceed 45% of the original principal amount of the loan, the borrower is required to pay 110% of the aggregate of the allocated loan amounts to be released and (iii) if the allocated loan amounts for the individual Mortgaged Properties being released and the individual Mortgaged Properties released to date in the aggregate are equal to 45% or greater of the original principal amount of the loan, the borrower is required to pay 125% of the aggregate of the allocated loan amounts to be released. Any partial release or partial defeasance is further subject to (i)(x) in the case of a partial prepayment, after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is at least equal to the greater of (I) the debt service coverage ratio as of the origination date, and (II) the debt service coverage ratio for the remaining Mortgaged Properties (including the individual Mortgaged Property to be released) for the 12 months prior to the release and (y) in the case of a partial defeasance, after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is at least equal to the greater of (I) the debt service coverage ratio for the 12 full calendar months immediately preceding the origination date and (II) the debt service coverage ratio for the remaining Mortgaged Properties (including the individual Mortgaged Property to be released and taking into account the debt evidenced by the related defeased note) for the 12 months preceding the release; (ii)(x) in the case of a partial prepayment, after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (I) the loan-to-value ratio immediately preceding the origination date and (II) 78% and (y) in the case of a partial defeasance, after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (i) the loan-to-value ratio immediately preceding the origination date and (ii) the loan-to-value ratio for the remaining Mortgaged Properties immediately preceding the release of the individual Mortgaged Property; and (iii) the lender has received written confirmation from each of the Rating Agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such release. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—StratREAL Industrial Portfolio II’’ in this prospectus supplement.

In the case of 1 mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (0.0%, 2.7%, 0.0%, 2.3%), the borrower is permitted to obtain the release of one of the individual Mortgaged Properties through a partial defeasance of such mortgage loan after the expiration of the defeasance lockout period, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of 110% of the allocated loan amount of the individual Mortgaged Property; (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is not less than 1.20x; and (iii) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates. In addition, the borrower may transfer certain unused development rights attributed to a portion of the Mortgaged Property, subject to satisfaction of certain conditions.

In the case of 1 mortgage loan (identified as Loan No. 32 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (0.0%, 2.1%, 0.0%, 1.8%), the borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the Mortgage on any portion of the Mortgaged Property upon satisfaction of certain conditions including, but not limited to, the following: (A) the payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to a release amount (the ‘‘Release Amount’’) equal to (x) 105% of the original allocated loan amount of the released portion of the Mortgaged Property, which, when taken together with the allocated loan amount of the portion of the Mortgaged Property previously released, is less than or equal to 12.5% of the original principal amount of the loan, (y) 110% of the original allocated loan amount of the released portion of the Mortgaged Property, which, when taken together with the allocated loan amount of the portion of the Mortgaged Property previously released, is greater than 12.5% but less than or equal to 25% of the original principal amount of the loan, or (z) 115% of the original allocated loan amount of the released portion of the Mortgaged Property, which, when taken together with the allocated loan amount of the portion of the Mortgaged Property previously released, is greater than 25% of the original principal amount; (B) after giving effect to the release of any portion of the Mortgaged Property (including any amount so paid in excess of 100% of the allocated loan amount for the portion of the Mortgaged Property released), the debt service coverage ratio of the loan for the Mortgaged Property (excluding the portion of the Mortgaged Property released) is not less than the greater of (i) the debt service coverage ratio as of the date of origination of the loan and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the release of the portion of the Mortgaged Property; provided, that in order to satisfy the debt service coverage ratio, the borrower may defease a portion of the loan in excess of the Release Amounts of the affected portions of the Mortgaged Property.

In the case of 11 mortgage loans (identified as Loan Nos. 33 to 43 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance (0.0%, 2.0%, 0.0%, 1.7%) that are cross-collateralized and cross-defaulted mortgage loans, the related mortgage loan documents permit the related borrower to release one or more mortgaged properties from the lien of the related mortgage beginning two years after the origination of such mortgage pursuant to an arms length transfer provided (i) no event of default has occurred and is continuing, (ii) the remaining mortgaged properties maintain a debt service coverage ratio of at least 1.20x and the loan-to-value ratio is not greater than 80% and (iii) the release satisfies certain transfer provisions of the related mortgage loan documents.

In the case of the 1 mortgage loan secured by 8 properties (identified as Loan No. 53 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance (2.7%, 0.0%, 0.0%, 0.0%), the related mortgage loan documents permit the borrower to obtain a release of one or more of the mortgaged properties provided (i) no event of default shall have occurred and be continuing, (ii) paydown of the loan proceeds at 120% of the allocated loan amount, (iii) payment of the associated defeasance penalty, (iv) a debt service coverage ratio of no less than the greater of (A) 1.10x or (B) the debt service coverage ratio prior to the partial release and (v) the loan-to-value ratio on the remaining properties shall not be greater than 85.84%.

In the case of 1 mortgage loan (identified as Loan No. 57 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (0.0%, 0.0%, 8.5%, 1.2%), the borrower is permitted to obtain the release of an individual Mortgaged Property through a partial prepayment of such mortgage loan, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of purchase price in an amount equal to payment of 115% of the allocated loan amount of the individual Mortgaged Property being released, together with a yield maintenance payment equal to the greater of 1% of the price being paid and a specified partial yield maintenance premium; (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property is at least equal to 1.20x; and (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property (calculated using the allocated loan amount for the property then remaining) must be no greater than the loan-to-value ratio prior to such release.

In the case of 1 mortgage loan (identified as Loan No. 71 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (0.0%, 0.9%, 0.0%, 0.8%), the borrower is permitted to obtain the release of an individual Mortgaged Property through a partial defeasance of such mortgage loan, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to payment of 115% of the allocated loan amount of the individual Mortgaged Property; and (ii) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates.

In the case of 1 mortgage loan (identified as Loan No. 73 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (0.0%, 0.9%, 0.0%,

0.7%), the related mortgage loan documents permit the borrower to obtain the release of one or more of the individual Mortgaged Properties through a partial defeasance of such mortgage loan after the expiration of the defeasance lockout period, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of 110% of the appraised value of the individual Mortgaged Property; (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is at least equal to the greater of (a) the debt service coverage ratio as of the origination date, and (b) the debt service coverage ratio the remaining Mortgaged Properties (including the individual Mortgaged Property to be released) for the 12 months immediately preceding the release; (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (a) the loan-to-value ratio immediately preceding the origination date and (b) ) the loan-to-value ratio immediately preceding the date of the release of the individual Mortgaged Property (without giving effect to the release of the individual Mortgaged Property); and (iv) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates.

In the case of 3 mortgage loans (identified as Loan Nos. 105, 119, and 128 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (0.0%, 1.1%, 0.0%, 1.0%), the borrower is permitted to obtain the release of one or more of the individual Mortgaged Properties through a partial defeasance of such mortgage loan, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to 110% of the individual Mortgaged Property; (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is not less than 1.15x; and (iii) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates.

In the case of the 1 mortgage loan (identified as Loan No. 131 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 1.5%, 0.2%), which is cross-collateralized with another mortgage loan in the pool (identified as Loan No. 132 on Annex A-1 to this prospectus supplement), representing approximately 0.0% of the Initial Pool Balance (0.0%,0.0%, 0.4%, 0.1%), the related mortgage loan documents permit the related borrower to release the mortgaged property from the lien of the related mortgage beginning the earlier of (i) two years after securitization or (ii) four years after the origination of such mortgage provided (i) no event of default has occurred and is continuing, nor shall the related mortgage lender have given the related mortgage borrower notice of any event or condition, which, with the passage of time or the giving of notice (or both) could result in an event of default if not cured by the related mortgage borrower (ii) the Beth Boulevard property maintains a debt service coverage ratio of at least 1.29x and an loan-to-value ratio is not greater than 75% and (iii) the release satisfies certain transfer provisions of the related mortgage loan documents.

In the case of the 1 mortgage loan (identified as Loan No. 132 on Annex A-1 to this prospectus supplement), representing approximately 0.0% of the Initial Pool Balance (0.0%, 0.0%, 0.4%, 0.1%), which is cross-collateralized with another mortgage loan in the pool (identified as Loan No. 131 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 1.5%, 0.2%), the related mortgage loan documents permit the related borrower to release the Mortgaged Property from the lien of the related mortgage beginning the earlier of (i) two years after securitization or (ii) four years after the origination of such mortgage provided (i) no event of default has occurred and is continuing nor shall the related mortgage lender have given the related mortgage borrower notice of any event or condition, which, with the passage of time or the giving of notice (or both) could result in an event of default if not cured by the related mortgage borrower, (ii) the Twin Oaks property maintains a debt service coverage ratio of at least 1.25x and an loan-to-value ratio is not greater than 75% and (iii) the release satisfies certain transfer provisions of the related mortgage loan documents.

In the case of 1 mortgage loan (identified as Loan No. 162 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.0%, 1.2%, 0.2%), the borrower is permitted to obtain the release of one individual Mortgaged Property through a partial defeasance of such mortgage loan, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to the payment of 120% of the allocated loan amount of the individual Mortgaged Property; (ii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property (calculated using the allocated loan amount for the properties then remaining) must be no greater than 75%; (iii) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Property is not less than 1.20x; and (iv) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates.

In the case of 1 mortgage loan (identified as Loan No. 181 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.2%, 0.0%, 0.1%), the borrower is permitted to obtain the release of an individual Mortgaged Property through a partial defeasance of such mortgage loan, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to payment of 125% of the allocated loan amount of the individual Mortgaged Property; (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is at least equal to the greater of (a) the debt service coverage ratio immediately prior to such release, and (b) 1.28x; (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) 49.75%; and (iv) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates.

In the case of the 1 mortgage loan (identified as Loan No. 185 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.1%, 0.0%, 0.1%), the related mortgage loan documents permit the borrower, after February 1, 2012, to obtain a release of a 4,067 square foot building and certain associated land provided that the following conditions are satisfied: (i) no event of default shall have occurred and be continuing, (ii) payment of $1,100,000, (iii) payment of the associated prepayment consideration, (iv) a debt service coverage ratio for the remaining property of at least 1.20x and (v) the loan-to-value ratio for the remaining property shall not be greater than 80%.

In the case of 1 mortgage loan (identified as Loan No. 201 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (0.0%, 0.1%, 0.0%, 0.1%), the borrower is permitted to obtain the release of either of two specified individual Mortgaged Properties through a partial prepayment of such mortgage loan, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of a purchase price in an amount equal to 105% of the allocated purchase price of the individual Mortgaged Property being released, together with a yield maintenance payment equal to the greater of 1% of the price being paid and a specified yield maintenance premium; and (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property is at least equal to 1.65x.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In the case of 2 mortgage loans (identified as Loan Nos. 32 and 61 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the Initial Pool Balance (0.0%, 3.3%, 0.0%, 2.8%), the borrower is permitted to obtain a release of the lien of the mortgage encumbering any one of the mortgaged properties (the ‘‘Substituted Property’’) by substituting another property of like kind and quality (the ‘‘Substitute Property’’) upon satisfaction of certain conditions including, but not limited to, the following: (A) the allocated loan amount of the Substitute Properties collectively do not exceed 35% and 20% of the original principal balance of the loans, respectively; (B) after giving effect to the substitution, the debt service coverage ratio for the loan (excluding the Substituted Properties and including the Substitute Properties) is not less than the greater of (i) the debt service coverage ratio as of the origination date and (ii) the loan-to-value ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution; provided, that in order to satisfy the debt service coverage ratio, the borrower may defease a portion of the loan in excess of the release amounts of the affected mortgaged properties; and (C) (y) the loan-to-value ratio of a Substitute Property is not greater than the lesser of the loan-to-value ratio for a Substituted Property (i) as of the origination date and (ii) immediately prior to the substitution or (z) if the borrower is unable to satisfy the foregoing loan-to-value test set forth in (C) (y) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual properties (excluding the Substituted Properties and including the Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the origination date and (ii) the loan-to-value ratio immediately prior to the substitution.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was, in either case, given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

With respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the Initial Pool Balance (0.0%, 6.6%, 0.0%, 5.7%), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of individual properties by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate allocated loan amount of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 40% of the original amount of the loan, (ii) the fair market value of the substitute property is equal to or greater than the appraised value of the substituted property, (iii) the annualized underwritable cash flow for the substitute property is equal to or greater than the underwritable cash flow of the substituted property, (iv) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents and (v) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property. After April 1, 2009, the borrower may make a partial prepayment of the loan and pay applicable yield maintenance premiums or deliver additional collateral for the loan in order to satisfy the foregoing requirements, provided that in no event shall a substitute property have a loan-to-value ratio of greater than 100% nor a debt service coverage ratio of less than 1.00x.

In the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the Initial Pool Balance (10.1%, 0.0%, 0.0%, 0.0%), the related mortgage loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions, including but not limited to, that the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily locatable or surface parking except if the parcel is an anchor parcel that the borrower purchased after origination. In addition, the related loan documents permit the borrower to obtain the release of a parcel of land leased by a ground tenant in an anchor space in connection to a transfer to such tenant pursuant to its lease upon satisfaction of certain conditions, including but not limited to (a) evidence that the borrower complied with all requirements of operating, parking or other similar agreements affecting the property and delivery of other information, approvals or documents that would be required by a prudent lender acting reasonably, (b) the parcel is a separate tax parcel, and (c) confirmation from each Rating Agency that the release will not result in downgrade, withdrawal or qualification of the then current ratings on any class of Certificates. The borrower is also entitled to obtain the release of one or more anchor parcels acquired after the origination date and proposed to be transferred to a third party, without payment of a release price, upon satisfaction of certain conditions specified in the mortgage loan documents. See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information—Augusta Mall’’ in this prospectus supplement.

With respect to 11 mortgage loans (identified as Loan Nos. 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance (7.9%, 0.0%, 0.0%, 0.0%), the related borrower may obtain the release of each individual property or may obtain the return of any letter of credit previously substituted for a property by substituting a property of similar quality (which may not be the same type or use as the substituted property) acquired by the borrower or an affiliate of the borrower or a letter of credit with a face amount of 105% of the allocated loan amount of the substituted property, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, plus the face amount of outstanding letters of credit, exceed 50% of the original appraised value of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution; (iii) in the event of a substitution for like property, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event of a substitution for a letter of credit, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution (without attributing any value to the letter of credit) shall be equal to or greater than (x)1.72x, and (y) the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v) the net operating income for the substitute property is greater than the net operating income for the substituted property, (vi) in the event that the original appraised value of the substituted property, together with the original appraised value of all previous substituted properties, equals or exceeds 35% of the appraised value of all mortgaged properties at the time of the closing of the loan, the receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vii) the loan-to-value ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit) does not exceed 100%, (viii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and (ix) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property. In the event that the substituted property has an allocated loan amount of between $10,000,000 and $20,000,000, the borrower may substitute two substitute properties so long as the other requirements of the mortgage loan documents are satisfied in connection with such substitution.

With respect to 1 mortgage loan (identified as Loan No. 19 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance (7.4%, 0.0%, 0.0%, 0.0%), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to three individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is greater than one hundred percent (100%) of the net operating income of the substituted property, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

In the case of 11 mortgage loans (identified as Loan Nos. 33 to 43 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance (0.0%, 2.0%, 0.0%, 1.7%) that are cross-collateralized and cross-defaulted mortgage loans, the related mortgage loan documents permit the related borrower to release one or more mortgaged properties from the lien of the related mortgage beginning two years after the origination of such mortgage pursuant to an arms length transfer provided (i) no event of default has occurred and is continuing, (ii) the remaining mortgaged properties maintain a debt service coverage ratio of at least 1.20x and the loan-to-value ratio is not greater than 80% and (iii) the release satisfies certain transfer provisions of the related mortgage loan documents.

With respect to 4 mortgage loans (identified as Loan Nos. 46, 47, 48 and 49 on Annex A- 1 to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance (3.2%, 0.0%, 0.0%, 0.0%), the related borrower may obtain the release of each individual property or may obtain the return of any letter of credit previously substituted for a property by substituting a property of similar quality (which may not be the same type or use as the substituted property) acquired by the borrower or an affiliate of the borrower or a letter of credit with a face amount of 105% of the allocated loan amount of the substituted property, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, plus the face amount of outstanding letters of credit, exceed 50% of the original appraised value of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution; (iii) in the event of a substitution for like property, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event of a substitution for a letter of credit, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution (without attributing any value to the letter of credit) shall be equal to or greater than (x) 1.48x, and (y) the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v) the net operating income for the substitute property is greater than the net operating income for the substituted property, (vi) in the event that the original appraised value of the substituted property, together with the original appraised value of all previous substituted properties, equals or exceeds 35% of the appraised value of all mortgaged properties at the time of the closing of the loan, the receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vii) the LTV Ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit) does not exceed 100%, (viii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and (ix) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property. In the event that the substituted property has an allocated loan amount of between $10,000,000 and $20,000,000, the borrower may substitute two substitute properties so long as the other requirements of the related mortgage loan documents are satisfied in connection with such substitution.

With respect to 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), representing approximately 1.8% of the Initial Pool Balance (0.0%, 3.1%, 0.0%, 2.7%), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to five individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is greater than one hundred percent (100%) of the net operating income of the substituted property, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions. The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met (including that transfers to certain specified ‘‘qualified transferees’’ may be made without lender consent). Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this prospectus supplement.

The applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the applicable Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan to value ratio greater than 85% (including any proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a deductible approved by the lender pursuant to the terms of the related loan documents) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Most of the mortgage loans generally also require the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Most of the mortgage loans generally further require the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 70 of the Mortgaged Properties, securing mortgage loans representing approximately 21.1% of the Initial Pool Balance (23.5%, 22.7%, 3.4%, 20.0%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada, Utah, Oregon and Washington.

Generally, an environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan. In addition, (i) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the 599 Lexington Avenue Loan is the aggregate principal balance and aggregate debt service of the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans, (ii) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Skyline Portfolio Loan is the aggregate principal balance and aggregate debt service of the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans, (iii) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Solana Loan is the aggregate principal balance and aggregate debt service of the Solana Loan and the Solana Pari Passu Companion Loan, and (iv) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Americold Pool 2 Loan is the aggregate principal balance and aggregate debt service of the Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. In the case of the 599 Lexington Avenue Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans. In the case of the Skyline Portfolio Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans. In the case of the Solana Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Solana Loan and the Solana Pari Passu Companion Loan. In the case of the Americold Pool 2 Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this prospectus supplement.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual or contractual rental rates, in some cases adjusted to market rental and/or with vacancy rates or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are generally included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten

NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicers, the Special Servicer, the Co-Trustee or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining and presenting operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this prospectus supplement.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2, were derived generally from operating statements obtained from the respective borrowers subject to certain assumptions including but not limited to those described below (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived generally from rent rolls, tenant leases, master leases and the appraisers’ projected expense levels or other assumptions. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is generally based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining UW NCF because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related Mortgaged Property appraisal in determining UW NCF.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of the 599 Lexington Avenue Loan, the loan-to-value ratio was based on the aggregate Cut-off Date principal balance of the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans. In the case of the Skyline Portfolio Loan, the loan-to-value ratio was based on the aggregate Cut-off Date principal balance of the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans. In the case of the Solana Loan, the loan-to-value ratio was based on the aggregate Cut-off Date principal balance of the Solana Loan and the Solana Pari Passu Companion Loan. In the case of the Americold Pool 2 Loan, the loan-to-value ratio was based on the aggregate Cut-off Date principal balance of the Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans. In the case of 7 mortgage loans (identified as Loan Nos. 5, 23, 31, 56, 71, 86 and 146 on Annex A-1 to this prospectus supplement), representing approximately 8.6% of the Initial Pool Balance (5.1%, 12.0%, 0.0%, 10.3%), loan-to-value ratios were based on the ‘‘as-stabilized’’ values or portfolio valuation as defined in the related appraisal. See ‘‘Risk Factors—Limitations of Appraisals’’ in this prospectus supplement. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be, or (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination date, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under ‘‘Transaction Parties— The Sponsors’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan, the Trustee will only hold originals of the documents described in clause (i)) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the

Mortgage, in each case with evidence of recording indicated thereon or certified by a title insurance company, the related Mortgage Loan Seller or the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by a title insurance company, the related Mortgage Loan Seller or the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording or filing office) within a period of 90 days (plus any applicable extension) following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (plus any applicable extension) or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreements, UCC financing statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement, the proceeds arising from the Mortgaged Property and any other collateral securing the mortgage loan, subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable title insurance policy, subject only to certain permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien in the original principal amount of the related mortgage loan, subject only to certain permitted encumbrances;

(h)    no claims have been made under the related title insurance policy (or binding commitment therefor) and such policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the mortgage loan;

(i)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation);

(j)    the related assignment of Mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(k)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(l)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(m)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(n)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(o)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off, abatement, diminution or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles;

(p)    each mortgage loan document complied in all material respects with all applicable local, state and federal laws, including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(q)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

(r)    to the Mortgage Loan Seller’s knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) no condemnation proceedings are pending;

(s)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(t)    all amounts required to be deposited by the borrower at origination have been deposited or have been withheld from the related mortgage loan proceeds at origination;

(u)    to the Mortgage Loan Seller’s actual knowledge, as of the date of origination of the mortgage loan, there were, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(v)    to the Mortgage Loan Seller’s knowledge, there exists no material default or breach, and no such material default or breach has been waived by the Mortgage Loan Seller with respect to the mortgage loan, and to the Mortgage Loan Seller’s actual knowledge, no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor, the Co-Trustee or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any such REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; and (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (q) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Co-Trustee, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Co-Trustee, the Trustee, the underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, at the Mortgage Loan Seller’s election, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected

Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loan prior to such repurchase or substitution and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 102 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 73.2% of the Initial Pool Balance (81.1%, 74.1%, 40.0%, 69.3%), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 24 Lockbox Loans, representing approximately 27.1% of the Initial Pool Balance (25.1%, 31.2%, 8.5%, 28.0%), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 45 Lockbox Loans, representing approximately 31.5% of the Initial Pool Balance (43.8%, 29.8%, 0.0%, 25.6%), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the tenants are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents, which the related lender refers to as a ‘‘Cash Management Event’’. Pursuant to the terms of 10 Lockbox Loans, representing approximately 4.9% of the Initial Pool Balance (9.3%, 1.4%, 10.6%, 2.7%), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 23 Lockbox Loans, representing approximately 9.7% of the Initial Pool Balance (3.0%, 11.6%, 20.9%, 12.9%), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) non-renewal of certain tenant leases or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of any REMIC.

TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMorgan Chase Bank, N.A. (‘‘JPMCB’’), a national banking association, is a sponsor. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMCB is also acting as a Mortgage Loan Seller and as the Swap Counterparty under the Swap Contracts with respect to the Class A-2SFL and Class A-JFL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $47.2 billion. Of that amount, approximately $43.9 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed-and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association, AIG Mortgage Capital, LLC and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2006, JPMCB securitized approximately $25.2 billion through the CIBC program and approximately $22.9 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller, the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an underwriter for this transaction.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

Property Analysis.    JPMCB generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Appraisal and Loan-to-Value Ratio.    For each mortgaged property, JPMCB obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, JPMCB may also obtain a value on an ‘‘as-stabilized’’ basis. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or other responses estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have other environmental insurance policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Hazard, Liability and Other Insurance’’ in this prospectus supplement.

Physical Assessment Report.    Prior to origination, JPMCB obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and JPMCB reviews, a title insurance policy for each mortgaged property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the mortgaged property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans —Hazard, Liability and Other Insurance’’ in this prospectus supplement.

UBS Real Estate Securities Inc.

General.    UBS Real Estate Securities Inc., a Delaware corporation (‘‘UBSRESI’’), is one of the sponsors and one of the Mortgage Loan Sellers, and is an affiliate of UBS Securities LLC, one of the underwriters. UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

UBSRESI’s Securitization Program.    UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units), and engaged in its first securitization of commercial mortgage loans in December 2006, in which it securitized $1,034,330,405.06 of financial assets.

UBSRESI originates multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See ‘‘Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

UBSRESI’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of UBSRESI with respect to multifamily and commercial mortgage loans originated by UBSRESI.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.    UBSRESI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSRESI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBSRESI assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSRESI must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    UBSRESI’s underwriting includes a calculation of the debt service coverage ratio (the ‘‘DSCR’’) and loan-to-value ratio (the ‘‘LTV’’) in connection with the origination of a loan.

The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the DSCR for a multifamily or commercial mortgage loan, UBSRESI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBSRESI, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI may be the lender on that additional debt.

The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.    As part of the underwriting process, UBSRESI will obtain the property assessments and reports described below:

(1)	Appraisals. UBSRESI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSRESI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment. UBSRESI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSRESI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRESI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRESI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment. In connection with the origination process, UBSRESI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSRESI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, UBSRESI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRESI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSRESI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI. Furthermore, UBSRESI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this caption ‘‘—UBSRESI’s Underwriting Guidelines and Processes’’, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, UBSRESI’s underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Nomura Credit & Capital, Inc.

General.    Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is an indirect wholly owned subsidiary of Nomura Holding America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $951.8 million, $2.0 billion, $3.7 billion and $4.3 billion of commercial mortgage loans during the calendar years 2003, 2004, 2005 and 2006, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third-party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves, interest guarantees and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves, guarantees or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;

temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch (‘‘Eurohypo’’) is the New York branch of Eurohypo Aktiengesellschaft (‘‘Eurohypo AG’’), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank’s U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. As of April 2006, Commerzbank has acquired the interests held by Deutsche Bank and Allianz Group/Dresdner Bank. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo’s primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of December 31, 2006, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $18 billion, of which approximately $6.3 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, $2.776 billion in 2005, and $3 billion in 2006.

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing communities, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which an affiliate of Bank of America acted as a depositor, to one commercial mortgage transaction in which an affiliate of Credit Suisse First Boston acted as depositor, and to several commercial mortgage transactions in which an affiliate of Wachovia Bank acted as depositor. Eurohypo has also participated in the LDP Program in which JPMCB, Nomura, PNC Bank and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2006, Eurohypo securitized approximately $4.8 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Inc., Wachovia Bank, National Association and Capmark Finance Inc., among others.

Eurohypo is also a Mortgage Loan Seller and an affiliate of Commerzbank Capital Markets Corp., which is acting as an underwriter for this transaction.

Eurohypo’s Underwriting Guidelines and Processes.

Generally, all of the Eurohypo loans intended to be sold into the securitization were originated or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo’s collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans must be presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo’s credit department for approval. Eurohypo’s credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan to value ratio (‘‘LTV’’) in connection with the origination of a loan. Eurohypo’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases, Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases, cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition.    As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily identify all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

PNC Bank, National Association

General.    PNC Bank, National Association, a national banking association (‘‘PNC Bank’’), is a sponsor and one of the Mortgage Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the Master Servicers, and PNC Capital Markets LLC, one of the underwriters.

PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (‘‘PNC Financial’’) and is PNC Financial’s principal bank subsidiary. As of December 31, 2006, PNC Bank, National Association had total consolidated assets representing 88% of PNC Financial’s consolidated assets. PNC Bank’s business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

PNC Bank’s Commercial Real Estate Securitization Program.    PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. (‘‘Midland LP’’). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

As of December 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $12.9 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $12.4 billion in approximately 43 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $1.6 billion of these loans were included in securitizations under the Depositor’s ‘‘Large Diversified Pool’’ program. In its fiscal year ended December 31, 2006, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, and approximately $2.8 billion in commercial and multifamily mortgage loans were included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

Servicing.    Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan Services, Inc. will act as a Master Servicer in this transaction. See ‘‘Transaction Parties – The Master Servicers’’ in this prospectus supplement for more information.

PNC Bank’s Underwriting Guidelines and Processes.

Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—PNC Bank’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

(a)    Property Analysis.    PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

(b)    Cash Flow Analysis.    PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

(c)    Appraisal and LTV Ratio.    For each mortgaged property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an ‘‘as stabilized’’ basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

(d)    Evaluation of Borrower.    PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

(e)    Environmental Site Assessment.    Prior to origination, PNC Bank either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations that would require cleanup, remedial action or other response estimated to cost a material amount, PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

(f)    Physical Assessment Report.    Prior to origination, PNC Bank obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

(g)    Title Insurance Policy.    The borrower is required to provide, and PNC Bank reviews, a commitment for, and a policy of, title insurance for each mortgaged property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (5) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

(h)    Property Insurance.    The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC Bank may require based on the specific characteristics of the mortgaged property.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    PNC Bank’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Escrow Requirements.    PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB, UBS Real Estate Securities Inc., PNC Bank, National Association, Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc. and AIG Mortgage Capital, LLC. JPMorgan Chase Bank, N.A. is also the Swap Counterparty and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the underwriters. PNC Bank, National Association is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to JPMorgan Chase Bank, N.A.

UBS Real Estate Securities Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to UBS Real Estate Securities Inc.

Nomura Credit & Capital, Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to Nomura Credit & Capital, Inc.

Eurohypo AG, New York Branch

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to Eurohypo AG, New York Branch.

PNC Bank, National Association

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to PNC Bank, National Association.

AIG Mortgage Capital, LLC

AIG Mortgage Capital, LLC (‘‘AIGMC’’) is a Delaware limited liability company. American International Group, Inc., a Delaware corporation (‘‘AIG’’) is the ultimate parent of AIGMC. AIG is also the ultimate parent of AIG Global Investment Corp., a New Jersey corporation (‘‘AIGGIC’’) which acts as investment advisor to AIGMC in connection with, among other things, AIGMC’s mortgage loan investments. AIGGIC originates commercial mortgage loans through offices in Los Angeles, New York and Houston. AIG is the world’s leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The mortgage loans originated by AIGMC will be transferred to the Depositor from either AIGMC or SOME II, LLC (an affiliate of AIGMC). AIGMC underwrote and originated each of the AIGMC mortgage loans, will make the representations and warranties with respect to all of the AIGMC mortgage loans and will be the sole responsible party for any breach of such representations and warranties. For the purposes of this prospectus supplement, AIGMC is described as the Mortgage Loan Seller with respect to the mortgage loans sold to the Depositor by AIGMC and SOME II, LLC.

AIGMC’s Underwriting Guidelines and Processes

AIGMC, directly or through correspondents, originates multi-family and commercial mortgage loans throughout the United States. AIGMC originates loans both for the balance sheet of its affiliates and securitization. The commercial mortgage loans originated by AIGMC include both fixed and floating rate loans and are primarily secured by, among other things, retail, office, multi-family, industrial, and hospitality properties.

AIGMC has developed guidelines establishing certain procedures with respect to underwriting as described more fully below. The underwriting analysis includes both a credit and collateral evaluation for each mortgage loan it originates. In some instances, one or more provisions of the guidelines were waived or modified by AIGMC at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

Credit Analysis.    AIGMC evaluates the financial capacity of the borrower and its principals for each mortgage loan originated. Generally, borrowers are required to be single-purpose entities, although exceptions may be made on a case-by-case basis. The credit analysis generally includes the review of financial statements, a credit check, a check of bank or lender references, a litigation search, a background check, and prior experience as an owner and operator of commercial real estate properties. Although the mortgage loans are generally non-recourse in nature, the borrower and/or certain principals of the borrower may be required to assume legal responsibility for liabilities related to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

Collateral Analysis.    The collateral analysis includes a review of historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements as provided by the borrower. As part of the AIGMC underwriting guidelines, an internal cashflow analysis is prepared based on a variety of assumptions regarding revenues and expenses to determine a debt service coverage ratio. AIGMC’s underwriting policy generally requires an acceptable debt service coverage ratio based on the unique characteristics of a particular property in an amount sufficient to pay debt service on the mortgage loan and any other loans secured by liens on the mortgaged property. In addition, a member of the AIGMC underwriting team generally visits the mortgaged property for a site inspection to evaluate the location, quality and competitiveness of the collateral. The site inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation center, employment sources, retail areas and educational or recreational facilities. Third party reports including appraisals, environmental reports, engineering reports and seismic reports (if applicable) are also reviewed and incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, mortgage loans to be originated must be approved by one or more specified loan officers, senior management of AIGMC or the investment loan committee, as applicable, based upon the size and nature of the loan.

Appraisal and Loan-to Value Ratio.    AIGMC obtains an appraisal prepared and signed by a Member of the Appraisal Institute (‘‘MAI’’) and certified in the state where the mortgaged property is located. The appraisal is a full narrative report prepared and certified in accordance with the Uniform Standard of Professional Appraisal Practice (USPAP) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). Properties are valued on an ‘‘As Is’’ stabilized basis and include the three valuation approaches: income, cost and sales. Adjustments made to comparable data and other variables in performing the three approaches to value are to be quantified by market evidence. AIGMC then determines the loan-to-value ratio of the mortgage loan based on the value set forth in the appraisal.

Environmental Site Assessment.    At origination, AIGMC obtains or updates an environmental site assessment (‘‘ESA’’) for the mortgaged property prepared by an environmental consulting firm. Depending of the findings of the ESA, additional due diligence and or/environmental testing, such as a Phase II ESA, maybe be required. AIGMC generally requires the borrower to remediate any deficiencies that are summarized in the ESA and to complete the ESA recommendations within a specific timeframe. AIGMC may generally require the borrower to establish an operations and maintenance plan to complete such recommendations, place sufficient cash reserves in escrow or post a letter of credit to ensure funds are available to complete such recommendations, obtain an environmental insurance policy for the mortgaged property, or execute an indemnity agreement with respect to any conditions contained in the ESA.

Engineering Report.    AIGMC obtains an engineering report prepared and signed by a licensed engineer. The report will provide an inspection and description of all project buildings and systems, including roofing, pavement, mechanical, electrical, plumbing and life safety systems. AIGMC generally requires the borrower to remediate any deficiencies, code violations, deferred maintenance, and capital expenditure requirements discovered during the inspection within a specific timeframe. Cash reserves may be established, or other security may be obtained, to fund or secure completion of all recommendations.

Zoning and Building Code Compliance.    AIGMC generally examines whether the mortgaged property and the uses thereof comply with all material zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions and that there is no action or proceeding pending before any court or administrative agency relative to such compliance. Evidence of this compliance may be in the form of: legal opinions, surveys, recorded documents, certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the borrower.

Escrow Requirements.    AIGMC may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. AIGMC evaluates each mortgage loan on a case-by-case basis to determine the need for a particular escrow or reserve. Consequently, escrows and reserves are not established for every mortgage loan originated and in some mortgage loans, no escrows or reserves are established. AIGMC may accept an alternative to a cash escrow or reserve from a borrower such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Title Insurance Policy.    AIGMC requires an ALTA, CLTA, TLTA or other applicable state equivalent extended coverage mortgagee’s title insurance policy for each mortgaged property subject only to any exceptions specifically approved by AIGMC at the time of origination. Such title policy is required to be in an amount at least equal to the original principal balance of the mortgage loan.

Property Insurance.    AIGMC obtains and reviews certificates of insurance for the mortgaged property. Such insurance generally includes property and casualty insurance on an all risk basis, general liability insurance for bodily injury or death, rent loss or business interruption insurance, boiler and machinery coverage, if applicable, and flood/earthquake insurance, if applicable.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The Trustee, Certificate Registrar, Authenticating Agent and Custodian

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will be the trustee, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian (in that capacity, the ‘‘Custodian’’) under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicers and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Using information set forth in this prospectus supplement, the Trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the applicable Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the applicable Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the applicable Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the applicable Master Servicer.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

In addition, Wells Fargo Bank, N.A. will initially serve as certificate registrar (in that capacity, the ‘‘Certificate Registrar’’) for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the ‘‘Authenticating Agent’’).

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

Wells Fargo Bank is also acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Mortgage Loan Sellers or an affiliate of such Mortgage Loan Sellers and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreements under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00039% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Certificate Registrar, Authenticating Agent and Custodian in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Certificate Registrar, Authenticating Agent and Custodian under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will be entitled to a fee with respect to the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee and its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful malfeasance on its part, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Co-Trustee

LaSalle Bank National Association will be the co-trustee under the pooling and servicing agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 31, 2006 LaSalle serves as trustee or paying agent on over 460 commercial mortgage-backed security transactions. The depositor and master servicers may maintain other banking relationships in the ordinary course of business with the co-trustee. The co-trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – JP Morgan Chase 2007-LDP10 or at such other address as the co-trustee may designate from time to time.

The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Co-Trustee and its directors, officiers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful malfeasance on its part, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Master Servicers

General

There will be two master servicers under the Pooling and Servicing Agreement, Midland Loan Services, Inc. and Wachovia Bank, National Association (each, a ‘‘Master Servicer’’).

Name	No. of Loans	% of Initial Pool Balance
Midland Loan Services, Inc.	116	53.4%
Wachovia Bank, National Association	111	46.6%

Midland

Midland Loan Services, Inc. (‘‘Midland’’) will be one of the master servicers and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable Mortgage Loan Seller.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (‘‘PNC Bank’’), one of the Mortgage Loan Sellers. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (‘‘CMBS’’) by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2006, Midland was servicing approximately 22,700 commercial and multifamily mortgage loans with a principal balance of approximately $200.3 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 16,500 of such loans, with a total principal balance of approximately $139.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, prior to their inclusion in the trust.

The information set forth in this prospectus supplement concerning Midland has been provided by it.

Wachovia Bank

Wachovia Bank, National Association (‘‘Wachovia’’) will be one of the master servicers and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the Pooling and Servicing Agreement.

Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2003	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006
By Approximate Number	10,015	15,531	17,641	20,725
By Approximate Aggregate Unpaid Principal Balance (in billions)	$88.6	$141.3	$182.5	$262.1

Within this portfolio, as of December 31, 2006, are approximately 17,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $207.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of December 31, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the UBSRESI Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBSRESI Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBSRESI Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the UBSRESI Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time described in this Memorandum. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a Master Servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement regarding Wachovia has been provided by it.

The Special Servicer

J.E. Robert Company, Inc. (the ‘‘Special Servicer’’), a Virginia corporation, will be appointed as Special Servicer of all of the mortgage loans (other than the 599 Lexington Avenue Loan, the Skyline Portfolio Loan and the Solana Loan), and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. JER Investors Trust Inc., an affiliate of the Special Servicer, is anticipated to be the operating advisor and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of the Special Servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

The Special Servicer, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

•	Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

•	Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

•	Investing in high-yielding real estate loans; and

•	Investing in, and managing as special servicer, unrated, non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

In the ordinary course of business for the Special Servicer and its affiliates, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

The Special Servicer has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. The Special Servicer has a special servicer rating of ‘‘CSS1’’ from Fitch. The Special Servicer is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. The ratings of the Special Servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

The number of commercial mortgage loan securitizations serviced by the Special Servicer has increased from 10 as of December 31, 2003 to 21 as of December 31, 2006. The Special Servicer

acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion; and (d) 21 commercial mortgage loan securitizations containing over 3,000 mortgage loans as of December 31, 2006, with an aggregate outstanding principal balance in excess of $37.6 billion.

Since its inception in 1981 and through December 31, 2006, the Special Servicer has resolved approximately 1,790 mortgage loans, with an aggregate principal balance of approximately $2.2 billion. Over the past three years, from 2004 through 2006, the Special Servicer has resolved over $485 million of U.S. commercial and multifamily mortgage loans. As of December 31, 2006, the Special Servicer was administering approximately 9 assets as special servicer with an outstanding principal balance of approximately $50 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments,’’ ‘‘—Realization Upon Defaulted Mortgage Loans’’ and ‘‘—Rights Upon Event of Default.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—General’’. The Special Servicer will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the Mortgage Loan documents and applicable laws, and in each case, subject to the Servicing Standard. The Special Servicer is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

The Special Servicer has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by the Special Servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to the Special Servicer’s special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the Special Servicer segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holders of the related Companion Loans, if any). This account or accounts shall be an account meeting the requirements of the Pooling and Servicing Agreement. The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

The Special Servicer occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

The Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. The Special Servicer does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. The Special Servicer is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. The Special Servicer has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

The Special Servicer will not have any primary custodial responsibility for original documents evidencing the underlying Mortgage Loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular Mortgage Loans or REO Property. To the extent that the Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the Special Servicer’s policies, procedures and processes.

From time-to-time, the Special Servicer may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. The Special Servicer does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against the Special Servicer, or of which any of its property is the subject, that is material to the Certificateholders.

The Special Servicer is not an affiliate of the Depositor, the Sponsors, the trust, the Master Servicer, the Trustee, the Co-Trustee or any Mortgage Loan Seller of any underlying Mortgage Loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between the Special Servicer, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this transaction, between the Special Servicer, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction performed by the Special Servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by the Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer.

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by it.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor special servicer appointed, at any time by the Directing Certificateholder (or, with respect to the Overland Park Trade Center loan, by the holder of that Subordinate Companion Loan if that Subordinate Companion Loan is funded), provided, that each Rating Agency confirms in writing that the replacement of the Special

Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. See ‘‘Description of the Mortgage Pool— AB Mortgage Loan Groups’’ in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The Master Servicers, the Special Servicer, the Co-Trustee and the Trustee will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, but such amounts are not payable from amounts that the trust is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the trust and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Servicing Fee / Master Servicers	With respect to the pool of mortgage loans in the trust, the product of the monthly portion of the related annual Servicing Fee Rate(3) calculated on the outstanding principal amount of each mortgage loan in the trust.	First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Special Servicing Fee / Special Servicer	With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan.	First, from any revenues received with respect to the related mortgage loan or any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan.	Time to time
Liquidation Fee / Special Servicer(5)	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	First, from any Liquidation Proceeds and any other revenues received with respect to the related mortgage loan or any related REO Property and then from general funds on deposit in the Certificate Account.	Time to time

Type / Recipient(1)	Amount	Source(2)	Frequency
Trustee Fee / Trustee and Co-Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Trustee Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly
Servicing Advances / Master Servicers, Special Servicer or Co-Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loans.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicer or Co-Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicers and Co-Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicers and Co-Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.	Monthly
Indemnification Expenses / Co-Trustee, Trustee, Depositor, Master Servicers or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	If the Co-Trustee succeeds to the position of a Master Servicer, it will be entitled to receive the same fees and expenses of the applicable Master Servicer described in this prospectus supplement less in certain cases a portion of the Servicing Fee as described below.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the applicable Master Servicer, Co-Trustee or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(3)	The Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.14% per annum, as described below.

(4)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.

(6)	The Trustee Fee Rate will equal 0.00039% per annum, as described above under ‘‘—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’.

The fee of the Master Servicers (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans (including the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) and the Companion Loans (to the extent permitted under the related intercreditor agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.02% to 0.14%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.02321% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under the related intercreditor agreement, any related Companion Loan notwithstanding any termination or resignation of Midland as Master Servicer; provided, that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, the Master Servicers will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, and provided, further, that the applicable Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the Skyline Portfolio Loan, the Solana Loan or the Americold Pool 2 Loan, (2) a specified percentage of all assumption (subject to certain sub-servicing agreements and other than with respect to any fees for assumptions received with respect to the Skyline Portfolio Loan, the Solana Loan or the Americold Pool 2 Loan), extension, certain modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Companion Loans (to the extent permitted under the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the processing and/or approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that accrued while the related mortgage loans and the related Companion Loans (to the extent permitted under the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related mortgage loans or the related Companion Loans (to the extent applicable) since the Closing Date. The Master Servicers are also authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicers will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicers are also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) and the related Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1 to this prospectus supplement. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The Skyline Portfolio Loan and the Solana Loan will be serviced under the BACM 2007-1 Pooling Agreement (including those occasions under the BACM 2007-1 Pooling and Servicing Agreement when the servicing of the Skyline Portfolio Loan or the Solana Loan, as applicable, has been transferred from the BACM 2007-1 Master Servicer to the BACM 2007-1 Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the Skyline Portfolio Loan or the Solana Loan. Only the BACM 2007-1 Special Servicer will be entitled to special servicing compensation on the Skyline Portfolio Loan and the Solana Loan.

The Americold Pool 2 Loan will be serviced under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (including those occasions under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement when the servicing of the Americold Pool 2 Loan has been transferred from the JPMCC 2007-CIBC18 Master Servicer to the JPMCC 2007-CIBC18 Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the Americold Pool 2 Loan. Only the JPMCC 2007-CIBC18 Special Servicer will be entitled to special servicing compensation on the Americold Pool 2 Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan or REO loan for each distribution date at a rate equal to the special servicing fee rate equal to a per annum rate of 0.25% (the ‘‘Special Servicing Fee Rate’’) (excluding the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan, which will each be subject to a special servicing fee pursuant to the related pooling and servicing agreement) and will be payable monthly from the trust fund.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The Skyline Portfolio Whole Loan and the Solana Whole Loan will each be subject to a workout fee pursuant to the BACM 2007-1 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.0% per annum. The Americold Pool 2 Whole Loan will be subject to a workout fee pursuant to the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.0% per annum.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchase (including any applicable extension thereof), (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or either Master Servicer, or with respect to any AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement or, if no such time period is specified, 60 days from the date the related mortgage loan becomes a Specially Serviced Mortgage Loan), or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Skyline Portfolio Whole Loan and the Solana Whole Loan will each be subject to a liquidation fee pursuant to the BACM 2007-1 Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The Americold Pool 2 Whole Loan will be subject to a liquidation fee pursuant to the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the 599 Lexington Avenue Loan will be payable out of, and based on, collections on the 599 Lexington Avenue Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, certain modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) that are not Specially Serviced Mortgage Loans and that are processed by and/or for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loans since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

Although the Master Servicers and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicers or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances’’ the Master Servicers and the Special Servicer, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither of the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicers or the Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicers as additional servicing compensation.

The applicable Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than Specially Serviced Mortgage Loans) it services for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan it services for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum and (B) all Prepayment Interest Excesses received in respect of the mortgage loans it services for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loan it services subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period earned by that Master Servicer, (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings payable to the applicable Master Servicer for such Due Period received by the applicable Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account, the Floating Rate Account, or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor and (6) the Swap Contracts for the benefit of the Class A-2SFL and Class A-JFL Certificates (the ‘‘Swap Contracts’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class A-1S, Class A-2S, Class A-2SFL and Class A-3S Certificates (collectively, the ‘‘Class A-S Certificates’’), the Class X, Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R, Class MR and Class LR Certificates. The Class A Certificates, Class A-S Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the ‘‘Senior Certificates.’’ The Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J and Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B-S, Class C-S and Class D-S Certificates are referred to in this prospectus supplement as the ‘‘Subordinate Offered Certificates.’’ The Class R, Class MR and Class LR Certificates are referred to collectively in this prospectus supplement as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3S, Class A-1A, Class X, Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B-S, Class C-S and Class D-S Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class B, Class C, Class D, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R, Class MR and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. The Class A-1S, Class A-2S, Class A-2SFL, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates are referred to collectively in this prospectus supplement as the ‘‘Group S Certificates’’. The Class A-1, Class A-2, Class A-3, Class A-M, Class A-J, Class A-JFL,Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates are referred to collectively in this prospectus supplement as the ‘‘Group R-1 Certificates’’. The Class A-1A Certificates are referred to in this prospectus supplement as the ‘‘Group R-2 Certificates’’. The Group R-1 Certificates and the Group R-2 Certificates are referred to collectively in this prospectus supplement as the ‘‘Group R Certificates’’.

On the Closing Date, the ‘‘Class A-2SFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-2SFL Regular Interest is not

offered by this prospectus supplement. The Depositor will transfer the Class A-2SFL Regular Interest to the trust in exchange for the Class A-2SFL Certificates. The Class A-2SFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-2SFL Regular Interest, the A-2SFL Floating Rate Account and the A-2SFL Swap Contract.

On the Closing Date, the ‘‘Class A-JFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-JFL Regular Interest is not offered by this prospectus supplement. The Depositor will transfer the Class A-JFL Regular Interest to the trust in exchange for the Class A-JFL Certificates. The Class A-JFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-JFL Regular Interest, the A-JFL Floating Rate Account and the A-JFL Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-2SFL and the Class A-JFL Regular Interests (and correspondingly the Class A-2SFL and the Class A-JFL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-2SFL and the Class A-JFL Regular Interests (and correspondingly the Class A-2SFL and the Class A-JFL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-2SFL and the Class A-JFL Regular Interests (and correspondingly the Class A-2SFL and the Class A-JFL Certificates) on that Distribution Date. With respect to any Class of Certificates (other than the Class A-2SFL and the Class A-JFL Certificates) or the Class A-2SFL or the Class A-JFL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below.

The Certificate Balance of the Class A-2SFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-2SFL Regular Interest. The initial Certificate Balance of the Class A-2SFL Certificates will be equal to the initial Certificate Balance of the Class A-2SFL Regular Interest, which is expected to be the balance set forth on the cover of this prospectus supplement.

The Certificate Balance of the Class A-JFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-JFL Regular Interest. The initial Certificate Balance of the Class A-JFL Certificates will be equal to the initial Certificate Balance of the Class A-JFL Regular Interest, which is expected to be the balance set forth on the cover of this prospectus supplement.

The Class S Certificates, Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the ‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-2SFL, Class A-JFL, Class X, Class S, Class R, Class MR and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-2SFL and the Class A-JFL Regular Interests outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $5,331,517,186.

The Class B, Class C, Class D, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $547,968,186.

The Class S Certificates will not have a Certificate Principal Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

The Offered Certificates (other than the Class A-2SFL, Class A-JFL and Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-2SFL and Class A-JFL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicers, the underwriters, the Special Servicer, the Co-Trustee or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Co-Trustee, the Trustee, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in April 2007 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-2SFL or Class A-JFL Regular Interest due to the Swap Counterparty under the related Swap Contract with respect to each Distribution Date will be deposited into the related Floating Rate Account on the business day prior to the related

Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under a Swap Contract with respect to the Distribution Date will be deposited into the related Floating Rate Account. See ’’Description of the Swap Contracts—The A-2SFL Swap Contract’’ and ‘‘—The A-JFL Swap Contract’’ in this prospectus supplement.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in its Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on each Whole Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Trustee is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’, the ‘‘Middle-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the Holders of the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicers, the Special Servicer, the Co-Trustee and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement.

Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Trustee is required to establish and maintain an ‘‘Interest Reserve Account,‘‘ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Trustee will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February if the related Distribution Date is the final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain an ‘‘Excess Interest Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer prior to the related Determination Date.

The Trustee is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

Each Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds and each Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, Excess Interest Distribution Account and the Gain on Sale Reserve Account may be invested by the Trustee in Permitted Investments. The Trustee will be entitled to retain any interest or other income earned on such funds and the Trustee will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The aggregate amount available for distribution to the Certificateholders (other than the holders of the Class S, Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests (and thus to the holders of the Class A-2SFL and Class A-JFL Certificates) to the extent described in this prospectus supplement) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)    the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the Skyline Portfolio Loan, Solana Loan and Americold Pool 2 Loan, only to the extent received by the Trustee pursuant to the related pooling and servicing agreement, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    Excess Interest;

(6)    all Yield Maintenance Charges;

(7)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(8)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)    all P&I Advances made by the applicable Master Servicer or the Co-Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z)    with respect to the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The ‘‘Group R Available Distribution Amount’’ is an amount for each Distribution Date equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group R and (b) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group S remaining after all distributions on that Distribution Date to the Class H-S Certificates.

The ‘‘Group S Available Distribution Amount’’ is an amount for each Distribution Date equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group S and (b) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Available Distribution Date attributable to funds collected or advanced with respect to the mortgage loans in Loan Group R remaining after all distributions on that Distribution Date to the Class H Certificates.

The aggregate amount available for distributions to the holders of the Class A-2SFL Certificates on each Distribution Date (the ‘‘Class A-2SFL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2SFL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the A-2SFL Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the A-2SFL Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this prospectus supplement.

The aggregate amount available for distributions to the holders of the A-JFL Certificates on each Distribution Date (the ‘‘Class A-JFL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the A-JFL Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the A-JFL Swap Contract for the Distribution Date. See ""Description of the Swap Contracts—The A-JFL Swap Contract’’ in this prospectus supplement.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in April 2007 or May 2007 will begin on the day immediately following the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates (other than the Class A-2SFL and Class A-JFL Certificates) or the Certificate Balances of the Class A-2SFL and Class A-JFL Regular Interests have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, from the portion of the Group R Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group R-1, in each case, up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) from the Group S Available Distribution Amount on the Class A-1S, Class A-2S and Class A-3S Certificates and the Class A-2SFL Regular Interest, pro rata, in each case, up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (iii) from the Group R Available Distribution Amount on the Class A-1A Certificates from the portions of the Group R Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group R-2, in each case, up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iv) (a) from the Group R Available Distribution Amount to the Class X Certificates up to an amount equal to the Class X-R Interest Distribution Amount and (b) from the Group S Available Distribution Amount to the Class X Certificate up to an amount equal to the Class X-S Interest Distribution Amount; provided, however, on any Distribution Date where the Group R Available Distribution Amount (or applicable portion of the Group R Available Distribution Amount) is not sufficient to make distributions in full to the Class A-1, Class A-2, Class A-3, Class A-1A and Class X Certificates as described above, the Group R Available Distribution Amount for such Distribution Date will be allocated among the Class A-1, Class A-2, Class A-3, Class A-1A and Class X Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest (or, in the case of the Class X Certificates, the Class X-R Interest Distribution Amount) in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date.

Second, to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A Certificates and the Class A-2SFL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-1 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (iii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (B) then, to the Class A-2 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (iii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero and (C) then, to the Class A-3 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (i)(B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (i)(B) above and clause (iii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero; (ii)(A) first, to the Class A-1S Certificates, in an amount equal to the Group S Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1S Certificates is reduced to zero, (B) to principal on the Class A-2S Certificates and the Class A-2SFL Regular Interest, pro rata, based on Certificate Balances in an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after the payments specified in clause (ii)(A) above have been made) for such Distribution Date, until the Certificate Balances of each of the Class A-2S Certificates and the Class A-2SFL Regular Interest is reduced to zero, and (C) to principal on the Class A-3S Certificates in an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after the payments specified in clause (ii)(A) and (ii)(B) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3S Certificates is reduced to zero and (iii) to the Class A-1A Certificates, in an amount equal to the Group R-2 Principal Distribution Amount and, after the Certificate Balance of the Class A-3 Certificates has been reduced to zero, the Group R-1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A Certificates and the Class A-2SFL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class A-M Certificates, up to an amount equal to the aggregate Interest Distribution Amount for that Class, and (ii) from the Group S Available Distribution Amount on the Class A-MS Certificates, up to an amount equal to the Interest Distribution Amount for the Class;

Fifth, to the Class A-M and Class A-MS Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date) until the Certificate Balance of the Class A-M Certificates is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest to zero, to the Class A-MS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest on that Distribution Date), until the Certificate Balance of the Class A-MS Certificates is reduced to zero;

Sixth, to the Class A-M and Class A-MS Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Seventh, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, up to an amount equal to the Interest Distribution Amount for those Classes, and (ii) from the Group S Available Distribution Amount on the Class A-JS Certificates, up to an amount equal to the Interest Distribution Amount for the Class;

Eighth, to the Class A-J and Class A-JS Certificates and the Class A-JFL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates to zero, to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, based on Certificates Balances, in reduction of their Certificate Balances, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-M Certificates on that Distribution Date), until the Certificate Balance of each of the Class A-J Certificates and the Class A-JFL Regular Interest is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest and Class A-MS Certificates to zero, to the Class A-JS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest and Class A-MS Certificates on that Distribution Date), until the Certificate Balance of the Class A-JS Certificates is reduced to zero;

Ninth, to the Class A-J and Class A-JS Certificates and the Class A-JFL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Tenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class B Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class B-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Eleventh, to the Class B and Class B-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and the Class A-JFL Regular Interest to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates and the Class A-JFL Regular Interest on that Distribution Date), until the Certificate Balance of the Class B Certificates is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates and Class A-JS Certificates to zero, to the Class B-S Certificates, in reduction of its Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates and Class A-JS Certificates on that Distribution Date), until the Certificate Balance of the Class B-S Certificates is reduced to zero;

Twelfth, to the Class B and Class B-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class C Certificates, up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class C-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Fourteenth, to the Class C and Class C-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class

A-JFL Regular Interest and Class B Certificates on that Distribution Date), until the Certificate Balance of the Class C Certificates is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interests, Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates to zero, to the Class C-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL and Regular Interest, Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates on that Distribution Date), until the Certificate Balance of the Class C-S Certificates is reduced to zero;

Fifteenth, to the Class C and Class C-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class D Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class D-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Seventeenth, to the Class D and Class D-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of the Class D Certificates is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates to zero, to the Class D-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates on that Distribution Date), until the Certificate Balance of Class D-S Certificates is reduced to zero;

Eighteenth, to the Class D and Class D-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class E Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class E-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twentieth, to the Class E and Class E-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of the Class E is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest,

Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates to zero, to the Class E-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates on that Distribution Date) until the Certificate Balance of Class E-S is reduced to zero;

Twenty-first, to the Class E and Class E-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class F Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class F-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twenty-third, to the Class F and Class F-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of the Class F is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates to zero, to the Class F-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates on that Distribution Date), until the Certificate Balance of Class F-S is reduced to zero;

Twenty-fourth, to the Class F and Class F-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class G Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class G-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twenty-sixth, to the Class G and Class G-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of the Class G is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates,

Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates to zero, to the Class G-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates on that Distribution Date) until the Certificate Balance of Class G-S is reduced to zero;

Twenty-seventh, to the Class G and Class G-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to pay interest, concurrently, (i) from the Group R Available Distribution Amount on the Class H Certificates up to an amount equal to the Interest Distribution Amount for the Class, and (ii) from the Group S Available Distribution Amount on the Class H-S Certificates up to an amount equal to the Interest Distribution Amount for the Class;

Twenty-ninth, to the Class H and Class H-S Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of the Class H is reduced to zero, and (ii) following reduction of the Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates to zero, to the Class H-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates on that Distribution Date), until the Certificate Balance of Class H-S is reduced to zero;

Thirtieth, to the Class H and Class H-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interests, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates,

Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificate) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificate) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates,

Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and than the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, the Class A-JFL Regular Interest, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, to the Class MR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Middle-Tier Distribution Account and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-2SFL or Class A-JFL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to clause (i), (ii) and (iii) of priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL Regular Interest without regard to the priorities set forth above and without regard to Loan Group R-1, Loan Group R-2 or Loan Group S.

Distributions on the Class A-2SFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-2SFL Regular Interest (and, correspondingly, the Class A-2SFL Certificates) has not been reduced to zero, the Trustee is required to apply amounts on deposit in the A-2SFL Floating Rate Account to the extent of the Class A-2SFL Available Funds, in the following order of priority:

First, to the Class A-2SFL Certificates in respect of interest, up to an amount equal to the Class A-2SFL Interest Distribution Amount;

Second, to the Class A-2SFL Certificates in respect of principal, the Class A-2SFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-2SFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-2SFL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this prospectus supplement.

Distributions on the Class A-JFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-JFL Regular Interest (and, correspondingly, the Class A-JFL Certificates) has not been reduced to zero, the Trustee is required to apply amounts on deposit in the A-JFL Floating Rate Account to the extent of the Class A-JFL Available Funds, in the following order of priority:

First, to the Class A-JFL Certificates in respect of interest, up to an amount equal to the Class A-JFL Interest Distribution Amount;

Second, to the Class A-JFL Certificates in respect of principal, the Class A-JFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-JFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-JFL Certificates, but not previously reimbursed, have been reimbursed in full. See ""Description of the Swap Contracts—The A-JFL Swap Contract’’ in this prospectus supplement.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.1220%.

The Pass-Through Rate on the Class A-1S Certificates is a per annum rate equal to 4.9300%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.4340%.

The Pass-Through Rate on the Class A-2S Certificates is a per annum rate equal to 5.3050%.

The Pass-Through Rate on the Class A-2SFL Regular Interest is a per annum rate equal to 5.1870%.

The Pass-Through Rate on the Class A-2SFL Certificates is a per annum rate equal to LIBOR plus 0.1300%; provided, however, under certain circumstances described under ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this prospectus supplement, the Pass-Through Rate on the Class A-2SFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-2SFL Regular Interest.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 5.4200%.

The Pass-Through Rate on the Class A-3S Certificates is a per annum rate equal to 5.3170%.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.4390%.

The Pass-Through Rate on the Class A-M Certificate is a per annum rate equal to 5.4640% subject to a maximum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class A-MS Certificates is a per annum rate equal to 5.3420% subject to a maximum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.5030% subject to a maximum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class A-JFL Regular Interest is a per annum rate equal to 5.4380% subject to a maximum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class A-JFL Certificates is a per annum rate equal to LIBOR plus 0.2600%; provided, however, under certain circumstances described under ""Description of the Swap Contracts—The A-JFL Swap Contract’’ in this prospectus supplement, the Pass-Through Rate on the Class A-JFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-JFL Regular Interest.

The Pass-Through Rate on the Class A-JS Certificates is a per annum rate equal to 5.3950% subject to a maximum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.5820% subject to a maximum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class B-S Certificates is a per annum rate equal to 5.4370% subject to a maximum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.6120% subject to a maximum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class C-S Certificates is a per annum rate equal to 5.4660% subject to a maximum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the Group R WAC Rate minus 0.1590%.

The Pass-Through Rate on the Class D-S Certificates is a per annum rate equal to 5.5160% subject to a maximum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the Group R WAC Rate minus 0.0610%.

The Pass-Through Rate on the Class E-S Certificates is a per annum rate equal to the Group S WAC Rate minus 0.1940%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class F-S Certificates is a per annum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class G-S Certificates is a per annum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the Group R WAC Rate.

The Pass-Through Rate on the Class H-S Certificates is a per annum rate equal to the Group S WAC Rate.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.0810% subject to a maximum rate equal to the Pool WAC Rate.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.0810% subject to a maximum rate equal to the Pool WAC Rate.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.0810% subject to a maximum rate equal to the Pool WAC Rate.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.0810% subject to a maximum rate equal to the Pool WAC Rate.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.0810% subject to a maximum rate equal to the Pool WAC Rate.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.0810% subject to a maximum rate equal to the Pool WAC Rate.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.0810% subject to a maximum rate equal to the Pool WAC Rate.

The term ‘‘LIBOR’’ means, with respect to the Class A-2SFL and Class A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-2SFL and Class A-JFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.5269% per annum.

The Pass-Through Rate for the Class X Certificates for each Distribution Date will equal the weighted average of the respective Class X Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X Components’’) of the Class X Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X Components immediately prior to the Distribution Date). Each Class X Component will be comprised of all of the Certificate Balance of one of the Classes of Principal Balance Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL or Class A-JFL Regular Interest. The Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL or Class

A-JFL Regular Interest will constitute a separate Class X Component. For each Distribution Date, the ‘‘Class X Strip Rate’’ for each Class X Component will be calculated as follows:

(a)    if such Class X Component consists of the Certificate Balance of any Class of Group R Certificates (other than the Class A-JFL Certificates) or the Class A-JFL regular Interest, then the applicable Class X Strip Rate will equal the excess, if any, of (a) the Group R WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Group R Certificates (other than the Class A-JFL Certificates) or the Class A-JFL Regular Interest;

(b)    if such Class X Component consists of the Certificate Balance of any such Class of Group S Certificates (other than the Class A-2SFL Certificates) or the Class A-2SFL Regular Interest, then the applicable Class X Strip Rate will equal the excess, if any, of (a) the Group S WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Group S Certificates (other than the Class A-2SFL Certificates) or the Class A-2SFL Regular Interest; and

(c)    if such Class X Component consists of the Certificate Balance of any Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates, then the applicable Class X Strip Rate will equal the excess, if any, of (a) the Pool WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this prospectus supplement. The Pass-Through Rate on the Class A-2SFL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to 5.1870%. The Pass-Through Rate on the Class A-JFL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to 5.4380%, subject to a maximum rate equal to the Group R WAC rate.

The ‘‘Group R WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans in Loan Group R weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Group S WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans in Loan Group S weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Pool WAC Rate’’ with respect to any Distribution Date is weighted average of (x) the Group S WAC Rate and (y) the Group R WAC Rate, in each case, weighted on the basis of the related Group Subordinate Amount.

The ‘‘Group Subordinate Amount’’ for any Distribution Date is (i) with respect to mortgage loans in Loan Group R, is equal to the excess of the aggregate Principal Balance of the mortgage loans in Loan Group R as of the beginning of the related Due Period over the Certificate Balance of the Group R Certificates immediately prior to such Distribution Date and (ii) with respect to the mortgage loans in Loan Group S will be equal to the excess of the Principal Balance of the mortgage loans as of the beginning of the related Due Period over the Certificate Balance of the Loan Group S Certificates immediately prior to such Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date) or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

‘‘Excess Interest’’ with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than (the Class A-2SFL, Class A-JFL and Class S Certificates and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-2SFL, Class A-JFL and Class S Certificates and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-2SFL and Class A-JFL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class of Certificates or the Class A-2SFL or the Class A-JFL Regular Interest to the extent not previously paid, for all prior Distribution Dates.

The ‘‘Class A-2SFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-2SFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-2SFL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this prospectus supplement.

The ‘‘Class A-JFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-JFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-JFL Certificates for all previous Distribution Dates less (c) the excess if any, of (i) the product of (A) 1/12th, (B) 5.4380% and (C) the Certificate Balance of the Class A-JFL Certificates, over (ii) the product of (A) 1/12th, (B) the Group R WAC Rate and (C) the Certificate Balance of the Class A-JFL Certificates. See ""Description of the Swap Contracts—The A-JFL Swap Contract’’ in this prospectus supplement.

The ‘‘Class X-R Interest Distribution Amount’’ is an amount equal to (a) prior to the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, (1) the Interest Distribution Amount for the Class X Certificates for that Distribution Date multiplied by (2) a fraction whose numerator is the

Stated Principal Balance of all mortgage loans in Loan Group R as of such Distribution Date and whose denominator is the Stated Principal Balance of all mortgage loans and (b) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

The ‘‘Class X-S Interest Distribution Amount’’ is an amount equal to (a) prior to the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H in full, (1) the Interest Distribution Amount for the Class X Certificates for that Distribution Date multiplied by (2) a fraction whose numerator is the Stated Principal Balance of all mortgage loans in Loan Group S as of such Distribution Date and whose denominator is the Stated Principal Balance of all mortgage loans and (b) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H in full, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-2SFL, Class A-JFL and Class S Certificates and the Residual Certificates) or the Class A-2SFL or Class A-JFL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class A-2SFL, Class A-JFL and Class S Certificates and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-2SFL and Class A-JFL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-2SFL or Class A-JFL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ and ‘‘—The A-JFL Swap Contract’’ in this prospectus supplement.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-2SFL, Class A-JFL and Class S Certificates and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests the for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-2SFL or Class A-JFL Regular Interest for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates or the Class A-2SFL or Class A-JFL Regular Interest’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-2SFL, Class A-JFL, Class S, Class

X and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-2SFL or Class A-JFL Regular Interest, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-2SFL, Class A-JFL, Class S, Class X and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-2SFL or Class A-JFL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-2SFL or Class A-JFL Certificateholders, respectively. See Description of the Swap Contracts’’ in this prospectus supplement.

Principal Distribution Amount.    So long as the Class A-3 Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis within Loan Group R. So long as the Class H and Class H-S Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Group S Certificates and Group R Certificates will be calculated on a Loan Group by Loan Group basis. On each Distribution Date after the Certificate Balance of each of the Class H and Class H-S Certificates has been reduced to zero (other than as a result of losses), a single Principal Distribution Amount will be calculated in the aggregate for all Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group R-1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group R-1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date, (c) the Unscheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date; provided, that the Group R-1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group R-2 as described in clauses (i) and (ii) of the definition of

‘‘Group R-2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group R-2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R-1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-2 Principal Distribution Amount as required under clause (II) of the definition of Group R-2 Principal Distribution Amount, such recovery will be applied to increase the Group R-1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-1 Principal Distribution Amount up to such amounts and then to increase the Group R-2 Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

The ‘‘Group R-2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group R-2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date; provided, that the Group R-2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group R-1 as described in clauses (i) and (ii) of the definition of Group R-1 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-1 Principal Distribution Amount as required under clause (II) of the definition of Group R-1 Principal Distribution Amount, such recovery will be applied to increase the Group R-2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R-1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-2 Principal Distribution Amount up to such amounts and then to increase the Group R-1 Principal Distribution Amount).

The ‘‘Group R Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group R Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R for that Distribution Date;

provided, that the Group R Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group S as described in clauses (i) and (ii) of the definition of ‘‘Group S Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group S for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group S Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group S Principal Distribution Amount’’, such recovery will be applied to increase the Group R Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group S are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R Principal Distribution Amount up to such amounts and then to increase the Group S Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

The ‘‘Group S Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group S Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group S for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group S for that Distribution Date; provided, that the Group S Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group R as described in clauses (i) and (ii) of the definition of ‘‘Group R Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group R been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group S are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group R Principal Distribution Amount’’, such recovery will be applied to increase the Group S Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group R are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group S Principal Distribution Amount up to such amounts and then to increase the Group R Principal Distribution Amount) and (d) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Group R Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H Certificates.

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicers or the Co-Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, the last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Co-Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-2SFL and Class A-JFL Regular Interests on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group R Principal Distribution Amount, the term ‘‘Group R Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group R Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-JFL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-JFL Regular Interest, on the preceding Distribution Date. There will be no Group R Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group S Principal Distribution Amount, the term ‘‘Group S Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group S Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL Regular Interest on the preceding Distribution Date. There will be no Group S Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Group R-1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group R-1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates exceeds (2) the Aggregate Amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 Certificates on the preceding Distribution Date. There will be no Group R-1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group R-2 Principal Distribution Amount, the term ‘‘Group R-2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group R-2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificates Balance of the Class A-1A Certificates exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group R-2 Principal Shortfall on the first Distribution Date.

With respect to any Distribution Date, the ‘‘Class A-2SFL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-2SFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this prospectus supplement.

With respect to any Distribution Date, the ‘‘Class A-JFL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-JFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this prospectus supplement.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal

Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates and the Class A-2SFL and Class A-JFL Regular Interests, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the Skyline Portfolio Whole Loan or the Solana Whole Loan held pursuant to the BACM 2007-1 Pooling and Servicing Agreement and including any REO Property with respect to the AmeriCold Pool 2 Whole Loan held pursuant to the JPMCC 2007-CIBC18 Pooling and Servicing Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

Excess Interest.    On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to the ARD Loans on or prior to the related Determination Date to the Class S Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans in Loan Group S, Loan Group R-1 and Loan Group R-2 during the related Due Period will be required to be distributed by the Trustee to the holders of each of the Group S Certificates (excluding the Class A-2SFL Certificates) and the Class A-2SFL Regular Interests, the holder of each of the Group R-1 Certificates (excluding the Class A-JFL Certificates) and the Class A-JFL Regular Interests and the holders of each of the Group R-2 Certificates, respectively, in the following manner: the holders of each Class of the Group S Certificates (excluding the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, the holders of each Class of Group R-1 Certificates (excluding the Class A-JFL Certificates) and the Class A-JFL Regular Interest and the holders of each Class of Group R-2 Certificates, respectively, will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Group S Certificates (excluding the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, the Group R-1 Certificates (excluding the Class A-JFL Certificates) and the Class A-JFL Regular Interest or the Group R-2 Certificates, respectively, representing principal payments in respect of mortgage loans in the Group S Certificates

(excluding the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, the Group R-1 Certificates (excluding the Class A-JFL Certificates) and the Class A-JFL Regular Interest or the Group R-2 Certificates, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-2SFL or Class A-JFL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges with respect to that Loan Group will be allocated among all such Classes of Certificates or the Class A-2SFL or Class A-JFL Regular Interest within the related Loan Group up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

On any Distribution Date, for so long as the A-2SFL Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-2SFL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the A-2SFL Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-2SFL Regular Interest will be distributable to the holders of the Class A-2SFL Certificates. See ‘‘Description of the Swap Contracts—The A-2SFL Swap Contract’’ in this prospectus supplement.

On any Distribution Date, for so long as the A-JFL Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-JFL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the A-JFL Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-JFL Regular Interest will be distributable to the holders of the Class A-JFL Certificates. See ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this prospectus supplement.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S Certificates and the Class A-2SFL and Class A-JFL Regular Interests is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-2SFL or Class A-JFL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	March 15, 2012
Class A-1S	November 15, 2011
Class A-2	November 15, 2016
Class A-2S	March 15, 2012
Class A-2SFL	March 15, 2012
Class A-3	February 15, 2017
Class A-3S	April 15, 2013
Class A-1A	March 15, 2017
Class X	April 15, 2022
Class A-M	March 15, 2017
Class A-MS	December 15, 2013
Class A-J	March 15, 2017
Class A-JFL	March 15, 2017
Class A-JS	January 15, 2014
Class B-S	January 15, 2014
Class C-S	January 15, 2014
Class D-S	January 15, 2014

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be January 15, 2049. See ‘‘Ratings’’ in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of each Class of Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of each Class of Certificates with a higher distribution priority, such that:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H and Class H-S Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class G (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class G-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class F (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class F-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class E (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class E-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class D (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class D-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class C (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class C-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class B (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class B-S (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-J Certificates and the Class A-JFL Regular Interest (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-JS (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-JFL Regular Interest are subordinate to the rights of the holders of the Class A-M Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S),

•	the rights of the holders of the Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-MS (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R),

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-JFL Regular Interest are subordinate to the rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-1A and Class X (with respect to funds available for distribution from mortgage loans in Loan Group R) and to the rights of the holders of the Group S Certificates and the Class X Certificates (with respect to funds available for distribution from mortgage loans in Loan Group S), and

•	the rights of the holders of the Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are subordinate to the rights of the holders of the Class A-1S, Class A-2S, Class A-3S and Class X Certificates and the Class A-2SFL Regular Interest (with respect to funds available for distribution from mortgage loans in Loan Group S) and to the rights of the holders of the Group R Certificates and Class X Certificates (with respect to funds available for distribution from mortgage loans in Loan Group R).

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date and more particularly, from funds available for distribution from the related Loan Group, and the ultimate receipt by the holders of the Class A Certificates and the Class A-S Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates or Class A-S Certificates, respectively (and particularly from the related Loan Group). Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M and Class A-MS Certificates, the holders of the Class A-J and Class A-JS Certificates and the Class A-JFL Regular Interest, the holders of the Class B and Class B-S Certificates, the holders of the Class C and Class C-S Certificates and the holders of the Class D and Class D-S Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date and more specifically, from the related Loan Group, and the ultimate receipt by the holders of those Classes of Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of each Class of Offered Certificates by each Class of Certificates that are subordinate to that Class will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A Certificates and the Class A-2SFL Regular Interests that are still outstanding, pro rata, without regard to Loan Groups, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made:

(i) with respect to Loan Group R-1, first, to the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, to the Class A-2 Certificates, until their Certificate Balance is reduced to zero and third to the Class A-3 Certificates, until their Certificate Balance is reduced to zero and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance is reduced to zero, (ii) with respect to Loan Group R-2, to the Class A-1A Certificates until their Certificate Balance is reduced to zero and then, if any of the

Class A-1, Class A-2 or Class A-3 Certificates are still outstanding, first to the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, to the Class A-2 Certificates, until their Certificate Balance is reduced to zero, and third to the Class A-3 Certificates, until their Certificate Balance is reduced to zero and (iii) with respect to Loan Group S, first, to the Class A-1S Certificates until their Certificate Balance is reduced to zero, second to the Class A-2S and the Class A-2SFL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and third to the Class A-3S Certificates, until their Certificate Balance is reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to funds available for distribution from Loan Group R for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the mortgage loans in Loan Group R will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, the percentage interest in the mortgage loans in Loan Group R will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Certificates with a lower distribution priority), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates by the Certificates with a lower distribution priority.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates and then, the Class A-J Certificates and the Class A-JFL Regular Interest on a pro rata basis, and the remaining Non-Offered Certificates (other than the Class E-S, Class F-S, Class G-S, Class H-S and Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates and the Class A-JFL Regular Interest as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Group S Certificates, the Class X Certificates, the Class S Certificates and the Residual Certificates) with later sequential designations with respect to funds from mortgage loans in Loan Group R.

Allocation to the Class A-1S, Class A-2S and Class A-3S Certificates and the Class A-2SFL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the funds available for distribution from Loan Group S for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1S, Class A-2S and Class A-3S Certificates and the Class A-2SFL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the mortgage loans in Loan Group S will decline. Therefore, as principal is distributed to the holders of the Class A-1S, Class A-2S and Class A-3S Certificates and the Class A-2SFL Regular Interest, the percentage interest in the mortgage loans in Loan Group S will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Certificates with a lower distribution priority), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1S, Class A-2S and Class A-3S Certificates and the Class A-2SFL Regular Interest by the Certificates with a lower distribution priority.

Following retirement of the Class A-1S, Class A-2S and Class A-3S Certificates and the Class A-2SFL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-MS Certificates, the Class A-JS Certificates, the Class B-S Certificates, Class C-S Certificates and Class D-S Certificates and the remaining Non-Offered Certificates (other than the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-MS Certificates, the Class A-JS Certificates, the Class B-S Certificates, Class C-S Certificates and Class D-S Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Group R Certificates, the Class X Certificates, the Class S Certificates and the Residual Certificates) with later sequential designations with respect to funds from mortgage loans in Loan Group S.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the Special Servicer, the Co-Trustee or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class A-2SFL, Class A-JFL, Class S and Class X Certificates and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-2SFL, Class A-JFL, Class S and Class X Certificates and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests as follows: to the Class NR Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H and Class H-S Certificates, pro rata, Class G and Class G-S Certificates, pro rata, Class F and Class F-S Certificates, pro rata, Class E and Class E-S Certificates, pro rata, Class D and Class D-S Certificates, pro rata, Class C and Class C-S Certificates, pro rata, Class B and Class B-S Certificates, pro rata, Class A-J and Class A-JS Certificates and the Class A-JFL Regular Interest, pro rata and Class A-M and Class A-MS Certificates, pro rata and in each case in respect of and until the remaining Certificate Balance of the Class or Classes of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, and Class A-1A Certificates and the Class A-2SFL Regular Interest pro rata without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A Certificates and the Class A-2SFL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R, Class MR or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates will be reduced if the Certificate Balances of the other Classes of Certificates (other than the Class A-2SFL, Class A-JFL and Class S Certificates and the Residual Certificates) or the Class A-2SFL or the Class A-JFL Regular Interest are reduced by such mortgage loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Co-Trustee or the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, and as described under ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ and ‘‘—Co-Trustee’’ in this prospectus supplement, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling

Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class A-2SFL, Class A-JFL and Class X Certificates) or the Class A-2SFL or Class A-JFL Regular Interest in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, except to the extent determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) and any REO Loan during the related Due Period and not received as of the Determination Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The applicable Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Co-Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the applicable Master Servicer nor the Co-Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or with respect to any AB Subordinate Companion Loan, the 599 Lexington Avenue Pari Passu Companion Loans, the Skyline Portfolio Pari Passu Companion Loans, the Solana Pari Passu Companion Loan or the Americold Pool 2 Pari Passu Companion Loans. In addition, neither the applicable Master Servicer nor the Co-Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-2SFL or Class A-JFL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of either the Skyline Portfolio Whole Loan or the Solana Whole Loan, an appraisal reduction has been made in accordance with the BACM 2007-1 Pooling and Servicing Agreement, or, in the case of the Americold Pool 2 Whole Loan, an appraisal reduction has been made in accordance with the JPMCC 2007-CIBC18 Pooling and Servicing Agreement and notice has been provided to the

Master Servicer) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer may be permitted (in each case, subject to the limitations described in this prospectus supplement), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the Skyline Portfolio Whole Loan, the Solana Whole Loan and the Americold Pool 2 Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the applicable Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Co-Trustee has notice of this failure, the Co-Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The applicable Master Servicer or the Co-Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the 599 Lexington Avenue Loan in accordance with the 599 Lexington Avenue Intercreditor Agreement, the 599 Lexington Avenue Pari Passu Companion Loans) and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, from amounts collected in respect of the related AB Subordinate Companion Loan in accordance with the related Intercreditor Agreement, as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, neither the Master Servicers nor the Co-Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicers and the Co-Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. The Co-Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standards; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, either Master Servicer, the Special Servicer or the Co-Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. Each of the Master Servicers and the Co-Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) determines in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not be recoverable (including interest on the Advance) out of Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of a Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Co-Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Co-Trustee notice of such determination, which determination will be conclusive and binding on the applicable Master Servicer and the Co-Trustee; however, the Special Servicer will have no obligation to make such an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the applicable Master Servicer or the Co-Trustee. Additionally, with respect to the 599 Lexington Avenue Loan, if any servicer in connection with another securitization of the related 599 Lexington Avenue Pari Passu Companion Loan(s) determines that any P&I Advance with respect to the related 599 Lexington Avenue Pari Passu Companion Loan(s), if made, would be non-recoverable, such determination will not be binding on the applicable Master Servicer and the Co-Trustee as it relates to any proposed P&I Advance with respect to those loans. Additionally, with respect to the Skyline Portfolio Loan or the Solana Loan, if (i) the BACM 2007-1 Master Servicer determines that a proposed principal and/or interest advance, if made, would be non-recoverable or an outstanding principal and/or interest advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the BACM 2007-1 Master Servicer, neither the Master Servicer nor the Trustee may make any additional P&I Advances with respect to the Skyline Portfolio Loan or the Solana Loan, as applicable, until the Master Servicer has consulted with the BACM 2007-1 Master Servicer and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance; provided, however, that such determination will not be so binding on the applicable Master Servicer in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Similarly, with respect to the Skyline Portfolio Loan or the Solana Loan, if the applicable Master Servicer or the Special Servicer determines that any P&I Advance with respect to the Skyline Portfolio Loan or the Solana Loan, as applicable, if made, would be non-recoverable, such determination will be binding on the BACM 2007-1 Master Servicer as it relates to any proposed principal and/or interest advance with respect to the related Pari Passu Companion Loan until the Master Servicer has consulted with the BACM 2007-1 Master Servicer and they agree that circumstances with respect to the related Whole Loan have changed. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any determination that an Advance is or would be a Nonrecoverable Advance described in this paragraph will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Co-Trustee. The Co-Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the applicable Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the applicable Master Servicer nor the Co-Trustee will be precluded from determining that the remainder of such Advance is or would be nonrecoverable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the applicable Master Servicer or the Co-Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan, any 599 Lexington Avenue Pari Passu Companion Loan, any Skyline Portfolio Pari Passu Companion Loan, the Solana Pari Passu Companion Loan or any Americold Pool 2 Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan or any 599 Lexington Avenue Pari Passu Companion Loan if the related AB Mortgage Loan, or 599 Lexington Avenue Loan, as applicable, is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or Co-Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates— Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Co-Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest (or, if amounts in that Master Servicer’s Certificate Account are insufficient, the other Master Servicer’s Certificate Account), interest compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the Master Servicers or the Co-Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the Skyline Portfolio Whole Loan, the Solana Whole Loan and the Americold Pool 2 Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related Companion Loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related Companion Loan, or a change in any other material economic term of the mortgage loan or a related Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (except for the Skyline Portfolio Whole Loan, the Solana Whole Loan and the Americold Pool 2 Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the applicable Master Servicer, based on the appraised value determined by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the applicable Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Co-Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Co-Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan). On the first Determination Date occurring on or after the tenth Business Day following delivery to the applicable Master Servicer of the MAI appraisal or the completion of the valuation, the applicable Master Servicer will be required to calculate and report to the Directing Certificateholder and the Trustee (and, in the case of the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Pari Passu Companion Holders) the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the applicable Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then (A) with respect to Appraisal Reductions related to mortgage loans in Loan Group R, to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates and the Class A-JFL Regular Interest on a pro rata basis, then to the Class A-M Certificates, and then to the Class A and Class X Certificates and (B) with respect to Appraisal Reductions related to mortgage loans in Loan Group S, to the Class H-S Certificates, then to the Class G-S Certificates, then to the Class F-S Certificates, then to the Class E-S Certificates, then to the Class D-S Certificates, then to the Class C-S Certificates, then to the Class B-S Certificates, then to the Class A-JS Certificates, then to the Class A-MS Certificates, then to the Class A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interest and Class X Certificates. See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the applicable Master Servicer is required to redetermine and report to the Directing Certificateholder, each holder of a Companion Loan and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

Pending Directing Certificateholder review of a calculation of an Appraisal Reduction Amount, the Appraisal Reduction Amount in effect prior to such calculation shall remain in effect (or, in the case of an initial calculation, the deemed Appraisal Reduction Amount shall apply).

The Skyline Portfolio Loan and the Solana Loan are subject to the provisions in the BACM 2007-1 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the BACM 2007-1 Pooling and Servicing Agreement in respect of either Skyline Portfolio Loan or the Solana Loan will proportionately reduce the applicable Master Servicer’s or the Co-Trustee’s, as the case may be, obligation to make P&I Advances on the Skyline Portfolio Loan or the Solana Loan, as applicable, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the BACM 2007-1 Pooling and Servicing Agreement, the Skyline Portfolio Whole Loan and the Solana Whole Loan will each be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Skyline Portfolio Whole Loan will be allocated to the Skyline Portfolio Loan and the Skyline Portfolio Pari Passu Companion Loans, pro rata, based on their outstanding principal balances and any appraisal reduction calculated with respect to the Solana Whole Loan will be allocated to the Solana Loan and the Solana Pari Passu Companion Loan, pro rata, based on their outstanding principal balances.

The Americold Pool 2 Loan is subject to the provisions in the JPMCC 2007-CIBC18 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement in respect of the Americold Pool 2 Loan will proportionately reduce the applicable Master Servicer’s or the Co-Trustee’s, as the case may be, obligation to make P&I Advances on the Americold Pool 2 Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, the Americold Pool 2 Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Americold Pool 2 Whole Loan will be allocated to the Americold Pool 2 Loan and the Americold Pool 2 Pari Passu Companion Loans, pro rata, based on their outstanding principal balances.

The 599 Lexington Avenue Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the 599 Lexington Avenue Whole Loan will be allocated to the mortgage loans that comprise such whole loan on a pro rata basis.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan until reduced to zero prior to being allocated to the AB Mortgage Loan.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicers, the underwriters, the Special Servicer, the Directing Certificateholder, each holder of a Companion Loan, each Rating Agency, the Swap Counterparty and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Trustee) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-2SFL Interest Distribution Amount, and with respect to the Class A-2SFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-2SFL Regular Interest, which amount is being paid as a result of a A-2SFL Swap Default, the Class A-JFL Interest Distribution Amount, and with respect to the Class A-JFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-JFL Regular Interest, which amount is being paid as a result of a A-JFL Swap Default;

(3)    (A) the aggregate amount of Servicing Advances and P&I Advances, on a loan by loan basis, made in respect of the Distribution Date, and (B) the aggregate amount of Nonrecoverable Advances on a loan by loan basis;

(4)    the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount and the Class A-JFL and Class A-2SFL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Co-Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to the Skyline Portfolio Loan, Solana Loan and the Americold Pool 2 Loan) paid to each Master Servicer, the Special Servicer and the Co-Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of the A-2SFL Swap Contract and the A-JFL Swap Contract;

(33)    identification of any Rating Agency Trigger Event, A-2SFL Swap Default or A-JFL Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the A-2SFL Swap Contract or the A-JFL Swap Contract;

(34)    the amount of any (A) payment by the Swap Counterparty under the A-2SFL Swap Contract or the A-JFL Swap Contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on the Class A-2SFL or Class A-JFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the A-2SFL Swap Contract or the A-JFL Swap Contract, respectively;

(36)    a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan; and

(37)    a loan-by-loan listing of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the applicable Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Group.

The Trustee will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.ctslink.com. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities

Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee’s website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission (the ‘‘SEC’’) through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Trustee will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, the holder of each Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ relating to the Issuing Entity available through its website promptly after they are filed with the SEC. The Trustee’s internet website will initially be located at ‘‘www.ctslink.com’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Pooling and Servicing Agreement will require the Master Servicers and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Trustee, as the case may be, to any Certificateholder, the underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Trustee and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee, the Co-Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of

Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R, Class MR or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates (other than the Class X Certificates) and the Class B, Class C, Class D, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, and Class H-S Certificates are no longer outstanding and (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicers and the Trustee, plus: (i) the reasonable out of pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable Master Servicer is the purchaser, and (ii) amounts owed under the A-2SFL Swap Contract and the A-JFL Swap Contract, (3) if the Skyline Portfolio Mortgaged Property is an REO Property under the terms of the BACM 2007-1 Pooling and Servicing Agreement, the allocable portion of the fair market value of the related property, as determined by the BACM 2007-1 Master Servicer in accordance with (2) above, (4) if the Solana Mortgaged Property is an REO Property under the terms of the BACM 2007-1 Pooling and Servicing Agreement, the allocable portion of the fair market value of the related property, as determined by the BACM 2007-1 Master Servicer in accordance with (2) above and (5) if the Americold Pool 2 Mortgaged Property is an REO Property under the terms of the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, the allocable portion of the fair market value of the related property, as determined by the JPMCC 2007-CIBC18 Primary Servicer in accordance with (2) above. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

 DESCRIPTION OF THE SWAP CONTRACTS

The A-2SFL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-2SFL Regular Interest to the trust in exchange for the Class A-2SFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-2SFL Regular Interest, the A-2SFL Swap Contract and the A-2SFL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-2SFL Regular Interest (the ‘‘A-2SFL Swap Contract’’), with JPMCB (the ‘‘Swap Counterparty’’). The A-2SFL Swap Contract will have a maturity date of the Distribution Date in January 15, 2049 (the same date as the Rated Final Distribution Date of the Class A-2SFL Certificates). The Trustee will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the A-2SFL Swap Contract.

The A-2SFL Significance Percentage with respect to the interest rate swap payments under the A-2SFL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘A-2SFL Significance Percentage’’ refers to the percentage that the amount of the A-2SFL Significance Estimate represents of the aggregate initial principal balance of the Class A-2SFL Certificates. ‘‘A-2SFL Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Trustee may make withdrawals from the A-2SFL Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-2SFL Certificates the Class A-2SFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the A-2SFL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the A-2SFL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The A-2SFL Swap Contract will provide that, so long as the A-2SFL Swap Contract is in effect, (a) on each Distribution Date, commencing in April 2007, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-2SFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-2SFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-2SFL Certificates, and (b) on the business day before each Distribution Date, commencing in April 2007, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-2SFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-2SFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-2SFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-2SFL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the A-2SFL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the A-2SFL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-2SFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or at least ‘‘A−’’ by Fitch, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating

Agency Trigger Event, or if it fails to make a payment to the trust required under the A-2SFL Swap Contract or an early termination date is designated under the A-2SFL Swap Contract in accordance with its terms (each such event, a ‘‘A-2SFL Swap Default’’), then the Trustee will be required, subject to the Trustee’s determination that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-2SFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-2SFL Certificates, to enforce the rights of the trust under the A-2SFL Swap Contract as may be permitted by the terms of the A-2SFL Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the A-2SFL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2SFL Certificates.

Any conversion to distributions equal to distributions on the Class A-2SFL Regular Interest pursuant to a A-2SFL Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-2SFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-2SFL Certificates. Any such A-2SFL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-2SFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-2SFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-2SFL Certificates, if notice of the resulting change in payment terms of the Class A-2SFL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the A-2SFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-2SFL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of the A-2SFL Swap Contract and the failure of the Swap Counterparty to replace the A-2SFL Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-2SFL Certificateholders.

The A-JFL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-JFL Regular Interest to the trust in exchange for the Class A-JFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-JFL Regular Interest, the A-JFL Swap Contract and the A-JFL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-JFL Regular Interest (the ‘‘A-JFL Swap Contract’’ and together with the A-2SFL Swap Contract, the ‘‘Swap Contracts’’), with JPMCB. The A-JFL Swap Contract will have a maturity date of the Distribution Date in January 15, 2049 (the same date as the Rated Final Distribution Date of the Class A-JFL Certificates). The Trustee will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ""Description of the Certificates—Distributions’’ in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the A-JFL Swap Contract.

The A-JFL Significance Percentage with respect to the interest rate swap payments under the A-JFL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘A-JFL Significance Percentage’’ refers to the percentage that the amount of the A-JFL Significance Estimate represents of the aggregate initial principal balance of the Class A-JFL Certificates. ‘‘A-JFL Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Trustee may make withdrawals from the A-JFL Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-JFL Certificates the Class A-JFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the A-JFL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the A-JFL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The A-JFL Swap Contract will provide that, so long as the A-JFL Swap Contract is in effect, (a) on each Distribution Date, commencing in April 2007, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-JFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-JFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-JFL Certificates, and (b) on the business day before each Distribution Date, commencing in April 2007, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-JFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-JFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-JFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-JFL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the A-JFL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the A-JFL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-JFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ""A3’’ by Moody’s Investors Service, Inc. or at least ‘‘A−’’ by Fitch, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the A-JFL Swap Contract or an early termination date is designated under the A-JFL Swap Contract in accordance with its terms (each such event, a ‘‘A-JFL Swap Default’’), then the Trustee will be required, subject to the Trustee’s determination that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-JFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-JFL Certificates, to enforce the rights of the trust under the A-JFL Swap Contract as may be permitted by the terms of the A-JFL Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ""—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the A-JFL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL Certificates.

Any conversion to distributions equal to distributions on the Class A-JFL Regular Interest pursuant to a A-JFL Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-JFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the

Class A-JFL Certificates. Any such A-JFL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-JFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-JFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL Certificates, if notice of the resulting change in payment terms of the Class A-JFL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the A-JFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-JFL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of the A-JFL Swap Contract and the failure of the Swap Counterparty to replace the A-JFL Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-JFL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contracts. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘Aa2’’ and ‘‘A+’’, by Moody’s and Fitch, respectively, as of the date of this prospectus supplement.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the 599 Lexington Avenue Whole Loan and the AB Mortgage Loan Groups but excluding the Skyline Portfolio Whole Loan, the Solana Whole Loan and the Americold Pool 2 Whole Loan) and any related Companion Loan and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) and any REO Properties. The Skyline Portfolio Loan and the Solana Loan will be serviced in accordance with the BACM 2007-1 Pooling and Servicing Agreement by the BACM 2007-1 Master Servicer and the BACM 2007-1 Special Servicer and according to the servicing standards provided for in the BACM 2007-1 Pooling and Servicing Agreement, which require, among other things, that the BACM 2007-1 Master Servicer and the BACM 2007-1 Special Servicer attempt to maximize recovery on all portions of the Skyline Portfolio Whole Loan and the Solana Whole Loan. The Americold Pool 2 Loan will be serviced in accordance with the JPMCC 2007-CIBC18 Pooling and Servicing Agreement by the JPMCC 2007-CIBC18 Primary Servicer and the JPMCC 2007-CIBC18 Special Servicer and according to the servicing standards provided for in the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, which require, among other things, that the JPMCC 2007-CIBC18 Primary Servicer and the JPMCC 2007-CIBC18 Special Servicer attempt to maximize recovery on all portions of the Americold Pool 2 Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the Skyline Portfolio Loan, the Solana Loan or the Americold Pool 2 Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the 599 Lexington Avenue Whole Loan and AB Mortgage Loan Groups) for which it is responsible. The applicable Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans (including the 599 Lexington Avenue Whole Loan or any AB Mortgage Loan Group) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each Whole Loan or AB Mortgage Loan Group, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans, Whole Loans or AB Mortgage Loan Group or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Companion Loans, the holder(s) of the related Companion Loan(s) taking into account the subordinate nature of any related subject AB Subordinate Companion Loan and the pari passu nature of any Companion Loan that is pari passu in right of payment, subject to any rights contained in the related intercreditor agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the applicable Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C)    the applicable Master Servicer’s obligation to make Advances;

(D)    the applicable Master Servicer or the Special Servicer’s, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or Companion Loan it may have; and

(G)    any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates (the foregoing collectively referred to as the ‘‘Servicing Standards’’ ).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of the mortgage loans it is Master Servicer for (including, if applicable, the 599 Lexington Avenue Loan and each AB Mortgage Loan). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the 599 Lexington Avenue Pari Passu Companion Loans and any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower continues to make the assumed payment and delivers a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)    as to which, in the judgment of the applicable Master Servicer or the Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default of which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the 599 Lexington Avenue Whole Loan or any AB Mortgage Loan, the interests of the holders of the related Companion Loans) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the 599 Lexington Avenue Whole Loan or any AB Mortgage Loan Group, the interests of the holders of the related Companion Loans), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including, to the extent permitted by the related Intercreditor Agreement, the 599 Lexington Avenue Whole Loan or any AB Mortgage Loan Group) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the 599 Lexington Avenue Whole Loan or any AB Mortgage Loan Group) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the 599 Lexington Avenue Whole Loan or any AB Mortgage Loan Group) serviced by the Special Servicer and any mortgage loans (including the 599 Lexington Avenue Whole Loan or any AB Mortgage Loan Group) that have become REO Properties are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans.’’ If any Skyline Portfolio Pari Passu Companion Loan becomes a specially serviced mortgage loan, then the Skyline Portfolio Loan will become a specially serviced mortgage loan under the BACM 2007-1 Pooling and Servicing Agreement. If the Solana Pari Passu Companion Loan becomes a specially serviced mortgage loan, then the Solana Loan will become a specially serviced mortgage loan under the BACM 2007-1 Pooling and Servicing Agreement. If any Americold Pool 2 Pari Passu Companion Loan becomes a specially serviced mortgage loan, then the Americold Pool 2 Loan will become a specially serviced mortgage loan under the JPMCC 2007-CIBC18 Pooling and

Servicing Agreement. If the 599 Lexington Avenue Loan becomes a Specially Serviced Mortgage Loan, then the 599 Lexington Avenue Pari Passu Companion Loans will become Specially Serviced Mortgage Loans. If any of the AB Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. None of the Master Servicers will have any responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement or the performance by the other Master Servicers of their respective duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer) or the circumstances which give rise to the transfer no longer exist, the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, each holder of a related Companion Loan, the Master Servicer, the Trustee and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise the applicable Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. The Directing Certificateholder’s rights with respect to each AB Mortgage Loan are subject to the rights of the holder of the related AB Subordinate Companion Loan to the extent described in ‘‘Description of the Mortgage Pool—AB Mortgage Loan Groups’’ and in the case of the 599 Lexington Avenue Whole Loan, the rights of the 599 Lexington Avenue Majority Holders to the extent described in ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement. Except as otherwise described in the succeeding paragraphs below, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt (as described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans —Due-on-Sale and Due-on-Encumbrances Provisions’’ above);

(vii)    any property management company changes or franchise changes with respect to a mortgage loan for which the consent or approval of the lender is required under the related loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default.

provided, that in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the applicable Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the applicable Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any Whole Loan or AB Mortgage Loan Group, subject to the rights of the holders of the related Companion Loans as described under ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this prospectus supplement).

With respect to the 599 Lexington Avenue Whole Loan only, the Directing Certificateholder will not be entitled to exercise the rights described in the first two paragraphs of this section, which rights will be exercisable by the 599 Lexington Avenue Majority Holders under the circumstances described under ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement.

With respect to the Skyline Portfolio Whole Loan and the Solana Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but similar, but not identical rights under the BACM 2007-1 Pooling and Servicing Agreement will be exercisable by the controlling class representative of the BACM 2007-1 securitization.

With respect to the Americold Pool 2 Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but similar rights under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement will be exercisable by the controlling class certificateholder of the JPMCC 2007-CIBC18 securitization.

With respect to the Overland Park Trade Center Loan and the Overland Park Trade Center Loan only, the Directing Certificateholder will not be entitled to exercise the rights described in the first two paragraphs of this section except under the circumstances described under ‘‘Description of the Mortgage Pool—The Overland Park Trade Center AB Loan’’ in this prospectus supplement.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards or the REMIC Provisions of the Code.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder or the representative of the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be JER Investors Trust Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be, as of any date of determination, the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class. For purposes of determining the Controlling Class, Class H and Class H-S will be treated as one Class, Glass G and Glass G-S will be treated as one Class, Class F and Class F-S will be treated as one Class, Class E and Class E-S will be treated as one Class, Class D and Class D-S will be treated as one Class, Class C and Class C-S will be treated as one Class, Class B and Class B-S will be treated as one Class, Class A-J, Class A-JFL and Class A-JS will be treated as one Class, Class A-M and Class A-MS will be treated as one Class and the Class A Certificates and Class A-S Certificates, collectively will be treated as one Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions relating to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. As the Certificate Balance of the most subordinate Class of Certificates is reduced on account of, among other things, distributions of principal or the allocation of Collateral Support Deficits to such Class, the Controlling Class may change from the most subordinate Class of Certificates to a more senior Class of Certificates. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Special Servicer nor either Master Servicer will be permitted to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of any Companion Loan that would cause either of the Master Servicers or the Special Servicer to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, any intercreditor agreement, or the REMIC Provisions.

Either of the Master Servicers and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. Either of the Master Servicers may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicers or the Special Servicer, as applicable, generally may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either of the Master Servicers or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Co-Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless it is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee in any case in which either of the Master Servicers or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class,

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

(d)    may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates,

(e)    will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from the taking of, any action by either of the Master Servicers or the Special Servicer in accordance with the direction or approval of the Directing

Certificateholder, which does not violate any law or the Servicing Standards or any other provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of either of the Master Servicers or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the applicable Master Servicer (excluding the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) or the Special Servicer (with respect to REO Properties other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) will be required to use efforts consistent with the Servicing Standards (other than with respect to the Skyline Portfolio Loan and the Solana Loan, which are serviced under the BACM 2007-1 Pooling and Servicing Agreement, and the Americold Pool 2 Loan which is serviced under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement), to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recovery determination as to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided, that the applicable Master Servicer will be obligated to cause to be maintained insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain property insurance providing ‘‘special’’ form coverage (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards,

(A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the applicable Master Servicer, and the applicable Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

Notwithstanding the foregoing, the applicable Master Servicer will not be required to maintain or cause to be maintained any earthquake or environmental insurance on a Mortgaged Property unless such insurance was in effect as of origination of the mortgage loan or the date of initial issuance of the certificates and such insurance is available at commercially reasonable rates.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or a casualty insurance policy providing ‘‘special’’ form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to the consent of the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable will not have more than 30 days to respond to the Special Servicer’s request for consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable, the Special Servicer will not be required to do so. Each of the Master Servicers and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above (as well as determinations of whether particular exclusions constitute additional exclusions) and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

With respect to the 599 Lexington Avenue Whole Loan, the rights of the Directing Certificateholder described in the preceding paragraph will be exercisable by the 599 Lexington Avenue Majority Holders as described in ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement.

With respect to the Overland Park Trade Center Loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related Subordinate Companion Loan as described in ‘‘Description of the Mortgage Pool—The Overland Park Trade Center AB Loan’’ in this prospectus supplement.

During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the Skyline Portfolio Loan and the Solana Loan, which are serviced under the BACM 2007-1 Pooling and Servicing Agreement and the Americold Pool 2 Loan which is serviced under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the applicable Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable Master Servicer to the Special Servicer as a Servicing Advance to the extent such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments as set forth in the Pooling and Servicing Agreement, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required as described in this prospectus supplement and under the Pooling and Servicing Agreement to take direction from and obtain the written approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-2SFL, Class A-JFL, Class S and Class X Certificates and the Residual Certificates) or the Class A-2SFL or the Class A-JFL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, and in the case of the Overland Park Trade Center, the holder of the related Companion Loan), the applicable Mortgage Loan Seller, each Rating Agency and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the applicable Master Servicer (and, with respect to any Mezz Cap AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan), all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the 599 Lexington Avenue Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the 599 Lexington Avenue Intercreditor Agreement, such that neither the trust as holder of the 599 Lexington Avenue Loan nor any holder of a 599 Lexington Avenue Pari Passu Companion Loan gains a priority over any other holder that is not reflected in the related loan documents and the 599 Lexington Avenue Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan (other than with respect to the Skyline Portfolio Loan, the Solana Loan and the Americold Pool 2 Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool —General’’ in this prospectus supplement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Group, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—AB Mortgage Loan Groups’’ in this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer, the Co-Trustee or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Co-Trustee, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Co-Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the Skyline Portfolio Loan and the Solana Loan, which is subject to inspection pursuant to the BACM 2007-1 Pooling and Servicing Agreement and the Mortgaged Property securing the Americold Pool 2 Loan, which is subject to inspection pursuant to the JPMCC 2007-CIBC18 Pooling and Servicing Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2008 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the applicable Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any Whole Loan or AB Mortgage Loan Group, as an expense of the holder of the related Companion Loan to the extent provided by the related Intercreditor Agreement. The Special Servicer or the applicable Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicers and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Co-Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and, in the case of the Special Servicer, the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Co-Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the BACM 2007-1 Master Servicer, the JPMCC 2007-CIBC18 Master Servicer, the depositor under the BACM 2007-1 Pooling and Servicing Agreement, the depositor under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, the BACM 2007-1 Special Servicer, the JPMCC 2007-CIBC18 Special Servicer, the trustee under the BACM 2007-1 Pooling and Servicing Agreement, the trustee under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Skyline Portfolio Loan or the Solana Loan under the BACM 2007-1 Pooling and Servicing Agreement, the Americold Pool 2 Loan under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the BACM 2007-1 Master Servicer, the JPMCC 2007-CIBC18 Master Servicer, the BACM 2007-1 Special Servicer, the JPMCC 2007-CIBC18 Special Servicer, the depositor under the BACM 2007-1 Pooling and Servicing Agreement, the depositor under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, the trustee under the BACM 2007-1 Pooling and Servicing Agreement or the trustee under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the BACM 2007-1 Pooling and Servicing Agreement, or JPMCC 2007-CIBC18 Pooling and Servicing Agreement, respectively.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders, and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole), in the case of the 599 Lexington Avenue Loan, the rights of the Certificateholders and the holders of the 599 Lexington Avenue Pari Passu Companion Loans (as a collective whole), under the Pooling and Servicing Agreement; provided, however, that if the 599 Lexington Avenue Whole Loan and/or holder of a 599 Lexington Avenue Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the 599 Lexington Avenue Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the 599 Lexington Avenue Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made.

Pursuant to the Pooling and Servicing Agreement, the applicable Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the applicable

Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days (or another specified number of days) (thirty days during any period in which the trust is not subject to the reporting requirements of the Securities Exchange Act of 1934) in the case of a failure by either of the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the 599 Lexington Avenue Loan, by the holder of any 599 Lexington Avenue Pari Passu Companion Loan; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)    any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the 599 Lexington Avenue Loan, by the holder of any 599 Lexington Avenue Pari Passu Companion Loan; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    Moody’s places its ratings on any Class of Certification on a ‘‘watch’’ status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such ‘‘watch’’ status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody’s in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody’s to the Certificates);

(g)    Moody’s downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade;

(h)    the applicable Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to that rating within 60 days of the delisting; or

(i)    the applicable Master Servicer or the Special Servicer is no longer rated at least ‘‘CMS3’’ or ‘‘CSS3’’ by Fitch, respectively, and such Master Servicer or Special Servicer is not reinstated to that rating within 30 days of the delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Co-Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Co-Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Co-Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Co-Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, if (i) an Event of Default on the part of the applicable Master Servicer remains unremedied and materially and adversely affects only a 599 Lexington Avenue Pari Passu Companion Loan, (ii) the applicable Master Servicer fails to make any payment on a 599 Lexington Avenue Pari Passu Companion Loan when required under the terms of the Pooling and Servicing Agreement (which terms include a three business day cure period), which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by a 599 Lexington Avenue Pari Passu Companion Loan occurs solely as a result of an action of the applicable Master Servicer, then the applicable Master Servicer may not be terminated but the holder of a 599 Lexington Avenue Pari Passu Companion Loan, as applicable, or the related trustee, acting at the direction of the related controlling class representative, shall be entitled to require the applicable Master Servicer to appoint a sub-servicer solely with respect to the 599 Lexington Avenue Whole Loan (or if the 599 Lexington Avenue Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to the 599 Lexington Avenue Whole Loan will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and certificates backed by a 599 Lexington Avenue Pari Passu Companion Loan. A replacement sub-servicer will be selected jointly by the Directing Certificateholder and the holder of a 599 Lexington Avenue Pari Passu Companion Loan (or the related controlling class representative, as applicable); provided that if the Directing Certificateholder and the holder of a 599 Lexington Avenue Pari Passu Companion Loan (or the related controlling class representative) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the Directing Certificateholder.

However, if the Master Servicer receives notice of termination solely due to an Event of Default described in clauses (f), (g), (h) or (i) under ‘‘—Events of Default’’ above, and prior to being replaced as described in the second preceding paragraph, the Master Servicer provides the Trustee with the appropriate ‘‘request for proposal’’ material and the names of potential bidders within 5 business days after receipt of such notice of termination, the Trustee will solicit good faith bids for such Master Servicer’s rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement. The Trustee will have 45 days after receipt of the notice of termination of the Master Servicer to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer will be effective when such successor servicer has succeeded the terminated Master Servicer, as successor Master Servicer and such successor Master Servicer has assumed the terminated Master Servicer’s master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor Master Servicer within 45 days after notice of the termination of the Master Servicer, the Master Servicer will be replaced by the Trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee or Co-Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Co-Trustee to institute a proceeding in its own name (as Co-Trustee) and have offered to the Trustee and the Co-Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, neither the Trustee nor the Co-Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee and the Co-Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates or any Companion Loan:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder or the holder of a Companion Loan;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or the holder of a Companion Loan;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the holder of a Companion Loan or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by any 599 Lexington Avenue Pari Passu Companion Loan by an applicable rating agency; provided that such amendment or supplement will not adversely affect in any material respect the interests of any holder of a Companion Loan.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller or, if provided in the related Intercreditor Agreement, adversely affects any holder of an AB Subordinate Companion Loan without the consent of the applicable holder of the AB Subordinate Companion Loan. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under the Swap Contracts or the rights of the holders of the Class A-2SFL or Class A-JFL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-2SFL and/or Class A-JFL Certificates, as applicable.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency and, if required under the related intercreditor agreement, the consent of the holder of the related Companion Loan.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the applicable Master Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee, the Co-Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Upper-Tier REMIC, Middle-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, the Notional Amounts of the related components); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the notional amount of the related components, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the related components). In addition, the yield to investors in the Class A-2SFL and Class A-JFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contracts’’ in this prospectus supplement.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group R-1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group R-2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-M Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata until their Certificate Balance is reduced to zero and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group R Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. The Group R-2 Principal Distribution Amount (and, after the Class A-3 Certificates have been reduced to zero, any remaining Group R-1 Principal Distribution Amount) will generally be distributable to the Class A-1A Certificates. As described in this prospectus supplement, the Group S Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-1S Certificates until their Certificate

Balance is reduced to zero, second, in respect of the Class A-2S Certificates and the Class A-2SFL Regular Interest, pro rata, based on Certificate Balances until their Certificate Balances are reduced to zero, third, in respect of the Class A-3S Certificates until their Certificate Balances reduced to zero, fourth, in respect of the Class A-MS Certificates until their Certificate Balance is reduced to zero, fifth in respect of the Class A-JS Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class B-S Certificates until their Certificate Balance is reduced to zero, seventh, in respect of the Class C-S Certificates until their Certificate Balance is reduced to zero, eighth, in respect of the Class D-S Certificates until their Certificate Balance is reduced to zero and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group S Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B-S, Class C-S, Class D-S Certificates and the Class A-2SFL and Class A-JFL Regular Interests (and correspondingly, the Class A-2SFL and Class A-JFL Certificates, respectively) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2 and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group R-1, the yield on the Group S Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group S, and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group R-2. Additionally, each of the Group R Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group R. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related components.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Group S Certificates and Group R Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X Certificates, applied to reduce the notional amounts of the related components. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, as a result of the allocations with respect to the Mortgage Loans in Loan Group S and Loan Group R on a Loan Group by Loan Group basis, a Class of Certificates in a particular Loan Group may not receive complete distributions of principal and interest it would otherwise be entitled to on that Distribution Date (or may not receive any distributions on that Distribution Date or at all) notwithstanding that other Classes of Certificates with lower ratings related to a different Loan Group receive all amounts they are entitled to on that Distribution Date or future Distribution Dates.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balance of the other Classes of Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans. Additionally, the Class X Certificates are entitled to a Pass-Through Rate composed of strips from each other Class of certificates (other than the Class A-2SFL, Class A-JFL, Class S, Class R, Class MR and Class LR Certificates) and the Class A-2SFL and Class A-JFL Regular Interests. However, interest is allocated to the Class X Certificates from funds from Loan Group R and Loan Group S separately based on the Class X-R Distribution Amount and the Class X-S Distribution Amount. As a result, distributions on the Class X Certificates on any Distribution Date may have a shortfall as a result of shortfalls in respect of a particular Loan Group even if Certificates with a lower rating may be receiving interest from the Loan Group without a shortfall. See ‘‘Risk Factors —Risks Related to Prepayments and Repurchases’’ in this prospectus supplement.

Principal prepayments on the mortgage loans may (or in the case of the Class X Certificates, will) also affect the yield on each Class of Certificates that has a Pass-Through Rate based on, or limited by the Pool WAC Rate, the Group R WAC Rate or the Group S WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the Pool WAC Rate, the Group R WAC Rate or the Group S WAC Rate even if principal prepayments do not occur.

Distributions on the Class A-JFL Regular Interest will be subject to a maximum Pass-Through Rate equal to the Group R WAC Rate. If the Group R WAC Rate drops below the nominal fixed rate on the Class A-JFL Regular Interest, the amount paid to the related Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the related Swap Counterparty pursuant to the related Swap Contract, which will result in a decreased interest payment to the holders of the Class A-JFL Certificates.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K and Class J Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. Following reduction of the Class J Certificates to zero resulting from losses or shortfalls, the losses or shortfalls will be borne without regard to Loan Group by the Class H

Certificates and Class H-S Certificates, pro rata, Class G Certificates and Class G-S Certificates, pro rata, Class F Certificates and Class F-S Certificates, pro rata, Class E Certificates and Class E-S Certificates, pro rata, Class D and Class D-S Certificates, pro rata, Class C and Class C-S Certificates, pro rata, Class B and Class B-S Certificates, pro rata, Class A-J and Class A-JS Certificates and the Class A-JFL Regular Interest pro rata, and Class A-M and Class A-MS Certificates, pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A and A-S Certificates (other than the Class A-2SFL Certificates) and the Class A-2SFL Regular Interests, without regard to any Loan Group designator. Although losses will not be allocated to the Class X Certificates directly, they will reduce the notional balances of the related components to the extent such losses are allocated to the Classes of Principal Balance Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests and therefore the Class X Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-2SFL and Class A-JFL Certificates, losses allocated to the Class A-2SFL and Class A-JFL Regular Interests will result in a corresponding reduction of the Certificate Balance of the Class A-2SFL and Class A-JFL Certificates, respectively.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-2SFL and Class A-JFL Certificates, for which distributions are made 0 days after the end of the related Interest Accrual Period, unless the Pass-Through Rate for the Class A-2SFL or Class A-JFL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates, the Class A-2SFL or Class A-JFL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, or the Class A-2SFL or Class A-JFL Regular Interest, the shortfall will be distributable to holders of that Class of Certificates, or the Class A-2SFL or Class A-JFL Regular Interest, as applicable on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-2SFL Regular Interest will be distributed to the holders of the Class A-2SFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the A-2SFL Swap Contract, and any such shortfall distributed to the Class A-JFL Regular Interest will be distributed to the holders of the Class A-JFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the A-JFL Swap Contract.

Pass-Through Rate of the Class A-2SFL and Class A-JFL Certificates.    The yield to investors in the Class A-2SFL and Class A-JFL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-2SFL and Class A-JFL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2SFL and Class A-JFL Certificates. In addition, because interest payments on the Class A-2SFL and Class A-JFL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-2SFL and Class A-JFL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-2SFL and Class A-JFL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2SFL and Class A-JFL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group R-1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group R-2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-M Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are is reduced to zero and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group R Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates in each case until the Certificate Balance of such Class of Certificates is reduced to zero. The Group R-2 Principal Distribution Amount (and, after the Class A-3 Certificates have been reduced to zero, any remaining Group R-1 Principal Distribution Amount) for each distribution date will generally be distributable to the Class A-1A Certificates. As described in this prospectus supplement, the Group S Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-1S Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-2S Certificates and Class A-2SFL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, third, in respect of the Class A-3S Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-MS Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-JS Certificates until their Certificate Balance is reduced to zero sixth, in respect of the Class B-S Certificates until their Certificate Principal Balance is reduced to zero, seventh, in respect of the Class C-S Certificates until their Certificate Principal Balance is reduced to zero, eighth, in respect of the Class D-S Certificates until their Certificate Principal Balance is reduced to zero and the remaining distribution amounts will generally be distributable entirely in respect of the Non-Offered Certificates that are included as Group S Certificates, sequentially, and then sequentially to the remaining Non-Offered Certificates in each case until the Certificate Balance of such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-2SFL or Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-2SFL or Class A-JFL Certificates, respectively. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules and Lockout Periods.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the tables attached hereto as Annex A-5 to this prospectus supplement, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables attached as Annex A-4 to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in April 2007;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is March 29, 2007;

(g)    the ARD Loans prepay in full on their respective Anticipated Repayment Dates;

(h)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates are as described in this prospectus supplement;

(i)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)    the optional termination of the trust will not be exercised; and

(k)    the Swap Contracts are not subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth in Annex A-4 to this prospectus supplement, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables attached as Annex A-4 to this prospectus supplement. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the tables attached hereto as Annex A-4 to this prospectus supplement (except for the last two tables, which are labeled ‘‘Discount Margins for the Class A-2SFL Certificates at the Respective CPRs Set Forth Below’’ and ‘‘Discount Margins for the Class A-JFL Certificates at the Respective CPRs Set Forth Below’’) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last two tables on Annex A-4, which are labeled ‘‘Discount Margins for the Class A-2SFL Certificates at the Respective CPRs Set Forth Below’’ and ‘‘Discount Margins for the Class A-JFL Certificates at the Respective CPRs Set Forth Below’’) , show the discount margins for the Class A-2SFL and Class A-JFL Certificates, respectively.

The discount margins set forth in the tables attached as Annex A-4 to this prospectus supplement represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-2SFL or Class A-JFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified in the tables attached hereto as Annex A-4 to this prospectus supplement, in each case, expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-2SFL or Class A-JFL Certificates, respectively. The tables attached hereto as Annex A-4 to this prospectus supplement assume that the Class A-2SFL and

Class A-JFL Certificates settle without accrued interest. The tables attached hereto as Annex A-4 to this prospectus supplement have been prepared on the basis of the modeling assumptions above.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from March 1, 2007 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

Assumed Purchase Price (of Initial Notional Amount of Class X Certificates)	Prepayment Assumption (CPR)
	0%	25%	50%	75%	100%
2.48601%	7.214%	7.060%	6.905%	6.737%	6.088%

Effect of Loan Groups

Generally, the Class A-1, Class A-2 and Class A-3 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group R-1 until the Certificate Balance of the Class A-1A or Class H-S Certificates has been reduced to zero, the Group S Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group S until the Certificate Balance of the Class H Certificates has been reduced to zero and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group R-2 until the Certificate Balance of the Class A-3 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group R-2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group R-1 and Loan Group S and the holders of the Group R Certificates will be greatly affected by the rate and timing of payments of other collections of principal on the mortgage loans in Loan Group R, particularly in the case of the Class A-1, Class A-2 and Class A-3 Certificates, with respect to mortgage loans in Group R-1. Similarly, holders of the Group S Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group S, and in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group R. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the BACM 2007-1 Pooling and Servicing Agreement, the JPMCC 2007-CIBC18 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the BACM 2007-1 Pooling and Servicing Agreement and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as three separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’, the ‘‘Middle-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class X, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-2SFL and Class A-JFL Regular Interests will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC, the Class MR Certificates will represent the sole class of ‘‘residual interest’’ in the Middle-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class A-2SFL, Class A-JFL, Class S, Class R, Class MR and Class LR Certificates) and the Class A-2SFL and Class A-JFL Certificates, to the extent of their interest in the Class A-2SFL and Class A-JFL Regular Interests, respectively, are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interest in such portion of the grantor trust and (ii) the portion of the trust fund consisting of the Class A-2SFL and Class A-JFL Regular Interests, the Swap Contracts and the Floating Rate Accounts will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-2SFL and Class A-JFL Certificates will represent undivided beneficial interests in the related portions of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (and in the case of the Skyline Portfolio Loan, the Solana Loan or the Americold Pool 2 Loan, a beneficial interest in an allocable portion of the property securing the Skyline Portfolio Whole Loan, the Solana Whole Loan or the Americold Pool 2 Whole Loan, as applicable), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole Class of residual interest in the Lower-Tier REMIC. The Middle-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue certain uncertificated classes of regular interests (the ‘‘Middle-Tier REMIC Regular Interests’’) and the Class MR Certificates, which will represent the sole Class of residual interest in the Middle-Tier REMIC. The Upper-Tier REMIC will hold the Middle-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests as regular interests in the Upper-Tier REMIC and the Class R Certificates, which will represent the sole Class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class X Certificates will be issued with original issue discount, that the Class A-1S Certificates will be issued with a de minimis amount of original issue discount and that the Class A-2SFL and Class A-JFL Regular Interests, and the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S and Class D-S Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their respective Anticipated Repayment Dates (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-2SFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-2SFL Regular Interest and the A-2SFL Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-2SFL Regular Interest, and with respect to the Class A-2SFL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-2SFL Regular Interest and amounts allocable thereto. Similarly, holders of the Class A-JFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-JFL Regular Interest and the A-JFL Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-JFL Regular Interest, and with respect to the Class A-JFL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-JFL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on that Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from March 1, 2007). Any ‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-2SFL Regular Interest will be treated as received by the holders of the

Class A-2SFL Certificates and paid as a periodic payment by the holders of the Class A-2SFL Certificates under the A-2SFL Swap Contract and any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-JFL Regular Interest will be treated as received by the holders of the Class A-JFL Certificates and paid as a periodic payment by the holders of the Class A-JFL Certificates under the A-JFL Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 16.2% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-2SFL and Class A-JFL Certificates to the extent of their basis, if any, allocable to their respective Swap Contract will not qualify for foregoing tax treatment. Moreover, the Offered Certificates, other than the Class A-2SFL and Class A-JFL Certificates, which represent interests in their respective Swap Contract, in addition to their respective interests in the Class A-2SFL and Class A-JFL Regular Interests, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences— Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Taxation of the Swap Contracts

Each holder of a Class A-2SFL or Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under their respective Swap Contract. Holders of the Class A-2SFL or Class A-JFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-2SFL or Class A-JFL Regular Interest, respectively, and their respective Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-2SFL or Class A-JFL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-2SFL or Class A-JFL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-2SFL or Class A-JFL Regular Interest. If their respective Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-2SFL and Class A-JFL Certificates, it is anticipated that the Class A-2SFL and Class A-JFL Regular Interests will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-2SFL or Class A-JFL Certificates. The holder of a Class A-2SFL or Class A-JFL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of their respective Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-2SFL and Class A-JFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-2SFL or Class A-JFL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-2SFL or Class A-JFL Certificate that is considered to be allocated to the holder’s rights under their respective Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-2SFL or Class A-JFL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in their respective Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in their respective Swap Contract. Gain or loss realized upon the termination of their respective Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-2SFL and Class A-JFL Certificates, representing a beneficial ownership in the Class A-2SFL and Class A-JFL Regular Interests, respectively, and in their respective Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-2SFL or Class A-JFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-2SFL or Class A-JFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

Withholding and Backup Withholding.    Pursuant to the Pooling and Servicing Agreement (i) the Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the Swap Contracts on an IRS Form W-9 to the Swap Counterparty as soon as possible after the Swap Contracts are entered into (but no later than the first payment date under the Swap Contracts) and, if requested by a Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt Class A-2SFL and Class A-JFL Certificateholder shall be obligated pursuant to the Pooling and Servicing Agreement to provide applicable certification to the Trustee (with copies sent or forwarded directly from such Certificateholder to each Swap Counterparty) to enable the Trustee to make payments to the Class A-2SFL and Class A-JFL Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Class A-2SFL and Class A-JFL Certificateholders under the Pooling and Servicing Agreement, the Trustee may forward any such certification received to the Swap Counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the Trust Fund. For an additional discussion of withholding and backup withholding, see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Backup Withholding’’ in the prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. Third, neither the Trustee nor the Co-Trustee can be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the Depositor, the Trustee, the Co-Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. Wells Fargo is the primary servicer under the BACM 2007-1 Pooling and Servicing Agreement with respect to the Solana loan. However, LaSalle Bank National Association, and not Wells Fargo, has been retained independently to act as Co-Trustee with respect to the Solana loan, the Co-Trustee will not be subject to control or oversight by the Trustee in exercising its responsibilities as Co-Trustee of the Solana loan, and the Co-Trustee will have sole authority and responsibility to perform all trustee level functions with respect to the Solana loan. Further, if the Master Servicer fails to make a required P&I Advance, the Co-Trustee is required to make such P&I Advance and, upon the occurrence of an event that would cause the removal of the Master Servicer, the Co-Trustee will succeed to the position of Master Servicer. Therefore, the Depositor believes that the third general condition set forth above will be satisfied. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-2SFL and Class A-JFL Certificates which benefit from the related Swap Contract:

(a)	Each swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b)	If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify the Certificateholders that the Exemption will cease to apply with respect to the class of Certificates subject to the swap contract; and

(c)	The fiduciary of a Plan purchasing any class of Certificates subject to the swap contracts must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that each of the Swap Contracts will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-2SFL or Class A-JFL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2SFL or Class A-JFL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Co-Trustee any Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

The Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ‘‘Underwriting Agreement’’), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or Notional Amounts, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities Inc.	UBS Securities LLC	Citigroup Global Markets Inc.	Commerzbank Capital Markets Corp.	PNC Capital Markets LLC
Class A-1	$31,959,000	$9,872,000	$0	$0	$0
Class A-2	$191,000,000	$59,000,000	$0	$0	$0
Class A-3	$1,309,600,000	$404,536,000	$0	$0	$0
Class A-1A	$387,577,000	$119,723,000	$0	$0	$0
Class A-M	$249,305,000	$84,733,000	$0	$0	$25,000,000
Class A-J	$153,330,000	$47,364,000	$0	$0	$0
Class A-JFL	$76,400,000	$23,600,000	$0	$0	$0
Class X	$4,073,279,186	$1,258,238,000	$0	$0	$0
Class A-1S	$152,800,000	$47,200,000	$0	$0	$0
Class A-2S	$526,287,000	$162,570,000	$0	$0	$0
Class A-2SFL	$114,600,000	$35,400,000	$0	$0	$0
Class A-3S	$137,472,000	$42,465,000	$0	$0	$0
Class A-MS	$133,023,000	$41,091,000	$0	$0	$0
Class A-JS	$111,406,000	$34,414,000	$0	$0	$0
Class B-S	$26,605,000	$8,218,000	$0	$0	$0
Class C-S	$9,976,000	$3,082,000	$0	$0	$0
Class D-S	$18,291,000	$5,650,000	$0	$0	$0

In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities. including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 103.2% of the initial aggregate Certificate Balance of the Offered Certificates, plus (except with respect to the Class A-2SFL and Class A-JFL Certificates) accrued interest on the Offered Certificates from March 1, 2007, before deducting expenses payable by the Depositor estimated to be approximately $5,500,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders,’’ which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders: Certain Available Information,’’ we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers, sponsors and the Swap Counterparty. Commerzbank Capital Markets Corp., one of the Underwriters, is an affiliate of Eurohypo AG, New York Branch, one of the Mortgage Loan Sellers and sponsors. PNC Capital Markets LLC, one of the Underwriters, is an affiliate of Midland Loan Services. Inc., one of the Master Servicers, and PNC Bank, National Association, one of the Mortgage Loan Sellers and sponsors. UBS Securities LLC, one of the Underwriters, is an affiliate of UBS Real Estate Securities Inc., one of the Mortgage Loan Sellers and sponsors.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California, New York, Florida and Virginia which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

23 of the Mortgaged Properties, securing mortgage loans representing approximately 14.5% of the Initial Pool Balance (5.2%, 20.5%, 10.3%, 19.0%), are located in the State of New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

59 of the Mortgaged Properties, securing mortgage loans representing approximately 17.0% of the Initial Pool Balance (22.8%, 16.0%, 3.4%, 14.2%), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

28 of the Mortgaged Properties, securing mortgage loans representing approximately 12.5% of the Initial Pool Balance (12.7%, 12.9%, 9.2%, 12.4%) are located in Florida. Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a ‘‘one action rule’’ or ‘‘anti deficiency legislation.’’ Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

26 of the Mortgaged Properties, securing mortgage loans representing approximately 10.1% of the Initial Pool Balance (2.0%, 15.3%, 6.1%, 14.0%), are located in the Commonwealth of Virginia. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used is Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc., (‘‘Moody’s’’) and Fitch, Inc. (‘‘Fitch’’), together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	Fitch
Class A-1	Aaa	AAA
Class A-1S	Aaa	AAA
Class A-2	Aaa	AAA
Class A-2S	Aaa	AAA
Class A-2SFL	Aaa	AAA
Class A-3	Aaa	AAA
Class A-3S	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-MS	Aaa	AAA
Class A-J	Aaa	AAA
Class A-JFL	Aaa	AAA
Class A-JS	Aaa	AAA
Class B-S	Aa2	AA
Class C-S	Aa3	AA–
Class D-S	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by January 15, 2049 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, Yield Maintenance Charges or net default interest.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of the Notional Amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-2SFL and/or Class A-JFL Certificates does not represent any assessment of whether the floating interest rate on those Certificates will convert to a fixed rate. With respect to the Class A-2SFL and/or Class A-JFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-2SFL Regular Interest or Class A-JFL Regular Interest, as applicable and are not rating the receipt of interest accrued at LIBOR plus 0.1300% or 0.2600%, as applicable. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-2SFL and/or Class A-JFL Certificates may experience as a result of the conversion of the Pass-Through Rate on those Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
0% CPR	S-269
30/360 Basis	S-126
599 Lexington Avenue Intercreditor Agreement	S-106
599 Lexington Avenue Loan	S-106
599 Lexington Avenue Majority Holders	S-107
599 Lexington Avenue Mortgaged Property	S-106
599 Lexington Avenue Notes	S-106
599 Lexington Avenue Pari Passu Companion Loan	S-106
599 Lexington Avenue Whole Loan.	S-106
A-2SFL Significance Estimate	S-239
A-2SFL Significance Percentage	S-239
A-2SFL Swap Contract	S-239
A-2SFL Swap Default	S-240
AB Mortgage Loan	S-100
AB Mortgage Loan Group	S-100
AB Subordinate Companion Loan	S-100
Acceptable Insurance Default	S-251
Accrued Interest from Recoveries	S-211
Actual/360 Basis	S-126
Additional Exclusions	S-251
Administrative Cost Rate	S-210
Advances	S-226
AIG	S-171
AIGGIC	S-171
AIGMC	S-171
A-JFL Significance Estimate	S-241
A-JFL Significance Percentage	S-241
A-JFL Swap Contract	S-240
A-JFL Swap Default	S-241
Americold Pool 2 Controlling Holder	S-114
Americold Pool 2 Intercreditor Agreement	S-113
Americold Pool 2 Loan	S-113
Americold Pool 2 Mortgaged Property	S-113
Americold Pool 2 Noteholders	S-113
Americold Pool 2 Notes	S-113
Americold Pool 2 Pari Passu Companion Loan	S-113
Americold Pool 2 Whole Loan	S-113
Anchor Government Assets AB Mortgage Loan	S-100
Anticipated Repayment Date	S-125
Appraisal Reduction	S-229
Appraisal Reduction Event	S-229
ARD Loans	S-125
Asset Status Report	S-246
Assumed Final Distribution Date	S-218
Assumed Scheduled Payment	S-215
Authenticating Agent	S-173
Available Distribution Amount	S-195
BACM 2007-1 Master Servicer	S-109
BACM 2007-1 Pooling and Servicing Agreement	S-109
BACM 2007-1 Securitization	S-57, S-108
BACM 2007-1 Special Servicer	S-109
BACM 2007-1 Transaction	S-109
BACM 2007-1 Trust Fund	S-109
BACM 2007-1 Trustee	S-109
Base Interest Fraction	S-218
Cash Management Event	S-151
CBE	S-271
Certificate Account	S-194
Certificate Balance	S-190
Certificate Owner	S-191
Certificate Registrar	S-173
Certificateholders	S-99
Certificates	S-189
Class	S-189
Class A Certificates	S-189
Class A-2SFL Available Funds	S-196
Class A-2SFL Interest Distribution Amount	S-210
Class A-2SFL Principal Distribution Amount	S-216
Class A-2SFL Regular Interest	S-189
Class A-JFL Available Funds	S-196
Class A-JFL Interest Distribution Amount	S-210
Class A-JFL Principal Distribution Amount	S-216
Class A-JFL Regular Interest	S-190
Class A-S Certificates	S-189
Class X Components	S-208
Class X Strip Rate	S-209
Class X-R Interest Distribution Amount	S-210

Page
Class X-S Interest Distribution Amount	S-211
Clearstream	S-191
Closing Date	S-99
CMBS	S-158
CMSA Investor Reporting Package	S-235
Code	S-273
Collateral Support Deficit	S-224
Companion Loan	S-101
Compensating Interest Payment	S-188
Constant Prepayment Rate	S-269
Controlling Class	S-248
Controlling Class Certificateholder	S-248
Corrected Mortgage Loan	S-246
Co-Trustee	S-15
CPR	S-269
Crossed Loan	S-150
Cross-Over Date	S-206
Custodian	S-144
Cut-off Date	S-98
Cut-off Date Balance	S-98
Cut-off Date LTV Ratios	S-143
Defeasance	S-129
Defeasance Lockout Period	S-129
Depositor	S-99
Depositories	S-191
Determination Date	S-193
Direct Participants	S-191
Directing Certificateholder	S-248
Discount Rate	S-127
Distributable Certificate Interest	S-211
Distribution Account	S-194
Distribution Date	S-193
DSCR	S-98, S-165
DTC	S-191
Due Period	S-197
Effective Gross Income	S-142
ERISA	S-277
ERISA Plan	S-277
ESA	S-153
Euroclear	S-191
Eurohypo	S-163
Eurohypo AG	S-163
Events of Default	S-259
Excess Interest	S-210
Excess Interest Distribution Account	S-195
Excluded Plan	S-279
Exemption	S-277
FIRREA	S-153
Fitch	S-283
Form 8-K	S-142
FSMA	S-7
Gain on Sale Reserve Account	S-195
Group R Available Distribution Amount	S-196
Group R Certificates	S-189
Group R Principal Distribution Amount	S-213
Group R Principal Shortfall	S-216
Group R WAC Rate	S-209
Group R-1 Certificates	S-189
Group R-1 Principal Distribution Amount	S-212
Group R-1 Principal Shortfall	S-216
Group R-2 Certificates	S-189
Group R-2 Principal Distribution Amount	S-213
Group R-2 Principal Shortfall	S-216
Group S Available Distribution Amount	S-196
Group S Certificates	S-189
Group S Principal Distribution Amount	S-214
Group S Principal Shortfall	S-216
Group S WAC Rate	S-209
Group Subordinate Amount	S-209
Indirect Participants	S-191
Initial Loan Group R Balance	S-98
Initial Loan Group R-1 Balance	S-98
Initial Loan Group R-2 Balance	S-98
Initial Loan Group S Balance	S-98
Initial Pool Balance	S-98
Initial Rate	S-125
Initial Resolution Period	S-148
Insurance and Condemnation Proceeds	S-194
Intercreditor Agreement	S-117
Interest Accrual Period	S-211
Interest Distribution Amount	S-210
Interest Reserve Account	S-194
IRS	S-255
JPMCB	S-152
JPMCC 2007-CIBC18 Master Servicer	S-114

Page
JPMCC 2007-CIBC18 Pooling and Servicing Agreement	S-114
JPMCC 2007-CIBC18 Primary Servicer	S-114
JPMCC 2007-CIBC18 Securitization	S-113
JPMCC 2007-CIBC18 Servicers	S-114
JPMCC 2007-CIBC18 Special Servicer	S-114
JPMCC 2007-CIBC18 Transaction	S-114
JPMCC 2007-CIBC18 Trust Fund	S-114
JPMCC 2007-CIBC18 Trustee	S-114
LDP	S-152
LIBOR	S-208
LIBOR Business Day	S-208
LIBOR Determination Date	S-208
Liquidation Fee	S-187
Liquidation Fee Rate	S-187
Liquidation Proceeds	S-194
Loan Group R	S-98
Loan Group R-1	S-98
Loan Group R-2	S-98
Loan Group S	S-98
Loan Groups	S-98
Lockbox Accounts	S-151
Lockbox Loans	S-151
Lockout Period	S-127
Lower-Tier Distribution Account	S-194
Lower-Tier REMIC	S-273
Lower-Tier REMIC Regular Interests	S-273
LTV	S-156
LTV Ratio	S-143
LTV Ratios	S-98
MAI	S-149
Master Servicer	S-176
Master Servicer Remittance Date	S-225
Maturity Date LTV Ratios	S-143
Mezz Cap AB Mortgage Loan	S-101
Mezz Cap AB Mortgage Loans	S-101
Mezz Cap Loan Pair	S-101
Mezz Cap Loan Pairs	S-101
Middle-Tier Distribution Account	S-194
Middle-Tier REMIC	S-273
Middle-Tier REMIC Regular Interests	S-273
Midland	S-176
Midland LP	S-167
Moody’s	S-283
Mortgage	S-99
Mortgage File	S-144
Mortgage Loan Sellers	S-99
Mortgage Note	S-99
Mortgage Rate	S-210
Mortgaged Property	S-99
Net Aggregate Prepayment Interest Shortfall	S-211
Net Mortgage Rate	S-209
Net Operating Income	S-142
NOI	S-142
Nomura	S-157
Non-Offered Certificates	S-189
Nonrecoverable Advance	S-226
Notional Amount	S-190
Offered Certificates	S-189
Operating Statements	S-143
Option Price	S-254
Overland Park Trade Center AB Intercreditor Agreement	S-118
Overland Park Trade Center AB Loan	S-117
Overland Park Trade Center AB Mortgage Loan	S-100
Overland Park Trade Center Control Appraisal Period	S-121
Overland Park Trade Center Future Advance	S-100, S-117
Overland Park Trade Center Mortgage Loan	S-117
Overland Park Trade Center Mortgaged Property	S-117
Overland Park Trade Center Note A Holder	S-118
Overland Park Trade Center Note B Holder	S-118
Overland Park Trade Center Subordinate Companion Loan	S-117
PAR	S-154
Participants	S-191
Pass-Through Rate	S-206
Percentage Interest	S-191
Periodic Payments	S-195
Permitted Investments	S-195
Plan	S-277
PNC Bank	S-166

Page
PNC Financial	S-166
Pool WAC Rate	S-209
Pooling and Servicing Agreement	S-189
Prepayment Assumption	S-274
Prepayment Interest Excess	S-188
Prepayment Interest Shortfall	S-188
Primary Collateral	S-151
Prime Rate	S-229
Principal Balance Certificates	S-190
Principal Distribution Amount	S-212
Principal Shortfall	S-215
Prospectus Directive	S-7
Purchase Agreements	S-99
Purchase Option	S-254
Purchase Price	S-148
P&I Advance	S-225
Qualified Substitute Mortgage Loan	S-149
Rated Final Distribution Date	S-283
Rating Agencies	S-283
Rating Agency Trigger Event	S-239, S-241
Record Date	S-193
Regular Certificates	S-273
Reimbursement Rate	S-229
Related Proceeds	S-226
Release Amount	S-131
Release Date	S-129
REMIC	S-273
REMIC Provisions	S-273
REO Account	S-252
REO Loan	S-217
REO Property	S-245
Residual Certificates	S-189
Restricted Group	S-277
Revised Rate	S-125
Rules	S-192
Scheduled Principal Distribution Amount	S-215
SEC	S-235
Senior Certificates	S-189
Servicing Advances	S-226
Servicing Fee	S-185
Servicing Fee Rate	S-185
Servicing Standards	S-244
Similar Law	S-277
Skyline Portfolio Loan	S-108
Skyline Portfolio Mortgaged Property	S-108
Skyline Portfolio Notes	S-108
Skyline Portfolio Pari Passu Companion Loan.	S-108
Skyline Portfolio Pari Passu Companion Loan A-1	S-108
Skyline Portfolio Pari Passu Companion Loan A-2	S-108
Skyline Portfolio Whole Loan.	S-108
Solana Loan	S-111
Solana Mortgaged Property	S-111
Solana Notes	S-111
Solana Pari Passu Companion Loan	S-111
Solana Primary Servicer	S-111
Solana Whole Loan	S-111
Special Servicer	S-180
Special Servicing Fee	S-186
Special Servicing Fee Rate	S-186
Specially Serviced Mortgage Loans	S-245
Stated Principal Balance	S-216
Statement to Certificateholders	S-232
Subordinate Certificates	S-189
Subordinate Offered Certificates	S-189
Substitute Property	S-135
Substituted Property	S-135
Swap Contracts	S-189, S-240
Swap Counterparty	S-239
Swap Premium	S-275
Timberline Apartments AB Mortgage Loan	S-100
Treasury	S-275
Trustee	S-99
Trustee Fee	S-175
Trustee Fee Rate	S-175
Turtle Creek Park AB Mortgage Loan	S-101
UBSRESI	S-154
Underwriting Agreement	S-280
Underwritten Cash Flow	S-142
Underwritten Cash Flow Debt Service Coverage Ratio	S-142
Underwritten NOI	S-142
Unscheduled Principal Distribution Amount	S-215
Upper-Tier Distribution Account	S-194
Upper-Tier REMIC	S-273
USPAP	S-166
UW DSCR	S-142

Page
UW NCF	S-142
UW NOI	S-142
Voting Rights	S-236
Wachovia	S-177
Wells Fargo Bank	S-173
Withheld Amounts	S-195
Withheld Loans	S-194
Workout Fee	S-186
Workout Fee Rate	S-186
Workout-Delayed Reimbursement Amount	S-227
Yield Maintenance Charge	S-127

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-1-1

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ANNEX A-1

 ANNEX
 ID #    LOAN #   SELLER   PROPERTY NAME                                        STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1        1      NCCI    Coconut Point                                        NEQ US 41 and Coconut Road
   2        2      JPMCB   599 Lexington Ave                                    599 Lexington Avenue
   3        3       EHY    Skyline                                              Various
 3.01     3.01             One Skyline Tower                                    5107 Leesburg Pike
 3.02     3.02             Seven Skyline Place                                  5275 Leesburg Pike
 3.03     3.03             Six Skyline Place                                    5109 Leesburg Pike
 3.04     3.04             Five Skyline Place                                   5111 Leesburg Pike
 3.05     3.05             One Skyline Place                                    5205 Leesburg Pike
 3.06     3.06             Four Skyline Place                                   5113 Leesburg Pike
 3.07     3.07             Two Skyline Place                                    5203 Leesburg Pike
 3.08     3.08             Three Skyline Place                                  5201 Leesburg Pike
   4        4      JPMCB   Lafayette Property Trust                             Various
 4.01     4.01             4825 Mark Center Drive                               4825 Mark Center Drive
 4.02     4.02             4900 Seminary Road                                   4900 Seminary Road
 4.03     4.03             1701 N Beauregard St.                                1701 North Beauregard Street
 4.04     4.04             2000 N. Beauregard St.                               2000 North Beauregard Street
 4.05     4.05             1900 N Beauregard St                                 1900 North Beauregard Street
 4.06     4.06             1600 N. Beauregard St                                1600 North Beauregard Street
 4.07     4.07             1800 N. Beauregard St                                1800 North Beauregard Street
 4.08     4.08             1500 N. Beauregard St                                1500 North Beauregard Street
 4.09     4.09             1700 N. Beauregard St                                1700 North Beauregard Street
   5        5       EHY    StratReal Industrial Portfolio II                    Various
 5.01     5.01             Mid-South Logistec Center VI                         437 Sanford Road
 5.02     5.02             Continental Tire                                     2190 Creekside Parkway
 5.03     5.03             HP Memphis (Hewlett-Packard)                         5200 Tradeport Drive
 5.04     5.04             Centerpoint II                                       3399 East Raines Road
 5.05     5.05             Woodland Industrial Hanson Way                       221 Hanson Way
 5.06     5.06             CIC Memphis (Chickasaw Ind. Ctr.)                    6005 Freeport Avenue
 5.07     5.07             Woodland Industrial E. Beamer                        2222 East Beamer Street
 5.08     5.08             Rickenbacker III                                     2250 Spiegel Drive
 5.09     5.09             Memphis International                                4550 Swinnea Road
  5.1      5.1             South Park 9                                         3400 Southpark Place
   6        6       EHY    Augusta Mall                                         3450 Wrightsboro Road
   7        7       EHY    Solana                                               5 Village Circle and State Highway 114 at Kirkwood
                                                                                Boulevard
   8                       Colony VI Portfolio                                  Various
 8.01       8      JPMCB   Lennar Corporate Center                              700, 730, 760, 790 Northwest 107th Avenue
 8.02       9      JPMCB   Pacifica Trenton                                     1440 Bridge Gate Drive
 8.03      10      JPMCB   7701 Southern Drive                                  7701 Southern Drive
 8.04      11      JPMCB   AMLI on the Parkway                                  4343 Rosemeade Parkway
 8.05      12      JPMCB   Woodlands at Riverside                               8055, 8075, 8125, 8145 Troon Circle
 8.06      13      JPMCB   Foster Road                                          11411-11601 Southeast Foster Road
 8.07      14      JPMCB   Table Mountain                                       16600 Table Mountain Parkway
 8.08      15      JPMCB   Tall Oaks                                            12040 North Shore Drive
 8.09      16      JPMCB   Boston Industrial - Tewksbury                        65 Sunnyslope Avenue
 8.10      17      JPMCB   Boston Industrial - Hopkinton                        82 South Street
 8.11      18      JPMCB   Boston Industrial - Auburn                           19 Technology Drive
   9       19      JPMCB   Centro Heritage Portfolio V                          Various
 9.01     19.01            Speedway Superstore                                  5620-6602 Crawfordsville Road
 9.02     19.02            High Point Centre                                    401-581 East Roosevelt Road
 9.03     19.03            Fairview Corners                                     400 & 404 Harrison Bridge Road
 9.04     19.04            Burning Tree Plaza                                   5115 Burning Tree Road
 9.05     19.05            Plainview Village Center                             9930 Linn Station Road
 9.06     19.06            Meridian Village                                     13610 North Meridian Street
 9.07     19.07            Sagamore Park Centre                                 1016 Sagamore Parkway West
 9.08     19.08            Terrace Mall                                         3501 West Broadway Avenue
 9.09     19.09            Roseville Center                                     1135 Larpenteur Avenue West
 9.10     19.10            Liberty Corners                                      840-916 South 291 Highway
 9.11     19.11            Central Value Center                                 4300 Central Avenue NE
 9.12     19.12            Twin Oaks Centre                                     2001 5th Street
 9.13     19.13            Fox River Plaza                                      1058 Milwaukee Avenue
  10       20      JPMCB   Southland Mall                                       20505 South Dixie Highway
  11       21       UBS    Franklin Tower                                       1401 Eye Street, NW
  12       22       UBS    Outrigger Guam Resort                                1255 Pale San Vitores Road
  13       23       UBS    Long Island Marriott and Conference Center           101 James Doolittle Boulevard
  14       24      NCCI    The Orchard at Saddleback                            23600 - 23760 El Toro Road
  15       25      JPMCB   Osprey Portfolio                                     Various
 15.01    25.01            West Lake Corporate Center I & II                    9009-9119 Corporate Lake Drive
 15.02    25.02            Tampa Oaks One                                       12802 Tampa Oaks Boulevard
 15.03    25.03            Lakewood Ranch                                       9000 Town Center Parkway
 15.04    25.04            Lake View at Hidden River                            8875 Hidden River Parkway
 15.05    25.05            Orion Center                                         3001 North Rocky Point Drive East
 15.06    25.06            Palm Court at Hidden River                           8600 Hidden River Parkway
  16       26      NCCI    Davies Pacific Center                                841 Bishop Street
  17       27       UBS    Center West                                          10877 Wilshire Boulevard
  18       28       UBS    90 Broad Street                                      90 Broad Street
  19       29       UBS    90-100 Trinity Place                                 90-100 Trinity Place
  20       30      NCCI    Pelican Point                                        760 South Hill Road
  21       31       UBS    1515 Market Street                                   1515 Market Street
  22       32       UBS    Americold Pool 1                                     Various
 22.01    32.01            1845 Westgate Parkway SW                             1845 Westgate Parkway SW
 22.02    32.02            500 John F. Varley Court                             500 John F. Varley Court
 22.03    32.03            18531 U.S. 20 West                                   18531 US Route 20 West
 22.04    32.04            3801 East Princess Anne Road                         3801 East Princess Anne Road
  23                       Jogani Portfolio                                     Various
 23.01     33      NCCI    Sierra Springs                                       26030 East Baseline Street
 23.02     34      NCCI    North Pointe - Riverside                             5829 Montgomery Street
 23.03     35      NCCI    Boardwalk / Park Place                               7270 8th Street
 23.04     36      NCCI    Crosswinds                                           4355 South Jones Boulevard
 23.05     37      NCCI    West View (West Lake)                                334 South Westlake Avenue
 23.06     38      NCCI    2016 Riverside Office                                2016 Riverside Drive
 23.07     39      NCCI    Mountain View Townhouse                              1100 East Whittier Avenue
 23.08     40      NCCI    Mountain Gate                                        4575 Little Mountain Drive
 23.09     41      NCCI    Central Park                                         1129 East Central Avenue
 23.10     42      NCCI    Sherman Pointe                                       6851 Sepulveda Boulevard
 23.11     43      NCCI    The Victorian                                        3435 Webb Chapel Extension
  24       44      JPMCB   Hampton at Town Center                               19757 Crystal Rock Drive
  25       45       EHY    Arches                                               1235 Wildwood Avenue
  26                       Colony V Portfolio                                   Various
 26.01     46      JPMCB   Morton Rose                                          8200 Lehigh Avenue
 26.02     47      JPMCB   Howard Rose                                          5601 West Howard Street
 26.03     48      JPMCB   Lakeview at the Greens                               14502 & 14504 Greenview Drive
 26.04     49      JPMCB   2601 West Kingsley                                   2601 West Kingsley
  27       50      NCCI    Overland Park Trade Center                           6800 West 115th Street
  28       51       UBS    2700-2800 Bronx Park East                            2700-2800 Bronx Park East
  29       52       AIG    Ross Retail Portfolio                                Vairous
 29.01    52.01            Apopka Regional Shopping Center                      719 S. Orange Blossom Trail
 29.02    52.02            Westgate Square Shopping Center                      2625 N. Hiawassee Road
 29.03    52.03            West Market Shopping Center                          4600 West Market Street
 29.04    52.04            Clinton Plaza                                        5100 Clinton Highway
 29.05    52.05            Little River Square Shopping Center                  1312 West Grantham Street
 29.06    52.06            Newmarket Shopping Center                            1339 East Memorial Drive
  30       53      NCCI    Lembi Multifamily Portfolio                          Various
 30.01    53.01            1155 Jones                                           1155 Jones Street
 30.02    53.02            940 Hayes                                            940-942 Hayes Street
 30.03    53.03            755 Green                                            755-757 Green Street
 30.04    53.04            815 O'Farrell                                        815 O'Farrell Street
 30.05    53.05            1085 South Van Ness                                  1085 South Van Ness Avenue
 30.06    53.06            720 Jones                                            720 Jones Street
 30.07    53.07            626 Powell                                           626 Powell Street
 30.08    53.08            1705 Octavia                                         1705 Octavia Street
  31       54       EHY    546 Broadway                                         546 Broadway
  32       55      JPMCB   San Tan Village Phase 2                              2697-2817 South Market Street
  33       56       UBS    Fair Oaks Plaza                                      11350 Random Hills Road
  34       57       UBS    Sawyer Portfolio                                     Various
 34.01    57.01            Whispering Palms                                     4550 NW 36th Street
 34.02    57.02            Boardwalk at Inverrary                               2915 NW 60th Avenue
  35       58      JPMCB   Silverado Ranch                                      9755 South Eastern Avenue
  36       59      JPMCB   Cityview Centre                                      4608-4750 Bryant Irvin Road and 6001-6125 Loop 820
                                                                                Southwest
  37       60      JPMCB   Boeing Lomita Campus                                 3100 Lomita Boulevard
  38       61      JPMCB   AmeriCold Pool 2                                     Various
 38.01    61.01            Clearfield                                           755 East 1700 South Street
 38.02    61.02            Murfreesboro                                         2641 Stephenson Drive
 38.03    61.03            Connell                                              720 West Juniper Street
 38.04    61.04            Strasburg                                            545 Radio Station Road
 38.05    61.05            Amarillo                                             10300 Southeast Third Street
 38.06    61.06            Thomasville                                          121 Roseway Drive
 38.07    61.07            West Memphis                                         1651 South Airport Road
 38.08    61.08            Russellville                                         203 Industrial Boulevard
 38.09    61.09            Syracuse                                             264 Farrell Road
 38.10    61.1             Atlanta                                              1740 Westgate Parkway
 38.11    61.11            Babcock                                              1524 Necedah Road
 38.12    61.12            Turlock                                              660 Fifth Street
 38.13    61.13            Nampa                                                231 Second Road North
 38.14    61.14            Woodburn                                             1440 Silverton Avenue
 38.15    61.15            Wichita                                              2707 North Mead Street
 38.16    61.16            Fort Smith                                           1634 Midland Boulevard
 38.17    61.17            Sebree                                               1541 US Highway 41
 38.18    61.18            Boston                                               100 Widett Circle
 38.19    61.19            Bettendorf                                           6875 State Street
 38.20    61.2             Walla Walla                                          1115 West Rose Street
  39       62      JPMCB   Northrop Grumman                                     1700 Rosecrans Avenue
  40       63      NCCI    Pinnacle Heights                                     7990 East Snyder Road
  41       64      NCCI    Addison at Wyndham                                   11401 Old Nuckols Road
  42       65       PNC    Anchor Government Assets Portfolio                   Various
 42.01    65.01            274 E First Avenue                                   274 E. First Avenue
 42.02    65.02            400 E Campus View Boulevard                          400 E Campus View Boulevard
 42.03    65.03            1030 & 1100 Alum Creek Drive                         1030 & 1100 Alum Creek Drive
 42.04    65.04            350 Broad Street                                     350 Broad Street
 42.05    65.05            33 N Grant Avenue                                    33 N Grant Avenue
  43       66      JPMCB   560 S. Winchester Blvd                               560 South Winchester Boulevard
  44       67      NCCI    Marriott Hotel Huntsville AL                         5 Tranquility Base
  45       68      NCCI    National Hotel                                       1677 Collins Avenue
  46       69      NCCI    Paradise Village Gateway                             Northeast corner of East Shea Boulevard and North
                                                                                Tatum Boulevard
  47       70       UBS    Hall Street                                          9-47 Hall Street
  48       71       UBS    Demattia Portfolio                                   Various
 48.01    71.01            Johnson Controls                                     47912 Halyard Drive
 48.02    71.02            Flint Group                                          14909 Beck Road
 48.03    71.03            Dow Corning                                          47799 Halyard Drive
 48.04    71.04            Plymouth Oaks I                                      44191 Plymouth Oaks Boulevard
 48.05    71.05            City Transfer                                        39555 Schoolcraft Road
 48.06    71.06            Karmann                                              15111 Keel Street
 48.07    71.07            R.A. DeMattia                                        45501 Helm Street
 48.08    71.08            Tri-Star Fire Protection                             14744 Jib Street
 48.09    71.09            Limbach Facility                                     45550 Helm Street
  49       72      NCCI    Worthington Meadows                                  699 Wellingshire Boulevard
  50       73       EHY    Old Mill Portfolio                                   Various
 50.01    73.01            Old Mill Business Center II                          6415 South 3000 East
 50.02    73.02            Old Mill Village                                     6550 South 3000 East
 50.03    73.03            Old Mill Business Center I                           6405 South 3000 East
  51       74       EHY    Fountain Apartments                                  5175 Cinderlane Parkway
  52       75      JPMCB   Los Angeles Media Tech Center                        2702, 2705, 2709 & 2710 Media Center Drive
  53       76       UBS    Oakmead Terrace                                      1230-1290 Oakmead Parkway
  54       77      JPMCB   Kimco PNP - Palomar Village SC                       30520-30690 Rancho California Road
  55       78      JPMCB   Hotel Teatro                                         1100 14th Street
  56       79      NCCI    The Hamptons                                         3070 South Nellis Boulevard
  57       80       UBS    Southbay Marketplace                                 3400-3470 Highland Avenue
  58       81      NCCI    The Marketplace at Kapolei                           590 Farrington Highway
  59       82       PNC    Ashley House Apartment Homes                         3903 South Mason Road
  60       83      NCCI    College Suites-Murfreesboro TN                       2315 Tennessee Boulevard
  61       84      NCCI    Sierra Center Mammoth Lakes                          452 Old Mammoth Road
  62       85       AIG    Temecula Creek Plaza                                 31021 - 31141 Hwy 79
  63       86       UBS    Sheraton Charleston                                  4770 Goer Drive
  64       87       PNC    Remington Apartments                                 8801 Tarter Avenue
  65       88       UBS    1691 Broadway                                        1691-1695 Broadway
  66       89      NCCI    Tanque Verde Apartments                              7671 East Tanque Verde Road
  67       90      NCCI    AT&T Pewaukee                                        N17 W24300 Riverwood Drive
  68       91      NCCI    Hemet Village                                        2701-2897 West Florida Avenue
  69       92       UBS    15 West 39th Street                                  15 West 39th Street
  70       93       PNC    Airport Business Park                                5801 East Taft Road
  71       94       UBS    Jericho Office Park                                  125 and 131 Jericho Turnpike
  72       95      NCCI    Northwest Crossing                                   13333 Northwest Freeway
  73       96      NCCI    455 West Fort Street                                 455 West Fort Street
  74       97       UBS    260 West 36th Street                                 260 West 36th Street
  75       98       UBS    Northwest Michigan Surgery Center                    Northwest Michigan Surgery Center
  76       99      NCCI    Ashton Oaks Apartments                               2030 Northcliffe Drive
  77       100     JPMCB   Park Place Apartments                                2707-2747 Park Place Lane
  78       101     NCCI    Colonia Del Rio                                      4601 North Via Entrada
  79       102     JPMCB   Kimco PNP - Canyon Square Plaza                      18507 - 18597 Soledad Canyon Road
  80       103      PNC    Metrocenter Business Park - Phoenix                  10000 North 31st Avenue
  81       104      PNC    Hampton Inn & Suites - Beachwood                     3840 Orange Place
  82       105      UBS    Walgreens Hermilin Portfolio III                     Various
 82.01   105.01            511 West Williams Street                             511 West Williams Street
 82.02   105.02            900 Main Avenue                                      900 Main Avenue
 82.03   105.03            941 Durham Street                                    941 Durham Street
  83       106     JPMCB   785 Market Street                                    785 Market Street
  84       107     NCCI    Hickory Ridge                                        1718 West 55th Avenue
  85       108     NCCI    Stonegate at Eagle's Landing                         700 Rock Quarry Road
  86       109      UBS    Delray Square                                        4771 West Atlantic Avenue
  87       110     NCCI    Hacienda Del Rio                                     4545 North Via Entrada
  88       111     NCCI    Corporate Fountains                                  4415 South Wendler Drive
  89       112     JPMCB   Brownstown Shopping Center                           23849 West Road
  90       113     NCCI    One South King                                       33 South King Street
  91       114      UBS    961-979 Southern Boulevard                           961-979 Southern Boulevard
  92       115      PNC    Longford Plaza III                                   3199-3291 E. Warm Springs Road
  93       116      UBS    Hilton Midland Plaza                                 117 West Wall Street
  94       117     JPMCB   Scripps - Chula Vista                                480 4th Avenue
  95       118      PNC    Niskayuna Square                                     3333 Consaul Road
  96       119      UBS    Walgreens Hermilin Portfolio II                      Various
 96.01   119.01            845 North Federal Boulevard                          845 North Federal Boulevard
 96.02   119.02            NE Corner of Broadway and 109th Street               Northeast Corner of Broadway and 109th Street
 96.03   119.03            SW Corner of Monroe Street & Western Avenue          Southwest Corner of Monroe Street & Western Street
  97       120      PNC    Chiquita Cold Storage Building                       2370 West Warrior Trail
  98       121      EHY    80 West Lancaster Avenue                             80 West Lancaster Avenue
  99       122      UBS    Ormond Beach Portfolio                               Various
 99.01   122.01            Quality Inn & Suites on the Beach                    295 South Atlantic Ave
 99.02   122.02            Comfort Inn on the Beach                             507 South Atlantic Ave
  100      123     JPMCB   Jackson Park & Village Center                        1224 and 1523 East Tipton Street
  101      124      UBS    Sagebrook Apartments - Las Vegas, NV                 4600 Vegas Drive
  102      125     NCCI    State Street Market                                  6260-6380 East State Street
  103      126      PNC    Hampton Inn & Suites - Montgomery                    7651 Eastchase Parkway
  104      127      PNC    Hampton Inn & Suites - Munster                       8936 Calumet Avenue
  105      128      UBS    Walgreens Hermilin Portfolio I                       Various
105.01   128.01            133 West 8th Street                                  133 West 8th Street
105.02   128.02            2498 Second Loop Road                                2498 Second Loop Road
  106      129     JPMCB   North Stadium Business Park 1                        2100 and 2120 East Howell Avenue
  107      130      AIG    7200 Fullerton                                       7200 Fullerton Road
  108                      Beth Boulevard Apartments and Twin Oaks Apartments   Various
108.01     131     NCCI    Twin Oaks Apartments                                 2555 Twin Oaks Court
108.02     132     NCCI    Beth Boulevard Apartments                            3155 Beth Boulevard
  109      133      UBS    308 East Lancaster Avenue                            308 East Lancaster Avenue
  110      134      PNC    Tamiami West Shopping Center                         14270 SW 8th Street
  111      135      EHY    Riverview Office Bulding                             6196 Oxon Hill Road
  112      136      UBS    K-Mart Henderson, NV                                 732 South Racetrack Road
  113      137      UBS    180 - 190 O'Farrell Street                           180 - 190 O'Farrell Street
  114      138     NCCI    Vineyard Freeway Center                              1610-1680 East 4th Street
  115      139      EHY    Cedar Park Shopping Center                           264 Cedar Lane
  116      140     NCCI    Sierra Mobile Estates                                17333 & 17225 Valley Boulevard
  117      141      UBS    200 Wireless Boulevard                               200 Wireless Boulevard
  119      143     NCCI    Santiago MHP                                         4650 East Carey Avenue
  120      144     JPMCB   Mequon Research Center                               6000-6140 West Executive Drive
  121      145      EHY    Legacy at Wesleyan                                   1800 Wesleyan Drive
  122      146     JPMCB   7175 N. Durango Dr.                                  7175 North Durango Drive
  123      147     NCCI    Ashley Furniture Retail Center - Bakersfield         8915 Rosedale Highway
  124      148     NCCI    Heritage Village & Parkside Apartments               101 Brookside Drive and 1-63 Candlelight Lane
  125      149     JPMCB   McGaw Plaza                                          8872 McGaw Road
  126      150      UBS    166 West 125th Street                                166 West 125th Street
  127      151      PNC    Stor Gard Self Storage                               500 Providence Highway
  128      152     NCCI    Spring Creek Apartments (Austin)                     6407 Springdale Road
  129      153     NCCI    Target Center Shops                                  1931-2941 Cochran Street
  130      154     NCCI    Wine Valley Inn                                      1564 Copenhagen Drive
  131      155      EHY    LaSalle Bank Branch Portfolio                        Various
131.01   155.01            LaSalle Bank-4200 South Ashland                      4200 South Ashland Avenue
131.02   155.02            LaSalle Bank-Route 59                                4 South 120 Route 59
  132      156      PNC    South Sierra Plaza Retail                            10650-64 Sierra Avenue
  133      157      PNC    Palm Ridge Shopping Center - San Diego               4350, 4370 & 4380 Palm Avenue
  134      158      UBS    Heritage Rock I & II                                 2310-2340 West Interstate 20
  135      159     JPMCB   Dicks Sporting Goods - Amherst NY                    281 Meyer Road
  136      160      UBS    263 Old Country Road                                 263 Old Country Road
  137      161      PNC    Faurecia Automotive Seating                          6100 Sims Road
  138      162      UBS    Franklin Avenue & Whitley Avenue                     1912 Whitley Avenue & 6651 Franklin Avenue
  139      163     NCCI    Olde Towne                                           790 Irving Drive
  140      164     JPMCB   7311 Greenhaven Drive                                7311 Greenhaven Drive
  141      165     JPMCB   Cooper's Landing IIB                                 5001 Cooper's Landing Drive
  142      166     JPMCB   Bear Creek Plaza                                     800-900 South Main Street
  143      167     NCCI    Quality Inn & Suites - Durham                        3710 Hillsborough Road
  144      168      UBS    Metro Self Storage - Sarasota                        619 Cattlemen Road
  145      169     NCCI    Pierre Suites                                        825 - 835 Pine Street
  146      170     JPMCB   300 ParkBrooke Place                                 300 ParkBrooke Place
  147      171      PNC    Hilton Garden Inn - Savannah Airport                 80 Clyde E. Martin Drive
  148      172     JPMCB   LA Fitness - Grand Prairie                           2807 West Interstate 20
  149      173      PNC    3605 Long Beach Blvd                                 3605 Long Beach Blvd
  150      174      UBS    Rite Aid Portfolio III                               Various
150.01   174.01            6101 North Broad Street                              6101 North Broad Street
150.02   174.02            21 South Hope Chapel Road                            21 South Hope Chapel Road
  151      175      PNC    K-Mart Store - Oakdale                               175 Maag Avenue
  152      176      PNC    Watt-Fair Oaks Professional Centre                   591 Watt Avenue and 3461 Fair Oaks Boulevard
  153      177     JPMCB   Courtyard                                            1988 Davis Drive
  154      178      PNC    Manchester Plaza                                     5752 Harrison Avenue
  155      179     NCCI    California Senior Plaza                              8633 California Avenue
  156      180     JPMCB   Waukesha Airport Business Center                     1900 & 2000 Pewaukee Road
  157      181      UBS    Florida Retail Portfolio                             Various
157.01   181.01            801-803 Las Olas Boulevard                           801-803 Las Olas Boulevard
157.02   181.02            151 North County Road                                151 North County Road
  158      182      UBS    Americana Plaza Shopping Center                      2001 Americana Boulevard
  160      184      PNC    63-65 South Street - Hopkinton                       63-65 South Street
  161      185      PNC    College Green Executive Plaza                        8785 & 8795 Folsom Boulevard
  162      186     JPMCB   Tates Creek South Shopping Center                    4220-4240 Saron Drive
  163      187      EHY    Oceana Garage                                        90 Oceana Drive East and 90 Oceana Drive West
  164      188      PNC    Desert Winds Townhomes                               102-197 Desert Winds Way
  165      189      UBS    Walgreens - Greer                                    1232 West Wade Hampton Boulevard
  166      190      UBS    Rite Aid Portfolio II                                Various
166.01   190.01            104 Pedro Way                                        104 Pedro Way
166.02   190.02            455 West Main Street                                 455 West Main Street
  167      191     NCCI    Cedar Ridge                                          2313 Grantline Road
  168      192     JPMCB   Disney Office Building                               800 South Main Street
  169      193      PNC    Timberline Apartments                                7902 South Sheridan
  170      194      UBS    Walgreens - Dallas                                   7930 Beltline Road
  171      195     NCCI    Evergreen                                            813 Eastern Boulevard
  172      196      EHY    Crosby Center                                        14041 FM 2100 Road
  173      197     JPMCB   Browns Point                                         1000 Town Centre Northeast
  174      198      UBS    336 South Service Road                               336 South Service Road
  175      199     JPMCB   Fairlington Office Park                              4820 31st Street South
  176      200      PNC    Aztec Office Building                                1616 East Indian School Road
  177      201      UBS    Rite Aid Portfolio I                                 Various
177.01   201.01            7500 Terry Road                                      7500 Terry Road
177.02   201.02            7700 Shepherdsville Road                             7700 Shepherdsville Road
  178      202     NCCI    Paradise Park ROC                                    7111 142nd Avenue North
  179      203      EHY    LaSalle Bank Branch                                  7900 South Halsted Street
  180      204      PNC    Sanctuary at Avondale                                10730 - 10740 West Lower Buckeye Rd
  181      205      UBS    One Reservoir Avenue                                 One Reservoir Avenue
  182      206      PNC    The Chase Building                                   44 Front Street
  183      207      PNC    Turtle Creek Park                                    2218 East 59th Street
  184      208     JPMCB   Tab 250 Ltd                                          250-290 North Federal Highway
  185      209     NCCI    Rite Aid - Washington, PA                            1001 Jefferson Avenue
  186      210      UBS    Belle Terre Shoppes                                  1475 Palm Coast Parkway
  187      211      PNC    Hampton Inn- Painted Post                            9775 Victory Highway
  188      212      EHY    4055 West Peterson Avenue                            4055 West Peterson Avenue
  189      213     JPMCB   Foxwood                                              3803 Sage Drive
  190      214     JPMCB   Madison Plaza                                        200 West 12 Mile Road
  191      215      UBS    645 Stewart Avenue                                   645 Stewart Avenue
  192      216      PNC    Solomon Headquarters                                 92 River Road
  193      217      UBS    Walgreens - Lee's Summit                             330 Southwest Ward Road
  194      218     JPMCB   Granville Woods Business Center                      7301 West Dean Road, 8331 North Steven Road
  195      219     NCCI    Skylark MHP                                          9113 Rosecrans Avenue
  196      220      PNC    Broadway Plaza East                                  3707-57 E. Broadway Road
  197      221     NCCI    Corona Auto Center                                   110 Washburn Circle
  198      222     NCCI    Best Western- Monroe                                 2316 Hanover Drive
  199      223     JPMCB   Meadow Ridge                                         1121 North McIntosh Road
  200      224     JPMCB   North Stadium Business Park 2                        2020 East Howell Avenue
  201      225     JPMCB   Lara Springs                                         10193 North West 31st Street
  202      226      PNC    WesBanco Bank Branch                                 1880 Baltimore Reynoldsburg Road
  203      227     JPMCB   Somerset                                             1020 North Main Street
  204      228     JPMCB   University Centre East                               2465-2485 North University Drive
  205      229     JPMCB   Conklin                                              2525 Conklin Drive

 ANNEX                                                                             NUMBER OF      PROPERTY
 ID #      CITY                   STATE          ZIP CODE      COUNTY            PROPERTIES(17)   TYPE(21)
------------------------------------------------------------------------------------------------------------------------

   1       Estero                   FL             33928       Lee                      1         Retail
   2       New York                 NY             10022       New York                 1         Office
   3       Falls Church             VA             22041       Fairfax                  8         Office
 3.01      Falls Church             VA             22041       Fairfax                  1         Office
 3.02      Falls Church             VA             22041       Fairfax                  1         Office
 3.03      Falls Church             VA             22041       Fairfax                  1         Office
 3.04      Falls Church             VA             22041       Fairfax                  1         Office
 3.05      Falls Church             VA             22041       Fairfax                  1         Office
 3.06      Falls Church             VA             22041       Fairfax                  1         Office
 3.07      Falls Church             VA             22041       Fairfax                  1         Office
 3.08      Falls Church             VA             22041       Fairfax                  1         Office
   4       Alexandria               VA             22311       Alexandria City          9         Office
 4.01      Alexandria               VA             22311       Alexandria City          1         Office
 4.02      Alexandria               VA             22311       Alexandria City          1         Office
 4.03      Alexandria               VA             22311       Alexandria City          1         Office
 4.04      Alexandria               VA             22311       Alexandria City          1         Office
 4.05      Alexandria               VA             22311       Alexandria City          1         Office
 4.06      Alexandria               VA             22311       Alexandria City          1         Office
 4.07      Alexandria               VA             22311       Alexandria City          1         Office
 4.08      Alexandria               VA             22311       Alexandria City          1         Office
 4.09      Alexandria               VA             22311       Alexandria City          1         Office
   5       Various               Various          Various      Various                 10         Industrial
 5.01      La Vergne                TN             37086       Rutherford               1         Industrial
 5.02      Lockbourne               OH             43137       Franklin                 1         Industrial
 5.03      Memphis                  TN             38141       Shelby                   1         Industrial
 5.04      Memphis                  TN             38118       Shelby                   1         Industrial
 5.05      Woodland                 CA             95776       Yolo                     1         Industrial
 5.06      Memphis                  TN             38141       Shelby                   1         Industrial
 5.07      Woodland                 CA             95776       Yolo                     1         Industrial
 5.08      Groveport                OH             43125       Franklin                 1         Industrial
 5.09      Memphis                  TN             38118       Shelby                   1         Industrial
  5.1      Grove City               OH             43123       Franklin                 1         Industrial
   6       Augusta                  GA             30909       Richmond                 1         Retail
   7       Westlake                 TX             76262       Tarrant                  1         Mixed Use
   8       Various               Various          Various      Various                 11         Various
 8.01      Miami                    FL             33172       Miami-Dade               1         Office
 8.02      Diamond Bar              CA             91765       Los Angeles              1         Office
 8.03      Springfield              VA             22150       Fairfax                  1         Industrial
 8.04      Dallas                   TX             75287       Collin                   1         Multifamily
 8.05      Austell                  GA             30168       Cobb                     1         Industrial
 8.06      Portland                 OR             97266       Multnomah                1         Industrial
 8.07      Golden                   CO             80403       Jefferson                1         Industrial
 8.08      Reston                   VA             20190       Fairfax                  1         Retail
 8.09      Tewksbury                MA             01876       Middlesex                1         Industrial
 8.10      Hopkinton                MA             01748       Middlesex                1         Industrial
 8.11      Auburn                   MA             01501       Worcester                1         Industrial
   9       Various               Various          Various      Various                 13         Retail
 9.01      Speedway                 IN             46224       Marion                   1         Retail
 9.02      Lombard                  IL             60148       DuPage                   1         Retail
 9.03      Simpsonville             SC             29680       Greenville               1         Retail
 9.04      Duluth                   MN             55811       St. Louis                1         Retail
 9.05      Louisville               KY             40222       Jefferson                1         Retail
 9.06      Carmel                   IN             46032       Hamilton                 1         Retail
 9.07      West Lafayette           IN             47906       Tippecanoe               1         Retail
 9.08      Robbinsdale              MN             55422       Hennepin                 1         Retail
 9.09      Roseville                MN             55113       Ramsey                   1         Retail
 9.10      Liberty                  MO             64068       Clay                     1         Retail
 9.11      Columbia Heights         MN             55421       Anoka                    1         Retail
 9.12      Silvis                   IL             61282       Rock Island              1         Retail
 9.13      Burlington               WI             53105       Racine                   1         Retail
  10       Miami                    FL             33189       Miami-Dade               1         Retail
  11       Washington               DC             20005       Washington               1         Office
  12       Tumon                    GU             96913       Guam                     1         Mixed Use
  13       Uniondale                NY             11553       Nassau                   1         Hotel
  14       Lake Forest              CA             92630       Orange                   1         Retail
  15       Various                  FL            Various      Various                  6         Office
 15.01     Tampa                    FL             33634       Hillsborough             1         Office
 15.02     Tampa                    FL             33637       Hillsborough             1         Office
 15.03     Bradenton                FL             34202       Manatee                  1         Office
 15.04     Tampa                    FL             33637       Hillsborough             1         Office
 15.05     Tampa                    FL             33607       Hillsborough             1         Office
 15.06     Tampa                    FL             33637       Hillsborough             1         Office
  16       Honolulu                 HI             96813       Honolulu                 1         Office
  17       Los Angeles              CA             90024       Los Angeles              1         Office
  18       New York                 NY             10004       New York                 1         Office
  19       New York                 NY             10006       New York                 1         Office
  20       Ventura                  CA             93003       Ventura                  1         Multifamily
  21       Philadelphia             PA             19102       Philadelphia             1         Office
  22       Various               Various          Various      Various                  4         Industrial
 22.01     Atlanta                  GA             30336       Fulton                   1         Industrial
 22.02     Atlanta                  GA             30336       Fulton                   1         Industrial
 22.03     East Dubuque             IL             61025       Jo Davies                1         Industrial
 22.04     Norfolk                  VA             23502       Norfolk                  1         Industrial
  23       Various               Various          Various      Various                 11         Various
 23.01     San Bernardino           CA             92410       San Bernardino           1         Multifamily
 23.02     Riverside                CA             92503       Riverside                1         Multifamily
 23.03     Buena Park               CA             90621       Orange                   1         Multifamily
 23.04     Las Vegas                NV             89103       Clark                    1         Multifamily
 23.05     Los Angeles              CA             90057       Los Angeles              1         Multifamily
 23.06     Los Angeles              CA             90039       Los Angeles              1         Office
 23.07     Hemet                    CA             92543       Riverside                1         Multifamily
 23.08     San Bernardino           CA             92407       San Bernardino           1         Multifamily
 23.09     Redlands                 CA             92374       San Bernardino           1         Multifamily
 23.10     Van Nuys                 CA             91405       Los Angeles              1         Multifamily
 23.11     Dallas                   TX             75220       Dallas                   1         Multifamily
  24       Germantown               MD             20874       Montgomery               1         Multifamily
  25       Sunnyvale                CA             94089       Santa Clara              1         Multifamily
  26       Various               Various          Various      Various                  4         Various
 26.01     Morton Grove             IL             60053       Cook                     1         Industrial
 26.02     Niles                    IL             60714       Cook                     1         Industrial
 26.03     Laurel                   MD             20708       Prince Georges           1         Office
 26.04     Garland                  TX             75041       Dallas                   1         Industrial
  27       Overland Park            KS             66211       Johnson                  1         Office
  28       Bronx                    NY             10467       New York                 1         Multifamily
  29       Various               Various          Various      Various                  6         Retail
 29.01     Apopka                   FL             32703       Orange                   1         Retail
 29.02     Orlando                  FL             32818       Orange                   1         Retail
 29.03     Greensboro               NC             27407       Guilford                 1         Retail
 29.04     Knoxville                TN             37912       Knox                     1         Retail
 29.05     Goldsboro                NC             27530       Wayne                    1         Retail
 29.06     Ahoskie                  NC             27910       Hertford                 1         Retail
  30       San Francisco            CA            Various      San Francisco            8         Multifamily
 30.01     San Francisco            CA             94109       San Francisco            1         Multifamily
 30.02     San Francisco            CA             94117       San Francisco            1         Multifamily
 30.03     San Francisco            CA             94133       San Francisco            1         Multifamily
 30.04     San Francisco            CA             94109       San Francisco            1         Multifamily
 30.05     San Francisco            CA             94110       San Francisco            1         Multifamily
 30.06     San Francisco            CA             94109       San Francisco            1         Multifamily
 30.07     San Francisco            CA             94108       San Francisco            1         Multifamily
 30.08     San Francisco            CA             94109       San Francisco            1         Multifamily
  31       New York                 NY             10012       New York                 1         Mixed Use
  32       Gilbert                  AZ             85296       Maricopa                 1         Retail
  33       Fairfax                  VA             22030       Fairfax                  1         Office
  34       Various                  FL            Various      Broward                  2         Multifamily
 34.01     Lauderdale Lakes         FL             33319       Broward                  1         Multifamily
 34.02     Sunrise                  FL             33313       Broward                  1         Multifamily
  35       Las Vegas                NV             89183       Clark                    1         Retail
  36       Fort Worth               TX             76115       Tarrant                  1         Retail
  37       Torrance                 CA             90505       Los Angeles              1         Industrial
  38       Various               Various          Various      Various                 20         Industrial
 38.01     Clearfield               UT             84015       Davis                    1         Industrial
 38.02     Murfreesboro             TN             37133       Rutherford               1         Industrial
 38.03     Connell                  WA             99326       Franklin                 1         Industrial
 38.04     Strasburg                VA             22657       Shenandoah               1         Industrial
 38.05     Amarillo                 TX             79118       Potter                   1         Industrial
 38.06     Thomasville              GA             31792       Thomas                   1         Industrial
 38.07     West Memphis             AR             72301       Crittenden               1         Industrial
 38.08     Russellville             AR             72802       Pope                     1         Industrial
 38.09     Syracuse                 NY             13209       Onondaga                 1         Industrial
 38.10     Atlanta                  GA             30336       Fulton                   1         Industrial
 38.11     Babcock                  WI             54413       Wood                     1         Industrial
 38.12     Turlock                  CA             95380       Stanislaus               1         Industrial
 38.13     Nampa                    ID             83687       Canyon                   1         Industrial
 38.14     Woodburn                 OR             97071       Marion                   1         Industrial
 38.15     Wichita                  KS             67219       Sedgwick                 1         Industrial
 38.16     Fort Smith               AR             72901       Sebastian                1         Industrial
 38.17     Sebree                   KY             42455       Webster                  1         Industrial
 38.18     Boston                   MA             02118       Suffolk                  1         Industrial
 38.19     Bettendorf               IA             52722       Scott                    1         Industrial
 38.20     Walla Walla              WA             99362       Walla Walla              1         Industrial
  39       Manhattan Beach          CA             90266       Los Angeles              1         Mixed Use
  40       Tucson                   AZ             85750       Pima                     1         Multifamily
  41       Glen Allen               VA             23059       Henrico                  1         Multifamily
  42       Columbus                 OH            Various      Franklin                 5         Office
 42.01     Columbus                 OH             43201       Franklin                 1         Office
 42.02     Columbus                 OH             43235       Franklin                 1         Office
 42.03     Columbus                 OH             43209       Franklin                 1         Office
 42.04     Columbus                 OH             43215       Franklin                 1         Office
 42.05     Columbus                 OH             43215       Franklin                 1         Office
  43       San Jose                 CA             95128       Santa Clara              1         Office
  44       Huntsville               AL             35805       Madison                  1         Hotel
  45       Miami Beach              FL             33139       Miami-Dade               1         Hotel
  46       Phoenix                  AZ             85028       Maricopa                 1         Retail
  47       Brooklyn                 NY             11205       New York                 1         Industrial
  48       Plymouth                 MI             48170       Wayne                    9         Industrial
 48.01     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.02     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.03     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.04     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.05     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.06     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.07     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.08     Plymouth                 MI             48170       Wayne                    1         Industrial
 48.09     Plymouth                 MI             48170       Wayne                    1         Industrial
  49       Worthington              OH             43085       Franklin                 1         Multifamily
  50       Salt Lake City           UT             84121       Salt Lake                3         Various
 50.01     Salt Lake City           UT             84121       Salt Lake                1         Office
 50.02     Salt Lake City           UT             84121       Salt Lake                1         Retail
 50.03     Salt Lake City           UT             84121       Salt Lake                1         Office
  51       Orlando                  FL             32808       Orange                   1         Multifamily
  52       Los Angeles              CA             90065       Los Angeles              1         Office
  53       Sunnyvale                CA             94085       Santa Clara              1         Office
  54       Temecula                 CA             92591       Riverside                1         Retail
  55       Denver                   CO             80202       Denver                   1         Hotel
  56       Las Vegas                NV             89121       Clark                    1         Multifamily
  57       National City            CA             91950       San Diego                1         Retail
  58       Kapolei                  HI             96707       Honolulu                 1         Retail
  59       Katy                     TX             77450       Fort Bend                1         Multifamily
  60       Murfreesboro             TN             37130       Rutherford               1         Multifamily
  61       Mammoth Lakes            CA             93546       Mono                     1         Mixed Use
  62       Temecula                 CA             92592       Riverside                1         Retail
  63       Charleston               SC             29406       Charleston               1         Hotel
  64       Amarillo                 TX             79119       Randall                  1         Multifamily
  65       New York                 NY             10019       New York                 1         Multifamily
  66       Tuscon                   AZ             85715       Pima                     1         Multifamily
  67       Pewaukee                 WI             53188       Waukesha                 1         Office
  68       Hemet                    CA             92545       Riverside                1         Retail
  69       New Yok                  NY             10018       New York                 1         Office
  70       Cicero                   NY             13212       Onondaga                 1         Office
  71       Jericho                  NY             11753       Nassau                   1         Office
  72       Houston                  TX             77040       Harris                   1         Office
  73       Detroit                  MI             48226       Wayne                    1         Office
  74       New York                 NY             10018       New York                 1         Office
  75       Traverse City            MI             49684       Grand Traverse           1         Office
  76       Winston-Salem            NC             27106       Forsyth                  1         Multifamily
  77       Janesville               WI             53545       Rock                     1         Multifamily
  78       Tucson                   AZ             85718       Pima                     1         Multifamily
  79       Santa Clarita            CA             91351       Los Angeles              1         Retail
  80       Phoenix                  AZ             85051       Maricopa                 1         Office
  81       Orange Village           OH             44122       Cuyahoga                 1         Hotel
  82       Various               Various          Various      Various                  3         Retail
 82.01     Apex                     NC             27502       Wake                     1         Retail
 82.02     Moorhead                 MN             56560       Clay                     1         Retail
 82.03     Wake Forest              NC             27587       Wake                     1         Retail
  83       San Francisco            CA             94103       San Francisco            1         Office
  84       Merrillville             IN             46410       Lake                     1         Multifamily
  85       Stockbridge              GA             30281       Henry                    1         Multifamily
  86       Delray Beach             FL             33445       Palm Beach               1         Retail
  87       Tucson                   AZ             85718       Pima                     1         Multifamily
  88       Tempe                    AZ             85282       Maricopa                 1         Office
  89       Brownstown               MI             48134       Wayne                    1         Retail
  90       Honolulu                 HI             96813       Honolulu                 1         Office
  91       Bronx                    NY             10459       New York                 1         Retail
  92       Las Vegas                NV             89120       Clark                    1         Office
  93       Midland                  TX             79701       Midland                  1         Hotel
  94       Chula Vista              CA             91910       San Diego                1         Office
  95       Niskayuna                NY             12309       Schenectady              1         Retail
  96       Various               Various          Various      Various                  3         Retail
 96.01     Riverton                 WY             82501       Fremont                  1         Retail
 96.02     Crown Point              IN             46307       Lake                     1         Retail
 96.03     Mexico                   MO             65265       Audrain                  1         Retail
  97       Grand Prairie            TX             75052       Tarrant                  1         Industrial
  98       Devon                    PA             19333       Chester                  1         Office
  99       Ormond Beach             FL             32176       Volusia                  2         Hotel
 99.01     Ormond Beach             FL             32176       Volusia                  1         Hotel
 99.02     Ormond Beach             FL             32176       Volusia                  1         Hotel
  100      Seymour                  IN             47274       Jackson                  1         Retail
  101      Las Vegas                NV             89108       Clark                    1         Multifamily
  102      Rockford                 IL             61108       Winnebago                1         Retail
  103      Montgomery               AL             36117       Montgomery               1         Hotel
  104      Munster                  IN             46321       Lake                     1         Hotel
  105      Various               Various          Various      Various                  2         Retail
105.01     Homestead                PA             15120       Allegheny                1         Retail
105.02     Florence                 SC             29501       Florence                 1         Retail
  106      Anaheim                  CA             92806       Orange                   1         Office
  107      Springfield              VA             22150       Fairfax                  1         Industrial
  108      Decatur                  IL             62526       Macon                    2         Multifamily
108.01     Decatur                  IL             62526       Macon                    1         Multifamily
108.02     Decatur                  IL             62526       Macon                    1         Multifamily
  109      Wynnewood                PA             19096       Montgomery               1         Office
  110      Miami                    FL             33184       Dade                     1         Retail
  111      Oxon Hill                MD             20745       Prince George's          1         Office
  112      Henderson                NV             89015       Clark                    1         Retail
  113      San Francisco            CA             94102       San Francisco            1         Retail
  114      Ontario                  CA             91764       San Bernardino           1         Retail
  115      Vienna                   VA             22180       Fairfax                  1         Retail
  116      Fontana                  CA             92335       San Bernardino           1         Manufactured Housing
  117      Hauppauge                NY             11788       Suffolk                  1         Office
  119      Las Vegas                NV             89115       Clark                    1         Manufactured Housing
  120      Mequon                   WI             53092       Ozaukee                  1         Industrial
  121      Macon                    GA             31210       Bibb                     1         Multifamily
  122      Las Vegas                NV             89149       Clark                    1         Mixed Use
  123      Bakersfield              CA             93312       Kern                     1         Retail
  124      Dover                    OH             44622       Tuscarawas               1         Multifamily
  125      Columbia                 MD             21045       Howard                   1         Retail
  126      New Yok                  NY             10027       New York                 1         Retail
  127      Walpole                  MA             02081       Norfolk                  1         Self Storage
  128      Austin                   TX             78723       Travis                   1         Multifamily
  129      Simi Valley              CA             93065       Ventura                  1         Retail
  130      Solvang                  CA             93463       Santa Barbara            1         Hotel
  131      Various                  IL            Various      Various                  2         Retail
131.01     Chicago                  IL             60609       Cook                     1         Retail
131.02     Naperville               IL             60555       DuPage                   1         Retail
  132      Fontana                  CA             92337       San Bernardino           1         Retail
  133      San Diego                CA             92154       San Diego                1         Retail
  134      Arlington                TX             76017       Tarrant                  1         Office
  135      Amherst                  NY             14226       Erie                     1         Retail
  136      Melville                 NY             11747       Suffolk                  1         Office
  137      Sterling Heights         MI             48313       Macomb                   1         Industrial
  138      Los Angeles              CA             90068       Los Angeles              1         Multifamily
  139      Clarksville              IN             47129       Clark                    1         Multifamily
  140      Sacramento               CA             95831       Sacramento               1         Office
  141      Kalamazoo                MI             49004       Kalamazoo                1         Multifamily
  142      Keller                   TX             76248       Tarrant                  1         Retail
  143      Durham                   NC             27705       Durham                   1         Hotel
  144      Sarasota                 FL             34327       Sarasota                 1         Self Storage
  145      San Francisco            CA             94108       San Francisco            1         Multifamily
  146      Woodstock                GA             30189       Cherokee                 1         Office
  147      Savannah                 GA             31408       Chatham                  1         Hotel
  148      Grand Prairie            TX             75052       Tarrant                  1         Retail
  149      Long Beach               CA             90807       Los Angeles              1         Office
  150      Various               Various          Various      Various                  2         Retail
150.01     Philadelphia             PA             19141       Philadelphia             1         Retail
150.02     Jackson                  NJ             08527       Ocean                    1         Retail
  151      Oakdale                  CA             95361       Stanislaus               1         Retail
  152      Sacramento               CA             95864       Sacramento               1         Office
  153      Belvidere                IL             61008       Boone                    1         Multifamily
  154      Cincinnati               OH             45248       Hamilton                 1         Retail
  155      South Gate               CA             90280       Los Angeles              1         Multifamily
  156      Waukesha                 WI             53188       Waukesha                 1         Industrial
  157      Various                  FL            Various      Various                  2         Retail
157.01     Fort Lauderdale          FL             33301       Broward                  1         Retail
157.02     Palm Beach               FL             33480       Palm Beach               1         Retail
  158      Orlando                  FL             34759       Orange                   1         Retail
  160      Hopkinton                MA             01748       Middlesex                1         Office
  161      Sacramento               CA             95826       Sacramento               1         Office
  162      Lexington                KY             40515       Fayette                  1         Retail
  163      Brooklyn                 NY             11235       Kings                    1         Parking Garage
  164      Mesquite                 NV             89027       Clark                    1         Multifamily
  165      Greenville               SC             29650       Greenville               1         Retail
  166      Various               Various          Various      Various                  2         Retail
166.01     Winchester               KY             40391       Clark                    1         Retail
166.02     Middletown               DE             19709       New Castle County        1         Retail
  167      New Albany               IN             47150       Floyd                    1         Multifamily
  168      Burbank                  CA             91506       Los Angeles              1         Office
  169      Tulsa                    OK             74133       Tulsa                    1         Multifamily
  170      Dallas                   TX             75254       Dallas                   1         Retail
  171      Clarksville              IN             47129       Clark                    1         Multifamily
  172      Crosby                   TX             77532       Harris                   1         Retail
  173      Tacoma                   WA             98422       Pierce                   1         Retail
  174      Melville                 NY             11747       Suffolk                  1         Industrial
  175      Arlington                VA             22206       Arlington                1         Office
  176      Phoenix                  AZ             85012       Maricopa                 1         Office
  177      Louisville               KY            Various      Jefferson                2         Retail
177.01     Louisville               KY             40258       Jefferson                1         Retail
177.02     Louisville               KY             40219       Jefferson                1         Retail
  178      Largo                    FL             33771       Pinellas                 1         Manufactured Housing
  179      Chicago                  IL             60620       Cook                     1         Retail
  180      Avondale                 AZ             85353       Maricopa                 1         Retail
  181      Providence               RI             02907       Providence               1         Office
  182      Worcester                MA             01608       Worcester                1         Office
  183      Tulsa                    OK             74105       Tulsa                    1         Multifamily
  184      Fort Lauderdale          FL             33301       Broward                  1         Retail
  185      Washington               PA             15301       Washington               1         Retail
  186      Palm Coast               FL             32137       Flagler                  1         Retail
  187      Painted Post             NY             14870       Steuben                  1         Hotel
  188      Chicago                  IL             60646       Cook                     1         Industrial
  189      Rockford                 IL             61114       Winnebago                1         Multifamily
  190      Madison Heights          MI             48071       Oakland                  1         Retail
  191      Garden City              NY             11530       Nassau                   1         Industrial
  192      Summit                   NJ             07901       Union                    1         Office
  193      Lee's Summit             MO             64081       Jackson                  1         Retail
  194      Milwaukee                WI             53223       Milwaukee                1         Industrial
  195      Bellflower               CA             90706       Los Angeles              1         Manufactured Housing
  196      Phoenix                  AZ             85040       Maricopa                 1         Industrial
  197      Corona                   CA             92882       Riverside                1         Retail
  198      Monroe                   NC             28110       Union                    1         Hotel
  199      Norfolk                  NE             68701       Madison                  1         Multifamily
  200      Anaheim                  CA             92806       Orange                   1         Industrial
  201      Coral Springs            FL             33065       Broward                  1         Office
  202      Reynoldsburg             OH             43068       Franklin                 1         Office
  203      Rockford                 IL             61103       Winnebago                1         Multifamily
  204      Coral Springs            FL             33065       Broward                  1         Retail
  205      Rockford                 IL             61101       Winnebago                1         Multifamily

 ANNEX     PROPERTY                                     YEAR                         UNIT OF
 ID #      SUBTYPE                    YEAR BUILT      RENOVATED        UNITS(11)     MEASURE     OCCUPANCY %(10),(23)
-----------------------------------------------------------------------------------------------------------------------

   1       Anchored                      2006                           834,859   Square Feet            94.1
   2       CBD                           1986                         1,030,309   Square Feet            97.3
   3       Suburban                     Various                       2,566,783   Square Feet            97.1
 3.01      Suburban                      1987                           473,350   Square Feet            95.8
 3.02      Suburban                      2001                           402,824   Square Feet           100.0
 3.03      Suburban                      1985                           308,533   Square Feet            97.4
 3.04      Suburban                      1983                           298,468   Square Feet            96.4
 3.05      Suburban                      1972                           275,492   Square Feet            90.0
 3.06      Suburban                      1982                           267,651   Square Feet            98.8
 3.07      Suburban                      1979                           270,679   Square Feet            97.9
 3.08      Suburban                      1980                           269,786   Square Feet           100.0
   4       Suburban                     Various        Various          839,469   Square Feet            93.1
 4.01      Suburban                      2000                           216,482   Square Feet           100.0
 4.02      Suburban                      1985                           199,005   Square Feet            87.3
 4.03      Suburban                      1999                           119,088   Square Feet           100.0
 4.04      Suburban                      1977                            96,411   Square Feet            91.1
 4.05      Suburban                      1979                            52,761   Square Feet            90.1
 4.06      Suburban                      1978           1997             51,750   Square Feet           100.0
 4.07      Suburban                      1978                            52,716   Square Feet            63.9
 4.08      Suburban                      1978           1996             36,276   Square Feet           100.0
 4.09      Suburban                      1978                            14,980   Square Feet           100.0
   5       Warehouse/Distribution       Various                       5,003,066   Square Feet            93.0
 5.01      Warehouse/Distribution        2004                           770,000   Square Feet           100.0
 5.02      Warehouse/Distribution        2002                           766,571   Square Feet           100.0
 5.03      Warehouse/Distribution        1999                           625,000   Square Feet           100.0
 5.04      Warehouse/Distribution        1995                           400,000   Square Feet           100.0
 5.05      Warehouse/Distribution        1997                           400,000   Square Feet           100.0
 5.06      Warehouse/Distribution        2000                           550,000   Square Feet            40.9
 5.07      Warehouse/Distribution        1997                           400,000   Square Feet           100.0
 5.08      Warehouse/Distribution        1998                           344,220   Square Feet           100.0
 5.09      Warehouse/Distribution        1999                           337,655   Square Feet           100.0
  5.1      Warehouse/Distribution        1998                           409,620   Square Feet            94.2
   6       Anchored                      1978           2007            470,717   Square Feet            89.0
   7       Office/Retail/Hotel           1988           2007          1,874,975   Square Feet            94.6
   8       Various                      Various        Various        2,075,221     Various            Various
 8.01      Suburban                      1982           1993            283,196   Square Feet            97.1
 8.02      Suburban                      2002                           134,858   Square Feet            96.6
 8.03      Warehouse/Distribution        1980                           251,178   Square Feet           100.0
 8.04      Garden                        1998                               240      Units               90.8
 8.05      Warehouse/Distribution        1991           2004            528,856   Square Feet            89.6
 8.06      Warehouse/Distribution        1999                           267,914   Square Feet           100.0
 8.07      Warehouse/Distribution        1997                           261,825   Square Feet           100.0
 8.08      Anchored                      1974           2004             71,953   Square Feet            89.9
 8.09      Warehouse/Distribution        1987                           153,641   Square Feet           100.0
 8.10      Warehouse/Distribution        1991                            70,600   Square Feet           100.0
 8.11      Warehouse/Distribution        1973                            51,200   Square Feet            93.8
   9       Various                      Various        Various        2,263,247   Square Feet            91.1
 9.01      Anchored                      1960           1998            564,279   Square Feet            84.6
 9.02      Anchored                      1992                           239,892   Square Feet            94.7
 9.03      Anchored                      2004                           131,002   Square Feet            99.1
 9.04      Anchored                      1987                           182,969   Square Feet            93.4
 9.05      Anchored                      1977                           164,367   Square Feet            91.4
 9.06      Anchored                      1990                           130,774   Square Feet            93.8
 9.07      Anchored                      1982                           118,436   Square Feet            89.6
 9.08      Anchored                      1979           1992            135,031   Square Feet            86.4
 9.09      Unanchored                    1950           2000             76,894   Square Feet            98.2
 9.10      Anchored                      1987           1996            124,858   Square Feet            83.9
 9.11      Anchored                      1961           1984            126,665   Square Feet            95.6
 9.12      Anchored                      1991                            98,197   Square Feet            97.2
 9.13      Anchored                      1987                           169,883   Square Feet            96.3
  10       Anchored                      1972           2004            663,948   Square Feet            92.4
  11       CBD                           1967           1991            216,192   Square Feet            91.5
  12       Hotel/Retail                  1999           2003                600      Rooms               85.3
  13       Full Service                  1982           2006                618      Rooms               70.8
  14       Anchored                      2004           2006            278,461   Square Feet            94.3
  15       Suburban                     Various        Various          691,024   Square Feet            97.8
 15.01     Suburban                      1999           2001            171,448   Square Feet           100.0
 15.02     Suburban                      1998                           164,752   Square Feet            99.5
 15.03     Suburban                      1998                           101,312   Square Feet           100.0
 15.04     Suburban                      1989                           125,390   Square Feet            95.6
 15.05     Suburban                      1987                            68,447   Square Feet           100.0
 15.06     Suburban                      1989                            59,675   Square Feet            85.2
  16       CBD                           1972           2006            355,802   Square Feet            89.0
  17       CBD                           1990                           344,673   Square Feet            62.6
  18       CBD                           1930           2006            392,989   Square Feet            90.0
  19       CBD                           1958           1995            186,445   Square Feet           100.0
  20       Garden                        1984           2005                411      Units               97.8
  21       CBD                           1960           2000            507,180   Square Feet            84.1
  22        Warehouse/Distribution      Various        Various          736,220   Square Feet            91.9
 22.01     Warehouse/Distribution        1996           1998            262,835   Square Feet            94.8
 22.02     Warehouse/Distribution        2001                           158,714   Square Feet            82.6
 22.03     Warehouse/Distribution        1993                           208,466   Square Feet            92.5
 22.04     Warehouse/Distribution        1971                           106,205   Square Feet            97.3
  23       Various                      Various        Various              884     Various              94.9
 23.01     Garden                        1987           2005                220      Units               97.3
 23.02     Garden                        1973                               140      Units               95.0
 23.03     Garden                        1959                               100      Units               91.0
 23.04     Garden                        1977                                64      Units               92.2
 23.05     Garden                        1989                                57      Units               98.2
 23.06     CBD                           1979                            30,748   Square Feet           100.0
 23.07     Garden                        1986                                56      Units               94.6
 23.08     Garden                        1985                                44      Units               93.2
 23.09     Garden                        1986                                40      Units               90.0
 23.10     Garden                        1979           2005                 36      Units              100.0
 23.11     Garden                        1982                               127      Units               94.5
  24       Garden                        1982           2003                768      Units               95.8
  25       Garden                        1974           2007                410      Units               96.1
  26       Various                      Various        Various        1,028,059   Square Feet            79.8
 26.01     Flex                          1994                           516,266   Square Feet            83.6
 26.02     Flex                          1977           2002            314,329   Square Feet            71.5
 26.03     Suburban                      1986           1998            143,464   Square Feet            76.4
 26.04     Warehouse/Distribution        1981           2000             54,000   Square Feet           100.0
  27       Suburban                      1986           2006            651,648   Square Feet           100.0
  28       Mid/High Rise                 1926           2006                702      Units               99.1
  29       Anchored                     Various        Various          817,497   Square Feet            91.6
 29.01     Anchored                      1986           2001            171,557   Square Feet            94.6
 29.02     Anchored                      1981                           136,188   Square Feet            99.0
 29.03     Anchored                      1969                           153,428   Square Feet            93.7
 29.04     Anchored                      1970           1994            133,345   Square Feet            77.1
 29.05     Anchored                      1982                           118,120   Square Feet            94.0
 29.06     Anchored                      1975           1985            104,859   Square Feet            89.6
  30       Various                      Various        Various              291      Units               95.2
 30.01     Mid/High Rise                 1924           2005                 60      Units               85.0
 30.02     Garden                        1926           2006                 40      Units               97.5
 30.03     Garden                        1966           2005                 30      Units               90.0
 30.04     Mid/High Rise                 1914           2006                 42      Units              100.0
 30.05     Garden                        1964           2004                 30      Units              100.0
 30.06     Mid/High Rise                 1911           2005                 43      Units              100.0
 30.07     Mid/High Rise                 1922           2006                 34      Units               97.1
 30.08     Garden                        1927           1994                 12      Units              100.0
  31       Office/Retail                 1900           2006             93,600   Square Feet            98.4
  32       Anchored                      2006                           269,541   Square Feet           100.0
  33       Suburban                      1985                           177,786   Square Feet            93.7
  34       Mid/High Rise                Various         2005                625      Units               94.3
 34.01     Mid/High Rise                 1972           2005                315      Units               92.4
 34.02     Mid/High Rise                 1973           2005                310      Units               96.1
  35       Anchored                      2000                           234,306   Square Feet           100.0
  36       Anchored                      1985           1987            374,406   Square Feet            91.7
  37       Flex                          1967           1998            572,810   Square Feet            73.7
  38       Warehouse/Distribution       Various        Various        5,489,325   Square Feet            78.4
 38.01     Warehouse/Distribution        1973           1978            455,227   Square Feet            83.6
 38.02     Warehouse/Distribution        1982           2000            226,423   Square Feet            79.7
 38.03     Warehouse/Distribution        1969           1971            299,776   Square Feet            89.8
 38.04     Warehouse/Distribution        1999                           243,170   Square Feet            90.6
 38.05     Warehouse/Distribution        1973           2003            163,796   Square Feet            92.3
 38.06     Warehouse/Distribution        1997                           252,419   Square Feet            83.8
 38.07     Warehouse/Distribution        1985           1995            252,075   Square Feet            81.9
 38.08     Warehouse/Distribution        1995                           270,772   Square Feet            91.6
 38.09     Warehouse/Distribution        1960           1985            573,183   Square Feet            41.0
 38.10     Warehouse/Distribution        1990           1993            431,369   Square Feet            80.3
 38.11     Warehouse/Distribution        1999                           127,260   Square Feet            50.2
 38.12     Warehouse/Distribution        1955           1989            188,734   Square Feet            89.7
 38.13     Warehouse/Distribution        1946           1974            458,518   Square Feet            40.5
 38.14     Warehouse/Distribution        1952           1979            327,601   Square Feet            53.1
 38.15     Warehouse/Distribution        1972           1984            168,007   Square Feet            87.1
 38.16     Warehouse/Distribution        1960           2005            118,003   Square Feet            83.6
 38.17     Warehouse/Distribution        1998                           111,499   Square Feet            93.2
 38.18     Warehouse/Distribution        1969           2004            260,356   Square Feet            90.0
 38.19     Warehouse/Distribution        1973                           398,223   Square Feet            45.3
 38.20     Warehouse/Distribution        1960           1968            162,914   Square Feet            31.3
  39       Office/Retail/Warehouse       1956           2007            124,389   Square Feet           100.0
  40       Garden                        1995           2006                310      Units               96.8
  41       Garden                        1997                               312      Units               99.4
  42       Various                      Various        Various          371,702   Square Feet           100.0
 42.01     CBD                           1901           2000            132,301   Square Feet           100.0
 42.02     CBD                           1987           2006            142,246   Square Feet           100.0
 42.03     Suburban                      1984           2005             58,450   Square Feet           100.0
 42.04     CBD                           1950           2005             25,658   Square Feet           100.0
 42.05     CBD                           1924           2004             13,047   Square Feet           100.0
  43       Suburban                      2001                           100,841   Square Feet            98.3
  44       Full Service                  1986           2006                290      Rooms               70.1
  45       Full Service                  1940           2003                151      Rooms               90.7
  46       Anchored                      1995           2001            294,820   Square Feet            96.3
  47       Warehouse/Distribution        1912                           554,610   Square Feet            99.6
  48       Flex                         Various        Various          365,020   Square Feet            92.5
 48.01     Flex                          1989                            87,100   Square Feet           100.0
 48.02     Flex                          1997                            50,025   Square Feet           100.0
 48.03     Flex                          1988                            36,750   Square Feet            74.4
 48.04     Flex                          1989                            49,895   Square Feet            64.2
 48.05     Flex                          2000                            63,250   Square Feet           100.0
 48.06     Flex                          1985           1991             40,450   Square Feet           100.0
 48.07     Flex                          1985           1995             15,000   Square Feet           100.0
 48.08     Flex                          1987                            16,400   Square Feet           100.0
 48.09     Flex                          1985                             6,150   Square Feet           100.0
  49       Garden                        1984           1988                528      Units               95.6
  50       Various                      Various                         131,808   Square Feet            94.3
 50.01     Suburban                      2000                            60,621   Square Feet            87.5
 50.02     Unanchored                    2002                            36,501   Square Feet           100.0
 50.03     Suburban                      2000                            34,686   Square Feet           100.0
  51       Garden                        1984           2005                552      Units               80.3
  52       CBD                           2001                           187,534   Square Feet           100.0
  53       Suburban                      1979                           134,228   Square Feet            90.7
  54       Anchored                      1989                           139,130   Square Feet           100.0
  55       Full Service                  1911           1998                111      Rooms               71.3
  56       Garden                        1989                               492      Units               91.9
  57       Anchored                      1996                           132,873   Square Feet           100.0
  58       Shadow Anchored               2002                            64,106   Square Feet           100.0
  59       Garden                        2002                               276      Units               91.7
  60       Student Housing               2005                               216      Units               93.0
  61       Office/Retail                 1982           2006             75,529   Square Feet           100.0
  62       Unanchored                    2007                            67,076   Square Feet           100.0
  63       Full Service                  1983           2005                289      Rooms               65.8
  64       Garden                        2006                               288      Units               95.1
  65       Mid/High Rise                 1925           2000                 28      Units              100.0
  66       Garden                        1979           1981                428      Units               91.8
  67       Suburban                      1990                           176,960   Square Feet           100.0
  68       Anchored                      2006                            87,986   Square Feet            97.4
  69       CBD                           1925           1999             81,825   Square Feet            97.0
  70       Suburban                      1971           2005            210,168   Square Feet            98.6
  71       Suburban                      1967           2002            103,580   Square Feet            96.2
  72       Suburban                      2000                           112,023   Square Feet            72.7
  73       CBD                           1920           1998            120,000   Square Feet           100.0
  74       CBD                           1890           2002             85,879   Square Feet           100.0
  75       Suburban                      2004                            53,756   Square Feet           100.0
  76       Garden                        1988                               288      Units               98.3
  77       Garden                        2001           2005                208      Units               89.4
  78       Garden                        1985                               176      Units               94.9
  79       Anchored                      1986                           104,134   Square Feet           100.0
  80       CBD                           1982                           132,212   Square Feet            88.4
  81       Limited Service               2004           2006                139      Rooms               70.5
  82       Anchored                     Various                          43,860   Square Feet           100.0
 82.01     Anchored                      2005                            14,820   Square Feet           100.0
 82.02     Anchored                      2006                            14,490   Square Feet           100.0
 82.03     Anchored                      2006                            14,550   Square Feet           100.0
  83       CBD                           1907           1998             92,600   Square Feet            95.5
  84       Garden                        1970           1981                395      Units               90.1
  85       Garden                        2006                               167      Units               97.0
  86       Anchored                      1976           1983            113,175   Square Feet           100.0
  87       Garden                        1985           2006                248      Units               96.8
  88       Suburban                      1985                           110,769   Square Feet            90.0
  89       Anchored                      1998                            98,335   Square Feet           100.0
  90       CBD                           1964           2006             82,829   Square Feet            94.8
  91       Anchored                      1912           1994             27,320   Square Feet            83.5
  92       Suburban                      2005                            58,178   Square Feet            96.5
  93       Full Service                  1973           2005                258      Rooms               58.1
  94       Suburban                      1975                            63,176   Square Feet            99.5
  95       Anchored                      1996                            86,329   Square Feet           100.0
  96       Anchored                     Various                          44,460   Square Feet           100.0
 96.01     Anchored                      2006                            14,820   Square Feet           100.0
 96.02     Anchored                      2006                            14,820   Square Feet           100.0
 96.03     Anchored                      2007                            14,820   Square Feet           100.0
  97       Warehouse/Distribution        2000                           112,741   Square Feet           100.0
  98       Suburban                      1983           2005             52,400   Square Feet           100.0
  99       Limited Service              Various         2004                101      Rooms               68.1
 99.01     Limited Service               1969           2004                 54      Rooms               71.5
 99.02     Limited Service               1968           2004                 47      Rooms               64.1
  100      Anchored                      1976           1987            261,575   Square Feet            92.3
  101      Garden                        1986                               192      Units               91.1
  102      Anchored                      1996                           193,657   Square Feet           100.0
  103      Limited Service               2004           2006                102      Rooms               81.7
  104      Limited Service               2004                                91      Rooms               82.5
  105      Anchored                     Various                          29,100   Square Feet           100.0
105.01     Anchored                      2006                            14,550   Square Feet           100.0
105.02     Anchored                      2003                            14,550   Square Feet           100.0
  106      Suburban                      1971           1974            123,272   Square Feet            91.4
  107      Flex                          1977           2000             78,539   Square Feet           100.0
  108      Garden                       Various        Various              324      Units               97.9
108.01     Garden                        1980           2003                202      Units              100.0
108.02     Garden                        1979           2004                122      Units               94.3
  109      Suburban                      1956           2006             51,581   Square Feet            98.1
  110      Anchored                      2005                            35,309   Square Feet           100.0
  111      Suburban                      1987           2001             69,823   Square Feet            95.8
  112      Anchored                      1988                           114,231   Square Feet            96.5
  113      Unanchored                    1910           2005             28,547   Square Feet           100.0
  114      Shadow Anchored               1992           2000             49,008   Square Feet           100.0
  115      Anchored                      1964           1991             75,699   Square Feet            98.8
  116      Manufactured Housing          1972                               214       Pads              100.0
  117      Suburban                      1986           2006             54,333   Square Feet           100.0
  119      Manufactured Housing          1984                               185       Pads               62.7
  120      Flex                          1992                         1,138,678   Square Feet            97.8
  121      Garden                        1987           2006                200      Units               80.0
  122      Office/Retail                 2006                            19,980   Square Feet            77.8
  123      Unanchored                    2006                            40,347   Square Feet           100.0
  124      Garden                        1981           2006                150      Units               94.0
  125      Unanchored                    2006                            22,493   Square Feet           100.0
  126      Anchored                      1925           2006              7,500   Square Feet           100.0
  127      Self Storage                  1997                               692      Units               79.9
  128      Garden                        1985           2004                204      Units               99.5
  129      Anchored                      1987                            22,812   Square Feet           100.0
  130      Limited Service               1962           2003                 63      Rooms               73.6
  131      Anchored                     Various                          12,000   Square Feet           100.0
131.01     Anchored                      2004                             6,000   Square Feet           100.0
131.02     Anchored                      2003                             6,000   Square Feet           100.0
  132      Unanchored                    2006                            25,164   Square Feet            82.1
  133      Unanchored                    1978           1999             23,494   Square Feet           100.0
  134      Suburban                      2004                            40,765   Square Feet            97.4
  135      Anchored                      1986           2000             55,745   Square Feet           100.0
  136      Suburban                      1999                            62,500   Square Feet           100.0
  137      Warehouse/Distribution        2006                            91,454   Square Feet           100.0
  138      Mid/High Rise                 1987           1998                 45      Units               95.6
  139      Garden                        1971           1996                156      Units               96.2
  140      Suburban                      1985                            58,514   Square Feet            86.6
  141      Garden                        2005                                96      Units               95.8
  142      Unanchored                    2005                            38,037   Square Feet            83.9
  143      Limited Service               1990           2005                115      Rooms               65.8
  144      Self Storage                  1997           2001                622      Units               82.6
  145      Garden                        1923           2004                 32      Units               90.6
  146      Suburban                      2000                            54,592   Square Feet            92.3
  147      Limited Service               2004           2005                105      Rooms               76.3
  148      Anchored                      2006                            45,000   Square Feet           100.0
  149      Suburban                      1967                            67,040   Square Feet            97.2
  150      Anchored                      2006                            29,345   Square Feet           100.0
150.01     Anchored                      2006                            14,660   Square Feet           100.0
150.02     Anchored                      2006                            14,685   Square Feet           100.0
  151      Anchored                      1990                            86,479   Square Feet           100.0
  152      Suburban                      1978           2006             34,944   Square Feet            74.5
  153      Garden                        1965           2001                104      Units               98.1
  154      Shadow Anchored               1981           2006             85,314   Square Feet            86.3
  155      Senior Housing                2004                                69      Units               88.4
  156      Flex                          1991                            82,800   Square Feet            99.7
  157      Unanchored                   Various        Various            9,978   Square Feet           100.0
157.01     Unanchored                    1974           1999              4,778   Square Feet           100.0
157.02     Unanchored                    1965           2005              5,200   Square Feet           100.0
  158      Anchored                      1986                           106,458   Square Feet           100.0
  160      Suburban                      1976           2002             58,584   Square Feet            90.5
  161      Suburban                      1980           2005             42,759   Square Feet            87.4
  162      Shadow Anchored               1991                            42,919   Square Feet            90.7
  163      Parking Garage                2000           2004                524      Spaces              NAV
  164      Garden                        2006                                44      Units               97.7
  165      Anchored                      2006                            14,550   Square Feet           100.0
  166      Anchored                      2006                            29,254   Square Feet           100.0
166.01     Anchored                      2006                            14,637   Square Feet           100.0
166.02     Anchored                      2006                            14,617   Square Feet           100.0
  167      Garden                        1970           2003                112      Units               90.2
  168      Suburban                      1996                            45,696   Square Feet           100.0
  169      Garden                        1980           2006                168      Units               92.3
  170      Anchored                      1999                            15,120   Square Feet           100.0
  171      Garden                        1968           1996                125      Units               91.2
  172      Shadow Anchored               2005                            24,090   Square Feet            69.6
  173      Unanchored                    1984           2004             39,974   Square Feet            96.5
  174      Flex                          1965           1991             43,600   Square Feet           100.0
  175      Suburban                      1989                            20,000   Square Feet            94.7
  176      Suburban                      1985                            56,044   Square Feet            92.8
  177      Anchored                      2006                            22,360   Square Feet           100.0
177.01     Anchored                      2006                            11,203   Square Feet           100.0
177.02     Anchored                      2006                            11,157   Square Feet           100.0
  178      Manufactured Housing          1984                               108       Pads              100.0
  179      Anchored                      2000                             5,000   Square Feet           100.0
  180      Unanchored                    2006                            16,053   Square Feet            92.2
  181      Suburban                      1950           2003             25,000   Square Feet           100.0
  182      Suburban                      1886           1985             67,618   Square Feet            95.9
  183      Garden                        1970           2006                101      Units               98.0
  184      Unanchored                    1999                             8,000   Square Feet            82.5
  185      Anchored                      1999                            11,060   Square Feet           100.0
  186      Shadow Anchored               2001                            13,600   Square Feet            91.2
  187      Limited Service               1995           2006                 67      Rooms               71.9
  188      Flex                          1954           2004             31,915   Square Feet            93.9
  189      Garden                        1984           2002                 60      Units              100.0
  190      Shadow Anchored               1987           2005             17,513   Square Feet           100.0
  191      Flex                          1962           2005             35,552   Square Feet           100.0
  192      Suburban                      1987           2006             16,969   Square Feet           100.0
  193      Anchored                      2006                            13,871   Square Feet           100.0
  194      Flex                          1995                            60,600   Square Feet            95.9
  195      Manufactured Housing          1955           1965                 46       Pads              100.0
  196      Warehouse/Distribution        1981           2002            136,582   Square Feet            82.2
  197      Unanchored                    1988                            19,500   Square Feet           100.0
  198      Limited Service               1997           2006                 64      Rooms               75.5
  199      Garden                        1996                                84      Units               92.9
  200      Flex                          1970                            28,149   Square Feet           100.0
  201      Suburban                      1986           1996             10,700   Square Feet           100.0
  202      Suburban                      2006                             3,362   Square Feet           100.0
  203      Garden                        1967                                36      Units              100.0
  204      Unanchored                    1996                             5,054   Square Feet           100.0
  205      Garden                        1966           2002                 28      Units              100.0

                                                                                                    ORIGINAL
 ANNEX     OCCUPANCY     APPRAISED          APPRAISAL          CURRENT           ORIGINAL            BALANCE           CURRENT
 ID #        DATE      VALUE ($)(16)         DATE(16)       LTV %(1),(18)     BALANCE ($)(2)     PER UNIT ($)(18)   BALANCE ($)(2)
------------------------------------------------------------------------------------------------------------------------------------

   1       08/08/06        291,500,000       12/01/06            78.9               230,000,000                276      230,000,000
   2       02/01/07      1,000,000,000       02/01/07            75.0               225,000,000                728      225,000,000
   3       01/16/07        872,000,000       01/02/07            77.8               203,400,000                264      203,400,000
 3.01      01/16/07        170,000,000       01/02/07                                40,410,000                 85       40,410,000
 3.02      01/16/07        129,000,000       01/02/07                                30,240,000                 75       30,240,000
 3.03      01/16/07        105,000,000       01/02/07                                24,570,000                 80       24,570,000
 3.04      01/16/07        103,000,000       01/02/07                                23,610,000                 79       23,610,000
 3.05      01/16/07         94,300,000       01/02/07                                21,990,000                 80       21,990,000
 3.06      01/16/07         91,300,000       01/02/07                                21,150,000                 79       21,150,000
 3.07      01/16/07         90,700,000       01/02/07                                21,000,000                 78       21,000,000
 3.08      01/16/07         88,700,000       01/02/07                                20,430,000                 76       20,430,000
   4        Various        262,300,000       01/05/07            77.5               203,250,000                242      203,250,000
 4.01      01/29/07         83,100,000       01/05/07                                64,392,204                297       64,392,204
 4.02      01/29/07         58,000,000       01/05/07                                44,942,814                226       44,942,814
 4.03      01/29/07         44,400,000       01/05/07                                34,404,499                289       34,404,499
 4.04      01/29/07         26,300,000       01/05/07                                20,379,241                211       20,379,241
 4.05      01/29/07         12,300,000       01/05/07                                 9,530,976                181        9,530,976
 4.06      01/29/07         11,900,000       01/05/07                                 9,221,025                178        9,221,025
 4.07      01/29/07         10,800,000       01/05/07                                 8,368,662                159        8,368,662
 4.08      01/29/07          9,300,000       01/05/07                                 7,206,347                199        7,206,347
 4.09      03/01/07          6,200,000       01/05/07                                 4,804,232                321        4,804,232
   5        Various        234,000,000       01/08/07            79.5               186,000,000                 37      186,000,000
 5.01      03/01/07         35,000,000       12/08/06                                34,926,587                 45       34,926,587
 5.02      01/01/07         30,560,000       12/05/06                                24,401,001                 32       24,401,001
 5.03      01/01/07         26,000,000       11/27/06                                22,953,874                 37       22,953,874
 5.04      03/01/07         13,600,000       11/27/06                                17,394,239                 43       17,394,239
 5.05      03/01/07         22,920,000       11/21/06                                17,188,803                 43       17,188,803
 5.06      01/01/07         19,000,000       11/27/06                                16,943,477                 31       16,943,477
 5.07      01/01/07         22,910,000       11/21/06                                16,628,001                 42       16,628,001
 5.08      01/01/07         15,100,000       12/05/06                                13,949,378                 41       13,949,378
 5.09      01/01/07         15,000,000       11/27/06                                12,951,968                 38       12,951,968
  5.1      01/01/07         18,730,000       11/29/06                                 8,662,671                 21        8,662,671
   6       12/02/06        225,000,000       10/25/06            77.8               175,000,000                372      175,000,000
   7       02/01/07        504,600,000       Various             71.3               140,000,000                192      140,000,000
   8        Various        230,450,000       Various                                138,270,000                 67      138,270,000
 8.01      02/28/07         56,000,000       01/22/07            60.0                33,600,000                 67       33,600,000
 8.02      02/26/07         38,000,000       11/02/06            60.0                22,800,000                 67       22,800,000
 8.03      12/19/06         29,000,000       12/21/06            60.0                17,400,000                 67       17,400,000
 8.04      02/22/07         22,500,000       11/29/06            60.0                13,500,000                 67       13,500,000
 8.05      12/31/06         20,600,000       12/14/06            60.0                12,360,000                 67       12,360,000
 8.06      01/01/07         18,750,000       12/13/06            60.0                11,250,000                 67       11,250,000
 8.07      01/01/07         15,400,000       01/19/07            60.0                 9,240,000                 67        9,240,000
 8.08      12/31/06         11,100,000       11/15/06            60.0                 6,660,000                 67        6,660,000
 8.09      03/01/07         10,100,000       09/25/06            60.0                 6,060,000                 67        6,060,000
 8.10      03/01/07          5,200,000       09/25/06            60.0                 3,120,000                 67        3,120,000
 8.11      09/01/06          3,800,000       09/28/06            60.0                 2,280,000                 67        2,280,000
   9       01/01/07        239,875,000       Various             53.9               129,235,662                 57      129,235,662
 9.01      01/01/07         54,100,000       07/31/06                                29,150,000                 52       29,150,000
 9.02      01/01/07         31,300,000       07/31/06                                16,870,000                 70       16,870,000
 9.03      01/01/07         23,000,000       09/01/06                                12,400,000                 95       12,400,000
 9.04      01/01/07         21,300,000       07/31/06                                11,480,000                 63       11,480,000
 9.05      01/01/07         18,700,000       07/31/06                                10,080,000                 61       10,080,000
 9.06      01/01/07         15,550,000       07/31/06                                 8,380,000                 64        8,380,000
 9.07      01/01/07         12,700,000       07/31/06                                 6,850,000                 58        6,850,000
 9.08      01/01/07         12,750,000       07/31/06                                 6,815,662                 50        6,815,662
 9.09      01/01/07         11,300,000       07/31/06                                 6,090,000                 79        6,090,000
 9.10      01/01/07         10,650,000       07/31/06                                 5,740,000                 46        5,740,000
 9.11      01/01/07          9,650,000       07/31/06                                 5,200,000                 41        5,200,000
 9.12      01/01/07          9,600,000       07/31/06                                 5,180,000                 53        5,180,000
 9.13      01/01/07          9,275,000       07/31/06                                 5,000,000                 29        5,000,000
  10       02/06/07        148,900,000       11/16/06            77.3               120,500,000                181      120,500,000
  11       03/01/07        150,000,000       02/13/07            70.0               105,000,000                486      105,000,000
  12       12/01/06        148,200,000       02/01/07            70.9               105,000,000            175,000      105,000,000
  13       12/31/06        152,000,000       01/01/10            68.1               103,500,000            167,476      103,500,000
  14       12/01/06        125,200,000       12/01/06            79.9               100,000,000                359      100,000,000
  15        Various        120,300,000       Various             80.0                96,240,000                139       96,240,000
 15.01     01/01/07         32,000,000       11/27/06                                25,600,000                149       25,600,000
 15.02     11/30/06         29,700,000       11/28/06                                23,760,000                144       23,760,000
 15.03     01/01/07         20,500,000       11/29/06                                16,400,000                162       16,400,000
 15.04     12/31/06         20,000,000       11/28/06                                16,000,000                128       16,000,000
 15.05     03/01/07         10,400,000       11/27/06                                 8,320,000                122        8,320,000
 15.06     05/01/07          7,700,000       11/28/06                                 6,160,000                103        6,160,000
  16       02/01/07        123,000,000       09/30/06            77.2                95,000,000                267       95,000,000
  17       12/01/06        205,000,000       11/16/06            43.9                90,000,000                261       90,000,000
  18       01/04/07        125,500,000       12/05/06            68.5                86,000,000                219       86,000,000
  19       03/09/07        103,000,000       02/01/07            79.6                82,000,000                440       82,000,000
  20       01/10/07         90,000,000       01/11/07            80.0                72,000,000            175,182       72,000,000
  21       01/10/07         93,000,000       05/01/08            75.3                70,000,000                138       70,000,000
  22       10/31/06         82,800,000       Various             79.3                65,700,000                 89       65,700,000
 22.01     10/31/06         25,200,000       10/19/06                                21,000,000                 80       21,000,000
 22.02     10/31/06         26,500,000       10/19/06                                20,000,000                126       20,000,000
 22.03     10/31/06         22,700,000       10/21/06                                18,000,000                 86       18,000,000
 22.04     10/31/06          8,400,000       10/09/06                                 6,700,000                 63        6,700,000
  23        Various         83,450,000       Various                                 60,558,100             68,505       60,239,317
 23.01     08/31/06         17,250,000       06/09/06            72.2                13,270,900             68,505       13,200,958
 23.02     08/20/06         16,000,000       06/09/06            72.2                12,361,900             68,505       12,296,749
 23.03     08/31/06         13,100,000       06/06/06            72.2                 8,441,400             68,505        8,396,911
 23.04     08/20/06          6,100,000       06/07/06            72.2                 4,428,000             68,505        4,404,894
 23.05     08/31/06          5,600,000       06/08/06            72.2                 3,960,900             68,505        3,940,025
 23.06     09/22/06          5,700,000       06/08/06            72.2                 3,900,400             68,505        3,879,844
 23.07     08/20/06          5,000,000       06/09/06            72.2                 3,258,700             68,505        3,241,526
 23.08     08/20/06          4,250,000       06/09/06            72.2                 3,181,000             68,505        3,164,235
 23.09     08/20/06          4,100,000       06/09/06            72.2                 2,839,000             68,505        2,824,185
 23.10     08/31/06          3,600,000       06/09/06            72.2                 2,715,900             68,505        2,701,586
 23.11     06/30/06          2,750,000       06/02/06            72.2                 2,200,000             68,505        2,188,405
  24       02/22/07         82,000,000       11/22/06            79.9                65,500,000             85,286       65,500,000
  25       02/12/07         83,500,000       12/08/06            77.8                65,000,000            158,537       65,000,000
  26        Various        103,300,000       Various                                 55,093,000                 54       55,093,000
 26.01     12/14/06         60,000,000       05/04/06            53.3                29,824,000                 54       29,824,000
 26.02     12/14/06         24,000,000       05/04/06            53.3                12,252,000                 54       12,252,000
 26.03     01/11/07         17,000,000       01/30/06            53.3                11,612,000                 54       11,612,000
 26.04     03/01/07          2,300,000       01/27/07            53.3                 1,405,000                 54        1,405,000
  27       01/31/07         68,750,000       01/04/07            80.0                55,000,000                 84       55,000,000
  28       11/20/06         65,300,000       01/16/07            79.6                52,000,000             74,074       52,000,000
  29       12/01/06         62,450,000       Various             79.4                49,600,000                 61       49,600,000
 29.01     12/01/06         16,900,000       07/01/06                                13,422,578                 78       13,422,578
 29.02     12/01/06         12,500,000       07/01/06                                 9,927,942                 72        9,927,942
 29.03     12/01/06         11,950,000       06/14/06                                 9,491,113                 63        9,491,113
 29.04     12/01/06         10,600,000       06/22/06                                 8,418,895                 63        8,418,895
 29.05     12/01/06          5,700,000       06/24/06                                 4,527,142                 38        4,527,142
 29.06     12/01/06          4,800,000       06/22/06                                 3,812,330                 36        3,812,330
  30       09/30/06         66,400,000       08/31/06            70.8                47,000,000            161,512       47,000,000
 30.01     09/30/06         23,000,000       08/31/06                                16,738,596            278,977       16,738,596
 30.02     09/30/06          8,400,000       08/31/06                                 5,854,386            146,360        5,854,386
 30.03     09/30/06          6,900,000       08/31/06                                 4,836,053            161,202        4,836,053
 30.04     09/30/06          6,900,000       08/31/06                                 4,836,053            115,144        4,836,053
 30.05     09/30/06          6,700,000       08/31/06                                 4,695,877            156,529        4,695,877
 30.06     09/30/06          6,300,000       08/31/06                                 4,349,561            101,153        4,349,561
 30.07     09/30/06          5,900,000       08/31/06                                 4,122,807            121,259        4,122,807
 30.08     09/30/06          2,300,000       08/31/06                                 1,566,667            130,556        1,566,667
  31       01/11/07         62,000,000       12/22/06            74.2                46,000,000                491       46,000,000
  32       12/01/06         64,000,000       01/10/07            70.3                45,000,000                167       45,000,000
  33       01/31/07         58,800,000       11/27/07            75.3                44,300,000                249       44,300,000
  34       10/31/06         53,800,000       10/31/06            79.9                43,000,000             68,800       43,000,000
 34.01     10/31/06         27,500,000       10/31/06                                21,960,000             69,714       21,960,000
 34.02     10/31/06         26,300,000       10/31/06                                21,040,000             67,871       21,040,000
  35       11/29/06         53,500,000       12/15/06            80.0                42,800,000                183       42,800,000
  36       12/15/06         52,000,000       12/08/06            79.8                41,500,000                111       41,500,000
  37       11/16/06         59,500,000       10/17/06            67.2                40,000,000                 70       40,000,000
  38        Various        461,350,000       Various             75.9                35,000,000                 64       35,000,000
 38.01     10/10/06         54,800,000       10/10/06                                 4,384,000                 10        4,384,000
 38.02     11/06/06         40,500,000       11/06/06                                 3,240,000                 14        3,240,000
 38.03     10/01/06         38,200,000       10/01/06                                 2,941,400                 10        2,941,400
 38.04     10/09/06         34,500,000       10/09/06                                 2,760,000                 11        2,760,000
 38.05     10/01/06         32,400,000       10/01/06                                 2,494,800                 15        2,494,800
 38.06     10/01/06         28,400,000       10/01/06                                 2,186,800                  9        2,186,800
 38.07     10/01/06         24,800,000       10/01/06                                 1,909,600                  8        1,909,600
 38.08     10/01/06         24,500,000       10/01/06                                 1,886,500                  7        1,886,500
 38.09     12/03/06         22,000,000       12/03/06                                 1,617,000                  3        1,617,000
 38.10     10/01/06         19,000,000       10/01/06                                 1,520,000                  4        1,520,000
 38.11     10/18/06         19,400,000       10/18/06                                 1,493,800                 12        1,493,800
 38.12     10/01/06         20,600,000       10/01/06                                 1,475,100                  8        1,475,100
 38.13     10/09/06         16,600,000       10/09/06                                 1,278,200                  3        1,278,200
 38.14     10/16/06         15,300,000       10/16/06                                 1,178,100                  4        1,178,100
 38.15     10/01/06         13,800,000       10/01/06                                 1,062,600                  6        1,062,600
 38.16     10/01/06         10,950,000       10/01/06                                   876,000                  7          876,000
 38.17     10/10/06         11,300,000       10/10/06                                   870,100                  8          870,100
 38.18     10/03/06         13,700,000       10/03/06                                   685,000                  3          685,000
 38.19     09/27/06         13,200,000       09/27/06                                   660,000                  2          660,000
 38.20     10/01/06          7,400,000       10/01/06                                   481,000                  3          481,000
  39       12/01/06         46,500,000       10/17/06            75.3                35,000,000                281       35,000,000
  40       01/10/07         45,000,000       11/16/06            73.2                32,937,000            106,248       32,937,000
  41       01/03/07         40,300,000       01/22/07            76.6                30,850,000             98,878       30,850,000
  42       12/22/06         38,600,000       11/13/06            79.7                30,880,000                 83       30,781,211
 42.01     12/22/06         15,200,000       11/13/06                                12,160,000                 92       12,121,099
 42.02     12/22/06         14,300,000       11/13/06                                11,440,000                 80       11,403,402
 42.03     12/22/06          5,200,000       11/13/06                                 4,160,000                 83        4,146,692
 42.04     12/22/06          2,800,000       11/13/06                                 2,240,000                 87        2,232,834
 42.05     12/22/06          1,100,000       11/13/06                                   880,000                 67          877,185
  43       12/31/06         48,400,000       12/13/06            62.9                30,500,000                302       30,445,495
  44       09/30/06         38,500,000       12/06/06            77.9                30,000,000            103,448       30,000,000
  45       11/01/06         62,700,000       01/17/07            47.8                30,000,000            198,675       30,000,000
  46       12/21/06         64,000,000       12/28/06            46.9                30,000,000                102       30,000,000
  47       02/01/07         42,000,000       01/24/07            71.4                30,000,000                 54       30,000,000
  48       09/30/06         35,975,000       Various             79.3                28,525,000                 78       28,525,000
 48.01     09/30/06         10,000,000       10/24/06                                 7,929,117                 91        7,929,117
 48.02     09/30/06          7,500,000       04/01/08                                 5,946,838                119        5,946,838
 48.03     09/30/06          4,700,000       10/24/06                                 3,726,685                101        3,726,685
 48.04     09/30/06          4,300,000       10/24/06                                 3,409,521                 68        3,409,521
 48.05     09/30/06          4,100,000       10/24/06                                 3,250,938                 51        3,250,938
 48.06     09/30/06          2,450,000       06/01/07                                 1,942,634                 48        1,942,634
 48.07     09/30/06          1,370,000       10/24/06                                 1,086,289                 72        1,086,289
 48.08     09/30/06            790,000       10/24/06                                   626,400                 38          626,400
 48.09     09/30/06            765,000       10/24/06                                   606,578                 99          606,578
  49       11/03/06         34,000,000       11/10/06            79.4                27,000,000             51,136       27,000,000
  50       02/20/07         33,300,000       11/22/06            80.0                26,650,000                202       26,650,000
 50.01     02/20/07         13,600,000       11/22/06                                10,884,084                180       10,884,084
 50.02     02/20/07         11,100,000       11/22/06                                 8,883,333                243        8,883,333
 50.03     02/20/07          8,600,000       11/22/06                                 6,882,583                198        6,882,583
  51       02/12/07         34,900,000       12/13/06            74.5                26,000,000             47,101       26,000,000
  52       12/08/06         35,000,000       11/21/06            71.4                25,000,000                133       25,000,000
  53       12/28/06         31,000,000       12/19/06            80.0                24,800,000                185       24,800,000
  54       10/03/06         37,300,000       10/01/06            66.0                24,600,000                177       24,600,000
  55       09/30/06         32,900,000       11/07/06            73.6                24,225,000            218,243       24,225,000
  56       08/20/06         39,250,000       06/07/06            59.7                23,565,900             47,898       23,441,700
  57       01/31/07         29,000,000       01/02/07            79.3                23,000,000                173       23,000,000
  58       01/01/07         28,200,000       11/10/06            80.0                22,560,000                352       22,560,000
  59       01/30/07         26,880,000       12/13/06            80.0                21,500,000             77,899       21,500,000
  60       11/30/06         26,400,000       09/01/06            80.0                21,120,000             97,778       21,120,000
  61       01/31/07         24,400,000       01/05/07            79.9                19,500,000                258       19,500,000
  62       02/26/07         24,590,000       11/30/06            79.3                19,500,000                291       19,500,000
  63       12/31/06         26,900,000       11/01/08            70.8                19,050,000             65,917       19,050,000
  64       11/15/06         23,800,000       11/01/06            79.8                19,000,000             65,972       19,000,000
  65       12/07/06         27,400,000       12/06/06            65.7                18,000,000            642,857       18,000,000
  66       12/31/06         26,250,000       12/31/06            65.9                17,300,000             40,421       17,300,000
  67       01/18/07         29,500,000       12/06/06            58.3                17,212,195                 97       17,212,195
  68       10/18/06         21,250,000       10/26/06            80.0                17,000,000                193       17,000,000
  69       12/26/06         28,600,000       12/29/06            59.4                17,000,000                208       17,000,000
  70       01/02/07         20,350,000       11/15/06            80.0                16,280,000                 77       16,280,000
  71       10/31/06         20,000,000       11/06/06            78.0                15,600,000                151       15,600,000
  72       01/31/07         20,800,000       01/10/07            74.0                15,400,000                137       15,400,000
  73       12/14/06         19,500,000       12/14/06            76.9                15,000,000                125       15,000,000
  74       12/01/06         21,300,000       12/20/06            70.4                15,000,000                175       15,000,000
  75       03/09/07         19,500,000       11/21/06            74.0                14,500,000                270       14,433,763
  76       12/15/06         18,500,000       11/28/06            77.0                14,250,000             49,479       14,250,000
  77       12/25/06         18,265,000       12/15/06            77.5                14,150,000             68,029       14,150,000
  78       01/10/07         18,000,000       11/16/06            78.3                14,102,000             80,125       14,102,000
  79       01/31/07         24,200,000       10/01/06            57.0                13,800,000                133       13,800,000
  80       01/25/07         17,600,000       12/21/06            78.2                13,768,000                104       13,768,000
  81       10/31/06         17,200,000       10/04/06            79.5                13,700,000             98,561       13,669,352
  82       03/09/07         16,650,000       Various             80.0                13,320,000                304       13,320,000
 82.01     03/09/07          5,800,000       12/17/06                                 4,640,000                313        4,640,000
 82.02     03/09/07          5,650,000       01/10/07                                 4,520,000                312        4,520,000
 82.03     03/09/07          5,200,000       12/17/06                                 4,160,000                286        4,160,000
  83       11/30/06         24,020,000       12/19/06            55.4                13,300,000                144       13,300,000
  84       11/30/06         14,800,000       12/14/06            89.3                13,220,000             33,468       13,220,000
  85       01/04/07         18,200,000       01/29/07            71.4                13,000,000             77,844       13,000,000
  86       02/01/07         16,500,000       01/10/07            78.8                13,000,000                115       13,000,000
  87       01/10/07         15,700,000       11/16/06            80.0                12,560,000             50,645       12,560,000
  88       12/01/06         16,500,000       11/14/06            75.8                12,500,000                113       12,500,000
  89       12/13/06         15,250,000       12/19/06            80.0                12,200,000                124       12,200,000
  90       12/01/06         17,700,000       12/07/06            68.8                12,185,000                147       12,185,000
  91       02/01/07         15,500,000       01/19/07            77.4                12,000,000                439       12,000,000
  92       12/15/06         15,750,000       11/20/06            76.2                12,000,000                206       12,000,000
  93       10/31/06         22,300,000       11/15/06            53.7                12,000,000             46,512       11,978,664
  94       01/25/07         15,710,000       12/15/06            75.0                11,790,000                187       11,790,000
  95       01/22/07         14,600,000       10/06/06            80.0                11,680,000                135       11,680,000
  96       03/09/07         14,300,000       Various             80.0                11,440,000                257       11,440,000
 96.01     03/09/07          4,900,000       01/08/07                                 3,920,000                265        3,920,000
 96.02     03/09/07          4,900,000       01/08/07                                 3,920,000                265        3,920,000
 96.03     03/09/07          4,500,000       02/01/07                                 3,600,000                243        3,600,000
  97       12/01/06         16,000,000       12/21/06            70.8                11,350,000                101       11,334,377
  98       03/11/07         14,300,000       10/01/06            78.3                11,200,000                214       11,200,000
  99       11/30/06         14,100,000       01/08/07            79.3                11,200,000            110,891       11,181,508
 99.01     11/30/06          8,900,000       01/08/07                                 6,742,480            124,861        6,731,347
 99.02     11/30/06          5,200,000       01/08/07                                 4,457,520             94,841        4,450,160
  100      10/03/06         15,400,000       10/13/06            72.1                11,100,000                 42       11,100,000
  101      01/29/07         16,000,000       01/17/07            66.3                10,600,000             55,208       10,600,000
  102      01/01/07         19,200,000       10/12/06            54.4                10,450,000                 54       10,450,000
  103      10/31/06         15,800,000       11/03/06            65.8                10,400,000            101,961       10,400,000
  104      10/31/06         14,400,000       09/26/06            72.1                10,400,000            114,286       10,386,291
  105      03/09/07         12,560,000       Various             80.0                10,048,000                345       10,048,000
105.01     03/09/07          7,200,000       01/05/07                                 5,760,000                396        5,760,000
105.02     03/09/07          5,360,000       01/08/07                                 4,288,000                295        4,288,000
  106      11/29/06         12,550,000       12/13/06            78.7                10,040,000                 80       10,040,000
  107      02/15/07         12,500,000       01/05/07            80.0                10,000,000                127       10,000,000
  108      01/30/07         12,900,000       01/24/07                                 9,700,000             29,938        9,700,000
108.01     01/30/07          9,800,000       01/24/07            75.2                 7,500,000             29,938        7,500,000
108.02     01/30/07          3,100,000       01/24/07            75.2                 2,200,000             29,938        2,200,000
  109      12/01/06         12,600,000       11/29/06            76.6                 9,650,000                187        9,650,000
  110      12/31/06         13,200,000       06/01/06            68.9                 9,100,000                258        9,100,000
  111      12/31/06         11,850,000       11/27/06            76.2                 9,025,000                129        9,025,000
  112      02/01/07         11,800,000       12/15/06            76.3                 9,000,000                 79        9,000,000
  113      01/23/07         10,950,000       11/29/06            77.6                 8,500,000                298        8,500,000
  114      12/15/06         11,200,000       10/30/06            75.0                 8,400,000                171        8,400,000
  115      01/03/07         14,700,000       01/10/07            56.1                 8,250,000                109        8,250,000
  116      10/01/06         11,600,000       11/06/06            70.7                 8,200,000             38,318        8,200,000
  117      03/09/07         12,200,000       01/01/07            67.2                 8,200,000                151        8,200,000
  119      05/12/06         11,100,000       09/01/06            70.3                 7,800,000             42,162        7,800,000
  120      01/16/07          9,625,000       11/22/06            78.9                 7,700,000                 12        7,700,000
  121      02/07/07         10,000,000       12/21/06            75.0                 7,500,000             37,500        7,500,000
  122      02/02/07          9,100,000       08/15/07            79.7                 7,250,000                363        7,250,000
  123      10/17/06          9,325,000       10/16/06            77.0                 7,200,000                178        7,177,827
  124      12/07/06          8,900,000       12/14/06            80.0                 7,120,000             47,467        7,120,000
  125      09/14/06         10,750,000       09/01/06            65.9                 7,100,000                316        7,084,349
  126      03/09/07          9,600,000       09/20/06            72.9                 7,000,000                933        7,000,000
  127      01/31/07         10,340,000       12/14/06            67.7                 7,000,000             10,116        7,000,000
  128      10/02/06          9,900,000       10/30/06            70.1                 6,940,000             34,020        6,940,000
  129      12/15/06          9,950,000       09/12/06            68.3                 6,800,000                298        6,800,000
  130      09/30/06          9,500,000       12/14/06            71.1                 6,750,000            107,143        6,750,000
  131      03/11/07          9,300,000       12/20/06            70.5                 6,560,000                547        6,560,000
131.01     03/11/07          5,100,000       12/20/06                                 3,597,419                600        3,597,419
131.02     03/11/07          4,200,000       12/20/06                                 2,962,581                494        2,962,581
  132      01/31/07         10,500,000       07/10/06            61.9                 6,500,000                258        6,500,000
  133      02/02/07          9,700,000       12/12/06            66.2                 6,423,000                273        6,423,000
  134      10/30/06          8,000,000       01/01/07            79.8                 6,400,000                157        6,385,422
  135      03/01/07          9,800,000       12/08/06            64.5                 6,321,000                113        6,321,000
  136      03/09/07          9,650,000       01/01/07            65.3                 6,300,000                101        6,300,000
  137      01/25/07          7,900,000       10/19/06            79.7                 6,300,000                 69        6,300,000
  138      11/30/06          8,900,000       12/05/06            69.7                 6,200,000            137,778        6,200,000
  139      12/07/06          7,850,000       12/28/06            78.9                 6,190,000             39,679        6,190,000
  140      12/05/06          9,680,000       12/13/06            62.0                 6,000,000                103        6,000,000
  141      01/15/07          7,500,000       12/16/06            80.0                 6,000,000             62,500        6,000,000
  142      01/15/07          9,250,000       01/19/07            64.9                 6,000,000                158        6,000,000
  143      09/30/06          8,300,000       11/01/06            72.1                 6,000,000             52,174        5,982,044
  144      10/31/06          9,270,000       12/11/06            64.3                 5,960,000              9,582        5,960,000
  145      02/09/07          8,000,000       12/08/06            74.2                 5,939,100            185,597        5,939,100
  146      12/13/06          7,750,000       11/06/06            76.5                 5,925,000                109        5,925,000
  147      11/30/06         10,100,000       11/14/06            57.6                 5,825,000             55,476        5,814,525
  148      03/15/07          8,700,000       11/01/06            65.5                 5,700,000                127        5,700,000
  149      01/04/07          8,350,000       12/11/06            67.1                 5,600,000                 84        5,600,000
  150      03/09/07          8,400,000       10/25/06            65.8                 5,525,000                188        5,525,000
150.01     03/09/07          5,400,000       10/25/06                                 3,575,000                244        3,575,000
150.02     03/09/07          3,000,000       10/25/06                                 1,950,000                133        1,950,000
  151      12/11/06          6,700,000       11/01/06            81.4                 5,455,000                 63        5,455,000
  152      01/15/07          8,550,000       12/19/06            63.2                 5,400,000                155        5,400,000
  153      01/04/07          6,710,000       12/18/06            80.0                 5,368,000             46,105        5,368,000
  154      01/22/07          6,400,000       12/05/06            79.7                 5,100,000                 60        5,100,000
  155      12/20/06          7,200,000       12/15/06            70.7                 5,100,000             73,913        5,093,371
  156      01/16/07          6,300,000       11/22/06            78.9                 5,050,000                 12        5,050,000
  157      03/09/07         10,050,000       01/26/07            49.8                 5,000,000                501        5,000,000
157.01     03/09/07          5,200,000       01/26/07                                 2,600,000                544        2,600,000
157.02     03/09/07          4,850,000       01/26/07                                 2,400,000                462        2,400,000
  158      11/27/06          8,600,000       12/01/06            58.1                 5,000,000                 47        4,993,442
  160      02/15/07          6,000,000       10/03/06            76.7                 4,600,000                 79        4,600,000
  161      01/23/07          6,950,000       12/19/06            65.1                 4,525,000                106        4,525,000
  162      12/14/06          6,000,000       09/22/06            71.7                 4,300,000                100        4,300,000
  163      12/01/06          5,400,000       01/09/07            79.6                 4,300,000              8,206        4,300,000
  164      01/05/07          5,840,000       07/12/06            73.5                 4,300,000             97,727        4,290,945
  165      03/09/07          5,550,000       09/06/06            76.6                 4,250,000                292        4,250,000
  166      03/09/07          6,600,000       Various             64.2                 4,235,000                145        4,235,000
166.01     03/09/07          3,700,000       10/18/06                                 2,382,500                163        2,382,500
166.02     03/09/07          2,900,000       10/25/06                                 1,852,500                127        1,852,500
  167      12/07/06          5,300,000       12/28/06            79.7                 4,225,000             37,723        4,225,000
  168      03/01/07         12,800,000       11/02/06            32.7                 4,200,000                 92        4,180,356
  169      11/30/06          5,600,000       09/11/06            73.4                 4,109,000             24,458        4,109,000
  170      03/09/07          6,100,000       12/12/06            65.6                 4,000,000                265        4,000,000
  171      12/07/06          4,900,000       12/20/06            80.0                 3,920,000             31,360        3,920,000
  172      11/01/06          4,950,000       07/22/06            78.6                 3,900,000                162        3,891,311
  173      01/09/07          5,125,000       12/05/06            75.1                 3,850,000                 96        3,850,000
  174      03/09/07          5,900,000       01/01/07            64.4                 3,800,000                 87        3,800,000
  175      12/19/06          4,750,000       12/28/06            78.9                 3,750,000                188        3,750,000
  176      12/31/06          5,585,000       12/19/06            67.0                 3,740,000                 67        3,740,000
  177      03/09/07          5,600,000       Various             66.8                 3,740,000                167        3,740,000
177.01     03/09/07          3,000,000       10/18/06                                 2,003,570                179        2,003,570
177.02     03/09/07          2,600,000       11/08/06                                 1,736,430                156        1,736,430
  178      11/02/06          5,900,000       10/19/06            61.9                 3,650,000             33,796        3,650,000
  179      03/01/07          5,000,000       12/20/06            70.3                 3,515,000                703        3,515,000
  180      11/02/06          5,010,000       11/14/06            67.9                 3,400,000                212        3,400,000
  181      03/09/07          5,175,000       12/01/06            65.6                 3,400,000                136        3,393,746
  182      02/12/07          5,200,000       10/03/06            61.5                 3,200,000                 47        3,200,000
  183      11/30/06          4,300,000       09/11/06            72.7                 3,125,000             30,941        3,125,000
  184      01/01/07          3,900,000       11/22/06            79.5                 3,100,000                388        3,100,000
  185      10/30/06          3,900,000       12/15/06            79.5                 3,100,000                280        3,100,000
  186      01/09/07          4,120,000       10/31/06            75.1                 3,100,000                228        3,093,142
  187      08/31/06          4,600,000       09/28/06            66.1                 3,050,000             45,522        3,040,466
  188      02/10/07          3,700,000       01/10/07            80.0                 2,960,000                 93        2,960,000
  189      01/04/07          3,570,000       12/18/06            80.0                 2,856,000             46,105        2,856,000
  190      01/24/07          3,500,000       12/17/06            80.0                 2,800,000                160        2,800,000
  191      03/09/07          4,400,000       01/01/07            61.4                 2,700,000                 76        2,700,000
  192      01/01/07          4,000,000       09/25/06            67.5                 2,700,000                159        2,700,000
  193      03/09/07          4,810,000       11/06/06            54.1                 2,600,000                187        2,600,000
  194      01/16/07          3,100,000       11/22/06            78.9                 2,260,000                 12        2,260,000
  195      08/25/06          3,450,000       10/25/06            73.6                 2,540,000             55,217        2,540,000
  196      02/01/07          5,180,000       08/15/06            48.1                 2,510,000                 18        2,493,957
  197      09/01/06          3,200,000       10/10/06            68.0                 2,175,000                112        2,175,000
  198      12/31/06          3,400,000       12/20/06            63.2                 2,150,000             33,594        2,150,000
  199      02/22/07          3,000,000       05/04/06            69.9                 2,100,000             25,000        2,095,649
  200      01/30/07          2,750,000       12/13/06            78.7                 2,000,000                 80        2,000,000
  201      03/01/07          2,400,000       11/22/06            79.2                 1,900,000                178        1,900,000
  202      01/10/07          2,950,000       12/18/06            59.3                 1,750,000                521        1,750,000
  203      01/04/07          1,510,000       12/18/06            80.0                 1,208,000             46,105        1,208,000
  204      01/01/07          1,700,000       11/22/06            70.6                 1,200,000                237        1,200,000
  205      01/04/07          1,350,000       12/18/06            80.0                 1,080,000             46,105        1,080,000

              CURRENT                           LOAN          % OF          % OF          % OF         % OF
 ANNEX        BALANCE        % OF INITIAL       LOAN          LOAN          LOAN          LOAN         LOAN       CROSSED
 ID #      PER UNIT ($)(18)  POOL BALANCE     GROUP(3)      GROUP S      GROUP R-1     GROUP R- 2    GROUP R      LOAN (4)
--------------------------------------------------------------------------------------------------------------------------

   1                  276        4.3%            R-1                        7.5%                       6.4%
   2                  728        4.2%            R-1                        7.3%                       6.3%
   3                  264        3.8%            R-1                        6.6%                       5.7%
 3.01                  85
 3.02                  75
 3.03                  80
 3.04                  79
 3.05                  80
 3.06                  79
 3.07                  78
 3.08                  76
   4                  242        3.8%            R-1                        6.6%                       5.7%
 4.01                 297
 4.02                 226
 4.03                 289
 4.04                 211
 4.05                 181
 4.06                 178
 4.07                 159
 4.08                 199
 4.09                 321
   5                   37        3.5%            R-1                        6.0%                       5.2%
 5.01                  45
 5.02                  32
 5.03                  37
 5.04                  43
 5.05                  43
 5.06                  31
 5.07                  42
 5.08                  41
 5.09                  38
  5.1                  21
   6                  372        3.3%             S          10.1%
   7                  192        2.6%             S           8.0%
   8                   67
 8.01                  67        0.6%             S           1.9%                                                   A
 8.02                  67        0.4%             S           1.3%                                                   A
 8.03                  67        0.3%             S           1.0%                                                   A
 8.04                  67        0.3%             S           0.8%                                                   A
 8.05                  67        0.2%             S           0.7%                                                   A
 8.06                  67        0.2%             S           0.6%                                                   A
 8.07                  67        0.2%             S           0.5%                                                   A
 8.08                  67        0.1%             S           0.4%                                                   A
 8.09                  67        0.1%             S           0.3%                                                   A
 8.10                  67        0.1%             S           0.2%                                                   A
 8.11                  67        0.0%             S           0.1%                                                   A
   9                   57        2.4%             S           7.4%
 9.01                  52
 9.02                  70
 9.03                  95
 9.04                  63
 9.05                  61
 9.06                  64
 9.07                  58
 9.08                  50
 9.09                  79
 9.10                  46
 9.11                  41
 9.12                  53
 9.13                  29
  10                  181        2.3%             S           6.9%
  11                  486        2.0%             S           6.0%
  12              175,000        2.0%            R-1                        3.4%                       2.9%
  13              167,476        1.9%            R-1                        3.4%                       2.9%
  14                  359        1.9%            R-1                        3.2%                       2.8%
  15                  139        1.8%            R-1                        3.1%                       2.7%
 15.01                149
 15.02                144
 15.03                162
 15.04                128
 15.05                122
 15.06                103
  16                  267        1.8%            R-1                        3.1%                       2.6%
  17                  261        1.7%            R-1                        2.9%                       2.5%
  18                  219        1.6%             S           4.9%
  19                  440        1.5%            R-1                        2.7%                       2.3%
  20              175,182        1.4%             S           4.1%
  21                  138        1.3%             S           4.0%
  22                   89        1.2%            R-1                        2.1%                       1.8%
 22.01                 80
 22.02                126
 22.03                 86
 22.04                 63
  23               68,144
 23.01             68,144        0.2%            R-1                        0.4%                       0.4%          B
 23.02             68,144        0.2%            R-1                        0.4%                       0.3%          B
 23.03             68,144        0.2%            R-1                        0.3%                       0.2%          B
 23.04             68,144        0.1%            R-1                        0.1%                       0.1%          B
 23.05             68,144        0.1%            R-1                        0.1%                       0.1%          B
 23.06             68,144        0.1%            R-1                        0.1%                       0.1%          B
 23.07             68,144        0.1%            R-1                        0.1%                       0.1%          B
 23.08             68,144        0.1%            R-1                        0.1%                       0.1%          B
 23.09             68,144        0.1%            R-1                        0.1%                       0.1%          B
 23.10             68,144        0.1%            R-1                        0.1%                       0.1%          B
 23.11             68,144        0.0%            R-1                        0.1%                       0.1%          B
  24               85,286        1.2%            R-2                                     12.9%         1.8%
  25              158,537        1.2%             S           3.7%
  26                   54
 26.01                 54        0.6%             S           1.7%                                                   A
 26.02                 54        0.2%             S           0.7%                                                   A
 26.03                 54        0.2%             S           0.7%                                                   A
 26.04                 54        0.0%             S           0.1%                                                   A
  27                   84        1.0%             S           3.2%
  28               74,074        1.0%            R-2                                     10.3%         1.4%
  29                   61        0.9%            R-1                        1.6%                       1.4%
 29.01                 78
 29.02                 72
 29.03                 63
 29.04                 63
 29.05                 38
 29.06                 36
  30              161,512        0.9%             S           2.7%
 30.01            278,977
 30.02            146,360
 30.03            161,202
 30.04            115,144
 30.05            156,529
 30.06            101,153
 30.07            121,259
 30.08            130,556
  31                  491        0.9%            R-1                        1.5%                       1.3%
  32                  167        0.8%             S           2.6%
  33                  249        0.8%            R-1                        1.4%                       1.2%
  34               68,800        0.8%            R-2                                      8.5%         1.2%
 34.01             69,714
 34.02             67,871
  35                  183        0.8%            R-1                        1.4%                       1.2%
  36                  111        0.8%            R-1                        1.3%                       1.2%
  37                   70        0.8%             S           2.3%
  38                   64        0.7%            R-1                        1.1%                       1.0%
 38.01                 10
 38.02                 14
 38.03                 10
 38.04                 11
 38.05                 15
 38.06                  9
 38.07                  8
 38.08                  7
 38.09                  3
 38.10                  4
 38.11                 12
 38.12                  8
 38.13                  3
 38.14                  4
 38.15                  6
 38.16                  7
 38.17                  8
 38.18                  3
 38.19                  2
 38.20                  3
  39                  281        0.7%            R-1                        1.1%                       1.0%
  40              106,248        0.6%            R-2                                      6.5%         0.9%
  41               98,878        0.6%            R-2                                      6.1%         0.9%
  42                   83        0.6%            R-1                        1.0%                       0.9%
 42.01                 92
 42.02                 80
 42.03                 83
 42.04                 87
 42.05                 67
  43                  302        0.6%             S           1.7%
  44              103,448        0.6%            R-1                        1.0%                       0.8%
  45              198,675        0.6%             S           1.7%
  46                  102        0.6%             S           1.7%
  47                   54        0.6%            R-1                        1.0%                       0.8%
  48                   78        0.5%            R-1                        0.9%                       0.8%
 48.01                 91
 48.02                119
 48.03                101
 48.04                 68
 48.05                 51
 48.06                 48
 48.07                 72
 48.08                 38
 48.09                 99
  49               51,136        0.5%            R-2                                      5.3%         0.8%
  50                  202        0.5%            R-1                        0.9%                       0.7%
 50.01                180
 50.02                243
 50.03                198
  51               47,101        0.5%             S           1.5%
  52                  133        0.5%             S           1.4%
  53                  185        0.5%            R-1                        0.8%                       0.7%
  54                  177        0.5%            R-1                        0.8%                       0.7%
  55              218,243        0.5%             S           1.4%
  56               47,646        0.4%            R-2                                      4.6%         0.7%
  57                  173        0.4%            R-1                        0.7%                       0.6%
  58                  352        0.4%            R-1                        0.7%                       0.6%
  59               77,899        0.4%            R-2                                      4.2%         0.6%
  60               97,778        0.4%            R-2                                      4.2%         0.6%
  61                  258        0.4%             S           1.1%
  62                  291        0.4%            R-1                        0.6%                       0.5%
  63               65,917        0.4%             S           1.1%
  64               65,972        0.4%            R-2                                      3.7%         0.5%
  65              642,857        0.3%            R-1                        0.6%                       0.5%
  66               40,421        0.3%             S           1.0%
  67                   97        0.3%            R-1                        0.6%                       0.5%
  68                  193        0.3%            R-1                        0.6%                       0.5%
  69                  208        0.3%            R-1                        0.6%                       0.5%
  70                   77        0.3%            R-1                        0.5%                       0.5%
  71                  151        0.3%            R-1                        0.5%                       0.4%
  72                  137        0.3%            R-1                        0.5%                       0.4%
  73                  125        0.3%            R-1                        0.5%                       0.4%
  74                  175        0.3%            R-1                        0.5%                       0.4%
  75                  269        0.3%            R-1                        0.5%                       0.4%
  76               49,479        0.3%            R-2                                      2.8%         0.4%
  77               68,029        0.3%            R-2                                      2.8%         0.4%
  78               80,125        0.3%            R-2                                      2.8%         0.4%
  79                  133        0.3%            R-1                        0.4%                       0.4%
  80                  104        0.3%            R-1                        0.4%                       0.4%
  81               98,341        0.3%            R-1                        0.4%                       0.4%
  82                  304        0.2%            R-1                        0.4%                       0.4%          C
 82.01                313
 82.02                312
 82.03                286
  83                  144        0.2%             S           0.8%
  84               33,468        0.2%            R-2                                      2.6%         0.4%
  85               77,844        0.2%            R-2                                      2.6%         0.4%
  86                  115        0.2%            R-1                        0.4%                       0.4%
  87               50,645        0.2%            R-2                                      2.5%         0.3%
  88                  113        0.2%             S           0.7%
  89                  124        0.2%            R-1                        0.4%                       0.3%
  90                  147        0.2%            R-1                        0.4%                       0.3%
  91                  439        0.2%            R-1                        0.4%                       0.3%
  92                  206        0.2%            R-1                        0.4%                       0.3%
  93               46,429        0.2%            R-1                        0.4%                       0.3%
  94                  187        0.2%             S           0.7%
  95                  135        0.2%            R-1                        0.4%                       0.3%
  96                  257        0.2%            R-1                        0.4%                       0.3%          C
 96.01                265
 96.02                265
 96.03                243
  97                  101        0.2%            R-1                        0.4%                       0.3%
  98                  214        0.2%            R-1                        0.4%                       0.3%
  99              110,708        0.2%             S           0.6%
 99.01            124,655
 99.02             94,684
  100                  42        0.2%             S           0.6%
  101              55,208        0.2%             S           0.6%
  102                  54        0.2%             S           0.6%
  103             101,961        0.2%             S           0.6%
  104             114,135        0.2%            R-1                        0.3%                       0.3%
  105                 345        0.2%            R-1                        0.3%                       0.3%          C
105.01                396
105.02                295
  106                  80        0.2%             S           0.6%                                                   D
  107                 127        0.2%             S           0.6%
  108              29,938
108.01             29,938        0.1%            R-2                                      1.5%         0.2%          E
108.02             29,938        0.0%            R-2                                      0.4%         0.1%          E
  109                 187        0.2%            R-1                        0.3%                       0.3%
  110                 258        0.2%            R-1                        0.3%                       0.3%
  111                 129        0.2%            R-1                        0.3%                       0.3%
  112                  79        0.2%            R-1                        0.3%                       0.3%
  113                 298        0.2%            R-1                        0.3%                       0.2%
  114                 171        0.2%             S           0.5%
  115                 109        0.2%            R-1                        0.3%                       0.2%
  116              38,318        0.2%             S           0.5%
  117                 151        0.2%            R-1                        0.3%                       0.2%
  119              42,162        0.1%             S           0.4%
  120                  12        0.1%            R-1                        0.2%                       0.2%          F
  121              37,500        0.1%            R-2                                      1.5%         0.2%
  122                 363        0.1%            R-1                        0.2%                       0.2%
  123                 178        0.1%            R-1                        0.2%                       0.2%
  124              47,467        0.1%            R-2                                      1.4%         0.2%
  125                 315        0.1%            R-1                        0.2%                       0.2%
  126                 933        0.1%            R-1                        0.2%                       0.2%
  127              10,116        0.1%            R-1                        0.2%                       0.2%
  128              34,020        0.1%             S           0.4%
  129                 298        0.1%             S           0.4%
  130             107,143        0.1%             S           0.4%
  131                 547        0.1%            R-1                        0.2%                       0.2%
131.01                600
131.02                494
  132                 258        0.1%            R-1                        0.2%                       0.2%
  133                 273        0.1%            R-1                        0.2%                       0.2%
  134                 157        0.1%            R-1                        0.2%                       0.2%
  135                 113        0.1%            R-1                        0.2%                       0.2%
  136                 101        0.1%            R-1                        0.2%                       0.2%
  137                  69        0.1%            R-1                        0.2%                       0.2%
  138             137,778        0.1%            R-2                                      1.2%         0.2%
  139              39,679        0.1%            R-2                                      1.2%         0.2%
  140                 103        0.1%             S           0.3%
  141              62,500        0.1%            R-2                                      1.2%         0.2%
  142                 158        0.1%            R-1                        0.2%                       0.2%
  143              52,018        0.1%            R-1                        0.2%                       0.2%
  144               9,582        0.1%            R-1                        0.2%                       0.2%
  145             185,597        0.1%            R-2                                      1.2%         0.2%
  146                 109        0.1%             S           0.3%
  147              55,376        0.1%            R-1                        0.2%                       0.2%
  148                 127        0.1%            R-1                        0.2%                       0.2%
  149                  84        0.1%            R-1                        0.2%                       0.2%
  150                 188        0.1%            R-1                        0.2%                       0.2%
150.01                244
150.02                133
  151                  63        0.1%            R-1                        0.2%                       0.2%
  152                 155        0.1%            R-1                        0.2%                       0.2%
  153              46,105        0.1%            R-2                                      1.1%         0.1%          G
  154                  60        0.1%            R-1                        0.2%                       0.1%
  155              73,817        0.1%            R-2                                      1.0%         0.1%
  156                  12        0.1%            R-1                        0.2%                       0.1%          F
  157                 501        0.1%            R-1                        0.2%                       0.1%
157.01                544
157.02                462
  158                  47        0.1%            R-1                        0.2%                       0.1%
  160                  79        0.1%            R-1                        0.1%                       0.1%
  161                 106        0.1%            R-1                        0.1%                       0.1%
  162                 100        0.1%            R-1                        0.1%                       0.1%
  163               8,206        0.1%            R-1                        0.1%                       0.1%
  164              97,521        0.1%            R-2                                      0.8%         0.1%
  165                 292        0.1%            R-1                        0.1%                       0.1%
  166                 145        0.1%            R-1                        0.1%                       0.1%
166.01                163
166.02                127
  167              37,723        0.1%            R-2                                      0.8%         0.1%
  168                  91        0.1%            R-1                        0.1%                       0.1%
  169              24,458        0.1%            R-2                                      0.8%         0.1%
  170                 265        0.1%            R-1                        0.1%                       0.1%
  171              31,360        0.1%            R-2                                      0.8%         0.1%
  172                 162        0.1%            R-1                        0.1%                       0.1%
  173                  96        0.1%            R-1                        0.1%                       0.1%
  174                  87        0.1%             S           0.2%
  175                 188        0.1%            R-1                        0.1%                       0.1%
  176                  67        0.1%            R-1                        0.1%                       0.1%
  177                 167        0.1%            R-1                        0.1%                       0.1%
177.01                179
177.02                156
  178              33,796        0.1%            R-2                                      0.7%         0.1%
  179                 703        0.1%            R-1                        0.1%                       0.1%
  180                 212        0.1%            R-1                        0.1%                       0.1%
  181                 136        0.1%            R-1                        0.1%                       0.1%
  182                  47        0.1%            R-1                        0.1%                       0.1%
  183              30,941        0.1%            R-2                                      0.6%         0.1%
  184                 388        0.1%            R-1                        0.1%                       0.1%
  185                 280        0.1%            R-1                        0.1%                       0.1%
  186                 227        0.1%            R-1                        0.1%                       0.1%
  187              45,380        0.1%            R-1                        0.1%                       0.1%
  188                  93        0.1%            R-1                        0.1%                       0.1%
  189              46,105        0.1%            R-2                                      0.6%         0.1%          G
  190                 160        0.1%            R-1                        0.1%                       0.1%
  191                  76        0.1%            R-1                        0.1%                       0.1%
  192                 159        0.1%            R-1                        0.1%                       0.1%
  193                 187        0.0%            R-1                        0.1%                       0.1%
  194                  12        0.0%            R-1                        0.1%                       0.1%          F
  195              55,217        0.0%             S           0.1%
  196                  18        0.0%            R-1                        0.1%                       0.1%
  197                 112        0.0%            R-1                        0.1%                       0.1%
  198              33,594        0.0%            R-1                        0.1%                       0.1%
  199              24,948        0.0%            R-2                                      0.4%         0.1%
  200                  80        0.00             S           0.1%                                                   D
  201                 178        0.00            R-1                        0.1%                       0.1%
  202                 521        0.00            R-1                        0.1%                       0.0%
  203              46,105        0.00            R-2                                      0.2%         0.0%          G
  204                 237        0.00            R-1                        0.0%                       0.0%
  205              46,105        0.00            R-2                                      0.2%         0.0%          G

                                                        NET
 ANNEX       RELATED      INTEREST       ADMIN.      MORTGAGE                       MONTHLY DEBT       ANNUAL DEBT
 ID #      BORROWER(5)     RATE %        FEE %       RATE %(6)     ACCRUAL TYPE    SERVICE ($) (7)   SERVICE ($)(8)    NOTE DATE
--------------------------------------------------------------------------------------------------------------------------------

   1                       5.83000      0.02039       5.80961       Actual/360      1,132,936.34      13,595,236.08     11/13/06
   2                       5.49300      0.02039       5.47261       Actual/360      1,044,242.19      12,530,906.25     02/12/07
   3                       5.74300      0.02039       5.72261       Actual/360       986,958.48       11,843,501.76     01/26/07
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4                       5.32300      0.02039       5.30261       Actual/360       914,105.11       10,969,261.35     02/07/07
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
   5                       5.59600      0.02039       5.57561       Actual/360       879,426.94       10,553,123.28     01/11/07
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
  5.1
   6                       5.48800      0.02039       5.46761       Actual/360       811,449.07       9,737,388.84      11/02/06
   7                       6.10300      0.02039       6.08261       Actual/360       721,905.79       8,662,869.48      12/08/06
   8
 8.01           1          5.46600      0.02039       5.44561       Actual/360       155,173.67       1,862,084.00      03/08/07
 8.02           1          5.46600      0.02039       5.44561       Actual/360       105,296.42       1,263,557.00      03/08/07
 8.03           1          5.46600      0.02039       5.44561       Actual/360       80,357.79         964,293.50       03/08/07
 8.04           1          5.46600      0.02039       5.44561       Actual/360       62,346.56         748,158.75       03/08/07
 8.05           1          5.46600      0.02039       5.44561       Actual/360       57,081.74         684,980.90       03/08/07
 8.06           1          5.46600      0.02039       5.44561       Actual/360       51,955.47         623,465.63       03/08/07
 8.07           1          5.46600      0.02039       5.44561       Actual/360       42,672.76         512,073.10       03/08/07
 8.08           1          5.46600      0.02039       5.44561       Actual/360       30,757.64         369,091.65       03/08/07
 8.09           1          5.46600      0.02039       5.44561       Actual/360       27,986.68         335,840.15       03/08/07
 8.10           1          5.46600      0.02039       5.44561       Actual/360       14,408.98         172,907.80       03/08/07
 8.11           1          5.46600      0.02039       5.44561       Actual/360       10,529.64         126,355.70       03/08/07
   9                       5.38700      0.02039       5.36661       Actual/360       588,218.21       7,058,618.52      10/05/06
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
  10                       6.10450      0.02039       6.08411       Actual/360       621,507.34       7,458,088.09      12/08/06
  11                       5.67500      0.02039       5.65461       Actual/360       503,459.20       6,041,510.40      03/01/07
  12                       6.98000      0.02039       6.95961       Actual/360       697,157.84       8,365,894.08      03/01/07
  13                       6.11850      0.02039       6.09811       Actual/360       535,050.08       6,420,600.96      01/25/07
  14                       6.53200      0.02039       6.51161       Actual/360       551,893.52       6,622,722.24      12/15/06
  15                       5.61600      0.02039       5.59561       Actual/360       456,658.80       5,479,905.60      02/05/07
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
  16                       5.86000      0.02039       5.83961       Actual/360       470,359.95       5,644,319.40      10/25/06
  17                       5.40000      0.02039       5.37961       Actual/360       410,625.00       4,927,500.00      12/12/06
  18                       5.29250      0.02039       5.27211       Actual/360       384,563.83       4,614,765.96      01/09/07
  19                       6.11841      0.02039       6.09802       Actual/360       423,898.45       5,086,781.40      01/31/07
  20                       6.58000      0.02039       6.55961       Actual/360       400,283.33       4,803,399.96      01/31/07
  21                       5.82800      0.02039       5.80761       Actual/360       344,688.43       4,136,261.16      01/12/07
  22            2          5.43350      0.02039       5.41311       Actual/360       301,615.85       3,619,390.20      03/09/07
 22.01
 22.02
 22.03
 22.04
  23
 23.01          3          5.59000      0.02039       5.56961       Actual/360       76,101.79         913,221.48       10/05/06
 23.02          3          5.59000      0.02039       5.56961       Actual/360       70,889.14         850,669.68       10/05/06
 23.03          3          5.59000      0.02039       5.56961       Actual/360       48,407.09         580,885.08       10/05/06
 23.04          3          5.64000      0.02039       5.61961       Actual/360       25,532.02         306,384.24       10/05/06
 23.05          3          5.59000      0.02039       5.56961       Actual/360       22,713.72         272,564.64       10/05/06
 23.06          3          5.59000      0.02039       5.56961       Actual/360       22,366.79         268,401.48       10/05/06
 23.07          3          5.59000      0.02039       5.56961       Actual/360       18,686.97         224,243.64       10/05/06
 23.08          3          5.59000      0.02039       5.56961       Actual/360       18,241.40         218,896.80       10/05/06
 23.09          3          5.64000      0.02039       5.61961       Actual/360       16,369.78         196,437.36       10/05/06
 23.10          3          5.59000      0.02039       5.56961       Actual/360       15,574.29         186,891.48       10/05/06
 23.11          3          5.59000      0.02039       5.56961       Actual/360       12,615.87         151,390.44       10/05/06
  24                       5.48100      0.02039       5.46061       Actual/360       303,326.41       3,639,916.88      01/31/07
  25                       5.47700      0.02039       5.45661       Actual/360       300,791.26       3,609,495.12      12/21/06
  26
 26.01          1          5.71710      0.02039       5.69671       Actual/360       144,062.45       1,728,749.40      02/12/07
 26.02          1          5.71710      0.02039       5.69671       Actual/360       59,182.31         710,187.69       02/12/07
 26.03          1          5.71710      0.02039       5.69671       Actual/360       56,090.84         673,090.06       02/12/07
 26.04          1          5.71710      0.02039       5.69671       Actual/360        6,786.74          81,440.88       02/12/07
  27                       5.90000      0.02039       5.87961       Actual/360       274,172.45       3,290,069.40      02/01/07
  28                       5.53650      0.02039       5.51611       Actual/360       243,247.15       2,918,965.80      03/08/07
  29                       5.86600      0.02039       5.84561       Actual/360       293,117.49       3,517,409.89      12/21/06
 29.01
 29.02
 29.03
 29.04
 29.05
 29.06
  30                       5.99000      0.02039       5.96961       Actual/360       237,866.78       2,854,401.36      10/10/06
 30.01
 30.02
 30.03
 30.04
 30.05
 30.06
 30.07
 30.08
  31                       5.52000      0.02039       5.49961       Actual/360       261,760.45       3,141,125.40      03/02/07
  32                       5.32750      0.02039       5.30711       Actual/360       202,555.99       2,430,671.88      01/30/07
  33                       5.52000      0.02039       5.49961       Actual/360       206,610.28       2,479,323.36      01/31/07
  34                       5.99000      0.02039       5.96961       Actual/360       217,622.80       2,611,473.60      11/29/06
 34.01
 34.02
  35            4          5.49890      0.04039       5.45851       Actual/360       198,851.43       2,386,217.11      02/08/07
  36                       5.65600      0.04039       5.61561       Actual/360       198,320.05       2,379,840.56      12/28/06
  37                       5.54600      0.03039       5.51561       Actual/360       187,434.26       2,249,211.11      11/21/06
  38            2          5.39600      0.02039       5.37561       Actual/360       159,569.21       1,914,830.56      12/08/06
 38.01
 38.02
 38.03
 38.04
 38.05
 38.06
 38.07
 38.08
 38.09
 38.10
 38.11
 38.12
 38.13
 38.14
 38.15
 38.16
 38.17
 38.18
 38.19
 38.20
  39                       5.54470      0.02039       5.52431       Actual/360       199,708.85       2,396,506.20      02/16/07
  40            5          5.94000      0.07039       5.86961       Actual/360       165,302.57       1,983,630.84      02/28/07
  41                       5.75000      0.02039       5.72961       Actual/360       149,876.01       1,798,512.12      02/22/07
  42                       5.67000      0.03039       5.63961       Actual/360       192,777.99       2,313,335.88      12/29/06
 42.01
 42.02
 42.03
 42.04
 42.05
  43                       5.93600      0.02039       5.91561       Actual/360       195,320.44       2,343,845.28      01/23/07
  44                       5.86000      0.02039       5.83961       Actual/360       177,173.83       2,126,085.96      02/20/07
  45                       6.03000      0.02039       6.00961       Actual/360       180,444.19       2,165,330.28      01/31/07
  46                       5.38500      0.02039       5.36461       Actual/360       136,494.79       1,637,937.48      02/15/07
  47                       5.53500      0.02039       5.51461       Actual/360       140,296.88       1,683,562.56      03/08/07
  48                       5.79500      0.02039       5.77461       Actual/360       167,280.49       2,007,365.88      12/26/06
 48.01
 48.02
 48.03
 48.04
 48.05
 48.06
 48.07
 48.08
 48.09
  49                       5.86000      0.02039       5.83961       Actual/360       133,681.25       1,604,175.00      01/09/07
  50                       5.62200      0.02039       5.60161       Actual/360       126,589.35       1,519,072.20      02/22/07
 50.01
 50.02
 50.03
  51                       5.46000      0.02039       5.43961       Actual/360       119,943.06       1,439,316.72      12/28/06
  52                       5.67400      0.02039       5.65361       Actual/360       119,850.12       1,438,201.39      12/14/06
  53                       5.80200      0.02039       5.78161       Actual/360       121,573.39       1,458,880.68      02/08/07
  54            6          5.44550      0.02039       5.42511       Actual/360       113,183.20       1,358,198.46      11/01/06
  55                       5.49950      0.02039       5.47911       Actual/360       112,563.12       1,350,757.40      12/04/06
  56            3          5.59000      0.02039       5.56961       Actual/360       135,138.31       1,621,659.72      10/05/06
  57                       5.47700      0.02039       5.45661       Actual/360       106,433.83       1,277,205.96      02/09/07
  58                       6.00000      0.03539       5.96461       Actual/360       114,366.67       1,372,400.04      03/02/07
  59                       5.55000      0.05039       5.49961       Actual/360       122,749.96       1,472,999.52      01/31/07
  60                       5.79000      0.02039       5.76961       Actual/360       123,787.78       1,485,453.36      01/31/07
  61                       6.25000      0.02039       6.22961       Actual/360       102,973.09       1,235,677.08      02/05/07
  62                       5.87000      0.02039       5.84961       Actual/360       115,287.56       1,383,450.72      02/15/07
  63                       6.51000      0.02039       6.48961       Actual/360       104,781.61       1,257,379.32      11/16/06
  64                       5.73000      0.03039       5.69961       Actual/360       110,637.56       1,327,650.72      09/27/06
  65                       5.64800      0.02039       5.62761       Actual/360       85,896.67        1,030,760.04      12/29/06
  66                       6.86700      0.02039       6.84661       Actual/360       100,374.24       1,204,490.88      06/27/06
  67                       5.94000      0.02039       5.91961         30/360         85,200.37        1,022,404.44      01/18/07
  68                       5.53000      0.02039       5.50961       Actual/360       91,627.18        1,099,526.16      11/22/06
  69                       5.86000      0.02039       5.83961       Actual/360       84,169.68        1,010,036.16      02/07/07
  70            7          5.79000      0.03039       5.75961       Actual/360       95,419.75        1,145,037.00      03/01/07
  71                       5.65500      0.02039       5.63461       Actual/360       74,536.04         894,432.48       01/19/07
  72                       6.09000      0.07039       6.01961       Actual/360       93,223.75        1,118,685.00      01/31/07
  73                       6.18000      0.06039       6.11961       Actual/360       109,028.10       1,308,337.20      01/31/07
  74                       5.85600      0.02039       5.83561       Actual/360       74,216.67         890,600.04       02/02/07
  75                       5.87000      0.02039       5.84961       Actual/360       102,797.97       1,233,575.64      01/05/07
  76                       6.10000      0.02039       6.07961       Actual/360       86,354.26        1,036,251.12      12/22/06
  77                       5.79200      0.07039       5.72161       Actual/360       69,245.91         830,950.89       01/04/07
  78            5          5.94000      0.07039       5.86961       Actual/360       70,774.41         849,292.92       02/28/07
  79            6          5.38550      0.02039       5.36511       Actual/360       62,793.43         753,521.21       11/01/06
  80                       5.93000      0.06039       5.86961       Actual/360       81,927.52         983,130.24       02/01/07
  81            7          5.79000      0.03039       5.75961       Actual/360       80,297.94         963,575.28       12/21/06
  82            8          5.66200      0.02039       5.64161       Actual/360       63,721.09         764,653.08       02/28/07
 82.01
 82.02
 82.03
  83            4          5.65330      0.04039       5.61291       Actual/360       63,527.65         762,331.80       01/30/07
  84            9          6.24000      0.02039       6.21961       Actual/360       81,311.85         975,742.20       02/01/07
  85                       5.67000      0.02039       5.64961       Actual/360       75,205.09         902,461.08       01/25/07
  86                       5.39900      0.02039       5.37861       Actual/360       59,301.52         711,618.24       03/05/07
  87            5          5.94000      0.07039       5.86961       Actual/360       63,035.50         756,426.00       02/28/07
  88                       6.16300      0.02039       6.14261       Actual/360       65,089.55         781,074.60       12/01/06
  89                       5.46820      0.02039       5.44781       Actual/360       69,027.04         828,324.48       02/15/07
  90                       5.64000      0.02039       5.61961       Actual/360       58,064.91         696,778.92       02/01/07
  91            10         5.74000      0.02039       5.71961       Actual/360       58,197.22         698,366.64       03/01/07
  92                       5.76000      0.06039       5.69961       Actual/360       70,104.99         841,259.88       01/09/07
  93                       5.99000      0.02039       5.96961       Actual/360       77,242.83         926,913.96       01/18/07
  94                       6.09000      0.02039       6.06961       Actual/360       71,370.65         856,447.80       01/26/07
  95            7          5.79000      0.03039       5.75961       Actual/360       68,458.39         821,500.68       02/05/07
  96            8          5.67000      0.02039       5.64961       Actual/360       54,804.75         657,657.00       02/28/07
 96.01
 96.02
 96.03
  97            11         5.66000      0.06039       5.59961       Actual/360       65,588.03         787,056.36       01/29/07
  98                       5.84000      0.02039       5.81961       Actual/360       66,001.91         792,022.92       01/12/07
  99                       6.80500      0.02039       6.78461       Actual/360       77,771.51         933,258.12       02/08/07
 99.01
 99.02
  100                      5.90400      0.07039       5.83361       Actual/360       65,866.57         790,398.84       11/20/06
  101                      5.85000      0.02039       5.82961       Actual/360       52,392.71         628,712.52       02/15/07
  102                      5.62300      0.02039       5.60261         30/360         48,966.96         587,603.52       02/12/07
  103                      6.12000      0.03039       6.08961       Actual/360       63,157.87         757,894.44       12/18/06
  104                      6.08000      0.03039       6.04961       Actual/360       62,889.17         754,670.04       01/17/07
  105           8          5.67700      0.02039       5.65661       Actual/360       48,195.63         578,347.56       02/28/07
105.01
105.02
  106           4          5.58400      0.04039       5.54361       Actual/360       47,368.35         568,420.18       02/06/07
  107                      5.85000      0.02039       5.82961       Actual/360       58,994.09         707,929.08       02/21/07
  108
108.01          20         5.71000      0.02039       5.68961       Actual/360       43,577.57         522,930.84       02/28/07
108.02          20         5.71000      0.02039       5.68961       Actual/360       12,782.75         153,393.00       02/28/07
  109                      5.87000      0.02039       5.84961       Actual/360       47,860.20         574,322.40       12/20/06
  110                      6.14000      0.03039       6.10961       Actual/360       55,380.86         664,570.32       06/27/06
  111                      5.66500      0.02039       5.64461       Actual/360       52,181.14         626,173.68       01/17/07
  112                      5.51000      0.02039       5.48961       Actual/360       41,898.96         502,787.52       03/08/07
  113                      5.87000      0.02039       5.84961       Actual/360       42,156.66         505,879.92       02/12/07
  114           12         5.69000      0.02039       5.66961       Actual/360       40,383.19         484,598.28       12/20/06
  115                      5.53500      0.02039       5.51461       Actual/360       38,581.64         462,979.68       02/08/07
  116                      5.92000      0.02039       5.89961       Actual/360       41,015.19         492,182.28       12/20/06
  117           13         5.87000      0.02039       5.84961         30/360         48,479.90         581,758.80       02/01/07
  119           14         6.49000      0.02039       6.46961       Actual/360       49,250.02         591,000.24       07/19/06
  120           17         6.01850      0.06039       5.95811       Actual/360       46,257.01         555,084.12       03/15/07
  121                      5.80000      0.02039       5.77961       Actual/360       36,753.47         441,041.64       02/13/07
  122                      5.68950      0.02039       5.66911       Actual/360       42,030.80         504,369.60       03/13/07
  123                      5.86000      0.02039       5.83961       Actual/360       42,521.72         510,260.64       11/17/06
  124           9          5.84000      0.02039       5.81961       Actual/360       41,958.36         503,500.32       01/31/07
  125                      5.88000      0.08039       5.79961       Actual/360       42,021.87         504,262.44       12/21/06
  126           10         5.77000      0.02039       5.74961       Actual/360       34,125.81         409,509.72       03/01/07
  127                      5.90000      0.03039       5.86961       Actual/360       41,519.56         498,234.72       02/13/07
  128                      5.66000      0.02039       5.63961       Actual/360       40,104.05         481,248.60       12/22/06
  129           12         6.05000      0.02039       6.02961       Actual/360       34,759.49         417,113.88       12/20/06
  130                      6.38000      0.02039       6.35961       Actual/360       42,133.29         505,599.48       02/23/07
  131           15         5.77000      0.02039       5.74961       Actual/360       38,365.77         460,389.24       01/15/07
131.01
131.02
  132                      6.10000      0.03039       6.06961       Actual/360       39,389.66         472,675.92       02/12/07
  133                      5.98000      0.08039       5.89961       Actual/360       38,426.58         461,118.96       02/08/07
  134                      5.66000      0.02039       5.63961       Actual/360       36,960.00         443,520.00       12/14/06
  135                      5.62100      0.02039       5.60061       Actual/360       30,019.85         360,238.18       01/12/07
  136           13         5.87000      0.02039       5.84961         30/360         30,817.50         369,810.00       02/01/07
  137                      5.94000      0.06039       5.87961       Actual/360       37,529.00         450,348.00       02/12/07
  138                      5.61000      0.02039       5.58961       Actual/360       29,407.70         352,892.40       01/19/07
  139           9          5.84000      0.02039       5.81961       Actual/360       36,477.84         437,734.08       01/31/07
  140                      5.66100      0.02039       5.64061       Actual/360       28,698.13         344,377.56       02/15/07
  141                      5.73260      0.02039       5.71221       Actual/360       34,948.08         419,376.96       02/16/07
  142                      5.86650      0.02039       5.84611       Actual/360       50,199.68         602,396.16       02/05/07
  143                      6.16000      0.02039       6.13961       Actual/360       39,247.03         470,964.36       12/11/06
  144                      5.79200      0.02039       5.77161       Actual/360       29,166.47         349,997.64       01/25/07
  145                      6.18000      0.08039       6.09961       Actual/360       31,011.18         372,134.16       01/17/07
  146                      5.69500      0.02039       5.67461       Actual/360       34,369.95         412,439.40       12/18/06
  147           11         5.87000      0.03039       5.83961       Actual/360       37,069.03         444,828.36       01/16/07
  148                      6.47250      0.03039       6.44211       Actual/360       35,924.85         431,098.20       02/02/07
  149                      5.84000      0.06039       5.77961       Actual/360       33,000.95         396,011.40       02/23/07
  150           16         6.01500      0.02039       5.99461       Actual/360       28,078.70         336,944.40       12/21/06
150.01
150.02
  151           7          5.79000      0.03039       5.75961       Actual/360       31,972.65         383,671.80       01/15/07
  152                      5.88000      0.03039       5.84961       Actual/360       31,960.30         383,523.60       01/22/07
  153           18         5.84570      0.02039       5.82531       Actual/360       31,653.30         379,839.60       01/16/07
  154                      5.88000      0.03039       5.84961       Actual/360       32,486.29         389,835.48       01/26/07
  155                      6.22000      0.06039       6.15961       Actual/360       31,302.14         375,625.68       01/18/07
  156           17         5.96850      0.06039       5.90811       Actual/360       30,175.11         362,101.32       03/15/07
  157                      5.79200      0.02039       5.77161       Actual/360       29,312.18         351,746.16       03/08/07
157.01
157.02
  158                      6.13000      0.02039       6.10961       Actual/360       30,396.70         364,760.40       01/31/07
  160                      5.93000      0.06039       5.86961       Actual/360       27,372.65         328,471.80       02/19/07
  161                      5.53000      0.03039       5.49961       Actual/360       25,777.69         309,332.28       01/25/07
  162                      5.88500      0.11039       5.77461       Actual/360       25,463.61         305,563.32       12/29/06
  163                      5.69900      0.02039       5.67861       Actual/360       24,954.49         299,453.88       03/05/07
  164                      6.16000      0.06039       6.09961       Actual/360       26,224.66         314,695.92       12/27/06
  165                      6.18000      0.02039       6.15961       Actual/360       22,191.49         266,297.88       12/15/06
  166           16         6.01500      0.02039       5.99461       Actual/360       21,522.77         258,273.24       12/21/06
166.01
166.02
  167           9          5.84000      0.02039       5.81961       Actual/360       24,898.04         298,776.48       01/31/07
  168                      5.65000      0.02039       5.62961       Actual/360       29,248.24         350,978.88       12/20/06
  169           21         5.70000      0.03039       5.66961       Actual/360       23,848.65         286,183.80
  170                      5.53250      0.02039       5.51211       Actual/360       22,793.19         273,518.28       03/01/07
  171           9          5.84000      0.02039       5.81961       Actual/360       23,100.67         277,208.04       01/31/07
  172                      5.81500      0.02039       5.79461       Actual/360       22,920.64         275,047.68       12/22/06
  173                      5.70500      0.02039       5.68461       Actual/360       22,357.62         268,291.44       01/25/07
  174           13         5.99500      0.02039       5.97461         30/360         18,984.17         227,810.04       02/01/07
  175                      5.52000      0.02039       5.49961       Actual/360       21,339.17         256,070.04       01/19/07
  176                      5.95000      0.08039       5.86961       Actual/360       22,303.11         267,637.32       03/05/07
  177           16         6.01500      0.02039       5.99461       Actual/360       19,007.12         228,085.44       12/21/06
177.01
177.02
  178                      6.08000      0.02039       6.05961       Actual/360       22,071.68         264,860.16       12/01/06
  179           15         5.77000      0.02039       5.74961       Actual/360       20,557.27         246,687.24       01/31/07
  180                      5.61000      0.06039       5.54961       Actual/360       19,540.13         234,481.56       03/08/07
  181                      5.63200      0.02039       5.61161       Actual/360       21,147.84         253,774.08       02/02/07
  182                      5.93000      0.06039       5.86961       Actual/360       19,041.84         228,502.08       02/19/07
  183           21         5.70000      0.03039       5.66961       Actual/360       18,137.51         217,650.12
  184                      5.52700      0.07039       5.45661       Actual/360       17,654.01         211,848.12       01/11/07
  185                      5.77000      0.02039       5.74961       Actual/360       18,130.16         217,561.92       02/22/07
  186                      5.85800      0.02039       5.83761       Actual/360       18,304.00         219,648.00       01/10/07
  187                      5.84000      0.14039       5.69961       Actual/360       19,353.97         232,247.64       12/18/06
  188                      6.10500      0.02039       6.08461       Actual/360       17,947.01         215,364.12       02/15/07
  189           18         5.84570      0.02039       5.82531       Actual/360       16,840.87         202,090.44       01/16/07
  190                      5.91800      0.02039       5.89761       Actual/360       16,640.09         199,681.08       02/08/07
  191           13         5.87000      0.02039       5.84961         30/360         13,207.50         158,490.00       02/01/07
  192                      5.64000      0.03039       5.60961       Actual/360       15,568.30         186,819.60       01/31/07
  193                      5.69000      0.02039       5.66961       Actual/360       12,499.56         149,994.72       12/19/06
  194           17         6.06850      0.06039       6.00811       Actual/360       13,649.53         163,794.36       03/15/07
  195           14         6.12000      0.02039       6.09961       Actual/360       13,133.92         157,607.04       12/18/06
  196                      6.16000      0.03039       6.12961       Actual/360       28,068.25         336,819.00       02/01/07
  197                      5.87000      0.04039       5.82961       Actual/360       12,859.00         154,308.00       11/16/06
  198                      6.39000      0.09039       6.29961       Actual/360       14,369.52         172,434.24       02/13/07
  199                      6.26000      0.02039       6.23961       Actual/360       12,943.72         155,324.64       12/29/06
  200           4          5.60730      0.04039       5.56691       Actual/360        9,475.30         113,703.58       02/06/07
  201           19         5.52700      0.07039       5.45661       Actual/360       10,820.20         129,842.40       01/11/07
  202                      5.80000      0.08039       5.71961       Actual/360       10,268.18         123,218.16       02/26/07
  203           18         5.84570      0.02039       5.82531       Actual/360        7,123.17          85,478.04       01/16/07
  204           19         5.52700      0.07039       5.45661       Actual/360        6,833.81          82,005.72       01/11/07
  205           18         5.84570      0.02039       5.82531       Actual/360        6,368.40          76,420.80       01/16/07

 ANNEX           FIRST                                                                     PAYMENT          GRACE
 ID #       PAYMENT DATE (25)   REM. TERM      REM. AMORT     I/O PERIOD (9)  SEASONING    DUE DATE         PERIOD     MATURITY DATE
------------------------------------------------------------------------------------------------------------------------------------

   1           01/10/07            117             0              120            3            10              0           12/10/16
   2           04/01/07            120             0              120            0            1               5           03/01/17
   3           03/01/07            119             0              120            1            1               5           02/01/17
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4           04/01/07            120             0              120            0            1               5           03/01/17
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
   5           02/11/07            118             0              120            2            11              0           01/11/17
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
  5.1
   6           12/11/06            56              0              60             4            11              2           11/11/11
   7           01/11/07            81              0              84             3            11              0           12/11/13
   8
 8.01          05/01/07            72              0              72             0            1               0           04/01/13
 8.02          05/01/07            84              0              84             0            1               0           04/01/14
 8.03          05/01/07            72              0              72             0            1               0           04/01/13
 8.04          05/01/07            72              0              72             0            1               0           04/01/13
 8.05          05/01/07            72              0              72             0            1               0           04/01/13
 8.06          05/01/07            60              0              60             0            1               0           04/01/12
 8.07          05/01/07            60              0              60             0            1               0           04/01/12
 8.08          05/01/07            84              0              84             0            1               0           04/01/14
 8.09          05/01/07            84              0              84             0            1               0           04/01/14
 8.10          05/01/07            60              0              60             0            1               0           04/01/12
 8.11          05/01/07            72              0              72             0            1               0           04/01/13
   9           12/01/06            80              0              84             4            1               7           11/01/13
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
  10           02/01/07            58              0              60             2            1               10          01/01/12
  11           04/09/07            60              0              60             0            9               0           03/09/12
  12           04/11/07            120            360              0             0            11              0           03/11/17
  13           03/10/07            119             0              120            1            10              0           02/10/17
  14           02/11/07            118             0              120            2            11              0           01/11/17
  15           04/01/07            120             0              120            0            1               0           03/01/17
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
  16           12/11/06            116             0              120            4            11              0           11/11/16
  17           02/10/07            118             0              120            2            10              0           01/10/17
  18           02/09/07            82              0              84             2            10              0           01/10/14
  19           03/09/07            119             0              120            1            9               0           02/09/17
  20           03/11/07            59              0              60             1            11              0           02/11/12
  21           02/09/07            58              0              60             2            9               0           01/09/12
  22           01/11/07            117             0              120            3            11              0           12/11/16
 22.01
 22.02
 22.03
 22.04
  23
 23.01         11/11/06            115            355              0             5            11              0           10/11/16
 23.02         11/11/06            115            355              0             5            11              0           10/11/16
 23.03         11/11/06            115            355              0             5            11              0           10/11/16
 23.04         11/11/06            115            355              0             5            11              0           10/11/16
 23.05         11/11/06            115            355              0             5            11              0           10/11/16
 23.06         11/11/06            115            355              0             5            11              0           10/11/16
 23.07         11/11/06            115            355              0             5            11              0           10/11/16
 23.08         11/11/06            115            355              0             5            11              0           10/11/16
 23.09         11/11/06            115            355              0             5            11              0           10/11/16
 23.10         11/11/06            115            355              0             5            11              0           10/11/16
 23.11         11/11/06            115            355              0             5            11              0           10/11/16
  24           03/01/07            119             0              120            1            1               5           02/01/17
  25           02/11/07            58              0              60             2            11              0           01/11/12
  26
 26.01         04/01/07            84              0              84             0            1               0           03/01/14
 26.02         04/01/07            72              0              72             0            1               0           03/01/13
 26.03         04/01/07            72              0              72             0            1               0           03/01/13
 26.04         04/01/07            60              0              60             0            1               0           03/01/12
  27           03/11/07            59              0              60             1            11              0           02/11/12
  28           04/10/07            120             0              120            0            10              0           03/10/17
  29           02/01/07            118            360             60             2            1               0           01/01/17
 29.01
 29.02
 29.03
 29.04
 29.05
 29.06
  30           11/11/06            55              0              60             5            11              0           10/11/11
 30.01
 30.02
 30.03
 30.04
 30.05
 30.06
 30.07
 30.08
  31           04/11/07            120            360              0             0            11              0           03/11/17
  32           03/01/07            59              0              60             1            1               0           02/01/12
  33           03/09/07            119             0              120            1            9               0           02/09/17
  34           01/09/07            117             0              120            3            9               0           12/09/16
 34.01
 34.02
  35           04/01/07            120             0              120            0            1               7           03/01/17
  36           02/01/07            118             0              120            2            1               5           01/01/17
  37           01/01/07            57              0              60             3            1               5           12/01/11
  38           02/01/07            107             0              109            2            1               5           02/01/16
 38.01
 38.02
 38.03
 38.04
 38.05
 38.06
 38.07
 38.08
 38.09
 38.10
 38.11
 38.12
 38.13
 38.14
 38.15
 38.16
 38.17
 38.18
 38.19
 38.20
  39           04/01/07            120            360             60             0            1               5           03/01/17
  40           04/11/07            120             0              120            0            11              0           03/11/17
  41           04/11/07            120             0              120            0            11              0           03/11/17
  42           02/01/07            118            298              0             2            1               5           01/01/17
 42.01
 42.02
 42.03
 42.04
 42.05
  43           03/01/07            83             299              0             1            1               7           02/01/14
  44           04/11/07            120            360              0             0            11              0           03/11/17
  45           03/11/07            59             360             24             1            11              0           02/11/12
  46           04/11/07            60              0              60             0            11              0           03/11/12
  47           04/09/07            120             0              120            0            9               0           03/09/17
  48           02/09/07            118            360             24             2            9               0           01/09/17
 48.01
 48.02
 48.03
 48.04
 48.05
 48.06
 48.07
 48.08
 48.09
  49           02/11/07            118             0              120            2            11              0           01/11/17
  50           04/06/07            120             0              120            0            6               0           03/06/17
 50.01
 50.02
 50.03
  51           02/11/07            58              0              60             2            11              0           01/11/12
  52           02/01/07            58              0              60             2            1               7           01/01/12
  53           03/09/07            119             0              120            1            9               0           02/09/17
  54           12/01/06            116             0              120            4            1               7           11/01/16
  55           02/01/07            58              0              60             2            1               7           01/01/12
  56           11/11/06            115            355              0             5            11              0           10/11/16
  57           03/10/07            119             0              120            1            10              0           02/10/17
  58           04/11/07            120             0              120            0            11              0           03/11/17
  59           03/01/07            119            360             48             1            1               5           02/01/17
  60           03/11/07            119            360             60             1            11              0           02/11/17
  61           03/01/07            59              0              60             1            1               0           02/01/12
  62           04/01/07            120            360             60             0            1               0           03/01/17
  63           01/09/07            57              0              60             3            9               0           12/09/11
  64           11/01/06            115            360             36             5            1               5           10/01/16
  65           02/10/07            118             0              120            2            10              0           01/10/17
  66           08/11/06            52              0              60             8            11              0           07/11/11
  67           03/11/07            119             0              120            1            11              0           02/11/17
  68           01/11/07            117            420             60             3            11              0           12/11/16
  69           03/09/07            119             0              120            1            9               0           02/09/17
  70           05/01/07            120            360              0             0            1               5           04/01/17
  71           03/09/07            119             0              120            1            9               0           02/09/17
  72           03/11/07            119            360             60             1            11              0           02/11/17
  73           03/11/07            119            240             36             1            11              0           02/11/17
  74           03/09/07            119             0              120            1            9               0           02/09/17
  75           02/09/07            118            238              0             2            9               0           01/09/17
  76           02/01/07            118            360             36             2            1               0           01/01/17
  77           03/01/07            119             0              120            1            1               7           02/01/17
  78           04/11/07            120             0              120            0            11              0           03/11/17
  79           12/01/06            116             0              120            4            1               7           11/01/16
  80           03/01/07            119            360             60             1            1               5           02/01/17
  81           02/01/07            118            358              0             2            1               5           01/01/17
  82           04/09/07            120             0              120            0            9               0           03/09/17
 82.01
 82.02
 82.03
  83           03/01/07            59              0              60             1            1               7           02/01/12
  84           03/11/07            119            360             60             1            11              0           02/11/17
  85           03/11/07            119            360             48             1            11              0           02/11/17
  86           04/09/07            120             0              120            0            9               0           03/09/17
  87           04/11/07            120             0              120            0            11              0           03/11/17
  88           01/11/07            69              0              72             3            11              0           12/11/12
  89           04/01/07            120            360             36             0            1               7           03/01/17
  90           03/11/07            119             0              120            1            11              0           02/11/17
  91           04/09/07            120             0              120            0            9               0           03/09/17
  92           03/01/07            119            360             60             1            1               5           02/01/17
  93           03/09/07            119            299              0             1            9               0           02/09/17
  94           03/01/07            83             360             36             1            1               7           02/01/14
  95           04/01/07            120            360             12             0            1               5           03/01/17
  96           04/09/07            120             0              120            0            9               0           03/09/17
 96.01
 96.02
 96.03
  97           03/01/07            119            359              0             1            1               5           02/01/17
  98           03/11/07            119            360             36             1            11              0           02/11/17
  99           03/10/07            59             299              0             1            10              0           02/10/12
 99.01
 99.02
  100          01/01/07            81             360             36             3            1               7           12/01/13
  101          04/10/07            60              0              60             0            10              0           03/10/12
  102          04/11/07            60              0              60             0            11              0           03/11/12
  103          02/01/07            58             360             12             2            1               5           01/01/12
  104          03/01/07            119            359              0             1            1               5           02/01/17
  105          04/09/07            120             0              120            0            9               0           03/09/17
105.01
105.02
  106          04/01/07            60              0              60             0            1               7           03/01/12
  107          04/01/07            84             360             36             0            1               0           03/01/14
  108
108.01         04/11/07            120            360              0             0            11              0           03/11/17
108.02         04/11/07            120            360              0             0            11              0           03/11/17
  109          02/09/07            118             0              120            2            9               0           01/09/17
  110          08/01/06            112            360             60             8            1               5           07/01/16
  111          03/11/07            119            360             60             1            11              0           02/11/17
  112          04/09/07            120             0              120            0            9               0           03/09/17
  113          04/09/07            120             0              120            0            9               0           03/09/17
  114          02/11/07            58              0              60             2            11              0           01/11/12
  115          03/11/07            119             0              120            1            11              0           02/11/17
  116          02/11/07            58              0              60             2            11              0           01/11/12
  117          03/09/07            119            360             60             1            9               0           02/09/17
  119          09/11/06            53             360             24             7            11              0           08/11/11
  120          05/01/07            180            360              0             0            1               7           04/01/22
  121          04/11/07            120             0              120            0            11              0           03/11/17
  122          05/01/07            120            360             60             0            1               7           04/01/17
  123          01/11/07            117            357              0             3            11              0           12/11/16
  124          03/11/07            119            360             60             1            11              0           02/11/17
  125          02/01/07            118            358              0             2            1               7           01/01/17
  126          04/09/07            120             0              120            0            9               0           03/09/17
  127          04/01/07            120            360              0             0            1               5           03/01/17
  128          02/11/07            82             360             36             2            11              0           01/11/14
  129          02/11/07            58              0              60             2            11              0           01/11/12
  130          04/11/07            60             360             24             0            11              0           03/11/12
  131          03/11/07            119            360             36             1            11              0           02/11/17
131.01
131.02
  132          04/01/07            120            360              0             0            1               5           03/01/17
  133          04/01/07            120            360             36             0            1               5           03/01/17
  134          02/09/07            118            359              0             2            9               0           01/09/17
  135          03/01/07            119             0              120            1            1               8           02/01/17
  136          03/09/07            119             0              120            1            9               0           02/09/17
  137          04/01/07            120            360              0             0            1               5           03/01/17
  138          03/09/07            119             0              120            1            9               0           02/09/17
  139          03/11/07            119            360             60             1            11              0           02/11/17
  140          04/01/07            60              0              60             0            1               7           03/01/12
  141          04/01/07            120            360             60             0            1               7           03/01/17
  142          04/01/07            180            180              0             0            1               7           03/01/22
  143          02/01/07            118            298              0             2            1               0           01/01/17
  144          03/09/07            119             0              120            1            9               0           02/09/17
  145          03/06/07            119             0              120            1            6               0           02/06/17
  146          02/01/07            58             360             24             2            1               7           01/01/12
  147          03/01/07            119            299              0             1            1               5           02/01/17
  148          04/01/07            120            360              0             0            1               7           03/01/17
  149          04/01/07            120            360              0             0            1               5           03/01/17
  150          02/09/07            118             0              120            2            9               5           01/09/17
150.01
150.02
  151          03/01/07            119            360             24             1            1               5           02/01/17
  152          03/01/07            119            360             48             1            1               5           02/01/17
  153          03/01/07            119            360             36             1            1               7           02/01/17
  154          03/01/07            119            300             24             1            1               5           02/01/17
  155          03/11/07            119            359              0             1            11              0           02/11/17
  156          05/01/07            180            360              0             0            1               7           04/01/22
  157          04/09/07            120            360              0             0            9               0           03/09/17
157.01
157.02
  158          03/09/07            119            359              0             1            9               0           02/09/17
  160          04/01/07            120            360             24             0            1               5           03/01/17
  161          03/01/07            119            360             48             1            1               5           02/01/17
  162          02/01/07            118            360             24             2            1               7           01/01/17
  163          04/06/07            120            360              0             0            6               0           03/06/17
  164          02/01/07            118            358              0             2            1               5           01/01/17
  165          02/09/07            118             0              120            2            9               0           01/09/17
  166          02/09/07            118             0              120            2            9               5           01/09/17
166.01
166.02
  167          03/11/07            119            360             60             1            11              0           02/11/17
  168          02/01/07            118            238              0             2            1               7           01/01/17
  169          05/01/07            120            360             24             0            1               5           04/01/17
  170          04/10/07            120            360             60             0            10              0           03/10/17
  171          03/11/07            119            360             60             1            11              0           02/11/17
  172          02/11/07            118            358              0             2            11              0           01/11/17
  173          03/01/07            119            360             36             1            1               0           02/01/17
  174          03/09/07            59              0              60             1            9               0           02/09/12
  175          03/01/07            119            360             60             1            1               7           02/01/17
  176          05/01/07            120            360              0             0            1               5           04/01/17
  177          02/09/07            118             0              120            2            9               5           01/09/17
177.01
177.02
  178          01/11/07            117            360             24             3            11              0           12/11/16
  179          03/11/07            119            360             36             1            11              0           02/11/17
  180          05/01/07            120            360             60             0            1               5           04/01/17
  181          03/09/07            119            299              0             1            9               0           02/09/17
  182          04/01/07            120            360             24             0            1               5           03/01/17
  183          05/01/07            120            360             24             0            1               5           04/01/17
  184          03/01/07            119            360             36             1            1               7           02/01/17
  185          04/11/07            120            360              0             0            11              0           03/11/17
  186          02/09/07            118            358              0             2            9               0           01/09/17
  187          02/01/07            118            298              0             2            1               5           01/01/17
  188          04/11/07            120            360             48             0            11              0           03/11/17
  189          03/01/07            119            360             36             1            1               7           02/01/17
  190          04/01/07            120            360             24             0            1               7           03/01/17
  191          03/09/07            119             0              120            1            9               0           02/09/17
  192          03/01/07            119            360             60             1            1               5           02/01/17
  193          02/09/07            118             0              120            2            9               5           01/09/17
  194          05/01/07            180            360              0             0            1               7           04/01/22
  195          02/11/07            58              0              60             2            11              0           01/11/12
  196          03/01/07            119            119              0             1            1               5           02/01/17
  197          01/11/07            117            360             36             3            11              0           12/11/16
  198          04/01/07            120            300              0             0            1               10          03/01/17
  199          02/01/07            118            358              0             2            1               7           01/01/17
  200          04/01/07            60              0              60             0            1               7           03/01/12
  201          03/01/07            119            360             36             1            1               7           02/01/17
  202          04/01/07            120            360              0             0            1               5           03/01/17
  203          03/01/07            119            360             36             1            1               7           02/01/17
  204          03/01/07            119            360             36             1            1               7           02/01/17
  205          03/01/07            119            360             36             1            1               7           02/01/17

                                                                                     REMAINING
 ANNEX                    FINAL          MATURITY           MATURITY                PREPAYMENT
 ID #      ARD LOAN      MAT DATE      BALANCE ($)(2)      LTV %(1),(18)     PROVISION (PAYMENTS)(12)
----------------------------------------------------------------------------------------------------------------------

   1          No                       230,000,000            78.9              L(24),Def(83),O(10)
   2          No                       225,000,000            75.0              L(26),Def(87),O(7)
   3          No                       203,400,000            77.8              L(24),Def(90),O(5)
 3.01                                   40,410,000
 3.02                                   30,240,000
 3.03                                   24,570,000
 3.04                                   23,610,000
 3.05                                   21,990,000
 3.06                                   21,150,000
 3.07                                   21,000,000
 3.08                                   20,430,000
   4          No                       203,250,000            77.5           L(24),Grtr1%orYM(92),O(4)
 4.01                                   64,392,204
 4.02                                   44,942,814
 4.03                                   34,404,499
 4.04                                   20,379,241
 4.05                                   9,530,976
 4.06                                   9,221,025
 4.07                                   8,368,662
 4.08                                   7,206,347
 4.09                                   4,804,232
   5          No                       186,000,000            79.5              L(24),Def(91),O(3)
 5.01                                   34,926,587
 5.02                                   24,401,001
 5.03                                   22,953,874
 5.04                                   17,394,239
 5.05                                   17,188,803
 5.06                                   16,943,477
 5.07                                   16,628,001
 5.08                                   13,949,378
 5.09                                   12,951,968
  5.1                                   8,662,671
   6          No                       175,000,000            77.8              L(24),Def(22),O(10)
   7          No                       140,000,000            71.3              L(24),Def(54),O(3)
   8                                   138,270,000
 8.01         No                        33,600,000            60.0              L(23),Def(45),O(4)
 8.02         No                        22,800,000            60.0              L(23),Def(57),O(4)
 8.03         No                        17,400,000            60.0              L(23),Def(45),O(4)
 8.04         No                        13,500,000            60.0              L(23),Def(45),O(4)
 8.05         No                        12,360,000            60.0              L(23),Def(45),O(4)
 8.06         No                        11,250,000            60.0              L(23),Def(33),O(4)
 8.07         No                        9,240,000             60.0              L(23),Def(33),O(4)
 8.08         No                        6,660,000             60.0              L(23),Def(57),O(4)
 8.09         No                        6,060,000             60.0              L(23),Def(57),O(4)
 8.10         No                        3,120,000             60.0              L(23),Def(33),O(4)
 8.11         No                        2,280,000             60.0              L(23),Def(45),O(4)
   9          No                       129,235,662            53.9              L(24),Def(52),O(4)
 9.01                                   29,150,000
 9.02                                   16,870,000
 9.03                                   12,400,000
 9.04                                   11,480,000
 9.05                                   10,080,000
 9.06                                   8,380,000
 9.07                                   6,850,000
 9.08                                   6,815,662
 9.09                                   6,090,000
 9.10                                   5,740,000
 9.11                                   5,200,000
 9.12                                   5,180,000
 9.13                                   5,000,000
  10          No                       120,500,000            77.3                  L(33),O(25)
  11          No                       105,000,000            70.0              L(24),Def(32),O(4)
  12          No                        91,564,060            61.8              L(24),Def(95),O(1)
  13          No                       103,500,000            68.1              L(24),Def(91),O(4)
  14          No                       100,000,000            79.9              L(24),Def(87),O(7)
  15          No                        96,240,000            80.0              L(24),Def(91),O(5)
 15.01                                  25,600,000
 15.02                                  23,760,000
 15.03                                  16,400,000
 15.04                                  16,000,000
 15.05                                  8,320,000
 15.06                                  6,160,000
  16          No                        95,000,000            77.2           L(24),Grtr1%orYM(88),O(4)
  17          No                        90,000,000            43.9              L(24),Def(90),O(4)
  18          No                        86,000,000            68.5        L(33),DeforGrtr1%orYM(45),O(4)
  19          No                        82,000,000            79.6              L(24),Def(92),O(3)
  20          No                        72,000,000            80.0              L(24),Def(31),O(4)
  21          No                        70,000,000            75.3              L(24),Def(33),O(1)
  22          No                        65,700,000            79.3              L(24),Def(88),O(5)
 22.01                                  21,000,000
 22.02                                  20,000,000
 22.03                                  18,000,000
 22.04                                  6,700,000
  23                                    50,742,745
 23.01        No                        11,117,883            60.8              L(24),Def(79),O(12)
 23.02        No                        10,356,355            60.8              L(24),Def(79),O(12)
 23.03        No                        7,071,901             60.8              L(24),Def(79),O(12)
 23.04        No                        3,715,314             60.8              L(24),Def(79),O(12)
 23.05        No                        3,318,300             60.8              L(24),Def(79),O(12)
 23.06        No                        3,267,615             60.8              L(24),Def(79),O(12)
 23.07        No                        2,730,022             60.8              L(24),Def(79),O(12)
 23.08        No                        2,664,927             60.8              L(24),Def(79),O(12)
 23.09        No                        2,382,064             60.8              L(24),Def(79),O(12)
 23.10        No                        2,275,283             60.8              L(24),Def(79),O(12)
 23.11        No                        1,843,081             60.8              L(24),Def(79),O(12)
  24          No                        65,500,000            79.9              L(24),Def(91),O(4)
  25          No                        65,000,000            77.8       L(9),Grtr1%orYM(15),DeforGrtr1%orYM(29),O(5)
  26                                    55,093,000
 26.01        No                        29,824,000            53.3              L(24),Def(56),O(4)
 26.02        No                        12,252,000            53.3              L(24),Def(44),O(4)
 26.03        No                        11,612,000            53.3              L(24),Def(44),O(4)
 26.04        No                        1,405,000             53.3              L(24),Def(32),O(4)
  27          No                        55,000,000            80.0              L(24),Def(28),O(7)
  28          No                        52,000,000            79.6              L(24),Def(92),O(4)
  29          No                        46,321,260            74.2              L(24),Def(90),O(4)
 29.01                                  12,554,914
 29.02                                  9,157,713
 29.03                                  8,972,891
 29.04                                  7,828,293
 29.05                                  4,246,733
 29.06                                  3,560,715
  30          No                        47,000,000            70.8              L(24),Def(28),O(3)
 30.01                                  16,738,596
 30.02                                  5,854,386
 30.03                                  4,836,053
 30.04                                  4,836,053
 30.05                                  4,695,877
 30.06                                  4,349,561
 30.07                                  4,122,807
 30.08                                  1,566,667
  31          No                        38,461,632            62.0              L(24),Def(92),O(4)
  32          No                        45,000,000            70.3              L(24),Def(29),O(6)
  33          No                        44,300,000            75.3              L(24),Def(90),O(5)
  34          No                        43,000,000            79.9          L(12),Grtr1%orYM(104),O(1)
 34.01                                  21,960,000
 34.02                                  21,040,000
  35          No                        42,800,000            80.0              L(24),Def(92),O(4)
  36          No                        41,500,000            79.8              L(24),Def(90),O(4)
  37          No                        40,000,000            67.2          L(24),Grtr1%orYM(20),O(13)
  38          No                        35,000,000            75.9              L(24),Def(78),O(5)
 38.01                                  4,384,000
 38.02                                  3,240,000
 38.03                                  2,941,400
 38.04                                  2,760,000
 38.05                                  2,494,800
 38.06                                  2,186,800
 38.07                                  1,909,600
 38.08                                  1,886,500
 38.09                                  1,617,000
 38.10                                  1,520,000
 38.11                                  1,493,800
 38.12                                  1,475,100
 38.13                                  1,278,200
 38.14                                  1,178,100
 38.15                                  1,062,600
 38.16                                   876,000
 38.17                                   870,100
 38.18                                   685,000
 38.19                                   660,000
 38.20                                   481,000
  39          No                        32,537,922            70.0              L(24),Def(92),O(4)
  40          No                        32,937,000            73.2              L(24),Def(93),O(3)
  41          No                        30,850,000            76.6           L(24),Def(84),1%(6),O(6)
  42          No                        23,644,225            61.3              L(34),Def(81),O(3)
 42.01                                  9,310,679
 42.02                                  8,759,389
 42.03                                  3,185,232
 42.04                                  1,715,125
 42.05                                   673,799
  43          No                        26,096,797            53.9              L(24),Def(56),O(3)
  44          No                        25,345,225            65.8              L(24),Def(92),O(4)
  45          No                        28,910,802            46.1              L(24),Def(29),O(6)
  46          No                        30,000,000            46.9              L(24),Def(29),O(7)
  47          No                        30,000,000            71.4              L(24),Def(92),O(4)
  48          No                        25,158,519            69.9              L(24),Def(93),O(1)
 48.01                                  6,993,334
 48.02                                  5,245,000
 48.03                                  3,286,867
 48.04                                  3,007,134
 48.05                                  2,867,267
 48.06                                  1,713,367
 48.07                                   958,087
 48.08                                   552,473
 48.09                                   534,991
  49          No                        27,000,000            79.4              L(24),Def(91),O(3)
  50          No                        26,650,000            80.0              L(24),Def(95),O(1)
 50.01                                  10,884,084
 50.02                                  8,883,333
 50.03                                  6,882,583
  51          No                        26,000,000            74.5        L(24),Def(10),Defor1%(20),O(4)
  52          No                        25,000,000            71.4              L(24),Def(32),O(2)
  53          No                        24,800,000            80.0              L(24),Def(94),O(1)
  54          No                        24,600,000            66.0              L(24),Def(88),O(4)
  55          No                        24,225,000            73.6              L(24),Def(27),O(7)
  56          No                        19,742,664            50.3              L(24),Def(79),O(12)
  57          No                        23,000,000            79.3              L(25),Def(89),O(5)
  58          No                        22,560,000            80.0              L(24),Def(93),O(3)
  59          No                        19,632,149            73.0           L(34),Grtr1%orYM(82),O(3)
  60          No                        19,702,669            74.6              L(24),Def(92),O(3)
  61          No                        19,500,000            79.9              L(24),Def(32),O(3)
  62          No                        18,210,162            74.1              L(24),Def(93),O(3)
  63          No                        19,050,000            70.8           L(21),Grtr1%orYM(32),O(4)
  64          No                        17,078,910            71.8           L(54),Grtr1%orYM(58),O(3)
  65          No                        18,000,000            65.7              L(24),Def(90),O(4)
  66          No                        17,300,000            65.9           L(24),Grtr1%orYM(24),O(4)
  67          Yes        02/11/37       17,212,195            58.3           L(24),Grtr1%orYM(91),O(4)
  68          No                        16,163,335            76.1              L(24),Def(86),O(7)
  69          No                        17,000,000            59.4              L(24),Def(91),O(4)
  70          No                        13,723,693            67.4           L(47),Grtr1%orYM(70),O(3)
  71          No                        15,600,000            78.0              L(47),Def(68),O(4)
  72          No                        14,424,612            69.3              L(24),Def(92),O(3)
  73          Yes        02/11/27       11,775,735            60.4              L(24),Def(92),O(3)
  74          No                        15,000,000            70.4              L(24),Def(94),O(1)
  75          No                        9,458,185             48.5              L(24),Def(93),O(1)
  76          No                        12,901,439            69.7       L(24),Def(46),3%(12),2%(12),1%(12),O(12)
  77          No                        14,150,000            77.5              L(24),Def(91),O(4)
  78          No                        14,102,000            78.3              L(24),Def(93),O(3)
  79          No                        13,800,000            57.0              L(24),Def(88),O(4)
  80          No                        12,868,505            73.1           L(34),Grtr1%orYM(82),O(3)
  81          No                        11,546,034            67.1           L(45),Grtr1%orYM(70),O(3)
  82          No                        13,320,000            80.0              L(24),Def(92),O(4)
 82.01                                  4,640,000
 82.02                                  4,520,000
 82.03                                  4,160,000
  83          No                        13,300,000            55.4              L(24),Def(33),O(2)
  84          No                        12,406,978            83.8              L(24),Def(89),O(6)
  85          No                        11,894,995            65.4              L(24),Def(92),O(3)
  86          No                        13,000,000            78.8              L(48),Def(71),O(1)
  87          No                        12,560,000            80.0              L(24),Def(93),O(3)
  88          No                        12,500,000            75.8              L(24),Def(42),O(3)
  89          No                        10,909,425            71.5              L(24),Def(92),O(4)
  90          No                        12,185,000            68.8           L(24),Grtr1%orYM(91),O(4)
  91          No                        12,000,000            77.4              L(24),Def(95),O(1)
  92          No                        11,190,087            71.0              L(35),Def(81),O(3)
  93          No                        9,287,994             41.7              L(24),Def(94),O(1)
  94          No                        11,210,090            71.4           L(24),Grtr1%orYM(56),O(3)
  95          No                        10,080,063            69.0           L(47),Grtr1%orYM(70),O(3)
  96          No                        11,440,000            80.0              L(24),Def(92),O(4)
 96.01                                  3,920,000
 96.02                                  3,920,000
 96.03                                  3,600,000
  97          No                        9,526,974             59.5              L(24),Def(91),O(4)
  98          No                        10,088,262            70.5              L(24),Def(93),O(2)
  99          No                        10,246,130            72.7       L(24),Def(11),DeforGrtr1%orYM(20),O(4)
 99.01                                  6,168,243
 99.02                                  4,077,886
  100         No                        10,534,188            68.4           L(45),Grtr1%orYM(31),O(5)
  101         No                        10,600,000            66.3              L(24),Def(32),O(4)
  102         No                        10,450,000            54.4           L(24),Grtr1%orYM(32),O(4)
  103         No                        9,892,154             62.6            L(33),2%(12),1%(9),O(4)
  104         No                        8,839,537             61.4           L(58),Grtr1%orYM(57),O(4)
  105         No                        10,048,000            80.0              L(24),Def(92),O(4)
105.01                                  5,760,000
105.02                                  4,288,000
  106         No                        10,040,000            68.9              L(24),Def(33),O(3)
  107         No                        9,485,483             75.9              L(24),Def(56),O(4)
  108                                   8,157,905
108.01        No                        6,307,659             63.2              L(24),Def(93),O(3)
108.02        No                        1,850,247             63.2              L(24),Def(93),O(3)
  109         No                        9,650,000             76.6              L(24),Def(90),O(4)
  110         No                        8,530,469             64.6              L(28),Def(81),O(3)
  111         No                        8,404,816             70.9              L(24),Def(91),O(4)
  112         No                        9,000,000             76.3              L(24),Def(92),O(4)
  113         No                        8,500,000             77.6              L(24),Def(95),O(1)
  114         No                        8,400,000             75.0              L(24),Def(28),O(6)
  115         No                        8,250,000             56.1           L(23),Grtr1%orYM(95),O(1)
  116         No                        8,200,000             70.7              L(24),Def(31),O(3)
  117         No                        7,618,095             62.4              L(24),Def(94),O(1)
  119         No                        7,542,956             68.0              L(24),Def(26),O(3)
  120         No                        5,625,575             57.6             L(23),Def(144),O(13)
  121         No                        7,500,000             75.0              L(24),Def(92),O(4)
  122         No                        6,753,429             74.2              L(23),Def(93),O(4)
  123         Yes        12/11/36       6,081,369             65.2              L(24),Def(90),O(3)
  124         No                        6,646,727             74.7              L(24),Def(89),O(6)
  125         No                        5,999,861             55.8              L(24),Def(90),O(4)
  126         No                        7,000,000             72.9              L(24),Def(95),O(1)
  127         No                        5,920,965             57.3              L(24),Def(93),O(3)
  128         No                        6,568,758             66.4              L(24),Def(55),O(3)
  129         No                        6,800,000             68.3              L(24),Def(28),O(6)
  130         No                        6,523,789             68.7              L(24),Def(33),O(3)
  131         No                        5,900,642             63.4              L(24),Def(94),O(1)
131.01                                  3,235,836
131.02                                  2,664,806
  132         No                        5,530,621             52.7              L(36),Def(81),O(3)
  133         No                        5,802,944             59.8           L(35),Grtr1%orYM(82),O(3)
  134         No                        5,376,374             67.2              L(24),Def(93),O(1)
  135         No                        6,321,000             64.5              L(24),Def(91),O(4)
  136         No                        6,300,000             65.3              L(24),Def(94),O(1)
  137         No                        5,335,223             67.5           L(47),Grtr1%orYM(70),O(3)
  138         No                        6,200,000             69.7              L(24),Def(94),O(1)
  139         No                        5,778,545             73.6              L(24),Def(89),O(6)
  140         No                        6,000,000             62.0              L(24),Def(34),O(2)
  141         No                        5,592,596             74.6              L(24),Def(92),O(4)
  142         No                          83,125              0.9              L(24),Def(140),O(16)
  143         No                        4,671,131             56.3              L(24),Def(91),O(3)
  144         No                        5,960,000             64.3              L(24),Def(94),O(1)
  145         No                        5,939,100             74.2              L(24),Def(92),O(3)
  146         No                        5,695,083             73.5              L(24),Def(21),O(13)
  147         No                        4,490,263             44.5           L(58),Grtr1%orYM(57),O(4)
  148         No                        4,902,012             56.3           L(23),Grtr1%orYM(93),O(4)
  149         No                        4,728,271             56.6           L(35),Grtr1%orYM(82),O(3)
  150         No                        5,525,000             65.8       L(11),Grtr1%orYM(13),DeforGrtr1%orYM(93),O(1)
150.01                                  3,575,000
150.02                                  1,950,000
  151         No                        4,810,295             71.8           L(46),Grtr1%orYM(70),O(3)
  152         No                        4,958,423             58.0           L(58),Grtr1%orYM(58),O(3)
  153         No                        4,835,704             72.1           L(58),Grtr1%orYM(57),O(4)
  154         No                        4,224,208             66.0              L(35),Def(80),O(4)
  155         No                        4,352,370             60.4              L(24),Def(92),O(3)
  156         No                        3,680,402             57.6             L(23),Def(144),O(13)
  157         No                        4,215,573             41.9              L(24),Def(95),O(1)
157.01                                  2,192,098
157.02                                  2,023,475
  158         No                        4,255,960             49.5       L(11),Grtr1%orYM(13),DeforGrtr1%orYM(91),O(4)
  160         No                        4,070,734             67.8           L(35),Grtr1%orYM(82),O(3)
  161         No                        4,130,457             59.4           L(58),Grtr1%orYM(58),O(3)
  162         No                        3,800,381             63.3              L(24),Def(90),O(4)
  163         No                        3,615,180             66.9              L(24),Def(95),O(1)
  164         No                        3,663,726             62.7           L(32),Grtr1%orYM(83),O(3)
  165         No                        4,250,000             76.6           L(24),Grtr1%orYM(93),O(1)
  166         No                        4,235,000             64.2       L(11),Grtr1%orYM(13),DeforGrtr1%orYM(93),O(1)
166.01                                  2,382,500
166.02                                  1,852,500
  167         No                        3,944,161             74.4              L(24),Def(89),O(6)
  168         No                        2,716,229             21.2              L(24),Def(90),O(4)
  169         No                        3,616,665             64.6           L(59),Grtr1%orYM(58),O(3)
  170         No                        3,717,978             61.0           L(24),Grtr1%orYM(92),O(4)
  171         No                        3,659,434             74.7              L(24),Def(89),O(6)
  172         No                        3,289,296             66.5              L(24),Def(93),O(1)
  173         No                        3,458,532             67.5              L(24),Def(91),O(4)
  174         No                        3,800,000             64.4              L(24),Def(34),O(1)
  175         No                        3,485,195             73.4           L(59),Grtr1%orYM(56),O(4)
  176         No                        3,167,865             56.7              L(36),Def(81),O(3)
  177         No                        3,740,000             66.8       L(11),Grtr1%orYM(13),DeforGrtr1%orYM(93),O(1)
177.01                                  2,003,570
177.02                                  1,736,430
  178         No                        3,240,435             54.9              L(24),Def(90),O(3)
  179         No                        3,161,700             63.2              L(24),Def(94),O(1)
  180         No                        3,163,616             63.1           L(35),Grtr1%orYM(82),O(3)
  181         No                        2,599,590             50.2           L(4),Grtr1%orYM(114),O(1)
  182         No                        2,831,815             54.5           L(35),Grtr1%orYM(82),O(3)
  183         No                        2,750,567             64.0           L(59),Grtr1%orYM(58),O(3)
  184         No                        2,774,757             71.1              L(24),Def(91),O(4)
  185         Yes        03/11/37       2,611,918             67.0              L(24),Def(93),O(3)
  186         No                        2,617,939             63.5           L(46),Grtr1%orYM(71),O(1)
  187         No                        2,349,012             51.1           L(57),Grtr1%orYM(57),O(4)
  188         No                        2,728,594             73.7              L(24),Def(95),O(1)
  189         No                        2,572,797             72.1           L(58),Grtr1%orYM(57),O(4)
  190         No                        2,477,158             70.8              L(24),Def(92),O(4)
  191         No                        2,700,000             61.4              L(24),Def(94),O(1)
  192         No                        2,513,584             62.8           L(34),Grtr1%orYM(82),O(3)
  193         No                        2,600,000             54.1              L(24),Def(93),O(1)
  194         No                        1,655,208             57.6          L(59),Grtr1%orYM(108),O(13)
  195         No                        2,540,000             73.6              L(24),Def(31),O(3)
  196         No                          17,997              0.3               L(35),Def(81),O(3)
  197         No                        1,960,509             61.3              L(24),Def(90),O(3)
  198         No                        1,687,374             49.6              L(24),Def(93),O(3)
  199         No                        1,794,421             59.8              L(24),Def(90),O(4)
  200         No                        2,000,000             68.9              L(24),Def(33),O(3)
  201         No                        1,700,657             70.9              L(24),Def(91),O(4)
  202         No                        1,475,806             50.0           L(35),Grtr1%orYM(82),O(3)
  203         No                        1,088,214             72.1           L(58),Grtr1%orYM(57),O(4)
  204         No                        1,074,099             63.2              L(24),Def(91),O(4)
  205         No                         972,906              72.1           L(58),Grtr1%orYM(57),O(4)

 ANNEX                                       MOST RECENT     MOST RECENT
 ID #      2004 NOI ($)     2005 NOI ($)       NOI ($)         NOI DATE       UW REVENUES ($)     UW EXPENSES ($)       UW NOI ($)
----------------------------------------------------------------------------------------------------------------------------------

   1                                                                            23,782,300           5,584,431          18,197,869
   2        40,948,065       41,242,206       41,932,203       12/31/06         81,216,358           27,958,570         53,257,788
   3        42,996,081       46,163,503       48,490,190       10/20/06         75,552,345           22,554,864         52,997,481
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4        15,036,800       14,550,275       15,883,990       02/28/07         23,814,654           7,291,518          16,523,137
 4.01        4,693,179        5,017,326       5,596,270        02/28/07          7,123,205           2,026,791          5,096,414
 4.02        3,060,206        3,085,093       3,344,435        02/28/07          5,401,018           1,952,452          3,448,566
 4.03        2,697,047        2,930,787       3,133,733        02/28/07          3,834,040           1,197,037          2,637,003
 4.04        1,417,014         757,412        1,126,255        02/28/07          2,255,095            656,083           1,599,012
 4.05         461,813          351,583         349,716         02/28/07          1,193,680            373,641            820,038
 4.06         954,909          862,028         828,464         02/28/07          1,314,653            372,440            942,214
 4.07         738,925          468,091         391,938         02/28/07          1,293,785            355,153            938,633
 4.08         632,842          699,431         719,676         02/28/07           947,658             275,896            671,762
 4.09         380,865          378,524         393,503         02/28/07           451,520              82,025            369,495
   5                         15,393,115       15,413,744       10/31/06         19,300,925           4,258,210          15,042,715
 5.01                         2,842,084       2,946,067        10/31/06          3,698,948            584,071           3,114,877
 5.02                         2,167,818       2,221,609        10/31/06          2,292,768            132,146           2,160,621
 5.03                         2,040,617       2,036,102        10/31/06          2,100,261             91,261           2,009,000
 5.04                         1,052,204       1,036,354        10/31/06          1,065,571             52,950           1,012,621
 5.05                         1,233,630       1,706,739        10/31/06          1,873,199            383,723           1,489,476
 5.06                         1,618,495       1,309,918        10/31/06          1,172,627            565,174            607,453
 5.07                         1,344,234       1,241,180        10/31/06          1,717,216            278,533           1,438,682
 5.08                          944,316         982,627         10/31/06          1,193,272            282,416            910,856
 5.09                         1,175,294       1,167,378        10/31/06          1,546,140            376,351           1,169,790
  5.1                          974,423         765,770         10/31/06          2,640,923           1,511,584          1,129,340
   6        10,770,882       10,737,061       10,565,308       11/30/06         20,655,114           6,234,198          14,420,916
   7         9,641,571        8,513,938       9,746,912        09/01/06         54,487,675           22,853,984         31,633,691
   8         4,193,013       11,879,014       11,836,172       Various          22,516,746           8,070,590          14,446,158
 8.01                         3,761,818       3,779,674        12/31/06          6,546,317           2,938,432          3,607,886
 8.02                         2,361,762       2,305,134        12/31/06          3,767,954           1,407,589          2,360,365
 8.03                         1,414,032       1,708,706        10/31/06          2,140,447            416,378           1,724,069
 8.04        1,100,740        1,204,633       1,368,564        11/30/06          2,441,779           1,160,886          1,280,893
 8.05         888,988          555,560         773,126         10/31/06          1,779,337            552,941           1,226,396
 8.06        1,353,614        1,291,038        584,752         09/30/06          1,564,631            339,584           1,225,047
 8.07                         -385,802         -368,312        11/30/06          1,493,405            406,743           1,086,662
 8.08         849,671          746,159         764,316         08/31/06           950,601             277,898            672,703
 8.09                          640,614         514,103         06/30/06           948,320             276,422            671,898
 8.10                          152,635         355,388         06/30/06           475,732             143,929            331,803
 8.11                          136,565          50,721         06/30/06           408,223             149,788            258,436
   9        16,677,481       18,709,578       19,436,798       Various          25,155,670           6,538,745          18,616,924
 9.01        4,525,952        4,437,178       4,533,902        06/30/06          5,514,943           1,194,404          4,320,539
 9.02        2,263,078        2,308,275       2,258,326        06/30/06          3,226,978            862,434           2,364,544
 9.03                         1,568,856       1,617,304        06/30/06          2,009,664            422,218           1,587,446
 9.04        1,544,300        1,644,711       1,679,871        06/30/06          2,343,481            708,567           1,634,914
 9.05        1,374,625        1,309,546       1,342,091        03/31/06          1,689,620            384,985           1,304,635
 9.06        1,218,638        1,262,425       1,311,551        06/30/06          1,606,349            348,641           1,257,707
 9.07         882,396          925,603         966,693         06/30/06          1,256,625            343,276            913,350
 9.08         972,271         1,004,173       1,006,051        06/30/06          1,495,985            493,723           1,002,262
 9.09         801,867          978,153        1,012,294        03/31/06          1,377,487            478,737            898,750
 9.10         959,991          954,413         879,773         11/01/06          1,203,866            379,157            824,709
 9.11         785,824          859,922         801,657         06/30/06          1,274,714            406,918            867,795
 9.12         577,447          592,955        1,132,783        06/30/06          1,076,356            233,547            842,809
 9.13         771,092          863,368         894,502         03/31/06          1,079,602            282,138            797,464
  10         3,028,183        3,326,221       3,013,961        07/31/06         14,342,674           4,258,876          10,083,798
  11                                                                            13,017,826           5,419,997          7,597,829
  12        12,878,765       13,830,525       13,733,640       12/31/06         34,219,941           21,199,153         13,020,788
  13         6,583,133        7,839,981       9,648,959        12/31/06         44,779,000           33,466,900         11,312,100
  14                                                                            10,196,209           2,339,635          7,856,574
  15         2,185,037        5,425,630       8,349,731        Various          15,425,474           7,366,765          8,058,711
 15.01       2,378,573        2,194,035       2,438,944        12/31/06          3,788,593           1,646,658          2,141,935
 15.02                        2,248,756       1,900,899        11/30/06          3,586,323           1,697,590          1,888,734
 15.03       -578,336          -58,559        1,616,538        11/30/06          2,359,009            963,770           1,395,238
 15.04                         444,634        1,362,929        12/31/06          2,892,426           1,400,773          1,491,653
 15.05        384,800          460,757         520,249         12/31/06          1,793,835           1,142,815           651,020
 15.06                         136,007         510,172         12/31/06          1,005,288            515,159            490,130
  16         4,907,160        5,324,288       6,158,788        10/31/06         11,978,191           4,948,097          7,030,094
  17                         10,093,467       9,814,673        09/30/06         14,915,003           5,703,263          9,211,740
  18         2,191,086        4,177,880       5,124,073        09/30/06         11,223,998           5,203,112          6,020,886
  19                                                                             7,199,778           1,251,162          5,948,616
  20         3,913,832        4,042,163       4,047,214        11/30/06          8,203,213           2,342,067          5,861,146
  21         6,370,790        6,526,072       6,566,207        08/31/06         12,136,697           5,693,930          6,442,767
  22                          7,384,528       6,349,351        09/30/06         23,534,042           17,184,691         6,349,351
 22.01                        2,686,218       1,755,971        09/30/06          8,146,325           6,390,354          1,755,971
 22.02                        2,256,085       1,843,499        09/30/06          4,389,709           2,546,210          1,843,499
 22.03                        1,766,619       2,072,163        09/30/06          9,124,092           7,051,929          2,072,163
 22.04                         675,606         677,718         09/30/06          1,873,916           1,196,198           677,718
  23         3,579,720        4,321,809       4,930,475        08/31/06          8,405,873           2,981,064          5,424,808
 23.01        912,562          978,016        1,031,721        08/31/06          1,790,143            620,017           1,170,126
 23.02        822,586          908,648        1,018,845        08/31/06          1,546,599            483,842           1,062,757
 23.03        690,044          602,761         665,621         08/31/06          1,018,470            279,823            738,647
 23.04        281,630          308,228         341,390         08/31/06           628,474             233,820            394,654
 23.05                         314,196         336,867         08/31/06           491,482             146,467            345,015
 23.06                         224,266         259,524         05/31/06           526,031             147,588            378,442
 23.07        251,584          280,685         257,092         08/31/06           534,475             243,486            290,990
 23.08        220,692          259,800         261,723         08/31/06           450,148             169,911            280,236
 23.09        195,254          248,307         228,667         08/31/06           393,005             158,172            234,833
 23.10        205,368          196,902         220,841         08/31/06           345,763             111,932            233,831
 23.11                                         308,184         08/31/06           681,283             386,006            295,277
  24                          4,015,662       4,485,193        01/31/07          7,687,646           3,078,091          4,609,555
  25                                          3,337,055        11/30/06          7,469,430           2,844,930          4,624,500
  26         4,878,014        4,652,817       4,798,596        Various          10,644,603           5,280,053          5,364,551
 26.01       2,781,247        2,684,919       2,570,187        12/31/06          5,730,278           2,916,908          2,813,370
 26.02       1,191,416        1,345,895       1,248,577        12/31/06          2,308,651           1,137,260          1,171,392
 26.03        764,478          622,003         798,753         12/31/06          2,369,124           1,160,074          1,209,050
 26.04        140,873                          181,079         10/31/06           236,550              65,811            170,740
  27                                          3,438,886        12/31/06          7,440,843           2,443,454          4,997,389
  28                                                                             6,342,658           2,615,652          3,727,006
  29         4,851,152        3,923,952                                          6,443,069           1,766,149          4,676,920
 29.01       1,279,837         772,276                                           1,719,852            468,508           1,251,344
 29.02       1,279,837         782,705                                           1,361,718            358,493           1,003,225
 29.03        755,440          889,112                                           1,171,064            341,075            829,989
 29.04        687,559          668,031                                            987,384             283,209            704,175
 29.05        446,458          417,544                                            680,442             178,849            501,593
 29.06        402,021          394,284                                            522,609             136,015            386,594
  30         2,164,736        2,829,912       3,028,272        08/31/06          5,789,875           1,585,195          4,204,680
 30.01
 30.02
 30.03
 30.04
 30.05
 30.06
 30.07
 30.08
  31                                           973,009         11/30/06          4,561,449            693,798           3,867,651
  32                           856,976        3,527,763        11/30/06          5,521,224           1,620,886          3,900,338
  33         2,878,057        2,500,236       2,535,937        08/30/06          5,013,413           1,573,957          3,439,456
  34         2,463,661        2,842,456       3,075,171        10/31/06          6,937,131           3,644,966          3,292,165
 34.01       1,317,109        1,428,262       1,549,799        10/31/06          3,510,939           1,830,684          1,680,254
 34.02       1,146,552        1,414,194       1,525,372        10/31/06          3,426,192           1,814,282          1,611,910
  35         2,959,206        3,197,801       3,642,751        12/31/06          4,513,844            961,690           3,552,154
  36         3,050,374        3,128,495       3,137,027        10/31/06          4,994,947           1,665,653          3,329,294
  37                                                                            10,291,112           5,390,744          4,900,367
  38        34,394,285       37,188,837       37,446,508       09/30/06         116,585,479          75,469,555         41,115,925
 38.01       5,621,586        5,345,379       4,949,524        09/30/06          9,655,201           4,573,737          5,081,464
 38.02       2,220,736        2,383,117       3,155,606        09/30/06         12,454,341           8,478,811          3,975,530
 38.03       3,256,111        3,500,395       3,280,928        09/30/06          6,389,254           3,025,554          3,363,701
 38.04       2,043,563        2,167,726       2,765,486        09/30/06         10,996,308           7,633,153          3,363,155
 38.05       1,975,841        2,809,742       2,803,472        09/30/06          6,003,360           3,190,560          2,812,801
 38.06        649,295         1,692,839       2,548,935        09/30/06          4,156,387           1,975,143          2,181,244
 38.07       1,096,038        2,176,644       2,220,892        09/30/06          5,647,211           3,429,960          2,217,251
 38.08       2,727,090        2,521,999       2,128,753        09/30/06          6,074,977           3,935,747          2,139,230
 38.09       2,427,026        1,911,057       1,664,473        09/30/06          5,443,911           3,611,479          1,832,432
 38.10       2,446,253         928,833         218,243         09/30/06         16,448,751           13,802,942         2,645,810
 38.11       1,694,647        1,742,658       1,747,047        09/30/06          2,365,530            697,191           1,668,339
 38.12       2,188,948        1,813,510       1,740,461        09/30/06          3,243,941           1,776,391          1,467,550
 38.13        278,356          705,714        1,179,321        09/30/06          2,827,338           1,381,850          1,445,488
 38.14       1,102,532        1,644,827       1,352,782        09/30/06          4,470,827           3,020,007          1,450,820
 38.15        675,029         1,172,964       1,154,472        09/30/06          3,727,253           2,516,402          1,210,851
 38.16        107,317          686,442         938,400         09/30/06          2,891,440           1,803,724          1,087,716
 38.17        791,492          908,144         930,799         09/30/06          3,087,682           2,109,136           978,546
 38.18        829,518         1,031,705       1,279,483        09/30/06          3,696,335           2,932,699           763,636
 38.19       1,341,819        1,416,935        698,519         09/30/06          5,841,657           4,919,831           921,826
 38.20        921,087          628,207         688,912         09/30/06          1,163,773            655,240            508,533
  39         1,463,869        1,553,337       1,606,878        10/31/06          3,485,324            626,916           2,858,408
  40         1,729,136        1,646,171       2,328,291        12/31/06          3,601,523           1,154,967          2,446,556
  41                          1,946,583       2,147,528        11/30/06          3,337,306           1,041,867          2,295,439
  42         3,709,991        3,797,853       3,922,624        09/30/06          5,488,158           1,950,080          3,538,078
 42.01       1,518,807        1,568,771       1,595,719        09/30/06          1,947,120            516,384           1,430,736
 42.02       1,353,305        1,351,320       1,361,521        09/30/06          2,087,819            855,456           1,232,363
 42.03        471,222          454,648         493,887         09/30/06           744,175             237,324            506,851
 42.04        303,440          306,738         309,843         09/30/06           525,516             283,253            242,263
 42.05        63,217           116,376         161,654         09/30/06           183,529              57,662            125,867
  43                                          3,642,382        12/31/06          4,957,926           1,685,789          3,272,137
  44         3,168,755        3,458,828       3,701,556        10/01/06         12,163,435           8,365,484          3,797,951
  45         3,443,497        4,792,680       5,066,059        11/30/06         16,153,064           11,718,497         4,434,567
  46         3,880,696        3,895,066       3,961,422        12/31/06          5,559,907           1,439,230          4,120,676
  47                          1,944,141       2,067,576        12/31/06          3,570,412           1,206,681          2,363,731
  48         2,423,331        1,987,027                                          3,959,116            986,450           2,972,666
 48.01        774,769          788,409                                           1,027,173            200,723            826,450
 48.02        155,955         -167,126                                            765,134             146,748            618,386
 48.03        368,257          314,364                                            478,763             208,017            270,746
 48.04        262,558          174,854                                            517,135             193,050            324,085
 48.05        398,729          484,263                                            526,628              97,499            429,130
 48.06        259,150          249,286                                            270,068              59,762            210,306
 48.07        114,119          124,629                                            157,853              41,169            116,684
 48.08        29,441           -31,727                                            140,279              37,200            103,079
 48.09        60,353           50,075                                             76,082               2,282              73,800
  49         2,038,374        2,068,386       2,087,092        09/30/06          4,255,173           1,922,087          2,333,086
  50         2,356,564        2,211,333       2,166,403        11/30/06          2,916,149            623,362           2,292,787
 50.01        989,616          997,171        1,073,368        11/30/06          1,306,702            334,225            972,477
 50.02        797,059          622,155         580,291         11/30/06           854,045             153,484            700,561
 50.03        569,889          592,007         512,743         11/30/06           755,401             135,653            619,748
  51         1,896,756        1,783,062       1,781,756        10/31/06          4,327,061           2,234,258          2,092,803
  52         2,578,395        1,974,990       1,884,103        09/30/06          3,297,235           1,129,212          2,168,022
  53         2,529,324        2,232,667       2,130,375        09/30/06          3,348,523           1,239,433          2,109,090
  54          171,533         2,068,309       2,536,144        09/30/06          3,270,193            884,340           2,385,853
  55         1,757,000        2,273,000       2,543,680        09/30/06          7,208,072           4,713,074          2,494,998
  56         1,481,363        1,694,065       1,616,359        08/31/06          3,990,477           1,841,059          2,149,418
  57         1,585,779        1,608,159       1,704,444        12/31/06          2,401,432            619,055           1,782,377
  58         1,551,352        1,591,823       1,968,488        10/31/06          2,983,542           1,055,583          1,927,959
  59                          1,267,911       1,390,155        11/30/06          2,966,407           1,087,291          1,879,116
  60                                          1,747,809        11/30/06          3,565,091           1,622,390          1,942,701
  61          582,275          724,509         953,652         12/31/06          2,304,078            755,002           1,549,075
  62                                                                             2,327,465            598,277           1,729,188
  63                                                                             9,779,000           7,271,376          2,507,624
  64                                          2,553,264        11/30/06          2,630,094            976,900           1,653,194
  65                                                                             1,678,471            196,517           1,481,954
  66                                          1,541,105        12/31/06          3,049,137           1,499,101          1,550,036
  67                                                                             2,166,857             43,337           2,123,520
  68                                                                             1,767,630            486,783           1,280,847
  69                          1,420,591       1,617,131        12/31/06          2,209,867            738,887           1,470,980
  70                           790,356        1,158,573        12/31/06          1,924,969            423,965           1,501,004
  71         1,484,384        1,489,977       1,531,659        09/30/06          3,043,297           1,665,001          1,378,296
  72         1,691,668        1,671,377       1,541,503        12/31/06          2,478,626            950,801           1,527,826
  73                          1,323,958       1,769,373        10/31/06          2,496,344            786,930           1,709,414
  74         1,037,191         851,095        1,248,148        12/31/06          1,695,826            529,099           1,166,727
  75                          1,935,469       2,136,714        09/30/06          1,736,319             58,090           1,678,229
  76                                          1,288,901        10/31/06          2,219,422            859,379           1,360,043
  77          402,567          715,618         943,235         12/31/06          1,789,028            599,747           1,189,281
  78          893,749          877,517        1,044,786        12/31/06          1,716,397            595,084           1,121,313
  79         1,197,476        1,318,871       1,425,076        09/30/06          1,946,658            546,353           1,400,305
  80                           751,810         855,503         11/30/06          2,219,338            841,550           1,377,789
  81                          1,217,479       1,438,484        10/31/06          3,814,300           2,374,865          1,439,435
  82                                                                             1,038,200               0              1,038,200
 82.01
 82.02
 82.03
  83         1,035,128         823,410         955,831         12/31/06          1,806,303            589,496           1,216,807
  84                           995,724        1,081,462        12/31/06          2,781,432           1,496,587          1,284,845
  85                                          1,224,799        12/31/06          1,791,820            650,937           1,140,883
  86                          1,023,683       1,067,527        12/31/06          1,792,310            773,300           1,019,010
  87          663,062          748,769         909,894         12/31/06          1,662,454            672,133            990,321
  88         1,012,396         762,489         901,661         09/30/06          2,160,092            925,197           1,234,895
  89         1,133,067        1,191,118       1,302,933        12/31/06          1,499,151            384,080           1,115,071
  90          715,197          662,799         518,002         09/30/06          1,983,108            987,509            995,599
  91                                                                             1,468,432            294,550           1,173,882
  92                                           684,470         12/31/06          1,383,814            274,585           1,109,229
  93                                          1,687,036        10/31/06          7,035,603           5,249,274          1,786,329
  94                           408,614         772,589         10/31/06          1,719,138            635,219           1,083,919
  95          993,117          964,214        1,011,266        10/31/06          1,634,075            612,387           1,021,688
  96                                                                              897,300                0               897,300
 96.01
 96.02
 96.03
  97                                                                             1,281,391             27,128           1,254,263
  98                                                                             1,025,628             38,744            986,884
  99                                          1,181,678        09/30/06          2,528,478           1,295,292          1,233,186
 99.01                                         786,836         09/30/06          1,506,632            718,682            787,950
 99.02                                         394,842         09/30/06          1,021,846            576,610            445,236
  100        1,283,744        1,275,862       1,194,345        09/30/06          1,680,095            460,105           1,219,991
  101                                                                            1,571,939            669,234            902,705
  102                         1,407,644       1,362,690        09/30/06          2,070,145            727,020           1,343,125
  103                         1,309,265       1,402,262        10/31/06          3,292,065           1,930,418          1,361,647
  104                         1,281,689       1,407,693        10/31/06          2,890,103           1,548,929          1,341,174
  105                                                                             784,000                0               784,000
105.01
105.02
  106         745,330          774,518         773,404         12/31/06          1,181,003            339,730            841,273
  107         826,541          794,610         784,742         12/31/06          1,069,918            137,087            932,831
  108         986,802          965,218         991,004         09/30/06          2,106,051           1,095,124          1,010,927
108.01        754,572          742,503         757,569         09/30/06          1,559,992            794,983            765,009
108.02        232,230          222,715         233,435         09/30/06           546,059             300,141            245,918
  109                                                                            1,390,800            428,124            962,676
  110                          92,495          605,521         11/30/06          1,377,626            513,847            863,779
  111         891,352          836,219         891,798         07/31/06          1,362,318            465,324            896,994
  112         738,699          747,669                                           1,032,460            257,283            775,177
  113                                                                             880,563             215,168            665,395
  114                          622,791         608,511         07/31/06          1,075,083            318,309            756,774
  115         760,156          758,650         780,739         12/31/06          1,200,539            446,815            753,724
  116                          657,639         728,758         09/30/06          1,374,688            612,192            762,496
  117                                                                            1,317,085            317,962            999,123
  119                          363,542         618,611         12/31/06          1,049,985            331,362            718,623
  120         802,753          765,987         846,615         12/31/06          1,163,115            332,425            830,691
  121                          371,274         507,070         11/30/06          1,300,653            683,973            616,680
  122                                                                             737,087             115,026            622,060
  123                                          746,420         10/31/06           715,897              7,159             708,738
  124                          757,662         730,370         12/31/06          1,137,414            423,222            714,192
  125                                                                             800,000             186,995            613,005
  126                                                                             635,757             112,816            522,941
  127         770,304          703,459         729,936         11/30/06          1,001,359            271,274            730,085
  128                          691,767         966,224         10/31/06          1,388,344            732,440            655,903
  129         404,119          472,401         501,649         08/31/06           837,084             205,972            631,112
  130                          370,207         627,311         10/31/06          2,197,018           1,555,598           641,420
  131                                          519,400         10/31/06           553,201              5,532             547,669
131.01
131.02
  132                                                                             876,754             157,130            719,624
  133                          540,289         585,964         12/31/06           784,261             201,842            582,419
  134                                                                            1,009,738            411,236            598,501
  135                                                                             959,016             251,667            707,349
  136                                                                            1,168,877            341,412            827,465
  137                                                                             621,201              12,424            608,777
  138         394,022          419,783         433,715         11/30/06           694,613             234,913            459,700
  139                          537,395         565,061         12/31/06          1,012,985            428,999            583,986
  140         565,250          484,927         727,136         12/31/06          1,116,860            469,745            647,114
  141                          76,533          698,774         04/30/07           856,235             335,426            520,809
  142                                          524,817         11/30/06           919,936             206,798            713,137
  143                          529,392         843,836         09/30/06          1,946,323           1,103,536           842,787
  144         512,997          605,247         604,600         12/31/06           954,201             409,896            544,305
  145                                                                             619,399             223,613            395,786
  146         549,960          585,841         584,652         09/30/06           885,525             318,700            566,825
  147                          883,179        1,088,112        11/30/06          3,394,211           2,391,545          1,002,666
  148                                                                             860,370             293,777            566,593
  149         502,980          374,578         512,810         12/31/06          1,062,613            499,096            563,517
  150                                                                             788,206             191,264            596,941
150.01
150.02
  151         471,622          470,176         470,176         10/31/06           484,184                                484,184
  152         264,113          290,812         304,874         12/31/06           721,075             216,830            504,245
  153         440,174          502,317         440,785         12/31/06           755,773             230,000            525,773
  154                          353,176         283,797         11/30/06           675,494             181,850            493,644
  155                          271,511         399,074         11/30/06           750,122             301,962            448,160
  156         377,480          445,719         544,140         12/31/06           772,297             266,124            506,173
  157                          426,507         457,727         12/31/06           571,289              89,595            481,694
157.01
157.02
  158         619,482          525,084         578,279         11/30/06          1,106,736            514,810            591,926
  160         165,904          356,124         466,193         12/31/06           676,493             223,420            453,074
  161         434,714          416,549         498,694         12/31/06           759,415             329,721            429,694
  162         457,919          425,152         424,318         12/31/06           567,858             130,551            437,307
  163                          177,315         311,570         12/31/06          1,272,324            832,413            439,911
  164                                           63,127         12/31/06           578,523             161,589            416,934
  165                                                                             350,000                                350,000
  166                                                                             582,506             106,819            475,687
166.01
166.02
  167                          389,215         378,948         12/31/06           709,840             306,611            403,229
  168         936,444          988,853         934,519         09/30/06          1,011,117            240,936            770,182
  169                          435,583         416,343         01/31/07           816,249             424,920            391,329
  170                                                                             399,000                                399,000
  171                          384,260         400,713         12/31/06           731,635             304,038            427,597
  172                                                                             459,604             117,907            341,697
  173         93,535           316,620         368,823         11/30/06           517,553             150,614            366,940
  174                                                                             611,167             135,037            476,129
  175         295,536          247,756         267,809         11/30/06           451,299             136,488            314,811
  176                          343,520         292,239         12/31/06           802,964             416,070            386,893
  177                                                                             505,229              94,105            411,124
177.01
177.02
  178         269,629          254,867         263,059         10/31/06           677,562             294,579            382,983
  179                                          270,938         11/27/06           298,014              5,005             293,009
  180                                                                             464,961             102,315            362,646
  181         351,161          355,654         376,447         12/31/06           507,865             100,008            407,857
  182         489,587          598,733         436,568         12/31/06           864,071             445,870            418,202
  183                          317,755         301,960         01/31/07           568,501             287,079            281,422
  184         192,105          295,125         327,492         10/31/06           411,567             126,267            285,300
  185         277,588          277,588         277,588         12/31/06           283,253              6,165             277,088
  186         266,685          256,953         244,970         09/30/06           365,336              79,188            286,148
  187         248,050          345,286         415,513         08/31/06          1,423,136           1,013,055           410,081
  188                                                                             389,635              91,310            298,325
  189                          280,242         297,251         12/31/06           439,259             170,197            269,061
  190         226,522          273,740         279,916         12/31/06           353,296             108,935            244,361
  191                                                                             553,133             214,536            338,597
  192                                                                             355,300              90,326            264,974
  193                                                                             298,000                                298,000
  194         189,426          77,925          218,035         01/01/07           374,647             160,576            214,071
  195                                                                             323,826             100,444            223,382
  196         272,332          392,358         394,916         09/30/06           822,305             408,237            414,068
  197                          215,706         227,008         07/31/06           261,666              49,666            212,000
  198         262,186          286,003         323,748         12/31/06          1,212,000            831,639            380,361
  199         275,153          202,534         219,535         11/30/06           452,697             214,249            238,448
  200         155,139          151,173         169,141         12/31/06           267,345              96,875            170,470
  201         168,723          169,461         178,387         10/31/06           258,639              78,785            179,854
  202                                                                             260,400              87,268            173,132
  203         90,951           109,238         127,045         12/31/06           181,003              68,941            112,062
  204         98,489           108,342         125,203         10/31/06           201,764              81,791            119,973
  205         88,655           96,737           99,894         12/31/06           170,351              60,877            109,474

 ANNEX                       UW (1),(13),(18),(19),(22),(24)              UW (1),(18),(22),(24)
 ID #           UW NCF ($)   DSCR (X)                                     IO DSCR (X)             TITLETYPE(20)      PML %
-----------------------------------------------------------------------------------------------------------------------------

   1           17,610,255    1.30                                         1.30                    Fee/Leasehold
   2           52,242,058    1.25                                         1.25                         Fee
   3           49,114,387    1.24                                         1.24                         Fee
 3.01                                                                                                  Fee
 3.02                                                                                                  Fee
 3.03                                                                                                  Fee
 3.04                                                                                                  Fee
 3.05                                                                                                  Fee
 3.06                                                                                                  Fee
 3.07                                                                                                  Fee
 3.08                                                                                                  Fee
   4           15,910,325    1.45                                         1.45                         Fee
 4.01           4,938,382                                                                              Fee
 4.02           3,303,293                                                                              Fee
 4.03           2,550,069                                                                              Fee
 4.04           1,528,632                                                                              Fee
 4.05             781,523                                                                              Fee
 4.06             904,436                                                                              Fee
 4.07             900,150                                                                              Fee
 4.08             645,280                                                                              Fee
 4.09             358,560                                                                              Fee
   5           13,832,787    1.35                                         1.35                         Fee          Various
 5.01           2,868,107                                                                              Fee
 5.02           2,027,418                                                                              Fee
 5.03           1,827,245                                                                              Fee            7.0
 5.04             912,551                                                                              Fee            8.0
 5.05           1,411,011                                                                              Fee            10.0
 5.06             498,236                                                                              Fee            6.0
 5.07           1,360,224                                                                              Fee            10.0
 5.08             845,592                                                                              Fee
 5.09           1,068,473                                                                              Fee            7.0
  5.1           1,013,930                                                                              Fee
   6           13,984,569    1.44                                         1.44                    Fee/Leasehold
   7           29,956,209    1.34                                         1.34                         Fee
   8           13,208,099                                                                              Fee          Various
 8.01           3,242,563    1.72                                         1.72                         Fee
 8.02           2,163,472    1.72                                         1.72                         Fee            12.0
 8.03           1,601,092    1.72                                         1.72                         Fee
 8.04           1,232,893    1.72                                         1.72                         Fee
 8.05           1,087,836    1.72                                         1.72                         Fee
 8.06           1,125,919    1.72                                         1.72                         Fee            16.0
 8.07           1,000,260    1.72                                         1.72                         Fee
 8.08             610,823    1.72                                         1.72                         Fee
 8.09             608,906    1.72                                         1.72                         Fee
 8.10             297,915    1.72                                         1.72                         Fee
 8.11             236,420    1.72                                         1.72                         Fee
   9           16,713,495    2.37                                         2.37                         Fee
 9.01           3,847,539                                                                              Fee
 9.02           2,141,444                                                                              Fee
 9.03           1,461,684                                                                              Fee
 9.04           1,453,774                                                                              Fee
 9.05           1,174,785                                                                              Fee
 9.06           1,150,473                                                                              Fee
 9.07             828,076                                                                              Fee
 9.08             899,639                                                                              Fee
 9.09             815,705                                                                              Fee
 9.10             739,805                                                                              Fee
 9.11             778,011                                                                              Fee
 9.12             735,775                                                                              Fee
 9.13             686,785                                                                              Fee
  10            9,832,060    1.32                                         1.32                         Fee
  11            7,319,004    1.21                                         1.21                         Fee
  12           11,666,654    1.39                                         N/A                          Fee            12.0
  13            9,520,940    1.48                                         1.48                      Leasehold
  14            7,701,336    1.16                                         1.16                         Fee            14.0
  15            7,615,156    1.39                                         1.39                         Fee
 15.01          2,030,494                                                                              Fee
 15.02          1,781,645                                                                              Fee
 15.03          1,329,385                                                                              Fee
 15.04          1,409,919                                                                              Fee
 15.05            606,404                                                                              Fee
 15.06            457,308                                                                              Fee
  16            6,668,327    1.18                                         1.18                         Fee
  17            8,761,128    1.78                                         1.78                      Leasehold         18.0
  18            6,020,886    1.30                                         1.30                         Fee
  19            5,911,327    1.16                                         1.16                         Fee
  20            5,761,146    1.20                                         1.20                         Fee            15.0
  21            6,343,363    1.53                                         1.53                         Fee
  22            5,735,243    1.58                                         1.58                         Fee
 22.01          1,537,778                                                                              Fee
 22.02          1,689,388                                                                              Fee
 22.03          1,894,022                                                                              Fee
 22.04            614,055                                                                              Fee
  23            5,184,303                                                                              Fee
 23.01          1,115,126    1.24                                         N/A                          Fee            18.0
 23.02          1,027,757    1.24                                         N/A                          Fee            13.0
 23.03            713,647    1.24                                         N/A                          Fee            14.0
 23.04            378,654    1.24                                         N/A                          Fee
 23.05            330,765    1.24                                         N/A                          Fee            16.0
 23.06            358,937    1.24                                         N/A                          Fee            15.0
 23.07            276,990    1.24                                         N/A                          Fee            16.0
 23.08            269,236    1.24                                         N/A                          Fee            17.0
 23.09            224,833    1.24                                         N/A                          Fee            15.0
 23.10            224,831    1.24                                         N/A                          Fee            16.0
 23.11            263,527    1.24                                         N/A                          Fee
  24            4,450,832    1.22                                         1.22                         Fee
  25            4,542,500    1.26                                         1.26                         Fee            10.0
  26            4,711,259                                                                              Fee
 26.01          2,485,286    1.48                                         1.48                         Fee
 26.02          1,021,042    1.48                                         1.48                         Fee
 26.03          1,064,432    1.48                                         1.48                         Fee
 26.04            140,500    1.48                                         1.48                         Fee
  27            4,899,642    1.49                                         1.49                         Fee
  28            3,551,506    1.22                                         1.22                         Fee
  29            4,181,443    1.19                                         1.42                         Fee
 29.01          1,161,975                                                                              Fee
 29.02            929,953                                                                              Fee
 29.03            741,591                                                                              Fee
 29.04            591,659                                                                              Fee
 29.05            429,334                                                                              Fee
 29.06            326,931                                                                              Fee
  30            4,131,930    1.45                                         1.45                         Fee          Various
 30.01                                                                                                 Fee            16.0
 30.02                                                                                                 Fee            16.0
 30.03                                                                                                 Fee            18.0
 30.04                                                                                                 Fee            16.0
 30.05                                                                                                 Fee            18.0
 30.06                                                                                                 Fee            16.0
 30.07                                                                                                 Fee            17.0
 30.08                                                                                                 Fee            17.0
  31            3,736,200    1.19                                         N/A                          Fee
  32            3,720,149    1.53                                         1.53                         Fee
  33            3,168,096    1.28                                         1.28                         Fee
  34            3,135,915    1.20                                         1.20                         Fee
 34.01          1,601,504                                                                              Fee
 34.02          1,534,410                                                                              Fee
  35            3,432,658    1.44                                         1.44                         Fee
  36            3,153,015    1.32                                         1.32                         Fee
  37            4,270,276    1.90                                         1.90                         Fee            18.0
  38           40,010,350    2.09                                         2.09                         Fee
 38.01          4,989,779                                                                              Fee
 38.02          3,929,927                                                                              Fee
 38.03          3,303,325                                                                              Fee
 38.04          3,314,179                                                                              Fee
 38.05          2,779,812                                                                              Fee
 38.06          2,130,406                                                                              Fee
 38.07          2,166,482                                                                              Fee
 38.08          2,084,695                                                                              Fee
 38.09          1,716,990                                                                              Fee
 38.10          2,558,930                                                                              Fee
 38.11          1,642,708                                                                              Fee
 38.12          1,429,538                                                                              Fee            18.0
 38.13          1,353,140                                                                              Fee
 38.14          1,384,840                                                                              Fee            16.0
 38.15          1,177,014                                                                              Fee
 38.16          1,063,950                                                                              Fee
 38.17            956,090                                                                              Fee
 38.18            711,199                                                                              Fee
 38.19            841,622                                                                              Fee
 38.20            475,721                                                                              Fee
  39            2,803,639    1.17                                         1.42                         Fee            18.0
  40            2,369,056    1.19                                         1.19                         Fee
  41            2,233,039    1.24                                         1.24                         Fee
  42            3,162,388    1.37                                         N/A                          Fee
 42.01          1,296,401                                                                              Fee
 42.02          1,085,030                                                                              Fee
 42.03            451,505                                                                              Fee
 42.04            216,535                                                                              Fee
 42.05            112,916                                                                              Fee
  43            3,163,098    1.35                                         N/A                          Fee            11.0
  44            3,311,413    1.56                                         N/A                       Leasehold
  45            3,788,445    1.75                                         2.07                         Fee
  46            3,971,987    2.42                                         2.42                         Fee
  47            2,194,003    1.30                                         1.30                         Fee
  48            2,734,682    1.36                                         1.63                         Fee
 48.01            768,685                                                                              Fee
 48.02            585,209                                                                              Fee
 48.03            250,474                                                                              Fee
 48.04            290,994                                                                              Fee
 48.05            387,182                                                                              Fee
 48.06            183,479                                                                              Fee
 48.07            106,736                                                                              Fee
 48.08             92,202                                                                              Fee
 48.09             69,721                                                                              Fee
  49            2,201,086    1.37                                         1.37                         Fee
  50            2,151,243    1.42                                         1.42                         Fee            15.0
 50.01            922,804                                                                              Fee            15.0
 50.02            654,490                                                                              Fee            15.0
 50.03            573,949                                                                              Fee            15.0
  51            1,954,803    1.36                                         1.36                         Fee
  52            2,096,492    1.46                                         1.46                         Fee            15.0
  53            1,930,561    1.32                                         1.32                         Fee            17.0
  54            2,225,856    1.64                                         1.64                         Fee            14.0
  55            2,206,675    1.63                                         1.63                         Fee
  56            2,026,418    1.25                                         N/A                          Fee
  57            1,677,076    1.31                                         1.31                         Fee            10.0
  58            1,854,234    1.35                                         1.35                      Leasehold
  59            1,844,616    1.25                                         1.52                         Fee
  60            1,888,701    1.27                                         1.52                         Fee
  61            1,484,501    1.20                                         1.20                         Fee            15.0
  62            1,695,650    1.23                                         1.46                         Fee            12.0
  63            2,116,464    1.68                                         1.68                         Fee
  64            1,581,194    1.19                                         1.43                         Fee
  65            1,474,224    1.43                                         1.43                         Fee
  66            1,443,036    1.20                                         1.20                         Fee
  67            2,123,520    2.08                                         2.05                         Fee
  68            1,226,290    1.12                                         1.29                         Fee            17.0
  69            1,410,445    1.40                                         1.40                         Fee
  70            1,378,931    1.20                                         N/A                          Fee
  71            1,199,752    1.34                                         1.34                    Fee/Leasehold
  72            1,440,427    1.29                                         1.51                         Fee
  73            1,685,414    1.29                                         1.79                         Fee
  74            1,094,690    1.23                                         1.23                         Fee
  75            1,670,166    1.35                                         N/A                          Fee
  76            1,302,443    1.26                                         1.48                         Fee
  77            1,147,681    1.38                                         1.38                         Fee
  78            1,077,313    1.27                                         1.27                         Fee
  79            1,296,877    1.72                                         1.72                         Fee            17.0
  80            1,203,199    1.22                                         1.45                         Fee
  81            1,286,863    1.34                                         N/A                          Fee
  82            1,038,200    1.36                                         1.36                         Fee
 82.01            361,800                                                                              Fee
 82.02            352,400                                                                              Fee
 82.03            324,000                                                                              Fee
  83            1,124,207    1.47                                         1.47                         Fee            19.0
  84            1,186,095    1.22                                         1.42                         Fee
  85            1,107,483    1.23                                         1.48                         Fee
  86              936,037    1.32                                         1.32                         Fee
  87              928,321    1.23                                         1.23                         Fee
  88            1,150,014    1.47                                         1.47                         Fee
  89            1,060,987    1.28                                         1.57                         Fee
  90              933,006    1.34                                         1.34                    Fee/Leasehold
  91            1,103,822    1.58                                         1.58                         Fee
  92            1,018,852    1.21                                         1.45                         Fee
  93            1,508,329    1.63                                         N/A                     Fee/Leasehold
  94              985,996    1.15                                         1.35                         Fee            15.0
  95              990,255    1.21                                         1.44                         Fee
  96              897,300    1.36                                         1.36                         Fee
 96.01            310,000                                                                              Fee
 96.02            308,300                                                                              Fee
 96.03            279,000                                                                              Fee
  97            1,240,734    1.58                                         N/A                          Fee
  98              959,612    1.21                                         1.45                         Fee
  99            1,132,047    1.21                                         N/A                          Fee
 99.01            727,685                                                                              Fee
 99.02            404,362                                                                              Fee
  100           1,062,941    1.34                                         1.60                         Fee
  101             848,945    1.35                                         1.35                         Fee
  102           1,231,444    2.10                                         2.07                         Fee
  103           1,229,964    1.62                                         1.91                         Fee
  104           1,225,571    1.62                                         N/A                          Fee
  105             784,000    1.36                                         1.36                         Fee
105.01            449,000                                                                              Fee
105.02            335,000                                                                              Fee
  106             804,456    1.41                                         1.41                         Fee            16.5
  107             893,561    1.26                                         1.51                         Fee
  108             929,927                                                                              Fee
108.01            714,509    1.37                                         N/A                          Fee
108.02            215,418    1.37                                         N/A                          Fee
  109             842,491    1.47                                         1.47                         Fee
  110             825,681    1.24                                         1.46                         Fee
  111             796,319    1.27                                         1.54                         Fee
  112             730,212    1.45                                         1.45                         Fee
  113             646,053    1.28                                         1.28                         Fee            19.0
  114             709,900    1.46                                         1.46                         Fee            19.0
  115             674,042    1.46                                         1.46                         Fee
  116             751,796    1.53                                         1.53                         Fee            14.0
  117             988,257    1.70                                         2.05                         Fee
  119             709,373    1.20                                         1.38                         Fee
  120             739,791    1.28                                         N/A                          Fee
  121             566,680    1.28                                         1.28                         Fee
  122             600,179    1.19                                         1.44                         Fee
  123             704,703    1.38                                         N/A                          Fee            13.0
  124             676,692    1.34                                         1.61                         Fee
  125             577,691    1.15                                         N/A                          Fee
  126             514,660    1.26                                         1.26                         Fee
  127             718,683    1.44                                         N/A                          Fee
  128             604,903    1.26                                         1.52                         Fee
  129             606,891    1.45                                         1.45                         Fee            18.0
  130             553,540    1.09                                         1.27                         Fee            15.0
  131             547,669    1.19                                         1.43                         Fee
131.01                                                                                                 Fee
131.02                                                                                                 Fee
  132             672,031    1.42                                         N/A                          Fee            0.1
  133             557,647    1.21                                         1.43                         Fee            0.1
  134             561,461    1.27                                         N/A                          Fee
  135             653,834    1.82                                         1.82                         Fee
  136             770,879    2.08                                         2.08                         Fee
  137             578,209    1.28                                         N/A                          Fee
  138             447,505    1.27                                         1.27                         Fee            16.0
  139             544,986    1.25                                         1.49                         Fee
  140             575,727    1.67                                         1.67                         Fee            7.0
  141             501,609    1.20                                         1.44                         Fee
  142             682,708    1.13                                         N/A                          Fee
  143             764,934    1.62                                         N/A                          Fee
  144             533,379    1.52                                         1.52                         Fee
  145             387,786    1.04                                         1.04                         Fee            17.0
  146             523,697    1.27                                         1.53                         Fee
  147             866,898    1.95                                         N/A                       Leasehold
  148             559,843    1.30                                         N/A                          Fee
  149             479,255    1.21                                         N/A                          Fee            19.0
  150             583,391    1.73                                         1.73                       Various
150.01                                                                                                 Fee
150.02                                                                                              Leasehold
  151             484,184    1.26                                         1.51                         Fee            0.1
  152             461,326    1.20                                         1.43                         Fee            0.1
  153             504,973    1.30                                         1.55                         Fee
  154             448,806    1.15                                         1.48                         Fee
  155             430,910    1.15                                         N/A                          Fee            15.0
  156             446,557    1.28                                         N/A                          Fee
  157             468,254    1.33                                         N/A                          Fee
157.01                                                                                                 Fee
157.02                                                                                                 Fee
  158             504,135    1.38                                         N/A                          Fee
  160             399,204    1.22                                         1.44                         Fee
  161             376,544    1.22                                         1.48                         Fee            0.1
  162             400,086    1.31                                         1.56                         Fee
  163             426,811    1.43                                         N/A                          Fee
  164             405,934    1.29                                         N/A                          Fee
  165             350,000    1.31                                         1.31                         Fee
  166             462,137    1.79                                         1.79                       Various
166.01                                                                                                 Fee
166.02                                                                                              Leasehold
  167             375,229    1.26                                         1.50                         Fee
  168             715,347    2.04                                         N/A                          Fee            14.0
  169             349,329    1.22                                         1.47                         Fee
  170             399,000    1.46                                         1.78                         Fee
  171             395,222    1.43                                         1.70                         Fee
  172             312,042    1.22                                         N/A                          Fee
  173             329,234    1.23                                         1.48                         Fee            14.0
  174             439,793    1.93                                         1.93                         Fee
  175             297,211    1.16                                         1.42                         Fee
  176             322,142    1.20                                         N/A                          Fee
  177             400,725    1.76                                         1.76                       Various
177.01                                                                                                 Fee
177.02                                                                                              Leasehold
  178             377,583    1.43                                         1.68                         Fee
  179             293,009    1.19                                         1.42                         Fee
  180             346,452    1.44                                         1.79                         Fee
  181             382,435    1.51                                         N/A                          Fee
  182             347,991    1.52                                         1.81                         Fee
  183             256,172    1.18                                         1.42                         Fee
  184             267,940    1.26                                         1.54                         Fee
  185             275,429    1.27                                         N/A                          Fee
  186             271,867    1.24                                         N/A                          Fee
  187             353,157    1.52                                         N/A                          Fee
  188             270,722    1.26                                         1.48                         Fee
  189             256,581    1.30                                         1.55                         Fee
  190             228,510    1.14                                         1.36                         Fee
  191             277,608    1.75                                         1.75                         Fee
  192             249,934    1.34                                         1.62                         Fee
  193             298,000    1.99                                         1.99                         Fee
  194             192,861    1.28                                         N/A                          Fee
  195             221,082    1.40                                         1.40                         Fee            14.0
  196             370,748    1.10                                         N/A                          Fee
  197             199,229    1.29                                         1.54                         Fee            19.0
  198             331,881    1.92                                         N/A                          Fee
  199             221,025    1.42                                         N/A                          Fee
  200             159,773    1.41                                         1.41                         Fee          1600.0%
  201             166,907    1.29                                         1.57                         Fee
  202             172,460    1.40                                         N/A                          Fee
  203             103,350    1.30                                         1.55                         Fee
  204             110,825    1.35                                         1.65                         Fee
  205             103,874    1.30                                         1.55                         Fee

                                                             UPFRONT ESCROW(12)
         --------------------------------------------------------------------------------------------------------------------------
 ANNEX   UPFRONT CAPEX     UPFRONT ENGIN.    UPFRONT ENVIR.     UPFRONT TI/LC    UPFRONT RE TAX         UPFRONT INS. UPFRONT OTHER
 ID #       RESERVE ($)        RESERVE ($)      RESERVE ($)        RESERVE ($)       RESERVE ($)          RESERVE ($)   RESERVE ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1                 0                  0                0                  0                 0                    0             0
   2                 0                  0                0                  0                 0                    0             0
   3                 0                  0                0                  0                 0                    0             0
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4                 0                  0                0          1,904,109                 0                    0             0
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
   5                 0                  0                0             85,976           143,459              606,607        21,136
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
  5.1
   6                 0                  0                0                  0                 0                    0             0
   7           400,000                  0                0         39,638,796           592,000               79,000    21,000,000
   8
 8.01                0                  0                0                  0                 0                    0             0
 8.02                0                  0                0                  0                 0                    0             0
 8.03                0                  0                0                  0                 0                    0             0
 8.04                0                  0                0                  0                 0                    0             0
 8.05                0                  0                0                  0                 0                    0             0
 8.06                0                  0                0                  0                 0                    0             0
 8.07                0                  0                0                  0                 0                    0             0
 8.08                0                  0                0                  0                 0                    0             0
 8.09                0                  0                0                  0                 0                    0             0
 8.10                0                  0                0                  0                 0                    0             0
 8.11                0                  0                0                  0                 0                    0             0
   9                 0                  0                0                  0                 0                    0             0
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
 9.08
 9.09
 9.10
 9.11
 9.12
 9.13
  10                 0                  0                0                  0           172,837               48,423    12,191,427
  11                 0                  0                0                  0         1,060,901               10,108             0
  12                 0                  0                0                  0            30,680              791,667             0
  13        20,000,000                  0                0                  0                 0                    0     1,000,000
  14                 0                  0          200,000          7,132,087           128,083               39,602     9,416,000
  15                 0                  0                0                  0           150,555                    0             0
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
  16                 0                  0                0            847,544           271,496              167,753             0
  17                 0                  0                0                  0                 0                    0             0
  18         2,060,000                  0                0          5,270,000                 0                    0             0
  19                 0                  0           25,000                  0            87,046                8,417     1,542,649
  20                 0             28,400                0                  0            30,205                    0             0
  21         2,285,000                  0                0          6,925,910           112,146              127,969             0
  22                 0                  0                0                  0                 0                    0             0
 22.01
 22.02
 22.03
 22.04
  23
 23.01               0              6,875                0                  0            32,030                5,278             0
 23.02               0             25,954                0                  0            19,126                4,313             0
 23.03               0                250                0                  0            30,826                2,237             0
 23.04               0                  0                0                  0            14,611                2,501             0
 23.05               0              9,175                0                  0            17,766                1,437             0
 23.06               0                  0                0                  0            14,537                  934             0
 23.07               0             12,700                0                  0            11,109                1,647             0
 23.08               0              7,950                0                  0             7,363                1,187             0
 23.09               0                  0                0                  0             9,272                1,740             0
 23.10               0              3,125                0                  0             6,830                1,011             0
 23.11               0                  0                0                  0            66,339               18,057             0
  24                 0                  0                0                  0           404,982              218,190     2,265,600
  25                 0                  0                0                  0                 0                    0     2,600,000
  26
 26.01               0                  0                0                  0                 0                    0             0
 26.02               0                  0                0                  0                 0                    0             0
 26.03               0                  0                0                  0                 0                    0             0
 26.04               0                  0                0                  0                 0                    0             0
  27                 0                  0                0                  0                 0                    0             0
  28                 0                  0                0                  0            61,625                    0       106,667
  29                 0            968,715                0            500,000           249,718                    0       931,285
 29.01
 29.02
 29.03
 29.04
 29.05
 29.06
  30           200,000             91,188           25,625                  0            71,296                    0       580,000
 30.01
 30.02
 30.03
 30.04
 30.05
 30.06
 30.07
 30.08
  31             1,073                  0                0                  0           129,011               41,318     1,000,000
  32                 0                  0                0                  0                 0                    0             0
  33         1,800,000                  0                0          3,500,000                 0                    0             0
  34            13,021            356,500                0                  0                 0              300,768             0
 34.01
 34.02
  35                 0                  0                0                  0                 0                    0             0
  36                 0          1,335,762                0                  0            76,741               42,953     4,445,663
  37                 0                  0                0                  0                 0                    0             0
  38                 0                  0                0                  0                 0                    0             0
 38.01
 38.02
 38.03
 38.04
 38.05
 38.06
 38.07
 38.08
 38.09
 38.10
 38.11
 38.12
 38.13
 38.14
 38.15
 38.16
 38.17
 38.18
 38.19
 38.20
  39                 0             16,875                0                  0            62,678                6,656             0
  40                 0              9,000                0                  0            20,517                3,960       560,000
  41                 0                  0                0                  0            69,796               23,048             0
  42                 0                  0            1,500          1,500,000           129,359               41,911        20,000
 42.01
 42.02
 42.03
 42.04
 42.05
  43                 0                  0                0                  0            70,687               44,244             0
  44                 0                  0                0                  0                 0                    0             0
  45                 0              6,250           12,500                  0                 0                    0             0
  46                 0                  0                0                  0                 0                    0             0
  47                 0                  0                0                  0           144,031                    0             0
  48                 0             86,294                0             16,453            53,352                5,663     2,001,879
 48.01
 48.02
 48.03
 48.04
 48.05
 48.06
 48.07
 48.08
 48.09
  49                 0            168,000           50,000                  0           100,220               12,567             0
  50             1,672                  0                0            400,000           109,402                6,391       300,000
 50.01
 50.02
 50.03
  51                 0                  0                0                  0                 0                    0             0
  52                 0                  0                0                  0            85,673               66,201     1,659,686
  53             2,237                  0                0            500,000            50,416               13,069             0
  54                 0                  0                0                  0                 0                    0             0
  55                 0                  0              950                  0                 0                    0             0
  56                 0                  0                0                  0           123,146               21,617             0
  57                 0                  0                0                  0            81,123                    0             0
  58                 0                  0                0            200,000            12,535               16,629             0
  59                 0            400,000                0                  0            67,675               16,308       500,000
  60           500,000                  0                0                  0            74,427               80,395       795,000
  61           250,000                  0                0            535,940             4,205               20,789             0
  62                 0                  0                0            450,000            56,881               22,723     2,050,000
  63            29,794                  0                0                  0                 0              173,333     2,551,658
  64                 0                  0                0                  0            38,512                8,185             0
  65                 0                  0                0                  0             7,690                    0             0
  66                 0              7,125                0                  0            60,121               15,262     1,150,000
  67                 0                  0                0                  0                 0                    0             0
  68                 0                  0                0             67,000             7,844               12,319             0
  69                 0                  0                0                  0            28,399                    0             0
  70                 0                  0              500                  0            40,743                    0             0
  71             1,726             51,250                0              8,632            63,635               40,620             0
  72                 0                  0                0            200,000            44,909               70,000       247,900
  73                 0                  0                0            300,000            55,036               18,900       105,848
  74                 0                  0                0                  0            18,137                    0             0
  75                 0                  0                0                  0                 0                    0             0
  76                 0                  0                0                  0            49,250               16,378             0
  77                 0                  0                0                  0            55,076               10,544             0
  78                 0                  0                0                  0             9,497                2,109       495,000
  79                 0                  0                0                  0                 0                    0             0
  80                 0                  0                0            300,000                 0                1,834             0
  81                 0                  0                0                  0           194,394                    0             0
  82                 0                  0                0                  0                 0                    0             0
 82.01
 82.02
 82.03
  83                 0                  0                0                  0            48,916                    0             0
  84                 0                  0                0                  0           105,748                9,933       547,553
  85           200,400                  0                0                  0            43,804               41,250             0
  86                 0                  0                0                  0                 0                    0             0
  87                 0                  0                0                  0             7,631                2,312       310,000
  88                 0             16,875                0             60,038            45,469                6,033        10,240
  89                 0                  0                0                  0            32,276                6,976             0
  90           400,000                  0            2,188            600,000            21,138               39,043       185,000
  91                 0                  0                0                  0            31,210                4,638             0
  92                 0                  0                0                  0             7,000               10,777             0
  93            46,035                  0                0                  0            58,980               43,057             0
  94                 0                  0                0            322,371            45,417               10,696             0
  95                 0                  0                0                  0           220,556                    0             0
  96                 0                  0                0                  0                 0                    0             0
 96.01
 96.02
 96.03
  97                 0                  0                0                  0                 0                    0             0
  98               437                  0                0            300,000                 0               10,483             0
  99                 0             20,000                0                  0            26,500               38,299             0
 99.01
 99.02
  100                0                  0                0                  0            26,521               26,171             0
  101                0                  0                0                  0                 0                8,525             0
  102                0                  0                0                  0                 0                    0             0
  103                0                  0                0                  0            14,000               25,764             0
  104                0                  0                0                  0            47,167               12,521             0
  105                0                  0                0                  0                 0                    0             0
105.01
105.02
  106                0                  0                0                  0            48,172                    0             0
  107                0                  0                0                  0            21,767                    0             0
  108
108.01               0             28,500           21,250                  0           151,819               34,846             0
108.02               0             17,409                0                  0            59,663                7,376             0
  109              876                  0                0              3,286           109,536               17,196             0
  110                0                  0                0             35,846           168,825               71,310             0
  111            1,686             12,467                0                  0            58,333                5,725             0
  112                0              8,750                0                  0             6,297                1,241             0
  113                0                  0                0                  0             4,505                3,636             0
  114           30,000                  0                0            125,000            21,591                6,312       109,720
  115                0                  0                0                  0            30,314                    0             0
  116                0                  0                0                  0            64,184                3,437             0
  117                0                  0                0                  0            29,883               12,018             0
  119                0                  0                0                  0            12,623                2,161        48,282
  120                0                  0                0            375,000            60,456                    0             0
  121          900,000                  0                0                  0            52,458               10,621             0
  122                0                  0                0             50,000                 0                    0     1,693,948
  123           12,105                  0                0                  0                 0                    0        42,522
  124                0                  0                0                  0            32,195                8,123             0
  125                0                  0                0                  0            16,806                1,448       100,000
  126              119                  0                0                  0            19,245                1,416     2,300,000
  127                0                  0                0                  0            17,740                3,383             0
  128                0             10,875                0                  0            25,741               11,326             0
  129            7,500                  0                0             35,000            18,790                4,199             0
  130        1,480,000                  0                0                  0                 0                4,148             0
  131                0                  0                0                  0                 0                    0             0
131.01
131.02
  132                0                  0                0                  0             5,507                1,927             0
  133                0             48,188                0                  0             3,018                9,587             0
  134                0                  0                0             75,000            30,398                5,663             0
  135                0                  0                0                  0                 0                    0             0
  136                0                  0                0                  0            12,199               19,630             0
  137                0                  0                0                  0             7,390               15,527             0
  138            1,114             11,125                0                  0            14,320                9,312             0
  139                0                  0                0                  0            28,095                4,511             0
  140                0             20,625                0                  0            35,380                9,290       650,000
  141                0                  0                0                  0            33,600                3,390             0
  142                0                  0                0                  0            25,895               13,293             0
  143                0              5,625                0                  0             4,565                4,560             0
  144              911                                   0                  0            16,903                    0             0
  145                0             16,500            6,250                  0            39,078                4,108        11,975
  146              583                  0                0             86,000             9,932                1,585        47,000
  147                0                  0                0                  0            47,146               17,257             0
  148                0                  0                0                  0                 0                    0             0
  149                0                  0                0                  0             3,116                3,497             0
  150                0                  0                0                  0                 0                    0             0
150.01
150.02
  151                0                  0                0                  0                 0                    0             0
  152                0                  0            1,000                  0            43,098                4,007             0
  153                0                  0                0                  0            36,037               10,197             0
  154                0                  0                0                  0            22,657                    0             0
  155                0                  0                0                  0                 0                2,446             0
  156                0                  0                0                  0            42,411                    0             0
  157              166                  0                0              1,247            14,359                    0             0
157.01
157.02
  158            1,331            163,750                0              8,872            32,124               27,300       350,000
  160                0             24,625            9,000                  0            18,269                4,550       150,000
  161           68,081                  0            1,000                  0            37,516                3,684             0
  162                0                  0                0                  0             5,493                5,617             0
  163            1,092                  0                0                  0            44,364                2,468             0
  164                0                  0                0                  0             8,477               10,277             0
  165                0                  0           25,000                  0                 0                    0             0
  166                0                  0                0                  0                 0                    0             0
166.01
166.02
  167                0                  0                0                  0            18,279                3,103             0
  168                0                  0                0                  0                 0                    0             0
  169                0                  0                0                  0                 0                    0             0
  170                0                  0                0                  0                 0                    0             0
  171                0                  0                0                  0            22,440                3,168             0
  172              201                  0                0              1,205             9,552                2,936             0
  173                0                  0                0                  0            13,679                1,824             0
  174                0                  0                0                  0            24,369                5,571             0
  175                0                  0                0                  0            12,716                4,162             0
  176                0                  0                0             60,000            10,167                1,060             0
  177                0                  0                0                  0                 0                    0             0
177.01
177.02
  178                0                  0                0                  0            12,132                1,673       112,800
  179                0                  0                0                  0                 0                    0             0
  180                0                  0                0                  0             3,633                4,022             0
  181              321                  0                0                  0            10,895               11,343             0
  182                0                  0                0                  0            17,545               15,303             0
  183                0                  0                0                  0                 0                    0             0
  184                0              6,600                0                  0            10,163                    0             0
  185                0                  0                0                461                 0                    0             0
  186              170                  0                0              1,133             3,713                5,738        74,050
  187                0                  0                0                  0            11,138                7,854        96,938
  188              521             10,000                0              3,255            24,021                1,132             0
  189                0                  0                0                  0            45,568                5,021             0
  190                0                  0                0                  0            21,565                2,382             0
  191                0                  0                0                  0            10,924               10,446             0
  192                0                  0                0                  0            10,576                    0         3,000
  193                0                  0                0                  0                 0                    0             0
  194                0                  0                0                  0            27,923                    0             0
  195                0                  0                0                  0            18,136                  904             0
  196                0                  0                0                  0                 0                    0             0
  197                0                  0                0                  0             7,951                    0             0
  198                0                  0                0                  0             8,240                7,439             0
  199                0                  0                0                  0            18,016                4,261             0
  200                0                  0                0                  0            12,622                    0          0.00
  201                0                  0                0                  0             9,212                    0          0.00
  202                0                  0                0                  0            13,848                  570          0.00
  203                0                  0                0                  0             5,618                2,070          0.00
  204                0                  0                0                  0             6,202                    0          0.00
  205                0                  0                0                  0            10,917                1,971          0.00

                                                          MONTHLY ESCROW(13)
        -----------------------------------------------------------------------------------------------------------------------
                                              MONTHLY      MONTHLY      MONTHLY      MONTHLY
 ANNEX                     MONTHLY CAPEX       ENVIR.        TI/LC       RE TAX         INS.            MONTHLY OTHER  SINGLE
 ID #                         RESERVE ($) RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)              RESERVE ($)  TENANT
-------------------------------------------------------------------------------------------------------------------------------

   1                                   0            0            0            0            0                        0    No
   2                                   0            0            0            0            0                        0    No
   3                                   0            0            0            0            0                        0    No
 3.01                                                                                                                    No
 3.02                                                                                                                    No
 3.03                                                                                                                    No
 3.04                                                                                                                    No
 3.05                                                                                                                    No
 3.06                                                                                                                    No
 3.07                                                                                                                    No
 3.08                                                                                                                    No
   4                                   0            0            0            0            0                        0   Various
 4.01                                                                                                                    No
 4.02                                                                                                                    No
 4.03                                                                                                                    No
 4.04                                                                                                                    No
 4.05                                                                                                                    No
 4.06                                                                                                                    No
 4.07                                                                                                                    No
 4.08                                                                                                                    No
 4.09                                                                                                                    Yes
   5                                   0            0       59,135      142,453       75,826                    9,568   Various
 5.01                                                                                                                    Yes
 5.02                                                                                                                    Yes
 5.03                                                                                                                    Yes
 5.04                                                                                                                    Yes
 5.05                                                                                                                    Yes
 5.06                                                                                                                    No
 5.07                                                                                                                    Yes
 5.08                                                                                                                    No
 5.09                                                                                                                    Yes
  5.1                                                                                                                    No
   6                                   0            0            0            0            0                        0    No
   7                              31,250            0      132,809      250,000       36,533                        0    No
   8                                                                                                                    Various
 8.01                                  0            0            0            0            0                        0    No
 8.02                                  0            0            0            0            0                        0    No
 8.03                                  0            0            0            0            0                        0    No
 8.04                                  0            0            0            0            0                        0    No
 8.05                                  0            0            0            0            0                        0    No
 8.06                                  0            0            0            0            0                        0    No
 8.07                                  0            0            0            0            0                        0    No
 8.08                                  0            0            0            0            0                        0    No
 8.09                                  0            0            0            0            0                        0    Yes
 8.10                                  0            0            0            0            0                        0    Yes
 8.11                                  0            0            0            0            0                        0    No
   9                                   0            0            0            0            0                        0    No
 9.01                                                                                                                    No
 9.02                                                                                                                    No
 9.03                                                                                                                    No
 9.04                                                                                                                    No
 9.05                                                                                                                    No
 9.06                                                                                                                    No
 9.07                                                                                                                    No
 9.08                                                                                                                    No
 9.09                                                                                                                    No
 9.10                                                                                                                    No
 9.11                                                                                                                    No
 9.12                                                                                                                    No
 9.13                                                                                                                    No
  10                               8,281            0            0       86,418       16,141                        0    No
  11                                   0            0            0      176,817       10,108                        0    No
  12                                   0            0            0       15,340       79,167                        0    No
  13                                   0            0            0            0            0                        0    No
  14                               2,321            0       23,205       32,021        7,920                        0    No
  15                               8,048            0            0      150,555            0                        0    No
 15.01                                                                                                                   No
 15.02                                                                                                                   No
 15.03                                                                                                                   No
 15.04                                                                                                                   No
 15.05                                                                                                                   No
 15.06                                                                                                                   No
  16                               6,524            0            0       67,874       15,250                        0    No
  17                                   0            0            0            0            0                        0    No
  18                                   0            0            0            0            0                        0    No
  19                               3,107            0            0       87,046        8,417                        0    Yes
  20                               8,333            0            0       30,205            0                        0    No
  21                                   0            0            0      112,146       14,117                        0    No
  22                                   0            0            0            0            0                        0    No
 22.01                                                                                                                   No
 22.02                                                                                                                   No
 22.03                                                                                                                   No
 22.04                                                                                                                   No
  23                                                                                                                    Various
 23.01                             4,583            0            0        5,338        1,320                        0    No
 23.02                             2,917            0            0        3,188        1,078                        0    No
 23.03                             2,083            0            0        5,138          559                        0    No
 23.04                             1,333            0            0        2,435          625                        0    No
 23.05                             1,188            0            0        2,961          359                        0    No
 23.06                               564            0            0        2,423          234                        0    Yes
 23.07                             1,167            0            0        1,851          412                        0    No
 23.08                               917            0            0        1,227          297                        0    No
 23.09                               833            0            0        1,545          435                        0    No
 23.10                               750            0            0        1,138          253                        0    No
 23.11                             2,646            0            0        6,634        1,642                        0    No
  24                                   0            0            0       57,855       17,455                        0    No
  25                                   0            0            0            0            0                        0    No
  26                                                                                                                    Various
 26.01                                 0            0            0            0            0                        0    No
 26.02                                 0            0            0            0            0                        0    No
 26.03                                 0            0            0            0            0                        0    No
 26.04                                 0            0            0            0            0                        0    Yes
  27                                   0            0            0            0            0                        0    No
  28                                   0            0            0       20,542            0                   13,333    No
  29                              13,500            0            0       50,420        4,097                        0    No
 29.01                                                                                                                   No
 29.02                                                                                                                   No
 29.03                                                                                                                   No
 29.04                                                                                                                   No
 29.05                                                                                                                   No
 29.06                                                                                                                   No
  30                                   0            0            0       35,648       13,788                        0    No
 30.01                                                                                                                   No
 30.02                                                                                                                   No
 30.03                                                                                                                   No
 30.04                                                                                                                   No
 30.05                                                                                                                   No
 30.06                                                                                                                   No
 30.07                                                                                                                   No
 30.08                                                                                                                   No
  31                               1,073            0            0       25,802        4,132                        0    No
  32                                   0            0            0            0            0                        0    No
  33                                   0            0            0            0            0                        0    No
  34                              13,021            0            0       77,706       50,128                        0    No
 34.01                                                                                                                   No
 34.02                                                                                                                   No
  35                                   0            0        7,800            0            0                        0    No
  36                               3,126            0            0       76,741        7,158                        0    No
  37                                   0            0            0            0            0                        0    No
  38                                   0            0            0            0            0                        0    No
 38.01                                                                                                                   No
 38.02                                                                                                                   No
 38.03                                                                                                                   No
 38.04                                                                                                                   No
 38.05                                                                                                                   No
 38.06                                                                                                                   No
 38.07                                                                                                                   No
 38.08                                                                                                                   No
 38.09                                                                                                                   No
 38.10                                                                                                                   No
 38.11                                                                                                                   No
 38.12                                                                                                                   No
 38.13                                                                                                                   No
 38.14                                                                                                                   No
 38.15                                                                                                                   No
 38.16                                                                                                                   No
 38.17                                                                                                                   No
 38.18                                                                                                                   No
 38.19                                                                                                                   No
 38.20                                                                                                                   No
  39                               2,115            0            0       10,446        1,109                        0    No
  40                               6,458            0            0       20,517        3,960                        0    No
  41                               5,200            0            0       23,265        2,561                        0    No
  42                               6,449            0       25,000       43,120        4,451                        0    No
 42.01                                                                                                                   No
 42.02                                                                                                                   Yes
 42.03                                                                                                                   No
 42.04                                                                                                                   Yes
 42.05                                                                                                                   No
  43                                   0            0            0       14,137        4,916                        0    No
  44                              49,651            0            0            0            0                        0    No
  45                                   0            0            0            0            0                        0    No
  46                                   0            0            0            0            0                        0    No
  47                                   0            0            0       48,010            0                        0    No
  48                               2,429            0       16,453       12,961          944                        0    No
 48.01                                                                                                                   Yes
 48.02                                                                                                                   Yes
 48.03                                                                                                                   No
 48.04                                                                                                                   No
 48.05                                                                                                                   Yes
 48.06                                                                                                                   Yes
 48.07                                                                                                                   Yes
 48.08                                                                                                                   Yes
 48.09                                                                                                                   Yes
  49                              11,000            0            0       50,110       12,567                        0    No
  50                               1,672            0            0       21,880        2,130                        0    No
 50.01                                                                                                                   No
 50.02                                                                                                                   No
 50.03                                                                                                                   No
  51                                   0            0            0            0            0                        0    No
  52                               2,342            0       11,000       21,418        5,092                        0    No
  53                               2,237            0            0       10,083        3,267                        0    No
  54                                   0            0            0            0            0                        0    No
  55                                   0            0            0            0            0                        0    No
  56                              10,250            0            0       20,524        5,404                        0    No
  57                                   0            0            0       13,521            0                        0    No
  58                                 801            0        5,342        6,267        4,935                        0    No
  59                               5,750            0            0       33,838        8,154                        0    No
  60                                   0            0            0       24,809        8,040                        0    No
  61                                 944            0        5,035        4,205        2,310                        0    No
  62                                   0            0        5,590        8,265        1,894                        0    No
  63                              29,794            0            0       11,711       21,667                        0    No
  64                                   0            0            0        3,851        4,092                        0    No
  65                                   0            0            0        7,690            0                        0    No
  66                               8,025            0            0       15,030        7,631                        0    No
  67                                   0            0            0            0            0                        0    Yes
  68                                 733            0            0        2,615        2,464                        0    No
  69                                   0            0            0       28,399            0                        0    No
  70                               1,751            0            0            0            0                        0    No
  71                               1,726            0        8,632       63,635        4,062                        0    No
  72                               1,400            0        9,335       22,454        5,833                        0    No
  73                               2,000            0       12,500       18,345        1,890                        0    Yes
  74                                   0            0            0       18,137            0                        0    No
  75                                   0            0            0            0            0                        0    Yes
  76                               4,800            0            0        9,850        5,459                        0    No
  77                               3,467            0            0       27,538        2,109                   42,500    No
  78                               3,667            0            0        9,497        2,109                        0    No
  79                                   0            0            0            0            0        Lease Termination    No
                                                                                                             Payments
                                                                                                 in excess of $50,000
  80                               2,204            0            0       21,049          917                        0    No
  81    $9,538.25 the first month, 3% of
               gross revenues thereafter.           0            0            0            0                        0    No
  82                                   0            0            0            0            0                        0    Yes
 82.01                                                                                                                   Yes
 82.02                                                                                                                   Yes
 82.03                                                                                                                   Yes
  83                                   0            0        6,150        9,783            0                        0    No
  84                               8,229            0            0       26,437        4,967                        0    No
  85                                   0            0            0       14,601        3,750                        0    No
  86                                   0            0            0            0            0                        0    No
  87                               5,167            0            0        7,631        2,312                        0    No
  88                               1,662            0        6,000       11,367        2,011                        0    No
  89                               1,083            0            0       16,138        1,744                        0    No
  90                                   0            0            0       10,569        3,549                        0    No
  91                                 387            0        1,975       15,605        1,112                        0    No
  92                                 970            0        3,333        7,000          980                        0    No
  93                              23,018            0            0       19,660        8,611                        0    No
  94                                 949            0        9,167        9,083        1,528                        0    No
  95                               1,817            0            0            0            0                        0    No
  96                                   0            0            0            0            0                        0    Yes
 96.01                                                                                                                   Yes
 96.02                                                                                                                   Yes
 96.03                                                                                                                   Yes
  97                               1,130            0            0            0            0                        0    Yes
  98                                 437            0            0            0          874                        0    Yes
  99                                   0            0            0        8,833        4,659                        0    No
 99.01                                                                                                                   No
 99.02                                                                                                                   No
  100                              4,369            0            0       13,260        2,908                        0    No
  101                              4,480            0            0        7,981        2,842                        0    No
  102                                  0            0            0            0            0                        0    No
  103   $5,676.93 the first month, 2% of
           gross revenues for 2007, 2.5%
         for 2008, 3% for 2009, 3.5% for
                 2010, and 4% thereafter            0            0        7,000            0                        0    No
  104   $4,967.65 the first month, 4% of
               gross revenues thereafter            0            0        9,433        2,504                        0    No
  105                                  0            0            0            0            0                        0    Yes
105.01                                                                                                                   Yes
105.02                                                                                                                   Yes
  106                                  0            0            0        8,029            0                        0    No
  107                                654            0        1,309        4,353            0                        0    No
  108                                                                                                                    No
108.01                             4,208            0            0       18,977        4,356                        0    No
108.02                             2,542            0            0        7,458          922                        0    No
  109                                876            0        3,286        9,128        2,457                        0    No
  110                                441            0        4,167       18,758            0                        0    No
  111                              1,686            0            0        8,333          818                        0    No
  112                                  0            0            0        1,297        1,241                        0    No
  113                                  0            0            0        4,505        3,636                        0    No
  114                                  0            0            0        4,318          902                        0    No
  115                                  0            0            0       10,105            0                        0    No
  116                                  0            0            0       10,697        1,146                        0    No
  117                                  0            0            0        9,961        1,093                        0    Yes
  119                                  0            0            0        4,208        1,080                        0    No
  120                                  0            0       13,393       12,091            0                        0    No
  121                              4,167            0            0        8,743        3,540                        0    No
  122                                166            0        1,665            0            0                        0    No
  123                                  0            0            0            0            0                        0    Yes
  124                              3,126            0            0        8,049        1,625                        0    No
  125                                138            0        2,917        4,202          207                        0    No
  126                                119            0            0        6,415          477                        0    No
  127                                947            0            0            0          846                        0    No
  128                              4,250            0            0       12,871        5,663                        0    No
  129                                  0            0            0        3,132          525                        0    No
  130                                  0            0            0        8,583        2,074                        0    No
  131                                  0            0            0            0            0                        0    Yes
131.01                                                                                                                   Yes
131.02                                                                                                                   Yes
  132                                315            0        3,000        3,824          385                        0    No
  133                                515            0        2,000        3,018        1,198                        0    No
  134                                804            0            0       15,199          809                        0    No
  135                                  0            0            0            0            0                        0    Yes
  136                                  0            0            0       12,199        1,785                        0    Yes
  137                                762            0            0            0            0                        0    Yes
  138                              1,114            0            0        2,864        1,552                        0    No
  139                              3,250            0            0        7,024        2,256                        0    No
  140                                  0            0            0        5,897          929                        0    No
  141                                439            0            0       11,200        1,130                        0    No
  142                                476            0        2,219        8,632        1,208                        0    No
  143                              5,785            0            0        4,565        2,280                        0    No
  144                                911            0            0        5,634            0                        0    No
  145                                667            0            0        6,513        1,583                        0    No
  146                                583            0            0        4,966          528                        0    No
  147    $11,314.04 for the first month,
         4% of gross revenues thereafter            0            0        9,429            0                        0    No
  148                                  0            0            0            0            0                        0    Yes
  149                              1,117            0        4,167        3,116        1,166                        0    No
  150                                  0            0            0            0            0                        0    Yes
150.01                                                                                                                   Yes
150.02                                                                                                                   Yes
  151                                  0            0            0            0            0                        0    Yes
  152                                618            0        2,083        6,216          801                        0    No
  153                              1,264            0            0        6,006        1,700                        0    No
  154                              1,066            0            0        5,750            0                        0    No
  155                              1,454            0          107        6,124        1,223                        0    No
  156                                  0            0        8,335        8,482            0                        0    No
  157                                166            0        1,247        3,590            0                        0    No
157.01                                                                                                                   No
157.02                                                                                                                   Yes
  158                              1,331            0        8,872        8,031       13,650                        0    No
  160                              1,298            0        4,167        6,090          455                        0    No
  161                                721            0        2,083        6,460          737                        0    No
  162                              1,312            0        2,000        2,747          936                        0    No
  163                              1,092            0            0       14,788        2,468                        0    No
  164                                917            0            0        4,238          856                        0    No
  165                                  0            0            0            0            0                        0    Yes
  166                                  0            0            0            0            0                        0    Yes
166.01                                                                                                                   Yes
166.02                                                                                                                   Yes
  167                              2,333            0            0        4,570        1,552                        0    No
  168                                  0            0            0            0            0                        0    Yes
  169                              3,500            0            0        4,603        2,868                        0    No
  170                                  0            0            0            0            0                        0    Yes
  171                              2,698            0            0        5,610        1,584                        0    No
  172                                201            0        1,205        4,776          734                        0    No
  173                                616            0        2,000        2,736          912                        0    No
  174                                  0            0            0        8,123          506                        0    Yes
  175                                  0            0        1,667        1,413          462                        0    No
  176                              1,206            0        2,500       10,167          265                        0    No
  177                                  0            0            0            0            0                        0    Yes
177.01                                                                                                                   Yes
177.02                                                                                                                   Yes
  178                                  0            0            0        6,066        1,674                        0    No
  179                                  0            0            0            0            0                        0    Yes
  180                                201            0        1,000        3,633          402                        0    No
  181                                321            0            0        2,179        1,260                        0    Yes
  182                              1,127            0        4,167        5,777        1,530                        0    No
  183                                  0            0            0        3,062        1,864                        0    No
  184                                  0            0        4,167        2,541            0                        0    No
  185                                138            0          461            0            0                        0    Yes
  186                                170            0        1,133        1,857          638                        0    No
  187         $4,743.79 the first month,
         4% of gross revenues thereafter            0            0        4,713            0  $793.50; On 11/1/09 and    No
                                                                                                        11/1/14 shall
                                                                                                      increase by 15%
  188                                521            0        3,255        3,432          566                        0    No
  189                              1,039            0            0        7,595          837                        0    No
  190                                340            0        2,083        3,594          595                        0    No
  191                                  0            0            0       12,444          950                        0    No
  192                                  0            0            0        5,288            0                        0    Yes
  193                                  0            0            0            0            0                        0    Yes
  194                                  0            0            0        5,585            0                        0    No
  195                                  0            0            0        3,627          452                        0    No
  196                                  0            0            0            0            0                        0    No
  197                                471            0        1,625        2,650            0                        0    No
  198                              3,465            0            0        2,060          930                        0    No
  199                              1,452            0            0        4,504          609                        0    No
  200                                  0            0            0        2,104            0                        0    No
  201                                220            0        1,400        2,303            0                        0    Yes
  202                                 56            0            0        3,462          143                        0    Yes
  203                                725            0            0          936          345                        0    No
  204                                  0            0        1,042        1,551            0                        0    No
  205                                443            0            0        1,819          328                        0    No

                                         LARGEST TENANT
           ---------------------------------------------------------------------------
 ANNEX                                                                         LEASE
 ID #      LARGEST TENANT                                   UNIT SIZE       EXPIRATION
--------------------------------------------------------------------------------------

   1       Muvico Theaters                                     92,000        12/18/26
   2       Shearman & Sterling LLP                            517,658        08/31/22
   3
 3.01      GS-11B-00118-SS/OHA                                283,072        09/30/09
 3.02      GS-11B-80587 - DISA                                395,802        09/16/11
 3.03      GS-11B-01710 - Army Surgeon General                175,403        08/14/14
 3.04      GS-11B-80523 - DISA/Medical Group                   53,539        04/05/08
 3.05      GS-11B-01590 - IRS                                  48,357        07/31/07
 3.06      Science Applications International                  47,871        11/30/10
 3.07      Science Applications International                  70,948        12/25/11
 3.08      GS-11B-70346 - DOD/DOJ                              43,121        10/08/07
   4
 4.01      CNA Corporation                                    162,316        08/31/15
 4.02      Institute for Defense Analyses                      33,960        11/30/11
 4.03      American Diabetes Assoc                             78,038        01/31/17
 4.04      Alexandria County School Board                      37,947        06/30/10
 4.05      City of Alexandria Job Link                         13,281        12/14/16
 4.06      EDS Information Services                            31,986        03/31/09
 4.07      BCP International                                   13,299        02/29/08
 4.08      CACI, Inc                                           15,413        04/30/07
 4.09      Clyde's At Mark Center, Inc.                        14,980        10/31/23
   5
 5.01      Cinram, International, Inc.                        770,000        04/30/10
 5.02      Continental Tire North America, Inc.               766,571        02/29/12
 5.03      Hewlett-Packard Company                            625,000        02/28/09
 5.04      Philips Electronics North America Corp             400,000        07/31/08
 5.05      Hewlett-Packard Company                            400,000        06/30/10
 5.06      Kuehne & Nagel, Inc.                               225,000        07/31/09
 5.07      Hewlett-Packard Company                            400,000        06/30/10
 5.08      Little Caesar Enterprises, Inc.                    112,657        08/31/13
 5.09      Computer Sciences Corporation                      337,655        01/31/09
  5.1      Nationwide Insurance Co.                           280,130        09/30/13
   6       Gap                                                 13,222        07/31/11
   7       First American Corporation                         728,783        03/31/17
   8
 8.01      Lennar Corporation                                 113,351        01/01/10
 8.02      Administaff Client Services, L.P.                   45,170        02/28/12
 8.03      Coca-Cola Enterprises Inc                           79,957        11/30/11
 8.04
 8.05      Comac, Inc.                                        115,336        08/31/09
 8.06      Promotion Products, Inc.                           206,394        07/31/14
 8.07      TMSI                                               175,272        08/01/13
 8.08      Giant Food                                          38,763        10/31/09
 8.09      Eastern Bag & Paper                                153,641        09/30/12
 8.10      Barry Wright Corporation                            70,600        04/30/16
 8.11      Harrell's Turf Special                              24,000        11/30/08
   9
 9.01      Kohl's                                              90,027        01/31/09
 9.02      Cub Foods                                           62,000        02/29/08
 9.03      Ross Dress For Less                                 30,061        01/31/15
 9.04      Best Buy                                            46,355        01/31/13
 9.05      Kroger                                              39,249        03/31/22
 9.06      O'Malia's                                           40,000        11/11/10
 9.07      Pay Less Super Market                               66,063        03/31/17
 9.08      Rainbow Foods                                       59,232        05/19/13
 9.09      Hancock Fabrics                                     12,000        10/31/09
 9.10      Price Chopper                                       56,000        10/31/07
 9.11      Rainbow Foods                                       66,314        12/31/12
 9.12      Hy-Vee                                              59,682        01/13/12
 9.13      K-Mart                                              83,552        11/30/11
  10       K-Mart                                             120,391        11/30/19
  11       Womble, Carlyle, Sandridge & Rice                   41,509        08/01/11
  12
  13
  14       Ralph's (Kroger)                                    55,000        04/01/27
  15
 15.01     United Healthcare Group, Inc.                       50,855        02/28/09
 15.02     Coca-Cola Enterprises, Inc.                         42,594        12/31/11
 15.03     Gevity HR Inc                                       96,552        11/30/15
 15.04     AchieveGlobal, Inc.                                 27,520        09/30/12
 15.05     Laser Spine Institute                               29,959        12/31/10
 15.06     Bausch & Lomb, Incorporated                         26,472        09/30/11
  16       M&E Pacific, Inc.                                   16,872        12/31/09
  17       Northern Trust Bank                                 26,834        05/18/13
  18       BDP International Bank                              30,565        07/31/14
  19       Board of Education - City of New York              186,445        12/31/22
  20
  21       Temple University                                  127,866        06/30/16
  22
 22.01
 22.02
 22.03
 22.04
  23
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06     Apex Enterprises, LLC                               30,748        09/30/18
 23.07
 23.08
 23.09
 23.10
 23.11
  24
  25
  26
 26.01     General Services Administration                     33,748        12/31/09
 26.02     LRG Fasteners Corporation                           26,834        03/31/08
 26.03     KCI Technologicies                                  11,091        04/30/09
 26.04     Dana Corporation                                    54,000        05/31/08
  27       PacifiCare Health Systems                          313,085        12/31/15
  28
  29
 29.01     EC Barton & Company                                 29,000        08/31/11
 29.02     Bravo Market (Kash n Karry)                         43,578        12/31/20
 29.03     Food Lion                                           47,415        07/29/17
 29.04     KVAT Food City                                      44,780        07/31/17
 29.05     Food Lion                                           37,920        10/14/16
 29.06     Piggly Wiggly                                       25,900        12/31/13
  30
 30.01
 30.02
 30.03
 30.04
 30.05
 30.06
 30.07
 30.08
  31       Uniqlo Inc.                                         51,000        04/30/16
  32       Jo-Ann Fabrics                                      35,000        01/31/16
  33       HQ Global Workplaces                                21,605        07/01/11
  34
 34.01
 34.02
  35       Nordstrom Rack                                      30,660        08/31/11
  36       Academy Sports                                      79,279        03/31/08
  37       L3 Communication Corp.                             339,987        10/31/21
  38
 38.01
 38.02
 38.03
 38.04
 38.05
 38.06
 38.07
 38.08
 38.09
 38.10
 38.11
 38.12
 38.13
 38.14
 38.15
 38.16
 38.17
 38.18
 38.19
 38.20
  39       Northrop Grumman                                    66,000        06/30/17
  40
  41
  42
 42.01     Ohio State Library                                 109,535        06/30/17
 42.02     OH Rehab Services Commission                       142,246        06/30/17
 42.03     OH Dept of Rehab & Correction                       39,831        06/30/15
 42.04     Franklin County MRDD                                25,658        12/31/09
 42.05     Franklin County MRDD                                 4,536        12/31/09
  43       Rockefeller Group Business Centers                  69,315        09/30/15
  44
  45
  46       Albertsons                                          50,245        04/30/16
  47       AST Sportswear                                      37,060        08/28/07
  48
 48.01     Johnson Controls, Inc                               87,100        09/30/09
 48.02     Flint Group                                         50,025        03/31/17
 48.03     Dow Corning Corporation                             27,336        05/31/10
 48.04     Berger Lahr Motion Tech, Inc.                       10,842        03/31/11
 48.05     City Transfer Co                                    63,250        02/28/10
 48.06     Karmann Manufacturing LLC                           40,450        11/30/16
 48.07     R.A. DeMattia Company                               15,000        12/31/17
 48.08     Tri-Star Fire Protection                            16,400        04/30/09
 48.09     Limbach Facility Services                            6,150        02/28/08
  49
  50
 50.01     Echopass                                            21,939        06/30/10
 50.02     Loco Lizard Cantina                                  6,878        12/31/17
 50.03     Studeo Interactive Direct                           20,236        10/31/09
  51
  52       Penthouse Media Group                               47,173        11/30/15
  53       American Exec Sunnyvale, Inc.                       13,098        08/31/09
  54       Alberston's #6706                                   49,770        10/31/15
  55
  56
  57       Office Depot                                        30,686        04/30/12
  58       Albert & Associates, Inc.                            4,000        08/31/07
  59
  60
  61       Mono - New Master Lease                             20,719        07/31/19
  62       Longs Drugs                                         15,789        04/30/27
  63
  64
  65
  66
  67       AT&T                                               176,960        11/30/16
  68       Marshalls                                           33,000        04/30/16
  69       Continuity Graphics                                  8,945        08/31/12
  70       SRCTec                                              64,000        09/30/16
  71       Premium Capital Funding LLC                         32,035        03/31/11
  72       Pate Engineers                                      55,939        12/31/09
  73       City of Detroit                                    120,000        11/30/16
  74       Riazee Boutique                                      7,500        10/31/17
  75       Northwest Michigan Surgery Center, L.L.C.           53,756        04/11/19
  76
  77
  78
  79       Albertsons                                          40,751        08/31/12
  80       Consumer Credit Counseling SW                       18,033        01/31/08
  81
  82
 82.01     Walgreens Co.                                       14,820        09/30/80
 82.02     Walgreens Co.                                       14,490        04/30/81
 82.03     Walgreens Co.                                       14,550        04/30/80
  83       Positive Resource Center                            10,872        01/31/09
  84
  85
  86       Publix Supermarket                                  37,740        12/31/11
  87
  88       Van Ru Credit Corp                                  23,781        09/30/11
  89       Farmer Jack                                         53,921        06/30/19
  90       Honolulu Community Action Pro                       18,139        09/30/11
  91       Duane Reade                                         10,000        05/31/09
  92       John Murtagh                                        10,383        12/31/11
  93
  94       Scripps Health                                      13,402        11/30/12
  95       Hannaford Supermarket                               63,156        06/30/21
  96
 96.01     Walgreens Co.                                       14,820        09/30/80
 96.02     Walgreens Co.                                       14,820        08/31/81
 96.03     Walgreens Co.                                       14,820        12/31/81
  97       Fresh Express, Inc                                 112,741        09/30/24
  98       Smart Business Advisory & Consulting, LLC           52,400        11/30/16
  99
 99.01
 99.02
  100      J.C. Penney                                         46,352        08/31/11
  101
  102      Burlington Coat Factory                             72,600        08/31/10
  103
  104
  105
105.01     Walgreens Co.                                       14,550        08/31/81
105.02     Walgreens Co.                                       14,550        06/30/78
  106      Spectrum Yarn                                       12,651        05/31/07
  107      Impronta                                            33,653        10/31/08
  108
108.01
108.02
  109      CMS Companies                                       29,148        06/30/21
  110      Bonefish Grill                                       5,110        10/31/14
  111      Ft. Washington Medical                               4,618        10/31/07
  112      K-Mart                                             104,231        01/31/18
  113      American Hotels, Inc.                               21,422        12/30/13
  114      USA Furniture                                       12,946        05/31/11
  115      CVS                                                 10,650        01/31/08
  116
  117      County of Suffolk                                   54,333        12/31/27
  119
  120      Schwarz Pharma                                      74,100        12/31/09
  121
  122      Pacific Dental                                       2,964        08/31/16
  123      Ashley Furniture                                    40,347        07/01/22
  124
  125      Greene Turtle                                        7,124        08/31/16
  126      Sleepy's                                             5,000        11/30/12
  127
  128
  129      Westpoint Furniture                                  5,378        04/30/09
  130
  131
131.01     LaSalle Bank-4200 South Ashland                      6,000        10/31/24
131.02     LaSalle Bank-Route 59                                6,000        08/31/24
  132      Absolute Investment R.E.                             3,401        08/31/11
  133      Golden House Restaurant                              2,400        10/31/09
  134      Spring Creek Management Co. Ltd                     11,294        01/01/22
  135      Dicks Sporting Goods                                55,745        11/30/15
  136      Honeywell International                             62,500        02/14/19
  137      Faurecia Automotive                                 91,454        01/31/18
  138
  139
  140      Search Group                                        11,120        10/11/11
  141
  142      Designers Choice                                     5,986        01/31/11
  143
  144
  145
  146      Game Plan Financial                                 18,828        04/30/12
  147
  148      LA Fitness                                          45,000        12/21/21
  149      YMCA of Greater Long Beach                           5,514        09/30/08
  150
150.01     Rite Aid of Pennsylvania, Inc.                      14,660        12/20/26
150.02     Rite Aid of New Jersey, Inc.                        14,685        12/20/26
  151      K-Mart                                              86,479        07/31/21
  152      Stewart Title of Sac.                                4,590        08/31/09
  153
  154      Aldi's                                              16,478        08/31/16
  155
  156      State of Wisconsin Dept of Admin                    11,000        12/31/07
  157
157.01     Regency Gallery                                      3,308        05/31/11
157.02     Greens Pharmacy                                      5,200        01/31/10
  158      Winn Dixie                                          52,939        12/10/11
  160      Clarke Distribution                                 15,390        09/30/08
  161      IEC Corp                                             6,654        02/28/13
  162      CVS Corporation                                     22,000        05/31/12
  163
  164
  165      Walgreens Co.                                       14,550        06/01/81
  166
166.01     Rite Aid of Kentucky, Inc.                          14,637        12/20/26
166.02     Rite Aid of Delaware, Inc.                          14,617        12/20/26
  167
  168      Walt Disney Productions                             45,696        12/31/11
  169
  170      Walgreens Co.                                       15,120        02/28/60
  171
  172      The Shoe Show of Rocky Mount, Inc.                   5,000        11/30/10
  173      RSM                                                 19,873        04/30/15
  174      Nikon, Inc                                          43,600        04/30/11
  175      Long and Foster                                      3,642        05/31/08
  176      Phoenix Indian Medical Center                       10,795        04/24/15
  177
177.01     Rite Aid of Kentucky, Inc.                          11,203        12/20/26
177.02     Rite Aid of Kentucky, Inc.                          11,157        12/20/26
  178
  179      LaSalle Bank National Association                    5,000        08/31/20
  180      Carniceria Los Alamos                                3,562        12/31/11
  181      State of Rhode Island (Department of Labor)         25,000        06/01/13
  182      Division of Career Services                         16,469        02/28/10
  183
  184      Baja Fresh Mexican Grill                             2,694        09/30/07
  185      Rite Aid                                            11,060        11/15/19
  186      Palm Coast Pizza, Inc.                               3,700        07/31/11
  187
  188      Champion Industrial Building                        12,835        03/31/14
  189
  190      Casual Male Big & Tall                               3,590        12/31/07
  191      Prof. Orthopedic & Sports                           19,725        12/31/15
  192      Solomon Organization                                16,969        12/31/21
  193      Walgreens Co.                                       13,871        03/31/81
  194      Sara Lee Bakery Group                                9,900        04/30/11
  195
  196      Superior Stone                                      16,100        04/14/10
  197      Ricky D. Duerr                                      10,960        10/01/09
  198
  199
  200      Anaheim Stoneworks, Inc.                            12,130        09/30/07
  201      Atlantis Academy                                    10,700        06/30/16
  202      WesBanco Bank, Inc.                                  3,362        12/01/26
  203
  204      Einstein's Bagels                                    2,330        12/31/11
  205

                                              2ND LARGEST TENANT
             -------------------------------------------------------------------------------
 ANNEX                                                                              LEASE
 ID #        2ND LARGEST TENANT                                   UNIT SIZE       EXPIRATION
--------------------------------------------------------------------------------------------

   1         Sports Authority                                        37,500        04/15/16
   2         Kirkpatrick & Lockhart                                 125,176        10/31/17
   3
 3.01        GS-11B-01759 -Dept. of Justice                         163,565        09/15/15
 3.02        GS-11B-01407 - DISA                                      7,022        10/03/11
 3.03        Axiom Resource Management Inc.                          32,818        03/31/07
 3.04        GS-11B-01545 - SSA                                      47,467        08/14/07
 3.05        GS-11B-01633 - DOD                                      29,229        09/12/07
 3.06        Northrop Grumman                                        42,888        06/30/07
 3.07        SRA International Inc.                                  43,638        06/30/09
 3.08        Jacer Corporation                                       30,048        01/31/11
   4
 4.01        EMC Corp                                                27,083        07/31/11
 4.02        IKON Office Solutions                                   20,362        02/28/11
 4.03        Alion Science & Technology                              41,050        07/31/09
 4.04        Systems Planning & Analysis                             33,234        04/30/08
 4.05        City of Alexandria Child Adv                            10,012        12/14/16
 4.06        Perot Systems                                           13,185        12/31/10
 4.07        Eastern Brokers Corporation                              7,001        02/29/08
 4.08        Drs. Cochran, Eberly & Howe PC                           7,574        06/30/10
 4.09
   5
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08        Almo Distributing Pennsylvania, Inc.                   107,985        08/18/09
 5.09
  5.1        Merrill Communications LLC                             106,022        05/31/08
   6         Abercrombie & Fitch                                      8,200        01/31/12
   7         Sabre Inc.                                             520,146        12/07/11
   8
 8.01        Maersk, Inc.                                            28,036        02/01/12
 8.02        Distinctive Appliances, Inc.                            42,737        03/15/10
 8.03        AAA Mid Atlantic Inc                                    56,577        06/30/17
 8.04
 8.05        Sparks Exhibits                                        106,426        06/30/07
 8.06        Maly's of California                                    24,050        12/31/07
 8.07        Ball Metal Corp                                         86,553        12/01/09
 8.08        El Manantial                                             4,720        10/31/09
 8.09
 8.10
 8.11        ABC Supply Company                                      24,000        05/31/11
   9
 9.01        Kroger                                                  59,515        01/31/13
 9.02        Babies "R" Us                                           36,416        01/31/10
 9.03        T.J. Maxx                                               28,000        04/30/14
 9.04        T.J. Maxx                                               30,000        01/31/10
 9.05        USA Baby                                                10,896        08/30/11
 9.06        Godby Home Furnishings                                  25,030        06/30/11
 9.07        Movie Gallery                                            6,000        09/30/08
 9.08        North Memorial Medical                                  38,198        01/12/09
 9.09        Snyder's Drug Stores                                    10,145        07/31/08
 9.10        Fashion Bug                                             10,770        01/31/10
 9.11        Slumberland Clearance Center                            24,632        03/31/07
 9.12        Walgreen's                                              13,000        04/30/32
 9.13        Pick N Save                                             53,561        12/31/11
  10         JC Penney                                               81,251        11/30/07
  11         AT&T                                                    37,501        09/01/08
  12
  13
  14         Homegoods, Inc.                                         25,000        10/31/15
  15
 15.01       Hudson Highland                                         32,307        09/30/07
 15.02       University of Phoenix                                   41,404        05/31/14
 15.03       ADT Security Services                                    4,760        07/30/07
 15.04       HQ Global Workplaces                                    20,430        02/27/09
 15.05       HG Global                                               17,378        07/31/16
 15.06       State of Florida Dept.of Finance                         9,777        04/30/11
  16         New York Life Insurance Co                              15,858        01/31/11
  17         Merrill Lynch & Co., Inc.                               25,689        04/30/17
  18         Michael J. Fox Foundation                               18,033        08/30/16
  19
  20
  21         Conrad O'Brien                                          26,656        11/30/11
  22
 22.01
 22.02
 22.03
 22.04
  23
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
 23.08
 23.09
 23.10
 23.11
  24
  25
  26
 26.01       BBJ Rentals Inc.                                        29,655        08/31/09
 26.02       North Shore Sales Inc.                                  16,446        12/31/07
 26.03       Equity Management                                        9,799        11/30/12
 26.04
  27         Kansas City Gift Mart Inc                              261,917        02/28/21
  28
  29
 29.01       Big Lots                                                26,421        01/31/10
 29.02       Furniture Wholesaler                                    26,691        10/31/09
 29.03       Marshalls/TJX Companies                                 36,197        07/31/08
 29.04       Breakers Restaurant                                     10,021        01/31/08
 29.05       Big Lots                                                25,000        01/31/12
 29.06       Maxway                                                  18,698        02/28/10
  30
 30.01
 30.02
 30.03
 30.04
 30.05
 30.06
 30.07
 30.08
  31         Hospital Audiences, Inc                                 16,500        03/31/09
  32         Circuit City                                            34,182        01/31/21
  33         McCandlish & Lillard                                    15,908        06/01/12
  34
 34.01
 34.02
  35         Marshall's                                              30,000        10/31/10
  36         Tom Thumb                                               55,800        11/30/13
  37         Boeing                                                  82,000        09/30/11
  38
 38.01
 38.02
 38.03
 38.04
 38.05
 38.06
 38.07
 38.08
 38.09
 38.10
 38.11
 38.12
 38.13
 38.14
 38.15
 38.16
 38.17
 38.18
 38.19
 38.20
  39         CDC                                                     35,008        06/30/22
  40
  41
  42
 42.01       OAKS (State of Ohio Dept)                               22,766        06/30/17
 42.02
 42.03       OH Dept of Youth Services                               10,269        06/30/15
 42.04
 42.05       Studio 33 Spa                                            3,658        08/15/09
  43         Cushman & Wakefield of CA, Inc.                         16,278        09/30/15
  44
  45
  46         Bed Bath & Beyond                                       50,000        01/31/11
  47         Deep Roof Lighting                                      29,420        11/30/07
  48
 48.01
 48.02
 48.03
 48.04       Elesys North America, Inc                                5,388        06/30/07
 48.05
 48.06
 48.07
 48.08
 48.09
  49
  50
 50.01       MSDW                                                    13,052        10/31/10
 50.02       Zions Bank (Ground Lease)                                5,000        05/31/12
 50.03       H15 L.L.C. (Cafe Trio)                                  14,450        07/31/14
  51
  52         Los Angeles Unified School District                     34,848        10/17/12
  53         Technology Credit Union, Inc.                           10,204        09/30/10
  54         Longs Drugs Store # 301                                 17,800        02/29/16
  55
  56
  57         Ross Stores                                             27,125        01/31/08
  58         Blockbuster                                              4,000        06/30/07
  59
  60
  61         Mammoth Sports                                           8,698        12/31/14
  62         Guaranty Bank                                            3,700        03/01/22
  63
  64
  65
  66
  67
  68         PETsMART, Inc.                                          20,086        04/30/16
  69         Apple Core Hotels Corp                                   8,770        02/28/12
  70         JP Morgan Chase Bank                                    58,039        06/30/11
  71         Satty, Levine & Ciacco, CPA                              8,926        05/31/14
  72         Yancey-Hausman                                           9,723        12/31/10
  73
  74         George Awad                                              7,500        08/31/12
  75
  76
  77
  78
  79         Sc Christian Fellowsh                                    7,703        10/31/08
  80         AKDHC, LLC                                               8,080        09/30/11
  81
  82
 82.01
 82.02
 82.03
  83         St Giles Colleges, Inc                                   9,631        07/31/12
  84
  85
  86         Delray Square Cinemas, Inc.                             12,632        09/30/11
  87
  88         AZ Exec Suites c/o Free Offices                         16,104        11/30/09
  89         Aco Hardware                                            11,385        10/31/10
  90         National Career College, Inc.                           18,073        12/31/10
  91         New Fitness 4 Life                                       4,500        05/31/16
  92         RPMG                                                     4,436        11/30/09
  93
  94         Dr. Eves                                                 7,736        08/31/13
  95         Dollar General                                           6,033        01/31/12
  96
 96.01
 96.02
 96.03
  97
  98
  99
 99.01
 99.02
  100        Orscheln Farm & Home                                    41,152        05/31/07
  101
  102        Dick's Sporting Goods                                   60,000        04/30/11
  103
  104
  105
105.01
105.02
  106        Shreeji Powder Coating                                   8,600        08/31/10
  107        Celio Office Furniture                                  13,987        07/31/09
  108
108.01
108.02
  109        Reynolds Transformation Services                        10,090        07/31/12
  110        Just Kids Day Care                                       4,060        05/31/11
  111        Dr. Hamid Quraishi                                       4,071        04/01/09
  112        Kharizma Hair & Nails Design                             4,000        09/30/10
  113        King of Thai Noodle                                      3,901        12/31/13
  114        CNC Motorsports                                         12,936        05/31/11
  115        Dittmar Building Company                                 7,332        05/31/07
  116
  117
  119
  120        Ecker Envelope Inc                                      10,500        07/31/08
  121
  122        Country Wide Home Loans Inc.                             2,500        08/31/09
  123
  124
  125        Atlanta Bread Co.                                        4,693        08/31/16
  126        Verizon Wireless                                         2,500        05/30/16
  127
  128
  129        Sylvan Learning Systems                                  2,500        05/31/08
  130
  131
131.01
131.02
  132        Calzado International Shoes                              3,108        08/31/11
  133        Cabrillo Federal Credit Union                            2,400        09/30/08
  134        Michael H. Patterson                                     9,337        10/01/21
  135
  136
  137
  138
  139
  140        Volt                                                     3,401        05/14/07
  141
  142        Cavalleros Cantina                                       4,133        08/31/13
  143
  144
  145
  146        Nexity Bank                                              6,387        02/28/11
  147
  148
  149        V&M Management                                           5,447        07/31/07
  150
150.01
150.02
  151
  152        Sac Dental                                               4,552        06/30/08
  153
  154        Furniture Fair                                          14,502        02/29/12
  155
  156        Oxygen One Inc.                                         10,800        12/31/07
  157
157.01       Gemini Fine Art                                          1,470        12/31/11
157.02
  158        Value Dollars Wholesalers, Inc.                         10,069        10/31/16
  160        Mission Research                                        12,299        09/30/12
  161        City of Sacramento                                       5,309        07/31/09
  162        Blockbuster                                              4,940        07/31/07
  163
  164
  165
  166
166.01
166.02
  167
  168
  169
  170
  171
  172        Ginger Cafe                                              2,000        09/30/11
  173        Ace Hardware                                             4,740        02/28/13
  174
  175        Farlington Dental                                        3,302        09/30/12
  176        ACKCO, Inc.                                              4,840        02/28/08
  177
177.01
177.02
  178
  179
  180        Brighter Day Angels Care                                 3,090        11/04/11
  181
  182        City of Worcester                                        8,811        08/31/11
  183
  184        A Style is Born                                          1,298        06/30/10
  185
  186        UNK's Restaurant Group, Inc.                             1,500        03/31/08
  187
  188        Sak Management                                           3,729        04/30/09
  189
  190        H&R Block                                                2,880        04/30/07
  191        Rope One LLC                                            15,827        11/30/16
  192
  193
  194        Innovative Prototyping and Product Development           9,540        11/30/10
  195
  196        ILS                                                     14,700        02/28/10
  197        Todd Wollam/Allskill Auto Repair                         3,700        10/31/09
  198
  199
  200        Uniceramic USA, Inc.                                     4,629        02/28/07
  201
  202
  203
  204        Jon-Ric Hair Salon                                       1,931        05/31/11
  205

                                           3RD LARGEST TENANT
             --------------------------------------------------------------------------------
 ANNEX                                                                        LEASE               LOAN
 ID #        3RD LARGEST TENANT                              UNIT SIZE      EXPIRATION          PURPOSE
------------------------------------------------------------------------------------------------------------------

   1         Bed Bath & Beyond                                  35,000       10/14/16        Refinance
   2         Goodwin Procter LLP                               124,072       11/30/08        Refinance
   3                                                                                         Refinance
 3.01        GS-11B-01492 - SSA                                  6,725       09/30/07
 3.02
 3.03        Anteon Corporation                                 20,852       12/31/10
 3.04        Science Applications International                 34,792       08/31/08
 3.05        Northrop Grumman Defense                           17,555       05/31/07
 3.06        EDS Information Services, LLC                      32,626       12/31/08
 3.07        Kalman & Company                                   19,299       01/31/09
 3.08        Booz Allen & Hamilton, Inc.                        27,867       03/31/07
   4                                                                                         Refinance
 4.01        Lumenos, Inc.                                      16,256       09/30/12
 4.02        Systems Planning & Analysis                        16,741       12/31/13
 4.03
 4.04        National Mental Health Assoc                       16,617       04/30/16
 4.05        Self Storage Assoc                                  6,599       09/30/10
 4.06        ABB, Inc.                                           6,579       11/30/07
 4.07        Emcube, Inc                                         5,019       08/31/10
 4.08        Federal Management Partners                         6,385       01/31/10
 4.09
   5                                                                                         Acquisition
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08        Satis Vacuum of America, Inc.                      61,634       08/31/07
 5.09
  5.1
   6         Express Women's                                     7,710       01/31/09        Refinance
   7         Citigroup                                          89,974       10/31/08        Refinance/Acquisition
   8
 8.01        Ingersoll                                          20,052       01/31/08        Acquisition
 8.02        Ticor Title Insurance                              11,789       05/31/09        Acquisition
 8.03        GSC Services LLC                                   45,727       06/30/12        Acquisition
 8.04                                                                                        Acquisition
 8.05        DeSter                                             55,788       01/31/12        Acquisition
 8.06        Northwest Kar Parts                                21,510       08/31/07        Acquisition
 8.07                                                                                        Acquisition
 8.08        Burger King                                         3,300       12/31/08        Acquisition
 8.09                                                                                        Acquisition
 8.10                                                                                        Acquisition
 8.11                                                                                        Acquisition
   9                                                                                         Acquisition
 9.01        Sears                                              30,825       11/21/09
 9.02        Office Depot                                       25,612       03/31/10
 9.03        Pier 1 Imports                                     10,812       04/30/14
 9.04        Dunham's Sporting Goods                            23,679       01/31/09
 9.05        FedEx Kinko's                                       9,454       10/31/10
 9.06        CVS Pharmacy                                        9,000       09/30/10
 9.07        Christos Restaurant                                 4,673       07/31/14
 9.08        Blockbuster                                         7,826       09/30/07
 9.09        Blockbuster                                         8,162       03/31/08
 9.10        The Dish                                            6,736       02/28/10
 9.11        Dollar Tree                                        12,101       06/30/08
 9.12        State of Illinois Driver Services                   7,849       11/30/07
 9.13        Rite Aid/Fashion Bug (Sublet)                      10,880       06/30/07
  10         Regal                                              70,718       10/31/21        Acquisition
  11         United Technologies, Corp.                         18,518       10/01/11        Acquisition
  12                                                                                         Refinance
  13                                                                                         Acquisition
  14         Shoe Pavilion                                      23,000       08/31/15        Refinance
  15                                                                                         Refinance
 15.01       The Florida Default Law Group                      29,365       01/31/11
 15.02       Verizon Wireless, Inc.                             33,275       08/31/10
 15.03
 15.04       Ayers Associates Inc.                              13,716       09/30/09
 15.05       Engelhardt Hammer & Associates                      7,107       06/30/09
 15.06       Metzer & Willard                                    5,419       07/31/08
  16         Earth Tech, Inc.                                   14,802       12/31/11        Refinance
  17         Gores Technology Group                             16,576       07/31/08        Refinance
  18         Oppenheimer & Co, Inc.                             18,033       05/31/08        Acquisition
  19                                                                                         Acquisition
  20                                                                                         Acquisition
  21         State Court                                        18,352       04/30/08        Acquisition
  22                                                                                         Refinance
 22.01
 22.02
 22.03
 22.04
  23
 23.01                                                                                       Refinance
 23.02                                                                                       Refinance
 23.03                                                                                       Refinance
 23.04                                                                                       Refinance
 23.05                                                                                       Refinance
 23.06                                                                                       Refinance
 23.07                                                                                       Refinance
 23.08                                                                                       Refinance
 23.09                                                                                       Refinance
 23.10                                                                                       Refinance
 23.11                                                                                       Refinance
  24                                                                                         Acquisition
  25                                                                                         Acquisition
  26
 26.01       Publications International Ltd                     26,244       04/30/07        Acquisition
 26.02       Private Perfumery LLC                              12,158       05/31/07        Acquisition
 26.03       Lightwave Communications                            7,280       04/30/09        Acquisition
 26.04                                                                                       Acquisition
  27         M & I Bank                                         25,255       01/31/11        Refinance
  28                                                                                         Refinance
  29                                                                                         Acquisition
 29.01       Dollar Tree                                        24,388       02/28/13
 29.02       Family Dollar                                      10,069       12/31/11
 29.03       Omega Sporting Goods                               15,800       09/30/06
 29.04       Advance Auto parts                                  9,450       08/31/11
 29.05       Kelly Rentals                                       8,470       03/25/11
 29.06       Sears                                              11,783       05/31/07
  30                                                                                         Refinance
 30.01
 30.02
 30.03
 30.04
 30.05
 30.06
 30.07
 30.08
  31                                                                                         Refinance
  32         Marshalls                                          32,094       08/31/15        Refinance
  33         Computer Sciences                                  12,058       04/01/09        Acquisition
  34                                                                                         Refinance
 34.01
 34.02
  35         Michael's                                          23,783       02/28/11        Refinance
  36         Loew's                                             37,045       12/31/27        Refinance
  37                                                                                         Acquisition
  38                                                                                         Refinance
 38.01
 38.02
 38.03
 38.04
 38.05
 38.06
 38.07
 38.08
 38.09
 38.10
 38.11
 38.12
 38.13
 38.14
 38.15
 38.16
 38.17
 38.18
 38.19
 38.20
  39         Warner Bros.                                       23,381       04/30/07        Refinance
  40                                                                                         Acquisition
  41                                                                                         Refinance
  42                                                                                         Refinance
 42.01
 42.02
 42.03       Anchor Realty Construction                          3,720       11/30/16
 42.04
 42.05       Lisa Lowery, MD                                     2,450       03/31/07
  43         Bank of America, N.A.                              13,533       12/31/08        Refinance
  44                                                                                         Refinance
  45                                                                                         Acquisition
  46         Petsmart                                           30,393       01/31/15        Refinance
  47         Best Toy Mfg Inc                                   21,350       03/31/07        Refinance
  48                                                                                         Refinance
 48.01
 48.02
 48.03
 48.04       Avnet, Inc.                                         4,690       07/31/10
 48.05
 48.06
 48.07
 48.08
 48.09
  49                                                                                         Acquisition
  50                                                                                         Acquisition
 50.01       Affiliate Crew                                      6,107       12/31/09
 50.02       Mikado                                              2,796       12/31/12
 50.03
  51                                                                                         Acquisition
  52         Champion Broadband                                 33,752       10/31/16        Refinance
  53         Vast Systems Technology                             8,004       08/31/07        Refinance
  54         Shell Oil                                           6,848       08/31/17        Acquisition
  55                                                                                         Acquisition
  56                                                                                         Refinance
  57         Old Navy                                           20,000       05/31/11        Refinance
  58         Diagnostic Laboratory Services                      4,000       09/30/09        Refinance
  59                                                                                         Acquisition
  60                                                                                         Acquisition
  61         Mono Court - Main                                   7,327       07/31/19        Refinance
  62         The Barley House                                    3,600       04/30/14        Refinance
  63                                                                                         Acquisition
  64                                                                                         Refinance
  65                                                                                         Refinance
  66                                                                                         Acquisition
  67                                                                                         Acquisition
  68         Office Depot                                       20,000       04/30/16        Refinance
  69         CSG Office Assistants Inc.                          5,860       11/30/13        Refinance
  70         Wynit                                              43,000       08/31/18        Refinance
  71         KWMCO, LLC                                          6,635       11/30/09        Acquisition
  72         Pipeline Machinery International                    7,910       01/31/13        Acquisition
  73                                                                                         Refinance
  74         David Wolfson & Assoc.                              7,500       08/31/08        Refinance
  75                                                                                         Refinance
  76                                                                                         Refinance
  77                                                                                         Refinance
  78                                                                                         Acquisition
  79         Kindercare                                          7,472       12/31/49        Acquisition
  80         Publishers' Management Corp.                        7,934       05/31/10        Acquisition
  81                                                                                         Refinance
  82                                                                                         Acquisition
 82.01
 82.02
 82.03
  83         Nelson/Nygaard Consulting                           8,725       08/31/11        Refinance
  84                                                                                         Acquisition
  85                                                                                         Acquisition
  86         Cafe Pietri                                         6,350       09/30/11        Refinance
  87                                                                                         Acquisition
  88         Arizona Blue Stake                                  8,248       05/31/12        Acquisition
  89         Fashion Bug                                         7,380       01/31/10        Acquisition
  90         Med-Assist School of Hawaii                         6,884       02/28/08        Refinance
  91         Southern Food Enterprises                           4,000       08/31/12        Refinance
  92         Thomason Consulting                                 4,185       05/31/08        Refinance
  93                                                                                         Refinance
  94         Roman Szkopiec, M.D.                                3,396       08/31/10        Refinance
  95         Capital Communication                               4,500       03/30/34        Refinance
  96                                                                                         Acquisition
 96.01
 96.02
 96.03
  97                                                                                         Acquisition
  98                                                                                         Acquisition
  99                                                                                         Acquisition
 99.01
 99.02
  100        Jay C Foods                                        40,065       09/30/07        Refinance
  101                                                                                        Acquisition
  102        Pet Smart                                          26,507       01/31/12        Acquisition
  103                                                                                        Refinance
  104                                                                                        Acquisition
  105                                                                                        Acquisition
105.01
105.02
  106        OEM Rims, Inc.                                      7,800       06/30/07        Refinance
  107        Leitner-Wise                                       11,500       04/30/11        Acquisition
  108
108.01                                                                                       Refinance
108.02                                                                                       Refinance
  109        Main Line Health                                    5,053       08/31/10        Refinance
  110        Sherwin Williams                                    3,682       03/31/11        Acquisition
  111        D. Hampton Jackson                                  3,904       01/01/09        Acquisition
  112        State of Nevada                                     2,000       01/31/08        Acquisition
  113        Beautyland                                          2,705       11/30/13        Refinance
  114        Sparklean Laundromat                                2,820       09/15/16        Acquisition
  115        Neighbors Restaurant                                5,900       04/30/07        Acquisition
  116                                                                                        Refinance
  117                                                                                        Refinance
  119                                                                                        Acquisition
  120        Performance Marketing, Inc.                         6,000       09/30/07        Refinance
  121                                                                                        Acquisition
  122        TCMCA                                               1,716       08/31/07        Refinance
  123                                                                                        Acquisition
  124                                                                                        Refinance
  125        Cheeburger Cheeburger                               3,025       08/31/16        Refinance
  126                                                                                        Refinance
  127                                                                                        Refinance
  128                                                                                        Acquisition
  129        William the Tailor & Sons Dry-Cleaning              1,860       03/31/07        Refinance
  130                                                                                        Acquisition
  131                                                                                        Refinance
131.01
131.02
  132        US Army                                             3,085       04/30/12        Refinance
  133        Coldwell Banker Royal Realty                        2,100       06/30/09        Refinance
  134        Law Firm of Roger, P.C.                             5,142       09/01/09        Refinance
  135                                                                                        Refinance
  136                                                                                        Refinance
  137                                                                                        Refinance
  138                                                                                        Refinance
  139                                                                                        Refinance
  140        Thomas Group                                        3,056       10/31/09        Refinance
  141                                                                                        Refinance
  142        Clear Creek Seafood                                 3,909       10/31/12        Refinance
  143                                                                                        Refinance
  144                                                                                        Acquisition
  145                                                                                        Acquisition
  146        Recall Total Information Management                 4,746       10/31/08        Acquisition
  147                                                                                        Refinance
  148                                                                                        Refinance
  149        Western Health Insurance                            5,050       08/31/10        Refinance
  150                                                                                        Acquisition
150.01
150.02
  151                                                                                        Refinance
  152        Commonwealth Land Title                             4,089       08/24/11        Refinance
  153                                                                                        Refinance
  154        Harbor Freight Tools                               13,500       04/30/10        Refinance
  155                                                                                        Acquisition
  156        State of Wisconsin - DNR                            7,500       12/31/07        Refinance
  157                                                                                        Refinance
157.01
157.02
  158        Blockbuster                                         5,600       05/31/08        Refinance
  160        Technology Warranty                                 3,386       06/14/07        Refinance
  161        Harper Medical                                      4,926       02/28/09        Acquisition
  162        Hair & Beyond                                       2,800       06/14/08        Refinance
  163                                                                                        Refinance
  164                                                                                        Refinance
  165                                                                                        Refinance
  166                                                                                        Acquisition
166.01
166.02
  167                                                                                        Refinance
  168                                                                                        Refinance
  169                                                                                        Refinance
  170                                                                                        Refinance
  171                                                                                        Refinance
  172        Game Stop                                           1,500       09/30/10        Acquisition
  173        Browns Point Pizzeria                               4,392       01/31/13        Acquisition
  174                                                                                        Refinance
  175        Huntington Learning Center                          3,302       09/30/10        Refinance
  176        Centennial Contractors                              4,396       10/31/08        Acquisition
  177                                                                                        Acquisition
177.01
177.02
  178                                                                                        Acquisition
  179                                                                                        Refinance
  180        Somerset Dental                                     1,948       12/12/16        Refinance
  181                                                                                        Refinance
  182        Lightship Telecom                                   6,835       05/31/07        Refinance
  183                                                                                        Refinance
  184        Countrywide Home Loans                              1,200       11/30/11        Refinance
  185                                                                                        Acquisition
  186        James Hether, D.C., PCA                             1,200       08/31/08        Refinance
  187                                                                                        Refinance
  188        Asset Management                                    3,200       04/30/08        Acquisition
  189                                                                                        Refinance
  190        Radio Shack                                         2,243       01/31/09        Refinance
  191                                                                                        Refinance
  192                                                                                        Refinance
  193                                                                                        Acquisition
  194        Big Time Audio                                      8,400       09/30/10        Refinance
  195                                                                                        Acquisition
  196        Restaurant Liquid Services                         12,000       02/28/10        Refinance
  197        All Star Glass                                      3,156       02/29/08        Refinance
  198                                                                                        Refinance
  199                                                                                        Refinance
  200        A-1 Vinyl Floor Coverings                           3,440       10/31/07        Refinance
  201                                                                                        Refinance
  202                                                                                        Acquisition
  203                                                                                        Refinance
  204        Budget Car Truck Rental                               793       05/31/07        Refinance
  205                                                                                        Refinance

Footnotes to Annex A-1

(1)	With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), UW IO DSCR (x), Current LTV % and Maturity LTV % are calculated on an aggregate basis.
(2)	For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) is allocated to the respective Mortgaged Property based on the Mortgage Loan documentation or the Mortgage Loan Seller’s determination of the appropriate allocation.
(3)	Each letter identifies a group of crossed loans.
(4)	Each number identifies a group of related borrowers.
(5)	For each Mortgage Loan, the excess of the related Interest Rate % over the related Servicing Fee Rate and the Trustee Fee Rate (together, the ‘‘Admin Fee %’’).
(6)	For Mortgage Loans that are Interest-only for their entire term and accrue interest at 365/360, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate and (iii) 365/360.
For Mortgage Loans that are Interest-only for their entire term and accrue interest at 30/360, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate.
With respect to Loan No. 89, monthly payments beginning August 11, 2006 were based on loan amount of $15,400,000 and an interest rate of 6.9000% on an interest-only basis. Starting April 11, 2007 monthly payments are based on a loan amount of $17,300,000 and an interest rate of 6.8670% on an Interest-only basis.
With respect to Loan No. 162, Franklin Avenue & Whitley Avenue the debt service is calculated base on a 365.25/360 accrual basis.
With respect to Loan No. 158, Heritage Rock I & II, the debt service is calculated base on a Mortgage loan debt constant of 6.93%.
(7)	Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.
(8)	For Mortgage Loans with an Interest-only period, the I/O Period reflects the initial Interest-only period as of the respective Note Date of the Mortgage Loan.
(9)	With respect to Loan Nos. 23 ($107,000,000 ‘‘as is’’ value), 31 ($83,000,000 ‘‘as is’’ value), 56 ($53,000,000 ‘‘as is’’ value), 71 ($33,335,000 ‘‘as is’’ value), 86 ($23,600,000 ‘‘as is’’ value), and 146 ($8,200,000 ‘‘as is’’ value), the appraisal values and appraisal dates are reflective of the as-stabilized values defined in the respective appraisals.
With respect to Loan No. 5 ($234,000,000), the appraisal values and appraisal dates are reflective of a portfolio valuation as defined in the respective appraisals. The sum of the individual appraised values equals $218,820,000.
With respect to Loan No. 7, based on an ‘‘as-is’’ appraised value of $504,600,000. Appraised value encompasses the fee simple office-retail components ($453,600,000) and the hotel ($51,000,000), which is subject to a ten-year master lease that provides $3.3 million of annual net cash flow in addition to the in-place net cash flow generated by the hotel itself ($1.38 million for the trailing 12-month period through November 2006). The Cut-off Date LTV excluding the hotel master lease is 78.9%.

(10)	With respect to Loan Nos. 8 through 18 (the Colony VI Portfolio), the mortgage loans are secured by 11 mortgaged properties, each with a separate maturity date and Remaining Prepayment Provisions, and therefor it is treated as 11 mortgage loans secured by a separate mortgaged property.
With respect to Loan Nos. 46 through 49 (the Colony V Portfolio), the mortgage loans are secured by 4 mortgaged properties, each with a separate maturity date and Remaining Prepayment Provisions, and therefor it is treated as 4 mortgage loans secured by a separate mortgaged property.
(11)	The ‘‘L’’ component of the prepayment provision represents remaining lockout payments.
The ‘‘Def’’ component of the prepayment provision represents remaining defeasance payments.
’With respect to Loan Nos. 2 and 3 the ‘‘L’’ component and the ‘‘Def’’ component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portions.
With respect to Loan No. 202, the borrower is permitted to partially prepay up to 10% of the balance of the loan at any time from the proceeds of sales of additional shares of the Borrower.
With respect to Loan No. 5, during the defeasance lockout period in connection with the release of a property, the borrower may prepay up to 20% of the loan principal balance subject to payment of yield maintenance.
(12)	The UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.
With respect to Loan No. 5, the UW DSCR (x) was calculated based on the loan proceeds net of the $6 million letter of credit posted by the borrower relating to the possible expansion of an existing tenant space. The U/W DSCR (x) excluding the letter of credit is 1.31x.
(13)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.
(14)	Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.
(15)	For Mortgage Loans that have a first payment date in May 2007 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.
(16)	With respect to Loan Nos. 2, 3, 7 and 61, the following fields were calculated using the Current Balance ($) for the pari passu notes in the trust and their corresponding companion notes: (i) Current LTV %, (ii) Original Balance per Unit ($), (iii), Current Balance per Unit ($), (iv), Maturity LTV %, (v) UW IO DSCR (x) and (vi) UW DSCR (x).
(17)	With respect to Loan No. 2, the leases at the property expiring in 2007, 2008, and 2009 have been remeasured to indicate the rentable area upon release. Without the remeasurement, the total square footage would be approximately 1,019,461 square feet.
(18)	With respect to Loan No. 20, the Current LTV % was calculated by reducing the principal balance of the mortgage loan by the amount of the TI/LC holdback in the amount of $5,393,000.
(19)	With respect to Loan No. 24 the borrower is required to make monthly deposits of TI/LC funds in the amount of $23,205.08 beginning January 11, 2012.

(20)	With respect to Loan No. 22, the number of rooms in occupancy shown includes solely the hotel portion of the collateral. The mortgaged property also contains approximately 37,215 square feet of retail space that is currently 100% occupied.
With respect to Loan No. 54, the property is 98.4% leased, excluding the master lease to a borrower affiliate. The master lease supplements the difference between the in-place rent and market rent for a specific tenant space at the subject property.
(21)	With respect to Loan No. 62, CDC master leases 34,825 square feet, 20,000 square feet of which is currently occupied by Office Depot. This space represents approximately 40.4% of the net cash flow.
With respect to Loan No. 73, the property is 93.0% leased, excluding the master leases to a borrower affiliate.
With respect to Loan No. 85, there is a master lease for 20.7% of the square footage; occupancy without the master lease is approximately 79.3% at the mortgaged property.
(22)	With respect to Loan No. 166, the sponsor master leases approximately 5,224 square feet of vacant space representing 13.7% of net rentable area at the subject equating to approximately 15% of the net cash flow.
(23)	With respect to Loan No. 196, the property is 69.6% leased, excluding the master lease to a borrower affiliate.
(24)	With respect to Loan No. 210, there is a master lease for 7.7% of the rent at the mortgaged property.
With respect to Loan No. 212, the property is 93.9% leased, excluding the master lease to a borrower affiliate.
(25)	With respect to Loan No. 32, the original note dated December 11, 2007 was amended on March 9, 2007.
(26)	With respect to Loan No. 45, $2.6 million was escrowed at closing to cover debt service during the first 30 months of the loan term. Any amounts remaining in the reserve after the first 30 months of the term will be released assuming that the property achieves an interest-only DSCR of 1.10x for three consecutive months (trailing).
With respect to Loan No. 54, $1 million was escrowed, which will be released once the borrower obtains a certificate of occupancy.
With respect to Loan No. 102, a monthly CapEx payment of $9,538.25 will be due in the first month, and 3% of gross revenues shall be paid thereafter.
With respect to Loan No. 126, a monthly CapEx payment of $5,676.93 will be due in the first month, and subsequent payments are subject to the following schedule: 2% of gross revenues for 2007, 2.5% for 2008, 3% for 2009, 3.5% for 2010, and 4% thereafter.
With respect to Loan No.127, a monthly CapEx payment of $4,967.65 will be due in the first month, and 4% of gross revenues thereafter.
With respect to Loan No. 171, a monthly CapEx payment of $11,314.04 will be due in the first month, and 4% of gross revenues thereafter.
With respect to Loan No. 211, a monthly CapEx payment of $4,743.79 will be due in the first month, and 4% of gross revenues thereafter.
(27)	With respect to Loan No. 6, the U/W NCF and U/W DSCR (x) were calculated inclusive of an assumed $4 million in income from a master lease provided by a borrower affiliate for the proposed expansion space. The U/W DSCR (x) excluding the master lease income is 1.04x.

With respect to Loan No. 7, the U/W NCF and U/W CF DSCR (x) were calculated including $3.3 million in assumed income from a master lease provided by the sponsor that supplements the performance of the Solana Marriott Hotel during renovation and expansion. The U/W DSCR (x) excluding the master lease income is 1.20x.
With respect to Loan No. 54, the U/W NCF and U/W DSCR (x) were calculated including income from a master lease provided by the sponsor for the Hospital Audiences space, the straight-line of tenant UNIQLO’s rent and projected revenue from the residential loft units based on certain leasing assumptions. The U/W DSCR (x) excluding the master lease income is 1.15x.
With respect to Loan No. 45, the U/W NCF and U/W DSCR (x) were calculated reflecting gross potential rent based on market rents for all units expected to be achieved following the planned renovations at the subject property. The sponsor provided a completion guaranty for the cost of completing the planned renovations estimated at $12.67 million. This guaranty is required to released at the earlier of 1) the subject property achieving an interest only DSCR of 1.20x on a trailing six month basis; or 2) completion of the planned renovations. On an interest only basis, as-is DSCR is 1.03x and as-stabilized DSCR is 1.26x.
With respect to Loan No. 74, the UW NCF and UW DSCR (x) were based on an occupancy of 89.0% for the trailing twelve month period through October 2006, prior to 44 tenants vacating as a result of their employer abandoning a work site and ceasing to pay rent for its employees at the property. The actual DSCR is 1.07x (IO) based on the current physical occupancy of 80.3%.
With respect to Loan No. 57, there is a master lease for 3.7% of the rent at the mortgaged property.
With respect to Loan No. 73, U/W NCF and U/W DSCR (x) were calculated including income from two master leases from the sponsor for two currently vacant spaces. One vacant space is 7,584 square feet (5.76% of total NRA) and the other space is 1,608 square feet (1.22% of total NRA). The DSCR (x) excluding the master lease income is 1.29x.
With respect to Loan No. 196, the U/W DSCR(x) was calculated based on net loan proceeds of $3,625,000. At origination, the mortgagee required a holdback of $275,000, representing the loan proceeds allocable to the income for a 1,200 square foot tenant space recently vacated. The U/W DSCR (x) based on gross loan proceeds of $3,900,000 is 1.13x. The U/W NCF includes income from a master lease from the sponsor for 6,112 square feet of vacant space. The DSCR (x) excluding the master lease income is 0.68x.
With respect to Loan No. 212, the U/W NCF and U/W DSCR (x) were calculated including income from a master lease from the sponsor for approximately 1,913 square feet of vacant space. The DSCR (x) excluding the master lease income is 1.12x at the mortgaged property.
With respect to Loan No. 85, U/W NCF and U/W DSCR (x) were calculated including income from a master lease income from the sponsor for a vacant space (16.0% of total NRA). The U/W DSCR excluding the master lease is 1.36x.
With respect to Loan No. 84, U/W NCF and U/W DSCR (x) were calculated including income from a master lease from the sponsor for one vacant space - 4,563 square feet (6.04% of total NRA) . The DSCR (x) excluding the master lease income is 1.08x.

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                                                       CUT-OFF DATE BALANCES

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
CUT-OFF DATE BALANCES                LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

   $1,080,000 - $2,999,999                24   $   53,067,784       1.0%     5.8350%      112      1.40x       69.9%           60.3%
   $3,000,000 - $3,999,999                22       76,654,293       1.4      5.7484       113      1.37x       71.0%           62.7%
   $4,000,000 - $4,999,999                13       56,413,637       1.1      5.8422       119      1.39x       68.4%           60.9%
   $5,000,000 - $6,999,999                32      191,301,461       3.6      5.8743       111      1.39x       69.3%           61.5%
   $7,000,000 - $9,999,999                21      169,094,087       3.2      5.8088       109      1.37x       72.3%           67.5%
  $10,000,000 - $14,999,999               40      487,558,662       9.1      5.7896       101      1.40x       71.9%           67.3%
  $15,000,000 - $24,999,999               24      466,288,895       8.7      5.8057       104      1.40x       72.4%           69.6%
  $25,000,000 - $49,999,999               26      910,812,706      17.1      5.6730        98      1.45x       72.1%           69.3%
  $50,000,000 - $149,999,999              19    1,697,675,662      31.8      5.8949        93      1.42x       72.2%           71.6%
 $150,000,000 - $230,000,000               6    1,222,650,000      22.9      5.5847       110      1.33x       77.7%           77.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

                                                           MORTGAGE RATES

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
MORTGAGE RATES                       LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      5.2925% - 5.4999%                   31   $1,532,580,662      28.7%     5.4256%       95      1.56x       70.1%           70.0%
      5.5000% - 5.7499%                   75    1,456,392,128      27.3      5.6332       108      1.34x       74.3%           71.8%
      5.7500% - 5.9999%                   77    1,284,458,088      24.1      5.8629       108      1.34x       75.5%           72.0%
      6.0000% - 6.2499%                   32      689,559,150      12.9      6.1060        96      1.36x       72.6%           70.5%
      6.2500% - 6.4999%                    6       43,995,649       0.8      6.3486        72      1.24x       73.7%           70.6%
      6.5000% - 6.9800%                    6      324,531,508       6.1      6.7136        96      1.28x       75.7%           72.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

                                               ORIGINAL TERM TO MATURITY IN MONTHS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
ORIGINAL TERM TO                    MORTGAGE        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

           60 - 72                        46   $1,250,280,508      23.5%     5.7944%       59      1.47x       71.4%           71.1%
           73 - 84                        12      490,855,157       9.2      5.6764        82      1.63x       64.1%           63.2%
           85 - 120                      165    3,569,371,522      66.9      5.7607       119      1.34x       75.1%           72.5%
          121 - 180                        4       21,010,000       0.4      5.9685       180      1.24x       74.9%           41.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date.

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-1

                                              REMAINING TERM TO MATURITY IN MONTHS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
REMAINING TERM TO                   MORTGAGE       DATE          POOL      MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

           52 - 60                        38   $1,134,776,508      21.3%     5.8149%       58      1.45x       72.5%           72.3%
           61 - 84                        20      606,359,157      11.4      5.6605        80      1.64x       63.4%           62.7%
           85 - 120                      165    3,569,371,522      66.9      5.7607       119      1.34x       75.1%           72.5%
          121 - 180                        4       21,010,000       0.4      5.9685       180      1.24x       74.9%           41.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

                                              ORIGINAL AMORTIZATION TERM IN MONTHS(3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION               MORTGAGE       DATE          POOL      MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

          120 - 240                        5   $   42,108,076       3.6%     5.9753%      127      1.35x       68.1%           40.4%
          241 - 300                       10      109,867,658       9.4      5.9587       103      1.43x       69.5%           56.5%
          301 - 360                      103      997,678,073      85.1      5.9368       114      1.30x       73.6%           65.5%
          361 - 420                        2       23,385,422       2.0      5.5655       117      1.16x       79.9%           73.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   120   $1,173,039,229     100.0%     5.9329%      114      1.31X       73.2%           64.0%
                                   =================================================================================================

                                              REMAINING AMORTIZATION TERM IN MONTHS(3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
REMAINING AMORTIZATION              MORTGAGE        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

          119 - 240                        5   $   42,108,076       3.6%     5.9753%      127      1.35x       68.1%           40.4%
          241 - 300                       10      109,867,658       9.4      5.9587       103      1.43x       69.5%           56.5%
          301 - 360                      104    1,004,063,495      85.6      5.9351       115      1.30x       73.7%           65.6%
          361 - 420                        1       17,000,000       1.4      5.5300       117      1.12x       80.0%           76.1%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   120   $1,173,039,229     100.0%     5.9329%      114      1.31X       73.2%           64.0%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date.

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(3) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-2

                                                         AMORTIZATION TYPES

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
                                   MORTGAGE         DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
AMORTIZATION TYPES                   LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                            107   $4,158,477,957      78.0%     5.7134%       98      1.42x       73.3%           73.2%
Partial Interest-Only                     64      607,007,000      11.4      5.8396       110      1.28x       75.1%           69.0%
Balloon                                   54      557,538,272      10.5      6.0341       117      1.36x       71.3%           59.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   225   $5,323,023,229      99.8%     5.7614%      101      1.40X       73.3%           71.3%
                                   =================================================================================================

FULLY AMORTIZING LOANS                     2   $    8,493,957       0.2%     5.9527%      162      1.12X       60.0%            0.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

                                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

UNDERWRITTEN                                     AGGREGATE       % OF                   STATED             CUT-OFF
CASH FLOW                          NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
DEBT SERVICE                        MORTGAGE        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
COVERAGE RATIOS                      LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

        1.04X - 1.09X                      2   $   12,689,100       0.2%     6.2864%       88      1.07x       72.6%           71.3%
        1.10X - 1.14X                      4       28,293,957       0.5      5.6953       131      1.12x       74.0%           52.9%
        1.15X - 1.19X                     17      512,804,719       9.6      5.9829       117      1.17x       77.4%           74.4%
        1.20X - 1.29X                     77    1,479,805,344      27.8      5.7658       107      1.24x       76.1%           73.5%
        1.30X - 1.49X                     76    2,337,939,740      43.9      5.7790       100      1.38x       74.9%           73.4%
        1.50X - 1.74X                     33      536,245,587      10.1      5.6401        86      1.62x       68.9%           66.9%
        1.75X - 2.42X                     18      423,738,738       7.9      5.5264        90      2.07x       54.7%           54.2%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

                                                     CUT-OFF DATE LTV RATIOS(2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
CUT-OFF DATE                        MORTGAGE       DATE          POOL      MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

        32.7% - 50.0%                      6   $  161,674,313       3.0%     5.5444%       96      1.88x       45.1%           43.5%
        50.1% - 60.0%                     28      453,189,188       8.5      5.5500        85      1.85x       56.7%           55.6%
        60.1% - 65.0%                     13       86,361,495       1.6      5.9095       104      1.48x       63.1%           53.6%
        65.1% - 70.0%                     31      534,327,210      10.0      5.7736        91      1.41x       67.9%           66.7%
        70.1% - 75.0%                     49    1,027,140,208      19.3      5.8752       100      1.33x       72.6%           69.2%
        75.1% - 80.0%                     98    3,050,149,772      57.2      5.7580       106      1.33x       78.6%           76.9%
        80.1% - 89.3%                      2       18,675,000       0.4      6.1086       119      1.23x       87.0%           80.3%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date.

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-3

                                                  MATURITY DATE LTV RATIOS(1,2,3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
MATURITY DATE                       MORTGAGE       DATE          POOL      MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE       BALANCE      RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

        21.2% - 40.0%                      1   $    4,180,356       0.1%     5.6500%      118      2.04x       32.7%           21.2%
        40.1% - 50.0%                     10      196,120,395       3.7      5.6216       100      1.81x       49.0%           45.1%
        50.1% - 60.0%                     44      558,776,682      10.5      5.6217        92      1.74x       59.1%           56.2%
        60.1% - 70.0%                     78    1,094,273,188      20.6      5.8837       103      1.37x       71.5%           66.0%
        70.1% - 83.8%                     92    3,469,672,608      65.2      5.7533       103      1.33x       77.5%           77.0%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   225   $5,323,023,229     100.0%     5.7614%      101      1.40X       73.3%           71.3%
                                   =================================================================================================

                                                  TYPE OF MORTGAGED PROPERTIES(4)

                                                                                 WEIGHTED AVERAGES
                                                                           -----------------------------

                                                 AGGREGATE       % OF              CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL              DATE
                                   MORTGAGED        DATE         POOL       UW       LTV
PROPERTY TYPE                     PROPERTIES      BALANCE       BALANCE    DSCR    RATIO(2)    OCCUPANCY
--------------------------------------------------------------------------------------------------------

OFFICE
Suburban                                  62   $  980,041,334      18.4%   1.39x      74.9%      95.6%
CBD                                       19      894,767,363      16.8    1.33x      70.7%      90.8%
                                  ----------------------------------------------------------------------
SUBTOTAL:                                 81   $1,874,808,697      35.2%   1.36X      72.9%      93.3%

RETAIL
Anchored                                  67   $1,247,988,104      23.4%   1.49x      73.6%      94.3%
Unanchored                                16       94,883,509       1.8    1.35x      70.9%      96.6%
Shadow Anchored                            7       50,144,453       0.9    1.32x      78.0%      94.9%
                                  ----------------------------------------------------------------------
SUBTOTAL:                                 90   $1,393,016,066      26.1%   1.47X      73.5%      94.5%

MULTIFAMILY
Garden                                    51   $  660,889,851      12.4%   1.27x      75.8%      94.6%
Mid/High Rise                              9      149,247,018       2.8    1.29x      75.8%      96.1%
Senior Housing                             1        5,093,371       0.1    1.15x      70.7%      88.4%
Student Housing                            1       21,120,000       0.4    1.27x      80.0%      93.0%
                                  ----------------------------------------------------------------------
SUBTOTAL:                                 62   $  836,350,239      15.7%   1.27X      75.9%      94.8%

INDUSTRIAL
Warehouse/Distribution                    46   $  399,943,334       7.5%   1.51x      75.0%      93.5%
Flex                                      20      147,071,000       2.8    1.55x      67.9%      85.4%
                                  ----------------------------------------------------------------------
SUBTOTAL:                                 66   $  547,014,334      10.3%   1.52X      73.1%      91.3%

HOTEL
Limited Service                           10   $   69,374,185       1.3%   1.48x      71.9%       NAP
Full Service                               6      218,753,664       4.1    1.57x      66.7%       NAP
                                  ----------------------------------------------------------------------
SUBTOTAL:                                 16   $  288,127,849       5.4%   1.55X      68.0%       NAP

MIXED USE
Office/Retail                              3   $   72,750,000       1.4%   1.19x      76.3%      96.8%
Office/Retail/Hotel                        1      140,000,000       2.6    1.34x      71.3%      94.6%
Hotel/Retail                               1      105,000,000       2.0    1.39x      70.9%      85.3%
Office/Retail/Warehouse                    1       35,000,000       0.7    1.17x      75.3%     100.0%
                                  ----------------------------------------------------------------------
SUBTOTAL:                                  6   $  352,750,000       6.6%   1.31X      72.6%      92.8%

SELF STORAGE                               2   $   12,960,000       0.2%   1.48x      66.1%      81.1%

PARKING GARAGE                             1   $    4,300,000       0.1%   1.43x      79.6%       NAP

MANUFACTURED HOUSING                       4   $   22,190,000       0.4%   1.38x      69.4%      86.9%
                                  ----------------------------------------------------------------------
TOTAL:                                   328   $5,331,517,186     100.0%   1.40X      73.2%      93.5%
                                  ======================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date.

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(3) Excludes fully amortizing mortgage loans

(4) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                      A-2-4

                                                MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
                                   MORTGAGED        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
LOCATION                          PROPERTIES      BALANCE       BALANCE      RATE      (MOS.)(2)   DSCR    RATIO(3)    MATURITY(2,3)
------------------------------------------------------------------------------------------------------------------------------------

California                                59   $  907,372,070      17.0%     5.8347%       93      1.38x       70.7%           68.6%
New York                                  23      773,338,466      14.5      5.6802       115      1.31x       73.2%           71.9%
Florida                                   28      664,868,612      12.5      5.8491        99      1.35x       75.6%           74.8%
Virginia                                  26      537,320,000      10.1      5.5453       117      1.36x       76.3%           76.2%
Texas                                     17      313,217,979       5.9      5.8963       100      1.35x       72.4%           68.3%
Georgia                                   10      264,306,325       5.0      5.5081        73      1.48x       76.3%           75.7%
Arizona                                   11      187,800,957       3.5      5.8012        86      1.50x       68.5%           67.2%
Tennessee                                  8      137,949,040       2.6      5.6375       118      1.35x       79.5%           78.3%
Ohio                                      13      132,433,613       2.5      5.7138       118      1.35x       79.3%           72.8%
Hawaii                                     3      129,745,000       2.4      5.8637       117      1.22x       76.9%           76.9%
Illinois                                  16      125,823,000       2.4      5.6344        94      1.65x       63.1%           60.8%
Nevada                                     9      121,587,539       2.3      5.6771       109      1.33x       73.1%           69.5%
District Of Columbia                       1      105,000,000       2.0      5.6750        60      1.21x       70.0%           70.0%
Guam                                       1      105,000,000       2.0      6.9800       120      1.39x       70.9%           61.8%
Pennsylvania                               6      103,285,000       1.9      5.8295        78      1.48x       75.8%           74.6%
Indiana                                   10       97,341,291       1.8      5.7139        97      1.82x       67.5%           64.4%
Maryland                                   4       93,221,349       1.7      5.5585       113      1.25x       75.2%           73.9%
Michigan                                  15       85,258,763       1.6      5.8390       119      1.31x       78.2%           65.0%
Kansas                                     2       56,062,600       1.1      5.8904        60      1.50x       79.9%           79.9%
Wisconsin                                  7       52,865,995       1.0      5.8524       132      1.69x       69.4%           63.3%
North Carolina                             8       49,012,629       0.9      5.9563       118      1.33x       77.2%           70.7%
Alabama                                    2       40,400,000       0.8      5.9269       104      1.58x       74.8%           65.0%
South Carolina                             4       39,988,000       0.8      6.0374        77      1.82x       67.2%           67.2%
Minnesota                                  5       34,105,662       0.6      5.4234        85      2.24x       57.4%           57.4%
Colorado                                   2       33,465,000       0.6      5.4903        59      1.65x       69.8%           69.8%
Utah                                       4       31,034,000       0.6      5.5901       118      1.51x       79.4%           79.4%
Massachusetts                              7       26,945,000       0.5      5.7113       101      1.55x       65.4%           60.4%
Kentucky                                   6       21,372,600       0.4      5.6675       100      1.97x       61.8%           60.1%
Oregon                                     2       12,428,100       0.2      5.4594        64      1.76x       61.5%           61.5%
Missouri                                   3       11,940,000       0.2      5.5383       100      1.98x       61.8%           61.8%
Washington                                 3        7,272,400       0.1      5.5596       113      1.63x       75.5%           71.5%
Oklahoma                                   2        7,234,000       0.1      5.7000       120      1.20x       73.1%           64.3%
Arkansas                                   3        4,672,100       0.1      5.3960       107      2.09x       75.9%           75.9%
New Jersey                                 2        4,650,000       0.1      5.7973       119      1.50x       66.8%           64.1%
Wyoming                                    1        3,920,000       0.1      5.6700       120      1.36x       80.0%           80.0%
Rhode Island                               1        3,393,746       0.1      5.6320       119      1.51x       65.6%           50.2%
Nebraska                                   1        2,095,649       0.0      6.2600       118      1.42x       69.9%           59.8%
Delaware                                   1        1,852,500       0.0      6.0150       118      1.79x       64.2%           64.2%
Idaho                                      1        1,278,200       0.0      5.3960       107      2.09x       75.9%           75.9%
Iowa                                       1          660,000       0.0      5.3960       107      2.09x       75.9%           75.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   328   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2) With respect to the ARD loans, the Anticipated Repayment Date.

(3) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-5

                                                     YEARS BUILT/RENOVATED(1,2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
YEARS                              MORTGAGED        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
BUILT/RENOVATED                   PROPERTIES      BALANCE       BALANCE      RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

         1887 - 1959                       2   $   38,396,911       0.7%     5.5470%      119      1.29x       71.6%           69.1%
         1960 - 1969                       5       19,320,113       0.4      5.8789       110      1.25x       75.0%           68.9%
         1970 - 1979                      22      192,986,297       3.6      5.6093       107      1.44x       75.5%           73.4%
         1980 - 1989                      57      882,251,747      16.5      5.6603       112      1.36x       73.9%           72.6%
         1990 - 1999                      75    1,054,531,790      19.8      5.6317       101      1.53x       68.4%           67.1%
         2000 - 2007                     167    3,144,030,327      59.0      5.8450        98      1.37x       74.6%           72.1%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   328   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

                                                       PREPAYMENT PROTECTION

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
PREPAYMENT                         MORTGAGE        DATE          POOL      MORTGAGE      TERM       UW       LTV            AT
PROTECTION                           LOANS        BALANCE       BALANCE      RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                               171   $4,292,379,575      80.5%     5.7696%      103      1.40x       73.0%           71.0%
Yield Maintenance                         46      701,562,662      13.2      5.7202       110      1.39x       74.4%           71.6%
Defeasance/Yield Maintenance               2      151,000,000       2.8      5.3719        72      1.28x       72.5%           72.5%
None                                       1      120,500,000       2.3      6.1045        58      1.32x       77.3%           77.3%
Defeasance, Defeasance/Fixed
 Penalty                                   1       26,000,000       0.5      5.4600        58      1.36x       74.5%           74.5%
Yield Maintenance,
 Defeasance/Yield Maintenance              4       18,493,442       0.3      6.0461       118      1.66x       63.6%           61.2%
Defeasance, Defeasance/Yield
 Maintenance                               1       11,181,508       0.2      6.8050        59      1.21x       79.3%           72.7%
Fixed Penalty                              1       10,400,000       0.2      6.1200        58      1.62x       65.8%           62.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   227   $5,331,517,186     100.0%     5.7617%      102      1.40X       73.2%           71.2%
                                   =================================================================================================

                                                   PARTIAL INTEREST ONLY PERIODS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                 AGGREGATE       % OF                   STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF       INITIAL                REMAINING             DATE        LTV RATIO
PARTIAL INTEREST                    MORTGAGE        DATE         POOL      MORTGAGE      TERM       UW       LTV            AT
ONLY PERIODS                         LOANS        BALANCE       BALANCE      RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

           12 - 12                         2   $   22,080,000       3.6%     5.9454%       91      1.40x       73.3%           66.0%
           13 - 24                        14      115,339,000      19.0      5.9543        92      1.40x       68.2%           62.1%
           25 - 36                        21      150,715,000      24.8      5.8569       109      1.25x       76.2%           68.7%
           37 - 48                         5       47,385,000       7.8      5.6533       119      1.24x       74.3%           68.0%
           49 - 60                        22      271,488,000      44.7      5.8052       119      1.24x       77.7%           72.6%
                                   -------------------------------------------------------------------------------------------------
                                          64   $  607,007,000     100.0%     5.8396%      110      1.28X       75.1%           69.0%
                                   =================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3) With respect to the ARD loans, the Anticipated Repayment Date.

(4) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-6

                                       CUT-OFF DATE BALANCES FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
CUT-OFF DATE BALANCES                LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

   $1,405,000 - $4,999,999                 6   $   15,145,000       0.9%     5.7504%       61      1.66x       65.2%           63.9%
   $5,000,000 - $5,999,999                 1        5,925,000       0.3      5.6950        58      1.27x       76.5%           73.5%
   $6,000,000 - $6,999,999                 6       39,210,000       2.3      5.7888        71      1.48x       65.4%           64.4%
   $7,000,000 - $9,999,999                 4       33,640,000       1.9      5.8700        57      1.49x       68.7%           68.2%
  $10,000,000 - $14,999,999               15      172,335,508       9.9      5.8253        68      1.50x       65.6%           63.7%
  $15,000,000 - $24,999,999                6      120,275,000       6.9      5.9667        64      1.54x       68.5%           68.5%
  $25,000,000 - $49,999,999               10      336,869,495      19.3      5.6528        64      1.64x       63.1%           62.2%
  $50,000,000 - $175,000,000              10    1,017,735,662      58.5      5.7577        66      1.47x       72.3%           72.3%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                                           MORTGAGE RATES FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
MORTGAGE RATES                       LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

      5.2925% - 5.4999%                   19   $  718,730,662      41.3%     5.4262%       67      1.68x       66.9%           66.9%
      5.5000% - 5.7499%                   15      288,148,000      16.5      5.6587        63      1.45x       65.8%           65.2%
      5.7500% - 5.9999%                    9      246,145,495      14.1      5.8993        63      1.46x       73.3%           71.8%
      6.0000% - 6.1499%                    7      322,030,000      18.5      6.0958        69      1.38x       71.3%           70.9%
      6.1500% - 6.2499%                    1       12,500,000       0.7      6.1630        69      1.47x       75.8%           75.8%
      6.2500% - 6.8670%                    7      153,581,508       8.8      6.5648        58      1.26x       76.3%           75.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                                ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
ORIGINAL TERM TO                    MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

           60 - 72                        46   $1,250,280,508      71.8%     5.7944%       59      1.47x       71.4%           71.1%
           73 - 84                        12      490,855,157      28.2      5.6764        82      1.63x       64.1%           63.2%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58    1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

(1) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-7

                                REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
REMAINING TERM TO                   MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

           52 - 60                        38   $1,134,776,508      65.2%     5.8149%       58      1.45x       72.5%           72.3%
           61 - 84                        20      606,359,157      34.8      5.6605        80      1.64x       63.4%           62.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS(2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION               MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

          300 - 330                        2   $   41,627,002      29.2%     6.1694%       77      1.31x       67.3%           58.9%
          331 - 360                        9      100,705,000      70.8      6.0284        68      1.42x       65.2%           62.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    11   $  142,332,002     100.0%     6.0697%       70      1.39X       65.9%           61.4%
                                   =================================================================================================

                              REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP S MORTGAGE LOANS(2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
REMAINING AMORTIZATION              MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

          299 - 330                        2   $   41,627,002      29.2%     6.1694%       77      1.31x       67.3%           58.9%
          331 - 360                        9      100,705,000      70.8      6.0284        68      1.42x       65.2%           62.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    11   $  142,332,002     100.0%     6.0697%       70      1.39X       65.9%           61.4%
                                   =================================================================================================

(1) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(2) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-8

                                         AMORTIZATION TYPES FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
AMORTIZATION TYPES                   LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                             47   $1,598,803,662      91.8%     5.7337%       65      1.53x       69.7%           69.6%
Partial Interest-Only                      9      100,705,000       5.8      6.0284        68      1.42x       65.2%           62.4%
Balloon                                    2       41,627,002       2.4      6.1694        77      1.31x       67.3%           58.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
UNDERWRITTEN                                     AGGREGATE      INITIAL                 STATED             CUT-OFF
CASH FLOW                          NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
DEBT SERVICE                        MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
COVERAGE RATIOS                      LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

        1.09X - 1.24X                      8   $  251,321,508      14.4%     6.1749%       60      1.20x       74.0%           73.4%
        1.25X - 1.29X                      4       87,865,000       5.0      5.5486        63      1.26x       77.4%           76.4%
        1.30X - 1.39X                      7      424,645,495      24.4      5.8764        73      1.33x       71.9%           71.2%
        1.40X - 1.49X                     15      412,673,000      23.7      5.6879        60      1.46x       72.6%           72.4%
        1.50X - 1.69X                      7      182,875,000      10.5      5.7476        58      1.57x       72.2%           72.0%
        1.70X - 1.99X                     14      212,070,000      12.2      5.5704        68      1.76x       59.7%           59.5%
        2.00X - 2.42X                      3      169,685,662       9.7      5.4012        75      2.36x       52.7%           52.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                                      CUT-OFF DATE LTV RATIOS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
CUT-OFF DATE                        MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

        46.9% - 55.0%                      8   $  254,778,662      14.6%     5.5435%       74      2.10x       52.2%           52.0%
        55.1% - 65.0%                     15      191,815,495      11.0      5.5702        73      1.65x       60.3%           58.9%
        65.1% - 70.0%                      7      276,100,000      15.9      5.6446        66      1.36x       68.5%           68.4%
        70.1% - 75.0%                     15      389,795,000      22.4      5.8978        68      1.41x       71.6%           71.3%
        75.1% - 80.0%                     13      628,646,508      36.1      5.8741        58      1.37x       78.0%           77.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

(1) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-9

                                    MATURITY DATE LTV RATIOS FOR LOAN GROUP S MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
MATURITY DATE                       MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(1)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

        46.1% - 55.0%                      9   $  285,224,157      16.4%     5.5854%       75      2.02x       53.4%           52.2%
        55.1% - 65.0%                     15      171,770,000       9.9      5.5386        70      1.70x       60.2%           60.0%
        65.1% - 70.0%                     12      310,330,000      17.8      5.6733        66      1.34x       69.3%           68.6%
        70.1% - 80.0%                     22      973,811,508      55.9      5.8799        62      1.39x       75.6%           75.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                          TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP S MORTGAGE LOANS(2)

                                                                                         WEIGHTED AVERAGES
                                                                                 ----------------------------------

                                                 AGGREGATE          % OF                   CUT-OFF
                                   NUMBER OF      CUT-OFF         INITIAL                    DATE
                                   MORTGAGED        DATE        LOAN GROUP S      UW         LTV
PROPERTY TYPE                     PROPERTIES      BALANCE         BALANCE        DSCR      RATIO(1)     OCCUPANCY
------------------------------------------------------------------------------------------------------------------

OFFICE
CBD                                        5   $  299,300,000           17.2%    1.34x       70.3%         90.2%
Suburban                                  10      199,712,495           11.5     1.51x       68.9%         95.8%
                                  --------------------------------------------------------------------------------
SUBTOTAL:                                 15   $  499,012,495           28.7%    1.41X       69.7%         92.4%

RETAIL
Anchored                                  20   $  528,655,662           30.4%    1.71x       68.8%         92.1%
Shadow Anchored                            1        8,400,000            0.5     1.46x       75.0%        100.0%
Unanchored                                 1        6,090,000            0.3     2.37x       53.9%         98.2%
                                  --------------------------------------------------------------------------------
SUBTOTAL:                                 22   $  543,145,662           31.2%    1.71X       68.7%         92.3%

MULTIFAMILY
Garden                                    11   $  228,292,982           13.1%    1.29x       74.9%         94.1%
Mid/High Rise                              4   $   30,047,018            1.7%    1.45x       70.8%         91.2%
                                  --------------------------------------------------------------------------------
SUBTOTAL:                                 15   $  258,340,000           14.8%    1.31X       74.4%         93.8%

INDUSTRIAL
Flex                                       6   $   97,876,000            5.6%    1.65x       62.7%         80.7%
Warehouse/Distribution                     8       63,115,000            3.6     1.71x       59.9%         97.7%
                                  --------------------------------------------------------------------------------
SUBTOTAL:                                 14   $  160,991,000            9.2%    1.67X       61.6%         87.4%

MIXED USE
Office/Retail/Hotel                        1   $  140,000,000            8.0%    1.34x       71.3%         94.6%
Office/Retail                              1   $   19,500,000            1.1     1.20x       79.9%        100.0%
                                  --------------------------------------------------------------------------------
                                           2   $  159,500,000            9.2%    1.32X       72.4%         95.3%
HOTEL
Full Service                               3   $   73,275,000            4.2%    1.69x       62.3%           NAP
Limited Service                            4       28,331,508            1.6     1.33x       72.4%           NAP
                                  --------------------------------------------------------------------------------
SUBTOTAL:                                  7   $  101,606,508            5.8%    1.59X       65.1%           NAP

MANUFACTURED HOUSING                       3   $   18,540,000            1.1%    1.37x       70.9%         84.3%
                                  --------------------------------------------------------------------------------
TOTAL:                                    78   $1,741,135,664          100.0%    1.52X       69.3%         92.3%
                                  ================================================================================

(1) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-10

                                MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP S MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
                                   MORTGAGED        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
LOCATION                          PROPERTIES      BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(2)     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

California                                25   $  397,565,495      22.8%     5.9023%       62      1.40x       72.3%           71.2%
Florida                                    6      221,281,508      12.7      5.9571        60      1.44x       70.4%           69.9%
Georgia                                    3      193,285,000      11.1      5.4929        57      1.45x       76.6%           76.5%
Texas                                      4      161,845,000       9.3      6.0275        80      1.37x       70.1%           70.0%
District Of Columbia                       1      105,000,000       6.0      5.6750        60      1.21x       70.0%           70.0%
Arizona                                    4      104,800,000       6.0      5.6977        59      1.72x       63.5%           63.5%
New York                                   2       89,800,000       5.2      5.3222        81      1.33x       68.3%           68.3%
Illinois                                   5       74,576,000       4.3      5.6063        77      1.83x       53.6%           53.6%
Pennsylvania                               1       70,000,000       4.0      5.8280        58      1.53x       75.3%           75.3%
Indiana                                    4       55,480,000       3.2      5.4904        80      2.16x       57.5%           56.8%
Kansas                                     1       55,000,000       3.2      5.9000        59      1.49x       80.0%           80.0%
Virginia                                   3       34,060,000       2.0      5.5787        78      1.58x       65.9%           64.7%
Colorado                                   2       33,465,000       1.9      5.4903        59      1.65x       69.8%           69.8%
South Carolina                             2       31,450,000       1.8      6.0672        66      1.95x       64.1%           64.1%
Minnesota                                  4       29,585,662       1.7      5.3870        80      2.37x       53.9%           53.9%
Nevada                                     2       18,400,000       1.1      6.1213        57      1.29x       68.0%           67.0%
Maryland                                   1       11,612,000       0.7      5.7171        72      1.48x       53.3%           53.3%
Massachusetts                              3       11,460,000       0.7      5.4660        75      1.72x       60.0%           60.0%
Oregon                                     1       11,250,000       0.6      5.4660        60      1.72x       60.0%           60.0%
Alabama                                    1       10,400,000       0.6      6.1200        58      1.62x       65.8%           62.6%
Kentucky                                   1       10,080,000       0.6      5.3870        80      2.37x       53.9%           53.9%
Missouri                                   1        5,740,000       0.3      5.3870        80      2.37x       53.9%           53.9%
Wisconsin                                  1        5,000,000       0.3      5.3870        80      2.37x       53.9%           53.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    78    1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-11

                                     YEARS BUILT/RENOVATED FOR LOAN GROUP S MORTGAGE LOANS(1,2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
YEARS                              MORTGAGED        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
BUILT/RENOVATED                   PROPERTIES      BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(3)     MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

         1965 - 1969                       1   $    2,540,000       0.1%     6.1200%       58      1.40x       73.6%           73.6%
         1970 - 1979                       6       44,390,000       2.5      5.7307        71      1.60x       69.6%           66.0%
         1980 - 1989                      13      124,090,000       7.1      5.8911        69      1.66x       63.8%           63.4%
         1990 - 1999                      20      382,623,329      22.0      5.5643        67      1.69x       62.3%           62.3%
         2000 - 2007                      38    1,187,492,336      68.2      5.8114        65      1.44x       72.2%           71.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    78   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                                       PREPAYMENT PROTECTION FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
PREPAYMENT                          MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
PROTECTION                           LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(3)     MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                                46   $1,312,364,157      75.4%     5.7467%       66      1.55x       68.2%           67.8%
Defeasance/Yield Maintenance               2      151,000,000       8.7      5.3719        72      1.28x       72.5%           72.5%
None                                       1      120,500,000       6.9      6.1045        58      1.32x       77.3%           77.3%
Yield Maintenance                          6      109,690,000       6.3      6.0238        62      1.63x       67.7%           67.0%
Defeasance, Defeasance/Fixed
 Penalty                                   1       26,000,000       1.5      5.4600        58      1.36x       74.5%           74.5%
Defeasance, Defeasance/Yield
 Maintenance                               1       11,181,508       0.6      6.8050        59      1.21x       79.3%           72.7%
Fixed Penalty                              1       10,400,000       0.6      6.1200        58      1.62x       65.8%           62.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    58   $1,741,135,664     100.0%     5.7612%       66      1.52X       69.3%           68.9%
                                   =================================================================================================

                                   PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP S MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                 % OF
                                                 AGGREGATE      INITIAL                 STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF        LOAN                  REMAINING             DATE        LTV RATIO
PARTIAL INTEREST                    MORTGAGE        DATE        GROUP S    MORTGAGE      TERM       UW       LTV            AT
ONLY PERIODS                         LOANS        BALANCE       BALANCE      RATE       (MOS.)     DSCR    RATIO(3)     MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

           12 - 12                         1   $   10,400,000      10.3%     6.1200%       58      1.62x       65.8%           62.6%
           13 - 36                         8       90,305,000      89.7      6.0179        69      1.40x       65.2%           62.4%
                                   -------------------------------------------------------------------------------------------------
                                           9   $  100,705,000     100.0%     6.0284%       68      1.42X       65.2%           62.4%
                                   =================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-12

                                       CUT-OFF DATE BALANCES FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
CUT-OFF DATE BALANCES                LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      $1,200,000 - $2,999,999             15   $   35,403,134       1.1%     5.8368%      122      1.39x       68.6%           57.3%
      $3,000,000 - $3,999,999             17       59,039,293       1.9      5.7234       118      1.32x       71.8%           62.4%
      $4,000,000 - $4,999,999             10       43,788,691       1.4      5.8246       119      1.43x       66.3%           59.0%
      $5,000,000 - $6,999,999             19      111,375,991       3.6      5.9074       125      1.42x       68.3%           57.0%
      $7,000,000 - $9,999,999             14      113,334,087       3.7      5.7958       122      1.35x       72.4%           66.7%
     $10,000,000 - $14,999,999            19      233,941,154       7.6      5.7083       119      1.38x       74.1%           67.0%
     $15,000,000 - $24,999,999            14      260,952,195       8.5      5.7788       119      1.38x       73.6%           70.9%
     $25,000,000 - $49,999,999            12      440,156,211      14.3      5.6205       118      1.38x       77.3%           72.3%
     $50,000,000 - $230,000,000           13    1,785,090,000      57.9      5.7862       119      1.34x       75.4%           74.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

                                          MORTGAGE RATES FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
MORTGAGE RATES                       LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

         5.3230% - 5.4999%                11   $  748,350,000      24.3%     5.4201%      119      1.47x       72.3%           72.2%
         5.5000% - 5.7499%                49    1,010,168,429      32.8      5.6297       119      1.32x       76.6%           74.0%
         5.7500% - 5.9999%                51      803,126,593      26.0      5.8483       119      1.32x       75.4%           70.6%
         6.0000% - 6.4999%                20      316,435,735      10.3      6.1135       121      1.37x       72.8%           69.3%
         6.5000% - 6.7499%                 1      100,000,000       3.2      6.5320       118      1.16x       79.9%           79.9%
         6.7500% - 6.9800%                 1      105,000,000       3.4      6.9800       120      1.39x       70.9%           61.8%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

                              ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
ORIGINAL TERM TO                    MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

             109 - 120                   129   $3,062,070,757      99.3%     5.7593%      119      1.36x       74.8%           72.2%
             121 - 180                     4       21,010,000       0.7      5.9685       180      1.24x       74.9%           41.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated repayment date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-13

                              REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
REMAINING TERM TO                   MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

             107 - 120                   129   $3,062,070,757      99.3%     5.7593%      119      1.36x       74.8%           72.2%
             121 - 180                     4       21,010,000       0.7      5.9685       180      1.24x       74.9%           41.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

                              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS(3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION               MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

             120 - 240                     5   $   42,108,076       5.0%     5.9753%      127      1.35x       68.1%           40.4%
             241 - 300                     8       68,240,655       8.2      5.8302       118      1.50x       70.8%           55.0%
             301 - 360                    70      701,410,408      84.0      5.9596       120      1.30x       74.1%           65.1%
             361 - 420                     2       23,385,422       2.8      5.5655       117      1.16x       79.9%           73.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    85   $  835,144,562     100.0%     5.9388%      120      1.31X       73.7%           63.3%
                                   =================================================================================================

                             REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-1 MORTGAGE LOANS(3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
REMAINING AMORTIZATION              MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

             119 - 240                     5   $   42,108,076       5.0%     5.9753%      127      1.35x       68.1%           40.4%
             241 - 300                     8       68,240,655       8.2      5.8302       118      1.50x       70.8%           55.0%
             301 - 360                    71      707,795,830      84.8      5.9569       120      1.30x       74.2%           65.1%
             361 - 420                     1       17,000,000       2.0      5.5300       117      1.12x       80.0%           76.1%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    85   $  835,144,562     100.0%     5.9388%      120      1.31X       73.7%           63.3%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated repayment date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(3) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

                                        AMORTIZATION TYPES FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
AMORTIZATION TYPES                   LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                             48   $2,247,936,195      72.9%     5.6945%      118      1.37x       75.2%           75.2%
Balloon                                   46      471,289,604      15.3      6.0468       121      1.37x       72.1%           59.8%
Partial Interest-Only                     37      355,361,000      11.5      5.7952       119      1.25x       76.2%           69.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   131   $3,074,586,799      99.7%     5.7602%      119      1.36X       74.8%           72.2%

FULLY AMORTIZING LOANS                     2   $    8,493,957       0.3%     5.9527%      162      1.12X       60.0%            0.7%

                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
UNDERWRITTEN                                     AGGREGATE       INITIAL                STATED             CUT-OFF
CASH FLOW                          NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
DEBT SERVICE                        MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
COVERAGE RATIOS                      LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

           1.10X - 1.14X                   4       28,293,957       0.9%     5.6953       131      1.12x       74.0%           52.9%
           1.15X - 1.19X                  12      440,859,349      14.3      5.9935       118      1.17x       77.8%           74.9%
           1.20X - 1.29X                  48      796,100,192      25.8      5.6882       120      1.25x       75.8%           72.3%
           1.30X - 1.49X                  42    1,422,473,595      46.1      5.7727       119      1.38x       76.3%           74.3%
           1.50X - 1.74X                  15      215,100,587       7.0      5.6605       118      1.60x       71.7%           67.1%
           1.75X - 2.09X                  12      180,253,076       5.8      5.5462       116      1.90x       54.7%           53.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

                                    CUT-OFF DATE LTV RATIOS FOR LOAN GROUP R-1 MORTGAGE LOANS(2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
CUT-OFF DATE                        MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

           32.7% - 50.0%                   4   $  101,674,313       3.3%     5.4482%      118      1.75x       43.8%           41.8%
           50.1% - 60.0%                   9       83,398,826       2.7      5.7948       118      1.69x       57.3%           53.9%
           60.1% - 65.0%                   9       42,466,000       1.4      5.9033       128      1.52x       63.4%           51.1%
           65.1% - 70.0%                  22      249,931,560       8.1      5.9162       118      1.47x       67.2%           64.8%
           70.1% - 75.0%                  26      561,350,793      18.2      5.8553       119      1.29x       73.2%           67.7%
           75.1% - 80.0%                  62    2,038,804,264      66.1      5.7267       119      1.33x       78.6%           76.7%
           80.1% - 81.9%                   1        5,455,000       0.2      5.7900       119      1.26x       81.4%           71.8%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated repayment date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-15

                                  MATURITY DATE LTV RATIOS FOR LOAN GROUP R-1 MORTGAGE LOANS(1,2,3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
MATURITY DATE                       MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

           21.2% - 40.0%                   1   $    4,180,356       0.1%     5.6500%      118      2.04x       32.7%           21.2%
           40.1% - 50.0%                   8      136,120,395       4.4      5.5838       118      1.69x       49.8%           44.5%
           50.1% - 60.0%                  22      152,795,176       5.0      5.8466       125      1.49x       64.4%           57.2%
           60.1% - 70.0%                  54      703,974,873      22.9      5.9764       119      1.38x       72.5%           64.9%
           70.1% - 80.0%                  46    2,077,516,000      67.6      5.6923       119      1.32x       78.1%           77.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   131   $3,074,586,799     100.0%     5.7602%      119      1.36X       74.8%           72.2%
                                   =================================================================================================

                           TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP R-1 MORTGAGE LOANS(4)

                                                                                              WEIGHTED AVERAGES
                                                                                       --------------------------------

                                                    AGGREGATE              % OF                   CUT-OFF
                                   NUMBER OF         CUT-OFF             INITIAL                    DATE
                                   MORTGAGED          DATE            LOAN GROUP R-1     UW         LTV
PROPERTY TYPE                     PROPERTIES         BALANCE             BALANCE        DSCR      RATIO(2)   OCCUPANCY
----------------------------------------------------------------------------------------------------------------------

OFFICE
Suburban                                 52      $   780,328,840            25.3%       1.37x       76.5%       95.5%
CBD                                      14          595,467,363            19.3        1.32x       70.9%       91.1%
                                 -------------------------------------------------------------------------------------
SUBTOTAL:                                66      $ 1,375,796,203            44.6%       1.35X       74.1%       93.6%

RETAIL
Anchored                                 47      $   719,332,442            23.3%       1.32x       77.1%       95.9%
Unanchored                               15           88,793,509             2.9        1.28x       72.1%       96.5%
Shadow Anchored                           6           41,744,453             1.4        1.29x       78.6%       93.9%
                                 -------------------------------------------------------------------------------------
SUBTOTAL:                                68      $   849,870,404            27.6%       1.32X       76.6%       95.9%

INDUSTRIAL
Warehouse/Distribution                   38      $   336,828,334            10.9%       1.47x       77.8%       92.7%
Flex                                     14           49,195,000             1.6        1.35x       78.2%       94.6%
                                 -------------------------------------------------------------------------------------
SUBTOTAL:                                52      $   386,023,334            12.5%       1.46X       77.9%       92.9%

HOTEL
Full Service                              3      $   145,478,664             4.7%       1.51x       68.9%        NAP
Limited Service                           6           41,042,678             1.3        1.58x       71.6%        NAP
                                 -------------------------------------------------------------------------------------
SUBTOTAL:                                 9      $   186,521,342             6.0%       1.52X       69.5%        NAP

MIXED USE
Hotel/Retail                              1      $   105,000,000             3.4%       1.39x       70.9%       85.3%
Office/Retail                             2           53,250,000             1.7        1.19x       74.9%       95.6%
Office/Retail/Warehouse                   1           35,000,000             1.1        1.17x       75.3%      100.0%
                                 -------------------------------------------------------------------------------------
SUBTOTAL:                                 4      $   193,250,000             6.3%       1.30X       72.8%       90.8%

SELF STORAGE                              2      $    12,960,000             0.4%       1.48x       66.1%       81.1%

MULTIFAMILY
Garden                                   10      $    56,359,474             1.8%       1.24x       72.2%       94.8%
Mid/High Rise                             1           18,000,000             0.6        1.43x       65.7%      100.0%
                                 -------------------------------------------------------------------------------------
SUBTOTAL:                                11      $    74,359,474             2.4%       1.29X       70.6%       96.1%

PARKING GARAGE                            1      $     4,300,000             0.1%       1.43x       79.6%        NAP
                                 -------------------------------------------------------------------------------------
TOTAL:                                  213       $3,083,080,757           100.0%       1.36X       74.8%       93.9%
                                 =====================================================================================

(1) With respect to the ARD loans, the Anticipated repayment date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(3) Excludes fully amortizing mortgage loans.

(4) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-16

                                MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP R-1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                   MORTGAGED        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
LOCATION                           PROPERTIES     BALANCE        BALANCE     RATE      (MOS.)(2)   DSCR    RATIO(3)    MATURITY(2,3)
------------------------------------------------------------------------------------------------------------------------------------

New York                                  20   $  631,538,466      20.5%     5.7429%      119      1.32x       73.4%           71.8%
California                                31      492,574,105      16.0      5.7749       118      1.37x       69.3%           66.5%
Virginia                                  22      472,410,000      15.3      5.5296       119      1.35x       77.1%           77.0%
Florida                                   19      396,937,104      12.9      5.7714       118      1.32x       78.1%           77.2%
Hawaii                                     3      129,745,000       4.2      5.8637       117      1.22x       76.9%           76.9%
Tennessee                                  7      116,829,040       3.8      5.6099       118      1.36x       79.4%           79.0%
Texas                                     11      110,872,979       3.6      5.8003       122      1.38x       72.9%           64.3%
Guam                                       1      105,000,000       3.4      6.9800       120      1.39x       70.9%           61.8%
Ohio                                      11       98,313,613       3.2      5.6645       118      1.35x       79.2%           70.9%
Michigan                                  14       79,258,763       2.6      5.8471       119      1.32x       78.0%           64.3%
Nevada                                     5       75,454,894       2.4      5.5683       120      1.37x       78.5%           76.4%
Georgia                                    5       50,521,325       1.6      5.4810       116      1.66x       76.6%           75.0%
North Carolina                             7       34,762,629       1.1      5.8974       119      1.35x       77.3%           71.1%
Wisconsin                                  5       33,715,995       1.1      5.9467       146      1.72x       68.3%           58.8%
Pennsylvania                               5       33,285,000       1.1      5.8328       119      1.37x       76.9%           73.1%
Illinois                                   5       31,035,000       1.0      5.6068       118      1.42x       76.5%           73.6%
Utah                                       4       31,034,000       1.0      5.5901       118      1.51x       79.4%           79.4%
Alabama                                    1       30,000,000       1.0      5.8600       120      1.56x       77.9%           65.8%
Arizona                                    4       23,401,957       0.8      5.9112       119      1.24x       71.7%           61.3%
Maryland                                   2       16,109,349       0.5      5.7595       119      1.22x       71.7%           64.3%
Massachusetts                              4       15,485,000       0.5      5.8928       119      1.42x       69.5%           60.7%
Indiana                                    2       14,306,291       0.5      5.9677       119      1.55x       74.3%           66.5%
Kentucky                                   5       11,292,600       0.4      5.9178       117      1.62x       68.8%           65.6%
South Carolina                             2        8,538,000       0.3      5.9274       119      1.34x       78.3%           78.3%
Washington                                 3        7,272,400       0.2      5.5596       113      1.63x       75.5%           71.5%
Missouri                                   2        6,200,000       0.2      5.6784       119      1.62x       69.1%           69.1%
Arkansas                                   3        4,672,100       0.2      5.3960       107      2.09x       75.9%           75.9%
New Jersey                                 2        4,650,000       0.2      5.7973       119      1.50x       66.8%           64.1%
Minnesota                                  1        4,520,000       0.1      5.6620       120      1.36x       80.0%           80.0%
Wyoming                                    1        3,920,000       0.1      5.6700       120      1.36x       80.0%           80.0%
Rhode Island                               1        3,393,746       0.1      5.6320       119      1.51x       65.6%           50.2%
Delaware                                   1        1,852,500       0.1      6.0150       118      1.79x       64.2%           64.2%
Idaho                                      1        1,278,200       0.0      5.3960       107      2.09x       75.9%           75.9%
Oregon                                     1        1,178,100       0.0      5.3960       107      2.09x       75.9%           75.9%
Kansas                                     1        1,062,600       0.0      5.3960       107      2.09x       75.9%           75.9%
Iowa                                       1          660,000       0.0      5.3960       107      2.09x       75.9%           75.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   213   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2) With respect to the ARD loans, the Anticipated Repayment Date

(3) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-17

                                    YEARS BUILT/RENOVATED FOR LOAN GROUP R-1 MORTGAGE LOANS(1,2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
YEARS                              MORTGAGED        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
BUILT/RENOVATED                    PROPERTIES     BALANCE        BALANCE     RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

            1886 - 1969                    5   $   53,969,024       1.8%     5.6322%      119      1.27x       72.5%           68.7%
            1970 - 1979                   16      148,596,297       4.8      5.5730       118      1.39x       77.2%           75.7%
            1980 - 1989                   38      662,498,047      21.5      5.5822       119      1.31x       75.6%           74.7%
            1990 - 1999                   50      622,652,812      20.2      5.6620       120      1.45x       71.6%           69.5%
            2000 - 2007                  104    1,595,364,576      51.7      5.8952       119      1.34x       75.5%           71.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   213   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

                                       PREPAYMENT PROTECTION FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
PREPAYMENT                          MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
PROTECTION                           LOANS        BALANCE        BALANCE     RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                                99   $2,578,251,598      83.6%     5.7835%      119      1.35x       74.8%           72.0%
Yield Maintenance                         30      486,335,716      15.8      5.6288       119      1.38x       74.9%           71.9%
Yield Maintenance, Defeasance
 /Yield Maintenance                        4       18,493,442       0.6      6.0461       118      1.66x       63.6%           61.2%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   133   $3,083,080,757     100.0%     5.7607%      119      1.36X       74.8%           72.0%
                                   =================================================================================================

                                   PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP R-1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
PARTIAL INTEREST                    MORTGAGE        DATE        GROUP R-1  MORTGAGE      TERM       UW       LTV            AT
ONLY PERIODS                         LOANS        BALANCE        BALANCE     RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

           12 - 12                         1   $   11,680,000       3.3%     5.7900%      120      1.21x       80.0%           69.0%
           13 - 24                         7       53,980,000      15.2      5.8356       119      1.31x       77.7%           68.2%
           25 - 36                        11       67,123,000      18.9      5.8156       119      1.25x       75.4%           65.8%
           37 - 48                         3       12,885,000       3.6      5.8088       119      1.22x       67.7%           62.1%
           49 - 60                        15      209,693,000      59.0      5.7778       119      1.23x       76.4%           71.4%
                                   -------------------------------------------------------------------------------------------------
                                          37   $  355,361,000     100.0%     5.7952%      119      1.25X       76.2%           69.4%
                                   =================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3) With respect to the ARD loans, the Anticipated Repayment Date.

(4) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-18

                                       CUT-OFF DATE BALANCES FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
CUT-OFF DATE BALANCES                LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

      $1,080,000 - $2,999,999              5   $    9,439,649       1.9%     5.9061%      119      1.34x       76.6%           67.3%
      $3,000,000 - $3,999,999              3       10,695,000       2.1      5.8810       119      1.36x       71.7%           64.8%
      $4,000,000 - $4,999,999              3       12,624,945       2.5      5.9032       119      1.26x       75.5%           67.2%
      $5,000,000 - $6,999,999              6       34,790,471       6.9      5.8950       119      1.20x       75.6%           71.0%
      $7,000,000 - $9,999,999              3       22,120,000       4.4      5.7824       120      1.33x       76.7%           70.9%
     $10,000,000 - $14,999,999             6       81,282,000      16.0      5.9479       119      1.27x       78.9%           75.7%
     $15,000,000 - $24,999,999             4       85,061,700      16.8      5.6608       117      1.24x       74.4%           66.9%
     $25,000,000 - $65,500,000             6      251,287,000      49.5      5.7135       119      1.23x       78.5%           78.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                                          MORTGAGE RATES FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
MORTGAGE RATES                       LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

         5.4810% - 5.7499%                12   $  223,575,700      44.1%     5.5715%      119      1.23x       76.5%           72.9%
         5.7500% - 5.9999%                17      235,186,000      46.4      5.8749       119      1.26x       78.1%           76.7%
         6.0000% - 6.2499%                 6       46,443,416       9.2      6.1672       118      1.22x       77.9%           71.5%
         6.2500% - 6.2600%                 1        2,095,649       0.4      6.2600       118      1.42x       69.9%           59.8%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                                ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
ORIGINAL TERM TO                    MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             120 - 120                    36   $  507,300,765     100.0%     5.7695%      119      1.25x       77.3%           74.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                                     A-2-19

                               REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
REMAINING TERM TO                   MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS(1)                LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             115 - 120                    36   $  507,300,765     100.0%     5.7695%      119      1.25x       77.3%           74.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION               MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             360 - 360                    24   $  195,562,665     100.0%     5.8080%      118      1.26x       76.0%           68.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    24   $  195,562,665     100.0%     5.8080%      118      1.26X       76.0%           68.6%
                                   =================================================================================================

                             REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
REMAINING AMORTIZATION              MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

             355 - 360                    24   $  195,562,665     100.0%     5.8080%      118      1.26x       76.0%           68.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    24   $  195,562,665     100.0%     5.8080%      118      1.26X       76.0%           68.6%
                                   =================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-20

                                        AMORTIZATION TYPES FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
AMORTIZATION TYPES                   LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                             12   $  311,738,100      61.5%     5.7453%      119      1.24x       78.2%           78.2%
Partial Interest-Only                     18      150,941,000      29.8      5.8180       118      1.25x       78.9%           72.4%
Balloon                                    6       44,621,665       8.8      5.7743       117      1.28x       66.1%           55.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
UNDERWRITTEN                                     AGGREGATE       INITIAL                STATED             CUT-OFF
CASH FLOW                          NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
DEBT SERVICE                        MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
COVERAGE RATIOS                      LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

           1.04X - 1.19X                   5   $   66,094,471      13.0%     5.9114%      118      1.17x       75.0%           71.5%
           1.20X - 1.29X                  19      363,058,645      71.6      5.7274       119      1.23x       77.7%           75.2%
           1.30X - 1.39X                   9       68,482,000      13.5      5.8204       119      1.36x       78.6%           75.1%
           1.40X - 1.43X                   3        9,665,649       1.9      6.0217       118      1.43x       71.0%           64.0%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                                      CUT-OFF DATE LTV RATIOS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
CUT-OFF DATE                        MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

           59.7% - 70.0%                   4       35,387,349       7.0%     5.6837       116      1.28x       62.3%           54.7%
           70.1% - 75.0%                   8       75,994,416      15.0      5.9071       120      1.20x       73.0%           69.8%
           75.1% - 80.0%                  23      382,699,000      75.4      5.7339       119      1.25x       79.2%           76.9%
           80.1% - 89.3%                   1       13,220,000       2.6      6.2400       119      1.22x       89.3%           83.8%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                                     A-2-21

                                     MATURITY DATE LTV RATIOS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
MATURITY DATE                       MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

           50.3% - 60.0%                   3       29,187,349       5.8%     5.6994       115      1.28x       60.7%           51.6%
           60.1% - 70.0%                   9       59,768,316      11.8      5.8585       119      1.26x       73.5%           65.8%
           70.1% - 83.8%                  24      418,345,100      82.5      5.7617       119      1.24x       79.1%           77.3%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                          TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                                       ------------------------------

                                                   AGGREGATE            % OF                     CUT-OFF
                                  NUMBER OF         CUT-OFF           INITIAL                      DATE
                                  MORTGAGED          DATE          LOAN GROUP R-2       UW         LTV
PROPERTY TYPE                     PROPERTIES        BALANCE           BALANCE          DSCR       RATIO     OCCUPANCY
---------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                                    30     $ 376,237,395             74.2%       1.25x        76.9%      95.0%
Mid/High Rise                              4       101,200,000             19.9        1.21x        79.1%      96.8%
Student Housing                            1        21,120,000              4.2        1.27x        80.0%      93.0%
Senior Housing                             1         5,093,371              1.0        1.15x        70.7%      88.4%
                                   ----------------------------------------------------------------------------------
SUBTOTAL:                                 36     $ 503,650,765             99.3        1.24X        77.5%      95.2%

MANUFACTURED HOUSING                       1        $3,650,000              0.7%       1.43x        61.9%     100.0%
                                   ----------------------------------------------------------------------------------
TOTAL:                                    37     $ 507,300,765            100.0%       1.25X        77.3%      95.2%
                                   ==================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviat

                                     A-2-22

                                MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP R-2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                   MORTGAGED        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
LOCATION                           PROPERTIES     BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

Maryland                                   1   $   65,500,000      12.9%     5.4810%      119      1.22x       79.9%           79.9%
Arizona                                    3       59,599,000      11.7      5.9400       120      1.22x       75.8%           75.8%
New York                                   1       52,000,000      10.3      5.5365       120      1.22x       79.6%           79.6%
Florida                                    3       46,650,000       9.2      5.9970       117      1.22x       78.5%           77.9%
Texas                                      2       40,500,000       8.0      5.6344       117      1.22x       79.9%           72.4%
Ohio                                       2       34,120,000       6.7      5.8558       118      1.36x       79.5%           78.4%
Virginia                                   1       30,850,000       6.1      5.7500       120      1.24x       76.6%           76.6%
Nevada                                     2       27,732,645       5.5      5.6782       115      1.26x       61.8%           52.2%
Indiana                                    4       27,555,000       5.4      6.0319       119      1.26x       84.2%           78.8%
Tennessee                                  1       21,120,000       4.2      5.7900       119      1.27x       80.0%           74.6%
Georgia                                    2       20,500,000       4.0      5.7176       119      1.25x       72.7%           68.9%
Illinois                                   6       20,212,000       4.0      5.7806       119      1.33x       77.7%           67.8%
California                                 3       17,232,471       3.4      5.9867       119      1.16x       71.5%           68.5%
North Carolina                             1       14,250,000       2.8      6.1000       118      1.26x       77.0%           69.7%
Wisconsin                                  1       14,150,000       2.8      5.7920       119      1.38x       77.5%           77.5%
Oklahoma                                   2        7,234,000       1.4      5.7000       120      1.20x       73.1%           64.3%
Michigan                                   1        6,000,000       1.2      5.7326       120      1.20x       80.0%           74.6%
Nebraska                                   1        2,095,649       0.4      6.2600       118      1.42x       69.9%           59.8%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    37   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-23

                                    YEARS BUILT/RENOVATED FOR LOAN GROUP R-2 MORTGAGE LOANS(1,2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
YEARS                              MORTGAGED        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
BUILT/RENOVATED                    PROPERTIES     BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

            1923 -1979                     1   $    1,208,000       0.2%     5.8457%      119      1.30x       80.0%           72.1%
            1980 -1989                     6       95,663,700      18.9      5.9023       118      1.29x       74.8%           70.3%
            1990 -1999                     5       49,255,649       9.7      5.7725       120      1.27x       76.0%           74.5%
            2000 -2007                    25      361,173,416      71.2      5.7337       119      1.23x       78.2%           75.6%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    37   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                                       PREPAYMENT PROTECTION FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
PREPAYMENT                         MORTGAGED        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
PROTECTION                           LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                                26   $  401,763,820      79.2%     5.7546%      119      1.25x       76.9%           74.5%
Yield Maintenance                         10      105,536,945      20.8      5.8262       117      1.22x       79.2%           74.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                    36   $  507,300,765     100.0%     5.7695%      119      1.25X       77.3%           74.5%
                                   =================================================================================================

                                   PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP R-2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
PARTIAL INTEREST                    MORTGAGE        DATE        GROUP R-2  MORTGAGE      TERM       UW       LTV            AT
ONLY PERIODS                         LOANS        BALANCE        BALANCE     RATE       (MOS.)     DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

24 - 36                                    9   $   54,646,000      36.2%     5.8681%      117      1.25x       77.0%           69.2%
37 - 60                                    9       96,295,000      63.8      5.7896       119      1.26x       80.0%           74.2%
                                   -------------------------------------------------------------------------------------------------
                                          18   $  150,941,000     100.0%     5.8180%      118      1.25X       78.9%           72.4%
                                   =================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-24

                                        CUT-OFF DATE BALANCES FOR LOAN GROUP R MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
CUT-OFF DATE BALANCES                LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      $1,080,000 -   $2,999,999           20   $   44,842,784       1.2%     5.8514%      121      1.38x       70.3%           59.4%
      $3,000,000 -   $3,999,999           20       69,734,293       1.9      5.7476       118      1.33x       71.8%           62.7%
      $4,000,000 -   $4,999,999           13       56,413,637       1.6      5.8422       119      1.39x       68.4%           60.9%
      $5,000,000 -   $6,999,999           25      146,166,461       4.1      5.9044       124      1.37x       70.1%           60.3%
      $7,000,000 -   $9,999,999           17      135,454,087       3.8      5.7936       122      1.34x       73.1%           67.3%
     $10,000,000 -  $14,999,999           25      315,223,154       8.8      5.7701       119      1.35x       75.3%           69.2%
     $15,000,000 -  $24,999,999           18      346,013,895       9.6      5.7498       118      1.35x       73.8%           69.9%
     $25,000,000 -  $49,999,999           16      573,943,211      16.0      5.6848       118      1.34x       77.4%           73.5%
     $50,000,000 - $230,000,000           15    1,902,590,000      53.0      5.7689       119      1.34x       75.7%           75.2%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

                                           MORTGAGE RATES FOR LOAN GROUP R MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
MORTGAGE RATES                       LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

       5.3230% - 5.4999%                  12   $  813,850,000      22.7%     5.4250%      119      1.45x       72.9%           72.8%
       5.5000% - 5.7499%                  60    1,168,244,128      32.5      5.6269       119      1.31x       76.4%           73.4%
       5.7500% - 5.9999%                  68    1,038,312,593      28.9      5.8543       119      1.31x       76.0%           72.0%
       6.0000% - 6.4999%                  27      364,974,800      10.2      6.1212       120      1.35x       73.4%           69.5%
       6.5000% - 6.7499%                   1      100,000,000       2.8      6.5320       118      1.16x       79.9%           79.9%
       6.7500% - 6.9800%                   1      105,000,000       2.9      6.9800       120      1.39x       70.9%           61.8%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

                               ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
ORIGINAL TERM TO                    MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

       109 - 120                         165   $3,569,371,522      99.4%     5.7607%      119      1.34x       75.1%           72.5%
       121 - 180                           4       21,010,000       0.6      5.9685       180      1.24x       74.9%           41.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-25

                               REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
REMAINING TERM TO                   MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
MATURITY IN MONTHS                   LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      107 - 120                          165   $3,569,371,522      99.4%     5.7607%      119      1.34x       75.1%           72.5%
      121 - 180                            4       21,010,000       0.6      5.9685       180      1.24x       74.9%           41.4%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

                               ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS(3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION               MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      120 - 300                           13   $  110,348,732      10.7%     5.8856%      122      1.44x       69.7%           49.4%
      301 - 360                           94      896,973,073      87.0      5.9266       120      1.29x       74.6%           65.9%
      361 - 420                            2       23,385,422       2.3      5.5655       117      1.16x       79.9%           73.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   109   $1,030,707,227     100.0%     5.9140%      120      1.30X       74.2%           64.3%
                                   =================================================================================================

                              REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP R MORTGAGE LOANS(3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
REMAINING AMORTIZATION              MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
TERM IN MONTHS                       LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      119 - 300                           13   $  110,348,732      10.7%     5.8856%      122      1.44x       69.7%           49.4%
      301 - 360                           95      903,358,495      87.6      5.9247       120      1.29x       74.6%           65.9%
      361 - 420                            1       17,000,000       1.6      5.5300       117      1.12x       80.0%           76.1%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   109   $1,030,707,227     100.0%     5.9140%      120      1.30X       74.2%           64.3%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(3) Excludes fully amortizing mortgage loans.

(4) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-26

                                         AMORTIZATION TYPES FOR LOAN GROUP R MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                    MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
AMORTIZATION TYPES                   LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                             60   $2,559,674,295      71.3%     5.7007%      119      1.36x       75.5%           75.5%
Partial Interest-Only                     55      506,302,000      14.1      5.8020       119      1.25x       77.0%           70.3%
Balloon                                   52      515,911,269      14.4      6.0232       120      1.36x       71.6%           59.5%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   167   $3,581,887,564      99.8%     5.7615%      119      1.34X       75.2%           72.5%

FULLY AMORTIZING LOANS                     2   $    8,493,957       0.2%     5.9527%      162      1.12X       60.0%            0.7%

                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

                         UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP R MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
UNDERWRITTEN                                     AGGREGATE       INITIAL                STATED             CUT-OFF
CASH FLOW                          NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
DEBT SERVICE                        MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
COVERAGE RATIOS                      LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      1.04X - 1.09X                        1   $    5,939,100       0.2%     6.1800%      119      1.04x       74.2%           74.2%
      1.10X - 1.14X                        4       28,293,957       0.8      5.6953       131      1.12x       74.0%           52.9%
      1.15X - 1.19X                       16      501,014,719      14.0      5.9804       118      1.17x       77.5%           74.4%
      1.20X - 1.29X                       67    1,159,158,837      32.3      5.7005       120      1.24x       76.4%           73.2%
      1.30X - 1.49X                       54    1,500,621,245      41.8      5.7765       119      1.38x       76.3%           74.2%
      1.50X - 1.74X                       15      215,100,587       6.0      5.6605       118      1.60x       71.7%           67.1%
      1.75X - 2.09X                       12      180,253,076       5.0      5.5462       116      1.90x       54.7%           53.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

                                     CUT-OFF DATE LTV RATIOS FOR LOAN GROUP R MORTGAGE LOANS(2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
CUT-OFF DATE                        MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

     32.7% - 50.0%                         4   $  101,674,313       2.8%     5.4482%      118      1.75x       43.8%           41.8%
     50.1% - 60.0%                        10      106,840,526       3.0      5.7499       118      1.59x       57.8%           53.1%
     60.1% - 65.0%                        10       46,116,000       1.3      5.9173       127      1.51x       63.3%           51.4%
     65.1% - 70.0%                        24      258,227,210       7.2      5.9116       118      1.46x       67.3%           64.9%
     70.1% - 75.0%                        34      637,345,208      17.8      5.8614       119      1.28x       73.2%           67.9%
     75.1% - 80.0%                        85    2,421,503,264      67.4      5.7279       119      1.31x       78.7%           76.7%
     80.1% - 89.3%                         2       18,675,000       0.5      6.1086       119      1.23x       87.0%           80.3%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-27

                                   MATURITY DATE LTV RATIOS FOR LOAN GROUP R MORTGAGE LOANS(1,2,3)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
MATURITY DATE                       MORTGAGE        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS                           LOANS        BALANCE        BALANCE     RATE      (MOS.)(1)   DSCR    RATIO(2)    MATURITY(1,2)
------------------------------------------------------------------------------------------------------------------------------------

      21.2% - 40.0%                        1   $    4,180,356       0.1%     5.6500%      118      2.04x       32.7%           21.2%
      40.1% - 50.0%                        8      136,120,395       3.8      5.5838       118      1.69x       49.8%           44.5%
      50.1% - 60.0%                       25      181,982,525       5.1      5.8229       123      1.46x       63.8%           56.3%
      60.1% - 70.0%                       63      763,743,188      21.3      5.9672       119      1.37x       72.6%           65.0%
      70.1% - 80.0%                       69    2,482,641,100      69.3      5.7011       119      1.31x       78.2%           77.5%
      80.1% - 89.3%                        1       13,220,000       0.4      6.2400       119      1.22x       89.3%           83.8%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   167   $3,581,887,564     100.0%     5.7615%      119      1.34X       75.2%           72.5%
                                   =================================================================================================

                              TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP R MORTGAGE LOANS(4)

                                                                                                  WEIGHTED AVERAGES
                                                                                          ---------------------------------

                                                       AGGREGATE        % OF INITIAL                     CUT-OFF
                                       NUMBER OF        CUT-OFF          LOAN GROUP                       DATE
                                       MORTGAGED          DATE                R               UW           LTV
PROPERTY TYPE                         PROPERTIES        BALANCE            BALANCE           DSCR         RATIO   OCCUPANCY
---------------------------------------------------------------------------------------------------------------------------

OFFICE
Suburban                                       52      $  780,328,840             21.7%      1.37x        76.5%      95.5%
CBD                                            14         595,467,363             16.6       1.32x        70.9%      91.1%
                                      -------------------------------------------------------------------------------------
SUBTOTAL:                                      66      $1,375,796,203             38.3%      1.35X        74.1%      93.6%

RETAIL
Anchored                                       47      $  719,332,442             20.0%      1.32x        77.1%      95.9%
Unanchored                                     15          88,793,509              2.5       1.28x        72.1%      96.5%
Shadow Anchored                                 6          41,744,453              1.2       1.29x        78.6%      93.9%
                                      -------------------------------------------------------------------------------------
SUBTOTAL:                                      68      $  849,870,404             23.7%      1.32X        76.6%      95.9%

MULTIFAMILY
Mid/High Rise                                   5      $  119,200,000              3.3%      1.25x        77.1%      97.3%
Garden                                         40         432,596,868             12.0       1.25x        76.3%      94.9%
Senior Housing                                  1           5,093,371              0.1       1.15x        70.7%      88.4%
Student Housing                                 1          21,120,000              0.6       1.27x        80.0%      93.0%
                                      -------------------------------------------------------------------------------------
SUBTOTAL:                                      47      $  578,010,239             16.1%      1.25X        76.6%      95.3%

INDUSTRIAL
Warehouse/Distribution                         38      $  336,828,334              9.4%      1.47x        77.8%      92.7%
Flex                                           14          49,195,000              1.4       1.35x        78.2%      94.6%
                                      -------------------------------------------------------------------------------------
SUBTOTAL:                                      52      $  386,023,334             10.8%      1.46X        77.9%      92.9%

HOTEL
Limited Service                                 6      $   41,042,678              1.1%      1.58x        71.6%       NAP
Full Service                                    3         145,478,664              4.1       1.51x        68.9%       NAP
                                      -------------------------------------------------------------------------------------
SUBTOTAL:                                       9      $  186,521,342              5.2%      1.52X        69.5%       NAP

MIXED USE
Office/Retail                                   2      $   53,250,000              1.5%      1.19x        74.9%      95.6%
Office/Retail/Warehouse                         1          35,000,000              1.0       1.17x        75.3%     100.0%
Hotel/Retail                                    1         105,000,000              2.9       1.39x        70.9%      85.3%
                                      -------------------------------------------------------------------------------------
SUBTOTAL:                                       4      $  193,250,000              5.4%      1.30X        72.8%      90.8%

SELF STORAGE                                    2      $   12,960,000              0.4%      1.48x        66.1%      81.1%

PARKING GARAGE                                  1      $    4,300,000              0.1%      1.43x        79.6%       NAP

MANUFACTURED HOUSING                            1      $    3,650,000              0.1%      1.43x        61.9%     100.0%
                                      -------------------------------------------------------------------------------------
TOTAL:                                        250      $3,590,381,522            100.0%      1.34X        75.1%      94.1%
                                      =====================================================================================

(1) With respect to the ARD loans, the Anticipated Repayment Date

(2) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

(3) Excludes fully amortizing mortgage loans.

(4) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-28

                                 MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP R MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
                                   MORTGAGED        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
LOCATION                           PROPERTIES     BALANCE        BALANCE     RATE      (MOS.)(2)   DSCR    RATIO(3)    MATURITY(2,3)
------------------------------------------------------------------------------------------------------------------------------------

New York                                  21      683,538,466      19.0      5.7272       120      1.31x       73.9%           72.3%
California                                34      509,806,576      14.2      5.7821       118      1.37x       69.4%           66.6%
Virginia                                  23      503,260,000      14.0      5.5431       119      1.34x       77.0%           77.0%
Florida                                   22   $  443,587,104      12.4      5.7952       118      1.31x       78.1%           77.3%
Texas                                     13      151,372,979       4.2      5.7560       120      1.34x       74.8%           66.5%
Tennessee                                  8      137,949,040       3.8      5.6375       118      1.35x       79.5%           78.3%
Ohio                                      13      132,433,613       3.7      5.7138       118      1.35x       79.3%           72.8%
Hawaii                                     3      129,745,000       3.6      5.8637       117      1.22x       76.9%           76.9%
Guam                                       1      105,000,000       2.9      6.9800       120      1.39x       70.9%           61.8%
Nevada                                     7      103,187,539       2.9      5.5978       118      1.34x       74.0%           69.9%
Michigan                                  15       85,258,763       2.4      5.8390       119      1.31x       78.2%           65.0%
Arizona                                    7       83,000,957       2.3      5.9319       120      1.22x       74.7%           71.7%
Maryland                                   3       81,609,349       2.3      5.5360       119      1.22x       78.3%           76.8%
Georgia                                    7       71,021,325       2.0      5.5493       117      1.54x       75.4%           73.3%
Illinois                                  11       51,247,000       1.4      5.6753       119      1.39x       77.0%           71.3%
North Carolina                             8       49,012,629       1.4      5.9563       118      1.33x       77.2%           70.7%
Wisconsin                                  6       47,865,995       1.3      5.9010       138      1.62x       71.0%           64.3%
Indiana                                    6       41,861,291       1.2      6.0099       119      1.36x       80.8%           74.6%
Pennsylvania                               5       33,285,000       0.9      5.8328       119      1.37x       76.9%           73.1%
Utah                                       4       31,034,000       0.9      5.5901       118      1.51x       79.4%           79.4%
Alabama                                    1       30,000,000       0.8      5.8600       120      1.56x       77.9%           65.8%
Massachusetts                              4       15,485,000       0.4      5.8928       119      1.42x       69.5%           60.7%
Kentucky                                   5       11,292,600       0.3      5.9178       117      1.62x       68.8%           65.6%
South Carolina                             2        8,538,000       0.2      5.9274       119      1.34x       78.3%           78.3%
Washington                                 3        7,272,400       0.2      5.5596       113      1.63x       75.5%           71.5%
Oklahoma                                   2        7,234,000       0.2      5.7000       120      1.20x       73.1%           64.3%
Missouri                                   2        6,200,000       0.2      5.6784       119      1.62x       69.1%           69.1%
Arkansas                                   3        4,672,100       0.1      5.3960       107      2.09x       75.9%           75.9%
New Jersey                                 2        4,650,000       0.1      5.7973       119      1.50x       66.8%           64.1%
Minnesota                                  1        4,520,000       0.1      5.6620       120      1.36x       80.0%           80.0%
Wyoming                                    1        3,920,000       0.1      5.6700       120      1.36x       80.0%           80.0%
Rhode Island                               1        3,393,746       0.1      5.6320       119      1.51x       65.6%           50.2%
Nebraska                                   1        2,095,649       0.1      6.2600       118      1.42x       69.9%           59.8%
Delaware                                   1        1,852,500       0.1      6.0150       118      1.79x       64.2%           64.2%
Idaho                                      1        1,278,200       0.0      5.3960       107      2.09x       75.9%           75.9%
Oregon                                     1        1,178,100       0.0      5.3960       107      2.09x       75.9%           75.9%
Kansas                                     1        1,062,600       0.0      5.3960       107      2.09x       75.9%           75.9%
Iowa                                       1          660,000       0.0      5.3960       107      2.09x       75.9%           75.9%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   250   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2) With respect to the ARD loans, the Anticipated Repayment Date

(3) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-29

                                     YEARS BUILT/RENOVATED FOR LOAN GROUP R MORTGAGE LOANS(1,2)

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
YEARS                              MORTGAGED        DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
BUILT/RENOVATED                    PROPERTIES     BALANCE        BALANCE     RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

     1910 - 1969                           6   $   55,177,024       1.5%     5.6369%      119      1.27x       72.7%           68.8%
     1970 - 1979                          16      148,596,297       4.1      5.5730       118      1.39x       77.2%           75.7%
     1980 - 1989                          44      758,161,747      21.1      5.6226       119      1.31x       75.5%           74.1%
     1990 - 1999                          55      671,908,461      18.7      5.6701       120      1.44x       71.9%           69.9%
     2000 - 2007                         129    1,956,537,992      54.5      5.8653       119      1.32x       76.0%           72.3%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   250   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

                                        PREPAYMENT PROTECTION FOR LOAN GROUP R MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
PREPAYMENT                         MORTGAGE         DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
PROTECTION                           LOANS        BALANCE        BALANCE     RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                               125   $2,980,015,418      83.0%     5.7796%      119      1.34x       75.1%           72.4%
Yield Maintenance                         40      591,872,662      16.5      5.6640       119      1.35x       75.6%           72.4%
Yield Maintenance, Defeasance/
 Yield Maintenance                         4       18,493,442       0.5      6.0461       118      1.66x       63.6%           61.2%
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   169   $3,590,381,522     100.0%     5.7619%      119      1.34X       75.1%           72.3%
                                   =================================================================================================

                                    PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP R MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------

                                                                  % OF
                                                 AGGREGATE       INITIAL                STATED             CUT-OFF
                                   NUMBER OF      CUT-OFF         LOAN                 REMAINING             DATE        LTV RATIO
PARTIAL INTEREST                   MORTGAGE         DATE         GROUP R   MORTGAGE      TERM       UW       LTV            AT
ONLY PERIODS                         LOANS        BALANCE        BALANCE     RATE      (MOS.)(3)   DSCR    RATIO(4)    MATURITY(3,4)
------------------------------------------------------------------------------------------------------------------------------------

            12 - 12                        1   $   11,680,000       2.3%     5.7900%      120      1.21x       80.0%           69.0%
            13 - 24                       10       64,864,000      12.8      5.8342       119      1.31x       76.3%           67.0%
            25 - 36                       17      110,885,000      21.9      5.8403       118      1.24x       76.8%           67.9%
            37 - 48                        5       47,385,000       9.4      5.6533       119      1.24x       74.3%           68.0%
            49 - 60                       22      271,488,000      53.6      5.8052       119      1.24x       77.7%           72.6%
                                   -------------------------------------------------------------------------------------------------
                                          55   $  506,302,000     100.0%     5.8020%      119      1.25X       77.0%           70.3%
                                   =================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3) With respect to the ARD loans, the Anticipated Repayment Date

(4) With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-30

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

----------------------------------------------------------------------------------------------------------------------------
                       TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
LOAN                                                                             NUMBER OF    LOAN    CUT-OFF DATE     % OF
SELLER(2)   LOAN NAME                                       CITY, STATE          PROPERTIES   GROUP      BALANCE       IPB
----------------------------------------------------------------------------------------------------------------------------

NCCI        Coconut Point                                   (Estero, FL)             1         R-1    $  230,000,000    4.3%
JPMCB       599 Lexington Ave                               (New York, NY)           1         R-1    $  225,000,000    4.2%
EHY         Skyline Portfolio                               (Falls Church, VA)       8         R-1    $  203,400,000    3.8%
JPMCB       Lafayette Property Trust                        (Alexandria, VA)         9         R-1    $  203,250,000    3.8%
EHY         StratREAL Industrial Portfolio II               (Various, Various)       10        R-1    $  186,000,000    3.5%
----------------------------------------------------------------------------------------------------------------------------
EHY         Augusta Mall                                    (Augusta, GA)            1          S     $  175,000,000    3.3%
EHY         Solana                                          (Westlake, TX)           1          S     $  140,000,000    2.6%
JPMCB       Colony VI Portfolio                             (Various, Various)       11         S     $  138,270,000    2.6%
JPMCB       Centro Heritage Portfolio V                     (Various, Various)       13         S     $  129,235,662    2.4%
JPMCB       Southland Mall                                  (Miami, FL)              1          S     $  120,500,000    2.3%
----------------------------------------------------------------------------------------------------------------------------
UBS         Franklin Tower                                  (Washington, DC)         1          S     $  105,000,000    2.0%
UBS         Outrigger Guam Resort                           (Tumon, Guam)            1         R-1    $  105,000,000    2.0%
UBS         Long Island Marriott and Conference Center(6)   (Uniondale, NY)          1         R-1    $  103,500,000    1.9%
NCCI        The Orchard at Saddleback                       (Lake Forest, CA)        1         R-1    $  100,000,000    1.9%
JPMCB       Osprey Portfolio                                (Various, FL)            6         R-1    $   96,240,000    1.8%
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                                              $1,047,650,000   19.7%
            TOP 10 TOTAL/WEIGHTED AVERAGE                                                             $1,750,655,662   32.8%
            TOP 15 TOTAL/WEIGHTED AVERAGE                                                             $2,260,395,662   42.4%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------
               SF/
LOAN          UNITS/      UW        CUT-OFF       PROPERTY
SELLER(2)     ROOMS     DSCR(3)   LTV RATIO(4)      TYPE
------------------------------------------------------------

NCCI          834,859    1.30x       78.9%         Retail
JPMCB       1,030,309    1.25x       75.0%         Office
EHY         2,566,783    1.24x       77.8%         Office
JPMCB         839,469    1.45x       77.5%         Office
EHY         5,003,066    1.35x       79.5%       Industrial
------------------------------------------------------------
EHY           470,717    1.44x       77.8%         Retail
EHY         1,874,975    1.34x       71.3%        Mixed Use
JPMCB       2,075,221    1.72x       60.0%         Various
JPMCB       2,263,247    2.37x       53.9%         Retail
JPMCB         663,948    1.32x       77.3%         Retail
------------------------------------------------------------
UBS           216,192    1.21x       70.0%         Office
UBS               600(5) 1.39x       70.9%        Mixed Use
UBS               618    1.48x       68.1%          Hotel
NCCI          278,461    1.16x       79.9%         Retail
JPMCB         691,024    1.39x       80.0%         Office
------------------------------------------------------------
------------------------------------------------------------
                         1.32x       77.7%
                         1.44x       74.0%
                         1.41x       73.9%
------------------------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the 599 Lexington Avenue loan, the
      Skyline Portfolio loan and the Solana loan in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans. In addition, because the Colony VI Portfolio loan is secured by 11 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented in this free writing prospectus, it is treated as 11 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "NCCI" = Nomura Credit & Capital, Inc. "JPMCB" = JPMorgan Chase Bank,
      N.A.; "EHY"= Eurohypo AG, New York Branch; "UBS" = UBS Real Estate
      Securities Inc.

(3)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(4)   With respect to certain mortgage loans, the cut-off LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments.

(5)   Does not include approximately 37,215 square feet of retail space.

(6)   The appraised value and corresponding loan-to-value ratio is based on the mortgaged property's stabilized value of $152,000,000, which reflects the mortgaged property's projected performance after the PIP. The property's
      "as-is" loan-to-value ratio is 77.1% based on the "as-is" appraised value of $107,000,000 and the loan balance net of the upfront FF&E Reserve and
      Debt Service Reserve.

                                      A-3-2

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

----------------------------------------------------------------------------------------------------------------
          TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED LOAN GROUP S MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                                          SF/
LOAN                                                            NUMBER OF     CUT-OFF DATE    % OF S     UNITS/
SELLER(2)   LOAN NAME                     CITY, STATE           PROPERTIES      BALANCE        IPB       ROOMS
----------------------------------------------------------------------------------------------------------------

EHY         Augusta Mall                  (Augusta , GA)            1        $  175,000,000    10.1%     470,717
EHY         Solana                        (Westlake, TX)            1        $  140,000,000     8.0%   1,874,975
JPMCB       Colony VI Portfolio           (Various, Various)        11       $  138,270,000     7.9%   2,075,221
JPMCB       Centro Heritage Portfolio V   (Various, Various)        13       $  129,235,662     7.4%   2,263,247
JPMCB       Southland Mall                (Miami, FL)               1        $  120,500,000     6.9%     663,948
----------------------------------------------------------------------------------------------------------------
UBS         Franklin Tower                (Washington, DC)          1        $  105,000,000     6.0%     216,192
UBS         90 Broad Street               (New York, NY)            1        $   86,000,000     4.9%     392,989
NCCI        Pelican Point                 (Ventura, CA)             1        $   72,000,000     4.1%         411
UBS         1515 Market Street            (Philadelphia, PA)        1        $   70,000,000     4.0%     507,180
EHY         Arches                        (Sunnyvale, CA)           1        $   65,000,000     3.7%         410
----------------------------------------------------------------------------------------------------------------
JPMCB       Colony V Portfolio            (Various, Various)        4        $   55,093,000     3.2%   1,028,059
NCCI        Overland Park Trade Center    (Overland Park, KS)       1        $   55,000,000     3.2%     651,648
NCCI        Lembi Multifamily Portfolio   (San Francisco, CA)       8        $   47,000,000     2.7%         291
JPMCB       San Tan Village Phase 2       (Gilbert, AZ)             1        $   45,000,000     2.6%     269,541
JPMCB       Boeing Lomita Campus          (Torrance, CA)            1        $   40,000,000     2.3%     572,810
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                     $  703,005,662    40.4%
            TOP 10 TOTAL/WEIGHTED AVERAGE                                    $1,101,005,662    63.2%
            TOP 15 TOTAL/WEIGHTED AVERAGE                                    $1,343,098,662    77.1%
----------------------------------------------------------------------------------------------------------------

--------------------------------------------
                      CUT-OFF
LOAN          UW        LTV       PROPERTY
SELLER(2)   DSCR(3)   RATIO(4)      TYPE
--------------------------------------------

EHY          1.44x     77.8%       Retail
EHY          1.34x     71.3%      Mixed Use
JPMCB        1.72x     60.0%       Various
JPMCB        2.37x     53.9%       Retail
JPMCB        1.32x     77.3%       Retail
--------------------------------------------
UBS          1.21x     70.0%       Office
UBS          1.30x     68.5%       Office
NCCI         1.20x     80.0%     Multifamily
UBS          1.53x     75.3%       Office
EHY          1.26x     77.8%     Multifamily
--------------------------------------------
JPMCB        1.48x     53.3%       Various
NCCI         1.49x     80.0%       Office
NCCI         1.45x     70.8%     Multifamily
JPMCB        1.53x     70.3%       Retail
JPMCB        1.90x     67.2%     Industrial
--------------------------------------------
--------------------------------------------
             1.63x     68.5%
             1.51x     70.4%
             1.51x     70.0%
--------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the Solana loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans. In addition, because the Colony VI Portfolio is secured by 11 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented in this free writing prospectus treated as 11 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property. In addition, because the Colony V
      Portfolio is secured by 4 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented in this free writing prospectus, it is treated as 4 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "EHY"= Eurohypo AG, New York Branch; "JPMCB" = JPMorgan Chase Bank, N.A.;
      "UBS" = UBS Real Estate Securities Inc.; "NCCI"= Nomura Credit & Capital,
      Inc.

(3)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(4)   With respect to certain mortgage loans, the cut-off LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" value other than the "as-is" value or with certain other adjustments.

                                      A-3-3

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

-------------------------------------------------------------------------------------------------------------------------
              TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED LOAN GROUP R-1 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
LOAN                                                                               NUMBER OF     CUT-OFF DATE    % OF R-1
SELLER(2)   LOAN NAME                                       CITY, STATE            PROPERTIES      BALANCE         IPB
-------------------------------------------------------------------------------------------------------------------------

NCCI        Coconut Point                                   (Estero, FL)               1        $  230,000,000      7.5%
JPMCB       599 Lexington Ave                               (New York, NY)             1        $  225,000,000      7.3%
EHY         Skyline                                         (Falls Church , VA)        8        $  203,400,000      6.6%
JPMCB       Lafayette Property Trust                        (Alexandria, VA)           9        $  203,250,000      6.6%
EHY         StratREAL Industrial Portfolio II               (Various, Various)         10       $  186,000,000      6.0%
-------------------------------------------------------------------------------------------------------------------------
UBS         Outrigger Guam Resort                           (Tumon, GU)                1        $  105,000,000      3.4%
UBS         Long Island Marriott and Conference Center(6)   (Uniondale, NY)            1        $  103,500,000      3.4%
NCCI        The Orchard at Saddleback                       (Lake Forest, CA)          1        $  100,000,000      3.2%
JPMCB       Osprey Portfolio                                (Various, FL)              6        $   96,240,000      3.1%
NCCI        Davies Pacific Center                           (Honolulu, HI)             1        $   95,000,000      3.1%
-------------------------------------------------------------------------------------------------------------------------
UBS         Center West                                     (Los Angeles, CA)          1        $   90,000,000      2.9%
UBS         90-100 Trinity Place                            (New York, NY)             1        $   82,000,000      2.7%
UBS         Americold Pool 1                                (Various, Various)         4        $   65,700,000      2.1%
NCCI        Jogani Portfolio                                (Various, Various)         11       $   60,239,317      2.0%
AIG         Ross Retail Portfolio                           (Various, Various)         6        $   49,600,000      1.6%
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
            Top 5 Total/Weighted Average                                                        $1,047,650,000     34.0%
            Top 10 Total/Weighted Average                                                       $1,547,390,000     50.2%
            Top 15 Total/Weighted Average                                                       $1,894,929,317     61.5%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
               SF/                CUT-OFF
LOAN          UNITS/      UW        LTV       PROPERTY
SELLER(2)     ROOMS     DSCR(3)   RATIO(4)      TYPE
--------------------------------------------------------

NCCI          834,859    1.30x      78.9%      Retail
JPMCB       1,030,309    1.25x      75.0%      Office
EHY         2,566,783    1.24x      77.8%      Office
JPMCB         839,469    1.45x      77.5%      Office
EHY         5,003,066    1.35x      79.5%    Industrial
--------------------------------------------------------
UBS               600(5) 1.39x      70.9%    Mixed Use
UBS               618    1.48x      68.1%      Hotel
NCCI          278,461    1.16x      79.9%      Retail
JPMCB         691,024    1.39x      80.0%      Office
NCCI          355,802    1.18x      77.2%      Office
--------------------------------------------------------
UBS           344,673    1.78x      43.9%      Office
UBS           186,445    1.16x      79.6%      Office
UBS           736,220    1.58x      79.3%    Industrial
NCCI              884(7)    1.24x      72.2%     Various
AIG           817,497    1.19x      79.4%      Retail
--------------------------------------------------------
--------------------------------------------------------
                         1.32x      77.7%
                         1.32x      76.8%
                         1.34x      75.4%
--------------------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the 599 Lexington Ave loan and the
      Skyline Portfolio loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(2)   "NCCI"= Nomura Credit & Capital, Inc.; "JPMCB" = JPMorgan Chase Bank,
      N.A.; "EHY"= Eurohypo AG, New York Branch; "UBS" = UBS Real Estate
      Securities Inc; "AIG" = AIG Mortgage Capital, LLC

(3)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(4)   With respect to certain mortgage loans, the cut-off LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments.

(5)   Does not include approximately 32,715 square feet of retail space.

(6)   The appraised value and corresponding loan-to-value ratio is based on the mortgaged property's stabilized value of $152,000,000, which reflects the mortgaged property's projected performance after the PIP. The property's
      "as-is" loan-to-value ratio is 77.1% based on the "as-is" appraised value of $107,000,000 and the loan balance net of the upfront FF&E Reserve and
      Debt Service Reserve.

(7)   Does not include approximately 30,748 square feet of office space.

                                      A-3-4

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

-------------------------------------------------------------------------------------------------------------------
            TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED LOAN GROUP R-2 MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
LOAN                                                               NUMBER OF    CUT-OFF DATE   % OF R-2   SF/UNITS/
SELLER(1)   LOAN NAME                        CITY, STATE           PROPERTIES     BALANCE        IPB        ROOMS
-------------------------------------------------------------------------------------------------------------------

JPMCB       Hampton at Town Center           (Germantown, MD)          1        $ 65,500,000     12.9%       768
UBS         2700-2800 Bronx Park East        (Bronx, NY)               1        $ 52,000,000     10.3%       702
UBS         Sawyer Portfolio                 (Various, FL)             2        $ 43,000,000      8.5%       625
NCCI        Pinnacle Heights                 (Tucson, AZ)              1        $ 32,937,000      6.5%       310
NCCI        Addison at Wyndham               (Glen Allen, VA)          1        $ 30,850,000      6.1%       312
-------------------------------------------------------------------------------------------------------------------
NCCI        Worthington Meadows              (Worthington, OH)         1        $ 27,000,000      5.3%       528
NCCI        The Hamptons                     (Las Vegas, NV)           1        $ 23,441,700      4.6%       492
PNC         Ashley House Apartment Homes     (Katy, TX)                1        $ 21,500,000      4.2%       276
NCCI        College Suites-Murfreesboro TN   (Murfreesboro, TN)        1        $ 21,120,000      4.2%       216
PNC         Remington Apartments             (Amarillo, TX)            1        $ 19,000,000      3.7%       288
-------------------------------------------------------------------------------------------------------------------
NCCI        Ashton Oaks Apartments           (Winston-Salem, NC)       1        $ 14,250,000      2.8%       288
JPMCB       Park Place Apartments            (Janesville, WI)          1        $ 14,150,000      2.8%       208
NCCI        Colonia Del Rio                  (Tucson, AZ)              1        $ 14,102,000      2.8%       176
NCCI        Hickory Ridge                    (Merrillville, IN)        1        $ 13,220,000      2.6%       395
NCCI        Stonegate at Eagle's Landing     (Stockbridge, GA)         1        $ 13,000,000      2.6%       167
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE                                        $224,287,000     44.2%
            TOP 10 TOTAL/WEIGHTED AVERAGE                                       $336,348,700     66.3%
            TOP 15 TOTAL/WEIGHTED AVERAGE                                       $405,070,700     79.8%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------
LOAN          UW        CUT-OFF       PROPERTY
SELLER(1)   DSCR(2)   LTV RATIO(3)      TYPE
-------------------------------------------------

JPMCB        1.22x      79.9%        Multifamily
UBS          1.22x      79.6%        Multifamily
UBS          1.20x      79.9%        Multifamily
NCCI         1.19x      73.2%        Multifamily
NCCI         1.24x      76.6%        Multifamily
-------------------------------------------------
NCCI         1.37x      79.4%        Multifamily
NCCI         1.25x      59.7%        Multifamily
PNC          1.25x      80.0%        Multifamily
NCCI         1.27x      80.0%        Multifamily
PNC          1.19x      79.8%        Multifamily
-------------------------------------------------
NCCI         1.26x      77.0%        Multifamily
JPMCB        1.38x      77.5%        Multifamily
NCCI         1.27x      78.3%        Multifamily
NCCI         1.22x      89.3%        Multifamily
NCCI         1.23x      71.4%        Multifamily
-------------------------------------------------
-------------------------------------------------
             1.21x      78.4%
             1.23x      77.5%
             1.24x      77.7%
-------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "UBS" = UBS Real Estate Securities
      Inc.;"NCCI" = Nomura Credit & Capital, Inc.; "PNC" = PNC Bank National
      Association.

(2)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(3)   With respect to certain mortgage loans, the cut-off LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments.

                                      A-3-5

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

----------------------------------------------------------------------------------------------------------------------------
                                                ADDITIONAL DEBT LOAN SUMMARY
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                   JUNIOR/
                                                        % OF CUTOFF                                                B-NOTE/
                                       CUT-OFF DATE        TRUST       PARI PASSU    TRUST CUT-OFF     TRUST     SUBORDINATE
            LOAN NAME                TRUST BALANCE(1)     BALANCE         DEBT       DATE LTV(2,3)   DSCR(2,4)     SECURED
----------------------------------------------------------------------------------------------------------------------------

599 LEXINGTON AVE                      $225,000,000        4.2%       $525,000,000       75.0%         1.25x     $        0
SKYLINE PORTFOLIO                      $203,400,000        3.8%       $474,600,000       77.8%         1.24x     $        0
SOLANA                                 $140,000,000        2.6%       $220,000,000       71.3%         1.34x     $        0
90-100 TRINITY PLACE                   $ 82,000,000        1.5%       $          0       79.6%         1.16x     $        0
PELICAN POINT                          $ 72,000,000        1.4%       $          0       80.0%         1.20x     $        0
OVERLAND PARK TRADE CENTER             $ 55,000,000        1.0%       $          0       80.0%         1.49x     $        0(5)
ROSS RETAIL PORTFOLIO                  $ 49,600,000        0.9%       $          0       79.4%         1.19x     $        0
LEMBI MULTIFAMILY PORTFOLIO            $ 47,000,000        0.9%       $          0       70.8%         1.45x     $        0
SAWYER PORTFOLIO                       $ 43,000,000        0.8%       $          0       79.9%         1.20x     $        0
AMERICOLD POOL 2                       $ 35,000,000        0.7%       $315,000,000       75.9%         2.09x     $        0
ANCHOR GOVERNMENT ASSETS PORTFOLIO     $ 30,781,211        0.6%       $          0       79.7%         1.37x     $1,930,000
WALGREENS HERMILIN PORTFOLIO III       $ 13,320,000        0.2%       $          0       80.0%         1.36x     $        0
WALGREENS HERMILIN PORTFOLIO II        $ 11,440,000        0.2%       $          0       80.0%         1.36x     $        0
WALGREENS HERMILIN PORTFOLIO I         $ 10,048,000        0.2%       $          0       80.0%         1.36x     $        0
TAMIAMI WEST SHOPPING CENTER           $  9,100,000        0.2%       $          0       68.9%         1.24x     $        0
TIMBERLINE APARTMENTS                  $  4,109,000        0.1%       $          0       73.4%         1.22x     $  267,000
TURTLE CREEK PARK                      $  3,125,000        0.1%       $          0       72.7%         1.18x     $  204,000
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                     CUT-OFF DATE      TOTAL        TOTAL
                                        TOTAL        MORTGAGE     MORTGAGE    CUT-OFF DATE
                                       MORTGAGE     DEBT CUTOFF     DEBT       MEZZANINE
            LOAN NAME                   DEBT(2)      LTV(2,3)     DSCR(2,4)     BALANCE
------------------------------------------------------------------------------------------

599 LEXINGTON AVE                    $750,000,000      75.0%        1.25x     $         0
SKYLINE PORTFOLIO                    $678,000,000      77.8%        1.24x     $         0
SOLANA                               $360,000,000      71.3%        1.34x     $35,000,000
90-100 TRINITY PLACE                 $ 82,000,000      79.6%        1.16x     $ 4,000,000
PELICAN POINT                        $ 72,000,000      80.0%        1.20x     $24,049,000
OVERLAND PARK TRADE CENTER           $ 55,000,000      80.0%        1.49x     $         0
ROSS RETAIL PORTFOLIO                $ 49,600,000      79.4%        1.19x     $ 8,000,000
LEMBI MULTIFAMILY PORTFOLIO          $ 47,000,000      70.8%        1.45x     $10,000,000
SAWYER PORTFOLIO                     $ 43,000,000      79.9%        1.20x     $ 5,700,000
AMERICOLD POOL 2                     $350,000,000      75.9%        2.09x     $         0
ANCHOR GOVERNMENT ASSETS PORTFOLIO   $ 32,711,211      84.7%        1.24x     $         0
WALGREENS HERMILIN PORTFOLIO III     $ 13,320,000      80.0%        1.36x     $   634,000
WALGREENS HERMILIN PORTFOLIO II      $ 11,440,000      80.0%        1.36x     $   525,000
WALGREENS HERMILIN PORTFOLIO I       $ 10,048,000      80.0%        1.36x     $   446,000
TAMIAMI WEST SHOPPING CENTER         $  9,100,000      68.9%        1.24x     $ 4,764,000
TIMBERLINE APARTMENTS                $  4,376,000      78.1%        1.09x     $         0
TURTLE CREEK PARK                    $  3,329,000      77.4%        1.06x     $         0
------------------------------------------------------------------------------------------

(1)   Includes only those assets that are included in the trust fund.

(2)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the 599 Lexington Ave loan, the
      Skyline Portfolio loan, the Americold Pool 2 loan and the Solana loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)   With respect to certain mortgage loans, the cut-off LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments.

(4)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(5)   With respect to the Overland Park Trade Center loan, upon the fulfillment of certain conditions set forth in the related mortgage loan documents, the related borrower may incur up to $10,000,000 of additional debt in the form of a B-Note.

                                      A-3-6

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------------------------------
                                        PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
LOAN                                        A-NOTE BALANCE AS OF
 NO.   LOAN SELLER   LOAN NAME                  CUT-OFF DATE                    TRANSACTION
--------------------------------------------------------------------------------------------------------

 2        JPMCB      599 Lexington Avenue       $225,000,000                 JPMCC 2007-LDP10*
                                                $225,000,000                        TBD
                                                $150,000,000                        TBD
                                                $150,000,000                        TBD
--------------------------------------------------------------------------------------------------------
 3         EHY       Skyline Portfolio(1)       $271,200,000                   BACM 2007-1*
                                                $203,400,000                 JPMCC 2007-LDP10
                                                $203,400,000                        TBD
--------------------------------------------------------------------------------------------------------
 7         EHY       Solana                     $220,000,000                   BACM 2007-1*
                                                $140,000,000                 JPMCC 2007-LDP10
--------------------------------------------------------------------------------------------------------
 61       JPMCB      Americold Pool 2           $ 70,000,000                JPMCC 2007-CIBC18*
                                                $180,000,000       CD 2007-CD4 Commercial Mortgage Trust
                                                $ 35,000,000                 JPMCC 2007-LDP10
                                                $ 35,000,000                        TBD
                                                $ 30,000,000                        TBD
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
LOAN
NO.                    SERVICER                       SPECIAL SERVICER
----------------------------------------------------------------------------

 2           Midland Loan Services, Inc.          J.E. Robert Company, Inc.

----------------------------------------------------------------------------
 3      Bank of America, National Association        LNR Partners, Inc.

----------------------------------------------------------------------------
 7     Bank of America, National Association(2)      LNR Partners, Inc.

----------------------------------------------------------------------------
 61            Capmark Finance Inc.(3)               LNR Partners, Inc.

----------------------------------------------------------------------------

*     Represents the controlling pooling and servicing agreement for the related mortgage loan.

(1)   Co-orginated with Bank of America, National Association.

(2)   Wells Fargo Bank, N.A. will be the primary servicer for the Solana loan.

(3)   Midland Loan Services, Inc. will be the primary servicer for the Americold
      Pool 2 loan.

                                      A-3-7

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  COCONUT POINT
--------------------------------------------------------------------------------

                       [5 PHOTOS OF COCONUT POINT OMITTED]

                                      A-3-8

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  COCONUT POINT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $230,000,000
CUT-OFF DATE PRINCIPAL BALANCE:            $230,000,000
% OF POOL BY IPB:                          4.3%
% OF GROUP R-1:                            7.4%
LOAN SELLER:                               Nomura Credit & Capital, Inc.
BORROWER:                                  Coconut Point Town Center, LLC
SPONSOR:                                   Coconut Point Town Center, LLC
ORIGINATION DATE:                          11/13/06
INTEREST RATE:                             5.83000%
INTEREST-ONLY PERIOD:                      120
MATURITY DATE:                             12/10/16
AMORTIZATION TYPE:                         Interest-only
ORIGINAL AMORTIZATION:                     N/A
REMAINING AMORTIZATION:                    N/A
CALL PROTECTION:                           L(24),Def(83),O(10)
CROSS-COLLATERALIZATION:                   No
LOCK BOX:                                  Hard
ADDITIONAL DEBT:                           No
ADDITIONAL DEBT TYPE(1):                   Permitted Mezzanine Loan
LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                INITIAL        MONTHLY
                                           -------------------------------------
TAXES:                                             $0                $0
INSURANCE:                                         $0                $0
CAPEX:                                             $0                $0
OTHER:                                             $0                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
TITLE:                                     Fee/Leasehold
PROPERTY TYPE:                             Retail -- Anchored
SQUARE FOOTAGE:                            834,859
LOCATION:                                  Estero, FL
YEAR BUILT/RENOVATED:                      2006
OCCUPANCY:                                 94.1%
OCCUPANCY DATE:                            08/08/06
NUMBER OF TENANTS:                         140
UW REVENUES:                               $23,782,300
UW EXPENSES:                               $5,584,431
UW NOI:                                    $18,197,869
UW NET CASH FLOW:                          $17,610,255
APPRAISED VALUE:                           $291,500,000
APPRAISAL DATE:                            12/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                      $275
CUT-OFF DATE LTV:                          78.9%
MATURITY DATE LTV:                         78.9%
UW IO DSCR:                                1.30x
UW DSCR:                                   1.30x
--------------------------------------------------------------------------------

(1)   The borrower is permitted to incur future mezzanine debt subject to following conditions: (i) no event of default has occurred and is continuing, (ii) the loan-to-value for the combined debt is not greater than 80%, (iii) the debt service ratio for the combined debt is not less than 1.05x, (iv) the execution of an intercreditor agreement and (v) the satisfaction of certain other conditions set forth in the related loan documents.

                                      A-3-9

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  COCONUT POINT
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY

                                        RATINGS
                                        MOODY'S/                 % OF TOTAL       ANNUAL      ANNUAL BASE   LEASE EXPIRATION
TENANT SUMMARY                          FITCH(1)    TOTAL SF    COLLATERAL SF    BASE RENT     RENT PSF           YEAR
----------------------------------------------------------------------------------------------------------------------------

ANCHORS
--------
DILLARD'S (NOT PART OF COLLATERAL)       B2/BB-       182,302        NAP                NAP          NAP      Anchor Owned
SUPER TARGET (NOT PART OF COLLATERAL)     A1/A+       173,900        NAP                NAP          NAP      Anchor Owned
MUVICO THEATERS                                        92,000       11.0%       $ 1,080,000      $ 11.74          2026
SPORTS AUTHORITY                                       37,500        4.5            525,000      $ 14.00          2016
BED BATH & BEYOND                                      35,000        4.2            474,950      $ 13.57          2016
                                                    -----------------------------------------------------
SUBTOTAL                                              520,702       19.7%       $ 2,079,950      $ 12.64

TOP 10 TENANTS
--------------
T.J. MAXX                                  A3          32,311        3.9%       $   306,955      $  9.50          2016
ROSS DRESS FOR LESS                                    30,187        3.6            377,338      $ 12.50          2016
BEST BUY                                Baa2/BBB+      30,000        3.6            525,000      $ 17.50          2016
BARNES & NOBLE                                         27,201        3.3            380,814      $ 14.00          2016
DSW                                                    20,961        2.5            282,974      $ 13.50          2016
OFFICE MAX                                 Ba2         20,000        2.4            285,000      $ 14.25          2016
PETSMART                                   Ba2         19,624        2.4            264,924      $ 13.50          2016
COST PLUS WORLD MARKETS                                18,300        2.2            301,950      $ 16.50          2016
WEST ELM                                               15,087        1.8            377,175      $ 25.00          2018
OLD NAVY                                 Ba1/BB+       14,818        1.8            174,112      $ 11.75          2011
                                                    -----------------------------------------------------
SUBTOTAL                                              228,489       27.4%       $ 3,276,241      $ 14.34

INLINE: (0 TO 12,000 SF)(2)                           392,906       47.1%       $11,272,529      $ 28.69
                                                    -----------------------------------------------------

VACANT SQUARE FEET:                                    48,964        5.9%               NAP
TOTAL COLLATERAL GLA:                                 834,859                   $16,628,719
TOTAL CENTER GLA:                                   1,191,061
----------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Includes approximately 3,386 square feet under negotiation with Venus
      Swimwear, but no lease or other commitment has been executed. Tenant has a projected lease expiration ending February 28, 2017.

                                     A-3-10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  COCONUT POINT
--------------------------------------------------------------------------------

THE LOAN. The Coconut Point loan is secured by a fixed-rate first mortgage on a fee and leasehold interest in a 834,859 square foot newly developed open-air shopping center located in Estero (Naples -- Ft. Myers corridor), Florida.

THE BORROWER. The borrower is a 50/50% joint venture between Simon Property
Group, L.P. ("Simon") and Dillard's, Inc. ("Dillard's") Simon is the largest publicly traded Real Estate Investment Trust in North America and the country's largest owner, developer, and manager of retail real estate. Simon, headquartered in Indianapolis, Indiana operates from four major platforms --
regional malls, outlet centers, community/lifestyle centers and international shopping centers. Simon owns or has an interest in approximately 284 properties in the United States comprising more than 200 million square feet of gross leaseable area in 38 states plus Puerto Rico. Simon has a current rating of
"Baa1/A-/BBB+" (Moody's/S&P/Fitch). Simon is a NYSE listed company (NYSE: "SPG")
and a member of the S&P 500 index.

Dillard's, Inc. ranks among the nation's largest fashion apparel and home furnishings retailers whose annual revenue for 2006 exceeded $7 billion.
Dillard's stores offer a broad selection of merchandise and feature products from both national and exclusive brand sources. The company operates 330
Dillard's locations spanning 29 states and is a NYSE listed company (NYSE:
"DDS").

GROUND LEASE. Coconut Point Developers, LLC remains the fee owner and has leased the land and improvements to a new single purpose bankruptcy remote entity, and the fee owner has granted a non-recourse mortgage of its fee interest in the mortgaged property as security for the loan to the borrower.

PARTIAL RELEASE. The related loan documents permit the borrower to obtain the release of the air rights above the improvements on the mortgaged property to a third party upon satisfaction of certain conditions, including but not limited to (i) a site plan showing the proposed air space development, (ii) legal description of the air rights, (iii) ALTA survey showing the air rights area,
(iv) any air space documentation submitted to a governmental authority, (v) an endorsement to the mortgage lender's policy for the remaining property, (vi)
zoning approvals and (vii) other documentation set forth in the related loan agreement.

Additionally, provided no event of default occurs and is continuing, the borrower may without consent of the mortgagee: (i) make transfers of immaterial or non-income producing portions of the mortgaged property to any federal, state, or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the mortgaged property for dedication or public use and (ii) make transfers of non-income producing portions of the mortgaged property (by sale, ground lease, sublease, or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the mortgaged property; provided, however, it is a condition to any of the transfers in clause (ii) above that no transfer, conveyance or other encumbrance materially impair the utility or operation of the mortgaged property and no transfer, conveyance or other encumbrance materially adversely affects the value of the mortgaged property, taken as a whole.

THE PROPERTY. Coconut Point is a newly developed open-air shopping center containing approximately 140 stores located in Estero (Naples -- Ft. Myers corridor), Florida. The shopping center includes approximately 1,191,061 square feet of master planned single-story retail space of which approximately 834,859 square feet represents the collateral. The shopping center is the focus of a
500-acre, master planned community that will ultimately include approximately
90,000 square feet of office condominiums, 285 residential condominium units and a hotel. Development of Coconut Point began in 2005 and individual stores commenced opening in Spring 2006. The shopping center includes 23 retail buildings. There are approximately 5,895 parking spaces designated in parking lots resulting in a parking ratio of 4.95:1,000 square feet.

The mortgaged property's retail space is comprised of three components. The
"village" component is anchored by Dillard's, a state-of-the-art 20-screen
Muvico Cinema, Barnes & Noble and several restaurants including Ruth's Chris
Steakhouse, California Pizza Kitchen and Bice Grand Cafe. The "community center"
component is anchored by big-box retailers including Bed Bath & Beyond, Best
Buy, DSW, Office Max, Old Navy, Party City, PetSmart, Pier One, Ross Dress for
Less, The Sports Authority, T.J. Maxx and Ulta Cosmetics. Connecting the village to the community center is the third component, "The Lakefront", which contains casual and sit-down dining options and shops surrounding several acres of lakes.

Coconut Point is located in Estero, Lee County, Florida in the southern portion of the Fort Myers metropolitan statistical area. It is roughly in between Fort
Myers to the north and Naples to the south along Tamiami Trail (US 41) and is situated at the intersection of Tamiami Trail (US 41) and Coconut Road. There is
also east-west access to Coconut Point via Corkscrew Road nearby which has an interchange with I-75 to the east. Both Fort Myers and Naples are growing areas and Coconut Point lies in both paths of growth.

The shopping center is currently 94.1% leased based on executed tenants. Small shop tenants feature Banana Republic, Coach, Guess, Ann Taylor Loft, Bebe,
Express, Lucky Brand Jeans, Sunglass Hut, Hollister, Apple and Marble Slab
Creamery.

SIGNIFICANT TENANTS.

Muvico occupies approximately 92,000 square feet and features 16 screens with stadium seating and surround sound. Muvico is a "boutique" Cineplex entertainment company that has been expanding throughout Florida and the
Northeast. The theater company has a screen/theater average of 19.5 screens per location and offers amenities such as valet parking. Muvico's strategy is to develop, acquire and operate state-of-the-art megaplex theaters in entertainment centers in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets in any suitable location.

                                     A-3-11

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  COCONUT POINT
--------------------------------------------------------------------------------

The Sports Authority is a full-line sporting goods retailer in the United
States, offering an assortment of brand name sporting apparel and equipment at competitive prices. As of January 28, 2006, The Sports Authority operated 398 stores in 45 states under banners of The Sports Authority, Gart Sports,
Sportmart and Oshman's names. The Sports Authority has numerous e-tailing websites, located at thesportsauthority.com, gartsports.com, sportmart.com and
oshmans.com. In addition, The Sports Authority maintains a joint venture partnership with AEON, Ltd., which operates "The Sports Authority" stores in
Japan under a licensing agreement.

Bed Bath & Beyond (NASDAQ: "BBBY") is a chain of superstores selling predominantly domestic merchandise and home furnishings. As of March 8, 2006,
Bed Bath & Beyond operated 751 Bed Bath & Beyond stores, 38 Harmon stores and 30
Christmas Tree Shops stores.

The TJX Companies, Inc. ("T.J. Maxx") (NYSE: "TJX") is a leading off-price retailer of apparel and home fashions in the United States and worldwide. As of
March 8, 2006, TJX operated 799 T.J. Maxx, 715 Marshalls, 251 HomeGoods and 152
A.J. Wright stores, as well as 35 Bob's Stores, in the United States.
Internationally, TJX operates 174 Winners and 58 HomeSense stores in Canada, and
198 T.J. Maxx stores in Europe.

THE MARKET(1). Coconut Point is located in Lee County, within the city of
Estero. The mortgaged property lies approximately mid-way between Fort Myers to the north and Naples to the south. Generally, the boundaries of the immediate area are Alico Road to the north, the Lee County/Collier County line to the south, Gulf of Mexico to the west, and I-75 to the east. The mortgaged property is accessible via the regional interstate network and local arterials that provide linkages throughout the Fort Myers MSA and into the Naples MSA.

The mortgaged property's primary trade area (10-mile radius) has a current population of approximately 165,000 people. Average household incomes are above average at $75,352 within a 10-mile radius. The highest income levels in the area are closest to the mortgaged property with average household income of
$122,147 within a 1-mile radius.

In general, shopping centers in Naples and Fort Myers are above 90% occupancy.
Coconut Point will compete most directly with the traditional regional malls and major open-air shopping centers within the region. The most competitive property for Coconut Point is expected to be Gulf Coast Town Center, a community/power center located 8.3 miles away along the I-75 Ft. Myers/Naples corridor. However since the competitor is located along I-75, it is more oriented toward the eastern communities and travelers along I-75, which is considered to be a separate trade area. Coconut Point is more oriented toward the affluent communities along the US 41 corridor along the west coast.

PROPERTY MANAGEMENT. The manager for the mortgaged property is Simon Management
Associates, LLC, an affiliated entity of Simon Property Group, Inc. ("SPG").
SPG, headquartered in Indianapolis, Indiana, is a self-administered and self-managed real estate investment trust. Through subsidiary partnerships, it is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of retail properties, primarily regional malls, outlet centers and community shopping centers.

(1)   Certain information was obtained from the Coconut Point appraisal, dated
      December 1, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

             NUMBER OF                                          % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT      RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
   YEAR      EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT           16          48,964       5.9%            NAP        NAP        48,964          5.9%            NAP         NAP
2007 & MTM        0               0       0.0     $         0        0.0%       48,964          5.9%              0         0.0%
2008              0               0       0.0               0        0.0        48,964          5.9%              0         0.0%
2009              1           1,325       0.2          79,500        0.5        50,289          6.0%         79,500         0.5%
2010              0               0       0.0               0        0.0        50,289          6.0%         79,500         0.5%
2011             25          88,488      10.6       2,068,693       12.4       138,777         16.6%      2,148,193        12.9%
2012              1           1,530       0.2          42,840        0.3       140,307         16.8%      2,191,033        13.2%
2013              1           1,979       0.2          65,000        0.4       142,286         17.0%      2,256,033        13.6%
2014              0               0       0.0               0        0.0       142,286         17.0%      2,256,033        13.6%
2015              0               0       0.0               0        0.0       142,286         17.0%      2,256,033        13.6%
2016             82         544,821      65.3      11,586,852       69.7       687,107         82.3%     13,842,885        83.2%
2017             10          35,221       4.2       1,145,899        6.9       722,328         86.5%     14,988,784        90.1%
AFTER             4         112,531      13.5       1,639,935        9.9       834,859        100.0%     16,628,719       100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:          140         834,859     100.0%    $16,628,719      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-12

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  COCONUT POINT
--------------------------------------------------------------------------------

                         [MAP OF COCONUT POINT OMITTED]

                                     A-3-13

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  COCONUT POINT
--------------------------------------------------------------------------------

                      [SITE PLAN OF COCONUT POINT OMITTED]

                                     A-3-14

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-15

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF 599 LEXINGTON AVENUE OMITTED]

                                     A-3-16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):             $225,000,000
CUT-OFF DATE PRINCIPAL BALANCE:            $225,000,000
% OF POOL BY IPB:                          4.2%
% OF GROUP R-1:                            7.3%
LOAN SELLER:                               JPMorgan Chase Bank, N.A.
BORROWER:                                  BP 599 Lexington Avenue LLC
SPONSOR:                                   Boston Properties Limited Partnership
ORIGINATION DATE:                          02/12/07
INTEREST RATE:                             5.49300%
INTEREST-ONLY PERIOD:                      120
MATURITY DATE:                             03/01/17
AMORTIZATION TYPE:                         Interest-only
ORIGINAL AMORTIZATION:                     N/A
REMAINING AMORTIZATION:                    N/A
CALL PROTECTION(2):                        L(26),Def(87),O(7)
CROSS-COLLATERALIZATION:                   No
LOCK BOX:                                  Cash Management Agreement
ADDITIONAL DEBT(1):                        $525,000,000
ADDITIONAL DEBT TYPE:                      Pari Passu Loan
LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL               MONTHLY
                                           -------------------------------------
TAXES:                                        $0                    $0
INSURANCE:                                    $0                    $0
CAPEX:                                        $0                    $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
TITLE:                                     Fee
PROPERTY TYPE:                             Office -- CBD
SQUARE FOOTAGE(3):                         1,030,309
LOCATION:                                  New York, NY
YEAR BUILT/RENOVATED:                      1986
OCCUPANCY:                                 97.3%
OCCUPANCY DATE:                            02/01/07
NUMBER OF TENANTS:                         24
HISTORICAL NOI:
  2004:                                    $40,948,065
  2005:                                    $41,242,206
  2006:                                    $41,932,203
UW REVENUES:                               $81,216,358
UW EXPENSES:                               $27,958,570
UW NOI(4):                                 $53,257,788
UW NET CASH FLOW:                          $52,242,058
APPRAISED VALUE:                           $1,000,000,000
APPRAISAL DATE:                            02/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                      $728
CUT-OFF DATE LTV:                          75.0%
MATURITY DATE LTV:                         75.0%
UW IO DSCR:                                1.25x
UW DSCR:                                   1.25x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS

TENANT NAME               SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------

SHEARMAN & STERLING LLP     517,658      50.2%        $ 36.14              2022
KIRKPATRICK & LOCKHART      125,176      12.1%        $ 63.93              2017
GOODWIN PROCTER LLP(6)      124,072      12.0%        $ 69.06              2008
REED SMITH LLP(6)            96,253       9.3%        $ 74.15              2017
----------------------------------------------------------------------------------------

(1)   The $750,000,000 mortgage loan has been split into four pari passu notes:
      a $225,000,000 A-1 Note (included in the trust fund), a $225,000,000 A-2
      Note (not included in the trust fund), a $150,000,000 A-3 Note (not included in the trust fund) and a $150,000,000 A-4 Note (not included in the trust fund).

(2)   The defeasance lockout period expires on the earlier to occur of (i) two years from the last securitization date involving any portion of the 599
      Lexington Ave loan or (ii) three years from loan closing date.

(3)   Leases expiring in 2007, 2008 and 2009 have been remeasured to indicate the rentable area upon release. Without the remeasurement, the total square footage would be approximately 1,019,461 square feet.

(4)   An increase of approximately $11,325,585 in UW NOI over the 2006 historical figure is due to: (i) rents in place were underwritten to include rent bumps through December 31, 2007, (ii) with respect to
      Shearman and Sterling LLP, Kirkpatrick and Lockhart, Reed Smith LLP, and
      Commonwealth Bank of Australia, rents were underwritten to the average rent for the remaining loan term, and (iii) all leases expiring through
      2009 will pay mark to market rent and reflect the appraiser's estimated market rent for the floor and rental growth at the mortgaged property. The appraisal estimates a growth rate of 3% in 2008 and 8% in 2009, and modest rents were concluded to be between $85 and $105 for the various floors at the mortgaged property.

(5)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 Note (included in the trust fund), the A-2 Note (not included in the trust fund), the A-3 Note (not included in the trust fund) and the A-4
      Note (not included in the trust fund).

(6)   Goodwin Proctor LLP subleases approximately 23,000 square feet of its space from Shearman and Sterling LLP, and Reed Smith LLP subleases approximately 17,157 square feet of its space from Compass Advisors LLC.

                                     A-3-17

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 599 Lexington Avenue loan is secured by a first mortgage fee interest in a Class A office building comprising approximately 1,030,309 square feet located in Midtown Manhattan.

The total financing amount of $750,000,000 is split into four pari passu notes, a $225,000,000 A-1 Note, a $225,000,000 A-2 Note, a $150,000,000 A-3 Note and a
$150,000,000 A-4 Note. The A-1 Note will be included in the trust fund and the remaining notes may be included in future transactions.

THE BORROWER. The borrower is BP 599 Lexington Avenue LLC, a special purpose entity.

THE SPONSOR. The sponsor of the borrower is Boston Properties Limited
Partnership (NYSE: "BXP") ("Boston Properties") rated "BBB" by Fitch, Inc. and
"Baa2" by Moody's. Boston Properties, Inc. is a self administered real estate investment trust ("REIT") that has developed and acquired over 42.1 million square feet of Class A office space in New York, Boston, San Francisco and
Washington since 1970. Boston Properties currently manages over 6.6 million square feet of Manhattan office space, and has developed approximately 8.4 million square feet of office property in New York City.

THE PROPERTY. 599 Lexington Avenue is a 47-story Class A central business district ("CBD") office complex containing approximately 1,030,309 square feet, which was developed by Boston Properties in 1986. The mortgaged property is situated at the corner of Lexington Avenue and 53rd street in Midtown Manhattan, and can be accessed via the 4, 5, 6, E and V lines of the New York City subway system which has a station located directly beneath the mortgaged property. The station provides the mortgaged property with access to Grand Central Station,
Penn Station and the Port Authority Bus Terminal via subway. The mortgaged property is located within a few blocks of the world headquarters of JPMorgan
Chase, Bear Stearns, Citigroup and Colgate Palmolive. The surrounding area is serviced by dining and retail establishments and hotels including the Waldorf
Astoria, the Intercontinental, the W Hotel and the Eastside Marriott.

599 Lexington Avenue was designed by Edward Larabee Barnes. The mortgaged property features a fifty foot high Verde Aver and Carrara marble lobby that showcases a three-dimensional painting by Frank Stella commissioned for the space.

SIGNIFICANT TENANTS.

Shearman & Sterling LLP ("Shearman") is a New York based law firm founded in
1873 and currently employs approximately 1,000 attorneys located in 19 domestic and international offices. Shearman has practices that include antitrust, bankruptcy, capital markets, mergers and acquisitions, tax, and project development and finance. Shearman was ranked as the 13th largest law firm in the country in 2006 with gross revenues of over $835 million. The firm occupies approximately 517,658 square feet, or approximately 50.2% of the mortgaged property's net rentable area. Shearman's lease expires in August 2022.

Kirkpatrick & Lockhart ("Kirkpatrick") is a Pittsburgh based law firm that currently employs approximately 1,400 lawyers in 22 offices throughout the world. Kirkpatrick represents multinational corporations, large banks, and public sector entities in areas of practice that include government regulation, intellectual property and mergers and acquisitions. Kirkpatrick was ranked as the 23rd largest law firm in the country in 2006 with gross revenues of $372.5 million. Kirkpatrick occupies approximately 125,176 square feet, or approximately 12.1% of the mortgaged property's net rentable area. Kirkpatrick's lease expires in October 2017 with two, five-year renewal options.

Goodwin Proctor LLP ("Goodwin") is a national law firm that employs over 600 attorneys located in Boston, Los-Angeles, New York, San Francisco and Washington
D.C. The firm has practices in real estate, corporate, litigation law and other areas. Goodwin occupies approximately 124,072 square feet, or approximately
12.0% of the mortgaged property's net rentable area. Goodwin's lease expires in
November 2008.

THE MARKET(1). 599 Lexington Avenue is located in the Plaza Market, which is generally defined as the area bound by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to the East River. The area contains approximately 97,297,729 square feet of class A office space within four submarkets and has average rents of approximately $75.65 per square foot. The mortgaged property is located within the East Side office submarket of the Plaza district which contains approximately 18.3 million square feet of class A office space.

The mortgaged property is 97.3% occupied, and has an average rental rate of
$51.94 per square foot. The East Side Office submarket exhibited average rents of $57.47 per square foot as of the fourth quarter of 2006 and had an occupancy rate of 94.3%. The asking rental rates at buildings directly competitive with the mortgaged property are between $80 and $110 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Boston Properties
Limited Partnership.

(1)   Certain information was obtained from the 599 Lexington Avenue appraisal, dated February 1, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-18

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

----------------------------------------------------------------------------------------------------------------------------------
                                                      599 LEXINGTON AVENUE
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                              % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES       FEET      % OF GLA    BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR      EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         27,804       2.7%           NAP        NAP        27,804         2.7%              NAP         NAP
2007 & MTM       2          24,540       2.4    $ 1,522,125        2.8%       52,344         5.1%      $ 1,522,125         2.8%
2008            12         128,585      12.5      8,815,366       16.5       180,929        17.6%      $10,337,491        19.3%
2009            11          53,851       5.2      3,615,852        6.8       234,780        22.8%      $13,953,344        26.1%
2010             3          22,800       2.2      1,368,000        2.6       257,580        25.0%      $15,321,344        28.6%
2011             5          11,827       1.1      1,055,887        2.0       269,407        26.1%      $16,377,231        30.6%
2012             1           2,547       0.2        220,265        0.4       271,954        26.4%      $16,597,496        31.0%
2013             0               0       0.0              0        0.0       271,954        26.4%      $16,597,496        31.0%
2014             3           7,144       0.7        854,329        1.6       279,098        27.1%      $17,451,824        32.6%
2015             0               0       0.0              0        0.0       279,098        27.1%      $17,451,824        32.6%
2016             2          11,168       1.1      1,008,093        1.9       290,266        28.2%      $18,459,917        34.5%
2017            14         222,385      21.6     16,342,863       30.5       512,651        49.8%      $34,802,781        65.0%
AFTER           27         517,658      50.2     18,706,592       35.0     1,030,309       100.0%      $53,509,373       100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:          80       1,030,309     100.0%   $53,509,373      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-19

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                      [MAP OF 599 LEXINGTON AVENUE OMITTED]

                                     A-3-20

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                [SITE ELEVATION OF 599 LEXINGTON AVENUE OMITTED]

                                     A-3-21

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

                     [3 PHOTOS OF SKYLINE PORTFOLIO OMITTED]

                                     A-3-22

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):             $203,400,000
CUT-OFF DATE PRINCIPAL BALANCE:            $203,400,000
% OF POOL BY IPB:                          3.8%
% OF GROUP R-1:                            6.6%
LOAN SELLER:                               Eurohypo AG
BORROWER:                                  CESC Skyline LLC
SPONSOR:                                   Vornado Realty, L.P.
ORIGINATION DATE:                          01/26/07
INTEREST RATE:                             5.74300%
INTEREST-ONLY PERIOD:                      120 Months
MATURITY DATE:                             02/01/17
AMORTIZATION TYPE:                         Interest-only
ORIGINAL AMORTIZATION:                     N/A
REMAINING AMORTIZATION:                    N/A
CALL PROTECTION(2):                        L(24),Def(90),O(5)
CROSS-COLLATERALIZATION:                   No
LOCK BOX:                                  Hard
ADDITIONAL DEBT(1):                        $474,600,000
ADDITIONAL DEBT TYPE(1):                   Pari Passu Loan
LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                INITIAL          MONTHLY
                                              ----------------------------------
TAXES(4):                                             $0              Springing
INSURANCE(4):                                         $0              Springing
CAPEX(4):                                             $0              Springing
TI/LC(5):                                             $0                     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                       Portfolio
TITLE:                                        Fee
PROPERTY TYPE:                                Office -- Suburban
SQUARE FOOTAGE:                               2,566,783
LOCATION:                                     Falls Church, VA
YEAR BUILT/RENOVATED:                         Various
OCCUPANCY:                                    97.1%
OCCUPANCY DATE:                               01/16/07
NUMBER OF TENANTS:                            164
HISTORICAL NOI:
  2004:                                       $42,996,081
  2005:                                       $46,163,503
  TTM AS OF 06/30/06:                         $48,490,190
UW REVENUES:                                  $75,552,345
UW EXPENSES:                                  $22,554,864
UW NOI:                                       $52,997,481
UW NET CASH FLOW:                             $49,114,387
APPRAISED VALUE:                              $872,000,000
APPRAISAL DATE:                               01/02/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(3)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                         $264
CUT-OFF DATE LTV:                             77.8%
MATURITY DATE LTV:                            77.8%
UW IO DSCR:                                   1.24x
UW DSCR:                                      1.24x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                               SIGNIFICANT TENANTS

                                                                  SQUARE                  BASE          LEASE
TENANT NAME                                   MOODY'S/FITCH(6)     FEET      % OF GLA   RENT PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------

GSA(7)                                            Aaa/AAA        1,415,872     55.4%      54.2%        Various
SCIENCE APPLICATIONS INTERNATIONAL CORP.(8)          A3            156,329      6.1%       6.1%        Various
NORTHROP GRUMMAN DEFENSE(9)                      Baa2/BBB+          73,740      2.9%       2.9%        Various
AXIOM RESOURCE MANAGEMENT(10)                                       61,520      2.4%       2.4%        Various
------------------------------------------------------------------------------------------------------------------

(1)   The $678,000,000 mortgage loan has been split into three pari passu notes:
      a $271,200,000 A-1 Note (securitized in Banc of America Commercial
      Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series
      2007-1), a $203,400,000 A-2 Note (not included in the trust fund) and a
      $203,400,000 A-3 Note (included in the trust fund). The loan was originated 50% by Eurohypo AG, New York Branch and 50% by Bank of America,
      National Association.

(2)   The defeasance lockout period expires on the earlier to occur of three years from the origination date and two years from the date the last pari passu note (the A-2 Note) is the subject of a REMIC securitization.

(3)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 Note (not included in the trust fund), the A-2 Note (not included in the trust fund) and the A-3 Note (included in the trust fund).

(4)   Monthly collections of Taxes, Insurance and CapEx will be triggered upon the earlier to occur of (i) DSCR declining below a 1.05x for two consecutive quarters and (ii) an event of default.

(5)   At closing, a borrower principal provided a guaranty with a maximum liability of $2,568,000 in lieu of cash deposits for TI/LC escrows, which will not be subject to reduction or release.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(7)   GSA has 28 different leases that expire between February 28, 2007 and
      September 15, 2015. Approximately 242,823 square feet will expire in 2007, approximately 53,539 square feet will expire in 2008, approximately
      318,777 square feet will expire in 2009, approximately 46,053 square feet will expire in 2010, approximately 402,824 square feet will expire in
      2011, approximately 24,575 square feet will expire in 2012, approximately
      175,403 square feet will expire in 2014 and approximately 151,878 square feet will expire in 2015.

(8)   Science Applications International Corp. has seven different leases that expire between February 28, 2007 and December 25, 2011. Approximately
      9,219 square feet will expire in 2007, approximately 33,958 square feet will expire in 2008, approximately 42,204 square feet will expire in 2010 and approximately 70,948 square feet will expire in 2011.

(9)   Northrop Grumman Defense has four different leases. Approximately 17,555 square feet will expire May 31,2007, approximately 28,078 square feet will expire June 30, 2007, approximately 14,810 square feet will expire March
      31, 2009 and approximately 13,297 square feet will expire February 28,
      2010.

(10)  Axiom Resource Management has nine different leases that expire between
      2007 and 2008. Approximately 56,787 square feet will expire in 2007 with the remaining approximately 4,733 square feet expiring in 2008.

                                     A-3-23

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Skyline Portfolio loan is secured by a first mortgage on eight multi-story office buildings containing approximately 2,566,783 square feet located in Falls Church, Virginia. The Skyline Portfolio loan is part of a split loan structure evidenced by three pari passu promissory notes: a $271,200,000
A-1 Note (securitized in Banc of America Commercial Mortgage Inc., Commercial
Mortgage Pass-Through Certificates, Series 2007-1), a $203,400,000 A-2 Note (not
included in the trust fund) and the $203,400,000 A-3 Note (included in the trust fund).

THE BORROWER. The borrower, CESC Skyline LLC, a Delaware limited liability company, is a single purpose, bankruptcy remote entity with at least two independent managers for which a non-consolidation opinion has been issued by the borrower's legal counsel.

Equity ownership in the borrower is held by Vornado Shenandoah Holdings, LLC
(99.0%) and Two Penn Plaza REIT, Inc. (1.0%). Equity ownership of Vornado
Shenandoah is held by Vornado Realty, L.P. (99.0%) (NYSE: "VNO") (rated "BBB" by
Fitch, "Baa2" by Moody's and "BBB+" by S&P). Equity ownership of Vornado Realty
L.P., the sponsor, is held by Vornado Realty Trust.

THE SPONSOR. The sponsor is Vornado Realty, L.P., a fully integrated real estate investment trust and a member of the S&P 500. Its common shares are traded on the NYSE under the symbol "VNO". Vornado Realty, L.P. owns all or portions of
111 office properties containing approximately 30.7 million square feet in the
New York City metropolitan area, in Washington, D.C. and the northern Virginia area; 111 retail properties in nine states and Puerto Rico containing approximately 16.2 million square feet; 9.5 million square feet of showroom and office space owned by its Merchandise Mart division; a 47.6% interest in
Americold Realty Trust, the largest owner and operator of cold storage warehouses in North America; a 33% interest in Alexander's (NYSE: "ALX"); a 33%
interest in Toys "R" Us, which has 1,204 stores worldwide; a 15.8% interest in
Newkirk Realty Trust (NYSE: "NKT") through operating partnership units; an 11.3%
interest in GMH Communities, LP, the operating partnership of GMH Communities
Trust (NYSE: "GCT"); and other investments including real estate loans and securities.

PARTIAL RELEASE. After the expiration of the defeasance lockout period, the borrower may obtain the release of some or all of the portions of the Skyline
Portfolio through partial defeasance (each, an "Individual Property"), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of (a) 100% of the allocated loan balance
(see the "Property Summary" table below) related to such Individual Property or
Individual Properties to be released if such allocated loan balance, together with the allocated loan balance of any Individual Property previously released, is less than or equal to $135,600,000; (b) 110% of the allocated loan balance
(see the "Property Summary" table below) related to such Individual Property or
Individual Properties to be released if such allocated loan balance, together with the allocated loan balance of any Individual Property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the allocated loan balance (see the "Property Summary" table below) related to such Individual Property or Individual Properties to be released if such allocated loan balance, together with the allocated loan balance of any
Individual Property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the allocated loan balance (see the "Property Summary" table below) related to such Individual Property or
Individual Properties to be released if such allocated loan balance, together with the allocated loan balance of any Individual Property previously released, is greater than $406,800,000; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Skyline Portfolio loan or any related securitized pari passu note (a "Rating Agency Confirmation"); and (v)
after giving effect to such release, the debt service coverage ratio must be not less than the greater of (a) (1) 80% of the debt service coverage ratio for the trailing 12 months immediately preceding the release or (2) a debt service coverage ratio in an amount sufficient to obtain a Rating Agency Confirmation or
(b) the debt service coverage ratio as of the closing date of the Skyline
Portfolio loan.

THE PROPERTY. The Skyline Portfolio consists of fee simple interests in eight
Class "A" suburban office buildings containing a total of approximately
2,566,783 net rentable square feet and situated on approximately 24.83 acres.
The Skyline Portfolio is 97.1% occupied by 164 tenants. Four tenants, GSA,
Science Applications International Corp., Northrop Grumman Defense and Axiom
Resource Management, Inc., represent 66.8% of the net rentable square feet. 66%
of the tenancy is rated investment grade with 56% of all leased space occupied by six different U.S. government agencies with an implied credit rating of AAA /
Aaa2. With the exception of one lease representing less than 1% of the property tenancy, none of these government agencies are subject to annual appropriations and occupy the complex under numerous leases with staggered expirations. The mortgaged property has exhibited approximately an 88% retention ratio over the past three years.

The Skyline Portfolio is located in the Suburban Virginia office market and the
I-395/Landmarket submarket, which has 2.6 million square feet of office space.
Located on Leesburg Pike and just off I-395, the Skyline Portfolio is in close proximity to the Pentagon, Reagan National Airport and downtown Washington, D.C.
and offers over 300 shops, restaurants, services and the Sport and Health Club within easy walking distance and a free shuttle service to Pentagon City,
Crystal City, The Navy Yard and Pentagon City Metro Station. Two shuttle buses provide transportation to the Pentagon City Metro Station, as well as the
Pentagon itself.

SIGNIFICANT TENANTS.

GSA occupies several tenant spaces for a number of United States governmental agencies including the Department of Defense, Department of Justice, Army
Surgeon General, Internal Revenue Service and Department of Homeland Security.
The leases provide for renewal options ranging in term from zero to five years with 90 to 180 days written notice. The leases range in term from one to 20 years and provide for base rents ranging from $22.84 per square foot to $33.17 per square foot. The largest presence is the Department of Defense due to the mortgaged properties' proximity to the Pentagon with the Defense Information
Systems Agency leasing approximately 400,000 square feet at Skyline Seven until
2011. Additionally, the SS/OHA has leased approximately 283,000 square feet at
One Skyline Tower until 2009, the Department of Justice has leased approximately
195,537 square feet at One Skyline Tower until 2015 and the Army Surgeon General has leased approximately 175,000 square feet at Skyline 6 until 2014.

                                     A-3-24

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                               SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

Science Applications International Corp. ("Science Applications") (NYSE: "SAI")
provides scientific, engineering, systems integration and technical services and solutions to the United States military, agencies of the United States
Department of Defense, the intelligence community, the United States Department of Homeland Security, and other United States government civil agencies. Science
Applications operates in two segments, Government and Commercial. Science
Applications also designs and develops automatic equipment identification technology, sensors and nondestructive imaging and security instruments. Science
Applications has a strategic business relationship with Environmental Systems
Research Institute, Inc. Science Applications was founded in 1969 and is headquartered in San Diego, California. Science Applications reported revenue of
$7.8 billion and net income of $927 million for fiscal year 2006.

Northrop Grumman Defense ("Northrop Grumman") (NYSE: "NOC") is the world's third largest defense contractor and the world's largest naval ship builder, including aircraft carriers. Northrop Grumman is also the builder of the stealth bomber and other aerospace vehicles. Northrop Grumman is a global defense and technology company providing products, services, and solutions in information and services, aerospace, electronics, and shipbuilding to the military, government, and commercial customers in the United States and internationally.
Northrop Grumman provides airborne radar, navigation systems, electronic countermeasures, precision weapons, airspace management systems, space systems, marine and naval communications systems, government systems, and logistics services. Northrop Grumman also designs nuclear-powered aircraft carriers and nuclear-powered submarines, as well as provides services for various naval and commercial vessels. Northrop Grumman was founded in 1939 and is headquartered in
Los Angeles, California. As of the trailing twelve-month period ending December
31, 2006, Northrop Grumman reported revenue of $30.15 billion and net income of
$1.57 billion.

Axiom Resource Management, Inc. ("Axiom") is a professional consulting firm providing program management, operational support, accessibility, management training and IT solutions. Axiom, established in 1996, provides consulting services to business clients and more than 20 state and federal government agencies. Axiom augmented its program management expertise in 2000 by acquiring
Conwal, a firm with a history of partnering with the United States Department of
Health and Human Services, the Centers for Medicare and Medicaid Services, and
the Department of Veterans Affairs.

THE MARKET(1). The Skyline Portfolio is located within the I-395/Landmarket submarket of Northern Virginia. This area benefits from strong economic conditions and relative stability fueled by the U.S. Government's employment base and service contracts. In particular, defense spending and a network of private defense contractors, particularly in the Pentagon City and Crystal City areas of Arlington County, are all contributing factors. The Virginia Employment
Commission reported unemployment at 2.4% in Northern Virginia, as of November
2006.

Nineteen "Fortune 500" companies are headquartered in the greater Washington metro area, the highest ranked being Fannie Mae (ranked 20th out of 500) but also including two within the District of Columbia ("District") itself -- Pepco
Holdings (ranked 270th) and Danaher (ranked 338th). Given that Washington is the seat of the federal government, its employment is significantly more weighted in the Government and Services sectors relative to the Top 100 Metropolitan Areas
("Top 100").

Population growth averages 2.1% per year for an annual net increase of approximately 50,000 residents. Economy.com reports an average household income of $145,000. The Washington Metro Area's population of 5.2 million has been growing at a faster rate than the Top 100 and the national average and is expected to continue this trend, finishing 2006 0.4% ahead of the Top 100. Of the metropolitan area's total population of approximately 5.2 million, only
551,000, or 10.6%, reside within the District. Residents of Fairfax
County/Fairfax City/Falls Church, where the Skyline Portfolio is located, represent over 20% of the population with over one million residents.

Washington's unemployment rate of 3.4% in 2006 was 1.5% lower than the Top 100's average rate of 4.9%.

For the overall Northern Virginia office market, vacancy is 9.1%, down from
10.3% a year ago. The I-395/Landmark submarket is comprised of a combined 5.7 million square feet of office space. The vacancy rate for this submarket is
7.6%, down from 11.2% the previous year. The Class A market has vacancy of 5.0%
and rents averaging $26.69 per square foot, plus electricity.

Currently, there are two buildings in the market under construction that will add approximately 275,000 square feet which will not be part of the collateral.
Asking rents at these buildings are $29.00-$32.00 per square foot, plus electricity and these buildings are 60% pre-leased. The market experienced positive net absorption in 2004 -- 2006 and, given the pre-leasing activity at these new additions, 2007 looks to continue this trend. Overall net absorption will not be a large figure in 2007, however, because vacant space is relatively scarce and rents, as a result, rose 6% in 2006 and are expected to continue their upward trend.

PROPERTY MANAGEMENT. The Skyline Portfolio is managed by a borrower affiliate,
Vornado Realty, L.P. through its Charles E. Smith Commercial Realty division.
Charles E. Smith Commercial Realty is a manager of office properties in the
Washington, D.C. and Northern Virginia area. Charles E. Smith Commercial Realty owns approximately 15.9 million square feet of office space. In addition,
Charles E. Smith Commercial Realty manages an additional 8 million square feet of office space on behalf of third parties.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Skyline Portfolio appraisal, dated January 2, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-25

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY SUMMARY

                                        YEAR BUILT/
                                           YEAR
PROPERTY NAME         LOCATION           RENOVATED   SQUARE FEET   OCCUPANCY                TOP TENANT
-------------------------------------------------------------------------------------------------------------------

ONE SKYLINE TOWER     Falls Church, VA     1987         473,350       95.8%    U.S. Government (Dept. of Justice)
SEVEN SKYLINE PLACE   Falls Church, VA     2001         402,824      100.0%    U.S. Government (DISA)
SIX SKYLINE PLACE     Falls Church, VA     1985         308,533       97.4%    Army Surgeon General
FIVE SKYLINE PLACE    Falls Church, VA     1983         298,468       96.4%    U.S. Government
ONE SKYLINE PLACE     Falls Church, VA     1972         275,492       90.0%    IRS, KSJ Associates, and Booz
                                                                               Allen
FOUR SKYLINE PLACE    Falls Church, VA     1982         267,651       98.8%    U.S. Government, Science
                                                                               Applications International, Northrop
                                                                               Grumman
TWO SKYLINE PLACE     Falls Church, VA     1979         270,679       97.9%    Science Applications, and Axiom
                                                                               Resource Management
THREE SKYLINE PLACE   Falls Church, VA     1980         269,786      100.0%    U.S. Government (Dept. of Justice)
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               2,566,783       97.1%
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------
                                  ALLOCATED LOAN
PROPERTY NAME         % OF GLA       BALANCE
-------------------------------------------------

ONE SKYLINE TOWER     18.4%      $ 134,700,000
SEVEN SKYLINE PLACE   15.7%        100,800,000
SIX SKYLINE PLACE     12.0%         81,900,000
FIVE SKYLINE PLACE    11.6%         78,700,000
ONE SKYLINE PLACE     10.7%         73,300,000

FOUR SKYLINE PLACE    10.4%         70,500,000

TWO SKYLINE PLACE     10.5%         70,000,000

THREE SKYLINE PLACE   10.5%         68,100,000
-------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          $ 678,000,000(1)
-------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(2)

             NUMBER OF                                          % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR      EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP          65,303       2.6%            NAP       NAP          65,303        2.6%              NAP        NAP
2007 & MTM       65         522,284      20.4     $13,747,432      20.9%        587,587       23.0%      $13,747,432       20.9%
2008             47         277,592      10.9       7,538,204      11.4         865,179       33.8%      $21,285,636       32.3%
2009             34         536,849      21.0      13,810,974      21.0       1,402,028       54.8%      $35,096,610       53.3%
2010             19         183,633       7.2       5,081,230       7.7       1,585,661       62.0%      $40,177,840       61.0%
2011              9         554,670      21.7      14,452,890      21.9       2,140,331       83.7%      $54,630,730       82.9%
2012              5          44,114       1.7       1,184,885       1.8       2,184,445       85.4%      $55,815,615       84.7%
2013              2           3,113       0.1          87,516       0.1       2,187,558       85.5%      $55,903,131       84.9%
2014              2         175,403       6.9       4,498,142       6.8       2,362,961       92.4%      $60,401,273       91.7%
2015              3         192,592       7.5       5,436,721       8.3       2,555,553       99.9%      $65,837,994       99.9%
2016              1           1,535       0.1          46,050       0.1       2,557,088      100.0%      $65,884,044      100.0%
2017              0               0       0.0               0       0.0       2,557,088      100.0%      $65,884,044      100.0%
AFTER             0               0       0.0               0       0.0       2,557,088      100.0%      $65,884,044      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          187       2,557,088     100.0%    $65,884,044     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Allocated loan balances are based on the whole loan balance of
      $678,000,000. Only the $203,400,000 A-3 Note is included in the trust fund.

(2)   Lease rollover information obtained from underwritten rent roll.

                                     A-3-26

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

                       [MAP OF SKYLINE PORTFOLIO OMITTED]

                                     A-3-27

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                            LAFAYETTE PROPERTY TRUST
--------------------------------------------------------------------------------

                 [5 PHOTOS OF LAFAYETTE PROPERTY TRUST OMITTED]

                                     A-3-28

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                            LAFAYETTE PROPERTY TRUST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $203,250,000
CUT-OFF DATE PRINCIPAL BALANCE:            $203,250,000
%OF POOL BY IPB:                           3.8%
%OF GROUP R-1:                             6.6%
LOAN SELLER:                               JPMorgan Chase Bank, N.A.
BORROWER:                                  Lafayette Buildings, LLC
SPONSOR(1):                                Lafayette Real Estate, LLC
ORIGINATION DATE:                          02/07/07
INTEREST RATE:                             5.32300%
INTEREST-ONLY PERIOD:                      120 months
MATURITY DATE:                             03/01/17
AMORTIZATION TYPE:                         Interest-only
ORIGINAL AMORTIZATION:                     N/A
REMAINING AMORTIZATION:                    N/A
CALL PROTECTION:                           L(24),Grtr1%orYM(92)O(4)
CROSS-COLLATERALIZATION:                   No
LOCK BOX:                                  No
ADDITIONAL DEBT:                           No
ADDITIONAL DEBT TYPE(2):                   Permitted Mezzanine Loan
LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                               INITIAL          MONTHLY
                                              ----------------------------------
TAXES(3):                                               $0         Springing
INSURANCE(3):                                           $0         Springing
CAPEX:                                                  $0                $0
TI/LC(4):                                       $1,904,109                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Portfolio
TITLE:                                     Fee
PROPERTY TYPE:                             Office -- Suburban
SQUARE FOOTAGE:                            839,469
LOCATION:                                  Alexandria, VA
YEAR BUILT/RENOVATED:                      Various/Various
OCCUPANCY:                                 93.1%
OCCUPANCY DATE:                            01/29/07
NUMBER OF TENANTS:                         54
HISTORICAL NOI:
  2004:                                    $15,036,800
  2005:                                    $14,550,275
  TTM AS OF 02/28/07:                      $15,883,990
UW REVENUES:                               $23,814,654
UW EXPENSES:                               $7,291,518
UW NOI:                                    $16,523,137
UW NET CASH FLOW:                          $15,910,325
APPRAISED VALUE:                           $262,300,000
APPRAISAL DATE:                            01/05/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                      $242
CUT-OFF DATE LTV:                          77.5%
MATURITY DATE LTV:                         77.5%
UW IO DSCR:                                1.45x
UW DSCR:                                   1.45x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                               SIGNIFICANT TENANTS

TENANT NAME                      MOODY'S/FITCH(6)   SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------

CNA CORPORATION                     Baa3/BBB-         162,316      19.3%        $ 25.99              2015(7)
AMERICAN DIABETES ASSOCIATION                          79,703       9.5%        $ 29.08        2017, 2011, 2009
SYSTEMS PLANNING & ANALYSIS                            50,598       6.0%        $ 24.88        2008, 2013, 2015
ALION SCIENCE & TECHNOLOGY              B3             41,050       4.9%        $ 31.13              2009
ALEXANDRIA COUNTY SCHOOL BOARD                         37,947       4.5%        $ 24.19              2010
------------------------------------------------------------------------------------------------------------------

(1)   The sponsor is 30% owned by Duke Realty Corp., and 70% owned by Belbrook
      Capital Fund, an investment fund managed by Eaton Vance.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio ("LTV") for the properties subject to the mortgage must not exceed 85%, (ii) the debt service coverage ratio ("DSCR") for the properties subject to the mortgage must be equal to or greater than 1.05x, and (iii) delivery of written confirmation from the rating agencies that the permitted mezzanine loan will not result in downgrade, withdrawal or qualification of the securitization rating.

(3)   Upon the occurrence and during the continuance of an event of default, the borrower is required to pay to the mortgagee 1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12 month period.

(4)   Borrower deposited $1,904,109 at closing into a rollover funds account for unfunded tenant obligations related to unpaid tenant improvement allowances and unpaid leasing commissions which have not been paid. Major outstanding costs include $825,421 for American Diabetes Association located at 1701 N Beauregard St., $315,439 for EMC Corporation located at
      4825 Mark Center Drive and $339,600 for Institute for Defense Analyses
      located at 4900 Seminary Road. The borrower is entitled to a disbursement of all funds subject to certain limitations including; letter of credit delivered by Duke Realty Limited Partnership or delivery of a Guaranty for the remaining obligations.

(5)   With respect to the occupancy percentage at the 1700 N. Beauregard St.
      mortgaged property, the rent roll date was as of March 1, 2007.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(7)   CNA Corporation has the right to terminate its lease if the U.S.
      Department of the Navy elects not to renew funding on an annual basis. If the lease is terminated, CNA Corporation is required to continue to pay rent for 12 months or make a lump sum payment equal to the next 12 months base rent and additional rent. In addition, the CNA Corporation will be required to make a lump sum payment of $4,300,000; however, beginning on
      October 2, 2007, the lump sum payment will be reduced on an annual basis by $350,000. CNA Corporation is also required to pay a $2,147,445 termination fee.

                                     A-3-29

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                            LAFAYETTE PROPERTY TRUST
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                              PROPERTY SUMMARY

                                          YEAR BUILT/
                                             YEAR       SQUARE
PROPERTY NAME            LOCATION         RENOVATED      FEET     OCCUPANCY             TOP TENANT
------------------------------------------------------------------------------------------------------------

4825 MARK CENTER DRIVE   Alexandria, VA      2000       216,482    100.0%     CNA Corporation
4900 SEMINARY ROAD       Alexandria, VA      1985       199,005     87.3%     Institute for Defense Analyses
1701 N BEAUREGARD ST.    Alexandria, VA      1999       119,088    100.0%     American Diabetes Association
2000 N. BEAUREGARD ST.   Alexandria, VA      1977        96,411     91.1%     Alexandria School Board
1900 N BEAUREGARD ST.    Alexandria, VA      1979        52,761     90.1%     City of Alexandria Job link
1600 N. BEAUREGARD ST.   Alexandria, VA    1978/1997     51,750    100.0%     EDS Information Services
1800 N. BEAUREGARD ST.   Alexandria, VA      1978        52,716     63.9%     BCP International
1500 N. BEAUREGARD ST.   Alexandria, VA    1978/1996     36,276    100.0%     CACI, Inc
1700 N. BEAUREGARD ST.   Alexandria, VA      1978        14,980    100.0%     Clyde's At Mark Center, Inc.
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 839,469     93.1%
------------------------------------------------------------------------------------------------------------

----------------------------------------------
                          % OF      ALLOCATED
PROPERTY NAME             GLA     LOAN BALANCE
----------------------------------------------

4825 MARK CENTER DRIVE    75.0%   $ 64,392,204
4900 SEMINARY ROAD        17.1%     44,942,814
1701 N BEAUREGARD ST.     65.5%     34,404,499
2000 N. BEAUREGARD ST.    39.4%     20,379,241
1900 N BEAUREGARD ST.     25.2%      9,530,976
1600 N. BEAUREGARD ST.    61.8%      9,221,025
1800 N. BEAUREGARD ST.    25.2%      8,368,662
1500 N. BEAUREGARD ST.    42.5%      7,206,347
1700 N. BEAUREGARD ST.   100.0%      4,804,232
----------------------------------------------
TOTAL/WEIGHTED AVERAGE:           $203,250,000
----------------------------------------------

THE LOAN. The Lafayette Property Trust loan is secured by a first lien mortgage in a fee interest in nine properties comprising a total of approximately 839,469 square feet, located in Alexandria, Virginia.

THE BORROWER. The borrower is Lafayette Buildings, LLC, a special purpose entity. The borrower is indirectly sponsored by Lafayette Real Estate LLC, which is 30% owned by Duke Realty Corporation and 70% by Belcrest Capital Fund, an
investment fund, managed by Eaton Vance, who will form a private REIT.

THE SPONSOR. The sponsor is Duke Realty Corporation, a publicly traded REIT
(NYSE: "DRE") specializing in office, industrial, retail and healthcare properties primarily in the Midwest & Southeast. As of March 7, 2007 Duke's
market cap is $5.81 billion with an enterprise value of $10.84 billion. Duke is rated "Baa1" by Moody's and "BBB" by Fitch, Inc. Originating in Boston in 1924,
Eaton Vance is an investment management firm and provides professional investment advice to individuals, trusts, charitable organizations and institutions.

PARTIAL RELEASE. Provided that no event of default exists, on or after April 1,
2009, individual Lafayette Property Trust properties may be released from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to: (i) prepayment of an amount equal to between 100% and 110% of the allocated loan amount of the individual property to be released, plus applicable yield maintenance premiums; (ii) the debt service coverage ratio as of the date immediately subsequent to the release of the individual property for the properties then subject to the mortgage must be equal to or greater than
1.15x; and (iii) after any individual properties has been released, the loan-to-value ratio of the remaining properties must be less than or equal to
80.0%. The borrower is permitted to make a partial prepayment of the Lafayette
Property Trust loan in order to satisfy the debt servicing coverage ratio requirement so long that prepayment is accompanied by the applicable yield maintenance premium.

SUBSTITUTION. The borrower is permitted to substitute individual Lafayette
Property Trust properties (representing not more than 40% of the original principal balance of the Lafayette Property Trust loan) during the term of the
Lafayette Property Trust loan subject to certain terms and conditions including, but not limited to: (i) the appraised value of the substitute properties must be equal to or greater than the appraised value of the substituted properties, (ii)
the annualized underwritten cash flow for the substitute properties may not be less than the underwritten cash flow of the substituted properties. On or after
April 1, 2009, the borrower may make a partial prepayment of the Lafayette
Property Trust loan and pay applicable yield maintenance premiums or deliver additional collateral for the Lafayette Property Trust loan in order to satisfy the foregoing requirements, provided that in no event may a substitute property have a LTV of greater than 100% nor a debt service coverage ratio of less than
1.00x.

THE PROPERTIES. The Lafayette Property Trust portfolio, located approximately seven miles from Washington, DC, contains eight class A/B office buildings and one restaurant (Clyde's), totaling approximately 839,469 square feet of net rentable area located within the Mark Center. Five of the nine buildings are
100.0% occupied and the total occupancy at the Lafayette Property Trust is 93.1%
with an average rent of $24.54 per square foot. The Lafayette Property Trust portfolio consist of five low-rise office buildings and a single-tenant restaurant built from 1977 to 1979 and three high-rise office buildings built between 1985 to 2000. Two buildings built in 1978 were renovated in 1996 and
1997.

Situated along I-395, the Mark Center, a 350-acre mix use development, comprises
14 commercial office buildings totaling approximately 1,640,000 square feet,
3,340 apartment homes, a 500-room Hilton Hotel and Conference Center and neighborhood retail. Winkler Botanical Preserve, a 44-acre botanical preserve and education center, is located in the middle of the Mark Center.

                                     A-3-30

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                            LAFAYETTE PROPERTY TRUST
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

The CNA Corporation ("CNA Corporation"), a federally funded research and development center, is a non-profit research organization that operates the
Center for Naval Analyses and the Institute for Public Research. With
approximately 162,316 square feet, the CNA Corporation represents 19.3% of the total net rentable area of the Lafayette Property Trust portfolio. The base rent for the CNA Corporation is $25.99 per square foot and its lease term expires in
August 2015. The CNA Corporation, with more than 600 employees and over 60 years of operations, has utilized the building as its headquarters since 1998.

The American Diabetes Association ("American Diabetes Association") is a
nonprofit health organization providing diabetes research, information and advocacy. Founded in 1940, The American Diabetes Association, using its space as its U.S. headquarters, pays an average of $29.08 per square foot for its approximately 79,703 square feet, 9.5% of the total net rentable area of the
Lafayette Property Trust portfolio, with leases covering 78,038 square feet of its space expiring in 2017. The American Diabetes Association reported net assets of $85.7 million as of June 2005.

Systems Planning & Analysis ("Systems Planning") is a defense contractor headquartered at the mortgaged property. With 30 years of operations, Systems
Planning provides technical analysis, systems engineering, operations research, program management consulting and custom software development products and services to a wide range of clients, including organizations both within the
U.S. Department of Defense and in the private sector. Systems Planning occupies approximately 50,598 square feet, 6.0% of the total net rentable area of the
Lafayette Property Trust portfolio, at three locations within the Lafayette
Property Trust. Systems Planning pays an average of $24.88 per square foot and has leases expiring in 2008 (approximately 33,234 square feet), 2013
(approximately 16,741 square feet) and 2015 (approximately 623 square feet).

THE MARKET(1). The Suburban Virginia Office market contains approximately
129,101,000 square feet within 21 submarkets. The Lafayette Property Trust portfolio is located within the submarket of Suburban Virginia office market which consists of approximately 2.0% of the region's inventory.

As of the third quarter of 2006, the overall vacancy for the region was 9.9%
with an average asking rental rate of $29.04 per square foot. The I-395/Landmark submarket experienced a vacancy rate of 7.6% and an average asking rental rate of $24.95 per square foot. Between 2001 and 2005, no additional office space was completed within the I-395/Landmark submarket.

PROPERTY MANAGEMENT. The mortgaged property has been managed by Duke Realty
Services, LLC, an affiliate of the borrower, since 1979.

(1)   Certain information was obtained from the Lafayette Property Trust
      Portfolio appraisals, dated January 5, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

            NUMBER OF                                          % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
             LEASES     SQUARE FEET   % OF GLA    BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR     EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT        NAP            58,054       6.9%           NAP       NAP        58,054         6.9%               NAP        NAP
2007 & MTM     11            46,807       5.6    $ 1,193,760       5.8%      104,861        12.5%       $ 1,193,760        5.8%
2008           11            80,888       9.6      2,057,551      10.0       185,749        22.1%       $ 3,251,311       15.8%
2009            9           110,332      13.1      3,013,968      14.6       296,081        35.3%       $ 6,265,279       30.4%
2010           11            88,603      10.6      2,288,857      11.1       384,684        45.8%       $ 8,554,136       41.5%
2011           13           117,930      14.0      3,109,310      15.1       502,614        59.9%       $11,663,446       56.6%
2012            2            20,630       2.5        522,475       2.5       523,244        62.3%       $12,185,921       59.2%
2013            1            16,741       2.0        448,187       2.2       539,985        64.3%       $12,634,108       61.3%
2014            0                 0       0.0              0       0.0       539,985        64.3%       $12,634,108       61.3%
2015            3           162,939      19.4      4,224,496      20.5       702,924        83.7%       $16,858,604       81.8%
2016            4            43,527       5.2      1,038,685       5.0       746,451        88.9%       $17,897,289       86.9%
2017            1            78,038       9.3      2,282,612      11.1       824,489        98.2%       $20,179,901       98.0%
AFTER           1            14,980       1.8        419,996       2.0       839,469       100.0%       $20,599,897      100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:         67           839,469     100.0%   $20,599,897     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-31

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                            LAFAYETTE PROPERTY TRUST
--------------------------------------------------------------------------------

                    [MAP OF LAFAYETTE PROPERTY TRUST OMITTED]

                                     A-3-32

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-33

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                       STRATREAL INDUSTRIAL PORTFOLIO II
--------------------------------------------------------------------------------

             [3 PHOTOS OF STRATREAL INDUSTRIAL PORTFOLIO II OMITTED]

                                     A-3-34

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                       STRATREAL INDUSTRIAL PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $186,000,000
CUT-OFF DATE PRINCIPAL BALANCE:              $186,000,000
% OF POOL BY IPB:                            3.5%
% OF GROUP R-1:                              6.0%
LOAN SELLER:                                 Eurohypo AG, New York Branch
BORROWER:                                    Various
SPONSOR:                                     Strategic Realty Advisors Limited
                                             ("StratREAL")
ORIGINATION DATE:                            01/11/07
INTEREST RATE:                               5.59600%
INTEREST-ONLY PERIOD:                        120 Months
MATURITY DATE:                               01/11/17
AMORTIZATION TYPE:                           Interest-only
ORIGINAL AMORTIZATION:                       N/A
REMAINING AMORTIZATION:                      N/A
CALL PROTECTION(1):                          L(24),Def(91),O(3)
CROSS-COLLATERALIZATION:                     No
LOCK BOX:                                    Hard
ADDITIONAL DEBT:                             No
ADDITIONAL DEBT TYPE(2):                     Permitted Mezzanine Loan
LOAN PURPOSE:                                Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      ------------------------
TAXES:                                                  $143,459      $142,453
INSURANCE:                                              $606,607       $85,394
TI/LC(3):                                                $85,976       $59,135
GROUND RENT(4):                                           $2,000            $0
LOC(5):                                               $6,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                      Portfolio
TITLE:                                       Fee
PROPERTY TYPE:                               Industrial --
                                             Warehouse/Distribution
SQUARE FOOTAGE:                              5,003,066
LOCATION(6):                                 Various
YEAR BUILT/RENOVATED:                        Various
OCCUPANCY(7):                                93.0%
OCCUPANCY DATE:                              Various
NUMBER OF TENANTS:                           13
HISTORICAL NOI:
  2005:                                      $15,393,115
  TTM AS OF 10/31/06:                        $15,413,744
UW REVENUES:                                 $19,300,925
UW EXPENSES:                                 $4,258,210
UW NOI:                                      $15,042,715
UW NET CASH FLOW:                            $13,832,787
APPRAISED VALUE(8):                          $234,000,000
APPRAISAL DATE:                              01/08/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                        $37
CUT-OFF DATE LTV:                            79.5%
MATURITY DATE LTV:                           79.5%
UW IO DSCR(9):                               1.35x
UW DSCR(9):                                  1.35x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                         SIGNIFICANT TENANTS

                                         RATINGS                     % OF      BASE         LEASE
TENANT                              MOODY'S/FITCH(10)    TOTAL SF  TOTAL SF  RENT PSF  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------

HEWLETT-PACKARD                           A3/A          1,425,000   28.5%     $ 3.51     2009, 2010
CINRAM INTERNATIONAL INC.                                 770,000   15.4%     $ 4.07        2010
CONTINENTAL TIRE                        Baa1/BBB+         766,571   15.3%     $ 2.91        2012
PHILIPS ELECTRONICS NORTH AMERICA         A3/A-           400,000    8.0%     $ 2.60        2008
COMPUTER SCIENCES CORPORATION             A3/A            337,655    6.7%     $ 3.48        2009
NATIONWIDE INSURANCE COMPANY              A3/A-           280,130    5.6%     $ 3.88     2013, 2009
KUEHNE & NAGEL, INC.                                      225,000    4.5%     $ 2.95        2009
------------------------------------------------------------------------------------------------------

(1)   During the defeasance lockout period in connection with the release of a property, the borrower may prepay up to 20% of the loan principal balance subject to payment of yield maintenance. See "Partial Release" below.

(2)   Mezzanine debt is permitted subject to satisfaction of certain conditions set forth in the loan documents, including but not limited to (a) rating agency continuation of "no downgrade", (b) the amount of the mezzanine financing is no greater than the lesser of (i) $50,000,000, (ii) the combined loan-to-value (including the mezzanine loan) of the mortgaged property does not exceed 90.0% and (iii) the DSCR (including the mezzanine loan) is at least 1.10x (assuming a 30-year amortization schedule).

(3)   TI/LC reserves will be approximately $709,620 per year, capped at
      $2,128,860. The borrower has the one time option during the term of the loan to post a letter of credit in the amount of $1,500,000 in lieu of ongoing cash reserves.

(4)   The HP Memphis property is subject to a ground lease. However, the ground lessor has executed a fee joinder in favor of the mortgagee.

(5)   A $6.0 million letter of credit was posted at closing which relates to the expansion of one portfolio mortgaged property, located in Memphis, TN. The property, Centerpoint II, is solely occupied by Philips Electronics North
      America Corp. ("Philips"), an investment-grade tenant. Philips does not have an expansion provision in its lease, but has expressly indicated to the borrower its desire to expand. The borrower has signed a letter of intent to purchase a parcel of land adjacent to this property for $1.0 million; if acquired, the parcel will be added to the subject collateral.
      The estimated cost of construction is $7.0 million and the estimated total expansion costs for Centerpoint II are $8.0 million. The release of the
      $6.0 million letter of credit is contingent upon (a) complete construction of the Centerpoint II expansion, (b) Philips occupying the space and paying rent equal to the other existing Philips space.

(6)   The mortgaged properties are dispersed among four Metropolitan Statistical
      Areas ("MSA") as follows: four in the Memphis, Tennessee MSA (totaling
      1,912,655 square feet, or 38.2% of portfolio gross leaseable area), three in the Columbus, Ohio MSA (totaling approximately 1,520,411 square feet, or 30.4% of portfolio gross leaseable area), two in the Woodland,
      California MSA (totaling approximately 800,000 square feet, or 16.0% of portfolio gross leaseable area), and one in the Nashville, Tennessee MSA
      (totaling approximately 770,000 square feet, or 15.4% of portfolio gross leaseable area).

(7)   Represents the percentage of total leased space; approximately 91.8% of total space is occupied.

(8)   The appraised value is based on a portfolio valuation. The sum of the individual appraised values equals $218,820,000.

(9)   The UW IO DSCR and UW DSCR is calculated based on the loan proceeds net of the $6.0 million letter of credit posted by the borrower relating to the
      Philips expansion. Excluding the $6.0 million letter of credit, the DSCR is 1.31x.

(10)  Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-35

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO II
--------------------------------------------------------------------------------

THE LOAN. The StratREAL Industrial Portfolio II loan is a $186 million, ten-year loan secured by a first mortgage on 10 industrial properties located in the
Columbus, Ohio MSA, the Memphis and Nashville, Tennessee MSAs, and the Woodland,
California MSA.

THE BORROWER. The borrower is comprised of nine bankruptcy-remote single purpose entities. Each borrower pays debt service including interest payments to the mortgagee. Each borrower is a pass-through vehicle, that in turn rents the mortgaged property via a master lease to another newly-formed bankruptcy-remote single purpose entity (a "Master Lessee") in order to accommodate restrictions under Islamic law with respect to investors in the Master Lessee that are prohibited from paying interest. Each Master Lessee pays rent that is equal to the debt service to the related borrower, which the related borrower passes through to the mortgagee. Each master lease is expressly subordinate to the loan documents pursuant to its terms and the terms of a subordination agreement.

THE SPONSOR. The sponsor is a high net worth individual represented by Strategic
Realty Advisors Limited ("StratREAL"), a global real estate investment advisor, based in London, England with more than $6.2 billion in assets under management.
The StratREAL Industrial Portfolio II loan has been structured to be
Shariah-compliant as the ultimate investors adhere to Shariah Law.

PARTIAL RELEASE. The StratREAL Industrial Portfolio II loan permits the release of one or more properties: (a) prior to the expiration of the defeasance lockout period through partial prepayment, subject to certain conditions, including (i)
the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate do not exceed 20% of the original principal amount of the StratREAL Industrial Portfolio II loan, and
(ii) the borrower pays an amount equal to 100% of the aggregate of the allocated loan amounts for the individual properties to be released together with the payment of the applicable yield maintenance premium; and (b) after the expiration of the defeasance lockout period through partial defeasance, subject to certain conditions, including (i) if the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate do not exceed 30% of the original principal amount of the
StratREAL Industrial Portfolio II loan, the borrower pays 100% of the aggregate of the allocated loan amounts to be released, (ii) if the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate do not exceed 45% of the original principal amount of the StratREAL Industrial Portfolio II loan, the borrower pays 110% of the aggregate of the allocated loan amounts to be released, and (iii) if the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate are equal to 45% or greater of the original principal amount of the StratREAL Industrial Portfolio
II loan, the borrower pays 125% of the aggregate of the allocated loan amounts to be released.

Any partial release or partial defeasance is further subject to (i)(x) in the case of a partial prepayment, after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of (I) the debt service coverage ratio as of the origination date of the StratREAL Industrial Portfolio II loan, and (II) the debt service coverage ratio for the remaining mortgaged properties (including the individual property to be released) for the 12 months prior to the release and (y) in the case of a partial defeasance, after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of (I) the debt service coverage ratio for the 12 full calendar months immediately preceding the origination date and (II) the debt service coverage ratio for the remaining mortgaged properties (including the individual property to be released and taking into account the debt evidenced by the related defeased note) for the 12 months preceding the release and; (ii)(x) in the case of a partial prepayment, after giving effect to such release, the loan-to-value ratio for the remaining mortgaged properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (I) the loan-to-value ratio immediately preceding the origination date of the StratREAL Industrial Portfolio II loan and (II) 78% and
(y) in the case of a partial defeasance, after giving effect to such release, the loan-to-value ratio for the remaining mortgaged properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (i) the loan-to-value ratio immediately preceding the origination date of the StratREAL Industrial Portfolio II loan and (ii) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release of the individual property; and (iii) the mortgagee has received written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

THE PROPERTIES. The StratREAL Industrial Portfolio II consists of the fee simple interests in 10 Class "A" industrial warehouse/distribution properties containing a total of approximately 5,003,066 of net rentable area dispersed among the four MSA's as follows: five in Tennessee, four in Memphis, (totaling approximately 1,912,655 square feet, or 38.2% of portfolio gross leasable area)
and one in Nashville (totaling approximately 770,000 square feet, or 15.4% of portfolio gross leasable area); three in Columbus, Ohio (totaling approximately
1,520,411 square feet, or 30.4% of portfolio gross leasable area); and two in
Woodland, California (totaling approximately 800,000 square feet or 16.0% of portfolio gross leasable area). There are seven different zip codes represented.

The StratREAL Industrial Portfolio II mortgaged properties were built between
1995 and 2004 with an average year built of 1999. The portfolio is 93.0% leased by 13 tenants. Over 64% of the portfolio's gross leasable area is leased to investment grade rated tenants. Hewlett-Packard (approximately 1,425,000 SF,
28.5% of portfolio gross leasable area); Continental Tire (approximately 766,571 square feet, 15.3% of portfolio gross leasable area); Philips Electronics North
America (approximately 400,000 square feet, 8% of portfolio gross leasable area); Computer Sciences Corporation (approximately 337,655 square feet, 6.7% of portfolio gross leasable area); Nationwide Financial (approximately 280,130 square feet, 5.6% of portfolio gross leasable area); and Kroger (approximately
15,571 square feet, 0.3% of portfolio gross leasable area) are tenants throughout the portfolio.

THE MARKET(1). The StratREAL Industrial Portfolio II contains 10 individual mortgaged properties located in five regional markets. Four properties are located in Memphis, Tennessee (totaling approximately 1,912,655 square feet, or
38.2% of the portfolio gross leaseable area), three in the Columbus, Ohio MSA
(totaling approximately 1,520,411 square feet, or 30.4% of portfolio gross leaseable area); two in the Woodland, California MSA (totaling approximately
800,000 square feet or 16.0% of portfolio gross leaseable area) and one in the
Nashville, Tennessee MSA (totaling approximately 770,000 square feet, or 15.4%
portfolio gross leaseable area).

MEMPHIS, TENNESSEE (38.2% of portfolio gross leaseable area)

The Memphis metropolitan area currently consists of approximately 136.9 million square feet of industrial space. Memphis, with its superior logistics and intermodal transportation capabilities, has become a leader in global commerce and is known as "North America's Logistics Center". The city is within a day's drive of one-third of the U.S. population, and offers infrastructure capable of moving goods and information to anywhere in the world. Currently, Memphis has a population of approximately 1.271 million (2006).

Memphis industrial properties benefit from the city housing the headquarters and
SuperHub of Federal Express which employs approximately 40,000 people in the market. The Memphis International Airport has been the world's top airport in terms of cargo hauled for the past 15 years, ahead of Hong Kong, Anchorage,
Tokyo and LAX according to Airports Council International. More than 3.6 million metric tons of cargo came through Memphis International in 2005 alone. Per
Colliers International, the Memphis Industrial vacancy rate was 14.65% for the third quarter of 2006. Average rent for bulk warehouse space is $2.51 per square foot.

(1)   Certain information was obtained from the Continental Tire, Rickenbacker
      III, South Park 9, HP Memphis, Centerpoint II CIC Memphis (Chickasaw
      Industrial Center), Memphis International, Mid-South Logistic Center VI,
      Woodland Industrial East Beamer and Woodland Industrial Hanson Way
      appraisals, dated between November 21, 2006 and January 8, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-36

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO II
--------------------------------------------------------------------------------

COLUMBUS, OHIO (30.4% of portfolio gross leaseable area)

Columbus is at the center of the eight-county Columbus MSA with an estimated population of 1.72 million. Columbus is a major distribution market in the U.S.
and attracts many companies looking for Midwest distribution centers. Central
Ohio's extensive network of airfreight, interstate highways, railways, intermodal yard, foreign trade zones (i.e., Rickenbacker International Airport), tax and financial incentive opportunities (both state and local) make Columbus a prime location for warehouse and distribution facilities.

In the third quarter of 2006, the Columbus Industrial Market had over 199.8 million square feet of space with an additional 5 million square feet in the
"planned" stage of development. The overall industrial vacancy rate dropped in the third quarter of 2006 to 12.2% from the second quarter 2006 vacancy rate of approximately 12.7%. Lease rates remained stable at roughly $3.00 per square foot. Sale and leasing activity for the third quarter of 2006 totaled approximately 5.7 million square feet, an increase of approximately 3.9 million square feet from the first quarter of 2006. The increased activity partially resulted from a recent sale of ten Class "A" distribution buildings totaling approximately 2.7 million square feet.

SACRAMENTO, CALIFORNIA (16.0% of portfolio gross leaseable area)

Sacramento is the capital of California and is centrally located within the state. The greater Sacramento area consists of El Dorado, Placer, Sacramento and
Yolo counties and has a population of approximately 2.1 million people.

The vacancy rate in the Sacramento metropolitan area as of the third quarter of
2006 was 8.6%, which is lower than the previous three years. For the
Woodland/Davis submarket, the vacancy level as of the third quarter 2006 was
8.4%, which is a decrease from the year-end 2005 vacancy level. The
Woodland/Davis submarket is a relatively large industrial submarket of
Sacramento, representing 10% of the total inventory. Much of this space represents distribution-oriented space with minimal office areas and large distribution warehouses. As of the third quarter 2006, CB Richard Ellis reports that the average asking rate in the Sacramento region for light industrial and distribution properties above 50,000 square feet was approximately $4.32 per square foot, triple net, and average lease rates for multi-tenant warehouse spaces are averaging $5.76 per square foot, triple net.

NASHVILLE, TENNESSEE (15.4% of portfolio gross leaseable area)

The Nashville Metropolitan Statistical Area is centrally located within the state and has a population of over 1.4 million. The region's economy is diverse and mirrors the national economy as a whole, with industries such as publishing and printing, finance and insurance, health care management, music and entertainment, manufacturing, higher education and tourism.

As of the third quarter of 2006, there was approximately 151 million square feet of industrial space in the Nashville area with average rents of $3.79 per square foot. Nashville's industrial vacancy rate was 5.9% in the third quarter of 2006.

PROPERTY MANAGEMENT. The StratREAL Industrial Portfolio II is managed by Carter
& Associates LLC, which is not affiliated with the borrower. Carter & Associates
LLC is a full-service commercial real estate company. Carter & Associates LLC currently oversees more than 28 million square feet of space.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

           NUMBER OF                                           % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
            LEASES     SQUARE FEET   % OF GLA     BASE RENT      RENT      SQUARE FEET      OF GLA        BASE RENT    OF BASE RENT
   YEAR    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT        NAP          348,468      7.0%             NAP       NAP        348,468         7.0%               NAP        NAP
2007           3           156,835      3.1      $   592,023       3.8%       505,303        10.1%       $   592,023        3.8%
2008           5           506,022     10.1        1,400,475       8.9      1,011,325        20.2%       $ 1,992,498       12.7%
2009           6         1,264,787     25.3        4,090,796      26.1      2,276,112        45.5%       $ 6,083,294       38.8%
2010           4         1,616,373     32.3        6,247,943      39.9      3,892,485        77.8%       $12,331,236       78.7%
2011           0                 0      0.0                0       0.0      3,892,485        77.8%       $12,331,236       78.7%
2012           1           766,571     15.3        2,228,551      14.2      4,659,056        93.1%       $14,559,787       92.9%
2013           3           344,010      6.9        1,113,000       7.1      5,003,066       100.0%       $15,672,787      100.0%
2014           0                 0      0.0                0       0.0      5,003,066       100.0%       $15,672,787      100.0%
2015           0                 0      0.0                0       0.0      5,003,066       100.0%       $15,672,787      100.0%
2016           0                 0      0.0                0       0.0      5,003,066       100.0%       $15,672,787      100.0%
AFTER          0                 0      0.0                0       0.0      5,003,066       100.0%       $15,672,787      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:        18         5,003,066    100.0%     $15,672,787     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-37

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO II
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                    PROPERTY SUMMARY

                                                   YEAR BUILT/
                                                      YEAR
PROPERTY NAME                        LOCATION      RENOVATED     SQUARE FEET   OCCUPANCY
----------------------------------------------------------------------------------------

CONTINENTAL TIRE                   Columbus, OH       2002         766,571         100%
RICKENBACKER III(1)                Columbus, OH       1998         344,220         100%
SOUTH PARK 9                       Columbus, OH       1998         409,620        94.2%
HP MEMPHIS (HEWLETT-PACKARD)       Memphis, TN        1999         625,000         100%
CENTERPOINT II(2)                  Memphis, TN        1995         400,000         100%
CIC MEMPHIS (CHICKASAW             Memphis, TN        2000         550,000        40.9%
 INDUSTRIAL CENTER)
MEMPHIS INTERNATIONAL              Memphis, TN        1999         337,655         100%
MID-SOUTH LOGISTEC CENTER VI       Nashville, TN      2004         770,000         100%
WOODLAND INDUSTRIAL EAST BEAMER    Woodland, CA       1997         400,000         100%
WOODLAND INDUSTRIAL HANSON WAY     Woodland, CA       1997         400,000         100%
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          5,003,066        93.0%
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                                  ALLOCATED
PROPERTY NAME                      LARGEST TENANT                    % OF GLA    LOAN BALANCE
---------------------------------------------------------------------------------------------

CONTINENTAL TIRE                   Continental Tire North               15.3%    $ 24,401,001
                                    America, Inc.
RICKENBACKER III(1)                Little Caesar Enterprises, Inc.       6.9       13,949,378
SOUTH PARK 9                       Nationwide Insurance Co.              8.2        8,662,671
HP MEMPHIS (HEWLETT-PACKARD)       Hewlett-Packard Company              12.5       22,953,874
CENTERPOINT II(2)                  Philips Electronics                   8.0       17,394,239
                                    North America Corp.
CIC MEMPHIS (CHICKASAW             Kuehne & Nagel, Inc.                 11.0       16,943,477
 INDUSTRIAL CENTER)
MEMPHIS INTERNATIONAL              Computer Sciences Corporation         6.7       12,951,968
MID-SOUTH LOGISTEC CENTER VI       Cinram International, Inc.           15.4       34,926,587
WOODLAND INDUSTRIAL EAST BEAMER    Hewlett-Packard Company               8.0       16,628,001
WOODLAND INDUSTRIAL HANSON WAY     Hewlett-Packard Company               8.0       17,188,803
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                  100%    $186,000,000
---------------------------------------------------------------------------------------------

(1)   Satis Vacuum of America (approximately 61,634 square foot lease expires
      August 31, 2007) is currently "dark" and is not included in the underwritten base rent calculation.

(2)   Philips does not have an expansion provision in its lease, but has expressly indicated to the borrower its desire to expand. The borrower has signed a letter of intent to purchase an adjacent parcel of land for $1.0 million, which if acquired, will be added to the collateral. The estimated cost of construction is $7.0 million with a total expansion cost of approximately $8.0 million. The borrower posted a $6.0 million letter of credit, the release of which is contingent upon (a) complete construction of the Centerpoint II expansion, (b) Philips occupying the space and paying rent equal to the other existing Philips space, (c) mortgagee's acceptance of a clean certificate of estoppel and (d) an interest-only
      DSCR of at least 1.20x.

                                     A-3-38

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO II
--------------------------------------------------------------------------------

              [4 MAPS OF STRATREAL INDUSTRIAL PORTFOLIO II OMITTED]

                                     A-3-39

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

                       [4 PHOTOS OF AUGUSTA MALL OMITTED]

                                     A-3-40

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $175,000,000
CUT-OFF DATE PRINCIPAL
   BALANCE:                                  $175,000,000
% OF POOL BY IPB:                            3.3%
% OF GROUP S:                                10.1%
LOAN SELLER:                                 Eurohypo AG, New York Branch
BORROWER:                                    Augusta Mall, LLC and Augusta
                                             Mall Anchor Acquisition, LLC
SPONSOR:                                     General Growth Properties, Inc.
ORIGINATION DATE:                            11/02/06
INTEREST RATE:                               5.48800%
INTEREST-ONLY PERIOD:                        60 months
MATURITY DATE:                               11/11/11
AMORTIZATION TYPE:                           Interest-only
ORIGINAL AMORTIZATION:                       N/A
REMAINING AMORTIZATION:                      N/A
CALL PROTECTION:                             L(24),Def(22),O(10)
CROSS-COLLATERALIZATION:                     No
LOCK BOX(1):                                 Cash Management Agreement
ADDITIONAL DEBT:                             No
ADDITIONAL DEBT TYPE(2):                     Permitted Mezzanine Loan
LOAN PURPOSE:                                Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL        MONTHLY
                                                     -------------------------
TAXES(3):                                                $0          Springing
INSURANCE(3):                                            $0          Springing
CAPEX(3):                                                $0          Springing
TI/LC(3):                                                $0          Springing
OTHER(3):                                                $0          Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                      Single Asset
TITLE(4):                                    Fee/Leasehold
PROPERTY TYPE:                               Retail -- Anchored
SQUARE FOOTAGE(5):                           470,717
LOCATION:                                    Augusta, GA
YEAR BUILT/RENOVATED:                        1978 & 2007
OCCUPANCY(6):                                89.0%
OCCUPANCY DATE:                              12/02/06
NUMBER OF TENANTS:                           118
HISTORICAL NOI:
  2004:                                      $10,770,882
  2005:                                      $10,737,061
  TTM AS OF 11/30/06:                        $10,565,308
AVERAGE IN-LINE SALES/SF(7):                 $390
UW REVENUES:                                 $20,655,114
UW EXPENSES:                                 $6,234,198
UW NOI(8):                                   $14,420,916
UW NET CASH FLOW(8):                         $13,984,569
APPRAISED VALUE(9):                          $225,000,000
APPRAISAL DATE:                              10/25/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                        $372
CUT-OFF DATE LTV(9):                         77.8%
MATURITY DATE LTV(9):                        77.8%
UW IO DSCR(8):                               1.44x
UW DSCR(8):                                  1.44x
--------------------------------------------------------------------------------

(1)   Borrower has the right to receive funds in the lockbox account except upon: (i) an event of default or (ii) DSCR falls below 1.20x for the trailing 12-month period as of last required reporting date.

(2)   Mezzanine debt is permitted subject to satisfaction of certain conditions set forth in the related loan documents, including but not limited to (i)
      confirmation from each of the ratings agencies that the certificates will not be qualified, downgraded or withdrawn as a result of such debt, (ii)
      the combined loan-to-value (including the mezzanine loan) of the mortgaged property does not exceed 70%; and (iii) the DSCR (including the mezzanine loan) is at least 1.30x (assuming a 30-year amortization schedule).

(3)   In the event that the DSCR is less than 1.20x or an event of default exists, the borrower is required to pay on each monthly payment date (i)
      1/12th of the annual real estate taxes, insurance premiums and ground rents estimated by the mortgagee; (ii) $9,806 per month for CapEx up to a maximum at any one time of $117,679 and $43,210 per month for TI/LC's, up to a maximum of $518,522.

(4)   The majority of the in-line portion of the mall is on land leased by the borrower. The borrower also leases a portion of the parking lot under a second ground lease. Each of the two ground leases have terms through
      December 31, 2068, including extension options. GGP Limited Partnership
      ("GGPLP") has provided a guaranty for the ground lease rent obligations
      (see "Ground Lease Guaranty").

(5)   The collateral currently consists of approximately 318,717 square feet of in-line space, the ground underneath one of the anchors (Dillard's) plus the approximately 152,000 square foot building formerly occupied by the
      Macy's Furniture Store (a majority of this space is being redeveloped as part of the mall renovation/expansion program that is expected to be completed in November 2007). There is also approximately 597,223 square feet of anchor space at the mall that is not part of the collateral.

(6)   This figure represents collateral occupancy excluding the approximately
      152,000 square foot vacant space formerly occupied by the Macy's Furniture
      Store, which is master leased by GGPLP (see "Master Lease") and currently undergoing a gut renovation. The total mall occupancy is 95.2% including the anchor tenants.

(7)   In-line occupancy costs as of December 2006 were 12.7%.

(8)   The U/W Net Cash Flow, UW IO DSCR and U/W DSCR were calculated including
      $4.0 million in income from a master lease provided by GGPLP for the proposed expansion space. The master lease has a 15-year term that commenced on November 1, 2006. Upon the earlier to occur of (i) the occurrence and continuance of an event of default, (ii) a DSCR below
      1.20x, (iii) a sale of property or (iv) a change in control of the borrower or GGPLP, GGPLP will pay $4.0 million per year, which rent will be reduced by the amount the NOI exceeds $11,150,000 and as further specified in "Master Lease" below. Upon completion of the new in-line mall and lifestyle center space, it is anticipated that the master lease rent will be replaced with revenue from the new expansion tenants. In connection with the master lease, GGPLP has also provided an $18.0 million planned improvements guaranty. The "as-stabilized" net cash flow provides for a 1.44x UW DSCR. The UW DSCR excluding the $4.0 million of master lease income is 1.04x.

(9)   The appraised value reflects the $4.0 million of income from the GGPLP master lease. Excluding the value of the 15-year master lease from GGPLP, the renovation and expansion of the mall currently under construction and the recent leasing activity on the expansion space, the cut-off date LTV is 115%.

                                     A-3-41

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                              RATINGS                  % OF       ANNUAL
                              MOODY'S/              TOTAL MALL     BASE        ANNUAL BASE                   LEASE EXPIRATION
       TENANT NAME            FITCH(1)    TOTAL SF      SF         RENT         RENT PSF       SALES PSF           YEAR
-----------------------------------------------------------------------------------------------------------------------------

ANCHORS(2)
DILLARD'S                      B2/BB-      160,000     15.0%    $  160,000(3)    $    1.00         N/A              NAP
SEARS                          Ba1/BB      157,971     14.8                      $    0.00         N/A              NAP
MACY'S                        Baa2/BBB     146,763     13.7                      $    0.00         N/A              NAP
JC PENNEY                     Baa3/BBB     132,489     12.4                      $    0.00         N/A              NAP
                                         ----------------------------------------------------
                                           597,223    55.9%        160,000

VACANT ANCHOR
MACY'S FURNITURE STORE(4)                  152,000    14.2%

TOP 10 TENANTS
GAP                           Ba1/BB+       13,222     1.2%     $  262,553(5)    $   19.86(5)    $ 273            7/31/11
ABERCROMBIE & FITCH                          8,200     0.8         111,665(5)    $   13.62(5)    $ 198            1/31/12
EXPRESS WOMEN'S                              7,710     0.7         200,460       $   26.00       $ 339            1/31/09
FINISH LINE                                  7,303     0.7         168,699       $   23.10       $ 394            6/30/15
VICTORIA'S SECRET                            6,886     0.6         216,909       $   31.50       $ 574            1/31/16
CHAMPS SPORTS                                6,684     0.6         162,087       $   24.25       $ 418            1/31/11
AMERICAN EAGLE OUTFITTERS                    6,352     0.6         172,139       $   27.10       $ 571            1/31/11
FOOTACTION USA                               6,254     0.6         175,112       $   28.00       $ 292            3/31/12
NEW YORK & COMPANY                           6,002     0.6         144,048       $   24.00       $ 246            1/31/09
THE SHOE DEPARTMENT                          5,536     0.5         138,400       $   25.00       $ 244            1/31/08
                                         ----------------------------------------------------
SUBTOTAL                                    74,149     6.9%     $1,752,072       $   23.61

REMAINING INLINE SPACE                     192,910    18.1%     $6,982,208       $   36.19       $ 390(6)
                                         ----------------------------------------------------
VACANT SQUARE FEET:                         51,658    4.83%            NAP
TOTAL COLLATERAL GLA:                      470,717              $8,894,280
TOTAL MALL GLA:                          1,067,940
----------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guaranteed the lease.

(2)   The four department stores each own their improvements and are not part of the collateral. However, Dillard's leases its land from the borrower. The land is included in the collateral.

(3)   This figure represents Dillard's annual ground lease payment.

(4)   Acquired by the sponsor in October 2006, the space is currently being redeveloped. GGP Limited Partnership ("GGPLP") has provided a master lease of $4.0 million per year, or $19.33 per square foot, based on the proposed addition of approximately 206,908 square feet of new mall shop, lifestyle, and restaurant space. The master lease has a 15-year term that commenced on November 1, 2006. The master lease rent will be reduced by the amount the NOI exceeds $11,500,000 and as further specified in the "Master Lease"
      below. In connection with the proposed expansion, GGPLP has also provided an $18.0 million planned improvements guaranty.

(5)   Based on a 2006 forecast of percent in lieu of rent.

(6)   Sales figures are based on comparable in-line tenants under approximately
      10,000 square feet open for twelve months or more, based on trailing twelve months as of November 30, 2006.

-------------------------------------------------------------------------------------------------------
           PRE-EXPANSION MEASUREMENTS                           POST EXPANSION MEASUREMENTS
-------------------------------------------------------------------------------------------------------

COLLATERAL, NET OF MACY'S FURNITURE
 STORE                                   318,717     Collateral, Net of Expansion Space      396,904(1)
FORMER MACY'S FURNITURE STORE            152,000     Expansion Space                         115,894(2)
TOTAL COLLATERAL GLA                     470,717                                             512,798(3)
DILLARD'S (GROUND LEASED)                160,000     Dillard's (Ground Leased)                160,000
SEARS (ANCHOR OWNED)                     157,971     Sears (Anchor Owned)                     157,971
MACY'S (ANCHOR OWNED)                    146,763     Macy's (Anchor Owned)                    146,763
JC PENNEY (ANCHOR OWNED)                 132,489     JC Penney (Anchor Owned)                 132,489
TOTAL MALL GLA                         1,067,940                                            1,110,021
-------------------------------------------------------------------------------------------------------

(1)   The difference between the approximately 396,904 square feet of post-expansion collateral space and pre-expansion collateral space of approximately 318,717 square feet is approximately 78,187 square feet of new in-line mall shop space (the approximately 91,014 square feet of new expansion in-line mall shop space net of the reconfiguration of existing approximately 12,827 square feet of in-line mall space).

(2)   The expansion space is equal to approximately 93,177 square feet of new lifestyle variety space plus the approximately 22,717 square feet of new restaurant space, which equals approximately 115,894 square feet.

(3)   Post-expansion, the total collateral space increases by approximately
      42,081 square feet from approximately 470,717 square feet to approximately
      512,798 square feet.

                                     A-3-42

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

THE LOAN. The Augusta Mall loan is a $175 million five-year interest only loan secured by a fee and leasehold interest in approximately 470,717 square feet of an approximately 1,067,940 square foot regional mall in Augusta, Georgia.

THE BORROWER. The borrowers, Augusta Mall, LLC and Augusta Mall Anchor
Acquisition, LLC (collectively, the "borrower"), are bankruptcy-remote special purpose entities, sponsored by General Growth Properties, Inc. ("GGP"), which is headquartered in Chicago, Illinois.

THE SPONSOR. GGP is a U.S. regional mall REIT. GGP has been listed on the NYSE
(symbol "GGP") since 1972. Since 1954, GGP has acted as a buyer, seller, developer, and manager of real estate. As of January 2007, GGP had an ownership interest in or management responsibility for a portfolio of 200 regional malls, totaling more than 200 million square feet of retail space and includes approximately 24,000 retail stores, located in 44 states. GGP has approximately
4,700 employees nationwide.

SUBSTITUTION PROVISIONS. The borrower may obtain a release of one or more portions of the mortgaged property (each such portion, an "Exchange Parcel"), provided certain conditions are satisfied, which include but are not limited to:
(i) no event of default is then continuing; (ii) the Exchange Parcel is either vacant, non-income producing unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking area; (iii)
the borrower substitutes the Exchange Parcel with a parcel reasonable equivalent in use, value and condition to the Exchange Parcel (the "Acquired Parcel"); (iv)
the borrower provides the mortgagee with an environmental report and engineering report (if applicable) with respect to the Acquired Parcel, which reports satisfy certain conditions contained in the loan documents; and (v) the borrower obtains title insurance or a title endorsement for the Acquired Parcel.

PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property upon satisfaction of certain conditions, including but not limited to, that (i) no event of default has occurred and is continuing under the Augusta
Mall loan, (ii) the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily locatable or surface parking except if the parcel is an anchor parcel that the borrower purchased after the closing of the Augusta Mall loan. In addition, the related loan documents permit the borrower to obtain the release of a parcel of land leased by Dillard's in connection to a transfer to Dillard's pursuant to the
Dillard's lease upon satisfaction of certain conditions including but not limited to (a) evidence that the borrower complied with all requirements of operating, parking or other similar agreements affecting the property and delivery of other information, approvals or documents that would be required by a prudent lender acting reasonably; and (b) the parcel is a separate tax parcel, and (iii) confirmation from each rating agency that the release will not result in downgrade, withdrawal or qualification of the then current ratings on any class of certificates. The borrower is also entitled to obtain the release of one or more anchor parcels acquired after the origination date and proposed to be transferred to a third party, without payment of a release price, upon satisfaction of certain conditions specified in the loan documents.

THE PROPERTY. The Augusta Mall is an approximately 1,067,940 square foot regional mall, of which approximately 470,717 square feet serves as collateral for the loan. The Augusta Mall is located on an approximately 79.76 acre parcel at Wrightsboro Road and Bobby Jones Expressway (Interstate 520), in Augusta, the
second largest city in Georgia. It is the only super-regional mall within a
70-mile radius and serves a 21 county trade area in Georgia and South Carolina.
The mortgaged property enjoys visibility and access from I-520 (Bobby Jones
Expressway) and Interstate 20, the primary East-West regional highway. I-520
(Bobby Jones Expressway) is a highly traveled traffic corridor with daily traffic of approximately 75,000 cars. The area's highest household incomes are concentrated within a five-mile radius of the center.

The Augusta Mall was originally opened in 1978. GGP acquired it in 2004 when it purchased the Rouse Company. The two-level mall is anchored by Macy's, JC
Penney, Sears and Dillard's and includes approximately 120 in-line tenants, including Abercrombie & Fitch, Express Women's, Victoria's Secret, Bath & Body
Works, Nine West and Zales Jewelers. The four department store anchors each own their improvements which are not included in the collateral. Dillard's leases its land from the borrower. The land underneath Dillard's is included in the collateral. The majority of the in-line portion of the mall is on land leased
(approximately 64.5 acres) by the borrower under a ground lease with a remaining term through December 31, 2068, including extension options.

The borrower intends to invest $79 million to convert one wing of the mortgaged property into a modern lifestyle center. The borrower is already in the process of redeveloping the approximately 152,000 square foot former Macy's Furniture anchor it purchased from Federated Department Stores in July 2006 shortly after the store closed. The borrower intends to replace this space with approximately
91,014 square feet of new in-line space, demolish approximately 12,827 square feet of existing mall shop space and construct approximately 93,177 square feet of open-air lifestyle and specialty store space and approximately 22,717 square feet of sit-down restaurant space that will include outdoor seating. To date, the expansion/renovation project is approximately 20% complete with a final completion date targeted for November 2007. When completed, in-line and lifestyle space will increase by a total of approximately 206,908 square feet and the loan collateral will increase from approximately 470,717 square feet to approximately 512,798 square feet, a net increase of approximately 42,081 square feet.

The new retail village will feature a pedestrian friendly plaza featuring lighted fountains, attractive landscaping and convenient parking. As part of the project, the existing mall will be renovated with new mall entrances, signage, logos, a children's soft play area, new flooring and modern lighting, new lounge areas and family friendly restrooms. The expansion also involves the re-merchandising of the two wings of the mall to capture the high end of the retailing market including fashion, women's ready-to-wear, the missy market and fashion accessories.

                                     A-3-43

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

In total, GGP, has signed term sheets for approximately 39,673 square feet at the expansion, which include national chain store retailers such as Williams
Sonoma (approximately 13,441 square feet), Ann Taylor Loft (approximately 5,717 square feet), Chico's (approximately 5,038 square feet), Coldwater Creek
(approximately 6,092 square feet), J. Jill (approximately 3,067 square feet),
Coach (approximately 2,500 square feet), and Banana Republic (approximately
6,270 square feet). We cannot assure you that the execution of term sheets by these prospective tenants will result in executed leases at the expansion space.

To assure cash flow stability during the expansion/renovation period, General
Growth Properties Limited Partnership ("GGPLP") has provided a master lease of
$4.0 million per year, or $19.33 per square foot, based on the proposed addition of approximately 206,908 square feet of new mall shop, lifestyle and restaurant space. The master lease has a 15-year term that commenced November 1, 2006. The master lease rent will be reduced by the amount the NOI exceeds $11,150,000 and as further specified under "Master Lease" below. In connection with the master lease, GGPLP has also provided an $18 million planned improvements guaranty.

ANCHORS. Dillard's (approximately 160,000 square feet; Anchor Owned
Improvements; REA Expires 2058; Parent Rated "B2/BB" by S&P/Moody's): Dillard's,
Inc. operates retail department stores primarily in the Southwest, Southeast, and Midwest regions of the United States. It retails a selection of merchandise, including men's, women's, and children's apparel and accessories; cosmetics;
home furnishings; and other consumer goods through its Dillard's stores, as well as through its website. As of September 25, 2006, the company operated 330
Dillard's stores in 29 states in the United States. William Dillard founded
Dillard's, Inc. in 1938. The company is based in Little Rock, Arkansas. In fiscal year 2006, the company reported earnings of $7.7 billion, increasing from
2005's $7.6 billion.

JCPenney (approximately 132,489 square feet; Anchor Owned; REA Expires 2058;
Parent Rated "Baa3/BBB-" by Moody's/S&P): J. C. Penney Corporation, Inc., the
wholly owned operating subsidiary of J. C. Penney Company, Inc., is one of
America's largest department store, catalog, and e-commerce retailers, employing approximately 155,000 associates. As of April 29, 2006, J. C. Penney
Corporation, Inc. operated 1,021 JCPenney department stores throughout the
United States and Puerto Rico. JCPenney is the nation's largest catalog merchant of general merchandise, and jcp.com is one of the largest apparel and home furnishings sites on the Internet. In fiscal year 2006, the company reported earnings of $19.3 billion, increasing from 2005's $18.8 billion. Same-store sales increased 3.7% during 2006.

Macy's (approximately 146,763 square feet; Anchor Owned; REA Expires 2058;
Parent Rated "BBB/Baa1" by S&P/Moody's): Since its purchase of May Department
Stores, Inc., Federated Department Stores, Inc. (d/b/a Macy's), has become the largest upscale department store in the United States, operating more than 868 stores nationwide and in Puerto Rico and Guam. With 232,000 employees, the company operates under the banners of Bloomingdale's, Bon-Macy's,
Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's, Macy's East, Macy's West
and Rich's-Macy's. The company is currently extending its signature Macy's nameplate to all May regional department stores. In fiscal year 2005, the company reported earnings of $22.4 billion, increasing from 2004's $15.8 billion. Net income between these years also rose to $1.4 billion from $689 million in 2004. Federated Department Stores announced on July 6th that for the month of July 2006, it expects same-store sales to increase by 3% to 4% for the chain.

Sears (approximately 157,971 square feet; Anchor Owned; REA Expires 2058; Parent
Rated "BB+" by Moody's): Sears Holdings Corporation, the publicly traded
(NASDAQ: "SHLD") parent of Kmart and Sears, Roebuck and Co., is the nation's third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore,
Craftsman and DieHard, and a broad apparel offering, including such labels as
Lands' End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. The company is the nation's largest provider of home services, with more than 13 million service calls made annually. In fiscal year 2006, the company reported earnings of $54 billion, increasing from 2005's $49 billion. Same-store sales increased
0.9% during 2005.

SIGNIFICANT TENANTS.

Gap Inc. (approximately 13,222 square feet, "BB+/Ba1" by S&P/Moody's) The Gap opened its first casual clothing store in San Francisco, California in 1969.
Today, Gap Inc. is one of the world's largest specialty retailers, with more than 3,100 stores and fiscal 2006 revenues of $15.9 billion. They operate five apparel brands. Gap, Banana Republic, Old Navy, Forth & Towne and Piperlime.

Express Women's (approximately 7,710 square feet) Express is an American clothing company owned by Limited Brands. Limited Brands, Inc. operates in specialty retail business in the United States. The company sells women's intimate apparel, personal care and beauty products, and women's and men's apparel through brands such as Express, Victoria's Secret and Bath & Body Works.
As a brand, Express is oriented toward contemporary apparel and accessory styles with a primary target age group between 20 and 27 years old.

Abercrombie & Fitch. (approximately 8,200 square feet) Abercrombie & Fitch Co., through its subsidiaries, operates as a specialty retailer in the United States and Canada. Its stores sell casual apparel under the Abercrombie & Fitch, abercrombie, Hollister and RUEHL brands. As of April 1, 2006, it operated 850 stores in 49 states, the District of Columbia, and Canada. The company reported revenues of $2.8 billion for the year ending January 28, 2006. The company was founded in 1892 and is headquartered in New Albany, Ohio.

                                     A-3-44

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

THE MARKET(1). Augusta Mall is the only super-regional mall within a 70-mile radius. Within the trade area, there are other retail developments, which compete for shopper expenditures. The competition includes Augusta Exchange, an approximately 625,000 square foot power center (1.5 miles north), the Village at
Riverwatch, an approximately 809,000 square foot lifestyle center (5.5 miles northeast; expected opening date fall 2007), and Aiken Mall, an approximately
452,243 square foot four-anchor mall (21 miles east). The Augusta Exchange, with tenants such as Bed, Bath & Beyond, Michael's, Old Navy and Target, compliments
Augusta Mall, which is only 1.5 miles away, by providing shoppers a variety of retail store options within close proximity.

The total trade area population is approximately 639,671 and total households are approximately 236,890, as of the 2000 Census. Approximately 30% (203,000
people) of the trade area have an average household income over $60,000 and 22%
(approximately 149,000) have an average household income over $75,000. Augusta
Mall captures 89% of its trade area with 71% of area residents indicated that they shop Augusta Mall the most, making it the region's dominant shopping center. Furthermore, Augusta Mall captures 12% of its trade area GAFO expenditure potential, exceeding the 6% national average capture rate. Augusta's overall cost of living is 8.2% below the national average. In addition, area housing costs are approximately 24% below the national average.

Within a five-mile radius, the mortgaged property market hosts approximately
80,925 daytime employees. Augusta's top four employers are: U.S. Army Signal
Center & Fort Gordon (approximately 17,573), Westinghouse Savannah River
(approximately 11,506), Medical College of Georgia (approximately 4,656) and
University Hospital (approximately 3,200). According to the Augusta Chamber of
Commerce, a variety of companies have recently expanded or relocated in the
Augusta area. These companies include: Delta Air Lines, John Deere, AT&T, SITEL,
Monsanto Life Sciences, KwikSet, International Flavors & Fragrances, Titan Wheel
and Bill's Dollar Stores Distribution Center. Companies that have expanded operations include: Rock-Tenn, World Color, ROGERS Organics Corporation, Procter
& Gamble Manufacturing Co., Frigidaire Home Products, Shapiro Meat Packing
Company and BellSouth. Over the past five years, new and expanding projects in
Richmond, Columbia and Burke counties have invested $654 million and created approximately 4,215 new jobs.

Augusta also offers an array of amenities that add to the city's quality of life including: cultural museums, theaters/arts, county and state parks, lakes, and outdoor activities given the mild climate. Most notably, each Spring since 1934
Augusta has hosted the PGA Masters golf tournament.

PROPERTY MANAGEMENT. Augusta Mall is managed by the borrower, which is an affiliate of GGP. GGP is the second largest regional mall REIT in the United
States and owns, develops, operates, and/or manages shopping malls in 44 states.
Currently, GGP has ownership interests in and/or management responsibility for over 200 regional malls totaling more than 200 million square feet of retail space. GGP is also the largest third-party manager for owners of regional malls.

MASTER LEASE. The borrower and GGPLP entered into a master lease for all of the vacant space located on the portion of the mortgaged property formerly occupied by the Macy's Furniture store. The term of the master lease commenced on
November 1, 2006 and will expire on the earliest of (a) the date the Augusta
Mall loan has been paid in full, (b) May 1, 2021 or (c) the date that the NOI, excluding income from the master lease, is equal to or in excess of $15,150,000
(the "Master Lease Termination Date"). Upon the earlier to occur of (i) the occurrence and continuance of event of default, (ii) a DSCR less than 1.20x for two consecutive quarters, (iii) a sale of the mortgaged property or (iv) a change in control of the borrower or sponsor, GGPLP will pay $4,000,000 per year, which rent will be reduced by the amount that the NOI exceeds $11,150,000
(the "Excess NOI"); except if the Excess NOI is used to reduce the dollar amount available under the Ground Lease Guaranty, then such amount will not be used to reduce the rent under the master lease. Further, if a payment is made under the
Planned Improvements Guaranty (as defined under "Planned Improvements Guaranty"
below), then GGPLP's rent obligations under the master lease will be reduced on a dollar-for-dollar basis, which reduction will be applied against the last rent payments due under the master lease.

PLANNED IMPROVEMENTS GUARANTY. A guaranty of the Augusta Mall loan (the "Planned
Improvements Guaranty") not to exceed $18,000,000 has been provided by GGPLP for the completion of the planned improvements. The Planned Improvement Guaranty will be reduced or terminated as follows: (a) in the event that the planned improvements contain less than 180,000 square feet, GGPLP's guaranteed obligations will be reduced to an amount equal to the product of $18,000,000 multiplied by a fraction, the numerator of which shall be the square footage contained in the planned improvements as completed by the borrower and the denominator of which shall be 180,000 and (b) the Planned Improvements Guaranty will terminate in its entirety on the date that (i) the borrower causes the completion of a portion, but less than all, of the planned improvements and (ii)
the Master Lease Termination Date has occurred. Furthermore, the Planned
Improvements Guaranty will also terminate upon the earlier to occur of (a)
payment in full or defeasance of the Augusta Mall loan, (b) the completion of the planned improvements in accordance with the related loan documents, or (c)
as described in the preceding sentence. Upon an event of default, any amounts recovered by the mortgagee under the Planned Improvement Guaranty may be applied by the mortgagee to pay down the Augusta Mall loan.

GROUND LEASE GUARANTY. GGPLP will also provide a guaranty of payment for ground lease rent obligations pursuant to the ground lease (the "Ground Lease
Guaranty"). The Ground Lease Guaranty will terminate upon the earliest of the following to occur: (a) payment in full or defeasance of the Augusta Mall loan,
(b) the borrower buys the fee title to the portion of the mortgaged property subject to the ground lease in accordance with the related loan documents and
(c) the Master Lease Termination Date. The Ground Lease Guaranty is also reduced by the Excess NOI (not including the income from the master lease).

(1)   Certain information was obtained from the Augusta Mall appraisal, dated
      October 25, 2006. Each appraisal relies upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-45

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                                          % OF BASE   CUMULATIVE   CUMULATIVE %    CUMULATIVE     CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA        BASE RENT     OF BASE RENT
   YEAR      EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP            51,658     16.2%            NAP       NAP        51,658        16.2%               NAP         NAP
2007 & MTM      23            34,928     11.0      $  829,892      10.3%       86,586        27.2%        $  829,892        10.3%
2008            21            36,870     11.6       1,168,826      14.5       123,456        38.7%        $1,998,718        24.8%
2009            19            41,444     13.0       1,721,508      21.4       164,900        51.7%        $3,720,226        46.2%
2010            11            19,730      6.2         884,268      11.0       184,630        57.9%        $4,604,494        57.2%
2011            11            42,305     13.3         774,521       9.6       226,935        71.2%        $5,379,015        66.8%
2012            12            38,818     12.2         818,336      10.2       265,753        83.4%        $6,197,351        76.9%
2013             4             8,261      2.6         378,552       4.7       274,014        86.0%        $6,575,903        81.6%
2014             2             2,644      0.8         103,890       1.3       276,658        86.8%        $6,679,793        82.9%
2015             3            10,002      3.1         253,947       3.2       286,660        89.9%        $6,933,740        86.1%
2016             9            24,553      7.7         942,610      11.7       311,213        97.6%        $7,876,350        97.8%
AFTER            3             7,504      2.4         179,434       2.2       318,717       100.0%        $8,055,784       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:         118           318,717    100.0%     $8,055,784     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-46

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

                          [MAP OF AUGUSTA MALL OMITTED]

                                     A-3-47

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                  AUGUSTA MALL
--------------------------------------------------------------------------------

                        [2 MAPS OF AUGUSTA MALL OMITTED]

                                     A-3-48

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

                          [2 PHOTOS OF SOLANA OMITTED]

                                     A-3-49

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):               $140,000,000
CUT-OFF DATE PRINCIPAL BALANCE:              $140,000,000
% OF POOL BY IPB:                            2.6%
% OF GROUP S:                                8.0%
LOAN SELLER:                                 Eurohypo AG, New York
                                             Branch
BORROWER:                                    Maguire Partners-Solana
                                             Limited Partnership
SPONSOR:                                     Robert F. Maguire III
ORIGINATION DATE:                            12/08/06
INTEREST RATE:                               6.10300%
INTEREST-ONLY PERIOD:                        84 Months
MATURITY DATE:                               12/11/13
AMORTIZATION TYPE:                           Interest-only
ORIGINAL AMORTIZATION:                       N/A
REMAINING AMORTIZATION:                      N/A
CALL PROTECTION(2):                          L(24),Def(54),O(3)
CROSS-COLLATERALIZATION:                     No
LOCK BOX:                                    Hard
ADDITIONAL DEBT(1,3):                        $255,000,000
ADDITIONAL DEBT TYPE(1,3):                   Pari Passu Loan and
                                             Mezzanine Loan
LOAN PURPOSE(4):                             Refinance/Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL        MONTHLY
                                                     -------------------------
TAXES:                                                  $592,000      $250,000
INSURANCE:                                               $79,000       $36,533
CAPEX:                                                  $400,000       $31,250
TI/LC(5):                                            $39,638,796      $132,809
FF&E(6):                                                      $0     Springing
HOTEL EXPANSION AND RENOVATION(7):                   $21,000,000            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                      Single Asset
TITLE:                                       Fee Simple
PROPERTY TYPE:                               Mixed Use-Office/Retail/Hotel
SQUARE FOOTAGE(8):                           1,874,975
LOCATION:                                    Westlake, Texas
YEAR BUILT/RENOVATED:                        1988/2007
OCCUPANCY(9):                                94.6%
OCCUPANCY DATE:                              02/01/07
NUMBER OF TENANTS:                           93
HISTORICAL NOI:
  2004:                                      $9,641,571
  2005:                                      $8,513,938
  TTM AS OF 09/01/06:                        $9,746,912
UW REVENUES:                                 $54,487,675
UW EXPENSES:                                 $22,853,984
UW NOI(10):                                  $31,633,691
UW NET CASH FLOW(10):                        $29,956,209
APPRAISED VALUE(11):                         $504,600,000
APPRAISAL DATE(12):                          Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION(13,14)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                        $192
CUT-OFF DATE LTV(15):                        71.3%
MATURITY DATE LTV(15):                       71.3%
UW IO DSCR(16):                              1.34x
UW DSCR(16):                                 1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
                                                                        LEASE
                             MOODY'S/   SQUARE             BASE RENT  EXPIRATION
TENANT NAME                  FITCH(17)   FEET    % OF GLA     PSF        YEAR
--------------------------------------------------------------------------------
FIRST AMERICAN REAL ESTATE  Baa2/BBB+   728,783  39.7%(18)  $ 13.57      2017
SABRE GROUP                    Baa3     375,057  20.4%(18)  $ 16.53      2011
SABRE GROUP                    Baa3     145,089   7.9%(19)  $ 24.50      2008
CITIGROUP                    Aa1/AA+     89,974   4.9%(19)  $ 24.92      2008
WELLS FARGO & COMPANY         Aa1/AA     80,370   4.4%(19)  $ 23.25      2010
--------------------------------------------------------------------------------

(1)   The $360 million mortgage loan has been split into two pari passu A-Notes:
      a $220 million A-1 Note (securitized in Banc of America Commercial
      Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series
      2007-1) and a $140 million A-2 Note (included in the trust fund).

(2)   The defeasance lockout period expires on the earlier to occur of three years from the closing date and two years from the date the last pari passu note (A-2 Note) is the subject of a REMIC securitization.

(3)   In addition to the pari passu A-1 Note (not included in the trust fund), an equity owner of the borrower has incurred mezzanine debt in the original principal amount of $35,000,000.

(4)   The mortgage loan facilitated the refinancing of previous existing mortgage debt and the acquisition of additional collateral (the 375,057 square foot Sabre building).

(5)   In addition to the TI/LC reserve, the borrower will be required to establish a separate reserve for the approximately 375,057 square foot building wholly occupied by Sabre Holdings Corporation ("Sabre") if at least 12 months prior to the lease expiration of Sabre (December 7, 2011),
      Sabre has not renewed its lease and the replacement lease is not on equal or better economic terms with a tenant acceptable to the mortgage. Monthly reserve payments will be $312,548 until the reserve totals $3,750,576 at the time the Sabre lease expires.

(6)   Monthly FF&E collections equivalent to 4% of the gross income from hotel operations will commence by the mortgagee in the event the hotel manager ceases to continue monthly deposits to a separate reserve account as described in the related loan documents.

(7)   A total of $21,000,000 of loan proceeds are held in escrow in connection with the renovation of the existing 198 rooms ($5 million) at the Solana
      Marriott Hotel and the expansion of an additional 96 rooms ($16 million).

(8)   Net rentable square feet of approximately 1,874,975 represents the office
      (approximately 1,793,290 square feet), retail (approximately 43,685 square feet), and health club (approximately 38,000 square feet) components of the Solana mortgaged property. Collateral also includes the 198-room
      Solana Marriott Hotel.

(9)   Excluding the hotel component, the Solana mortgaged property is 94.6%
      leased and 89.7% physically occupied. The primary difference between physical occupancy and leased space is that tenant First American Real
      Estate has not yet taken physical occupancy of all its space.

(10)  UW NOI and UW Net Cash Flow are higher than historical figures due to (i)
      the acquisition of the Sabre building (375,057 square feet) which increased NOI by approximately $6.2 million, (ii) a $3.3 million per annum master lease from Robert Maguire that supplements the performance of the
      Solana Marriott Hotel during renovation and expansion (which is further supported by a $21 million reserve), and (iii) a new ten-year lease with
      First American Real Estate that increased occupancy by approximately
      450,000 square feet and base rent by $9.9 million. The hotel master lease will terminate if the net cash flow is equal to or exceeds $4.5 million after the initial 52 weeks of the term, as more specifically described in the master lease.

(11)  Based on an "as-is" appraised value of $504.6 million. Appraised value encompasses the fee simple office-retail components ($453,600,000) and the hotel ($51,000,000), which is subject to a ten year master lease that provides $3.3 million of annual net cash flow in addition to the net cash flow generated by the hotel itself ($1.38 million for the trailing 12
      -month period through November 2006). The value of the hotel component excluding the $3.3 million hotel master lease and renovation/expansion is
      $28 million.

(12)  Excluding the Solana Marriott Hotel, the appraisal was conducted for the
      Solana property on November 13, 2006 and a separate appraisal was conducted for the Solana Marriott Hotel on November 16, 2006.

(13)  Calculated based on the aggregate cut-off principal balance of the A-1
      Note (not included in the trust fund) and the A-2 Note (included in the trust fund).

(14)  Including the mezzanine loan, the loan-to-value ratio is 78.3%. The all-in debt service coverage ratio for the entire $395 million loan facility
      (including the mezzanine loan) is 1.20x on an interest only basis. The cut-off date loan per square foot for the entire $395 million loan facility is $211. The cut-off date LTV excluding the $3.3 million hotel master lease, which is supported by $21 million in reserves for renovations and expansions, is 74.8%.

(15)  The whole loan is interest only, however, the entire loan facility
      (including the $35 million mezzanine loan) will have a 40-year amortization schedule following a 48-month interest only period. All amortization is diverted to the mezzanine component (approximately $7 million in amortization).

(16)  UW IO DSCR and UW DSCR are calculated including $3.3 million in income from the master lease provided by the sponsor, Robert Maguire III, that supplements the performance of the Solana Marriot Hotel during renovation and expansion. Excluding the master lease income, the UW IO DSCR and UW
      DSCR is 1.20x.

(17)  Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(18)  Triple net lease. First American executed its lease in 2005 and Sabre executed its lease in 2006.

(19)  Modified gross lease.

                                     A-3-50

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

THE LOAN. The Solana loan is part of a split loan structure evidenced by two pari passu promissory notes: a $220,000,000 A-1 Note (securitized in Banc of
America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates
Series 2007-1) and a $140,000,000 A-2 Note (included in the trust fund). The
Solana loan is a seven-year loan secured by a first mortgage on Solana Office
Campus, a Class A office, retail, health club and 198-room full service hotel totaling approximately 2,107,239 square feet (including the hotel) located in
Westlake, Texas.

THE BORROWER. The borrower, Maguire Partners-Solana Limited Partnership, a Texas
limited partnership, is a bankruptcy remote single purpose entity structured with two independent directors for which a non-consolidation opinion has been issued by the borrower's legal counsel.

THE SPONSOR. The sponsor is Robert F. Maguire III. Equity ownership in the borrower is held by Robert F. Maguire, III who owns the mortgaged property for his private account. The mortgaged property is not owned by Maguire Properties,
Inc., the publicly traded company (NYSE: "MPG") that Mr. Maguire founded in June
2003. Mr. Maguire is the original developer and has owned the mortgaged property for approximately 20 years. Since 1968, Mr. Maguire has directed the development of over 30 million square feet of institutional-quality projects nationally, usually with major tenants, including Sempra Energy, IBM, Wells Fargo Bank, Bank of America, the Walt Disney Company, MGM and Time Warner, among many others.
Major projects developed by Mr. Maquire include US Bank Tower, Gas Company
Tower, Wells Fargo Tower and KPMG Tower in Los Angeles, Pasadena's Plaza Las
Fuentes, the Glendale Center and Commerce Square in downtown Philadelphia.

THE PROPERTY. The mortgaged property consists of a fee simple interest in approximately 1,874,975 square feet of office and retail space, a 198 room
Marriott Solana Hotel, 5,901 parking spaces, including parking garages with approximately 3,332 spaces, and the approximately 38,000 square foot Solana
Club, located in Westlake, Texas (the collateral excludes any oil, gas and mineral rights at the mortgaged property which are owned by a borrower-affiliate). Total property square footage, including the hotel, is approximately 2,107,239 square feet. Excluding the hotel component, the mortgaged property is 94.6% leased and 87.3% of the base rent is derived from investment grade tenants.

The mortgaged property is situated on approximately 567 acres and is part of a
900-acre master planned office campus located along Texas State Highway 114, approximately eight miles northwest of Dallas-Fort Worth International Airport, the third busiest airport in the world, and 11 miles southeast of Alliance
Airport, a major cargo and corporate jet airport. The 900-acre site was developed starting in 1988 in phases as a mixed-use development of low-rise office buildings and a central village and is part of a larger residential and recreational community. To date, over 2.75 million square feet of office space has been constructed as multi- and single-tenanted office buildings and built-to-suits. Conceived as a high technology office park, the mortgaged property has advanced fiber optic telecommunications capabilities and redundant, low-cost utilities critical to modern technology-reliant companies.

The mortgaged property includes office space with a centralized hotel, recreation, education, child-care and restaurant amenities. The campus' largest complexes are Campus Circle and Village Center. Campus Circle, totaling approximately 1.1 million square feet, consists of eight buildings, including six office buildings, a computer data center building and a multi-purpose building housing office, dining and conference space, the central plant and support facilities. Village Center includes Village Retail, 7 & 9 Village
Circle, the Solana Marriott Hotel and the Solana Club. Village Center's retail component totals approximately 43,684 square feet. The two five-story office buildings, 7 & 9 Village Circle, are approximately 154,263 square feet and approximately 135,379 square feet, respectively. In addition, the sponsor acquired the 375,057 square foot Sabre Building (located at 1 East Kirkwood) at the closing of the Solana loan. The Solana Club is an approximately 38,000 square foot health, fitness and wellness center within walking distance of the
Village Center and Campus Circle office buildings. The club is operated by
Health Fitness Corporation and offers state-of-the-art fitness equipment, free weights, a 75-foot indoor lap pool, gymnasium, outdoor recreational pool, racquetball, squash and basketball courts, four lighted outdoor tennis courts, a dining facility, a Kid's Club and a Pro Shop.

The seven-story Solana Marriott Hotel, opened in June 1990, has 198 rooms, two restaurants, and extensive meeting and banquet space. The hotel is integrated with the Village Center and its design contemplated future expansion of 96 hotel rooms and additional meeting (approximately 3,400 square feet) and ballroom
(approximately 2,050 square feet) space, which will be built in 2007 and funded by a renovation and expansion upfront reserve totaling $21.0 million. Mid-week room demand currently exceeds supply (the hotel reportedly turned away approximately 4,000 mid-week room nights in 2006) and is expected to increase further now that First American Real Estate recently has taken occupancy of the majority of its approximately 728,783 square foot headquarters. The borrower has budgeted a total of $7.0 million to renovate the existing guest rooms and spent approximately $2.0 million of this amount out-of pocket in 2006. The remaining
$5.0 million was held back at closing and will be spent in 2007 to complete the rooms renovation. The balance of the holdback at closing, approximately $16.0 million, will fund the construction of the additional 96 hotel rooms. During the renovation and expansion period, Robert Maguire has provided a ten-year master lease providing $3.3 million in annual rental payments to supplement the hotel's annual net cash flow ($1.38 million for the trailing 12 months through November
2006 and expected to exceed $1.8 million in 2007 despite ongoing renovations).

                                     A-3-51

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

First American Real Estate ("First American") (NYSE: "FAF") uses the mortgaged property as its headquarters location for First American Title Company and First
American Real Estate Information Services. First American has approximately
2,000 offices throughout the United States and abroad providing business information and related products and services. Revenues for the firm have grown at approximately 18% per year since 2000. First American is a holding company and operates through its subsidiaries, the largest of which includes First
American Title Insurance Company, which controls its title business, and First
Advantage Corporation, a separately traded entity, which operates in the information products business. As of the twelve-month period ending December 31,
2006, First American reported revenue of $8.50 billion and net income of $287.7 million.

Sabre Holdings Corporation ("Sabre") (NYSE: "TSG") operates the world's largest computerized travel reservation system. Individual consumers make travel plans using the company's Travelocity Web site. In 2005, Sabre purchased
lastminute.com giving the company a significant travel presence in Europe.
Travel reservations account for almost 70% of Sabre's revenue. The Sabre Travel
Network, which markets the Sabre GDS, accounts for a majority of the Sabre
Group's revenues (69% and 75% in 2005 and 2004, respectively, including inter-segment revenues). As of March 2006, travel agencies with over 50,000 locations on six continents subscribed to the Sabre system. Subscribers could make reservations with over 400 airlines, 76,000 hotels, 28 car rental companies, 220 tour operators, 13 cruise lines and 35 railroads. It was announced in December 2006 that Silver Lake Partners and Texas Pacific Group would acquire Sabre for $5 billion. It is reported that the company plans to remain based in South Lake, Texas and does not expect changes to its executive team. Sabre reported total revenues of $2.8 billion in 2006. Revenues in 2006 increased by 12% over 2005, reflecting higher sales from the Travelocity segment, the acquisition of lastminute.com, and higher revenues from the Sabre
Airline Solutions and Sabre Travel Network segments. As of the year ending
December 31, 2006, Sabre reported revenue of $2.82 billion and net income of
$155.6 million.

Citigroup, Inc. ("Citigroup") (NYSE: "C") is a diversified global financial services holding company, whose businesses provide a broad range of financial services to consumer and corporate customers. The activities of Citigroup include underwriting and dealing in securities, insurance underwriting and brokerage and making temporary investments in non-financial companies. The segments include Global Consumer Group, Corporate and Investment Banking, Global
Wealth Management and Alternative Investments. As of the year ending December
31, 2006, Citigroup reported revenue of $82.9 billion and net income of $21.2 billion.

Wells Fargo & Company ("Wells Fargo") (NYSE: "WFC") is the fifth largest bank in the United States, operating about 3,000 bank branches in over 24 western and mid-western states, in addition to approximately 1,000 home mortgage stores throughout the United States. Wells Fargo & Company's services include retail and business banking, investment management, and venture capital investment, as well as international trade activities through a joint venture with HSBC. As of the year ending December 31, 2006, Wells Fargo reported revenue of $33.5 billion and net income of $8.5 billion.

THE MARKET(1). The mortgaged property is located in Westlake, Texas, part of the
Mid-Cities submarket of the greater Dallas/Fort Worth metropolitan statistical area. Within a five-mile radius of the mortgaged property, the population is approximately 71,941. The average household income for the four cities surrounding the mortgaged property (Southlake, Westlake, Trophy Club and
Colleyville) is over $142,000, as compared to approximately $74,000 for the entire Dallas/Fort Worth metropolitan statistical area and 70.9% of the households earn $75,000 or more annually. One contributing factor to the desirability of this area is the residential developments. The Kirkwood Hollow development, developed by the sponsor, is sold out, but will soon be joined by a
115-acre residential development. The 525-acre Vaquero Golf Club Community, featuring 350 homes and a golf course, is fully built out. There are approximately 25,000 new residential lots in the process of being developed, with about 10,000 constructed in 2006. Area public schools, largely funded by taxes paid by the borrower, have won the Texas Cup as the top school system in the state in two of the past four years.

The Dallas/Fort Worth office market consists of approximately 137.7 million square feet and is the seventh largest office market in the nation. The market wide vacancy for class "A", "B" and "C" properties for the 3rd Quarter of 2006 was 23.3% (Class "A" space-17.3%), the lowest level since 2001. According to
Wheaton Research, rental rates increased 7.6% from $16.04 per square foot for year end 2004 to $17.26 per square foot for year end 2005. Rental rates for third quarter of 2006 were reported at $18.12 per square foot. Net absorption totaled approximately 2.2 million square feet in 2004, approximately 3.5 million square feet in 2005, and approximately 3.3 million square feet in 2006.

The Mid-Cities office market consists of a total of approximately 6.7 million square feet with a vacancy rate of approximately 10.0%. Asking rents are $22.78 per square foot and year to date net absorption for third quarter of 2006 is approximately 518,847 square feet. The Mid-Cities market has two distinct areas.
The Class "B" office buildings are located between Dallas and Fort Worth. In contrast, the mortgaged property, situated on State Highway 114, is north of these Class "B" office properties. State Highway 114 is a recently expanded
8-lane highway that connects Dallas-Fort Worth International Airport and
Alliance Airport, the two largest airports in the region. The mortgaged property constitutes nearly all of the Class "A" office inventory in the Dallas
Mid-Cities market. These Class "A" office buildings, collectively grouped in the
DFW 114 West Corridor submarket totaling approximately 3.0 million square feet, are currently 96.4% leased.

(1)   Certain information was obtained from the Solana appraisals, dated
      November 13, 2006 and November 16, 2006. Each appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-52

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

As of the third quarter 2006, Class "A" asking rents for the DFW 114 West
Corridor submarket averaged $25.41 per square foot and asking rents for new construction range from $28.50-$32.50 per square foot plus electric. These rents are approximately 20% higher than the rents in place at the mortgaged property.

PROPERTY MANAGEMENT. The mortgaged property is managed by Maguire
Properties-Solana Services, L.P., a Texas limited partnership and a borrower affiliate. The Maguire management team has experience in all aspects of real estate, marketing, leasing, acquisition, development and finance. The Maguire senior management team has an average of twenty-two years of experience in the commercial real estate industry.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

            NUMBER OF                                           % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
             LEASES     SQUARE FEET   % OF GLA     BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR     EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT         15          98,411         5.4%            NAP        NAP         98,411         5.4%             NAP         NAP
2007 & MTM      3           3,915         0.2     $    91,964        0.3%       102,326         5.6%     $    91,964         0.3%
2008            9         293,772        16.0       6,728,589       22.3        396,098        21.6%     $ 6,820,553        22.6%
2009            5           7,053         0.4         127,642        0.4        403,151        21.9%     $ 6,948,195        23.0%
2010           11         166,725         9.1       3,933,310       13.0        569,876        31.0%     $10,881,505        36.0%
2011           10         435,802        23.7       7,355,939       24.3      1,005,678        54.7%     $18,237,444        60.3%
2012            1           3,923         0.2          88,268        0.3      1,009,601        55.0%     $18,325,712        60.6%
2013            8          87,512         4.8       1,775,780        5.9      1,097,113        59.7%     $20,101,492        66.5%
2014            2           5,619         0.3         111,753        0.4      1,102,732        60.0%     $20,213,245        66.9%
2015            0               0         0.0               0        0.0      1,102,732        60.0%     $20,213,245        66.9%
2016            1               1         0.0           6,000        0.0      1,102,733        60.0%     $20,219,245        66.9%
AFTER          28         734,242        40.0      10,003,189       33.1      1,836,975       100.0%     $30,222,434       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:         93       1,836,975(1)    100.0%    $30,222,434      100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Square footage does not include the 198-room Solana Marriott Hotel and the approximately 38,000 square foot health club.

                                     A-3-53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

                             [MAP OF SOLANA OMITTED]

                                     A-3-54

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

                            [PHOTO OF SOLANA OMITTED]

                                     A-3-55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-56

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF COLONY VI PORTFOLIO OMITTED]

                                     A-3-57

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                               COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $138,270,000
CUT-OFF DATE PRINCIPAL BALANCE:              $138,270,000
% OF POOL BY IPB:                            2.6%
% OF GROUP S:                                7.9%
LOAN SELLER:                                 JPMorgan Chase Bank, N.A.
BORROWER:                                    CRP-2 Holdings CC, L.P.; CRP-2
                                             Holdings Tall Oaks, LLC
SPONSOR:                                     Colony Realty Partners II, L.P.
ORIGINATION DATE:                            03/08/07
INTEREST RATE:                               5.46600%
INTEREST-ONLY PERIOD(1):                     Various
MATURITY DATE(1):                            Various
AMORTIZATION TYPE:                           Interest-only
ORIGINAL AMORTIZATION:                       N/A
REMAINING AMORTIZATION:                      N/A
CALL PROTECTION(1):                          Various
CROSS-COLLATERALIZATION:                     Yes
LOCK BOX:                                    Cash Management Agreement
ADDITIONAL DEBT:                             Yes
ADDITIONAL DEBT TYPE(2,3):                   Permitted Mezzanine Loan,
                                             Permitted Pari Passu Loan
LOAN PURPOSE:                                Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL        MONTHLY
                                                     -------------------------
TAXES:                                                   $0             $0
INSURANCE:                                               $0             $0
CAPEX:                                                   $0             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                      Portfolio
TITLE:                                       Fee
PROPERTY TYPE:                               Various
SQUARE FOOTAGE/UNITS:                        2,075,221/240
LOCATION:                                    Various
YEAR BUILT/RENOVATED:                        Various
OCCUPANCY:                                   96.2%
OCCUPANCY DATE:                              Various
NUMBER OF TENANTS:                           74
HISTORICAL NOI:
  2005:                                      $11,879,014
  2006:                                      $11,836,172
UW REVENUES:                                 $22,516,746
UW EXPENSES:                                 $ 8,070,590
UW NOI:                                      $14,446,158
UW NET CASH FLOW:                            $13,208,099
APPRAISED VALUE:                             $230,450,000
APPRAISAL DATE:                              Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                        $67
CUT-OFF DATE LTV:                            60.0%
MATURITY DATE LTV:                           60.0%
UW IO DSCR:                                  1.72x
UW DSCR:                                     1.72x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                 TENANT SUMMARY

                                             RATINGS                                             LEASE EXPIRATION
TENANT NAME                              MOODY'S/FITCH(4)  TOTAL SF   % OF GLA   BASE RENT PSF         YEAR
-----------------------------------------------------------------------------------------------------------------

PROMOTION PRODUCTS, INC.                                    206,394     9.95%       $  4.85            2014
TMSI                                                        175,272     8.45%       $  4.56            2013
EASTERN BAG & PAPER                                         153,641     7.40%       $  4.87            2012
LENNAR CORPORATION(5)                       Baa2/BBB+       113,351     5.46%       $ 22.90            2010(6)
SPARKS EXHIBITS & ENVIRONMENTS, INC.(7)                     106,426     5.13%       $  2.43            2007
-----------------------------------------------------------------------------------------------------------------

(1)   Please see the summary of loan terms for a complete description of the loan terms. The loan consists of three notes in staggered duration expiring from five to seven years governed by one loan agreement.

(2)   The borrower has a one time right to obtain mezzanine debt up to 60% of
      LTV upon satisfaction of certain terms and conditions including, but not limited to: (i) no mortgage loan event of default has occurred and is continuing, (ii) the LTV of the properties subject to the lien of the mortgage is less than 60% at the time the mezzanine loan is advanced, and
      (iii) the DSCR of the properties subject to the lien of the mortgage is less than 1.72x.

(3)   The borrower has a one time right to obtain pari passu debt up to 60% of
      LTV upon satisfaction of certain terms and conditions including, but not limited to: (i) no mortgage loan event of default has occurred and is continuing, (ii) the LTV of the properties subject to the lien of the mortgage is less than 60% at the time the mezzanine loan is advanced, and
      (iii) the DSCR of the properties subject to the lien of the mortgage is less than 1.72x.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(5)   Lennar Corporation is also subleasing approximately 20,052 square feet from Ingersoll at a rate of $21.54 per square foot. Additionally, Lennar
      Homes, an affiliate of Lennar Corporation, leases approximately 17,707 square feet at the mortgaged property.

(6)   Approximately 5,466 square feet expires in 2013.

(7)   Through June 2007, the tenant is currently occupying approximately 8,350 square feet of space for free, but if such tenant renews its lease it will be bumped up to market rates.

                                     A-3-58

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                               COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                              PROPERTY SUMMARY

                                                     YEAR BUILT/
                                                        YEAR          SQUARE
PROPERTY NAME                      LOCATION           RENOVATED     FEET/UNITS
------------------------------------------------------------------------------

LENNAR CORPORATE CENTER           Miami, FL          1982/1993        283,196
PACIFICA TRENTON                  Diamond Bar, CA      2002           134,858
7701 SOUTHERN DRIVE(1)            Springfield, VA      1980           251,178
AMLI ON THE PARKWAY               Dallas, TX           1998               240
WOODLANDS AT RIVERSIDE            Austell, GA        1991/2004        528,856
FOSTER ROAD                       Portland, OR         1999           267,914
TABLE MOUNTAIN                    Golden, CO           1997           261,825
TALL OAKS                         Reston, VA         1974/2004         71,953
BOSTON INDUSTRIAL -- TEWKSBURY    Tewksbury, MA        1987           153,641
BOSTON INDUSTRIAL -- HOPKINTON    Hopkinton, MA        1991            70,600
BOSTON INDUSTRIAL -- AUBURN       Auburn, MA           1973            51,200
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:
------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                                                   % OF
                                                                                 PROPERTY
PROPERTY NAME                     OCCUPANCY   LEAD TENANT                          GLA
------------------------------------------------------------------------------------------

LENNAR CORPORATE CENTER              97.1%    Lennar Corporation                  13.66%
PACIFICA TRENTON                     96.6%    Administaff Client Services, L.P.    6.50%
7701 SOUTHERN DRIVE(1)              100.0%    Coca-Cola Enterprises Inc           12.10%
AMLI ON THE PARKWAY                  90.8%    N/A(2)                                N/A(2)
WOODLANDS AT RIVERSIDE               89.6%    Comac, Inc.                         25.51%
FOSTER ROAD                         100.0%    Promotion Products, Inc.            12.92%
TABLE MOUNTAIN                      100.0%    TMSI                                12.54%
TALL OAKS                            89.9%    Giant Food                           3.47%
BOSTON INDUSTRIAL -- TEWKSBURY      100.0%    Eastern Bag & Paper                  7.41%
BOSTON INDUSTRIAL -- HOPKINTON      100.0%    Barry Wright Corporation             3.40%
BOSTON INDUSTRIAL -- AUBURN          93.8%    Harrell's Turf Special               2.47%
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              96.2%
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       SUMMARY OF LOAN TERMS

                                  INTEREST
LOAN                                RATE     AMORTIZATION TYPE   TERM(3)   MATURITY DATE   CALL PROTECTION    ALLOCATED LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

FOSTER ROAD                       5.46600%     Interest-only       60        04/01/12     L(23),Def(33),O(4)      $ 11,250,000
TABLE MOUNTAIN                    5.46600%     Interest-only       60        04/01/12     L(23),Def(33),O(4)         9,240,000
BOSTON INDUSTRIAL -- HOPKINTON    5.46600%     Interest-only       60        04/01/12     L(23),Def(33),O(4)         3,120,000
-----------------------------------------------------------------------------------------------------------------------------------
LENNAR CORPORATE CENTER           5.46600%     Interest-only       72        04/01/13     L(23),Def(45),O(4)        33,600,000
7701 SOUTHERN DRIVE               5.46600%     Interest-only       72        04/01/13     L(23),Def(45),O(4)        17,400,000
AMLI ON THE PARKWAY               5.46600%     Interest-only       72        04/01/13     L(23),Def(45),O(4)        13,500,000
WOODLANDS AT RIVERSIDE            5.46600%     Interest-only       72        04/01/13     L(23),Def(45),O(4)        12,360,000
BOSTON INDUSTRIAL -- AUBURN       5.46600%     Interest-only       72        04/01/13     L(23),Def(45),O(4)         2,280,000
-----------------------------------------------------------------------------------------------------------------------------------
PACIFICA TRENTON                  5.46600%     Interest-only       84        04/01/14     L(23),Def(57),O(4)        22,800,000
TALL OAKS                         5.46600%     Interest-only       84        04/01/14     L(23),Def(57),O(4)         6,660,000
BOSTON INDUSTRIAL -- TEWKSBURY    5.46600%     Interest-only       84        04/01/14     L(23),Def(57),O(4)         6,060,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                                           $138,270,000
-----------------------------------------------------------------------------------------------------------------------------------

(1)   One tenant at the mortgaged property, GSC Services, LLC, has an early termination option beginning July 1, 2007 with a six-month notice requirement.

(2)   The AMLI on the Parkway mortgaged property is a multifamily property and has 240 units on the premises.

(3)   The Colony VI Portfolio loan consists of three notes (maturing in 5, 6 and
      7 years, respectively), evidenced by one loan agreement.

                                     A-3-59

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Colony VI Portfolio is secured by a fee interest in seven industrial properties, two office properties, one multifamily property and one retail property. The mortgaged properties are located in Florida, California,
Virginia, Texas, Georgia, Oregon, Colorado, Virginia and Massachusetts. The
Colony VI Portfolio loan is governed by a single loan agreement which represents eleven properties and twenty-five buildings. Each of the mortgaged properties collateralizes one of three notes with varying maturity dates.

THE BORROWER. The borrowing entities, CRP-2 Holdings CC, L.P. and CRP-2 Holdings
Tall Oaks, LLC (collectively, the "borrower") are controlled by Colony Realty
Partners II, L.P. ("Colony Realty"). Colony Realty is an investment vehicle focused on real estate investment in the United States. The key principal,
Colony Capital, has investments in assets with a value of $19 billion and has been in operation since 1991. Colony manages several other real estate funds.

PARTIAL RELEASE. Provided no event of default exists under the related loan documents, after the defeasance lockout date, the Colony VI Portfolio loan permits the release of one or more of the mortgaged properties as part of a partial defeasance by means of a partial release upon the satisfaction of certain terms and conditions, including but not limited to: (i) the payment of
105% of the allocated loan amount of such portions to be released, (ii) the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after execution of the partial defeasance and
(iii) the DSCR, as of the date immediately after to the release of the individual property, for the properties then remaining subject to the lien of the mortgage will be equal to or greater than the greater of (i) 1.72x and (ii)
the DSCR for all of the then remaining properties as of the date immediately preceding the release of the individual property.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting another property of similar quality or a letter of credit with a face amount of 105% of the allocated loan amount of the substituted property as collateral during the term of the mortgage loan, subject to certain conditions, including but not limited to: (i) no event of default exists; (ii) the aggregate appraised value of all mortgaged properties to be released plus the face amount of any outstanding letters of credit, will not exceed 50% of the original value of the mortgaged properties; (iii) any substitution representing greater than 35% of the aggregate appraised value shall receive confirmation from the rating agencies that such substitution will not result in a downgrade or withdrawal of the rating of the underlying securities; (iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released; and
(v) the satisfaction of certain debt service coverage tests.

THE PROPERTIES. The Colony VI Portfolio consists of seven industrial properties
(comprising approximately 1,585,214 square feet), two office properties
(comprising approximately 418,054 square feet), one multifamily property
(containing 240 units) and one retail property (comprising approximately 71,953 square feet). The mortgaged properties have an average occupancy of approximately 96.2% and average rents per square foot ranging from $2.57 to
$7.07 for the industrial properties, $21.54 to $25.46 for the office properties and $0.92 to $1.15 for the multifamily property.

LENNAR CORPORATE CENTER

The Lennar Corporate Center consists of a four-story Class "B" suburban office building, which contains approximately 283,196 square feet, situated on an approximately 16.41 acre site located in downtown Miami, Florida. The building was constructed in 1982 and renovated in 1993 and is 40.0% occupied by Lennar
Corporation ("Lennar"), who is paying an average rent of $22.90 per square foot on a lease that matures in January 2010. Lennar engages in homebuilding and financial services business in the United States. Additionally, this mortgaged property serves as Lennar's national headquarters.

PACIFICA TRENTON

The Pacifica Trenton mortgaged property consists of a Class "A" three-story, suburban office building containing approximately 134,858 square feet, located in Diamond Bar, California. The building was constructed in 2002 and is 96.6%
occupied by nine tenants paying an average rent of $25.46 per square foot. The building is situated on an approximately 4.63 acre site and is situated just south of the Pomona Freeway and Highway 57 interchange in Diamond Bar.

The largest tenant, Administaff Client Services, L.P. (approximately 45,170 square feet, 33.5% of net rentable area and lease which matures in February
2012), is a professional employer organization with 5,000 client companies,
100,000 worksite employees and 1,500 corporate employees at year-end 2006.
Administaff Client Services, L.P. is a subsidiary of the parent company,
Administraff, Inc., which is listed on the NY Stock Exchange under the ticker symbol "ASF".

7701 SOUTHERN DRIVE

The 7701 Southern Drive mortgaged property consists of an industrial warehouse building containing approximately 251,178 square feet, located in Springfield,
Virginia. The building was constructed in 1980 and is 100.0% occupied by five tenants paying an average rent of $7.07 per square foot triple net. The largest tenant in the building is Coca-Cola Enterprises Inc., which does much of the bottling and distribution of Coca-Cola products, which occupies approximately
79,957 square feet and pays approximately $7.80 per square foot. The Coca-Cola
Enterprises Inc. lease was recently signed and extends through November 2011 with one, five-year renewal option.

WOODLANDS AT RIVERSIDE

The Woodlands at Riverside mortgaged property is an industrial property located in Austell, Georgia comprised of approximately 528,856 square feet of space. The mortgaged property consists of four buildings and each building was built in
1991. The mortgaged property is approximately 89.6% occupied by 11 tenants paying an average rent of $2.57 per square foot. The mortgaged property is approximately 15 miles west of the Atlanta central business district and is situated on approximately 27.41 acres of land.

                                     A-3-60

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                               COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

AMLI ON THE PARKWAY

The AMLI on the Parkway mortgaged property is a 240-unit, "Class A" multifamily complex located in Dallas, Texas. The mortgaged property was built in 1998 and is comprised of eleven, three-story buildings situated on approximately 10 acres of land. Property amenities include a swimming pool, fitness center, executive business conference center and a car care center. As of February 2007, the mortgaged property was both 90.8% leased and occupied.

FOSTER ROAD

The Foster Road mortgaged property consists of an industrial property building containing approximately 267,914 square feet, located in Portland, Oregon. The building was constructed in 1999 and is 100.0% occupied by four tenants who are paying an average rent of $4.87 per square foot. The building is 77.0% leased to
Promotion Products, Inc. ("PPI"), who specializes in the design and fabrication of custom corporate, interpretive and architectural projects. PPI's has two leases expiring (one in June 2009 and the other in July 2014). The mortgaged property is situated on approximately 16.16 acres and is located approximately
10 miles from the Portland central business district.

TABLE MOUNTAIN

The Table Mountain mortgaged property consists of an industrial property containing approximately 261,825 square feet, located in Golden, Colorado. The building was constructed in 1997 and is 100.0% occupied by two tenants, TMSI and the Ball Metal Corporation. The mortgaged property is 66.9% leased to TMSI, which manages logistics for Coors Brewery and has also recently taken over the logistics management of the Ball Corporation account. The TMSI lease expires in
August 2013 and the rent is approximately $4.54 per square foot. The mortgaged property is located approximately 15 miles west of downtown Denver.

TALL OAKS

The Tall Oaks mortgaged property is a Class "B" anchored, retail center located in Reston, Virginia. The mortgaged property consists of approximately 71,953 square feet and was constructed in 1974 and fully renovated in 2004. The mortgaged property is 89.9% occupied and is 89.9% leased to 14 tenants.
Significant tenants at the mortgaged property include Giant Food (approximately
38,763 square feet, expiring in October 2009 and paying an average rent of $4.10 per square foot), El Manantial Restaurant (approximately 4,720 square feet, expiring in October 2009 and paying an average rent of $23.68 per square foot)
and Burger King (approximately 3,300 square feet, expiring in December 2008 and paying an average rent of $19.00 per square foot).

BOSTON INDUSTRIAL -- TEWKSBURY

The Boston Industrial -- Tewksbury mortgaged property consists of an industrial warehouse property containing approximately 153,641 square feet, located in
Tewksbury, Massachusetts. The building was constructed in 1987 and is 100.0%
occupied by Eastern Bag & Paper Company. The Eastern Bag & Paper Company lease expires in September 2012 with a rent of approximately $4.87 per square foot.
The tenant has one, three-year extension option available. The mortgaged property is located northwest of Boston, approximately 30 miles outside the downtown area.

BOSTON INDUSTRIAL -- HOPKINTON

The Boston Industrial - Hopkinton mortgaged property consists of an industrial warehouse property containing approximately 70,600 square feet, located in
Hopkinton, Massachusetts. The building was constructed in 1991 and is situated on approximately 20.9 acres. The mortgaged property is 100.0% occupied by Barry
Wright Corporation. Under two separate leases, The Barry Wright Corporation leases expire in April 2016 (57.5% of net rentable area) and October 2008 (42.5%
of net rentable area) with an average rent of approximately $5.18 per square foot. The mortgaged property is located approximately 30 miles west of Boston.

BOSTON INDUSTRIAL -- AUBURN

The Boston Industrial -- Auburn mortgaged property consists of an industrial warehouse property containing approximately 51,200 square feet, located in
Auburn, Massachusetts. The building was constructed in 1973 and is situated on approximately 6 acres. The mortgaged property is approximately 93.8% occupied by two tenants, Harrell's Turf Special and ABC Supply Company, Inc. paying an average rent of $5.39 per square foot. The mortgaged property is located approximately 45 miles west of Boston.

THE MARKETS(1).

The Colony VI Portfolio contains 11 individual properties (32 buildings) located within nine regional markets. Two office properties are concentrated within the
Miami, Florida and Diamond Bar, California markets, and the remaining nine properties are located within seven other markets spread across seven states.
Each property and its respective market are summarized in the table below.

(1)   Certain information was obtained from the appraisals relating to the
      Lennar Corporate Center, the Pacifica Trenton, the 7701 Southern Drive,
      the AMLI on the Parkway, the Woodlands at Riverside, the Foster Road, the
      Table Moutain, the Tall Oaks, the Boston Industrial -- Tewksbury, the
      Boston Industrial -- Hopkinton and the Boston Industrial -- Auburn
      appraisals mortgaged properties between September 5, 2006 and January 19,
      2007. These appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                               COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

MIAMI, FLORIDA METROPOLITAN STATISTICAL AREA

One of the portfolio assets, the Lennar Corporate Center mortgaged property, comprising approximately 283,196 square feet, or approximately 13.6% of the net rentable area, is located in the Miami-Dade metropolitan statistical area. The
Miami-Dade office market consists of approximately 486 buildings with approximately 40.3 million square feet. Miami-Dade's vacancy rate was down from approximately 12.7% in the 3rd quarter of 2005 to the current 8.2%. During the past year, only approximately 45,000 square feet of new space has been added to the overall office market in Miami-Dade, while approximately 723,000 square feet were absorbed.

DIAMOND BAR, CALIFORNIA METROPOLITAN STATISTICAL AREA

One of the portfolio assets, the Pacifica Trenton mortgaged property, comprising approximately 134,858 square feet, or approximately 6.5% of the net rentable area is located in the Diamond Bar metropolitan statistical area. The
Diamond Bar metropolitan statistical area is a submarket of the San Gabriel
Valley within Los Angeles County. The Pacifica Trenton submarket is characterized by a 1.3% vacancy rate and a $2.36 rental rate.

--------------------------------------------------------------------------------------------------------------------
                                                  MARKET SUMMARY(1)

                                                               OCCUPANCY                      RENT (PSF)
                                                         -----------------------     -------------------------------
PROPERTY NAME                            LOCATION         PROPERTY       MARKET       PROPERTY            MARKET
--------------------------------------------------------------------------------------------------------------------

LENNAR CORPORATE CENTER              Miami, FL              97.1%         89.6%         $21.54(2)         $23.49
PACIFICA TRENTON                     Diamond Bar, CA        96.6%         98.7%         $25.46            $28.32
7701 SOUTHERN DRIVE                  Springfield, VA       100.0%         89.7%         $ 7.07            $ 8.50
AMLI ON THE PARKWAY                  Dallas, TX             90.8%         95.6%         $ 1.05            $ 0.90
WOODLANDS AT RIVERSIDE               Austell, GA            89.6%         86.1%         $ 2.57            $ 2.89
FOSTER ROAD                          Portland, OR          100.0%         93.0%         $ 4.87            $ 4.08
TABLE MOUNTAIN                       Golden, CO            100.0%         93.3%         $ 4.54            $ 5.30
TALL OAKS                            Reston, VA             89.9%         98.5%         $10.27            $27.65
BOSTON INDUSTRIAL TEWKSBURY          Tewksbury, MA         100.0%         93.5%         $ 4.87         $4.00 -- $6.50
BOSTON INDUSTRIAL -- HOPKINTON       Hopkinton, MA         100.0%         92.6%         $ 5.18            $ 6.41
BOSTON INDUSTRIAL -- AUBURN          Auburn, MA             93.8%         86.1%         $ 5.39            $ 5.45
--------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the appraisals relating to the
      Lennar Corporate Center, the Pacifica Trenton, the 7701 Southern Drive,
      the AMLI on the Parkway, the Woodlands at Riverside, the Foster Road, the
      Table Moutain, the Tall Oaks, the Boston Industrial -- Tewksbury, the
      Boston Industrial -- Hopkinton and the Boston Industrial -- Auburn
      appraisals mortgaged properties between September 25, 2006 and January 22,
      2007. These appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(2)   There are three cell phone tower leases in place at the mortgaged property, and in 2006 such leases generated $71,281 of revenue that was not included in the rent per square feet calculation.

                                     A-3-62

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                               COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The properties are managed by seven separate management companies. Each management company has experience in the management, operation and acquisition of commercial real estate assets. Each manager and the properties it manages are outlined below.

ATLANTIC REALTY COMPANIES ("ARC") -- The 7701 Southern Drive mortgaged property and the Tall Oaks mortgaged property are managed by ARC. ARC has been a manager of commercial real estate in the Washington, D.C. region since 1992, and currently has approximately 4.0 million square feet under management.

CB RICHARD ELLIS ("CBRE") -- The Foster Road, the Boston Industrial --
Tewksbury, the Boston Industrial -- Hopkinton and Boston Industrial -- Auburn
mortgaged properties are managed by CB Richard Ellis. CBRE is the world's largest full service real estate company, offering brokerage, appraisal, management and other services in 58 countries worldwide. CBRE manages a real estate portfolio consisting of over 1.06 billion square feet in major metropolitan areas globally.

CHARLES DUNN COMPANY ("Charles Dunn") -- The Pacifica Trenton mortgaged property is managed by Charles Dunn Company. Charles Dunn is one of the largest full-service real estate firms in the Western United States. Headquartered in
Los Angeles, Charles Dunn currently manages over 24 million square feet of office, industrial, retail, residential and mixed-use properties.

LARAMAR MANAGEMENT SERVICES, LLC ("Laramar") -- The AMLI on the Parkway
mortgaged property is managed by Laramar. Laramar has been in the apartment management business for over 15 years and manages a national portfolio of approximately 20,000 units ranging from Class "A" to Class "C" level assets, including garden, mid-rise and high-rise communities.

CONTINENTAL REAL ESTATE COMPANIES -- COMMERCIAL PROPERTIES CORP.
("Continental") -- The Lennar Corporate Center is managed by Continental.
Continental is a comprehensive, full-service, national retail developer providing a complete spectrum of services to fit the needs of unique retail projects throughout the United States. In addition, Continental has over 15 years of experience and over nine million square feet under management.

LINCOLN PROPERTY COMPANY COMMERCIAL, INC. ("Lincoln") -- The Table Mountain
mortgaged property is managed by Lincoln. Lincoln was founded in 1965 as a developer and manager of high-quality residential communities and currently employs thousands of people who serve a growing client base that reaches coast-to-coast, as well as into Mexico and Europe.

SEEFRIED INDUSTRIAL PROPERTIES, INC. ("Seefried") -- The Woodlands at Riverside
mortgaged property is managed by Seefried. Seefried specializes in developing and managing business parks. Seefried leases and manages approximately 11 million square feet for its foreign and institutional clients and is currently developing in excess of 3.5 million square feet of industrial product.

                                     A-3-63

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              COLONY VI PORTFOLIO
--------------------------------------------------------------------------------

                     [MAP OF COLONY VI PORTFOLIO OMITTED]

                                     A-3-64

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO V
--------------------------------------------------------------------------------

                [3 PHOTOS OF CENTRO HERITAGE PORTFOLIO V OMITTED]

                                     A-3-65

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO V
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $129,235,662
CUT-OFF DATE PRINCIPAL BALANCE:             $129,235,662
SHADOW RATING (MOODY'S/FITCH):              Baa2/BBB
% OF POOL BY IPB:                           2.4%
% OF GROUP S:                               7.4%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Centro Heritage SPE 5 LLC et al.
SPONSOR:                                    Centro Watt America REIT, Inc.
ORIGINATION DATE:                           10/05/06
INTEREST RATE:                              5.38700%
INTEREST-ONLY PERIOD:                       84 months
MATURITY DATE:                              11/01/13
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(24),Def(52),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE(1,2):                  Permitted Mezzanine Loan or
                                            Permitted Pari Passu Loan
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL        MONTHLY
                                                  -------------------------
TAXES(3):                                           $0          Springing
INSURANCE(3):                                       $0          Springing
CAPEX(4):                                           $0          Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Portfolio
TITLE:                                      Fee
PROPERTY TYPE:                              Retail
SQUARE FOOTAGE:                             2,263,247
LOCATION:                                   Various
YEAR BUILT/RENOVATED:                       Various/Various
OCCUPANCY:                                  91.1%
OCCUPANCY DATE:                             01/01/07
NUMBER OF TENANTS:                          288
HISTORICAL NOI:
  2004:                                     $16,677,481
  2005:                                     $18,709,578
  TTM AS OF VARIOUS:                        $19,436,798
UW REVENUES:                                $25,155,670
UW EXPENSES:                                $6,538,745
UW NOI:                                     $18,616,924
UW NET CASH FLOW:                           $16,713,495
APPRAISED VALUE:                            $239,875,000
APPRAISAL DATE:                             Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $57
CUT-OFF DATE LTV:                           53.9%
MATURITY DATE LTV:                          53.9%
UW IO DSCR:                                 2.37x
UW DSCR:                                    2.37x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY

                                           RATINGS                                      BASE RENT                 LEASE EXPIRATION
TENANT NAME                           MOODY'S/FITCH(5)      TOTAL SF    % OF TOTAL SF      PSF       SALES PSF          YEAR
-----------------------------------------------------------------------------------------------------------------------------------

RAINBOW FOODS (2 LOCATIONS)                                  125,546         5.5%         $8.00        $280          2012, 2013
KROGER (2 LOCATIONS)                     Baa2/BBB             98,764         4.4%         $5.60        $360          2013, 2022
KOHL'S                                     A3/A               90,027         4.0%         $3.12        $221             2009
KMART                                                         83,552         3.7%         $3.37        $131             2011
PAY LESS SUPER MARKETS                                        66,063         2.9%         $5.97        $249             2017
CUB FOODS                                  B1/B+              62,000         2.7%         $8.00         NAV             2008
HANCOCK FABRICS, INC. (4 LOCATIONS)                           60,900         2.7%         $7.12        $ 79       2009, 2015, 2016
HY-VEE                                                        59,682         2.6%         $6.88        $569             2012
T.J. MAXX (2 LOCATIONS)                     A3                58,000         2.6%         $7.89         NAV          2010, 2014
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio ("LTV") for the properties subject to the mortgage must not exceed 65%, (ii) the debt service coverage ratio ("DSCR") for the properties subject to the mortgage must be equal to or greater than 2.40x, and (iii) the permitted mezzanine loan must be issued by an approved institutional lender.

(2)   Future secured debt is permitted on a one time basis in the form of a pari passu loan subject to certain conditions including, but not limited to:
      (i) the LTV for the properties subject to the mortgage does not exceed
      53.9%, (ii) the DSCR for the properties subject to the mortgage must be greater than or equal to 2.40x, (iii) the borrower has provided the mortgagee with confirmation from the rating agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction, or withdrawal of the then current ratings assigned to the certificates, (iv) the term of the additional debt must be coterminous with the loan and (v) the additional secured debt must be issued by an approved lender.

(3)   Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the mortgagee 1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12 month period. In lieu of making the forgoing payments each year the borrower may elect to deliver a letter of credit to the mortgagee from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(4)   Upon the occurrence of and during the continuance of a "Trigger Period"
      the borrower is required to pay the mortgagee the sum of $50,541 on each payment date as replacement reserves for capital improvements and repairs to the properties. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the mortgagee from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(5)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent guarantees the lease.

                                     A-3-66

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

-------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO V
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY SUMMARY

                                                    YEAR BUILT/
                                                       YEAR         SQUARE
PROPERTY NAME              LOCATION                 RENOVATED        FEET
-------------------------------------------------------------------------------

SPEEDWAY SUPERSTORE        Speedway, IN             1960/1998      564,279
HIGH POINT CENTRE          Lombard, IL                1992         239,892
FAIRVIEW CORNERS           Simpsonville, SC           2004         131,002
PLAINVIEW VILLAGE CENTER   Louisville, KY             1977         164,367
BURNING TREE PLAZA         Duluth, MN                 1987         182,969
MERIDIAN VILLAGE           Carmel, IN                 1990         130,774
SAGAMORE PARK CENTRE       West Lafayette, IN         1982         118,436
TERRACE MALL               Robbinsdale, MN          1979/1992      135,031
ROSEVILLE CENTER           Roseville, MN            1950/2000       76,894
LIBERTY CORNERS            Liberty, MO              1987/1996      124,858
CENTRAL VALUE CENTER       Columbia Heights, MN     1961/1984      126,665
TWIN OAKS CENTRE           Silvis, IL                 1991          98.197
FOX RIVER PLAZA            Burlington, WI             1987         169,883
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          2,263,247
-------------------------------------------------------------------------------

                                                                             % OF        ALLOCATED
PROPERTY NAME                 OCCUPANCY %     LEAD TENANT (SALES PSF)         GLA       LOAN BALANCE
-------------------------------------------------------------------------------------------------------

SPEEDWAY SUPERSTORE              84.6%        Kohl's ($215)                   16.0%     $ 29,150,000
HIGH POINT CENTRE                94.7%        Cub Foods (N/A)                 25.8%       16,870,000
FAIRVIEW CORNERS                 99.1%        Ross Dress for Less (N/A)       22.9%       12,400,000
PLAINVIEW VILLAGE CENTER         91.4%        Kroger ($506)                   23.9%       10,080,000
BURNING TREE PLAZA               93.4%        Best Buy (N/A)                  25.3%       11,480,000
MERIDIAN VILLAGE                 93.8%        O'Malia's ($154)                30.6%        8,380,000
SAGAMORE PARK CENTRE             89.6%        Payless Supermarket ($473)      55.8%        6,850,000
TERRACE MALL                     86.4%        Rainbow Foods ($277)            43.9%        6,815,662
ROSEVILLE CENTER                 98.2%        Hancock Fabrics ($67)           15.6%        6,090,000
LIBERTY CORNERS                  83.9%        Price Chopper ($448)            44.9%        5,740,000
CENTRAL VALUE CENTER             95.6%        Rainbow Foods ($280)            52.4%        5,200,000
TWIN OAKS CENTRE                 97.2%        Hy-Vee ($572)                   60.8%        5,180,000
FOX RIVER PLAZA                  96.3%        Kmart ($113)                    49.2%        5,000,000
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          91.1%                                                  $129,235,662
-------------------------------------------------------------------------------------------------------

THE LOAN. The Centro Heritage Portfolio V mortgage loan is secured by a first lien mortgage in a fee interest in twelve anchored retail centers and one unanchored retail center consisting of approximately 2,263,247 square feet located in Indiana, Minnesota, Illinois, Wisconsin, South Carolina, Kentucky and
Missouri.

THE BORROWER. The borrower is Centro Heritage 5 LLC, Centro Bradley SPE 5, LLC,
and Centro Bradley Fairview Corners, each a single purpose entity.

THE SPONSOR: The sponsor for the Centro Heritage V Portfolio is Centro Watt
America REIT, Inc ("Centro"), an Australian retail property investment, development and funds management services organization. Centro is a joint-venture between Centro Properties Group (ASX:"CNP") for Melbourne
Australia and Watt Commercial Properties, a privately held real estate company based in Santa Monica, California. Centro Properties Group is a retail investment organization specializing in the ownership, management and development of retail shopping centers across Australia, New Zealand, and the
United States. With funds under management exceeding AUS$15.8 billion Centro continues to be one of the largest managers of commercial real estate in the
United States. With more than 40 years of experience, the company's core services include: property management, leasing, asset management, acquisition, and development for all types of commercial real estate. Watt Commercial
Properties provides a spectrum of real estate services to investors of retail, multi-family, industrial, and office properties.

PARTIAL RELEASE. Provided that no event of default exists, after the defeasance lockout date, individual Centro Heritage Portfolio V properties may be released from the lien of the mortgage as part of a partial defeasance subject to the satisfaction of certain conditions, including, but not limited to; (i) the principal balance of the defeased note must equal or exceed 110% of the allocated loan amount of the individual property to be released, and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the individual properties then remaining subject to the lien of the mortgage must be equal to or greater than the greater of (a) 2.40x and (b) of the Centro Heritage Portfolio V loan the
DSCR for individual properties subject to the mortgage (including the individual property to be released) as of the date immediately preceding the release of the individual property.

SUBSTITUTION. The borrower is permitted to substitute individual Centro
Heritage Portfolio V properties (no more than three properties per year) as collateral during the term of the of the Centro Heritage Portfolio V loan subject to certain conditions including, but not limited to; (i) the aggregate appraised value of all of the substituted properties must not exceed 35% of the value of the original properties based on third party appraisals and (ii) the fair market value of the substitute property must not be less than 100% of the greater of (a) the fair market value of the substituted property as of the origination date or (b) the fair market value of the substituted property as of the date of substitution.

                                     A-3-67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO V
--------------------------------------------------------------------------------

THE PROPERTIES. The Centro Heritage Portfolio V consists of 13 retail centers totaling approximately 2,263,247 square feet located in Indiana, Minnesota,
Illinois, Wisconsin, South Carolina, Kentucky and Missouri. The portfolio is leased to approximately 288 local, regional and national tenants, including anchor tenants such as Rainbow Foods, Kroger, Kohl's, Kmart, Pay Less Super
Markets, Cub Foods, Hancock Fabrics, Hy-Vee, T.J. Maxx, Price Chopper, Pick N'
Save and Best Buy. These anchor tenants occupy approximately 860,450 square feet or 38.0% of the portfolios rentable area.

THE MARKETS(1). The Centro Heritage Portfolio V contains 13 individual properties located in six regional markets. Four properties, 23.0% of the portfolio value, are located within the Minnesota retail market, and one property, 24.9% of the portfolio value, is located within the Speedway, Indiana retail market. The remaining properties are located within ten markets across six separate states.

PROPERTY MANAGEMENT. The properties comprising Centro Heritage Portfolio V are managed by Centro Watt Management Joint Venture 2, LP.

-------------------------------------------------------------------------------------------------------
                                           MARKET SUMMARY(1)

                                                       OCCUPANCY                     RENT
                                                   ------------------     -----------------------------

PROPERTY NAME             LOCATION                 PROPERTY    MARKET     PROPERTY        MARKET
-------------------------------------------------------------------------------------------------------

SPEEDWAY SUPERSTORE       Speedway, IN               84.6%      87.5%     $11.22     $12.00 -- $15.50
HIGH POINT CENTRE         Lombard, IL                94.7%      92.1%     $12.41     $10.12 -- $35.00
FAIRVIEW CORNERS(2)       Simpsonville, SC           99.1%      97.5%     $16.67     $17.50 -- $26.00
PLAINVIEW VILLAGE CENTER  Louisville, KY             91.4%      95.4%     $11.65     $9.00 -- $14.50
BURNING TREE PLAZA        Duluth, MN                 93.4%      93.0%     $ 8.17     $8.00 -- $17.00
MERIDIAN VILLAGE          Carmel, IN                 93.8%      91.5%     $11.63     $10.00 -- $16.00
SAGAMORE PARK CENTRE      West Lafayette, IN         89.6%      92.7%     $13.35     $12.00 -- $15.00
TERRACE MALL              Robbinsdale, MN            86.4%      89.7%     $ 7.95          $13.00
ROSEVILLE CENTER          Roseville, MN              98.2%      95.1%     $12.05     $14.00 -- $15.00
LIBERTY CORNERS           Liberty, MO                83.9%      93.6%     $11.35     $12.50 -- $15.00
CENTRAL VALUE CENTER      Columbia Heights, MN       95.6%      89.3%     $ 6.97           $7.00
TWIN OAKS CENTRE          Silvis, IL                 97.2%      95.0%     $ 8.38          $15.00
FOX RIVER PLAZA           Burlington, WI             96.3%      94.2%     $ 9.10     $8.00 -- $14.00

--------------------------------------------------------------------
                                                     2006 AVERAGE
                             2006 POPULATION       HOUSEHOLD INCOME
                            -----------------    -------------------

                            3-MILE    5-MILE     3-MILE      5-MILE
PROPERTY NAME               RADIUS    RADIUS     RADIUS      RADIUS
---------------------------------------------------------------------

SPEEDWAY SUPERSTORE          91,976   187,935   $ 55,517    $ 55,836
HIGH POINT CENTRE           105,187   285,206   $ 83,951    $ 88,005
FAIRVIEW CORNERS(2)          25,286    44,795   $ 68,609    $ 66,968
PLAINVIEW VILLAGE CENTER     71,442   185,246   $ 79,154    $ 76,235
BURNING TREE PLAZA           17,825    69,888   $ 56,734    $ 49,627
MERIDIAN VILLAGE             61,897   113,279   $110,892    $111,835
SAGAMORE PARK CENTRE         57,990    96,568   $ 50,739    $ 52,911
TERRACE MALL                122,446   344,195   $ 58,083    $ 60,255
ROSEVILLE CENTER            111,228   333,100   $ 60,819    $ 62,864
LIBERTY CORNERS              38,822    53,079   $ 76,728    $ 76,311
CENTRAL VALUE CENTER        108,164   280,233   $ 58,801    $ 59,517
TWIN OAKS CENTRE             42,077    85,764   $ 51,787    $ 56,699
FOX RIVER PLAZA              15,797    22,128   $ 67,406    $ 70,288
--------------------------------------------------------------------

(1)   Certain information was obtained from the Speedway Superstore, Highpoint
      Centre, Fairview Corners, Plainview Village Center, Burning Tree Plaza,
      Meridian Village, Sagamore, Terrace Mall, Roseville Center, Liberty
      Corners, Central Value Center, Twin Oaks Centre, and Fox River Plaza
      appraisals, dated between July 31, 2006 and September 1, 2006. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(2)   Indicates 2005 population and income figures.

                                     A-3-68

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO V
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES    SQUARE FEET   % OF GLA     BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
 YEAR         EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP        201,632       8.9%           NAP        NAP        201,632         8.9%             NAP         NAP
2007 & MTM        56        226,038      10.0    $ 2,211,804       11.7%       427,670        18.9%     $ 2,211,804        11.7%
2008              55        262,502      11.6      2,991,073       15.9        690,172        30.5%     $ 5,202,878        27.6%
2009              55        330,819      14.6      2,736,866       14.5      1,020,991        45.1%     $ 7,939,744        42.1%
2010              41        279,738      12.4      2,718,775       14.4      1,300,729        57.5%     $10,658,519        56.5%
2011              41        336,732      14.9      2,674,461       14.2      1,637,461        72.4%     $13,332,981        70.7%
2012              12        156,908       6.9      1,381,906        7.3      1,794,369        79.3%     $14,714,887        78.1%
2013               5        173,415       7.7      1,492,520        7.9      1,967,784        86.9%     $16,207,407        86.0%
2014               9         84,352       3.7        945,826        5.0      2,052,136        90.7%     $17,153,233        91.0%
2015               4         51,665       2.3        533,085        2.8      2,103,801        93.0%     $17,686,318        93.8%
2016               5         35,478       1.6        438,069        2.3      2,139,279        94.5%     $18,124,373        96.2%
2017               1         66,063       2.9        394,562        2.1      2,205,342        97.4%     $18,518,948        98.3%
AFTER              4         57,905       2.6        329,625        1.7      2,263,247       100.0%     $18,848,543       100.0%
-----------------------------------------------------------------------------------------------------------------------------------
                 288      2,263,247     100.0%   $18,848,559      100.0%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS ROLLING IN 2008

                                                                                                                   PROPERTY RENT
                                                     SQUARE FEET  ANNUAL BASE   ANNUAL BASE  % OF 2008 BASE       PSF/MARKET RENT
PROPERTY NAME                  TENANT                 EXPIRING     RENT PSF        RENT      RENT EXPIRING(1)         PSF(2)
------------------------------------------------------------------------------------------------------------------------------------

HIGH POINT                     CUB FOODS                62,000      $ 8.00         $496,000        16.6%       $12.41/ $10.12-$35.00
SPEEDWAY                       FACTORY CARD OUTLET      16,675      $12.09          201,600         6.7        $ 11.22/$12.00-$15.50
CENTRAL VALUE                  DOLLAR TREE              12,101      $ 5.25           63,530         3.1             $6.97/$7.00
CENTRAL VALUE                  TOP VALUE LIQUIDATOR     11,838      $ 7.85           92,928         2.1             $6.97/$7.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                  102,614                     $854,059        28.5%
-----------------------------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPECTED: $2,991,073
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2008.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO V
--------------------------------------------------------------------------------

                  [MAP OF CENTRO HERITAGE PORTFOLIO V OMITTED]

                                     A-3-70

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO V
--------------------------------------------------------------------------------

                 [2 MAPS OF CENTRO HERITAGE PORTFOLIO V OMITTED]

                                     A-3-71

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                           CENTRO HERITAGE PORTFOLIO V
--------------------------------------------------------------------------------

                 [2 MAPS OF CENTRO HERITAGE PORTFOLIO V OMITTED]

                                     A-3-72

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 SOUTHLAND MALL
--------------------------------------------------------------------------------

                      [5 PHOTOS OF SOUTHLAND MALL OMITTED]

                                     A-3-73

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 SOUTHLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $120,500,000
CUT-OFF DATE PRINCIPAL BALANCE:             $120,500,000
% OF POOL BY IPB:                           2.3%
% OF GROUP S:                               6.9%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Southland Mall Properties LLC
SPONSOR:                                    Investcorp Properties Limited
ORIGINATION DATE:                           12/08/06
INTEREST RATE:                              6.10450%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              01/01/12
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION(1):                         L(33),O(25)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Hard
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES(4):                                 INITIAL          MONTHLY
                                                  ------------------------------
TAXES:                                                 $172,837       $86,418
INSURANCE:                                              $48,423       $16,141
CAPEX:                                                       $0        $8,281
OTHER(5):                                           $12,191,427            $0
ROLLOVER RESERVE HOLDBACK:                           $5,393,000            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Retail -- Anchored
SQUARE FOOTAGE:                             663,948
LOCATION:                                   Miami, FL
YEAR BUILT/RENOVATED:                       1972/2004
OCCUPANCY(2):                               92.4%
OCCUPANCY DATE:                             02/06/07
NUMBER OF TENANTS:                          125
HISTORICAL NOI:
  2004:                                     $3,028,183
  2005:                                     $3,326,221
  TTM AS OF 07/31/06:                       $3,013,961
AVERAGE SALES/SF:                           $359
UW REVENUES:                                $14,342,674
UW EXPENSES:                                $4,258,876
UW NOI(3):                                  $10,083,798
UW NET CASH FLOW:                           $9,832,060
APPRAISED VALUE:                            $148,900,000
APPRAISAL DATE:                             11/16/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $181
CUT-OFF DATE LTV(6):                        77.3%
MATURITY DATE LTV(6):                       77.3%
UW IO DSCR:                                 1.32x
UW DSCR:                                    1.32x
--------------------------------------------------------------------------------

(1)   The loan has a lockout period of 33 months and an open period of 25 months.

(2)   The occupancy rate given is based on the in-place leases for spaces currently under construction. Renovations are expected to be completed and the tenants to take occupancy as follows: T.J. Maxx opened for business on
      February 18, 2007, Regal Cinemas (March 26, 2007), Old Navy (April 11,
      2007), Ulta Salon (May 31, 2007) and Bally Total Fitness (October 1,
      2007).

(3)   The UW NOI is based on contractual lease obligations at the property which are signed but not yet in place. Regal Cinemas, Bally Total Fitness, Old
      Navy and Ulta Salon are currently under construction and are expected to be in operation by October 2007.

(4)   The amounts of initial and monthly escrows given are the amounts that were deposited at closing.

(5)   The initial other escrow consists of the following: specified tenant reserve ($6,598,012-initial; $5,383,172-remaining), free rent reserve
      ($1,164,873-initial; $1,095,154-remaining), construction completion reserve ($4,437,542-initial; $1,184,122-remaining) and the rollover reserve holdback is $5,369,305.

(6)   The loan-to-value ratio ("LTV") was calculated using the cut-off date principal balance net of the Rollover Reserve Holdback. On an "as is"
      basis the LTV is 80.9%.

                                     A-3-74

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 SOUTHLAND MALL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                   RATINGS
                                   MOODY'S/               % OF        ANNUAL       ANNUAL BASE                  LEASE EXPIRATION
             TENANT NAME           FITCH(1)   TOTAL SF   OWNED SF    BASE RENT      RENT PSF      SALES PSF           YEAR
---------------------------------------------------------------------------------------------------------------------------------

ANCHORS
SEARS (NOT PART OF COLLATERAL)      Ba1/BB     179,404     NAP              NAP           NAP          NAP         Anchor Owned
MACY'S (NOT PART OF COLLATERAL)    Baa2/BBB    144,643     NAP              NAP           NAP          NAP         Anchor Owned
KMART(2)                            Ba1/BB     120,391    18.1%     $   936,862        $ 7.78         $220             2019
JC PENNEY                          Baa3/BBB     81,251    12.2          176,165          2.17         $176            2007(3)
REGAL CINEMAS                        B2/B-      70,718    10.7        1,138,560         16.10                          2021
                                               ----------------------------------------------
                                               596,407    41.0%     $ 2,251,587        $ 8.27

TOP 10 TENANTS
T.J. MAXX                             A3        35,640     5.4%     $   427,680        $12.00                          2017
BALLY TOTAL FITNESS                  Caa1       32,000     4.8          480,000         15.00                          2025
ROSS DRESS FOR LESS                             28,450     4.3          231,200          8.13         $327             2010
DSW SHOE WAREHOUSE, INC                         25,000     3.8          312,500         12.50         $ 79             2016
OLD NAVY                            Ba1/BB+     14,352     2.2          215,280         15.00                          2017
ULTA SALON                                      10,000     1.5          173,076         17.31                          2017
MATADOR ARGENTINEAN STEAK                        6,500     1.0          195,000         30.00                          2012
NEW YORK & CO.(4)                                6,438     1.0                                        $206            2007(5)
CHARLOTTE RUSSE                                  6,392     1.0          191,760         30.00                          2016
FINISH LINE                                      5,912     0.9          195,096         33.00                          2016
                                               ----------------------------------------------
SUBTOTAL                                       170,684    25.7%     $ 2,421,592        $14.19

REMAINING INLINE SPACE(6)                      170,761    25.7%     $ 5,383,803        $31.53
                                               ----------------------------------------------
VACANT SQUARE FEET:                             50,143     7.6%             NAP
TOTAL OWNED GLA:                               663,948              $10,056,982
TOTAL CENTER GLA:                              987,995
---------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Kmart is situated on an adjacent open-air retail center, out parcel.

(3)   Upon JC Penny's lease expiration in November 2007, the tenant has four,
      5-year renewal options and an expansion option for an additional 21,500 square feet.

(4)   New York & Co. pays a percentage of rent in lieu of base rent.

(5)   Per the property manager, New York & Co. is currently in the process of renewing their lease.

(6)   Comparable inline tenant sales were $380 per square foot through trailing
      12 months August 2006, up from $344 per square foot for the same period in
      2005. Comparable inline sales in 2005 was $319 per square foot.

                                     A-3-75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 SOUTHLAND MALL
--------------------------------------------------------------------------------

THE LOAN. The Southland Mall loan is secured by a first mortgage fee interest in approximately 663,948 square feet of an approximately 987,995 square foot regional retail mall located in Miami, Florida.

THE BORROWER. The borrower is Southland Mall Properties LLC, a single purpose, bankruptcy remote entity. The guarantor for the non-recourse carve-outs is
Investcorp Properties Ltd ("Investcorp") which reports assets of approximately
$4.2 billion and shareholder funds of approximately $1.1 billion. Investcorp's portfolio includes approximately 2.8 million square feet of retail space, approximately $3 billion of property under management and a 2006 income of approximately $130.8 million.

THE PROPERTY. The mortgaged property is a regional retail mall located in
Miami-Dade County, Florida. The mortgaged property is located at the intersection of South Dixie Highway (US-1) and The Homestead Extension of the
Florida Turnpike (HEFT), approximately 38 miles south of Downtown Miami.

The mall was originally constructed in 1972 and renovated in 1994. In 2004, the mortgaged property underwent extensive construction of the interior in order to convert old space and bring in new anchors and national in-line tenants. The tenant mix is a combination of traditional anchors, lifestyle tenants, specialty shops and multiple restaurant offerings. The traditional anchors include J.C. Penney, Macy's and Sears. The lifestyle component is a recent addition led by new anchors Regal Cinemas, Bally's Total Fitness, DSW Shoe
Warehouse, Ulta Salon, Old Navy and T.J. Maxx. Kmart serves as an outparcel anchor along with Ross Dress For Less as junior outparcel anchor.

The construction and remodeling at Southland Mall has introduced a garden theme to the common areas, evidenced in the extensive use of bright colors, planter boxes filled with flowers, decorative shutters used to frame windows, fountains, trellises and decor lighting. A children's play area was added that has become an important draw for parents. Notably, an out parcel was recently sold to Bill
Ussery Motors for development as a Mercedes - Benz dealership.

The mall is situated on a 76.2-acre parcel of land, has a gross leaseable area of approximately 987,995 and approximately 663,948 square feet of anchor and in-line space of collateral included in this trust. The Southland Mall contains the following anchor tenants: Sears (approximately 179,404 square feet), Macy's
(approximately 144,643 square feet), Kmart (approximately 120,391 square feet),
J.C. Penney (approximately 81,251 square feet) and Regal Cinema (approximately
70,718 square feet), two of which (Sears and Macy's) own their pads and are not included as collateral for the Southland Mall loan. Southland Mall also contains an adjacent open air retail center occupied by Kmart, Ross Dress for Less, and
Applebees. Kmart, J.C. Penney and Regal Cinemas account for 41.0% of the total collateral while the top ten in-line tenants account for 25.7% of the total collateral square footage.

Other major national tenants at Southland Mall include DSW Shoe Warehouse,
Footlocker, Bath & Body Works, Radio Shack, Athletes Foot, Bally Total Fitness
and Lane Bryant, among others. Of the approximately 122 in-line tenants, none occupies more than 5.4% of the mortgaged property's net rentable area. All of the in-line tenants at Southland Mall are included in the collateral.

Material tenants not yet in occupancy and their expected opening dates are as follows: Regal Cinema (March 2007), Old Navy (April 2007), Ulta Salon (May 2007)
and Bally's Total Fitness (October 2007). Upon occupancy by these tenants, there will be 89 tenants present at the Southland Mall, with an overall mall occupancy of 94.9% and a collateral occupancy of 92.4%. For any tenant not in occupancy and paying rent by January 1, 2007, a reserve will be collected equal to all rental income attributed to that tenant until expected rent commencement. This leasing reserve is approximately $1,164,873.

SIGNIFICANT TENANTS

Kmart ("Kmart") is the third largest discount retailer in the U.S., behind
Wal-Mart and Target. The store sells name-brand and private label goods
(including its Martha Stewart label) mostly to low- and mid-income families.
Kmart currently has 1,416 off-mall stores (including 55 Supercenters) in 49 U.S.
states, Puerto Rico, Guam and the U.S. Virgin Islands. About 1,100 Kmart stores contain in-store pharmacies. In 2005, Kmart bought and merged with Sears,
Roebuck & Co. Kmart currently occupies approximately 120,391 square feet or approximately 18.1% of the total owned net rentable area. Kmart's lease expires in 2019 with five 5-year renewal options.

JC Penney Company Inc. ("JC Penney") owns and operates more than 1,000 department stores throughout the U.S. and Puerto Rico. In 2006, JC Penney employed approximately 155,000 employees and had sales of approximately $18.8 million. In 2004, JC Penney sold its Eckerd drugstore chain for $4.5 billion.
Currently, JC Penney represents 12.2% of the total owned net rentable area with approximately 81,251 square feet. The JC Penney lease expires in 2007 with four,
5-year renewal options and an expansion option for approximately 21,500 extra square feet of space.

Regal Cinemas ("Regal") is owned by the Regal Entertainment Group (NYSE: "RGC"), the US's largest theater owner with more than 6,400 screens at about 539 theatres in 40 states through its Regal Cinemas, Edward Theatres, United Artist and Hoyts Cinema brands. The Regal Entertainment Group had a 2006 net income of
$86.3 million. The Regal at Southland Mall will feature 16 screens and stadium seating, and is scheduled to open on March 27, 2007.

THE MARKET(1). The Southland Mall is located in Miami, Florida within the
Miami-Dade County Market, approximately 15 miles south of downtown Miami. In
2005, the population and average household income within a 1-, 3- and 5-mile radius of the Southland Mall were approximately 14,326, 118,004 and 204,933, respectively and approximately $45,048, $51,770 and $63,066, respectively.

(1)   Certain information was obtained from the Southland Mall appraisal, dated
      November 16, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-76

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 SOUTHLAND MALL
--------------------------------------------------------------------------------

The Southland Mall is more specifically located within the South Dade County submarket. As of the second quarter of 2006, the submarket experienced an average occupancy of 96.0% and rental rates of $16.72 per square foot. In comparison, Southland Mall has a weighted average rental rate of $15.15.

Competition for the mall is moderate, with the four closest competitors located five to twenty-two miles away from Southland Mall. The four main competitors are Miami International Mall, Westland Mall, Mall of the Americas and the
Falls. Average occupancy and sales volume at the competitor malls are 98% and
$364 per square foot, respectively. Average sales at the Southland Mall are
$344 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Gumberg Asset
Management Corp ("Gumberg") which has been involved with over 575 properties with in excess of 64 million square feet of retail space located in 38 states throughout the country. Gumberg will be expanding on its existing operating relationship with Investcorp by acting as the leasing and management company for the Southland Mall. Gumberg and Investcorp have successfully owned and disposed in excess of 10 assets totaling $500 million.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

               NUMBER OF                                        % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                LEASES     SQUARE FEET   % OF GLA  BASE RENT       RENT     SQUARE FEET      OF GLA      BASE RENT   OF BASE RENT
   YEAR        EXPIRING     EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP          50,143       7.6%          NAP        NAP        50,143         7.6%            NAP         NAP
2007 & MTM         74         173,347      26.1   $ 2,848,586       28.3%      223,490        33.7%    $ 2,848,586        28.3%
2008                4          11,506       1.7       276,294        2.7       234,996        35.4%    $ 3,124,880        31.1%
2009                7          10,243       1.5       371,033        3.7       245,239        36.9%    $ 3,495,913        34.8%
2010                6          35,249       5.3       496,520        4.9       280,488        42.2%    $ 3,992,433        39.7%
2011                4           2,810       0.4       129,673        1.3       283,298        42.7%    $ 4,122,106        41.0%
2012                7          22,135       3.3       712,320        7.1       305,433        46.0%    $ 4,834,426        48.1%
2013                4           8,484       1.3       274,965        2.7       313,917        47.3%    $ 5,109,391        50.8%
2014                1             814       0.1        46,398        0.5       314,731        47.4%    $ 5,155,789        51.3%
2015                0               0       0.0             0        0.0       314,731        47.4%    $ 5,155,789        51.3%
2016                5          42,446       6.4       934,883        9.3       357,177        53.8%    $ 6,090,672        60.6%
2017                8          72,562      10.9     1,155,168       11.5       429,739        64.7%    $ 7,245,840        72.0%
AFTER               5         234,209      35.3     2,811,142       28.0       663,948       100.0%    $10,056,982       100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:            125         663,948     100.0%  $10,056,982      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-77

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10
--------------------------------------------------------------------------------
                                 SOUTHLAND MALL
--------------------------------------------------------------------------------

                        [MAP OF SOUTHLAND MALL OMITTED]

                                     A-3-78

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 SOUTHLAND MALL
--------------------------------------------------------------------------------

                        [MAP OF SOUTHLAND MALL OMITTED]

                                     A-3-79

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-LDP10

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-80

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 FRANKLIN TOWER
--------------------------------------------------------------------------------

                       [PHOTO OF FRANKLIN TOWER OMITTED]
                        [MAP OF FRANKLIN TOWER OMITTED]

                                     A-3-81

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                 FRANKLIN TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $105,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $105,000,000
% OF POOL BY IPB:                           2.0%
% OF GROUP S:                               6.0%
LOAN SELLER:                                UBS Real Estate Securities Inc.
BORROWER:                                   SRI Eight Franklin Tower LLC
SPONSOR:                                    Shorenstein Realty Investors
                                            Eight, L.P.
ORIGINATION DATE:                           03/01/07
INTEREST RATE:                              5.67500%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              03/09/12
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(24),Def(32),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Hard
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL         MONTHLY
                                                     ---------------------------
TAXES:                                                $1,060,901      $176,817
INSURANCE:                                            $10,108         $10,108
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Office -- CBD
SQUARE FOOTAGE:                             216,192
LOCATION:                                   Washington, DC
YEAR BUILT/RENOVATED:                       1967/1991
OCCUPANCY:                                  91.5%
OCCUPANCY DATE:                             03/01/07
NUMBER OF TENANTS:                          22
UW REVENUES:                                $13,017,826
UW EXPENSES:                                $5,419,997
UW NOI:                                     $7,597,829
UW NET CASH FLOW:                           $7,319,004
APPRAISED VALUE:                            $150,000,000
APPRAISAL DATE:                             02/13/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $486
CUT-OFF DATE LTV:                           70.0%
MATURITY DATE LTV:                          70.0%
UW IO DSCR:                                 1.21x
UW DSCR:                                    1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS

                                       MOODY'S/    SQUARE        % OF      BASE RENT    LEASE EXPIRATION
TENANT NAME                            FITCH(1)     FEET          GLA         PSF             YEAR
--------------------------------------------------------------------------------------------------------

WOMBLE CARLYLE SANDRIDGE & RICE                    41,509         19.2%     $34.20           2011
AT&T                                    A2/A       37,501         17.3%     $36.82           2008
UNITED TECHNOLOGIES, CORP.              A2/A+      18,518          8.6%     $33.41           2011
ALLIANCE OF AUTO MANUFACTURERS                     18,514          8.6%     $35.17           2013
CHEVRON USA, INC.                        AA        13,372          6.2%     $38.66           2015
--------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-82

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              OUTRIGGER GUAM RESORT
--------------------------------------------------------------------------------

                   [3 PHOTOS OF OUTRIGGER GUAM RESORT OMITTED]

                                     A-3-83

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                              OUTRIGGER GUAM RESORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $105,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $105,000,000
% OF POOL BY IPB:                           2.0%
% OF GROUP R-1:                             3.4%
LOAN SELLER:                                UBS Real Estate Securities Inc.
BORROWER:                                   Bayview II, LLC
SPONSOR:                                    Michael Ysrael, Alfred Ysrael
ORIGINATION DATE:                           03/01/07
INTEREST RATE:                              6.98000%
INTEREST-ONLY PERIOD:                       N/A
MATURITY DATE:                              03/11/17
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(95),O(1)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL       MONTHLY
                                                     ---------------------------
TAXES:                                                 $30,680       $15,340
INSURANCE:                                             $791,667      $79,167
FF&E(1):                                               $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Mixed Use -- Hotel/Retail
ROOMS:                                      600
LOCATION:                                   Tumon, GU
YEAR BUILT/RENOVATED:                       1999/2003
OCCUPANCY(2):                               85.3%
OCCUPANCY DATE:                             12/01/06
HISTORICAL NOI:
  2004:                                     $12,878,765
  2005:                                     $13,830,525
  2006:                                     $13,733,640
UW REVENUES:                                $34,219,941
UW EXPENSES:                                $21,199,153
UW NOI:                                     $13,020,788
UW NET CASH FLOW:                           $11,666,654
APPRAISED VALUE:                            $148,200,000
APPRAISAL DATE:                             02/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM(3):                  $175,000
CUT-OFF DATE LTV:                           70.9%
MATURITY DATE LTV:                          61.8%
UW IO DSCR:                                 N/A
UW DSCR:                                    1.39x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                           PROPERTY HISTORICAL OPERATING STATISTICS

                OCCUPANCY                                         ADR
-------------------------------------------    -----------------------------------------------
    2004        2005       2006        UW       2004          2005         2006          UW
----------------------------------------------------------------------------------------------

   81.5%        87.1%      85.3%      85.3%    $ 131.67     $ 132.01     $ 135.72     $ 135.72
----------------------------------------------------------------------------------------------

                                  REVPAR
             -------------------------------------------------
    2004        2004         2005        2006          UW
--------------------------------------------------------------

   81.5%     $ 107.27     $ 115.01     $ 115.75     $ 115.75
--------------------------------------------------------------

(1)   FF&E Reserves are not required provided that the property's management company maintain a capital improvement reserve account at a minimum amount of 4% of gross revenues on a monthly basis.

(2)   The mortgaged property's occupancy shown reflects only the hotel portion of the collateral. The mortgaged property contains approximately 37,215 square feet of retail space that is currently 100% occupied.

(3)   The mortgaged property's retail space is excluded from the loan/room calculation.

                                     A-3-84

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                   LONG ISLAND MARRIOTT AND CONFERENCE CENTER
--------------------------------------------------------------------------------

         [PHOTO OF LONG ISLAND MARRIOTT AND CONFERENCE CENTER OMITTED]
          [MAP OF LONG ISLAND MARRIOTT AND CONFERENCE CENTER OMITTED]

                                     A-3-85

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                   LONG ISLAND MARRIOTT AND CONFERENCE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $103,500,000
CUT-OFF DATE PRINCIPAL BALANCE:             $103,500,000
% OF POOL BY IPB:                           1.9%
% OF GROUP R-1:                             3.3%
LOAN SELLER:                                UBS Real Estate Securities Inc.
BORROWER:                                   Rex Uniondale Hotel LLC
SPONSOR:                                    Rex New Venture Properties, LLC
ORIGINATION DATE:                           01/25/07
INTEREST RATE:                              6.11850%
INTEREST-ONLY PERIOD:                       120 months
MATURITY DATE:                              02/10/17
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE(1):                    Permitted Mezzanine Loan
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL       MONTHLY
                                                      --------------------------
FF&E(2):                                                 $20,000,000       $0
DEBT SERVICE RESERVE(3):                                 $1,000,000        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Leasehold
PROPERTY TYPE:                              Hotel -- Full Service
ROOMS:                                      618
LOCATION:                                   Uniondale, NY
YEAR BUILT/RENOVATED:                       1982/2006
OCCUPANCY:                                  70.8%
OCCUPANCY DATE:                             12/31/06
HISTORICAL NOI:
  2004:                                     $6,583,133
  2005:                                     $7,839,981
  2006:                                     $9,648,959
UW REVENUES:                                $44,779,000
UW EXPENSES:                                $33,466,900
UW NOI:                                     $11,312,100
UW NET CASH FLOW(4):                        $9,520,940
APPRAISED VALUE
   (STABILIZED)(5):                         $152,000,000
APPRAISAL DATE:                             01/01/10
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                     $167,476
CUT-OFF DATE LTV(5):                        68.1%
MATURITY DATE LTV(5):                       68.1%
UW IO DSCR(4):                              1.48x
UW DSCR(4):                                 1.48x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                            PROPERTY HISTORICAL OPERATING STATISTICS

                 OCCUPANCY                                           ADR
--------------------------------------------    ------------------------------------------------
     2004       2005       2006        UW         2004         2005         2006          UW
------------------------------------------------------------------------------------------------

    63.8%       67.0%      70.4%      72.6%      $ 154.96    $ 159.03     $ 163.76     $ 179.74
------------------------------------------------------------------------------------------------

                                   REVPAR
-----------   --------------------------------------------------
    2004         2004        2005         2006          UW
----------------------------------------------------------------

 63.8%         $ 98.84     $ 106.52     $ 115.23     $ 130.49
----------------------------------------------------------------

(1)   Any direct or indirect owner of the borrower (other than the principal) is permitted to incur mezzanine debt, provided that, but not limited to, the following conditions are satisfied: (i) the aggregate principal amount of the mezzanine debt does not exceed, when added to the outstanding principal amount of the mortgage loan, an LTV ratio of 80%, and (ii) the
      DSCR for the immediately preceding 12 full calendar months is equal to or exceeds 1.20x.

(2)   At origination, the borrower deposited $20,000,000 into the FF&E Reserve, which will be used for capital improvements based on the Property
      Improvement Plan ("PIP") and is to be completed by June 30, 2008, pursuant to the in place management agreement. Funds will be disbursed based on the actual costs incurred for the PIP. The borrower may request funds to be released once in any calendar month subject to a minimum disbursement of
      $100,000. Upon completion of the PIP, the balance of the FF&E Reserve, if any, will be remitted to the borrower provided that the DSCR is greater than or equal to 1.20x.

(3)   At origination, the borrower deposited $1,000,000 into the debt service reserve, which will be used for any shortfalls in debt service during the
      PIP period. Funds will be remitted to the borrower upon (i) completion of the PIP and (ii) the DSCR is greater than or equal to 1.20x.

(4)   The underwritten cash flow is based on the property's projected performance after the PIP. The mortgaged property's actual DSCR is 1.26x.

(5)   The appraised value and corresponding loan-to-value ratio is based on the property's stabilized value of $152,000,000, which reflects the property's projected performance after the PIP. The property's "as-is" loan-to-value ratio is 77.1% based on the "as-is" appraised value of $107,000,000 and the loan balance net of the upfront FF&E Reserve and Debt Service Reserve.

                                     A-3-86

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                            THE ORCHARD AT SADDLEBACK
--------------------------------------------------------------------------------

                 [3 PHOTOS OF THE ORCHARD AT SADDLEBACK OMITTED]
                   [MAP OF THE ORCHARD AT SADDLEBACK OMITTED]

                                     A-3-87

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                            THE ORCHARD AT SADDLEBACK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $100,000,000
% OF POOL BY IPB:                           1.9%
% OF GROUP R-1:                             3.2%
LOAN SELLER:                                Nomura Credit & Capital, Inc.
BORROWER:                                   WALF, LLC
SPONSOR:                                    WALF, LLC
ORIGINATION DATE:                           12/15/06
INTEREST RATE:                              6.53200%
INTEREST-ONLY PERIOD:                       120 months
MATURITY DATE:                              01/11/17
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(24),Def(87),O(7)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Hard
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                    INITIAL         MONTHLY
                                                  ------------------------------
TAXES:                                                 $128,083       $32,021
INSURANCE:                                              $39,602        $7,920
CAPEX:                                                       $0        $2,321
ENVIRONMENTAL:                                         $200,000            $0
TI/LC(1):                                            $7,132,087     Springing
DEBT SERVICE(2):                                     $3,266,000            $0
LEASING RESERVE(3):                                  $6,150,000            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Retail -- Anchored
SQUARE FOOTAGE:                             278,461
LOCATION:                                   Lake Forest, CA
YEAR BUILT/RENOVATED:                       2004/2006
OCCUPANCY:                                  94.3%
OCCUPANCY DATE:                             12/01/06
NUMBER OF TENANTS:                          38
UW REVENUES:                                $10,196,209
UW EXPENSES:                                $2,339,635
UW NOI:                                     $7,856,574
UW NET CASH FLOW:                           $7,701,336
APPRAISED VALUE:                            $125,200,000
APPRAISAL DATE:                             12/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $359
CUT-OFF DATE LTV:                           79.9%
MATURITY LTV:                               79.9%
UW IO DSCR:                                 1.16x
UW DSCR:                                    1.16x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                       SIGNIFICANT TENANTS

                                          SQUARE                       BASE           LEASE
TENANT NAME          MOODY'S/FITCH(4)      FEET         % OF GLA     RENT PSF     EXPIRATION YEAR
-------------------------------------------------------------------------------------------------

RALPHS                  Baa2/BBB          55,000          19.8%       $22.00         2027
HOMEGOODS, INC             A3             25,000           9.0%       $15.20         2015
SHOE PAVILION                             23,000           8.3%       $21.00         2015
PETSMART, INC              Ba2            20,000           7.2%       $22.00         2020
STAPLES                 Baa1/BBB+         20,000           7.2%       $23.00         2021
-------------------------------------------------------------------------------------------------

(1)   The mortgagee escrowed $7,132,087 for unpaid and future tenant improvements and leasing activities. This amount includes a $4,630,000 payment for the Ralph's store improvements. On-going TI/LC reserves will be collected at $23,205 per month, beginning in year 5.

(2)   A six-month debt service reserve was established at closing to cover debt-service shortfalls until Phase II tenants commence paying rent. The first payment commenced on February 11, 2007 and will continue for the succeeding five payment periods.

(3)   The reserve will be released as the mortgagee is presented with executed leased. The mortgagee release of reserve will be based upon the aggregate base rent provided for in the approved lease multiplied by $18.29.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-88

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                OSPREY PORTFOLIO
--------------------------------------------------------------------------------

                     [4 PHOTOS OF OSPREY PORTFOLIO OMITTED]
                        [MAP OF OSPREY PORTFOLIO OMITTED]

                                     A-3-89

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP10

--------------------------------------------------------------------------------
                                OSPREY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $96,240,000
CUT-OFF DATE PRINCIPAL BALANCE:             $96,240,000
% OF POOL BY IPB:                           1.8%
% OF GROUP R-1:                             3.1%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Osprey Lakeview LLC, et al.
SPONSOR:                                    Osprey East, A Webber/Osprey
                                            Joint Venture, L.L.C
ORIGINATION DATE:                           02/05/07
INTEREST RATE:                              5.61600%
INTEREST-ONLY PERIOD:                       120 months
MATURITY DATE:                              03/01/17
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(24),Def(91),O(5)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL       MONTHLY
                                                     ---------------------------
TAXES:                                                 $150,555     $150,555
INSURANCE:                                             $0           Springing(1)
TI/LC:                                                 $0           Springing(2)
CAPEX:                                                 $0           $8,048
LETTER OF CREDIT:                                      $320,000     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Portfolio
TITLE:                                      Fee
PROPERTY TYPE:                              Office -- Suburban
SQUARE FOOTAGE:                             691,024
LOCATION:                                   Various, FL
YEAR BUILT/RENOVATED:                       Various/Various
OCCUPANCY:                                  97.8%
OCCUPANCY DATE:                             Various
HISTORICAL NOI:
  2005:                                     $5,425,630
  TTM AS OF 11/30/06:                       $8,349,731
UW REVENUES:                                $15,425,474
UW EXPENSES:                                $7,366,765
UW NOI:                                     $8,058,711
UW NET CASH FLOW:                           $7,615,156
APPRAISED VALUE:                            $120,300,000
APPRAISAL DATE:                             Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $139
CUT-OFF DATE LTV:                           80.0%
MATURITY DATE LTV:                          80.0%
UW IO DSCR:                                 1.39x
UW DSCR:                                    1.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PORTFOLIO SUMMARY

                                                      YEAR BUILT/
PROPERTY NAME                       LOCATION           RENOVATED       TOTAL SF
--------------------------------------------------------------------------------

WESTLAKE CORPORATE CENTER I & II    Tampa, FL         1999 / 2001      171,448
TAMPA OAKS ONE                      Tampa, FL            1998          164,752
LAKEWOOD RANCH                      Bradenton, FL        1998          101,312
LAKE VIEW AT HIDDEN RIVER           Tampa, FL            1989          125,390
ORION CENTER                        Tampa, FL            1987           68,447
PALM COURT AT HIDDEN RIVER          Tampa, FL            1989           59,675
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                691,024
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                               ALLOCATED
                                                                                      % OF       LOAN
PROPERTY NAME                       OCCUPANCY %   LEAD TENANT                          GLA      AMOUNT
----------------------------------------------------------------------------------------------------------

WESTLAKE CORPORATE CENTER I & II      100.0%      United Healthcare Group, Inc.       29.7%   $25,600,000
TAMPA OAKS ONE                         99.5%      Coca-Cola Enterprises, Inc.         25.9%    23,760,000
LAKEWOOD RANCH                        100.0%      Gevity HR Inc                       95.3%    16,400,000
LAKE VIEW AT HIDDEN RIVER              95.6%      AchieveGlobal, Inc.                 21.9%    16,000,000
ORION CENTER                          100.0%      Laser Spine Institute               43.8%     8,320,000
PALM COURT AT HIDDEN RIVER             85.2%      Bausch & Lomb, Incorporated         44.4%     6,160,000
----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                97.8%                                          54.9%   $96,240,000
----------------------------------------------------------------------------------------------------------

(1)   Insurance escrows are springing upon event of default.

(2)   Rollover reserves are waived unless the DSCR is less than 1.10x for two consecutive quarters or there is an event of default. If the DSCR is reduced below 1.10x for two consecutive quarters, the borrower will deposit $57,614 a month ($1/sf/annually) until the DSCR equals or exceeds
      1.10x for two consecutive quarters. Rollover reserve is capped at
      $1,382,736 (2 years).

                                     A-3-90

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

ANNEX A-4

DECREMENT TABLES

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	85	85	85	85	85
March 15, 2009	68	68	68	68	68
March 15, 2010	48	48	48	48	48
March 15, 2011	25	25	25	25	25
March 15, 2012	0	0	0	0	0
Weighted Average Life(1)	2.78	2.78	2.78	2.78	2.78

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-1S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	99	99	99	99	99
March 15, 2010	98	93	87	77	20
March 15, 2011	97	68	38	7	0
March 15, 2012	0	0	0	0	0
Weighted Average Life(1)	4.51	4.07	3.70	3.43	2.97

(1)	The weighted average life of the Class A-1S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1S Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	95	95	95	95	95
March 15, 2014	84	83	82	80	70
March 15, 2015	64	64	64	64	64
March 15, 2016	43	39	33	24	0
March 15, 2017	0	0	0	0	0
Weighted Average Life(1)	8.38	8.28	8.20	8.14	7.97

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

ANNEX A-4-1

Percent of the Initial Certificate Balance
of the Class A-2S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	78
March 15, 2012	0	0	0	0	0
Weighted Average Life(1)	4.82	4.80	4.75	4.68	4.39

(1)	The weighted average life of the Class A-2S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2S Certificates.

Percent of the Initial Certificate Balance
of the Class A-2SFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	78
March 15, 2012	0	0	0	0	0
Weighted Average Life(1)	4.82	4.80	4.75	4.68	4.39

(1)	The weighted average life of the Class A-2SFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2SFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2SFL Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	100	100	100	100	90
March 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.80	9.78	9.76	9.71	9.46

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

ANNEX A-4-2

Percent of the Initial Certificate Balance
of the Class A-3S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	58	57	56	54	44
March 15, 2013	24	21	17	11	0
March 15, 2014	0	0	0	0	0
Weighted Average Life(1)	5.42	5.41	5.40	5.38	5.21

(1)	The weighted average life of the Class A-3S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3S Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	99	99	99	99	99
March 15, 2012	99	99	99	99	99
March 15, 2013	98	98	98	98	96
March 15, 2014	98	97	96	96	95
March 15, 2015	97	96	95	95	95
March 15, 2016	97	95	93	92	90
March 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.71	9.64	9.59	9.55	9.34

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

ANNEX A-4-3

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	100	100	100	100	100
March 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.94	9.90	9.71

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-MS Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	79
March 15, 2014	0	0	0	0	0
Weighted Average Life(1)	6.51	6.49	6.48	6.45	6.25

(1)	The weighted average life of the Class A-MS Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MS Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MS Certificates.

ANNEX A-4-4

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	100	100	100	100	100
March 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.96	9.74

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class A-JFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	100	100	100	100	100
March 15, 2015	100	100	100	100	100
March 15, 2016	100	100	100	100	100
March 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.96	9.74

(1)	The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

ANNEX A-4-5

Percent of the Initial Certificate Balance
of the Class A-JS Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	0	0	0	0	0
Weighted Average Life(1)	6.71	6.71	6.70	6.69	6.54

(1)	The weighted average life of the Class A-JS Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JS Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JS Certificates.

Percent of the Initial Certificate Balance
of the Class B-S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.79	6.78	6.76	6.72	6.54

(1)	The weighted average life of the Class B-S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B-S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B-S Certificates.

Percent of the Initial Certificate Balance
of the Class C-S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.79	6.79	6.79	6.79	6.54

(1)	The weighted average life of the Class C-S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C-S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C-S Certificates.

ANNEX A-4-6

Percent of the Initial Certificate Balance
of the Class D-S Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 15, 2008	100	100	100	100	100
March 15, 2009	100	100	100	100	100
March 15, 2010	100	100	100	100	100
March 15, 2011	100	100	100	100	100
March 15, 2012	100	100	100	100	100
March 15, 2013	100	100	100	100	100
March 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.79	6.79	6.79	6.79	6.54

(1)	The weighted average life of the Class D-S Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D-S Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D-S Certificates.

The discount margins set forth in the tables below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-2SFL or Class A-JFL Certificates, as applicable, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of that class of Certificates. The tables below assume that the Class A-2SFL and Class A-JFL Certificates settle without accrued interest. The following tables have been prepared on the basis of the modeling assumptions above.

Discount Margins for the Class A-2SFL Certificates
at the Respective CPRs Set Forth Below:

Price (%)	0% CPR Disc Margin (bps)	25% CPR Disc Margin (bps)	50% CPR Disc Margin (bps)	75% CPR Disc Margin (bps)	100% CPR Disc Margin (bps)
99.97500	13.6	13.6	13.6	13.6	13.6
99.98125	13.4	13.4	13.4	13.4	13.5
99.98750	13.3	13.3	13.3	13.3	13.3
99.99375	13.1	13.1	13.1	13.1	13.2
100.00000	13.0	13.0	13.0	13.0	13.0
100.00625	12.9	12.9	12.9	12.9	12.8
100.01250	12.7	12.7	12.7	12.7	12.7
100.01875	12.6	12.6	12.6	12.6	12.5
100.02500	12.4	12.4	12.4	12.4	12.4
Weighted Average Life (years)(1)	4.82	4.80	4.75	4.68	4.39

(1)	The weighted average life of the Class A-2SFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2SFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2SFL Certificates.

ANNEX A-4-7

Discount Margins for the Class A-JFL Certificates
at the Respective CPRs Set Forth Below:

Price (%)	0% CPR Disc Margin (bps)	25% CPR Disc Margin (bps)	50% CPR Disc Margin (bps)	75% CPR Disc Margin (bps)	100% CPR Disc Margin (bps)
99.97500	26.3	26.3	26.3	26.3	26.3
99.98125	26.2	26.2	26.2	26.2	26.2
99.98750	26.2	26.2	26.2	26.2	26.2
99.99375	26.1	26.1	26.1	26.1	26.1
100.00000	26.0	26.0	26.0	26.0	26.0
100.00625	25.9	25.9	25.9	25.9	25.9
100.01250	25.8	25.8	25.8	25.8	25.8
100.01875	25.8	25.8	25.8	25.8	25.8
100.02500	25.7	25.7	25.7	25.7	25.7
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.74

(1)	The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

ANNEX A-4-8

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

ANNEX ID #   LOAN #   SELLER   PROPERTY NAME                                        STREET ADDRESS
----------   ------   ------   -------------                                        --------------

   8.04        11     JPMCB    AMLI on the Parkway                                  4343 Rosemeade Parkway
    20         30      NCCI    Pelican Point                                        760 South Hill Road
  23.01        33      NCCI    Sierra Springs                                       26030 East Baseline Street
  23.02        34      NCCI    North Pointe - Riverside                             5829 Montgomery Street
  23.03        35      NCCI    Boardwalk / Park Place                               7270 8th Street
  23.04        36      NCCI    Crosswinds                                           4355 South Jones Boulevard
  23.05        37      NCCI    West View (West Lake)                                334 South Westlake Avenue
  23.07        39      NCCI    Mountain View Townhouse                              1100 East Whittier Avenue
  23.08        40      NCCI    Mountain Gate                                        4575 Little Mountain Drive
  23.09        41      NCCI    Central Park                                         1129 East Central Avenue
  23.10        42      NCCI    Sherman Pointe                                       6851 Sepulveda Boulevard
  23.11        43      NCCI    The Victorian                                        3435 Webb Chapel Extension
    24         44     JPMCB    Hampton at Town Center                               19757 Crystal Rock Drive
    25         45      EHY     Arches                                               1235 Wildwood Avenue
    28         51      UBS     2700-2800 Bronx Park East                            2700-2800 Bronx Park East
    30         53      NCCI    Lembi Multifamily Portfolio                          Various
  30.01      53.01             1155 Jones                                           1155 Jones Street
  30.02      53.02             940 Hayes                                            940-942 Hayes Street
  30.03      53.03             755 Green                                            755-757 Green Street
  30.04      53.04             815 O'Farrell                                        815 O'Farrell Street
  30.05      53.05             1085 South Van Ness                                  1085 South Van Ness Avenue
  30.06      53.06             720 Jones                                            720 Jones Street
  30.07      53.07             626 Powell                                           626 Powell Street
  30.08      53.08             1705 Octavia                                         1705 Octavia Street
    34         57      UBS     Sawyer Portfolio                                     Various
  34.01      57.01             Whispering Palms                                     4550 NW 36th Street
  34.02      57.02             Boardwalk at Inverrary                               2915 NW 60th Avenue
    40         63      NCCI    Pinnacle Heights                                     7990 East Snyder Road
    41         64      NCCI    Addison at Wyndham                                   11401 Old Nuckols Road
    49         72      NCCI    Worthington Meadows                                  699 Wellingshire Boulevard
    51         74      EHY     Fountain Apartments                                  5175 Cinderlane Parkway
    56         79      NCCI    The Hamptons                                         3070 South Nellis Boulevard
    59         82      PNC     Ashley House Apartment Homes                         3903 South Mason Road
    60         83      NCCI    College Suites-Murfreesboro TN                       2315 Tennessee Boulevard
    64         87      PNC     Remington Apartments                                 8801 Tarter Avenue
    65         88      UBS     1691 Broadway                                        1691-1695 Broadway
    66         89      NCCI    Tanque Verde Apartments                              7671 East Tanque Verde Road
    76         99      NCCI    Ashton Oaks Apartments                               2030 Northcliffe Drive
    77        100     JPMCB    Park Place Apartments                                2707-2747 Park Place Lane
    78        101      NCCI    Colonia Del Rio                                      4601 North Via Entrada
    84        107      NCCI    Hickory Ridge                                        1718 West 55th Avenue
    85        108      NCCI    Stonegate at Eagle's Landing                         700 Rock Quarry Road
    87        110      NCCI    Hacienda Del Rio                                     4545 North Via Entrada
   101        124      UBS     Sagebrook Apartments - Las Vegas, NV                 4600 Vegas Drive
   108                         Beth Boulevard Apartments and Twin Oaks Apartments   Various
  108.01      131      NCCI    Twin Oaks Apartments                                 2555 Twin Oaks Court
  108.02      132      NCCI    Beth Boulevard Apartments                            3155 Beth Boulevard
   116        140      NCCI    Sierra Mobile Estates                                17333 & 17225 Valley Boulevard
   119        143      NCCI    Santiago MHP                                         4650 East Carey Avenue
   121        145      EHY     Legacy at Wesleyan                                   1800 Wesleyan Drive
   124        148      NCCI    Heritage Village & Parkside Apartments               101 Brookside Drive and 1-63 Candlelight Lane
   128        152      NCCI    Spring Creek Apartments (Austin)                     6407 Springdale Road
   138        162      UBS     Franklin Avenue & Whitley Avenue                     1912 Whitley Avenue & 6651 Franklin Avenue
   139        163      NCCI    Olde Towne                                           790 Irving Drive
   141        165     JPMCB    Cooper's Landing IIB                                 5001 Cooper's Landing Drive
   145        169      NCCI    Pierre Suites                                        825 - 835 Pine Street
   153        177     JPMCB    Courtyard                                            1988 Davis Drive
   155        179      NCCI    California Senior Plaza                              8633 California Avenue
   164        188      PNC     Desert Winds Townhomes                               102-197 Desert Winds Way
   167        191      NCCI    Cedar Ridge                                          2313 Grantline Road
   169        193      PNC     Timberline Apartments                                7902 South Sheridan
   171        195      NCCI    Evergreen                                            813 Eastern Boulevard
   178        202      NCCI    Paradise Park ROC                                    7111 142nd Avenue North
   183        207      PNC     Turtle Creek Park                                    2218 East 59th Street
   189        213     JPMCB    Foxwood                                              3803 Sage Drive
   195        219      NCCI    Skylark MHP                                          9113 Rosecrans Avenue
   199        223     JPMCB    Meadow Ridge                                         1121 North McIntosh Road
   203        227     JPMCB    Somerset                                             1020 North Main Street
   205        229     JPMCB    Conklin                                              2525 Conklin Drive

                                                                    NUMBER OF    PROPERTY               PROPERTY
ANNEX ID #   CITY               STATE   ZIP CODE   COUNTY           PROPERTIES   TYPE                   SUBTYPE
----------   ----               -----   --------   --------------   ----------   --------------------   ---------------------

   8.04      Dallas              TX      75287     Collin                1       Multifamily            Garden
    20       Ventura             CA      93003     Ventura               1       Multifamily            Garden
  23.01      San Bernardino      CA      92410     San Bernardino        1       Multifamily            Garden
  23.02      Riverside           CA      92503     Riverside             1       Multifamily            Garden
  23.03      Buena Park          CA      90621     Orange                1       Multifamily            Garden
  23.04      Las Vegas           NV      89103     Clark                 1       Multifamily            Garden
  23.05      Los Angeles         CA      90057     Los Angeles           1       Multifamily            Garden
  23.07      Hemet               CA      92543     Riverside             1       Multifamily            Garden
  23.08      San Bernardino      CA      92407     San Bernardino        1       Multifamily            Garden
  23.09      Redlands            CA      92374     San Bernardino        1       Multifamily            Garden
  23.10      Van Nuys            CA      91405     Los Angeles           1       Multifamily            Garden
  23.11      Dallas              TX      75220     Dallas                1       Multifamily            Garden
    24       Germantown          MD      20874     Montgomery            1       Multifamily            Garden
    25       Sunnyvale           CA      94089     Santa Clara           1       Multifamily            Garden
    28       Bronx               NY      10467     New York              1       Multifamily            Mid/High Rise
    30       San Francisco       CA     Various    San Francisco         8       Multifamily            Various
  30.01      San Francisco       CA      94109     San Francisco         1       Multifamily            Mid/High Rise
  30.02      San Francisco       CA      94117     San Francisco         1       Multifamily            Garden
  30.03      San Francisco       CA      94133     San Francisco         1       Multifamily            Garden
  30.04      San Francisco       CA      94109     San Francisco         1       Multifamily            Mid/High Rise
  30.05      San Francisco       CA      94110     San Francisco         1       Multifamily            Garden
  30.06      San Francisco       CA      94109     San Francisco         1       Multifamily            Mid/High Rise
  30.07      San Francisco       CA      94108     San Francisco         1       Multifamily            Mid/High Rise
  30.08      San Francisco       CA      94109     San Francisco         1       Multifamily            Garden
    34       Various             FL     Various    Broward               2       Multifamily            Mid/High Rise
  34.01      Lauderdale Lakes    FL      33319     Broward               1       Multifamily            Mid/High Rise
  34.02      Sunrise             FL      33313     Broward               1       Multifamily            Mid/High Rise
    40       Tucson              AZ      85750     Pima                  1       Multifamily            Garden
    41       Glen Allen          VA      23059     Henrico               1       Multifamily            Garden
    49       Worthington         OH      43085     Franklin              1       Multifamily            Garden
    51       Orlando             FL      32808     Orange                1       Multifamily            Garden
    56       Las Vegas           NV      89121     Clark                 1       Multifamily            Garden
    59       Katy                TX      77450     Fort Bend             1       Multifamily            Garden
    60       Murfreesboro        TN      37130     Rutherford            1       Multifamily            Student Housing
    64       Amarillo            TX      79119     Randall               1       Multifamily            Garden
    65       New York            NY      10019     New York              1       Multifamily            Mid/High Rise
    66       Tuscon              AZ      85715     Pima                  1       Multifamily            Garden
    76       Winston-Salem       NC      27106     Forsyth               1       Multifamily            Garden
    77       Janesville          WI      53545     Rock                  1       Multifamily            Garden
    78       Tucson              AZ      85718     Pima                  1       Multifamily            Garden
    84       Merrillville        IN      46410     Lake                  1       Multifamily            Garden
    85       Stockbridge         GA      30281     Henry                 1       Multifamily            Garden
    87       Tucson              AZ      85718     Pima                  1       Multifamily            Garden
   101       Las Vegas           NV      89108     Clark                 1       Multifamily            Garden
   108       Decatur             IL      62526     Macon                 2       Multifamily            Garden
  108.01     Decatur             IL      62526     Macon                 1       Multifamily            Garden
  108.02     Decatur             IL      62526     Macon                 1       Multifamily            Garden
   116       Fontana             CA      92335     San Bernardino        1       Manufactured Housing   Manufactured Housing
   119       Las Vegas           NV      89115     Clark                 1       Manufactured Housing   Manufactured Housing
   121       Macon               GA      31210     Bibb                  1       Multifamily            Garden
   124       Dover               OH      44622     Tuscarawas            1       Multifamily            Garden
   128       Austin              TX      78723     Travis                1       Multifamily            Garden
   138       Los Angeles         CA      90068     Los Angeles           1       Multifamily            Mid/High Rise
   139       Clarksville         IN      47129     Clark                 1       Multifamily            Garden
   141       Kalamazoo           MI      49004     Kalamazoo             1       Multifamily            Garden
   145       San Francisco       CA      94108     San Francisco         1       Multifamily            Garden
   153       Belvidere           IL      61008     Boone                 1       Multifamily            Garden
   155       South Gate          CA      90280     Los Angeles           1       Multifamily            Senior Housing
   164       Mesquite            NV      89027     Clark                 1       Multifamily            Garden
   167       New Albany          IN      47150     Floyd                 1       Multifamily            Garden
   169       Tulsa               OK      74133     Tulsa                 1       Multifamily            Garden
   171       Clarksville         IN      47129     Clark                 1       Multifamily            Garden
   178       Largo               FL      33771     Pinellas              1       Manufactured Housing   Manufactured Housing
   183       Tulsa               OK      74105     Tulsa                 1       Multifamily            Garden
   189       Rockford            IL      61114     Winnebago             1       Multifamily            Garden
   195       Bellflower          CA      90706     Los Angeles           1       Manufactured Housing   Manufactured Housing
   199       Norfolk             NE      68701     Madison               1       Multifamily            Garden
   203       Rockford            IL      61103     Winnebago             1       Multifamily            Garden
   205       Rockford            IL      61101     Winnebago             1       Multifamily            Garden

                                                              PAD                 STUDIO                ONE BEDROOM
                                                       -----------------   ---------------------   ----------------------
                CURRENT        LOAN     TOTAL UNITS/   NO. OF    AVERAGE    NO. OF       AVERAGE       NO. OF     AVERAGE
ANNEX ID #    BALANCE ($)    GROUP(1)      BEDS/PADS     PADS   PAD RENT   STUDIOS   STUDIO RENT   1-BR UNITS   1-BR RENT
----------   -------------   --------   ------------   ------   --------   -------   ------------------------   ---------

   8.04      13,500,000.00      3               240         0          0         0             0          160         748
    20       72,000,000.00      3               411         0          0         0             0          160       1,042
  23.01      13,200,957.96      1               220         0          0         0             0          123         599
  23.02      12,296,748.69      1               140         0          0         0             0           10         778
  23.03       8,396,911.02      1               100         0          0         1           695           55         824
  23.04       4,404,893.56      1                64         0          0         0             0            0           0
  23.05       3,940,024.74      1                57         0          0        57           728            0           0
  23.07       3,241,525.57      1                56         0          0         0             0           16         727
  23.08       3,164,235.08      1                44         0          0         0             0            0           0
  23.09       2,824,185.37      1                40         0          0         0             0           10         796
  23.10       2,701,586.31      1                36         0          0         8           659           23         837
  23.11       2,188,405.27      1               127         0          0         0             0          115         485
    24       65,500,000.00      2               768         0          0         0             0          496         841
    25       65,000,000.00      3               410         0          0         0             0          284       1,091
    28       52,000,000.00      2               702         0          0       166           705          420         701
    30       47,000,000.00      3               291         0          0       181         1,116          103       1,865
  30.01      16,738,596.49      3                60         0          0        29         2,108           31       3,326
  30.02       5,854,385.96      3                40         0          0        26         1,011           14       1,565
  30.03       4,836,052.63      3                30         0          0         6         1,146           18       1,215
  30.04       4,836,052.63      3                42         0          0        40           873            1       1,350
  30.05       4,695,877.19      3                30         0          0         6           945           24       1,177
  30.06       4,349,561.40      3                43         0          0        30           736           13         942
  30.07       4,122,807.02      3                34         0          0        32         1,022            2       1,695
  30.08       1,566,666.67      3                12         0          0        12         1,022            0           0
    34       43,000,000.00      2               625         0          0         0             0          232         785
  34.01      21,960,000.00      2               315         0          0         0             0           46         726
  34.02      21,040,000.00      2               310         0          0         0             0          186         799
    40       32,937,000.00      2               310         0          0         0             0          110         829
    41       30,850,000.00      2               312         0          0         0             0          128         765
    49       27,000,000.00      2               528         0          0         0             0            0           0
    51       26,000,000.00      3               552         0          0         0             0          284         632
    56       23,441,699.89      2               492         0          0         0             0          140         629
    59       21,500,000.00      2               276         0          0        12           667          140         807
    60       21,120,000.00      2               216         0          0         0             0            0           0
    64       19,000,000.00      2               288         0          0         0             0          110         641
    65       18,000,000.00      1                28         0          0        24         1,478            4       1,796
    66       17,300,000.00      3               428         0          0        16           443          244         520
    76       14,250,000.00      2               288         0          0         6           577          168         627
    77       14,150,000.00      2               208         0          0         0             0          118         652
    78       14,102,000.00      2               176         0          0         0             0           88         684
    84       13,220,000.00      2               395         0          0         0             0           43         570
    85       13,000,000.00      2               167         0          0         0             0           36         720
    87       12,560,000.00      2               248         0          0         0             0          216         540
   101       10,600,000.00      3               192         0          0         0             0           96         641
   108        9,700,000.00                      324         0          0        63           322          193         504
  108.01      7,500,000.00      2               202         0          0         0             0          134         535
  108.02      2,200,000.00      2               122         0          0        63           322           59         433
   116        8,200,000.00      3               214       214        338         0             0            0           0
   119        7,800,000.00      3               185       185        459         0             0            0           0
   121        7,500,000.00      2               200         0          0         0             0           64         597
   124        7,120,000.00      2               150         0          0         0             0           11         463
   128        6,940,000.00      3               204         0          0         0             0           60         465
   138        6,200,000.00      2                45         0          0         8           915           19       1,222
   139        6,190,000.00      2               156         0          0         0             0           84         489
   141        6,000,000.00      2                96         0          0         0             0           47         638
   145        5,939,100.00      2                32         0          0        10         1,317           22       1,762
   153        5,368,000.00      2               104         0          0         0             0           26         580
   155        5,093,370.53      2                69         0          0         0             0           63         500
   164        4,290,945.20      2                44         0          0         0             0            0           0
   167        4,225,000.00      2               112         0          0         0             0           27         456
   169        4,109,000.00      2               168         0          0         0             0          120         389
   171        3,920,000.00      2               125         0          0         0             0           70         430
   178        3,650,000.00      2               108       108        433         0             0            0           0
   183        3,125,000.00      2               101         0          0         0             0           71         464
   189        2,856,000.00      2                60         0          0         0             0            5         565
   195        2,540,000.00      3                46        46        440         0             0            0           0
   199        2,095,649.49      2                84         0          0         0             0           31         349
   203        1,208,000.00      2                36         0          0         3           373           30         450
   205        1,080,000.00      2                28         0          0         0             0           20         510

                  TWO BEDROOM             THREE BEDROOM             FOUR BEDROOM
             ----------------------   ----------------------   ----------------------
                 NO. OF     AVERAGE       NO. OF     AVERAGE       NO. OF     AVERAGE            UTILITIES            ELEVATOR
ANNEX ID #   2-BR UNITS   2-BR RENT   3-BR UNITS   3-BR RENT   4-BR UNITS   4-BR RENT           TENANT PAYS            PRESENT
----------   ----------   ---------   ----------   ---------   ----------   ---------   ---------------------------   --------

   8.04              80       1,100            0           0            0           0         Electric, Water            No
    20              251       1,319            0           0            0           0      Electric, Water, Sewer        No
   23.01             95         730            2         895            0           0             Electric               No
   23.02             80         955           50       1,072            0           0          Electric, Gas             No
   23.03             44         986            0           0            0           0          Electric, Gas             No
   23.04             53         806           11         920            0           0          Electric, Gas             No
   23.05              0           0            0           0            0           0          Electric, Gas             Yes
   23.07             22         782           18         929            0           0          Electric, Gas             No
   23.08             44         885            0           0            0           0          Electric, Gas             No
   23.09             30         870            0           0            0           0          Electric, Gas             No
   23.10              5       1,025            0           0            0           0          Electric, Gas             Yes
   23.11             12         673            0           0            0           0             Electric               No
    24              272       1,040            0           0            0           0   Electric, Gas, Sewer, Water      No
    25              125       1,404            1       1,475            0           0   Electric, Gas, Water, Sewer      No
    28              116         763            0           0            0           0             Electric               No
    30                7       1,330            0           0            0           0             Various              Various
   30.01              0           0            0           0            0           0          Electric, Gas             Yes
   30.02              0           0            0           0            0           0          Electric, Gas             No
   30.03              6       1,219            0           0            0           0             Electric               Yes
   30.04              1       1,995            0           0            0           0          Electric, Gas             Yes
   30.05              0           0            0           0            0           0          Electric, Gas             Yes
   30.06              0           0            0           0            0           0          Electric, Gas             Yes
   30.07              0           0            0           0            0           0   Electric, Gas, Water, Sewer      Yes
   30.08              0           0            0           0            0           0          Electric, Gas             No
    34              313         919           80       1,042            0           0           Water, Sewer             Yes
   34.01            189         885           80       1,042            0           0           Water, Sewer             Yes
   34.02            124         967            0           0            0           0           Water, Sewer             Yes
    40              148         961           52       1,163            0           0   Electric, Gas, Water, Sewer      No
    41              148         955           36       1,118            0           0   Electric, Gas, Water, Sewer      No
    49              526         713            2         780            0           0       Electric, Gas, Water         No
    51              268         749            0           0            0           0             Electric               No
    56              282         724           70         842            0           0             Electric               No
    59              108       1,120           16       1,529            0           0       Electric,Water,Sewer         No
    60                0           0          108       1,275          108       1,780         Electric, Water            No
    64              170         757            8         935            0           0         Electric, Water            No
    65                0           0            0           0            0           0             Electric               Yes
    66              168         678            0           0            0           0             Electric               No
    76              114         719            0           0            0           0             Electric               No
    77               90         751            0           0            0           0             Electric               Yes
    78               66         862           22       1,006            0           0                                    No
    84              352         667            0           0            0           0             Electric               No
    85              103         849           28       1,009            0           0   Electric, Gas, Water, Sewer      No
    87               32         714            0           0            0           0   Electric, Gas, Water, Sewer      No
    101              96         772            0           0            0           0       Electric, Gas, Water         No
    108              68         686            0           0            0           0             Electric             Various
  108.01             68         686            0           0            0           0             Electric               No
  108.02              0           0            0           0            0           0             Electric               Yes
    116               0           0            0           0            0           0                                    NAP
    119               0           0            0           0            0           0                                    NAP
    121             112         701           24         808            0           0      Electric, Water, Sewer        No
    124             139         622            0           0            0           0                                    No
    128             144         588            0           0            0           0             Electric               No
    138              18       1,555            0           0            0           0          Electric, Gas             No
    139              72         590            0           0            0           0             Electric               No
    141              24         788           25         883            0           0          Electric, Gas             No
    145               0           0            0           0            0           0          Electric, Gas             No
    153              78         648            0           0            0           0             Electric               No
    155               6       1,079            0           0            0           0             Electric               Yes
    164              22       1,047           22       1,147            0           0    Electric, Gas, Heat, Water      No
    167              78         558            7         626            0           0             Electric               No
    169              48         530            0           0            0           0             Electric               NAP
    171              55         538            0           0            0           0             Electric               No
    178               0           0            0           0            0           0                                    NAP
    183              26         572            4         730            0           0             Electric               No
    189              55         631            0           0            0           0             Electric               No
    195               0           0            0           0            0           0                                    NAP
    199              53         442            0           0            0           0          Electric, Gas             No
    203               3         523            0           0            0           0             Electric               Yes
    205               2         575            6         667            0           0             Electric               No

(1) Loan Group "1" = Loan Group R-1; Loan Group "2" = Loan Group R-2; Loan Group
"3" = Loan Group S.

Footnotes to Annex B

1.	In determining the average rent for units in a multifamily property having a given number of bedrooms (referred to as ‘‘bedroom type’’), as set forth in Annex B, the rent used is the ‘‘Contract Rent’’, defined as the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules have been applied:

(a)	The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property, or was computed by the appraiser of the mortgaged property based upon a borrower-certified rent roll.

(b)	Rent concessions were not considered, i.e., Contract Rent was not reduced by any rent concessions delineated in the borrower rent-roll.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                     DISTRIBUTION DATE STATEMENT

                                -------------------------------------------------------------------
                                STATEMENT SECTIONS                                          PAGE(S)
                                ------------------                                          -------

                                Certificate Distribution Detail                                2
                                Certificate Factor Detail                                      3
                                Reconciliation Detail                                          4
                                Other Required Information                                     5
                                Cash Reconciliation Detail                                     6
                                Ratings Detail                                                 7
                                Current Mortgage Loan and Property Stratification Tables    8 - 16
                                Mortgage Loan Detail                                          17
                                NOI Detail                                                    18
                                Principal Prepayment Detail                                   19
                                Historical Detail                                             20
                                Delinquency Loan Detail                                       21
                                Specially Serviced Loan Detail                              22 - 23
                                Advance Summary                                               24
                                Modified Loan Detail                                          25
                                Historical Liquidated Loan Detail                             26
                                Historical Bond / Collateral Realized Loss Reconciliation     27
                                Interest Shortfall Reconciliation Detail                    28 - 29
                                Defeased Loan Detail                                          30
                                Supplemental Reporting                                        31
                                -------------------------------------------------------------------

         DEPOSITOR                     MASTER SERVICER                     MASTER SERVICER                   SPECIAL SERVICER
----------------------------   --------------------------------  -----------------------------------   -----------------------------

J.P. Morgan Chase Commercial   Midland Loan Services, Inc.       Wachovia Bank, National Association   J.E. Robert Company, Inc.
Mortgage Securities Corp.      10851 Mastin Street, Building 82  8739 Research Drive
270 Park Avenue                Overland Park, KS 66210           URP 4,  NC1075                        15455 Dallas Parkway
10th Floor                                                       Charlotte, NC 28262                   Suite 600
New York, NY 10017                                                                                     Addison, TX 75001

Contact:      Brian Baker      Contact:      Brad Hauger         Contact:      Lea Land                Contact:      Debra H. Morgan
Phone Number: (212) 834-3813   Phone Number: (913) 253-9000      Phone Number: (704) 593-7950          Phone Number: (972) 764-5248
----------------------------   --------------------------------  -----------------------------------   -----------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        PAGE 1 OF 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Realized Loss/
                 Pass-Through   Original   Beginning    Principal       Interest     Prepayment    Additional Trust      Total
Class    CUSIP       Rate       Balance     Balance    Distribution   Distribution    Premium       Fund Expenses     Distribution
-----------------------------------------------------------------------------------------------------------------------------------

 A-1                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-1S               0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-2                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-2S               0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
A-2SFL              0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-3                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-3S               0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
A-MFL               0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-1A               0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-M                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-MS               0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-J                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 A-JS               0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  B                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 B-S                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  C                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 C-S                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  D                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 D-S                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  E                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 E-S                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  F                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 F-S                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  G                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 G-S                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  H                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
 H-S                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  J                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  K                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  L                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  M                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  N                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  P                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  NR                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  R                 0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  LR                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
  MR                0.000000%       0.00        0.00           0.00           0.00         0.00                0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                              0.00        0.00           0.00           0.00         0.00                0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------
                        Current
           Ending    Subordination
Class      Balance     Level (1)
----------------------------------

 A-1          0.00            0.00
 A-1S         0.00            0.00
 A-2          0.00            0.00
 A-2S         0.00            0.00
A-2SFL        0.00            0.00
 A-3          0.00            0.00
 A-3S         0.00            0.00
A-MFL         0.00            0.00
 A-1A         0.00            0.00
 A-M          0.00            0.00
 A-MS         0.00            0.00
 A-J          0.00            0.00
 A-JS         0.00            0.00
  B           0.00            0.00
 B-S          0.00            0.00
  C           0.00            0.00
 C-S          0.00            0.00
  D           0.00            0.00
 D-S          0.00            0.00
  E           0.00            0.00
 E-S          0.00            0.00
  F           0.00            0.00
 F-S          0.00            0.00
  G           0.00            0.00
 G-S          0.00            0.00
  H           0.00            0.00
 H-S          0.00            0.00
  J           0.00            0.00
  K           0.00            0.00
  L           0.00            0.00
  M           0.00            0.00
  N           0.00            0.00
  P           0.00            0.00
  NR          0.00            0.00
  R           0.00            0.00
  LR          0.00            0.00
  MR          0.00            0.00
----------------------------------
Totals        0.00            0.00
----------------------------------

----------------------------------------------------------------------------------------------------------
                                Original   Beginning                                               Ending
                 Pass-Through   Notional   Notional      Interest     Prepayment       Total      Notional
Class    CUSIP       Rate        Amount     Amount     Distribution     Premium    Distribution    Amount
----------------------------------------------------------------------------------------------------------

  X                  0.000000       0.00        0.00           0.00         0.00           0.00       0.00
----------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 2 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL
          -------------------------------------------------------------------------------------------------------------
                                                                                       Realized Loss/
                            Beginning      Principal       Interest      Prepayment   Additional Trust         Ending
          Class    CUSIP     Balance      Distribution   Distribution     Premium      Fund Expenses           Balance
          -------------------------------------------------------------------------------------------------------------

           A-1               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-1S              0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-2               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-2S              0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
          A-2SFL             0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-3               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-3S              0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
          A-MFL              0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-1A              0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-M               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-MS              0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-J               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           A-JS              0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            B                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           B-S               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            C                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           C-S               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            D                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           D-S               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            E                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           E-S               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            F                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           F-S               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            G                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           G-S               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            H                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
           H-S               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            J                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            K                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            L                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            M                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            N                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            P                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            NR               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            R                0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            LR               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
            MR               0.00000000     0.00000000      0.00000000   0.00000000         0.00000000       0.00000000
-------------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------
                           Beginning                                  Ending
                            Notional      Interest     Prepayment    Notional
          Class    CUSIP     Amount     Distribution     Premium      Amount
          --------------------------------------------------------------------

            X              0.00000000     0.00000000   0.00000000   0.00000000
          --------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 3 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                        RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
--------------------------------------------------------------------------------------------------------------------------
             Stated Beginning    Unpaid Beginning    Scheduled   Unscheduled   Principal     Realized     Stated Ending
Loan Group   Principal Balance   Principal Balance   Principal    Principal    Adjustments     Loss     Principal Balance
--------------------------------------------------------------------------------------------------------------------------

    1                     0.00                0.00        0.00          0.00          0.00       0.00                0.00
    2                     0.00                0.00        0.00          0.00          0.00       0.00                0.00
--------------------------------------------------------------------------------------------------------------------------
  Total                   0.00                0.00        0.00          0.00          0.00       0.00                0.00
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------
                 Unpaid Ending      Current Principal
Loan Group     Principal Balance   Distribution Amount
------------------------------------------------------

    1                       0.00                  0.00
    2                       0.00                  0.00
------------------------------------------------------
  Total                     0.00                  0.00
------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------
                               Accrued       Net Aggregate      Distributable      Distributable                   Additional
         Accrual   Accrual   Certificate       Prepayment        Certificate    Certificate Interest    WAC CAP    Trust Fund
Class     Dates     Days      Interest     Interest Shortfall     Interest           Adjustment        Shortfall    Expenses
------------------------------------------------------------------------------------------------------------------------------

 A-1        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-1S       0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-2        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-2S       0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
A-2SFL      0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-3        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-3S       0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
A-MFL       0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-1A       0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-M        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-MS       0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-J        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 A-JS       0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  B         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 B-S        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  C         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 C-S        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  D         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 D-S        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  E         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 E-S        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  F         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 F-S        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  G         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 G-S        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  H         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
 H-S        0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  J         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  K         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  L         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  M         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  N         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  P         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
  X         0         0             0.00                 0.00            0.00                   0.00        0.00         0.00
------------------------------------------------------------------------------------------------------------------------------
Totals                0             0.00                 0.00            0.00                   0.00        0.00         0.00
                                                                                                0.00
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------
                            Remaining Unpaid
             Interest        Distributable
Class      Distribution   Certificate Interest
----------------------------------------------

 A-1              0.00                    0.00
 A-1S             0.00                    0.00
 A-2              0.00                    0.00
 A-2S             0.00                    0.00
A-2SFL            0.00                    0.00
 A-3              0.00                    0.00
 A-3S             0.00                    0.00
A-MFL             0.00                    0.00
 A-1A             0.00                    0.00
 A-M              0.00                    0.00
 A-MS             0.00                    0.00
 A-J              0.00                    0.00
 A-JS             0.00                    0.00
  B               0.00                    0.00
 B-S              0.00                    0.00
  C               0.00                    0.00
 C-S              0.00                    0.00
  D               0.00                    0.00
 D-S              0.00                    0.00
  E               0.00                    0.00
 E-S              0.00                    0.00
  F               0.00                    0.00
 F-S              0.00                    0.00
  G               0.00                    0.00
 G-S              0.00                    0.00
  H               0.00                    0.00
 H-S              0.00                    0.00
  J               0.00                    0.00
  K               0.00                    0.00
  L               0.00                    0.00
  M               0.00                    0.00
  N               0.00                    0.00
  P               0.00                    0.00
  X               0.00                    0.00
----------------------------------------------
Totals            0.00                    0.00

----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 4 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                     0.00

Master Servicing Fee Summary

     Current Period Accrued Master Servicing Fees                     0.00
     Less Delinquent Master Servicing Fees                            0.00
     Plus Master Servicing Fees for Delinquent Payments Received      0.00        Appraisal Reduction Amount
     Less Reductions to Master Servicing Fees                         0.00        ------------------------------------------------
     Plus Adjustments for Prior Master Servicing Calculation          0.00                  Appraisal    Cumulative    Most Recent
     Total Master Servicing Fees Collected                            0.00         Loan     Reduction       ASER        App. Red.
                                                                                  Number    Effected       Amount         Date
                                                                                  ------------------------------------------------

                                                                                  ------------------------------------------------
                                                                                  Total
                                                                                  ------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 5 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

     INTEREST:
         Interest paid or advanced                                         0.00
         Interest reductions due to Non-Recoverability Determinations      0.00
         Interest Adjustments                                              0.00
         Deferred Interest                                                 0.00
         Net Prepayment Interest Shortfall                                 0.00
         Net Prepayment Interest Excess                                    0.00
         Extension Interest                                                0.00
         Interest Reserve Withdrawal                                       0.00
                                                                       --------
                TOTAL INTEREST COLLECTED                                   0.00

     PRINCIPAL:
         Scheduled Principal                                               0.00
         Unscheduled Principal                                             0.00
                Principal Prepayments                                      0.00
                Collection of Principal after Maturity Date                0.00
                Recoveries from Liquidation and Insurance Proceeds         0.00
                Excess of Prior Principal Amounts paid                     0.00
                Curtailments                                               0.00
         Negative Amortization                                             0.00
         Principal Adjustments                                             0.00
                                                                       --------
                TOTAL PRINCIPAL COLLECTED                                  0.00

     OTHER:
         Prepayment Penalties/Yield Maintenance                            0.00
         Repayment Fees                                                    0.00
         Borrower Option Extension Fees                                    0.00
         A-MFL Net Swap Counterparty Payments Received                     0.00
         A-SFL Net Swap Counterparty Payments Received                     0.00
                                                                       --------
                TOTAL OTHER COLLECTED                                      0.00
                                                                       --------
TOTAL FUNDS COLLECTED                                                      0.00
                                                                       ========

TOTAL FUNDS DISTRIBUTED

      FEES:
         Master Servicing Fee                                              0.00
         Trustee Fee                                                       0.00
         Certificate Administration Fee                                    0.00
         Insurer Fee                                                       0.00
         Miscellaneous Fee                                                 0.00
                                                                       --------
                TOTAL FEES                                                 0.00

      ADDITIONAL TRUST FUND EXPENSES:

         Reimbursement for Interest on Advances                            0.00
         ASER Amount                                                       0.00
         Special Servicing Fee                                             0.00
         Rating Agency Expenses                                            0.00
         Attorney Fees & Expenses                                          0.00
         Bankruptcy Expense                                                0.00
         Taxes Imposed on Trust Fund                                       0.00
         Non-Recoverable Advances                                          0.00
         Other Expenses                                                    0.00
                                                                       --------
                TOTAL ADDITIONAL TRUST FUND EXPENSES                       0.00

      INTEREST RESERVE DEPOSIT                                             0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
         Interest Distribution                                             0.00
         Principal Distribution                                            0.00
         Prepayment Penalties/Yield Maintenance                            0.00
         Borrower Option Extension Fees                                    0.00
         A-2SFL Net Swap Counterparty Payments Paid                        0.00
         A-3SFL Net Swap Counterparty Payments Paid                        0.00
                                                                       --------
                TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS              0.00
                                                                       --------
TOTAL FUNDS DISTRIBUTED                                                    0.00
                                                                       ========

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 6 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL
                            -----------------------------------------------------------------------
                                                        Original Ratings       Current Ratings (1)
                                                     ----------------------------------------------
                            Class        CUSIP         Fitch     Moody's        Fitch      Moody's
                            -----------------------------------------------------------------------

                             A-1
                             A-1S
                             A-2
                             A-2S
                            A-2SFL
                             A-3
                             A-3S
                            A-MFL
                             A-1A
                             A-M
                             A-MS
                             A-J
                             A-JS
                              B
                             B-S
                              C
                             C-S
                              D
                             D-S
                              E
                             E-S
                              F
                             F-S
                              G
                             G-S
                              H
                             H-S
                              J
                              K
                              L
                              M
                              N
                              P
                              X
                            -------------------------------------------------------

        NR  - Designates that the class was not rated by the above agency at the time of original issuance.

        X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

        N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                                                     Moody's Investors Service
One State Street Plaza                                                          99 Church Street
New York, New York 10004                                                        New York, New York 10007
(212) 908-0500                                                                  (212) 553-0300

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 7 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                        SCHEDULED BALANCE                                                       STATE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
  Scheduled       # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
   Balance        loans    Balance    Bal.   (2)   WAC   DSCR (1)       State       Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 8 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                   DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
 Debt Service                         % of               Weighted                                       % of               Weighted
   Coverage       # of    Scheduled   Agg.   WAM           Avg        Property      # of    Scheduled   Agg.   WAM            Avg
    Ratio         loans    Balance    Bal.   (2)   WAC   DSCR (1)       Type        Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

                            NOTE RATE                                                           SEASONING
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
     Note         # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
     Rate         loans    Balance    Bal.   (2)   WAC   DSCR (1)     Seasoning     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 9 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
-----------------------------------------------------------------    ---------------------------------------------------------------
 Anticipated                          % of               Weighted     Remaining                         % of               Weighted
  Remaining       # of    Scheduled   Agg.   WAM           Avg         Stated       # of    Scheduled   Agg.   WAM            Avg
   Term (2)       loans    Balance    Bal.   (2)   WAC   DSCR (1)       Term        loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
-----------------------------------------------------------------    ---------------------------------------------------------------
  Remaining                           % of               Weighted                                       % of               Weighted
 Amortization     # of    Scheduled   Agg.   WAM           Avg       Age of Most    # of    Scheduled   Agg.   WAM            Avg
     Term         loans    Balance    Bal.   (2)   WAC   DSCR (1)    Recent NOI     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 10 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP S

                        SCHEDULED BALANCE                                                       STATE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
  Scheduled       # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
   Balance        loans    Balance    Bal.   (2)   WAC   DSCR (1)       State       Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 11 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP S

                   DEBT SERVICE COVERAGE RATIO                                            PROPERTY TYPE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
 Debt Service     # of    Scheduled   Agg.   WAM           Avg        Property      # of    Scheduled   Agg.   WAM            Avg
Coverage Ratio    loans    Balance    Bal.   (2)   WAC   DSCR (1)       Type        Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

                            NOTE RATE                                                         SEASONING
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
     Note         # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
     Rate         loans    Balance    Bal.   (2)   WAC   DSCR (1)     Seasoning     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 12 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP S

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
-----------------------------------------------------------------    ---------------------------------------------------------------
 Anticipated                          % of               Weighted     Remaining                         % of               Weighted
  Remaining       # of    Scheduled   Agg.   WAM           Avg         Stated       # of    Scheduled   Agg.   WAM            Avg
   Term (2)       loans    Balance    Bal.   (2)   WAC   DSCR (1)       Term        loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
-----------------------------------------------------------------    ---------------------------------------------------------------
  Remaining                           % of               Weighted                                       % of               Weighted
 Amortization     # of    Scheduled   Agg.   WAM           Avg       Age of Most    # of    Scheduled   Agg.   WAM            Avg
     Term         loans    Balance    Bal.   (2)   WAC   DSCR (1)    Recent NOI     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 13 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP R-1

                        SCHEDULED BALANCE                                                       STATE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
  Scheduled       # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
   Balance        loans    Balance    Bal.   (2)   WAC   DSCR (1)       State       Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 14 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP R-1

                   DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
 Debt Service     # of    Scheduled   Agg.   WAM           Avg        Property      # of    Scheduled   Agg.   WAM            Avg
Coverage Ratio    loans    Balance    Bal.   (2)   WAC   DSCR (1)       Type        Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

                            NOTE RATE                                                           SEASONING
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
     Note         # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
     Rate         loans    Balance    Bal.   (2)   WAC   DSCR (1)     Seasoning     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 15 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP R-1

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
-----------------------------------------------------------------    ---------------------------------------------------------------
 Anticipated                          % of               Weighted     Remaining                         % of               Weighted
  Remaining       # of    Scheduled   Agg.   WAM           Avg         Stated       # of    Scheduled   Agg.   WAM            Avg
   Term (2)       loans    Balance    Bal.   (2)   WAC   DSCR (1)       Term        loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
-----------------------------------------------------------------    ---------------------------------------------------------------
  Remaining                           % of               Weighted                                       % of               Weighted
 Amortization     # of    Scheduled   Agg.   WAM           Avg       Age of Most    # of    Scheduled   Agg.   WAM            Avg
     Term         loans    Balance    Bal.   (2)   WAC   DSCR (1)    Recent NOI     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 16 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP R-2

                        SCHEDULED BALANCE                                                       STATE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
  Scheduled       # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
   Balance        loans    Balance    Bal.   (2)   WAC   DSCR (1)       State       Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 17 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP R-2

                   DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
 Debt Service     # of    Scheduled   Agg.   WAM           Avg        Property      # of    Scheduled   Agg.   WAM            Avg
Coverage Ratio    loans    Balance    Bal.   (2)   WAC   DSCR (1)       Type        Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

                            NOTE RATE                                                           SEASONING
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
     Note         # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
     Rate         loans    Balance    Bal.   (2)   WAC   DSCR (1)     Seasoning     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 18 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP R-2

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
-----------------------------------------------------------------    ---------------------------------------------------------------
 Anticipated                          % of               Weighted     Remaining                         % of               Weighted
  Remaining       # of    Scheduled   Agg.   WAM           Avg         Stated       # of    Scheduled   Agg.   WAM            Avg
   Term (2)       loans    Balance    Bal.   (2)   WAC   DSCR (1)       Term        loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
-----------------------------------------------------------------    ---------------------------------------------------------------
  Remaining                           % of               Weighted                                       % of               Weighted
 Amortization     # of    Scheduled   Agg.   WAM           Avg       Age of Most    # of    Scheduled   Agg.   WAM            Avg
     Term         loans    Balance    Bal.   (2)   WAC   DSCR (1)    Recent NOI     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 19 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP R

                       SCHEDULED BALANCE                                                    STATE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
  Scheduled       # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
   Balance        loans    Balance    Bal.   (2)   WAC   DSCR (1)       State       Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 20 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP R

                   DEBT SERVICE COVERAGE RATIO                                            PROPERTY TYPE (3)
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
 Debt Service     # of    Scheduled   Agg.   WAM           Avg        Property      # of    Scheduled   Agg.   WAM            Avg
Coverage Ratio    loans    Balance    Bal.   (2)   WAC   DSCR (1)       Type        Props.   Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

                            NOTE RATE                                                         SEASONING
-----------------------------------------------------------------    ---------------------------------------------------------------
                                      % of               Weighted                                       % of               Weighted
     Note         # of    Scheduled   Agg.   WAM           Avg                      # of    Scheduled   Agg.   WAM            Avg
     Rate         loans    Balance    Bal.   (2)   WAC   DSCR (1)     Seasoning     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 21 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP R

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
-----------------------------------------------------------------    ---------------------------------------------------------------
 Anticipated                          % of               Weighted     Remaining                         % of               Weighted
  Remaining       # of    Scheduled   Agg.   WAM           Avg         Stated       # of    Scheduled   Agg.   WAM            Avg
   Term (2)       loans    Balance    Bal.   (2)   WAC   DSCR (1)       Term        loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                              AGE OF MOST RECENT NOI
-----------------------------------------------------------------    ---------------------------------------------------------------
  Remaining                           % of               Weighted                                       % of               Weighted
 Amortization     # of    Scheduled   Agg.   WAM           Avg       Age of Most    # of    Scheduled   Agg.   WAM            Avg
     Term         loans    Balance    Bal.   (2)   WAC   DSCR (1)    Recent NOI     loans    Balance    Bal.   (2)   WAC   DSCR (1)
-----------------------------------------------------------------    ---------------------------------------------------------------

-----------------------------------------------------------------    ---------------------------------------------------------------
    Totals                                                             Totals
-----------------------------------------------------------------    ---------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 22 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Neg.   Beginning    Ending
 Loan              Property                  Interest  Principal   Gross    Anticipated    Maturity   Amort  Scheduled   Scheduled
Number     ODCR    Type (1)    City   State   Payment   Payment    Coupon  Repayment Date    Date     (Y/N)   Balance     Balance
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
             Paid     Appraisal      Appraisal     Res.       Mod.
 Loan        Thru     Reduction      Reduction    Strat       Code
Number       Date       Date          Amount       (2)        (3)
------------------------------------------------------------------

-------------------------------------------------------------------
Totals
-------------------------------------------------------------------

            (1) Property Type Code

MF  -  Multi-Family        OF -  Office
RT  -  Retail              MU -  Mixed Use
HC  -  Health Care         LO -  Lodging
IN  -  Industrial          SS -  Self Storage
WH  -  Warehouse           OT -  Other
MH  -  Mobile Home Park

                       (2) Resolution Strategy Code                                  (3) Modification Code

1 -  Modification     6  -  DPO                    10 - Deed in Lieu Of           1 - Maturity Date Extension
2 -  Foreclosure      7  -  REO                         Foreclosure               2 - Amortization Change
3 -  Bankruptcy       8  -  Resolved               11 - Full Payoff               3 - Principal Write-Off
4 -  Extension        9  -  Pending Return         12 - Reps and Warranties       4 - Combination
5 -  Note Sale              to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 23 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                             NOI DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                                                             Ending           Most        Most        Most Recent   Most Recent
  Loan                     Property                         Scheduled        Recent      Recent        NOI Start      NOI End
  Number        ODCR         Type         City      State    Balance       Fiscal NOI     NOI             Date        Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 24 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                      Principal Prepayment Amount                  Prepayment Penalties
                                Offering Document  ---------------------------------------------------------------------------------
  Loan Number    Loan Group      Cross-Reference   Payoff Amount   Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 25 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

                                               Delinquencies
------------------------------------------------------------------------------------------------------------
Distribution   30-59 Days      60-89 Days    90 Days or More   Foreclosure       REO           Modifications
   Date       #    Balance    #   Balance     #    Balance     #    Balance   #   Balance       #    Balance
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                       Prepayments             Rate and Maturities
---------------------------------------------------------------------
Distribution   Curtailments       Payoff         Next Weighted Avg
   Date        #   Balance      #   Balance   Coupone   Remit     WAM
---------------------------------------------------------------------

---------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 26 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                  Offering       # of                  Current   Outstanding    Status  Resolution
                  Document      Months  Paid Through    P & I       P & I      Mortgage  Strategy      Servicing      Foreclosure
Loan Number    Cross-Reference  Delinq.     Date      Advances   Advances **   Loan (1)   Code (2)   Transfer Date       Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                    Actual      Outstanding
                   Principal     Servicing     Bankruptcy    REO
Loan Number         Balance      Advances         Date       Date
--------------------------------------------------------------------

--------------------------------------------------------------------
 Totals
--------------------------------------------------------------------

                   (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code

A - Payments Not Received       2- Two Months Delinquent         1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3- Three or More Months          2 - Foreclosure    7 - REO                      Forclosure
B - Late Payment But Less          Delinquent                    3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent     4- Assumed Scheduled Payment     4 - Extension      9 - Pending Return      12 - Reps and Warranties
0 - Current                        (Performing Matured Loan)     5 - Note Sale          to Master Servicer  13 - Other or TBD
1 - One Month Delinquent        7- Foreclosure
                                9- REO

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 27 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------------------------------------------------------
                           Offering       Servicing   Resolution                                                            Net
Distribution    Loan       Document       Transfer     Strategy    Scheduled   Property          Interest      Actual    Operating
    Date       Number   Cross-Reference     Date       Code (1)     Balance    Type (2)   State    Rate       Balance     Income
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
                                                Remaining
Distribution   NOI           Note   Maturity  Amortization
    Date       Date   DSCR   Date     Date        Term
----------------------------------------------------------

----------------------------------------------------------

                      (1) Resolution Strategy Code                                           (2) Property Type Code

1 - Modification      6 - DPO                    10 - Deed In Lieu Of             MF - Multi-Family           OF - Office
2 - Foreclosure       7 - REO                         Foreclosure                 RT - Retail                 MU - Mixed use
3 - Bankruptcy        8 - Resolved               11 - Full Payoff                 HC - Health Care            LO - Lodging
4 - Extension         9 - Pending Return         12 - Reps and Warranties         IN - Industrial             SS - Self Storage
5 - Note Sale             to Master Servicer     13 - Other or TBD                WH - Warehouse              OT - Other
                                                                                  MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 28 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------
                            Offering       Resolution      Site
Distribution     Loan       Document        Strategy    Inspection                    Appraisal    Appraisal
    Date        Number   Cross-Reference    Code (1)       Date       Phase 1 Date      Date         Value
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------

Distribution      Other REO
    Date       Property Revenue                Comment
-------------------------------------------------------------------

-------------------------------------------------------------------

                          (1) Resolution Strategy Code

  1 -  Modification      6 -  DPO                     10 - Deed In Lieu Of
  2 -  Foreclosure       7 -  REO                          Foreclosure
  3 -  Bankruptcy        8 -  Resolved                11 - Full Payoff
  4 -  Extension         9 -  Pending Return          12 - Reps and Warranties
  5 -  Note Sale              to Master Servicer      13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 29 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                           ADVANCE SUMMARY

-----------------------------------------------------------------------------------------------
                                                                        Current Period Interest
               Current P&I   Outstanding P&I    Outstanding Servicing     on P&I and Servicing
  Loan Group     Advances       Advances              Advances               Advances Paid
-----------------------------------------------------------------------------------------------

      1               0.00              0.00                     0.00                      0.00
      2               0.00              0.00                     0.00                      0.00
-----------------------------------------------------------------------------------------------
    Totals            0.00              0.00                     0.00                      0.00
-----------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 30 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document         Pre-Modification   Post-Modification    Pre-Modification     Post-Modification
 Number    Cross-Reference         Balance            Balance            Interest Rate        Interest Rate
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
  Loan     Modification
 Number        Date           Modification Description
-------------------------------------------------------------

-------------------------------------------------------------
 Totals
-------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 31 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------
                             Beginning        Fees,       Most Recent     Gross Sales     Net Proceeds    Net Proceeds
  Distribution               Scheduled      Advances,      Appraised      Proceeds or     Received on    Available for
      Date           ODCR     Balance     and Expenses *  Value or BPO   Other Proceeds   Liquidation     Distribution
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------------------------------------------------------
  Cumulative Total
----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                    Date of Current  Current Period   Cumulative    Loss to Loan
  Distribution          Realized      Period Adj.      Adjustment     Adjustment      with Cum
      Date           Loss to Trust     to Trust         to Trust       to Trust     Adj. to Trust
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
  Cumulative Total
-------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 32 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                        HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                      Offering         Beginning      Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution          Document          Balance     Realized Loss    Loss Applied       Covered by     (Shortages)/     /Appraisal
    Date         Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        Totals
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                  Additional       Realized Loss        Recoveries of        (Recoveries)/
Distribution     (Recoveries)       Applied to         Realized Losses     Losses Applied to
    Date          /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 33 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

---------------------------------------------------------------------------------------------------------------------------------
   Offering       Stated Principal   Current Ending         Special Servicing Fees                                Non-Recoverable
   Document          Balance at        Scheduled      ----------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly    Liquidation    Work Out   ASER   (PPIS) Excess      Interest)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
    Totals
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
   Offering                     Modified Interest   Additional
   Document       Interest on    Rate (Reduction)   Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------

--------------------------------------------------------------
    Totals
--------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 34 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                                                   Reimb of Advances to the Servicer
   Offering      Stated Principal  Current Ending  ---------------------------------
   Document         Balance at        Scheduled                    Left to Reimburse   Other (Shortfalls)/
Cross-Reference    Contribution        Balance     Current Month    Master Servicer         Refunds               Comments
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------
      Interest Shortfall Reconciliation Detail Part 2 Total              0.00
------------------------------------------------------------------------------------------------------------------------------------
      Interest Shortfall Reconciliation Detail Part 1 Total              0.00
------------------------------------------------------------------------------------------------------------------------------------
      Total Interest Shortfall Allocated to Trust                        0.00
------------------------------------------------------------------------------------------------------------------------------------

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                                                                                                                       Page 35 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                        DEFEASED LOAN DETAIL

            ------------------------------------------------------------------------------------------------------------
                             Offering Document    Ending Scheduled
              Loan Number     Cross-Reference         Balance         Maturity Date    Note Rate       Defeasance Status
            ------------------------------------------------------------------------------------------------------------

            ------------------------------------------------------------------------------------------------------------
              Totals
            ------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Page 36 of 37

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[LOGO] WELLS                  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.              CTSLink Customer Service
       FARGO                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
                                                SERIES 2007-LDP10                         Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.                                                                    -----------------------------------------
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                  04/16/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                   03/29/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:            04/10/2007
------------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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                                                                                                                       Page 37 of 37

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                 --------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o     multifamily and commercial mortgage loans, including participations therein;

      o     mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o     direct obligations of the United States or other government agencies; or

      o     a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                  MARCH 9, 2007

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 129 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS..........................................................1
RISK FACTORS...................................................................9
     Risks to the Mortgaged Properties Relating to Terrorist Attacks and
       Foreign Conflicts.......................................................9
     Your Ability to Resell Certificates May Be Limited Because of Their
       Characteristics.........................................................9
     The Assets of the Trust Fund May Not Be Sufficient to Pay Your
       Certificates...........................................................10
     Prepayments of the Mortgage Assets Will Affect the Timing of Your
       Cash Flow and May Affect Your Yield ...................................10
     Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.....12
     Commercial and Multifamily Mortgage Loans Have Risks That May Affect

     Mortgaged Properties Leased to Borrowers or Borrower Affiliated

     Failure to Comply with Environmental Law May Result in Additional Losses.21
     Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged
       Properties.............................................................21
     Poor Property Management May Adversely Affect the Performance of the
       Related Mortgaged Property ............................................22
     Property Value May Be Adversely Affected Even When Current Operating
       Income Is Not..........................................................22
     Mortgage Loans Secured by Leasehold Interests May Expose Investors to

     One Action Jurisdiction May Limit the Ability of the Servicer to
       Foreclose on a Mortgaged Property .....................................24
     Rights Against Tenants May Be Limited if Leases Are Not Subordinate
       to Mortgage or Do Not Contain Attornment Provisions ...................24
     If Mortgaged Properties Are Not in Compliance With Current Zoning
       Laws Restoration Following a Casualty Loss May Be Limited..............25
     Inspections of the Mortgaged Properties Will Be Limited..................25
     Compliance with Americans with Disabilities Act May Result in

     Bankruptcy Proceedings Could Adversely Affect Payments on Your
       Certificates...........................................................27
     Risks Relating to Enforceability of Yield Maintenance Charges,

     Book-Entry System for Certain Classes May Decrease Liquidity and
       Delay Payment..........................................................29
     Delinquent and Non-Performing Mortgage Loans Could Adversely Affect
       Payments on Your Certificates .........................................30

                                      iii

     In The Event of an Early Termination of a Swap Agreement Due to Certain
       Swap Termination Events, a Trust May Be Required to Make a Large
       Termination Payment to any Related Swap Counterparty...................30
     Your Securities Will Have Greater Risk if an Interest Rate Swap
       Agreement Terminates...................................................30
     Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have
       Tendered Your Reset Rate Certificates .................................30
     If a Failed Remarketing Is Declared, You Will Be Required To Rely On
       a Sale Through the Secondary Market If You Wish To Sell Your Reset

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                       v

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.....................  Mortgage pass-through certificates, issuable in series.

Depositor.................................  J.P. Morgan Chase Commercial Mortgage Securities Corp., a
                                            wholly owned subsidiary of JPMorgan Chase Bank, National
                                            Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware
                                            corporation.

Sponsor...................................  The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see "The
                                            Sponsor" in this prospectus.

Issuing Entity............................  For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see
                                            "Issuing Entity" in this prospectus.

Master Servicer...........................  The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master
                                            servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer..........................  One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any
                                            series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets..........................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A.  Mortgage Assets.......................  The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                            o    residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                            o    office buildings, shopping centers, retail stores and
                                                 establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks
                                                 and

                                        1

                                                 manufactured housing communities, warehouse facilities,
                                                 mini-warehouse facilities, self-storage facilities,
                                                 industrial plants, parking lots, mixed use or various other types of income-producing properties described in this
                                                 prospectus or unimproved land.

                                            If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be
                                            guaranteed only to the extent specified in the related
                                            prospectus supplement. If so specified in the related
                                            prospectus supplement, some mortgage loans may be delinquent.
                                            In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                            As described in the related prospectus supplement, a mortgage loan:

                                            o    may provide for no accrual of interest or for accrual of
                                                 interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the
                                                 borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable
                                                 mortgage interest rate;

                                            o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of
                                                 certain events, and may permit negative amortization;

                                            o    may be fully amortizing or partially amortizing or
                                                 non-amortizing, with a balloon payment due on its stated
                                                 maturity date;

                                            o    may prohibit prepayments over its term or for a certain
                                                 period and/or require payment of a premium or a yield
                                                 maintenance penalty in connection with certain prepayments;
                                                 and

                                            o    may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or
                                                 at another interval specified in the related prospectus
                                                 supplement.

                                            Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See
                                            "Description of the Trust Funds--Mortgage Loans" in this
                                            prospectus.

                                            If so specified in the related prospectus supplement, the
                                            mortgage assets with respect to a series of certificates may also include, or consist of:

                                            o    private mortgage participations, mortgage pass-through
                                                 certificates or other mortgage-backed securities; or

                                        2

                                            o    Certificates insured or guaranteed by any of the Federal
                                                 Home Loan Mortgage Corporation, the Federal National
                                                 Mortgage Association, the Governmental National Mortgage
                                                 Association or the Federal Agricultural Mortgage
                                                 Corporation.

                                            Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans
                                            contained in this prospectus. See "Description of the Trust
                                            Funds--MBS" in this prospectus.

B.  Certificate Account...................  Each trust fund will include one or more certificate accounts established and maintained on behalf of the
                                            certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the
                                            extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any
                                            interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate
                                            accounts. A certificate account may be maintained as an
                                            interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of
                                            the Pooling Agreements--Certificate Account" in this prospectus.

C.  Other Accounts .......................  The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a
                                            remarketing fee account.

D.  Credit Support........................  If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of
                                            certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related
                                            information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk Factors--Credit
                                            Support May Not Cover Losses," "Description of the Trust
                                            Funds--Credit Support" and "Description of Credit Support" in
                                            this prospectus.

E.  Cash Flow Agreements..................  If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements,
                                            interest

                                        3

                                            rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The
                                            principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In
                                            addition, the related prospectus supplement will contain
                                            certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                            Funds--Cash Flow Agreements" in this prospectus.

Description of Certificates...............  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related
                                            prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                            As described in the related prospectus supplement, the
                                            certificates of each series, may consist of one or more classes of certificates that, among other things:

                                            o    are senior or subordinate to one or more other classes of
                                                 certificates in entitlement to certain distributions on the certificates;

                                            o    are principal-only certificates entitled to distributions
                                                 of principal, with disproportionately small, nominal or no distributions of interest;

                                            o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no
                                                 distributions of principal;

                                            o    provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of
                                                 certain events, such as the retirement of one or more other classes of certificates of that series;

                                            o    provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    provide for controlled distributions of principal to be
                                                 made based on a specified schedule or other methodology,
                                                 subject to available funds; or

                                            o    provide for distributions based on collections of
                                                 prepayment premiums or yield maintenance penalties on the
                                                 mortgage assets in the related trust fund.

                                        4

                                            Each class of certificates, other than interest-only
                                            certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated
                                            principal balance. Each class of certificates, other than
                                            principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each
                                            class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable
                                            pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a
                                            variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                            The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See
                                            "Risk Factors--The Assets of the Trust Fund May Not Be Sufficient
                                            to Pay Your Certificates" and "Description of the Certificates"
                                            in this prospectus.

Distributions of Interest on the
   Certificates...........................   Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable
                                             pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual
                                             certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise
                                             deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement.
                                             See "Risk Factors--Prepayments of the Mortgage Assets Will
                                             Affect the Timing of Your Cash Flow and May Affect Your Yield";
                                             "Yield and Maturity Considerations" and "Description of the
                                             Certificates--Distributions of Interest on the Certificates" in
                                             this prospectus.

Distributions of Principal of the
   Certificates...........................   Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The
                                             principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                        5

                                            Distributions of principal with respect to one or more classes of certificates may:

                                            o    be made at a rate that is faster, and, in some cases,
                                                 substantially faster, than the rate at which payments or
                                                 other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    or may be made at a rate that is slower, and, in some
                                                 cases, substantially slower, than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    not commence until the occurrence of certain events, such
                                                 as the retirement of one or more other classes of
                                                 certificates of the same series;

                                            o    be made, subject to certain limitations, based on a
                                                 specified principal payment schedule resulting in a
                                                 controlled amortization class of certificates; or

                                            o    be contingent on the specified principal payment schedule
                                                 for a controlled amortization class of the same series and the rate at which payments and other collections of
                                                 principal on the mortgage assets in the related trust fund are received.

                                            See "Description of the Certificates--Distributions of Principal
                                            on the Certificates" in this prospectus.

Advances..................................  If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to
                                            delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If
                                            provided in the prospectus supplement for a series of
                                            certificates, any entity making these advances may be entitled to receive interest on those advances while they are
                                            outstanding, payable from amounts in the related trust fund.
                                            If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any
                                            comparable advancing obligation will be described in the
                                            related prospectus supplement. See "Description of the
                                            Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination...............................  If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the
                                            principal balance of a specified class or classes of
                                            certificates by a specified percentage or amount, the party specified in the

                                        6

                                            prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the
                                            Certificates--Termination" in this prospectus.

Registration of Book-Entry
   Certificates...........................   If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The
                                             Depository Trust Company. Each class of book-entry
                                             certificates will be initially represented by one or more
                                             certificates registered in the name of a nominee of The
                                             Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this
                                             prospectus. See "Risk Factors--Book-Entry System for Certain
                                             Classes May Decrease Liquidity and Delay Payment" and
                                             "Description of the Certificates--Book-Entry Registration and
                                             Definitive Certificates" in this prospectus.

Certain Federal Income Tax
   Consequences ..........................   The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a
                                             "REMIC") under the provisions of the Internal Revenue Code.
                                             The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See
                                             "Certain Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or
                                            arrangements are invested, that are subject to ERISA or
                                            Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under
                                            ERISA or the Internal Revenue Code. See "Certain ERISA
                                            Considerations" in this prospectus and in the related
                                            prospectus supplement.

Legal Investment..........................  The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related
                                            securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.  If your investment
                                            activities are subject to legal investment laws and
                                            regulations, regulatory capital requirements or review by
                                            regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the
                                            suitability and consequences to

                                        7

                                            you of the purchase, ownership and sale of the offered
                                            certificates.  See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating....................................  At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more
                                            nationally recognized statistical rating agencies.  See
                                            "Rating" in this prospectus and "Ratings" in the related
                                            prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o     The perceived liquidity of the certificates;

                                        9

      o     The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o     The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small
            fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o     The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.
            Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o     The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

      o     The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o     A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o     A class of certificates that entitles the holders of the
            certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o     principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o     the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o     perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and
            unemployment rates;

      o     local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o     demographic factors;

      o     consumer confidence;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     in the case of rental properties, the rate at which new rentals occur; and

      o     the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o     Changes in general or local economic conditions and/or specific industry segments;

      o     Declines in real estate values;

      o     Declines in rental or occupancy rates;

      o     Increases in interest rates, real estate tax rates and other operating expenses;

      o     Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     Acts of God; and

      o     Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o     Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o     Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o     The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o     Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     Construction of competing hotels or resorts;

      o     Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o     Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o     Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o     operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     The fair market value of the related mortgaged property;

      o     The level of available mortgage interest rates at the time of sale or refinancing;

      o     The borrower's equity in the related mortgaged property;

      o     The borrower's financial condition;

      o     The operating history and occupancy level of the related mortgaged property;

      o     Tax laws with respect to certain residential properties;

      o     Reductions in government assistance/rent subsidy programs;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o     Prevailing general and regional economic conditions; and

      o     The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re leased;

      o     leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;

      o     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o     rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o     fire;

      o     lightning;

      o     explosion;

                                       21

      o     smoke;

      o     windstorm and hail; and

      o     riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o     operating the properties;

      o     providing building services;

      o     establishing and implementing the rental structure;

      o     managing operating expenses;

      o     responding to changes in the local market; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o     the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o     potential environmental legislation or liabilities or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o     generally, will not be subject to offset by losses from other activities;

      o     if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o     if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce periodic payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o     the aggregate amount of distributions on the offered certificates;

      o     their yield to maturity;

      o     the rate of principal payments; and

      o     their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o     the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o     your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o     your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
            Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o     you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
            organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
            organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.    various types of multifamily or commercial mortgage loans,

      2.    mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.    a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o     Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o     Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o     non-cash items such as depreciation and amortization,

      o     capital expenditures, and

      o     debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o     the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
            Property to

      o     the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

            (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
            and

            (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o     the cost replacement method which calculates the cost of replacing the property at that date,

      o     the income capitalization method which projects value based upon the property's projected net cash flow, or

      o     upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

      o     will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o     may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o     may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o     the type or types of property that provide security for repayment of the mortgage loans,

      o     the earliest and latest origination date and maturity date of the mortgage loans,

      o     the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o     the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
            Loan-to-Value Ratio of the mortgage loans,

      o     the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

                                       34

      o     with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o     information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o     the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
            Service Coverage Ratios, and the weighted average of the Debt
            Service Coverage Ratios, and

      o     the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o     private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o     certificates insured or guaranteed by the Federal Home Loan Mortgage
            Corporation ("FHLMC"), the Federal National Mortgage Association
            ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
            the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the

                                       35

requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o     the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o     the original and remaining term to stated maturity of the MBS, if applicable,

      o     the pass-through or bond rate of the MBS or the formula for determining the rates,

      o     the payment characteristics of the MBS,

      o     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o     a description of the credit support, if any,

      o     the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o     the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o     the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
            Prospectus Supplements" above, and

      o     the characteristics of any cash flow agreements that relate to the
            MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the

                                       36

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any

                                       37

series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in

                                       38

respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o     the availability of mortgage credit,

      o     the relative economic vitality of the area in which the Mortgaged
            Properties are located,

      o     the quality of management of the Mortgaged Properties,

      o     the servicing of the mortgage loans,

      o     possible changes in tax laws and other opportunities for investment,

      o     the existence of Lock-out Periods,

      o     requirements that principal prepayments be accompanied by Prepayment
            Premiums, and

      o     by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no

                                       39

representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may

                                       40

expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.
Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or
"shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.
Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be

                                       41

expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       42

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.    Excess Funds, or

      3.    any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase &
Co., a Delaware corporation whose principal office is located in New York, New
York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

                                       43

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o     are senior (collectively, "Senior Certificates") or subordinate
            (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o     are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no
            distributions of interest;

                                       44

      o     are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o     provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o     provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o     provide for distributions based on collections of Prepayment
            Premiums on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to

                                       45

the address of that certificateholder as it appears on the certificate register;
provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.    based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.    equal to the principal balances of one or more other classes of certificates of the same series, or

      3.    an amount or amounts specified in the applicable prospectus supplement.

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus

                                       46

supplement. See "Risk Factors--Prepayments of the Mortgage Assets Will Affect
the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity
Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o     "30/360" which means that interest is calculated on the basis of a
            360-day year consisting of twelve 30-day months;

      o     "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o     "Actual/365 (fixed) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o     "Actual/Actual (accrual basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o     "Actual/Actual (payment basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or
            366 days if the interest period ends in a leap year, as the case may be; and

      o     "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International
            Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

            o     where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

            o     where the accrual period is longer than the determination
                  period during which the accrual period ends, the sum of:

                        (1)   the number of days in such accrual period falling
                              in the determination period in which the accrual
                              period begins divided by the product of (x) the
                              number of days in such determination period and
                              (y) the number of distribution dates that would
                              occur in one calendar year; and

                        (2)   the number of days in such accrual period falling
                              in the next determination period divided by the
                              product of (x) the number of days in such
                              determination period and (y) the number of
                              distribution dates that would occur in one
                              calendar year;

                                       47

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o     "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus
            supplement.

      o     "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o     "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

                                       48

      o     If the rate described above is not published in H.15(519) by 3:00
            p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--
            Financial". The "Bond Equivalent Yield" will be calculated as follows:

                  Bond Equivalent Yield =       N x D
                                          --------------- x 100
                                             360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o     If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o     The Commercial Paper Rate will be subject to a lock-in period of six
            New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o     If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o     If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o     If the rate described above is not displayed on the relevant page by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o     If the applicable rate described above is not published in H.15(519)
            or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States
            Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated
            CMT Money line Telerate Page shown above and published in H.15(519).

      o     If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and

                                       49

            will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the
            United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o     If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary
            United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o     If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o     If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
            City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15
            Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
            (Effective)".

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o     If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest

                                       50

determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S.
Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o     If the rate described above is not published in H.15(519) prior to
            3:00 p.m., New York City time, on the relevant interest
            determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime
            Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime
            Loan."

      o     If the above rate is not published in either H.15(519), H.15 Daily
            Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
            Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o     If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a
            360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o     If the selected banks are not quoting as mentioned above, the Prime
            Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the

                                       51

certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS

      If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o     when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o     when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
            and

      o     when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under
            "--Determination of Interest Rates--Day Count Basis; Interest Rate
            Change Dates; Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o     an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o     accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

                                       52

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o     the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o     the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o     at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o     at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will

                                       53

establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o     the expected weighted average life of that class of reset rate certificates;

      o     the name and contact information of the remarketing agents;

      o     the next reset date and reset period;

      o     the applicable minimum denomination and additional increments;

      o     if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o     the interest rate mode, i.e., fixed rate or floating rate;

      o     if in floating rate mode, the applicable interest rate index;

      o     if in floating rate mode, the interval between interest rate change dates;

      o     if in floating rate mode, the applicable interest rate determination date;

      o     if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o     whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o     the applicable interest rate day count convention;

      o     the related all-hold rate, if applicable; and

      o     the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

                                       54

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

            TIMING                                    EVENT

                                 -----------------------------------------------
  Thirty to Fifteen Calendar         (Trustee to provide notices to clearing
  Days Prior to Remarketing          agencies specifying the identity of the
   Terms Determination Date                    remarketing agents)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                       REMARKETING TERMS DETERMINATION DATE
                                 (Notices sent to reset rate certificate holders
 At Least Eight Business Days     stating the new terms of the reset rate notes,
     Prior to Reset Date             including the related all-hold rate, if
                                                   applicable)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                   NOTICE DATE
                                  (Hold notices due from reset rate certificate
  Six Business Days Prior to      holders, if applicable, or they are deemed to
          Reset Date                  have tendered their reset rate notes;
                                    remarketing agents determine the amount of
                                 remarketed reset rate notes available for sale)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                            SPREAD DETERMINATION DATE
                                    (Based on market conditions, the spread or
                                  fixed rate is determined by remarketing agents
 Three Business Days Prior to         for the next reset period or a failed
          Reset Date              remarketing is declared, identity of any swap
                                 counterparty (or counterparties) is determined;
                                 and the related failed remarketing rate for the
                                      next reset period will be determined)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                    RESET DATE
                                     (New terms of the remarketed reset rate
                                     certificates become effective; any swap
          Reset Date                 agreement for previous reset period may
                                    terminate; any new swap agreement for next
                                   reset period becomes effective; payments to
                                          tendering certificateholders)
                                 -----------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing.  There will be a failed remarketing if:

      o     the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o     the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o     either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o     one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
            "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o     certain conditions specified in the related remarketing agreement are not satisfied; or

      o     any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o     all holders of that class will retain their reset rate certificates;

      o     the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o     the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o     any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o     the applicable spread as determined by the remarketing agents on the spread determination date; and

      o     the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance.
            However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o     the next succeeding reset date;

      o     the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o     if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o     inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

      o     request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC,
            Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread
            determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o     the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o     if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o     if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o     information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o     if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o     if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o     the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative
            amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual
            Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

                                       61

      o     if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o     the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o     if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o     to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

      o     the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o     the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o     the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
            DTC, the Participants holding beneficial interests in the Book-Entry
            Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

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      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o     the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o     the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

      o     the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.    the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.    applicable law, and

      3.    the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

                                       68

master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.    all payments on account of principal, including principal
            prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

            of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
            Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged
            Properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.    any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.    any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.    all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any
            Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
            "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.    any amounts paid by the master servicer to cover Prepayment Interest
            Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses"
            in this prospectus;

      9.    to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11.   any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to the certificateholders on each distribution date;

      2.    to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.    to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
            Respect of Delinquencies" in this prospectus, the reimbursement to be made out of

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            amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.    to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
            Liquidation Proceeds and Insurance and Condemnation Proceeds
            collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.    to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
            above made by it and/or any servicing expenses referred to in clause
            (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate
            Certificates of the related series;

      6.    if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3)
            above made by it and the servicing expenses described in clause (4)
            above incurred by it while they remain outstanding and unreimbursed;

      7.    if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.    to reimburse the master servicer, the special servicer, the
            Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
            Regarding the Master Servicer and the Depositor" in this prospectus;

      9.    if described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under
            "--Certain Matters Regarding the Trustee" in this prospectus;

      11.   if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13.   to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       71

      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
            Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15.   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income
            Tax Consequences--Federal Income Tax Consequences for REMIC
            Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
            certificateholders;

      18.   to make any other withdrawals permitted by the related Pooling
            Agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

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      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.    to cure any ambiguity,

      2.    to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.    to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.    to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.    modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o     the nature and amount of coverage under the credit support,

      o     any conditions to payment under the credit support not otherwise described in this prospectus,

      o     any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o     the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not
            Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

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CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

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landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

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the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

                                       83

the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

                                       84

may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o     may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o     may result in a release or threatened release of any hazardous material, or

      o     may give rise to any environmental claim or demand,

      o     may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of
            manufacturing, industrial, treatment, storage or disposal activity.
            Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

                                       88

to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

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Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.    the making of an election,

      2.    compliance with the Pooling Agreement and any other governing documents and

      3.    compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each
            REMIC Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.    the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than
            125% with respect to the real property security), or

      2.    substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o     a mortgage in default or as to which default is reasonably foreseeable,

      o     mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o     a mortgage that was fraudulently procured by the mortgagor, and

      o     a mortgage that was not in fact principally secured by real property
            (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.    the sum of (a) the present value of all of the remaining
            distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

      2.    the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.    the yield to maturity of the Regular Certificate at the issue date,

      2.    events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.    the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.    the issue price does not exceed the original principal balance by more than a specified amount, and

      2.    the interest compounds or is payable at least annually at current values of

                                       97

            (a)   one or more "qualified floating rates,"

            (b)   a single fixed rate and one or more qualified floating rates,

            (c)   a single "objective rate," or

            (d)   a single fixed rate and a single objective rate that is a
                  "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.    if a Regular Certificate is held as part of a "conversion
            transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.    to the extent that the gain does not exceed the excess, if any, of
            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.    all bad loans will be deductible as business bad debts, and

      3.    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.    "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any
            organization (other than a farmers' cooperative described in Code
            Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

      2.    "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
            Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a
            Pass-Through Entity, and

      3.    an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

                                       106

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

            (i)   the present value of any consideration given to the transferee to acquire the interest;

            (ii)  the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale  or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

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income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.    the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective
            (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
            Startup Day,

            (b) foreclosure, default or imminent default of a qualified mortgage,

            (c) bankruptcy or insolvency of the REMIC Pool, or

            (d) a qualified (complete) liquidation,

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.    the receipt of compensation for services or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

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due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.    during the three months following the Startup Day,

      2.    made to a qualified reserve fund by a Residual Certificateholder,

      3.    in the nature of a guarantee,

      4.    made to facilitate a qualified liquidation or clean-up call, and

      5.    as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

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classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

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current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

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Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.    Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
            Certificate is of the type described in that section of the Code.

      2.    Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
            Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of
            Code Section 856(c)(3)(B).

      3.    Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
            860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

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      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

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      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

                                       116

      The certificates will be subject to those rules if:

      1.    we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.    the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
            Certificates--Recharacterization of Servicing Fees" above), and

      3.    certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.    one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.    a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

      On January 24, 2006, the Treasury published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.    through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................50
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................54
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................48
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................48
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Euroclear.....................................................................54
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................54
Record Date...................................................................45
Reference Banks...............................................................48
Reform Act....................................................................94
Registration Statement.......................................................127
Regular Certificateholder.....................................................94

                                       129

Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................44
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................44
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                       130

The attached diskette contains a Microsoft Excel 2000,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is entitled ‘‘JPMCC 2007-LDP10.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1 and Annex A-2 to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1 and Annex A-2 to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Prospectus Supplement

Summary of Certificates	S-9
Summary of Terms	S-12
Risk Factors	S-51
Description of the Mortgage Pool	S-98
Transaction Parties	S-152
Description of the Certificates	S-189
Description of the Swap Contracts	S-239
Servicing of the Mortgage Loans	S-243
Yield and Maturity Considerations	S-264
Certain Federal Income Tax Consequences	S-273
Certain ERISA Considerations	S-277
Method of Distribution	S-280
Legal Matters	S-281
Certain Legal Aspects of the Mortgage Loans	S-281
Ratings	S-283
Legal Investment	S-284
Index of Defined Terms	S-285
Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	31
Yield and Maturity Considerations	37
The Sponsor	43
The Depositor	44
The Issuing Entity	44
Use of Proceeds	44
Description of the Certificates	44
Description of the Pooling Agreements	66
Description of Credit Support	77
Certain Legal Aspects of Mortgage Loans	80
Certain Federal Income Tax Consequences	91
Federal Income Tax Consequences for REMIC Certificates	91
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made	113
State and Other Tax Considerations	121
Certain ERISA Considerations	121
Legal Investment	123
Method of Distribution	125
Incorporation of Certain Information by Reference	127
Where You Can Find More Information	127
Legal Matters	127
Financial Information	127
Rating	128
Index of Defined Terms	129

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until June 25, 2007.

$4,783,549,000

(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2007-LDP10
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10

Class A-1	$41,831,000
Class A-2	$250,000,000
Class A-3	$1,714,136,000
Class A-1A	$507,300,000
Class A-M	$359,038,000
Class A-J	$200,694,000
Class A-JFL	$100,000,000
Class X	$5,331,517,186
Class A-1S	$200,000,000
Class A-2S	$688,857,000
Class A-2SFL	$150,000,000
Class A-3S	$179,937,000
Class A-MS	$174,114,000
Class A-JS	$145,820,000
Class B-S	$34,823,000
Class C-S	$13,058,000
Class D-S	$23,941,000

PROSPECTUS SUPPLEMENT

JPMorgan

UBS Investment Bank

Citigroup Global Markets, Inc.
Commerzbank Corporates & Markets
PNC Capital Markets LLC

March 26, 2007